    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 5, 2003

                                               REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                    FORM S-4

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------
                         THE MAJESTIC STAR CASINO, LLC

                     THE MAJESTIC STAR CASINO CAPITAL CORP.
           AND THE SUBSIDIARY GUARANTORS LISTED ON SCHEDULE A HERETO
          (Exact names of Registrants as Specified in their Charters)

                INDIANA                                    7900                                  43-1664986
                INDIANA                                    7900                                  35-2100872
    (State or Other Jurisdiction of            (Primary Standard Industrial                   (I.R.S. Employer
     Incorporation or Organization)            Classification Code Numbers)               Identification Numbers)

                         301 FREMONT STREET, 12TH FLOOR
                            LAS VEGAS, NEVADA 89101
                                 (702) 388-2224
              (Address, including zip code, and telephone number,
                      including area code, of Registrants'
                          principal executive offices)

                                 JON S. BENNETT
                                VICE PRESIDENT,
                            CHIEF FINANCIAL OFFICER
                         THE MAJESTIC STAR CASINO, LLC
                     THE MAJESTIC STAR CASINO CAPITAL CORP.
                         301 FREMONT STREET, 12TH FLOOR
                            LAS VEGAS, NEVADA 89101
                                 (702) 388-2224
               (Name, address, including zip code, and telephone
               number, including area code, of agent for service)

                                WITH A COPY TO:

                               JIN-KYU KOH, ESQ.
                              DYKEMA GOSSETT PLLC
                             400 RENAISSANCE CENTER
                            DETROIT, MICHIGAN 48243
                                 (313) 568-6627
    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

    If any of the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
                                                                     PROPOSED MAXIMUM     PROPOSED MAXIMUM        AMOUNT OF
           TITLE OF EACH CLASS OF                  AMOUNT TO          OFFERING PRICE     AGGREGATE OFFERING      REGISTRATION
         SECURITIES TO BE REGISTERED             BE REGISTERED           PER NOTE              PRICE              FEE(1)(3)
---------------------------------------------------------------------------------------------------------------------------------
9 1/2% Senior Secured Notes due 2010.........     $260,000,000             100%             $260,000,000           $21,034
Guarantees of the 9 1/2% Senior Secured Notes
  due 2010(2)................................          --                   --                   --
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------

(1) The registration fee has been calculated pursuant to Rule 457(a), Rule 457(f)(2) and Rule 457(n) under the Securities Act of 1933, as amended. The Proposed Maximum Aggregate Offering Price is estimated solely for the purpose of calculating the registration fee.

(2) The notes are guaranteed by the guarantors named in Schedule A below. No separate consideration will be paid in respect of the guarantees.

(3) Pursuant to Rule 457(n), no separate fee is payable for the guarantees.

    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SEC ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                   SCHEDULE A

                    OTHER REGISTRANTS--SUBSIDIARY GUARANTORS

                                                                              PRIMARY
                                                        STATE OR OTHER       STANDARD            IRS
                                                       JURISDICTION OF      INDUSTRIAL         EMPLOYER
                                                       INCORPORATION OR   CLASSIFICATION    IDENTIFICATION
NAME OF REGISTRANT                                       ORGANIZATION       CODE NUMBER         NUMBER
------------------                                     ----------------   ---------------   --------------
Majestic Investor, LLC...............................  Delaware                7900           35-2117363
Majestic Investor Holdings, LLC......................  Delaware                7900           36-4468392
Majestic Investor Capital Corp. .....................  Delaware                7900           36-4471622
Barden Colorado Gaming, LLC..........................  Colorado                7900           91-2118674
Barden Mississippi Gaming, LLC.......................  Mississippi             7900           62-1868783

     The address, including zip code, and telephone number, including area code, of the principal offices of the other registrants listed above is 301 Fremont Street, 12th Floor, Las Vegas, Nevada 89101 (702) 388-2224.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING OFFERS TO BUY SECURITIES IN ANY PLACE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                 SUBJECT TO COMPLETION, DATED DECEMBER 5, 2003

PROSPECTUS

                         THE MAJESTIC STAR CASINO, LLC
                     THE MAJESTIC STAR CASINO CAPITAL CORP.

                               OFFER TO EXCHANGE
                     9 1/2% SENIOR SECURED NOTES DUE 2010,
          WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933,
                          FOR ANY AND ALL OUTSTANDING
                      9 1/2% SENIOR SECURED NOTES DUE 2010

    We are offering to exchange all of our outstanding 9 1/2% Senior Secured Notes due 2010, which we refer to as the unregistered notes, for our registered 9 1/2% Senior Secured Notes due 2010, which we refer to as the registered notes. We refer to the unregistered notes and the registered notes collectively as the notes. We issued the unregistered notes on October 7, 2003. The terms of the registered notes are substantially identical to the terms of the unregistered notes in all material respects, except for the elimination of some transfer restrictions, registration rights and liquidated damages provisions relating to the unregistered notes.

PLEASE CONSIDER THE FOLLOWING:

- Our offer to exchange the notes expires at 5:00 p.m. New York City time, on , 2004, unless we extend the offer.

- You should carefully review the procedures for tendering the unregistered notes beginning on page 72 of this prospectus. If you do not follow these procedures, we may not exchange your unregistered notes for registered notes.

- If you fail to tender your unregistered notes, you will continue to hold unregistered notes and your ability to transfer them could be adversely affected.

- No public market currently exists for the unregistered notes. We do not intend to list the registered notes on any securities exchange and, therefore, no active public market is anticipated.

- You may withdraw tenders of unregistered notes at any time before the exchange offer expires.

- The exchange of registered notes for unregistered notes will not be a taxable exchange for U.S. federal income tax purposes.

- We will not receive any proceeds from the exchange offer.

- We are not asking you for a proxy and you are requested not to send us a proxy.

INFORMATION ABOUT THE REGISTERED NOTES:

- The notes will mature on October 15, 2010.

- We will pay interest on the notes at a rate of 9.5% per year payable semi-annually on April 15 and October 15, beginning April 15, 2004.

- The notes will rank senior in right of payment to all of our existing and future subordinated indebtedness and equal in right of payment with all of our existing and future senior indebtedness, including our new $80.0 million senior secured credit facility.

- Our existing and future restricted subsidiaries will guarantee the notes on a senior secured basis.

- As security for the notes, we have pledged our equity interests, our equity interests in the subsidiary guarantors and substantially all of our and the subsidiary guarantors' current and future assets. The pledge of our equity interests and our pledge of equity interests in Majestic Investor, LLC and Majestic Investor Holdings, LLC will be effective on gaming regulatory authority approval. Concurrently with the closing of the offering of the unregistered notes, we entered into a $80.0 million senior secured credit facility. This credit facility will also be secured by the collateral securing the notes and the guarantee of our restricted subsidiaries. The lien on the collateral securing the credit facility will be senior to the lien on the collateral securing the notes and the subsidiary guarantees. The notes will have a prior claim on the collateral ahead of our unsecured senior indebtedness and unsecured trade credit.

- On or after October 15, 2007, we may redeem all or a portion of the notes at a redemption price of 104.750% of the principal amount during the twelve month period beginning October 15, 2007, 102.375% during the twelve month period beginning October 15, 2008 and 100.00% during the twelve month period beginning October 15, 2009 and thereafter, plus accrued and unpaid interest. Prior to October 15, 2006, we may redeem up to 35% of the original aggregate principal amount of the notes at a redemption price of 109.5% of the principal amount of the notes, plus accrued and unpaid interest, with the net cash proceeds of certain equity offerings we may make.

- Following certain determinations by any gaming regulatory authority, you may be required to dispose of your notes and we may be required to redeem the notes.

- If we experience a change of control, you will have the right to require us to purchase your notes at a price equal to 101% of the principal amount, plus accrued and unpaid interest.

- If we sell assets, we may have to use the proceeds to offer to purchase some of the notes at a price equal to 100% of the principal amount, plus accrued and unpaid interest.

FOR A DISCUSSION OF CERTAIN FACTORS THAT YOU SHOULD CONSIDER BEFORE PARTICIPATING IN THIS EXCHANGE OFFER, SEE "RISK FACTORS" BEGINNING ON PAGE 14 OF THIS PROSPECTUS.

    None of the Securities and Exchange Commission, any state securities commission, any state gaming commission or any other gaming authority or other regulatory agency has approved or disapproved of the notes or passed upon the adequacy or accuracy of this prospectus or the investment merits of the notes. Any representation to the contrary is a criminal offense.

                 The date of this prospectus is         , 2004

     WE HAVE NOT AUTHORIZED ANYONE TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS. YOU MUST NOT RELY UPON ANY INFORMATION OR REPRESENTATION NOT CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AS IF WE HAD AUTHORIZED IT. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH IT RELATES, NOR DOES THIS PROSPECTUS CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SECURITIES IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION.

     Each broker-dealer that receives registered notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the registered notes. Broker-dealers may use this prospectus, as it may be amended or supplemented from time to time, in connection with the resale of registered notes received in exchange for unregistered notes where the broker-dealer acquired the unregistered notes as a result of market-making activities or other trading activities. To the extent a broker-dealer participates in the exchange offer and so notifies us, we have agreed to make this prospectus, as amended or supplemented, available to the broker-dealer for use in connection with any such resale. We will promptly send additional copies of this prospectus and any amendment or supplement to any broker-dealer that requests the documents in the letter of transmittal.

                         ------------------------------

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
Where You Can Find More Information.........................   ii
Incorporation of Certain Documents by Reference.............   ii
Market Share, Ranking and Other Data........................  iii
Forward-Looking Statements..................................  iii
Prospectus Summary..........................................    1
Risk Factors................................................   15
Use of Proceeds.............................................   26
Capitalization..............................................   27
Unaudited Pro Forma Condensed Consolidated Financial Data...   28
Selected Historical Financial and Operating Data............   33
Management's Discussion and Analysis of Financial Condition
  and Results of Operations.................................   35
Quantitative and Qualitative Disclosure About Market Risk...   53
Business....................................................   54
Properties..................................................
Management..................................................   62
Summary Compensation Table..................................   64
Security Ownership of Certain Beneficial Owners and
  Management................................................   66
Certain Relationships and Related Transactions..............   68
Description of Credit Facility and Intercreditor
  Agreement.................................................   69
The Exchange Offer..........................................   70
Description of Registered Notes.............................   81
Material Agreements.........................................  119
Government Regulation and Licensing.........................  121
United States Federal Income Tax Considerations.............  137
Plan of Distribution........................................  141
Legal Matters...............................................  142
Experts.....................................................  142
Index of Historical Consolidated Financial Statements.......  F-1

                      WHERE YOU CAN FIND MORE INFORMATION

     This prospectus is part of a registration statement on Form S-4 that we have filed with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"). This prospectus does not contain all of the information set forth in the registration statement. For further information about us and the notes, you should refer to the registration statement. This prospectus summarizes material provisions of contracts and other documents to which we refer you. Since this prospectus may not contain all of the information that you may find important, you should review the full text of these documents. We have filed these documents as exhibits to our registration statement.

     Upon the effectiveness of the registration statement, we will be subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). We have agreed that, whether or not required to do so by the rules and regulations of the SEC (and within the time periods that are or would be prescribed thereby), for so long as any of the notes remain outstanding, we will furnish to the holders of the notes and file with the SEC (unless the SEC will not accept such a filing) (i) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if we were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by our independent certified public accountants and (ii) all information that would be required to be contained in a filing with the SEC on Form 8-K if we were required to file such reports. In addition, for so long as any of the unregistered notes remain outstanding, we have agreed to make available, upon request, to any prospective purchaser or beneficial owner of the unregistered notes in connection with any sale thereof the information required by Rule 144A(d)(4) under the Securities Act. Information also may be obtained from us at The Majestic Star Casino, LLC, 301 Fremont Street, 12th Floor, Las Vegas, Nevada 89101, telephone (702) 388-2224.

     The registration statement (including the exhibits and schedules thereto) and the periodic reports and other information that we file with the SEC may be inspected and copied at the public reference facilities of the SEC, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain copies of such material from the SEC by mail at prescribed rates. You should direct requests to the SEC's Public Reference Section, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, the SEC maintains a website (http://www.sec.gov) that contains such reports and other information filed by us.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     All documents and reports filed by The Majestic Star Casino, LLC or The Majestic Star Casino Capital Corp. pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of the exchange offer to which this prospectus relates shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents and reports.

     All information contained in a document or report incorporated or deemed to be incorporated by reference is part of this prospectus, unless and until that information is updated and superseded by the information contained in this prospectus or any information filed with the SEC and incorporated later. Any information that we subsequently file with the SEC that is incorporated by reference will automatically update and supersede any previous information that is part of this prospectus.

     The Majestic Star Casino, LLC will provide a copy of any and all such documents (exclusive of exhibits unless such exhibits are specifically incorporated by reference therein) without charge to each person to whom a copy of this prospectus is delivered, upon written or oral request to us at The Majestic Star Casino, LLC at 301 Fremont Street, 12th Floor, Las Vegas, Nevada 89101, Attention: Jon S. Bennett, telephone (702) 388-2224. To obtain timely delivery of information, we must receive your request no later than five (5) business days before the expiration date of the exchange offer.

                      MARKET SHARE, RANKING AND OTHER DATA

     The market share, ranking and other data contained in this prospectus are based either on management's own estimates, independent industry publications, reports by market research firms or other published independent sources, and, in each case, are believed by management to be reasonable estimates. However, market share data is subject to change and cannot always be verified with complete certainty due to limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties inherent in any statistical survey of market shares. In addition, consumer preferences can and do change. As a result, you should be aware that market share, ranking and other similar data set forth herein, and estimates and beliefs based on such data, may not be reliable.

                           FORWARD-LOOKING STATEMENTS

     Throughout this prospectus we make forward-looking statements. Forward-looking statements include the words "may," "will," "would," "could," "likely," "estimate," "intend," "plan," "continue," "believe," "expect" or "anticipate" and other similar words and include all discussions about our acquisition and development plans. We do not guarantee that the transactions and events described in this prospectus will happen as described or that any positive trends noted in this prospectus will continue. The forward-looking statements contained in this prospectus are generally located in the material set forth under the headings "Prospectus Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations," and "Business," but may be found in other locations as well. These forward-looking statements generally relate to our plans, objectives and expectations for future operations and are based upon management's reasonable estimates of future results or trends. Although we believe that our plans and objectives reflected in or suggested by such forward-looking statements are reasonable, we may not achieve such plans or objectives. You should read this prospectus completely and with the understanding that actual future results may be materially different from what we expect. We will not update forward-looking statements even though our situation may change in the future.

     SPECIFIC FACTORS THAT MIGHT CAUSE ACTUAL RESULTS TO DIFFER FROM OUR EXPECTATIONS, MAY CAUSE US TO MODIFY OUR PLANS AND OBJECTIVES, MAY AFFECT OUR ABILITY TO PAY TIMELY AMOUNTS DUE UNDER THE NOTES OR MAY AFFECT THE VALUE OF THE NOTES, INCLUDE, BUT ARE NOT LIMITED TO:

     - the availability and adequacy of our cash flow to meet our requirements, including payment of amounts due under the notes;

     - economic, competitive, demographic, business and other conditions in our local and regional markets;

     - actions taken or omitted to be taken by third parties, including our customers, suppliers, competitors and members as well as legislative, regulatory, judicial and other governmental authorities;

     - changes or developments in laws, regulations or taxes in the casino and gaming industry including increases in new taxes imposed on gaming revenues, gaming devices or admission taxes;

     - increased competition in existing markets or the opening of new gaming jurisdictions;

     - competition in the gaming industry, including the availability and success of alternative gaming venues and other entertainment attractions;

     - a decline in the public acceptance of gaming;

     - changes in personnel or compensation, including federal minimum wage requirements, or loss and/or retirement of key employees;

     - finding of unsuitability by regulatory authorities with respect to us or our officers of key employees;

     - our failure to obtain, delays in obtaining or the loss of any licenses, permits or approvals, including gaming and liquor licenses, or the limitation, conditioning, suspension or revocation of any such licenses, permits or approvals, or our failure to obtain an unconditional renewal of any such licenses, permits or approvals on a timely basis;

     - the loss of any of our casino facilities due to casualty, weather, mechanical failure or any extended or extraordinary maintenance or inspection that may be required;

     - other adverse conditions, such as adverse economic conditions in the company's markets, changes in general customer confidence or spending, increased fuel and transportation costs, or travel concerns that may adversely affect the economy in general and/or the casino and gaming industry in particular;

     - our substantial indebtedness, debt service requirements and liquidity constraints;

     - risks related to the registered notes and to high-yield securities and gaming securities generally;

     - changes in our business strategy, capital improvements or development plans;

     - the ability to fund capital improvements and development needs from existing operations and from new financing;

     - risk of our joint venture partner, Trump Indiana, Inc., not making its lease payments when due in connection with the parking facility in Gary, Indiana or failing to fund the joint venture;

     - adverse results from significant litigation matters;

     - factors relating to the current state of world affairs and any further acts of terrorism or any other destabilizing events in the United States or elsewhere; and

     - other factors discussed under "Risk Factors" or elsewhere in this prospectus that may be disclosed from time to time in filings we make with the SEC or otherwise.

     All future written and verbal forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus might not occur.

                               PROSPECTUS SUMMARY

     This summary highlights information that we believe is especially important concerning our business and this exchange offer, and may not contain all of the information that may be important to you. The following summary is qualified in its entirety by the more detailed information and the financial statements and notes thereto appearing elsewhere in this prospectus. You should carefully read this entire prospectus and should consider, among other things, the matters set forth under "Risk Factors" before making an investment decision. The Majestic Star Casino, LLC conducts its operations both directly and through its subsidiaries. In this prospectus, unless indicated otherwise, "Majestic," "the Company," "we," "us," and "our" refer to The Majestic Star Casino, LLC, The Majestic Star Casino Capital Corp., and the subsidiary guarantors and the term "issuers" refers to The Majestic Star Casino, LLC and The Majestic Star Casino Capital Corp., collectively. The term "unregistered notes" refers to our outstanding 9 1/2% Senior Secured Notes due 2010 that we issued on October 7, 2003 and that have not been registered under the Securities Act. The term "registered notes" refers to the 9 1/2% Senior Secured Notes due 2010 offered pursuant to this prospectus. The term "notes" refers to the unregistered notes and the registered notes collectively.

     We have applied to the Nevada Gaming Commission and Nevada Gaming Control Board for approval to spin-off Barden Nevada Gaming, LLC ("Barden Nevada"), the owner and operator of Fitzgeralds Las Vegas, to Barden Development, Inc. ("BDI"), our parent, and in anticipation of the spin-off, we have designated Barden Nevada as our unrestricted subsidiary. Barden Nevada is not a guarantor and none of Barden Nevada's assets serve as collateral for the notes. Accordingly, unless otherwise noted, this prospectus assumes the consummation of the spin-off. Slot machines and table counts, unless otherwise stated, are as of September 30, 2003.

     The term "refinancing transactions" refers to the issuance of the unregistered notes, the purchase and/or redemption of all of the 10 7/8% notes due 2006 previously issued by The Majestic Star Casino, LLC (the "10 7/8% notes"), the purchase of approximately 89% of the 11.653% notes due 2007 previously issued by Majestic Investor Holdings, LLC (the "11.653% notes"), the establishment of a new $80.0 million senior secured credit facility, the termination of the previous credit facilities of The Majestic Star Casino, LLC (the "Old Majestic Star credit facility") and Majestic Investor Holdings, LLC (the "Old Majestic Investor Holdings credit facility"), borrowings of $28.0 million under the new $80.0 million credit facility and the spin-off of Barden Nevada to BDI.

THE COMPANY

     We own and operate three casino properties, located in Gary, Indiana, Tunica County, Mississippi, and Black Hawk, Colorado. Our properties collectively contain approximately 3,400 slot machines, 90 table games and 500 hotel rooms (Fitzgeralds Tunica only). Our properties are well established, each having been in operation for at least seven years, and are well situated within significant drive-in gaming markets. Within each market, we leverage our strong brand names, experienced management, value-oriented amenities and emphasis on slot play to target mid-level gaming customers, who overwhelmingly favor slot play.

     We are wholly owned and controlled by Don H. Barden, our Chairman, President and Chief Executive Officer. Mr. Barden has an established track record of operating, developing and acquiring properties in the gaming industry and in other industries.

OUR PROPERTIES AND THEIR MARKETS

     The following table summarizes some key operating data of our properties as of September 30, 2003:

                                       MAJESTIC STAR    FITZGERALDS    FITZGERALDS BLACK
                                          CASINO          TUNICA             HAWK
                                       -------------   -------------   -----------------
PROPERTY DATA:
Date Opened..........................  June 1996       June 1994       May 1995
Gaming Square Feet...................  43,000          36,000          10,253
Slot Machines........................  1,468           1,357           594
Table Games..........................  50              34              6
Hotel Rooms..........................  --              435 standard    --
                                                        72 suites
Amenities............................  - Food Court    - Buffet        - Restaurant
                                       - Restaurant    - Steak house   - Bar
                                       - Gift Shop     - Coffee shop

                                       - Ballroom      - 2 bars
                                                       - Ballroom
                                                       - Gift shop
Parking..............................  2,000 covered   411 covered     392 covered valet
                                       2,600 surface   1,264 surface
                                                       120 valet

COMPETITIVE STRENGTHS

     Good Locations in Strong Drive-in Markets. Our properties are located in significant drive-in gaming markets, which we believe have benefited or will benefit from the shift towards seeking entertainment closer to home as a result of recent world events.

     - Majestic Star Casino. The Majestic Star Casino is located in, and primarily draws from, the Chicago metropolitan area, but also attracts drive-in customers from other areas in Illinois, Indiana, and Michigan. The Chicago metropolitan area is the third most populated metropolitan area in the United States, with approximately 8.4 million residents. Approximately 11.9 million and 25.6 million people reside within a 100 and 200-mile radius of the Majestic Star Casino, respectively. The Majestic Star Casino operates from the Buffington Harbor gaming complex, which we share with the Trump Casino and own through a joint venture (the "BHR Joint Venture") with an indirect subsidiary of Trump Hotels and Casino Resorts, Inc. (our "Joint Venture Partner"). Buffington Harbor has the highest concentration of gaming positions in the Chicago market, offering patrons a total of approximately 3,700 gaming positions. We believe the high concentration of gaming positions and the ability to park once and play twice (at two casinos) provide a strong competitive advantage.

     - Fitzgeralds Tunica. Fitzgeralds Tunica primarily draws its gaming patrons from the Memphis, Tennessee area and also attracts drive-in customers from Northern Mississippi and Little Rock, Arkansas, as well as regional weekend travelers flying into Memphis. The Tunica market draws most of its customers from within a 200-mile radius. The population within this 200-mile radius is approximately 7.4 million. In addition, there were approximately 24.0 million visitors to the Tunica region in 2002.

     - Fitzgeralds Black Hawk. Fitzgeralds Black Hawk is located in the Black Hawk/Central City market, which includes the City of Black Hawk and Central City, and attracts drive-in or "day trip" customers from the population centers of Denver, Boulder and Fort Collins, Colorado as well as Cheyenne, Wyoming. Each of these population centers is located within a 100-mile radius of the Black

       Hawk/Central City market. The population within this 100-mile radius has experienced steady growth from a population of approximately 2.8 million in 1990 to approximately 3.8 million in 2002.

     Strong Gaming Brands. We believe our strong gaming brands help attract and retain customers.

     - Majestic Star and Buffington Harbor. We utilize a comprehensive integrated marketing campaign to brand the Majestic Star Casino as "the place to play" in the Chicago metropolitan area for slot customers from the middle-income segment. Our ads have appeared in all advertising venues including television, radio, print and outdoor media, allowing us to enhance our slot leadership positioning among Chicago-area gaming facilities. We intend to utilize these and other similar broad marketing techniques to attract middle-income customers, who we are then able to qualify and target for direct marketing activities.

     - Fitzgeralds. The Fitzgeralds brand has developed into a nationally recognized gaming brand by using a consistent Irish Luck theme throughout the casinos, hotels, restaurants and bars at our properties. The Irish Luck theme allows us to capitalize on our belief that every casino guest wants to feel lucky. The Irish Luck theme incorporates various aspects of Irish folklore, such as leprechauns, horseshoes, four-leaf clovers, the Blarney Stone and a pot of gold at the end of a rainbow. We believe that this theme creates an exciting and comfortable environment together with a distinctive brand identity for customers. We believe that Fitzgeralds customers have come to associate the Irish Luck theme and the associated trade dress and Fitzgeralds brand trademarks with strong guest services such as the personal attention and quality product and gaming experience that we seek to provide at each of our Fitzgeralds properties.

     Strong Ownership and Experienced Management. We are indirectly wholly owned and controlled by Don H. Barden, our Chairman, President and Chief Executive Officer. Mr. Barden has an established track record of developing, operating, and acquiring properties in the gaming industry. Mr. Barden also has successfully built, owned, and operated numerous businesses in the cable television, international trade, and real estate industries and has owned and operated several radio stations over the past 35 years. Barden Companies, Inc., a company wholly owned by Mr. Barden and one of our affiliates, was recently named "Company of the Year" for 2003 by Black Enterprise magazine. In addition, we have a proven management team with substantial experience in the gaming industry and with our properties in their respective markets. Our chief operating officer and our chief financial officer, together with the three general managers at each of our properties, have on average approximately 25 years of experience in the gaming industry with various gaming companies throughout the United States.

OUR OPERATING STRATEGY

     Emphasize Slot Play. We emphasize slot machine wagering, which we believe is the fastest growing, most stable and most profitable segment of the casino entertainment business. The increasing popularity of slot machines is due, in part, to the continuing rapid technological innovation that is resulting in the replacement of older devices with advanced interactive electronic games and bill acceptors. During 2003, we will convert and/or purchase approximately 400 slot machines at the Majestic Star Casino that utilize coinless slot technology. We plan on converting the majority of our remaining slot machines by the end of 2004. These newer games offer greater variety, higher frequency payouts and longer periods of play for the casino entertainment dollar relative to traditional reel devices. We continue to enhance and modify our mix of slot machines to coinless technology to meet the demand of our customers. As a result of our continued focus on slot play, slot revenues generated approximately 86.2% of our gaming revenues for the nine months ended September 30, 2003.

     Focus on Quality and Service at an Affordable Price. Our casinos provide a high-quality casino entertainment experience at an affordable price to attract middle market guests. We believe these middle market guests constitute the largest segment of potential gaming customers whom we can then identify, qualify and target for direct marketing activities. Our approach to business at our three properties focuses on guest service and includes:

     - trained hosts to personally assist guests;

     - friendly employees;

     - quality food and beverages and, at Fitzgeralds Tunica, lodging operations at a moderate price;

     - a mix of gaming machines tailored to our customers; and

     - personal attention through direct mail promotions, targeted incentives and the use of the Majestic and Fitzgeralds Cards as part of a frequent player recognition program.

     We believe that such an approach to business creates a comfortable, familiar and friendly environment that promotes customer loyalty and satisfaction, enhances playing time, leads to a high rate of repeat business and is the basis for the further development of our brands and our reputation for quality and service at an affordable price. This strategy was developed, in part, based on our experience operating casinos but as with any strategy, its success can only be measured by actual results.

     Capitalize on Market Growth Opportunities. We believe there are substantial future growth opportunities within each of the markets where our properties are located, including the following:

     - Majestic Star Casino. We have been able to expand our gaming operations at the Majestic Star Casino through a change in the Indiana state law governing gaming, which enables Indiana's riverboat casinos to operate dockside. The Indiana Gaming Commission ("IGC") approved the Majestic Star Casino's flexible boarding plan in August 2002, which allows the continuous ingress and egress of patrons for the purpose of gambling while the riverboat is docked. Dockside operations allow our customers unrestricted access to our gaming facility and eliminate many of the inconveniences created through restricted boarding. In advance of the conversion to dockside operations, we, through an affiliate, entered into a lease for a new 2,000 space covered parking garage adjacent to and with direct access to Buffington Harbor in May 2002. In conjunction with the parking garage, we and our Joint Venture Partner, through the BHR Joint Venture, remodeled the second floor of the gaming complex with a new and enhanced food court, brightened aesthetics and improved access to the garage. We believe that the convenience of the new parking structure and dockside gaming has attracted a significant number of new customers to Buffington Harbor. As a result, our net revenues increased 4.6% for the nine months ended September 30, 2003, compared to the nine months ended September 30, 2002.

      In addition to these recent developments, we believe that we will benefit from several tangible growth opportunities. In July 2003, the IGC began to allow Indiana casinos to operate 24 hours per day, and we immediately implemented 24-hour operations at the Majestic Star Casino. These extended hours will allow us to further leverage our property and the Buffington Harbor gaming complex. To attract more patrons, we have constructed an outdoor festival area, which we expect to open in spring 2004, and recently converted our first floor ticketing area into a 600-person banquet and entertainment facility. These facilities will be available for weddings, concerts, fairs, social gatherings, flea markets and other events designed to increase traffic to our casino.

      The Buffington Harbor gaming complex is located on an approximately 100-acre site. We believe that this is only one of two locations in the Chicago market with the capacity to significantly expand its land-based facilities. We are also evaluating the potential purchase and development of land adjacent to the Buffington Harbor gaming complex, which is currently owned by an affiliate of ours. If acquired, we intend to use this land for development opportunities, which may include possible joint venture opportunities with the City of Gary and/or private third parties. The City of Gary is expected to start construction in spring 2004 on a new access road to the casino with possible construction of a marina later in the year. A hotel, conference center and outdoor amphitheater are also being evaluated which could be constructed with public and private funds.

     - Fitzgeralds Tunica. We believe that the 180-acre, $26.0 million Tunica River Front Park that is under development adjacent to our Fitzgeralds Tunica property will attract new customers to our facility. The park is expected to include a marina and boat dock facility along the Mississippi River (including space for sight-seeing paddlewheel riverboats), a historic Mississippi River museum, nature trails, retail space, and parking. Construction on the park began in mid October 2001, and the park began opening in phases in October 2003 with additional phases opening through March 2004. Tunica County has assumed the full obligation to fund this project and will require no financial contribution from us. Fitzgeralds Tunica conveyed approximately 71 acres of the river park land to Tunica County. As consideration for the conveyance, Tunica County granted us certain rights, easements and licenses to operate a daily excursion boat from the marina and visitors center or to lease or license those rights to a third party. The rights, leases and licenses will expire 15 years from the date of substantial completion of the marina. We have licensed our right to use the boat dock to a riverboat operator who will provide riverboat excursions along the Mississippi River from the marina and boat dock. The daily excursion riverboat began operating in October 2003. In an effort to increase customer traffic to the Tunica area, Tunica County also is expanding its airport into a regional airport. The first phase was completed in June 2003 and the final phase is scheduled for completion in the fourth quarter of 2004. Although there can be no assurance, we believe that both the Tunica River Front Park and the regional airport will attract new customers to our Tunica property.

     - Fitzgeralds Black Hawk. We believe that the market has potential for future growth due to various proposals to improve access to Black Hawk. The State of Colorado Department of Transportation is currently conducting an Environmental Impact Study to expand the road leading to Black Hawk and to construct a tunnel leading to the downtown gaming area from I-70, the major interstate highway from Denver. In addition, the Central City Business Improvement District has begun construction on a new road to Central City, which we believe will enhance access to our facility. We believe these projects, if completed, would improve access to our facility and will increase visits to our casino, and thereby increase our cash flow. To further capitalize on market growth opportunities, we recently completed a partial demolition project on property adjacent to and owned by Fitzgeralds Black Hawk. The property is available for expansion if market conditions warrant and we are currently evaluating the feasibility of such an expansion.

THE MAJESTIC STAR CASINO CAPITAL CORP.

     The Majestic Star Casino Capital Corp. is a wholly owned subsidiary of The Majestic Star Casino, LLC, and was formed specifically to facilitate the offering of the notes. It does not have any material assets, obligations or operations.

                     SUMMARY OF THE TERMS OF EXCHANGE OFFER

Securities To Be Exchanged....   On October 7, 2003, we issued $260.0 million in
                                 aggregate principal amount of unregistered notes in a transaction exempt from the registration requirements of the Securities
                                 Act. In connection with the initial sale of the unregistered notes, we entered into a registration rights agreement in which we agreed, among other things, to deliver this prospectus to you and to complete an exchange offer. The terms of the registered notes and the unregistered notes are substantially identical in all material respects, except for the elimination of some transfer restrictions, registration rights and liquidated damages provisions relating to the unregistered notes.
                                 See "Description of Registered Notes."

The Exchange Offer............   We are offering to exchange $1,000 principal
                                 amount of our registered notes for each $1,000 principal amount of unregistered notes. As of the date of this prospectus, unregistered notes representing $260.0 million in aggregate principal amount are outstanding.

                                 Based on interpretations by the staff of the SEC set forth in published no-action letters, we believe you may offer for resale, resell and otherwise freely transfer the registered notes without further registering those notes or delivering a prospectus to a buyer, unless you:

                                 - are our "affiliate" within the meaning of
                                   Rule 405 promulgated under the Securities
                                   Act;

                                 - are a broker-dealer who purchased
                                   unregistered notes directly from us for
                                   resale pursuant to Rule 144A or any other available exemption under the Securities Act;

                                 - are acquiring the registered notes in the
                                   exchange offer other than in the ordinary course of your business; or

                                 - have an arrangement or understanding with any
                                   person to engage in the distribution of the registered notes.

                                 However, the SEC has not considered this exchange offer in the context of a no-action letter and we cannot be sure that the staff of the SEC would make a similar determination with respect to the exchange offer as in these other circumstances. Furthermore, you must acknowledge that (i) you are not affiliated with us, (ii) you are not engaged in, a distribution of registered notes, and (iii) you are acquiring the registered notes in your ordinary course of business. If you are a broker-dealer that receives registered notes for your own account pursuant to the exchange offer, you must deliver a prospectus in connection with any resale of your registered notes.

                                 If you are a broker-dealer who acquired
                                 original notes directly from us or our
                                 affiliates, you may not rely on the SEC staff's interpretations discussed above and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction. Such secondary resale transaction must be covered by an effective registration statement containing the required selling security holder information.

Registration Rights
Agreement.....................   We sold the unregistered notes to the initial
                                 purchasers on October 7, 2003. The initial purchasers resold the unregistered notes to qualified institutional buyers under Rule 144A under the Securities Act. In connection with the initial sale of the unregistered notes, we entered into a registration rights agreement requiring us to make the exchange offer. The registration rights agreement also requires us to use our best efforts:

                                 - to cause the registration statement with
                                   respect to the exchange offer to become
                                   effective under the Securities Act by April
                                   4, 2004; and

                                 - complete the exchange offer no later than 30
                                   days after the SEC declares the registration statement with respect to the exchange offer effective.

                                 See "The Exchange Offer--Purpose and Effect." If we do not do so, we will pay special additional interest on the unregistered notes at an initial per week rate of $0.05 per $1,000 principal amount for the first 90 days, and this amount will increase by an additional $0.05 per week for each subsequent 90 day period, to a maximum of $0.20 per week.

Expiration Date...............   The exchange offer will expire at 5:00 p.m.,
                                 New York City time,                          ,
                                 2004, or a later date and time if we extend it.

Withdrawal....................   You may withdraw the tender of your
                                 unregistered notes at any time prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer. We will return to you any of your unregistered notes that we do not accept for exchange for any reason, without expense to you, promptly after the exchange offer expires or terminates.

Interest On The Registered
Notes and the Unregistered
Notes.........................   The registered notes will bear interest at the
                                 rate of 9.5% per year beginning October 7, 2003. This interest will be payable semi-annually on each April 15 and October 15, with the first payment on April 15, 2004. Each exchange note will bear interest from October
                                 7, 2003, the issuance date of the unregistered notes. The holders of the unregistered notes that are accepted for exchange will be deemed to have waived the right to receive payment of accrued interest on those unregistered notes from October 7, 2003 to the date of issuance of the registered notes. Interest on the unregistered notes accepted for exchange will cease to accrue upon issuance of the registered notes.

                                 Consequently, if you exchange your unregistered notes for registered notes, you will receive the same interest payment on April 15, 2004, which is the first interest payment date with respect to the unregistered notes and the registered notes, that you would have received if you had not accepted this exchange offer. See "Description of Registered Notes."

No Minimum Condition..........   We are not conditioning the exchange offer on
                                 the tender of any minimum principal amount of old notes.

Conditions To The Exchange
Offer.........................   The exchange offer is not subject to any
                                 condition other than that the exchange offer not violate applicable law or applicable policy of the SEC. For additional information, see
                                 "The Exchange Offer--Conditions to the Exchange
                                 Offer."

Procedures For Tendering
Unregistered Notes............   If you wish to accept the exchange offer and
                                 tender your unregistered notes, you must:

                                 - complete, sign and date the letter of
                                   transmittal, or a copy of the letter of
                                   transmittal, in accordance with the
                                   instructions contained in this prospectus and in the letter of transmittal, and mail or otherwise deliver the letter of transmittal, or the copy, together with the unregistered notes and all other required documentation, to the exchange agent at the address set forth in this prospectus; or

                                 - arrange for The Depository Trust Company to
                                   transmit certain required information,
                                   including an agent's message forming part of a book-entry transfer in which you will agree to be bound by the letter of transmittal, to the Exchange Agent in connection with a book-entry transfer.

Shelf Registration............   Pursuant to the registration rights agreement
                                 if:

                                 - we are not permitted to consummate the
                                   exchange offer because the exchange offer is not permitted by applicable law or SEC policy; or

                                 - specified holders of unregistered notes
                                   notify us within 20 business days after
                                   consummation of the exchange offer:

                                   - that they are prohibited by law or SEC
                                     policy from participating in the exchange offer;

                                   - that they may not resell the registered
                                     notes acquired by them in the exchange
                                     offer to the public without delivering a prospectus and that this prospectus is not appropriate or available for these resales; or

                                   - that they are broker-dealers and own
                                     unregistered notes acquired directly from us or one of our affiliates,

                                 we may be required to file a shelf registration statement for a continuous offering pursuant to Rule 415 under the Securities Act in respect of the unregistered notes.

Acceptance of Unregistered
Notes and Delivery of
Registered Notes..............   Subject to the satisfaction or waiver of the
                                 conditions to the exchange offer, we will accept for exchange any and all unregistered notes which are properly tendered (and are not withdrawn) in the exchange offer prior to 5:00 p.m., New York City time, on
                                                , 2004. The registered notes
                                 issued pursuant to the exchange offer will be delivered promptly following the expiration date. For additional information, see "The
                                 Exchange Offer--Terms of the Exchange Offer."

Special Procedure for
Beneficial Owners.............   If you beneficially own unregistered notes that
                                 are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your unregistered notes in the exchange offer, you should promptly contact the person in whose name your outstanding unregistered notes are registered and instruct that person to tender your unregistered notes on your behalf. If you wish to tender on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering and executing the letter of transmittal and delivering your unregistered notes, either arrange to have your unregistered notes registered in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

Guaranteed Delivery
Procedures....................   If you wish to tender your unregistered notes
                                 and time will not permit your required
                                 documents to reach the exchange agent by the expiration date, or the procedures for book-entry transfer cannot be completed on time, you may tender your unregistered notes according to the guaranteed delivery procedures described in "The Exchange Offer--Procedures for Tendering."

Exchange Agent................   The Bank of New York is serving as exchange
                                 agent for the exchange offer.

Use of Proceeds...............   We will not receive any proceeds from the
                                 issuance of the registered notes in the
                                 exchange offer. We will pay for our expenses incident to the exchange offer.

Federal Income Tax
Considerations................   The exchange of unregistered notes for
                                 registered notes pursuant to the exchange offer will not constitute a taxable exchange for federal income tax purposes. Therefore, you will not have to pay federal income tax as a result of your participation in the exchange offer. For additional information, see "United
                                 States Federal Income Tax Considerations."

Consequences of Failing to
Exchange your Unregistered
Notes.........................   The exchange offer satisfies our obligations
                                 and your rights under the registration rights agreement. After the exchange offer is completed, you will not be entitled to any registration rights with respect to your unregistered notes.

                                 Therefore, if you do not exchange your
                                 unregistered notes, you will not be able to reoffer, resell or otherwise dispose of your unregistered notes unless:

                                 - you comply with the registration and
                                   prospectus delivery requirements of the
                                   Securities Act; or

                                 - you qualify for an exemption from the
                                   Securities Act registration requirements.

     Please review the information beginning on page 70 under the heading "The Exchange Offer" for more detailed information concerning the exchange offer.

                    SUMMARY OF THE TERMS OF REGISTERED NOTES

     The terms of the registered notes will be identical in all material respects to the terms of the unregistered notes, except that the registration rights and related liquidated damages provisions, and the transfer restrictions that apply to the unregistered notes do not apply to the registered notes. The registered notes will evidence the same debt as the unregistered notes. The registered notes and the unregistered notes will be governed by the same indenture.

     The following summary contains basic information about the registered notes and is not intended to be complete. It does not contain all the information that may be important to you. For a more complete understanding of the registered notes, please refer to the section of this prospectus entitled "Description of Registered Notes." For purposes of the description of the registered notes included in this Prospectus, references to the "Company," "Issuers," "us," "we" and "our" refer only to The Majestic Star Casino, LLC and The Majestic Star Casino Capital Corp., collectively, and do not include our subsidiaries or any other entities.

Issuers.......................   The Majestic Star Casino, LLC and its wholly
                                 owned subsidiary, The Majestic Star Casino
                                 Capital Corp.

Registered Notes Offered......   $260.0 million aggregate principal amount of
                                 9 1/2% Senior Secured Notes due 2010.

Maturity Date.................   October 15, 2010.

Interest Rate.................   We will pay interest on the registered notes at
                                 an annual rate of 9.5%.

Interest Payment Dates........   We will make interest payments on the
                                 registered notes semiannually, on each April 15 and October 15, beginning April 15, 2004.

Collateral....................   The registered notes will be secured by, among
                                 other assets, our equity interests, our equity interests in the subsidiary guarantors
                                 (effective upon receipt of gaming approval), and substantially all of our and our subsidiary guarantors' assets, other than the excluded assets. The lien on the collateral securing the senior secured credit facility is senior to the lien on the collateral securing the notes and the guarantees.

Guarantees....................   The registered notes will be fully,
                                 unconditionally and jointly and severally guaranteed on a senior secured basis by each of our existing and future restricted subsidiaries. The guarantees will rank senior in right of payment to all existing and future subordinated indebtedness of these restricted subsidiaries and will rank equal in right of payment to all existing and future senior indebtedness of these restricted subsidiaries.

Ranking.......................   The registered notes will rank senior in right
                                 of payment to all of our existing and future subordinated indebtedness and equal in right of payment with all of our other existing and future senior indebtedness. However, because of the security interests in the collateral, the senior secured credit facility will have a prior claim on the collateral ahead of the notes. The notes will have a prior claim on the collateral ahead of our unsecured senior indebtedness and unsecured trade credit.

Intercreditor Agreement.......   The intercreditor agreement entered into by the
                                 trustee under the indenture (as collateral agent) and the agent under the senior secured credit facility contractually subordinates the liens on the collateral securing the notes and guarantees to the liens on the collateral securing the indebtedness under the senior secured credit facility. The intercreditor agreement, among other things, will limit the trustee's rights in an event of default under the notes. In addition, the intercreditor agreement will prevent the trustee and the holders of the notes from pursuing certain remedies with respect to the collateral in an insolvency proceeding. The intercreditor agreement also will provide that the net proceeds from the sale of collateral will first be applied to repay indebtedness outstanding under the senior secured credit facility and thereafter to the holders of the notes.

Optional Redemption...........   Prior to October 15, 2006, we may redeem up to
                                 35% of the original aggregate principal amount of the notes at a redemption price of 109.5% of the principal amount of the notes, plus accrued and unpaid interest, with the net cash proceeds of certain equity offerings we may make. On or after October 15, 2007, we may redeem all or a portion of the notes at the following redemption prices, plus accrued and unpaid interest:

                                          FOR THE TWELVE MONTH PERIOD COMMENCING OCTOBER 15  PERCENTAGE
                                          -------------------------------------------------  ----------
                                          2007............................................    104.750%
                                          2008............................................    102.375%
                                          2009 and thereafter.............................    100.000%

Regulatory Redemption.........   The registered notes will be subject to
                                 mandatory disposition and redemption
                                 requirements following certain determinations by any gaming regulatory authority.

Change of Control Offer.......   If we experience a change of control, the
                                 holders of the notes will have the right to require us to repurchase their notes at a price equal to 101% of the principal amount, plus accrued and unpaid interest to the date of repurchase.

Asset Sale Offer..............   If we sell our assets, or those of our
                                 restricted subsidiaries, or experience an event of loss and we do not use the proceeds for specified purposes, we may be required to use the proceeds to offer to repurchase some of the notes at a price equal to 100% of the principal amount, plus accrued and unpaid interest to the date of repurchase.

Basic Indenture Covenants.....   We will issue the registered notes under an
                                 indenture with The Bank of New York, as
                                 trustee. The indenture contains covenants limiting our ability to, among other things:

                                 - incur more debt;

                                 - pay dividends, redeem or purchase our equity
                                   interests or make other distributions;

                                 - redeem our equity interests;

                                 - make certain acquisitions or investments;

                                 - create liens in our assets;

                                 - enter into transactions with affiliates;

                                 - merge or consolidate with others;

                                 - transfer or sell assets, including the equity
                                   interests of our subsidiaries or use asset sale proceeds; and

                                 - extend credit.

                                 These covenants are subject to a number of important exceptions.

Form of the Registered
Notes.........................   The registered notes will be represented by a
                                 permanent global note in definitive, fully registered form. The global note will be registered in the name of a nominee of The
                                 Depository Trust Company and will be deposited with The Bank of New York, as custodian for The
                                 Depository Trust Company's nominee.

Absence of a Public Market for
the Notes.....................   There has been no public market for the
                                 unregistered notes, and we do not anticipate that an active market for the registered notes will develop. We do not intend to apply to list the registered notes on any securities exchange or to include them in any automated quotation system. We cannot make any assurances regarding the liquidity of the market for the registered notes, your ability to sell your registered notes or the price at which you may sell your registered notes. See "Plan of Distribution."

                                  RISK FACTORS

     Before making an investment in the registered notes, you should carefully consider the information included in "Risk Factors" beginning on page 14, as well as all other information set forth in this prospectus.

          SUMMARY PRO FORMA CONSOLIDATED FINANCIAL AND OPERATING DATA

     The following tables summarize the pro forma consolidated financial data set forth in the section "Unaudited Pro Forma Condensed Consolidated Financial Data," and assumes completion of the refinancing transactions. You should read this pro forma data in conjunction with the sections of this Prospectus entitled "Capitalization," "Unaudited Pro Forma Condensed Consolidated Financial Data," "Selected Historical Financial and Operating Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business" and the historical and pro forma financial statements and the notes thereto included in this prospectus. The summary pro forma data set forth below are not necessarily indicative of the results of future operations. The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2002 and the nine months ended September 30, 2003 reflect adjustments as if the spin-off of Barden Nevada and the refinancing transactions had been consummated and were effective as of January 1, 2002. The unaudited pro forma condensed consolidated balance sheet as of September 30, 2003 gives effect to the refinancing transactions as if they had occurred on September 30, 2003.

          SUMMARY PRO FORMA CONSOLIDATED FINANCIAL AND OPERATING DATA

                                                             PRO FORMA
                                    -----------------------------------------------------------
                                         FOR THE             FOR THE              FOR THE
                                       YEAR ENDED       NINE MONTHS ENDED    NINE MONTHS ENDED
                                    DECEMBER 31, 2002   SEPTEMBER 30, 2003   SEPTEMBER 30, 2002
                                    -----------------   ------------------   ------------------
                                                      (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
Net revenues......................      $248,460             $199,309              200,549
Income from operations............        38,121               27,468               30,827
Interest expense..................       (27,822)             (20,866)             (20,742)
Net income........................        10,283                6,381                9,996
OTHER FINANCIAL DATA:
Depreciation and amortization.....        15,659               11,442               11,755
Capital expenditures..............         8,915                9,256                7,060
RATIO OF EARNINGS TO FIXED
  CHARGES(1)......................          1.20x                1.16x                1.30x

---------------

(1) For purposes of calculating this ratio, earnings consist of net income before equity in earnings (loss) of unconsolidated joint venture plus amortization of capitalized interest and fixed charges. Fixed charges consist of interest expense and capitalized interest, amortization of original issue discount, amortization of deferred financing costs and the portion of rental expense representative of interest expense.

                                                                    PRO FORMA AT
                                                                 SEPTEMBER 30, 2003
                                                               ----------------------
                                                               (DOLLARS IN THOUSANDS)
BALANCE SHEET DATA:
Cash and cash equivalents...................................          $19,846
Total assets................................................          225,223
Total debt(1)...............................................          303,723
Total member's deficit......................................          (99,505)

---------------

(1) Total debt represents long term debt, including current maturities, net of original issue discount of $567,000 on the 11.653% notes.

                                    GENERAL

     Our executive offices are located at 301 Fremont Street, 12th Floor, Las Vegas, Nevada 89101, and our telephone number is (702) 388-2224. Our World Wide Web site address is http://www.majesticstar.com. The information in our website is not part of this prospectus.

                                       13.1

                                  RISK FACTORS

     Our business, operations and financial condition are subject to various risks. Some of these risks are described below and under "Forward-Looking Statements," and you should take these risks into account in evaluating us or any investment decision involving us or in deciding whether to participate in the exchange offer proposed in this prospectus. This section does not describe all risks applicable to us or our industry, and it is intended only as a summary of certain material factors.

RISKS RELATED TO OUR SUBSTANTIAL DEBT

  OUR SIGNIFICANT INDEBTEDNESS COULD ADVERSELY AFFECT OUR FINANCIAL HEALTH AND PREVENT US FROM FULFILLING OUR OBLIGATIONS UNDER THE NOTES AND OUR OTHER OUTSTANDING INDEBTEDNESS.

     We have now, and after the exchange offer, we will have a significant amount of debt. We currently have outstanding $276.3 million of long-term debt, $260.0 million of which is represented by the unregistered notes and $16.3 million ($15.7 million, net of original issue discount) of which is represented by the 11.653% notes issued by Majestic Investor Holdings, LLC in December 2001. We also have a $80.0 million senior secured credit facility, under which $28.0 million is currently outstanding. In addition, the indenture governing the notes will permit us to incur additional debt in certain circumstances, including to finance the purchase of furniture and equipment.

     Our high level of debt could have important consequences to you and significant effects on our business. For example, it could, among other things:

     - make it more difficult for us to satisfy our obligations with respect to the notes and our other outstanding indebtedness;

     - require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, thereby reducing the availability of our cash flow to fund working capital, capital expenditures, development projects, acquisitions and other general corporate purposes;

     - increase our vulnerability to adverse economic and industry conditions or a downturn in our business;

     - result in an event of default if we fail to comply with the financial and other restrictive covenants contained in the indenture or our senior secured credit facility, which event of default could result in all of our indebtedness becoming immediately due and payable and would permit some or all of our lenders to foreclose on our assets securing such indebtedness;

     - limit our ability to fund a required regulatory redemption or a change of control offer;

     - limit our ability to fund or obtain additional financing for future working capital, capital expenditures and other general financial requirements;

     - limit our flexibility in planning for, or reacting to, changes in our business and industry; and

     - place us at a competitive disadvantage compared to our competitors that have less debt.

     The occurrence of any one of these events could have a material adverse effect on our business, financial condition, results of operations, and/or prospects as well as our ability to satisfy our obligations under the notes. For more information on the terms of the registered notes, see the discussion under the section entitled "Description of Registered Notes."

  WE MAY NOT BE ABLE TO GENERATE SUFFICIENT CASH FLOW TO SERVICE OUR DEBT.

     We might not be able to generate sufficient cash flow to service our debt, to repay the notes when due or to meet unanticipated capital needs or shortfalls in our projections. We plan to be able to service our debt and repay the notes when due with cash from operations and additional financing. Our total debt is $303.7 million, net of original discount of $567,000 on the 11.653% notes (on a pro forma basis giving effect to the refinancing transactions). On a pro forma basis, at December 31, 2002, our ratio of earnings to fixed charges is 1.20x.

     Our ability to generate sufficient cash flow to service our debt and to satisfy our other liquidity needs will depend on the future performance of our gaming operations, which is subject to many economic, political, competitive, regulatory and other factors that we are not able to control. However, if cash flows from operations are not sufficient to service our debt and to satisfy our other liquidity needs, we may need to seek additional financing in the debt or equity markets, refinance the notes, sell selected assets or reduce or delay planned activities and capital expenditures. Any such financing, refinancing or sale of assets might not be available on economically favorable terms, if at all, and may be difficult because of gaming regulatory restrictions on ownership. In the event that we are left without sufficient liquidity to meet our debt service requirements, an event of default would occur under the indenture and our senior secured credit facility. Such an event of default could result in all of our indebtedness under the notes and the senior secured credit facility becoming immediately due and payable and could permit the trustee under the indenture and the lenders under the senior secured credit facility to foreclose on our assets securing such indebtedness. The notes and the senior secured credit facility are secured by substantially all of our current and future assets.

RISKS RELATED TO THE NOTES

  YOUR FAILURE TO TENDER YOUR REGISTERED NOTES IN THE EXCHANGE OFFER COULD LIMIT THE TRADING MARKET AND TRADING VALUE OF YOUR UNREGISTERED NOTES.

     We will only issue registered notes in exchange for unregistered notes that are timely received by the exchange agent together with all required documents, including a properly completed and signed letter of transmittal. Therefore, you should allow sufficient time to ensure timely delivery of the unregistered notes and you should carefully follow the instructions on how to tender your unregistered notes. Neither we nor the exchange agent are required to tell you of any defects or irregularities with respect to your tender of the unregistered notes. If you do not tender your unregistered notes or if we do not accept your unregistered notes because you did not tender your unregistered notes properly, then, after we consummate the exchange offer, you will continue to hold unregistered notes that are subject to the existing transfer restrictions. In addition, if you tender your unregistered notes for the purpose of participating in a distribution of the registered notes, you will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the registered notes. If you are a broker-dealer that receives registered notes for your own account in exchange for unregistered notes that you acquired as a result of market-making activities or any other trading activities, you will be required to acknowledge that you will deliver a prospectus in connection with any resale of those registered notes.

     We are offering the registered notes to the holders of the unregistered notes. The unregistered notes were sold on October 7, 2003 and are eligible for trading in the Private Offerings, Resale and Trading through Automatic Linkages (PORTAL) Market. To the extent that unregistered notes are tendered and accepted in the exchange offer, the trading market for untendered and tendered but unaccepted unregistered notes could be adversely affected due to the limited amount, or "float" of the unregistered notes that are expected to remain outstanding following the exchange offer. Generally, a lower "float" of a security could result in less demand to purchase that security and could, therefore, result in lower prices for that security. We cannot assure you that this market will provide liquidity for you if you want to sell your unregistered notes. For the same reason, to the extent that a large amount of unregistered notes are not exchanged in the exchange offer, the trading market for the registered notes could be adversely affected. See "Plan of Distribution" and "The Exchange Offer."

  THE VALUE OF THE COLLATERAL SECURING THE NOTES MAY NOT BE SUFFICIENT TO SATISFY OUR OBLIGATIONS UNDER THE NOTES. AS A RESULT, YOU MAY NOT RECEIVE FULL PAYMENT ON THE NOTES FOLLOWING AN EVENT OF DEFAULT.

     The proceeds of any sale of collateral following an event of default with respect to the notes may not be sufficient to satisfy, and may be substantially less than, amounts due on the notes. No appraisal of the value of the collateral has been made in connection with the offering of the unregistered or registered notes. The value of the collateral in the event of liquidation will depend on market and economic conditions, the availability of buyers and other factors. By its nature, some or all of the collateral may not have a readily ascertainable market value or may not be saleable or, if saleable, there may be substantial delays in its liquidation. To the extent that liens, security interests and other rights granted to other parties (including the lenders under our senior secured credit facility) encumber assets owned by us, those parties have or may exercise rights and remedies with respect to the property subject to their liens that could adversely affect the value of that collateral and the ability of the trustee under the indenture or the holders of the notes to realize or foreclose on that collateral. Consequently, we cannot assure you that liquidating the collateral securing the notes would produce proceeds in an amount sufficient to pay any amounts due under the notes after also satisfying the obligations to pay any other senior secured creditors. Nor can we assure you that the fair market value of the collateral securing the notes would be sufficient to pay any amounts due under the notes following their acceleration. If the proceeds of any sale of collateral are not sufficient to repay all amounts due on the notes, the holders of the notes (to the extent not repaid from the proceeds of the sale of the collateral) would have only an unsecured claim against our and the subsidiary guarantors' remaining assets.

  YOUR RIGHT TO RECEIVE PROCEEDS FROM THE SALE OF THE COLLATERAL SECURING THE NOTES IS SUBJECT TO PRIOR CLAIMS (AHEAD OF THE NOTES) OF THE LENDERS UNDER OUR SENIOR SECURED CREDIT FACILITY AND ANY EQUIPMENT FINANCING OR OTHER PURCHASE MONEY INDEBTEDNESS TO THE EXTENT OF THE PROCEEDS OF THE COLLATERAL SECURING THIS OTHER DEBT. YOUR RIGHT TO EXERCISE REMEDIES WITH RESPECT TO THE COLLATERAL ALSO IS LIMITED.

     Our senior secured credit facility is secured by the collateral securing the notes and the guarantees. The lien on the collateral securing the notes and the guarantees is contractually subordinated to the lien securing up to the $80.0 million principal amount of indebtedness, plus related interest, fees, costs and expenses, that may be incurred under the senior secured credit facility, pursuant to the intercreditor agreement described below. In addition, lenders of any equipment financing or other purchase money debt will have a prior claim on our and the subsidiary guarantors' assets to the extent of the value of the assets securing that indebtedness, or the amount of such indebtedness, if lower. As a result, upon any distribution to our creditors or the creditors of any subsidiary guarantors in bankruptcy, liquidation, reorganization or similar proceedings, or following acceleration of our indebtedness or an event of default under such indebtedness, our lenders under our senior secured credit facility, our equipment financing and our other purchase money indebtedness will be entitled to be repaid in full from the proceeds of the assets securing such indebtedness, before any payment is made to you from such proceeds. Consequently, it is unlikely that the liquidation of the collateral securing the notes would produce proceeds in an amount sufficient to pay the principal of, or premium, if any, and accrued interest and liquidated damages, if any, on the notes after also satisfying the obligations to pay any other senior secured creditors, even if the fair market value of the collateral would otherwise be sufficient to pay the amounts owed under the notes. An event of default under or acceleration of our other senior secured debt also may prohibit us and the subsidiary guarantors from paying amounts due under the notes or the guarantees.

     The trustee under the indenture and the agent under our senior secured credit facility have entered into an intercreditor agreement to govern the relationships among them and their obligations and rights with respect to the collateral. Financing by multiple lenders with security interests in common collateral may result in increased complexity and lack of flexibility in a debt restructuring or other work-out relating to us. Furthermore, under the intercreditor agreement, the trustee's remedies in the event of a default are limited. Under the intercreditor agreement, if the notes become due and payable prior to the stated maturity or are not paid in full at the stated maturity at a time during which we have indebtedness outstanding under our senior secured credit facility, the trustee does not have the right to foreclose upon the collateral unless and until the lenders under the senior secured credit facility fail to take steps to exercise remedies with respect to or in connection with the collateral within up to 190 days following notice to such lenders of the occurrence of an event of default under the indenture. In addition, the intercreditor agreement prevents the trustee and the holders of the notes from pursuing certain remedies with respect to the collateral in an insolvency proceeding. The intercreditor agreement also provides that the net proceeds from the sale of collateral will first be applied to repay indebtedness outstanding under the senior secured credit facility and thereafter to the holders of the notes.

  THE PLEDGES AND RESTRICTIONS ON PLEDGES OF SOME OF THE EQUITY INTERESTS SECURING THE NOTES WILL NOT BE EFFECTIVE UNTIL AFTER THE CONSUMMATION OF THE SPIN-OFF OF BARDEN NEVADA OR RECEIPT OF THE APPROVAL OF THE NEVADA GAMING AUTHORITIES FOR THESE PLEDGES.

     Effective October 7, 2003, the notes and the guarantees are secured by substantially all of our and the subsidiary guarantors' current and future assets and pledges of all of the equity interests in Barden Mississippi Gaming, LLC ("Barden Mississippi") and Barden Colorado Gaming, LLC ("Barden Colorado"). The notes and guarantees are also secured by the pledges and restrictions on pledges of our equity interests and the equity interests in Majestic Investor, LLC and Majestic Investor Holdings, LLC, however, such pledges and restrictions on pledges will not be effective until after we consummate the spin-off of Barden Nevada or, if the spin-off is not consummated, we receive the requisite approval of the Nevada Gaming Commission for these pledges and restrictions on pledges. In addition, restrictions upon the transfer of these equity interests and agreements not to encumber equity interests may be ineffective in Nevada without the prior approval of the Nevada Gaming Commission. We have applied to the Nevada Gaming Commission for approval of the spin-off and hope to obtain approval of the spin-off in December, 2003. If the approval of the spin-off is not obtained, we will apply to the Nevada Gaming Commission for approval of these pledges and restrictions on pledges. Although we expect to receive the requisite approval of either the spin-off or these pledges, no assurances can be given that such approval will be obtained. Failure to consummate the spin-off or receive approvals for the pledges within 210 days of the offering of the unregistered notes will constitute an event of default under our security documents and an event of default under the indenture governing the notes. In addition, since the pledges will not become effective until after the issuance of the notes and the guarantees, under federal bankruptcy law, a court may find that adequate consideration was not given for the pledges or that the granting of the pledges was an avoidable preferential transfer. Therefore, if we become subject to the federal bankruptcy laws within 91 days after the effectiveness of the pledges, such pledges and restrictions on pledges may be voided.

  GAMING LAWS, BANKRUPTCY LAWS AND OTHER LAWS AND REGULATIONS MAY DELAY OR OTHERWISE IMPEDE THE TRUSTEE'S ABILITY TO FORECLOSE ON THE COLLATERAL.

     In addition to the intercreditor arrangements described above, the gaming licensing process, along with other foreclosure and sale laws, could substantially delay or prevent the ability of the trustee or any noteholder to obtain the benefit of any collateral securing the notes, and may adversely affect the sales price for such collateral, and may reduce the number of potential bidders. See "Government Regulation and Licensing." The trustee's ability to foreclose on a number of the assets in which we granted security interests is subject to the prior approval of gaming authorities and, subject to the intercreditor agreement, the lenders under the senior secured credit facility. The notes and the guarantees are secured by substantially all of our and the subsidiary guarantors' current and future assets (including pledges of the equity interests of our restricted subsidiaries holding gaming licenses which were effective as of October 7, 2003 for the equity interests in Barden Mississippi and Barden Colorado and will be effective upon receipt of Nevada gaming approval for the equity interests in The Majestic Star Casino, LLC, Majestic Investor, LLC and Majestic Investor Holdings, LLC), other than the excluded assets. Approval of gaming regulatory authorities is required before any person may foreclose on, take possession of or dispose of certain of such assets. In the event we fail to pay the notes or otherwise default under the indenture, before the trustee or the holders of the notes can foreclose or take possession of the assets or exercise certain other rights, they may need to become licensed under the local state gaming laws and the regulations promulgated thereunder. Further, the Merchant Marine Act of 1936 imposes additional restrictions and limitations on the ability of non-U.S. citizens to foreclose on the Majestic Star Casino vessel and the barges at Fitzgeralds Tunica. Such restrictions and limitations may adversely affect the trustee's ability to foreclose on such collateral if you or any other holder of our notes is not a U.S. citizen.

     Federal bankruptcy law also could impair the trustee's ability to foreclose upon the collateral. If we or our restricted subsidiaries become debtors in cases under the Bankruptcy Code, there can be no assurance:

     - whether any payments under the notes would be made;

     - whether or when the trustee could foreclose upon or sell the collateral;

     - whether the term or other conditions of the notes or any rights of the holders could be altered in a bankruptcy case without the trustee's or your consent;

     - whether the trustee or you would be able to enforce your rights against the subsidiary guarantors under their guarantees; or

     - whether or to what extent holders of the notes would be compensated for any delay in payment or decline in the collateral's value.

  A COURT COULD VOID OUR SUBSIDIARIES' GUARANTEES OF THE NOTES UNDER FRAUDULENT TRANSFER LAW.

     Our restricted subsidiaries have guaranteed the notes, and each guarantor has granted a security interest in certain of its assets to secure its guarantee. Although the guarantees provide you with a direct claim against the assets of the subsidiary guarantors, under federal bankruptcy law and comparable provisions of state fraudulent transfer laws, under certain circumstances a court could avoid (i.e., cancel) a guarantee and order the return of any payments made thereunder to the guarantor or to a fund for the benefit of its other creditors.

     A court might take these actions if it found, among other things, that when the guarantor incurred the indebtedness evidenced by its guarantee, (i) it received less than reasonably equivalent value or fair consideration for the incurrence of the guarantee, and (ii) that any one of the following conditions was satisfied:

     - the guarantor was insolvent or rendered insolvent by reason of such incurrence;

     - the guarantor was engaged in a business or transaction for which its remaining assets constituted unreasonably small capital; or

     - the guarantor intended to incur, or believed (or reasonably should have believed) that it would incur, debts beyond its ability to pay as those debts matured.

     In applying the above factors, a court would likely find that a subsidiary guarantor did not receive fair consideration or reasonably equivalent value for its guarantee, except to the extent that it benefited directly or indirectly from the notes' issuance. The determination of whether a subsidiary was or was rendered "insolvent" when it entered into its guarantee will vary depending on the law of the jurisdiction being applied. Generally, an entity would be considered insolvent if the sum of its debts (including contingent or unliquidated debts) is greater than all of its property at a fair valuation or if the present fair salable value of its assets is less than the amount that will be required to pay its probable liability on its existing debts as they become absolute and matured.

     If a court avoided a subsidiary's guarantee, you would no longer have a claim against that subsidiary. We cannot assure you that the assets of the other subsidiary guarantors would be sufficient to pay amounts then due under the notes.

  THE INDENTURE GOVERNING THE NOTES AND THE SENIOR SECURED CREDIT FACILITY CONTAIN COVENANTS THAT SIGNIFICANTLY RESTRICT OUR OPERATIONS.

     The indenture governing the notes and the senior secured credit facility contain numerous covenants imposing financial and operating restrictions on our business. Any other future debt agreements may contain similar covenants. These restrictions may affect our ability to operate our business, limit our ability to take advantage of potential business opportunities as they arise and adversely affect the conduct of our current business. These covenants will place restrictions on our ability and the ability of our restricted subsidiaries to, among other things:

     - incur more debt;

     - pay dividends or make other distributions;

     - redeem our equity interests;

     - make certain acquisitions or investments;

     - use assets as security in other transactions or otherwise create liens;

     - enter into transactions with affiliates;

     - merge or consolidate with others; and

     - transfer or sell assets, including the equity interests of our restricted subsidiaries, or use asset sale proceeds.

     The senior secured credit facility also requires us to meet a number of financial ratios and tests. Our ability to meet these ratios and tests and to comply with other provisions governing our indebtedness may be adversely affected by our operations and by changes in economic or business conditions or other events beyond our control. Our failure to comply with our debt-related obligations in the indenture or in our senior secured credit facility could result in an event of default under the notes and our senior secured credit facility.

  WE MAY BE UNABLE TO REPURCHASE THE NOTES UPON A CHANGE OF CONTROL.

     Upon the occurrence of specific change of control events, we will be required to offer to repurchase your notes at 101% of their principal amount, plus accrued interest. A change in control constitutes a default under the senior secured credit facility. Any of our future debt agreements also may contain a similar provision. Our ability to pay cash to the holders of the notes in connection with such repurchase will be limited by our then existing financial resources. Accordingly, it is possible that we will not have sufficient funds at the time of the change of control to make the required repurchase of notes. The terms of the senior secured credit facility also will limit our ability to purchase your notes until all debt under the senior secured credit facility is paid in full. Any of our future debt agreements may contain similar restrictions. Accordingly, it is possible that restrictions in our senior secured credit facility or future debt agreements will not allow such repurchases. If we fail to repurchase any notes submitted in a change of control offer, it would constitute an event of default under the indenture which would, in turn, constitute an event of default under our senior secured credit facility and could constitute an event of default under our other indebtedness, even if the change in control itself would not cause a default. Further important corporate events, such as takeovers, recapitalizations or similar transactions, may not constitute a change of control under the indenture governing the notes and thus not permit the holders of the notes to require us to repurchase or redeem the notes.

  YOUR ABILITY TO TRANSFER THE REGISTERED NOTES MAY BE LIMITED BY THE ABSENCE OF AN ACTIVE TRADING MARKET AND THERE IS NO ASSURANCE THAT AN ACTIVE TRADING MARKET WILL DEVELOP FOR THE REGISTERED NOTES.

     The registered notes are a new issue of securities, and there is no existing market for the registered notes. An active market may not develop for the registered notes, and there can be no assurance as to the liquidity of any market that may develop for the registered notes. If an active market does not develop, the market price and liquidity of the registered notes may be adversely affected. If any of the registered notes are traded after their initial issuance, they may trade at a discount from their initial offering price. Future trading prices of the registered notes will depend on many factors, including, among other things, prevailing interest rates, our operating results and the market for similar securities. Historically, the market for high-yield debt has been subject to disruptions that have caused substantial fluctuations in the prices of these securities. In addition, securities of gaming companies historically have been more volatile than securities of other companies. The market for the registered notes may be subject to such disruptions, and there can be no assurance that the registered notes will not be subject to such volatility, either of which could have an adverse effect on the price and liquidity of the registered notes. We do not intend to apply for listing of the registered notes on any securities exchange or for quotation of the registered notes in any automated dealer quotation system.

RISKS RELATED TO OUR BUSINESS

  WE FACE SIGNIFICANT COMPETITION IN EACH OF THE MARKETS WHERE WE OPERATE.

     We face intense competition in each of the markets in which our gaming facilities are located. Many of our competitors have significantly greater name recognition and financial, marketing and other resources than we do. Our properties compete principally with other gaming properties in or near Illinois, Indiana, Mississippi and Colorado. In some of these jurisdictions, competition is expected to intensify as new gaming operations enter these markets and existing competitors consolidate with one another or expand or enhance their operations. In addition, we compete with gaming facilities nationwide, including casinos located on Indian reservations and other land-based casinos in Nevada and Atlantic City, as well as elsewhere, not only for customers but also for employees and potential future gaming sites. We also compete, to some extent, with other forms of gaming on both a local and national level, including state-sponsored lotteries, Internet gaming, on-and off-track wagering and card parlors. The expansion of legalized gaming to new jurisdictions throughout the United States also has increased competition faced by us and will continue to do so in the future. Additionally, if gaming facilities in our markets were purchased by larger more recognized brand names, or if gaming were legalized in jurisdictions near our properties where gaming currently is not permitted, we would face additional competition. For example, Tennessee recently passed legislation to commence a state-sponsored lottery in 2004.

     Competition requires us to make substantial capital expenditures to maintain and enhance the competitive positions of our properties, including updating slot machines to reflect changing technology, refurbishing rooms and public service areas periodically, replacing obsolete equipment on an ongoing basis and making other expenditures to increase the attractiveness and add to the appeal of our properties. Because we are highly leveraged, after satisfying our obligations under our outstanding indebtedness, there can be no assurance that we will have sufficient funds to undertake these expenditures or that we will be able to obtain sufficient financing to fund such expenditures. If we are unable to make such expenditures, our competitive position and our results of operations could be materially adversely affected.

  EXTENSIVE GOVERNMENT REGULATION CONTINUOUSLY IMPACTS OUR OPERATIONS.

     The ownership, management and operation of gaming facilities is subject to extensive laws, regulations and ordinances which are administered by various federal, state and local governmental entities and agencies. The gaming authorities located in the jurisdictions in which we operate have broad authority and discretion to require us and our officers, directors, managers, members, employees and certain security holders to obtain various licenses, registrations, permits, findings of suitability and other approvals. To enforce applicable gaming regulations, gaming authorities may, among other things, limit, suspend or revoke the licenses of any gaming entity or individual, and may levy fines or forfeiture of assets against us or individuals for violations of gaming laws or regulations. Any of these actions would have a material adverse effect on us.

     Government regulations require us to, among other things:

     - pay gaming fees and taxes in each state where we operate a casino, including retroactive taxes when and if enacted, such as the retroactive dockside tax in Indiana;

     - obtain a gaming license in each state where we operate a casino, which we must have renewed periodically and which may be suspended or revoked if we do not meet detailed regulatory requirements;

     - receive and maintain federal and state environmental approvals; and

     - receive and maintain local licenses to sell alcoholic beverages in our casinos.

     No assurances can be given that any new gaming licenses, liquor licenses, registrations, findings of suitability, permits and approvals, particularly those related to the spin-off or any proposed expansion, will be given or that existing ones will be renewed when they expire. We cannot assure you that the licenses will be renewed. Any failure to renew or maintain our licenses or receive new licenses when necessary would have a material adverse effect on us.

     The compliance costs associated with these laws, regulations and licenses are significant. A change in the laws, regulations and licenses applicable to our business or a violation of any current or future laws or regulations or our gaming licenses could require us to make material expenditures or could otherwise materially adversely affect our business or financial results.

  LEGISLATION OR LOCAL REFERENDA ON GAMING MAY RESTRICT OR ADVERSELY IMPACT OUR OPERATIONS.

     The casino entertainment industry is subject to political and regulatory uncertainty. In some of the jurisdictions in which we currently operate or from which we attract customers, or in which we may expand, gaming is subject to local referenda. If the results of a referendum held in a jurisdiction in which we operate were to restrict gaming in whole or in part or if the results of a referendum in a nearby non-gaming jurisdiction were to permit gaming, our results of operations could be negatively impacted.

     For example, in three separate instances in Mississippi, referenda were proposed which, if approved, would have amended the Mississippi Constitution to ban gaming in Mississippi and would have required all currently legal gaming entities to cease operations within two years of the ban. All three of the proposed referenda were ruled illegal by Mississippi courts because, among other reasons, each of the proposed referenda failed to include required information regarding the anticipated effect of such a ban on government revenues. It is possible in the future that gaming opponents could file a revised initiative that would address adequately the issues regarding the effect on government revenues of a prohibition of gaming in Mississippi. While we are unable to predict whether such a referendum will appear on a future ballot or the likelihood of the passage of such a referendum, if such a referendum were passed and gaming were prohibited in Mississippi, it would have a material adverse effect on us and our Mississippi gaming operations. In addition, over the years the Arkansas voters and the Arkansas legislature have considered various proposals to approve casino gaming in Arkansas or slot machines at a dog track in West Memphis and a horse track in Hot Springs. Since our operations in Tunica attract gaming patrons from Arkansas, our Tunica property in particular could be negatively impacted by the existence of casino gaming or slot machines at race tracks in Arkansas. Moreover, the State of Tennessee has approved a statewide lottery which should commence in early 2004. Further, in Colorado, a statewide ballot measure was defeated which would have allowed the installation of up to five hundred video lottery terminals at each of five designated dog and horse racetracks along Colorado's front range. There can be no assurance that similar initiatives to those described above will not be proposed in the future.

  YOU MAY BE REQUIRED TO DISPOSE OF YOUR NOTES, OR WE MAY BE REQUIRED TO REDEEM YOUR NOTES, AS A RESULT OF GAMING REGULATORY MATTERS.

     Gaming authorities have the power to investigate any of our security holders, including noteholders. These authorities may require a person who is a holder or beneficial owner of our securities, including the notes, to provide information, respond to questions or be licensed, qualified, found suitable or make filings or submissions within a required time period. If a gaming authority determines that a holder is unsuitable to own any of our securities, including the notes, such holder will have no further right to exercise any right conferred by the securities, to receive any economic benefit or payment, including payments of interest, with respect to the securities or to continue its ownership or economic interest in us.

  WE MAY BE UNABLE TO RETAIN MANAGEMENT PERSONNEL AT THE MAJESTIC STAR CASINO OR THE TWO FITZGERALDS CASINOS.

     We retain management personnel and key executives through a combination of programs and techniques including employment agreements, performance based compensation, and other types of incentives and benefit packages. We do not award stock or stock options.

     A number of current members of management and key executives are under employment contracts. Some contracts expire in the fourth quarter of 2003. While we will make every reasonable effort to maintain those management personnel and key executives that are viewed as valuable to the operations of our casinos, there can be no assurance as to our success. Though we will attempt to fill vacated management and key executive positions determined to be necessary to our operations, there can be no estimate as to the time frame in filling these positions. Any delays in filling these positions could have a materially negative impact on our operations and financial results.

  LOSS OF OUR CASINO PROPERTIES FROM SERVICE WOULD ADVERSELY AFFECT OUR OPERATIONS.

     Our gaming facilities might be damaged or interrupted by fire, flood, power loss, technology failure, break-ins, earthquakes, terrorist attacks, war or similar events. In addition, the Majestic Star Casino riverboat and our Fitzgeralds Tunica vessel and its dockside facilities are subject to risks in addition to those associated with land-based casinos, including loss of service due to casualty, mechanical failure, extended or extraordinary maintenance or inspection (including routine inspections required by the U.S. Coast Guard). In addition, our Fitzgeralds Tunica vessel is subject to access restrictions which may be imposed by the Mississippi authorities controlling the mainline Mississippi River levee in Tunica. Although there can be no assurances, we believe that these authorities will not exercise their right to impose access restrictions in the absence of flood or other flood related effects, hurricane or other severe weather conditions. Reduced patronage and the loss of our Majestic Star Casino riverboat or our Fitzgeralds Tunica dockside vessel or our land-based casino properties from service for any period of time would adversely affect our business, financial condition and results of operations.

  SEASONAL INFLUENCES CAN CAUSE OUR CASINO OPERATIONS TO FLUCTUATE.

     The gaming operations of our properties may be seasonal and, depending on the location and other circumstances, the effects of such seasonality could be significant. The properties' results are affected by inclement weather in relevant markets. For example, because of the climate in the Chicago metropolitan area, the Majestic Star Casino's operations are expected to be seasonal with stronger results generally expected during the period from May through September. Fitzgeralds Black Hawk, located in the Rocky Mountains of Colorado, is subject to snow and icy road conditions during the winter months. Any such severe weather conditions may discourage potential customers from visiting the Black Hawk facilities. At Fitzgeralds Tunica and Fitzgeralds Black Hawk, business levels are typically weaker from Thanksgiving through the end of the winter and typically stronger from mid-June to mid-November. Accordingly, our results of operations fluctuate from quarter to quarter and the results for any fiscal quarter may not be indicative of results for future fiscal quarters.

  THE RIGHT OF FITZGERALDS GAMING CORPORATION AND BARDEN NEVADA TO CONTINUE TO USE THE NAME "FITZGERALDS" MAY NEGATIVELY IMPACT OUR NATIONAL BRAND RECOGNITION.

     Under a license from us, Fitzgeralds Reno, Inc., a subsidiary of Fitzgeralds Gaming Corporation ("Fitzgeralds Reno"), has the right to use the name "Fitzgeralds" and certain other marks in connection with the operation of its existing casino property in Reno, Nevada and in connection with any casino properties it may operate in the future in Northern California, Northern Nevada, Oregon and Washington. In addition, Fitzgeralds Reno may assign the license to the first purchaser of the casino in Reno, however any other assignment requires our prior written consent. We have all other rights to the Fitzgeralds name and all Fitzgeralds trademarks, service marks and trade dress for use in connection with Fitzgeralds Tunica and Fitzgeralds Black Hawk. Because Fitzgeralds Gaming Corporation operates the existing Reno casino property and may operate any future casino properties in certain geographic areas under the Fitzgeralds name, we cannot assure you that our customers will not associate Fitzgeralds Reno and these other casino properties with our Fitzgeralds Tunica and Fitzgeralds Black Hawk, which association may negatively impact our nationally recognized brand. In connection with the proposed spin-off of Barden Nevada, the owner and operator of Fitzgeralds Las Vegas, we will also enter into a license with Barden Nevada to allow Barden Nevada the right to use the name "Fitzgeralds" in connection with its operation of that property.

  WE ARE SUBJECT TO POTENTIAL EXPOSURE TO ENVIRONMENTAL LIABILITIES.

     Generally, we are subject to a variety of federal, state and local governmental laws and regulations relating to the use, storage, discharge, emission and disposal of hazardous materials. Failure to comply with such laws could result in the imposition of severe penalties or restrictions on operations by governmental agencies or courts that could adversely affect operations.

     The Buffington Harbor gaming complex is located on a site where prior industrial operations and activities may have resulted in contamination of the environment. As the owner and operator of the Majestic Star Casino and a member of the BHR Joint Venture, we could be held responsible for the costs of addressing any contamination. Our liability under applicable environmental laws may be imposed without regard to whether we knew of, or were responsible for, the presence of hazardous substances and, in some cases, may not be limited to the value of the affected property. There can be no assurance that further development of the facility, or of a new harbor, and the related construction, will not identify environmental contamination. If this were to occur, the costs of remediation or the disruption to our business could adversely affect our operations and may also adversely affect our ability to sell, lease or operate the property or to borrow against it. We are not, nor is the BHR Joint Venture, entitled to indemnification from any prior owners or operators of the site with respect to environmental matters.

     We are not aware of any environmental contamination at the Fitzgeralds properties. The Fitzgeralds Black Hawk property, however, is located within a 400-square mile area that in 1983 was designated as the Clear Creek/Central City National Priorities List Site Study Area ("Study Area") pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended. Although Fitzgeralds Black Hawk is not within any of the specific areas of the Study Area currently identified for investigation or remediation, no assurance can be given that environmental problems will not subsequently be discovered, including in connection with any future construction on the expansion parcel of the property. Furthermore, the EPA or other governmental authorities could broaden their investigations and identify areas of concern within the site, we could be identified as a "potentially responsible party" and any liability related thereto could have a material adverse effect on us. We do not have insurance to cover environmental liabilities, if any.

  ENERGY PRICE INCREASES MAY ADVERSELY AFFECT OUR COSTS OF OPERATIONS AND OUR REVENUES.

     Our casino properties use significant amounts of electricity, natural gas and other forms of energy. While no shortages of energy have been experienced, the recent substantial increases in the cost of electricity in the United States will negatively affect our operating results. The extent of the impact is subject to the magnitude and duration of the energy price increases, but this impact could be material. In addition, energy price increases in cities that constitute a significant source of customers for our properties could result in a decline in disposable income of potential customers and a corresponding decrease in visitation to our properties, which could negatively impact our revenues.

  THE CASINO INDUSTRY GENERALLY IS DEPENDENT IN PART ON A NUMBER OF FACTORS THAT ARE BEYOND OUR CONTROL.

     The economic health of the casino industry is affected by a number of factors that are beyond our control, including: (i) general economic conditions and economic conditions specific to our primary markets; (ii) levels of disposable income of casino patrons; (iii) increased transportation costs resulting in decreased travel by patrons; (iv) local conditions in key gaming markets, including seasonal and weather-related factors; (v) increase in gaming taxes or fees; (vi) competitive conditions in the gaming industry and in particular gaming markets, including the effect of such conditions on the pricing of our games and products; and (vii) the relative popularity of entertainment alternatives to casino gaming that compete for the leisure dollar. Any of these factors could negatively impact the casino industry generally, and as a result, our revenues and results of operations.

  THE RECENT WAR WITH IRAQ AND ANY FUTURE OCCURRENCES OF TERRORIST OR OTHER DESTABILIZING EVENTS COULD NEGATIVELY AFFECT OUR REVENUES AND CASH FLOW.

     Recent military action, the prospects of extended military action and the fear of domestic terrorism has resulted in a decline in vacation travel and tourism. The magnitude and duration of these effects is unknown and cannot be predicted. Any decline in vacation travel and tourism could adversely affect our revenues.

Continued or even worsening negative market conditions related to any future occurrences of terrorist actions or other destabilizing events, and other actions that perpetuate a climate of war could cause existing and potential customers to further delay and cancel travel, convention and vacation plans, could decrease wagering and increase energy or other costs, and as a result could adversely affect our revenues and cash flow in the future.

  OUR PRINCIPAL OWNER EXERCISES SIGNIFICANT CONTROL OVER OUR BUSINESS AND OPERATIONS AND IS NOT RESTRICTED FROM PURSUING OTHER ACTIVITIES THAT MAY COMPETE WITH US.

     BDI, an entity wholly owned and controlled by Don H. Barden, beneficially owns all of our outstanding equity interests and voting power. Mr. Barden is our Chairman of the Board, President and Chief Executive Officer. In addition, we have entered into a management agreement with BDI, which provides for, among other things, distributions to be made by us to BDI that are allowable under the indenture governing the notes and under the senior secured credit facility. Also, we expect to spin-off to BDI, subject to gaming approval, Barden Nevada, the owner and operator of Fitzgeralds Las Vegas.

     Mr. Barden has the power to elect a majority of our managers, appoint new management and approve any action requiring the approval of the holders of our membership interests, including adopting amendments to our certificate of formation and operating agreement, approving mergers or sales of substantially all of our assets or pursuing other transactions which may increase the value of the principal owner's equity investment even though these transactions may involve risks to you as a holder of notes. The managers elected by our principal owner also have the authority to make decisions affecting our capital structure. Accordingly, there can be no assurance that the interests of our principal owner will not conflict with your interests as a holder of notes. In addition, neither Mr. Barden nor any of the entities which he controls, including, after the spin-off, Barden Nevada, is restricted from pursuing other opportunities which may compete for business with our operations.

  ANY FAILURE BY OUR JOINT VENTURE PARTNER TO FUND OPERATIONS OF THE BHR JOINT VENTURE OR MAKE LEASE PAYMENTS, OR ANY SIGNIFICANT CONFLICTS BETWEEN OUR JOINT VENTURE PARTNER AND US COULD ADVERSELY AFFECT OUR BUSINESS.

     In 1995, we formed the BHR Joint Venture with an indirect subsidiary of Trump Hotel and Casino Resorts, Inc. to develop and operate the dockside pavilion and common areas of the Buffington Harbor gaming complex. Efficient operation of the BHR Joint Venture to support our casino will depend upon our continuing ability, as well as that of our Joint Venture Partner, to fund day-to-day operations and agree on related business matters. In addition, both we and our Joint Venture Partner are jointly and severally liable to make lease payments related to the Buffington Harbor parking facility. When our Joint Venture Partner makes its share of the lease payment, we receive a 50% credit towards our lease obligations. Any failure by the Joint Venture Partner to fund operations of the BHR Joint Venture when required or to make the lease payments related to the Buffington Harbor parking facility (including its obligations under the BHPA lease), or any significant conflict in this relationship that is not promptly resolved, would adversely affect the operations of the gaming complex. A significant disruption in the business of the gaming complex is likely to adversely affect the operations of the Majestic Star Casino and our ability to generate revenues.

                                USE OF PROCEEDS

     We will not receive any proceeds from the exchange of the registered notes for the unregistered notes pursuant to the exchange offer. We intend the exchange offer to satisfy our obligations under the registration rights agreement that we entered into in connection with the private offering of the unregistered notes. Unregistered notes surrendered in exchange for the registered notes will be retired and canceled and cannot be reissued.

     We used the proceeds from the offering of the unregistered notes, together with approximately $28.0 million of borrowings under the new $80.0 million senior secured credit facility and approximately $2.8 million of cash on hand to
(i) fund the purchase and redemption of all of the 10 7/8% notes, (ii) fund the purchase of approximately 89% of the 11.653% notes, and (iii) pay fees and expenses associated with such refinancing transactions.

                                 CAPITALIZATION

     The following table sets forth at September 30, 2003 our cash and cash equivalents and capitalization on a historical basis and as adjusted to give pro forma effect to the refinancing transactions. The following table should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operation" and the financial statements and the notes thereto included elsewhere in this Prospectus.

                                                              AT SEPTEMBER 30, 2003
                                                              ----------------------
                                                              HISTORICAL   PRO FORMA
                                                              ----------   ---------
                                                              (DOLLARS IN THOUSANDS)
Cash and cash equivalents(1)................................   $ 35,256    $ 19,846
                                                               ========    ========
Total debt:
Senior secured credit facility(2)...........................   $     --    $ 28,000
11.653% notes due 2007, net of original issue discount of
  $5,284 (historical) and $567 (pro forma) on $16,290 of
  11.653% notes still outstanding...........................    146,483      15,723
10 7/8% notes due 2006, net of original issue discount of
  $878 (historical) and $0 (pro forma)......................    129,122          --
Unregistered notes..........................................         --     260,000
Other debt(1)...............................................        135          --
                                                               --------    --------
Total debt..................................................    275,740     303,723
Total member's deficit(1)...................................    (29,313)    (99,505)
                                                               --------    --------
Total capitalization........................................   $246,427    $204,218
                                                               ========    ========

---------------

(1) Reflects the impact of the spin-off of Barden Nevada, corporate adjustments and the impact of refinancing our indebtedness, including payment of redemption premiums and consent payments and write-off of unamortized debt issue costs. See "Unaudited Pro Forma Condensed Consolidated Balance Sheet."

(2) Concurrently with the closing of the offering of the unregistered notes, we entered into a new $80.0 million senior secured credit facility, of which $28.0 million was drawn after closing to finance the redemption of the 10 7/8% notes.

           UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL DATA

     The following unaudited pro forma condensed consolidated financial data (the "Pro Forma Financial Data") have been prepared by our management by adjusting the consolidated financial statements of The Majestic Star Casino, LLC included elsewhere in this prospectus for the refinancing transactions. The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2002 and the nine months ended September 30, 2003 reflect adjustments as if the refinancing transactions had been consummated and were effective as of January 1, 2002. The unaudited pro forma condensed consolidated balance sheet as of September 30, 2003 gives effect to the refinancing transactions as if they had occurred on September 30, 2003.

     The Pro Forma Financial Data reflects the purchase of all of the 10 7/8% notes and approximately 89% of the 11.653% notes, the issuance of $260.0 million 9 1/2% Senior Secured Notes and borrowings of $28.0 million under our new $80.0 million senior secured credit facility.

     The financial effects of the refinancing transactions as presented in the Pro Forma Financial Data are not necessarily indicative of the results of future operations. The Pro Forma Financial Data should be read in conjunction with the notes thereto, which are an integral part thereof, the consolidated financial statements of The Majestic Star Casino, LLC and the notes thereto, the unaudited pro forma consolidated financial statements of The Majestic Star Casino, LLC and the notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this prospectus.

      UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2002

                                                              ADJUSTMENTS
                                              -------------------------------------------
                                               LAS VEGAS       CORPORATE      REFINANCING
                               HISTORICAL     SPIN-OFF(1)    ADJUSTMENTS(2)    (3)(4)(5)     PRO FORMA
                              -------------   ------------   --------------   -----------   ------------
Net revenues................  $296,706,183    $(48,812,435)     $566,664      $        --   $248,460,412
Operating expenses..........   263,027,946     (50,789,425)      566,664       (2,465,982)   210,339,203
                              ------------    ------------      --------      -----------   ------------
Operating income............    33,678,237       1,976,990            --        2,465,982     38,121,209
Interest expense, net.......   (32,243,021)         18,038            --        4,583,771    (27,641,212)
Other non-operating income
  and expenses..............       119,462            (251)           --          (76,800)      (196,513)
                              ------------    ------------      --------      -----------   ------------
Income from continuing
  operations(2).............  $  1,315,754    $  1,994,777      $     --      $ 6,972,954   $ 10,283,485
                              ============    ============      ========      ===========   ============
Ratio of earnings to fixed
  charges(6)................          1.11x                                                         1.20x
                              ============                                                  ============

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003

                                                             ADJUSTMENTS
                                             -------------------------------------------
                                              LAS VEGAS       CORPORATE      REFINANCING
                               HISTORICAL    SPIN-OFF(1)    ADJUSTMENTS(2)    (3)(4)(5)     PRO FORMA
                              ------------   ------------   --------------   -----------   ------------
Net revenues................  $234,995,439   $(36,203,995)     $517,513      $        --   $199,308,957
Operating expenses..........   210,865,871    (37,706,819)      517,513       (1,835,850)   171,840,715
                              ------------   ------------      --------      -----------   ------------
Operating income............    24,129,568      1,502,824            --        1,835,850     27,468,242
Interest expense, net.......   (23,802,365)        14,551            --        3,001,552    (20,786,262)
Other non-operating income
  and expenses..............      (247,431)            --            --          (53,198)      (300,629)
                              ------------   ------------      --------      -----------   ------------
Income from continuing
  operations(7).............  $     79,772   $  1,517,375      $     --      $ 4,784,204   $  6,381,351
                              ============   ============      ========      ===========   ============
Ratio of earnings to fixed
  charges(6)................          1.07x                                                        1.16x
                              ============                                                 ============

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2002

                                                             ADJUSTMENTS
                                             -------------------------------------------
                                              LAS VEGAS       CORPORATE      REFINANCING
                               HISTORICAL    SPIN-OFF(1)    ADJUSTMENTS(2)    (3)(4)(5)     PRO FORMA
                              ------------   ------------   --------------   -----------   ------------
Net revenues................  $236,505,126   $(36,626,436)     $669,998      $        --   $200,548,688
Operating expenses..........   208,851,979    (37,967,056)      669,998       (1,833,710)   169,721,211
                              ------------   ------------      --------      -----------   ------------
Operating income............    27,653,147      1,340,620            --        1,833,710     30,827,477
Interest expense............   (24,221,241)        14,155            --        3,464,905    (20,742,181)
Other non operating income
  and expenses..............      (142,276)            --            --           53,185        (89,091)
                              ------------   ------------      --------      -----------   ------------
Net income..................  $  3,289,630   $  1,354,775      $     --      $ 5,351,800   $  9,996,205
                              ============   ============      ========      ===========   ============
Ratio of Earnings to Fixed
  Charges...................         1.19x                                                        1.30x
                              ============                                                 ============

---------------

(1) Represents the elimination of actual historical results of operations for Fitzgeralds Las Vegas for the period indicated. Upon consummation of the spin-off, the operations will no longer be reflected in our consolidated results of operations.

(2) Reflects an increase in revenues for fees to be earned by us for services to be provided to Fitzgeralds Las Vegas after the spin-off of Barden Nevada. Also reflects a change in operating expenses consisting of an increase in expenses to reflect the elimination of corporate allocations to Fitzgeralds Las Vegas. Such amounts totaled $566,664 in 2002, $517,513 for the nine months ended September 30, 2003 and $669,898 for the nine months ended September 30, 2002.

(3) Reflects a net reduction in interest expense for the indicated periods, comprised of the following:

                                                                       FOR THE         FOR THE
                                                       FOR THE       NINE MONTHS     NINE MONTHS
                                                      YEAR ENDED        ENDED           ENDED
                                                     DECEMBER 31,   SEPTEMBER 30,   SEPTEMBER 30,
                                                         2002           2003            2002
                                                     ------------   -------------   -------------
    Reduction to reflect elimination of:
    Historical interest on 10 7/8% and 11.653%
      notes, net of $1,898,274, $1,423,705 and
      $1,423,705 of interest on approximately
      $16,290,000 of the 11.653% notes due 2007,
      for the year ended December 31, 2002 and for
      the nine months ended September 30, 2003 and
      2002, respectively, which were not
      tendered.....................................  $(30,507,371)  $(22,444,252)    (22,907,605)
    Increase to reflect impact of:
    Assumed interest expense on the unregistered
      notes at 9.5%................................    24,700,000     18,525,000      18,525,000
    Assumed interest expense on the senior secured
      credit facility with a draw of $28,000,000
      (see "Use of Proceeds") at an assumed
      interest rate of one-month LIBOR plus 3.25%
      (4.37% using the rate in effect at September
      30, 2003)....................................     1,223,600        917,700         917,700
                                                     ------------   ------------    ------------
    Net Impact.....................................  $ (4,583,771)  $ (3,001,552)   $ (3,464,905)
                                                     ============   ============    ============

(4) Reflects a net reduction in amortization expense for the indicated periods, comprised of the following:

                                                                          FOR THE         FOR THE
                                                          FOR THE       NINE MONTHS     NINE MONTHS
                                                         YEAR ENDED        ENDED           ENDED
                                                        DECEMBER 31,   SEPTEMBER 30,   SEPTEMBER 30,
                                                            2002           2003            2002
                                                        ------------   -------------   -------------
    Reduction to reflect elimination of:
    Amortization of deferred financing costs on
      10 7/8% and 11.653% notes, net of $278,767,
      $214,390 and $207,178 of amortization of
      deferred financing costs related to
      approximately $16,290,000 of the 11.653% notes
      due 2007, for the year ended December 31, 2002
      and for the nine months ended September 30, 2003
      and 2002, respectively, which were not
      tendered........................................  $(3,491,085)    $(2,604,677)     (2,602,537)
    Increase to reflect impact of:
    Assumed amortization of deferred financing costs
      for the unregistered notes over a period of
      seven years ($645,104, $483,828 and $483,828 for
      the year ended December 31, 2002 and for the
      nine months ended September 30, 2003 and 2002,
      respectively) and the senior secured credit
      facility over a period of four years ($379,999,
      $284,999 and $284,999 for the year ended
      December 31, 2002 and for the nine months ended
      September 30, 2003 and 2002, respectively)......    1,025,103         768,827         768,827
                                                        -----------     -----------     -----------
    Net Impact........................................  $(2,465,982)    $(1,835,850)      1,833,710
                                                        ===========     ===========     ===========

(5) Reflects the net impact of the fees paid for undrawn credit availability on our old credit facilities and our new senior secured credit facility.

                                                                           FOR THE
                                                           FOR THE       NINE MONTHS     NINE MONTHS
                                                          YEAR ENDED        ENDED           ENDED
                                                         DECEMBER 31,   SEPTEMBER 30,   SEPTEMBER 30,
                                                             2002           2003            2002
                                                         ------------   -------------   -------------
    Reduction to reflect elimination of:
    Historical fees paid for undrawn credit
      availability.....................................    $183,200       $141,802        $141,815
    Increase to reflect impact of:
    Assumed fee for undrawn amount on the senior
      secured credit facility, assuming an initial draw
      of $28,000,000 at an assumed rate of 0.5% for
      both the year ended December 31, 2002 and for the
      nine months ended September 30, 2003 and 2002....    (260,000)      (195,000)       (195,000)
                                                           --------       --------        --------
    Net Impact.........................................    $(76,800)      $(53,198)       $(53,185)
                                                           ========       ========        ========

(6) For purposes of calculating this ratio, earnings consist of net income before equity in earnings (loss) of unconsolidated joint venture plus amortization of capitalized interest and fixed charges. Fixed charges consist of interest expense and capitalized interest, amortization of original issue discount, amortization of deferred financing costs and the portion of rental expense representative of interest expense.

(7) The loss on retirement of debt in the amount of approximately $32.3 million (consisting of premiums paid of $19.3 million and the writeoff of unamortized debt issue costs and original issue discount) has been excluded from the computation of pro forma income because such amount is non-recurring.

              UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                              AS OF SEPTEMBER 30, 2003

                                                                      ADJUSTMENTS
                                                      --------------------------------------------
                                                       LAS VEGAS       CORPORATE      REFINANCING
                                        HISTORICAL    SPIN-OFF(1)    ADJUSTMENTS(2)   (3)(4)(5)(6)    PRO FORMA
                                       ------------   ------------   --------------   ------------   ------------
ASSETS
Current Assets:
  Cash and cash equivalents..........  $ 35,256,308   $ (3,838,139)   $        --     $(11,571,912)  $ 19,846,257
  Restricted cash....................       500,000             --             --               --        500,000
  Accounts receivable, net...........     2,417,835       (646,748)            --               --      1,771,087
  Other current assets...............     4,626,990     (1,294,730)            --               --      3,332,260
                                       ------------   ------------    -----------     ------------   ------------
      Total current assets...........    42,801,133     (5,779,617)            --      (11,571,912)    25,449,604
                                       ------------   ------------    -----------     ------------   ------------
Property, equipment and vessel
  improvements, net..................   164,204,351    (27,754,302)            --               --    136,450,049
Other Assets:
  Intangible assets, net.............    16,495,496     (1,715,000)    (5,200,000)              --      9,580,496
  Goodwill...........................     5,922,398             --             --               --      5,922,398
  Deferred financing costs, net......     7,952,819             --             --       (1,308,391)     6,644,428
  Investment in Buffington Harbor
    Riverboats, LLC..................    30,249,856             --             --               --     30,249,856
  Other assets and deposits..........    13,003,738     (2,077,173)            --               --     10,926,565
                                       ------------   ------------    -----------     ------------   ------------
      Total other assets.............    73,624,307     (3,792,173)    (5,200,000)      (1,308,391)    63,323,743
                                       ------------   ------------    -----------     ------------   ------------
Total Assets.........................  $280,629,791   $(37,326,092)   $(5,200,000)    $(12,880,303)  $225,223,396
                                       ============   ============    ===========     ============   ============
LIABILITIES AND MEMBER'S EQUITY
Current Liabilities:
  Accounts payable and accrued
    liabilities......................  $ 34,203,193   $ (4,400,928)   $        --     $ (8,796,859)  $ 21,005,406
  Current maturities of long-term
    debt.............................        83,083        (83,083)            --               --             --
                                       ------------   ------------    -----------     ------------   ------------
    Total current liabilities........    34,286,276     (4,484,011)            --       (8,796,859)    21,005,406
                                       ------------   ------------    -----------     ------------   ------------
Long Term Liabilities and Debt:
  Due to related parties.............            --    (36,697,132)    36,697,132               --             --
    Amount due under Senior Secured
      Notes..........................            --             --             --      260,000,000    260,000,000
    Amount due under Senior Secured
      Credit Facility................            --             --             --       28,000,000     28,000,000
  Long-term debt, net of current
    maturities.......................   275,656,816        (52,053)            --     (259,881,964)    15,722,799
                                       ------------   ------------    -----------     ------------   ------------
Total Liabilities....................   309,943,092    (41,233,196)    36,697,132       19,321,177    324,728,205
Member's (Deficit) Equity............   (29,313,301)     3,907,104    (41,897,132)     (32,201,480)   (99,504,809)
                                       ------------   ------------    -----------     ------------   ------------
Total Liabilities and Member's
  (Deficit) Equity...................  $280,629,791   $(37,326,092)   $(5,200,000)    $(12,880,303)  $225,223,396
                                       ============   ============    ===========     ============   ============

---------------

LAS VEGAS SPIN-OFF:

(1) Reflects the elimination of the actual historical balance sheet for Fitzgeralds Las Vegas as of September 30, 2003. Upon completion of the spin-off, the assets and liabilities of Fitzgeralds Las Vegas will no longer be included in the accounts of The Majestic Star Casino, LLC. See "The Refinancing--The Spin-off."

CORPORATE ADJUSTMENTS:

(2) Reflects (i) the "pushdown" and then spin-off of the intangible asset value of the Nevada gaming license associated with Fitzgeralds Las Vegas, which intangible asset is currently held at Majestic Investor Holdings, LLC and
    (ii) the planned forgiveness of intercompany indebtedness owed by Fitzgeralds Las Vegas to Majestic Investor Holdings, LLC.

REFINANCING:

          The following schedule and notes (3) through (6) provide additional information regarding the "Refinancing" adjustments to the Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2003:

                                                                   UNAMORTIZED
                                           TENDER OF EXISTING     EXPENSES AND        ACCRUED
                           PROCEEDS FROM     SENIOR SECURED      ORIGINAL ISSUE     INTEREST ON
                               DEBT            NOTES WITH          DISCOUNT ON       EXISTING         NET
                           FINANCING(3)       PREMIUMS(4)       EXISTING NOTES(5)    NOTES(6)     ADJUSTMENTS
                           -------------   ------------------   -----------------   -----------   ------------
    Cash and cash
      equivalents........  $281,964,277      $(284,739,330)       $         --      $(8,796,859)  $(11,571,912)
    Deferred financing
      costs, net.........     6,035,723                 --          (7,344,114)              --     (1,308,391)
    Accounts payable and
      accrued
      liabilities........            --                 --                  --       (8,796,859)    (8,796,859)
    Amount due under
      senior secured
      notes..............   260,000,000                 --                  --               --    260,000,000
    Amount due under the
      senior secured
      credit facility....    28,000,000                 --                  --               --     28,000,000
    Long-term debt, net
      of current
      maturities.........            --       (265,477,000)          5,595,036               --   (259,881,964)
    Member's deficit.....            --        (19,262,330)        (12,939,150)              --    (32,201,480)

(3) Reflects the issuance of $260,000,000 of unregistered notes and the initial draw of $28,000,000 under the senior secured credit facility, and the resulting cash proceeds therefrom, after deducting underwriting discounts, commissions and estimated offering expenses aggregating $6,035,723.

(4) To reflect the use of proceeds from the offering of unregistered notes to repurchase (i) all of the outstanding 10 7/8% notes at an aggregate price of $137,069,400, and (ii) approximately 89% of the outstanding 11.653% notes at an aggregate price of $147,669,930 (collectively, the "Outstanding Notes"). Also to reflect the impact of the redemption premium paid to repurchase the Outstanding Notes as a charge to earnings (and therefore an increase in member's deficit).

(5) To write-off the unamortized portion of (i) deferred financing costs and
    (ii) original issue discount associated with the Outstanding Notes as a charge to earnings (and therefore an increase in member's deficit).

(6) To reflect the payment of accrued interest for the Outstanding Notes as of September 30, 2003.

                SELECTED HISTORICAL FINANCIAL AND OPERATING DATA

     The following tables present selected historical consolidated financial data for The Majestic Star Casino, LLC at December 31, 1998, 1999, 2000, 2001 and 2002, and for the years ended December 31, 1998, 1999, 2000, 2001 and 2002, and for the nine months ended September 30, 2002 and 2003. The historical consolidated financial data presented below includes historical financial data for Barden Nevada, the spin-off of which has not yet been consummated. The selected historical financial data at December 31, 1998, 1999, 2000, 2001 and 2002, and for the years ended December 31, 1998, 1999, 2000, 2001 and 2002, presented below have been derived from the audited consolidated financial statements for The Majestic Star Casino, LLC at those dates and for those periods. The financial statements of The Majestic Star Casino, LLC as of December 31, 2001 and 2002 and for each of the three years ended December 31, 2002 are included in this prospectus. The selected historical financial data at September 30, 2003 and for the nine months ended September 30, 2002 and 2003, presented below, have been derived from the unaudited consolidated financial statements for The Majestic Star Casino, LLC at such date and for those periods which are included in this prospectus. All adjustments, consisting only of normal recurring adjustments necessary for a fair presentation of the interim consolidated financial statements, have been included. Results for the nine months ended September 30, 2003, are not necessarily indicative of results for the full year. Because the data in this table is only a summary and does not provide all of the data contained in the financial statements, including the notes thereto, you should read "Management's Discussion and Analysis of Financial Condition and Results of Operations."

                                                                                                         FOR THE NINE MONTHS
                                                            FOR THE YEAR ENDED DECEMBER 31,              ENDED SEPTEMBER 30,
                                                  ----------------------------------------------------   -------------------
                                                    1998       1999       2000     2001(2)      2002       2002       2003
                                                  --------   --------   --------   --------   --------   --------   --------
                                                                            (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
Revenues:
Casino..........................................  $111,481   $117,268   $115,455   $132,553   $293,789   $223,250   $221,442
Rooms...........................................        --         --         --      1,079     15,495     11,837     11,246
Food and Beverage...............................     1,643      1,949      1,565      2,804     21,094     15,367     15,794
Other...........................................     1,476        960      1,431      1,931      5,547      4,340      4,227
                                                  --------   --------   --------   --------   --------   --------   --------
  Gross Revenues................................   114,600    120,177    118,451    138,367    335,925    254,794    252,709
                                                  --------   --------   --------   --------   --------   --------   --------
Less promotional allowances.....................      (337)    (3,005)    (4,689)    (8,082)   (39,219)   (18,289)   (17,714)
                                                  --------   --------   --------   --------   --------   --------   --------
Net Revenues....................................   114,263    117,172    113,762    130,285    296,706    236,505    234,995
Cost and Expenses:
Casino..........................................    18,853     19,443     23,787     28,213     87,160     77,778     75,826
Rooms...........................................        --         --         --        629      9,014      4,976      4,883
Food and beverage...............................     2,390      2,342      2,403      3,025     13,553      9,093      8,766
Other...........................................        --         --         --        109      1,560      1,171      1,354
Gaming taxes....................................    32,722     32,900     32,350     34,835     51,572     40,934     44,455
Advertising and promotion.......................    10,156      6,816      8,348      8,522     20,919     14,891     14,893
General and administrative......................    24,222     24,738     23,192     24,241     51,754     39,329     40,414
Economic Incentive--City of Gary................     3,456      3,626      3,231      3,667      3,981      2,959      3,107
Depreciation and amortization...................     7,821      8,376      9,113      8,990     21,078     15,791     15,372
Loss on investment in Buffington Harbor
  Riverboats, LLC...............................     3,167      2,848      2,059      2,798      2,424      1,806      1,795
Pre-opening expenses............................        --         --         --      1,018         13        124         --
                                                  --------   --------   --------   --------   --------   --------   --------
Total costs and expenses........................   102,787    101,089    104,483    116,047    263,028    208,852    210,865
                                                  --------   --------   --------   --------   --------   --------   --------
Operating income................................    11,476     16,083      9,279     14,238     33,678     27,653     24,130
Other income (expense):
Interest income.................................       860      1,058        893        400        194        135         83
Interest expense................................   (15,326)   (15,496)   (14,998)   (16,028)   (32,437)   (24,356)   (23,885)
Loss on sale of assets..........................      (958)        --       (417)       (12)        (5)        --       (106)
Other non-operating expenses....................      (525)      (167)      (125)      (149)      (183)      (142)      (142)
Loss (gain) on bond redemption(3)...............        --    (15,238)      (382)        --         69         --         --
                                                  --------   --------   --------   --------   --------   --------   --------
Total other income (expense)....................   (15,949)   (29,843)   (15,029)   (15,789)    32,362    (24,363)   (24,050)
                                                  --------   --------   --------   --------   --------   --------   --------
Net (loss) income...............................  $ (4,473)  $(13,760)  $ (5,750)  $ (1,551)  $  1,316   $  3,290   $     80
                                                  ========   ========   ========   ========   ========   ========   ========
Ratio of earnings to fixed charges(1)...........        (A)        (B)        (C)      1.07x      1.11x      1.19x      1.07x

                                              AS OF DECEMBER 31,                        AS OF
                             ----------------------------------------------------   SEPTEMBER 30,
                               1998       1999       2000       2001       2002         2003
                             --------   --------   --------   --------   --------   -------------
                                                    (DOLLARS IN THOUSANDS)
BALANCE SHEET DATA:
Cash and cash
  equivalents..............  $ 17,295   $ 20,145   $ 16,120   $ 25,925   $ 24,548     $ 35,256
Restricted cash............        --      7,358      2,000      1,000      1,250        1,500
Investment in BHR, net.....    40,749     38,146     43,924     33,899     31,833       30,250
Total assets...............   125,261    133,150    126,597    291,076    275,810      280,630
Current liabilities........    11,109     21,311     21,795     37,160     25,458       34,286
Long-term debt.............   117,150    128,922    128,233    273,897    274,526      275,657
Total liabilities..........   128,259    150,233    150,028    311,057    299,984      309,943
Member's deficit...........    (2,998)   (17,083)   (23,431)   (19,981)   (24,175)     (29,313)

---------------

(1) For purposes of calculating this ratio, earnings consist of net income before equity in earnings (loss) of unconsolidated joint venture plus amortization of capitalized interest and fixed charges. Fixed charges consist of interest expense and capitalized interest, amortization of original issue discount, amortization of deferred financing costs and the portion of rental expense representative of interest expense.

     (A) For the year ended December 31, 1998, earnings were inadequate to cover fixed charges by $1,222.

     (B) For the year ended December 31, 1999, earnings were inadequate to cover fixed charges by $10,828.

     (C) For the year ended December 31, 2000, earnings were inadequate to cover fixed charges by $3,607.

(2) The Company completed the acquisition of the Fitzgerald brand casinos on December 6, 2001. Results of operations reflect the acquisition after such date. See Note 1 of "Notes to Consolidated Financial Statements -- The Majestic Star Casino LLC."

(3) The Company adopted a new accounting standard in April 2002 and no longer presents gains or losses on bond redemptions as an extraordinary item. Prior period extraordinary losses have been reclassified to conform to this new presentation. See Note 2 of "Notes to Consolidated Financial
    Statements -- The Majestic Star Casino LLC."

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following discussion should be read in conjunction with the "Selected Historical Financial and Operating Data" and the unaudited consolidated financial statements and the historical financial statements and the notes thereto appearing elsewhere in this prospectus in connection with the unregistered notes. Certain statements contained in Management's Discussion and Analysis of Financial Condition and Results of Operations constitute "forward-looking statements" within the meaning of the Litigation Reform Act, which statements involve risks and uncertainties. See "Forward-Looking Statements."

OVERVIEW

     The Majestic Star Casino, LLC (the "Company") is a multi-jurisdictional gaming company that owns and operates one riverboat gaming facility located in Gary, Indiana and, through its wholly owned subsidiary Majestic Investor Holdings, LLC ("Majestic Investor Holdings" or "Investor Holdings") owns three Fitzgeralds-brand casino-hotels located in Tunica County, Mississippi ("Fitzgeralds Tunica"), Black Hawk, Colorado (casino only) ("Fitzgeralds Black Hawk"), and Las Vegas, Nevada ("Fitzgeralds Las Vegas"). Fitzgeralds Tunica, Fitzgeralds Black Hawk and Fitzgeralds Las Vegas are collectively referred to herein as the "Fitzgeralds Casinos." The Majestic Star Casino Capital Corp. is a co-issuer of the notes and a wholly owned subsidiary of The Majestic Star Casino, LLC, and was formed for the purpose of facilitating the offering of the notes and has no assets or operations.

     We have applied to the Nevada Gaming Commission for approval to spin-off Barden Nevada, the owner and operator of Fitzgeralds Las Vegas, to BDI, our parent. The discussion of our historical operating results in this section includes financial results of Barden Nevada.

     The Majestic Star Casino, the Company's riverboat gaming facility located in Gary, Indiana, has been owned and operated by the Company since 1996. On September 14, 2001 the Company formed Majestic Investor Holdings and acquired the Fitzgeralds Casinos on December 6, 2001 (the "Acquisition") and commenced operations of the Fitzgeralds Casinos on December 7, 2001 ("Inception"). Accordingly the Company has a limited operating history of the Fitzgeralds Casinos.

     Results for the nine months ended September 30, 2003 and September 30, 2002, and for the year ended December 31, 2002 include results of operations for the Majestic Star Casino, Fitzgeralds Tunica, Fitzgeralds Black Hawk and Fitzgeralds Las Vegas. As noted above, the Company commenced operations of the Fitzgeralds Casinos on December 7, 2001. Therefore, the consolidated results of operations for the year ended December 31, 2001 reflect only 25 days of operating results for the Fitzgeralds Casinos, as well as a full year of operations for Majestic Star Casino. The results for the year ended December 31, 2000 include only results of operations for the Majestic Star Casino.

HISTORICAL RESULTS OF OPERATIONS

     The following table sets forth information derived from our consolidated financial statements historical operating results for the periods indicated.

                                         FOR THE YEAR ENDED
                                            DECEMBER 31,           FOR THE NINE MONTHS ENDED
                                       -----------------------   -----------------------------
                                                                 SEPTEMBER 30,   SEPTEMBER 30,
                                       2000     2001     2002        2002            2003
                                       -----    -----    -----   -------------   -------------
REVENUES:
  Casino.............................   97.5%    95.8%    87.5%       87.7%           87.6%
  Rooms..............................    0.0%     0.8%     4.6%        4.6%            4.5%
  Food and beverage..................    1.3%     2.0%     6.3%        6.0%            6.2%
  Other..............................    1.2%     1.4%     1.6%        1.7%            1.7%
                                       -----    -----    -----       -----           -----
       Gross Revenues................  100.0%   100.0%   100.0%      100.0%          100.0%
  Less promotional allowances........   (4.0)%   (5.8)%  (11.7)%      (7.2)%          (7.0)%
                                       -----    -----    -----       -----           -----
       Net Revenues..................   96.0%    94.2%    88.3%       92.8%           93.0%
COSTS AND EXPENSES:
  Casino.............................   20.1%    20.4%    25.9%       30.5%           30.0%
  Rooms..............................    0.0%     0.5%     2.7%        2.0%            1.9%
  Food and beverage..................    2.0%     2.2%     4.0%        3.6%            3.5%
  Other..............................    0.1%     0.1%     0.5%        0.5%            0.5%
  Gaming taxes.......................   27.3%    25.2%    15.4%       16.1%           17.6%
  Advertising and promotion..........    7.0%     6.2%     6.2%        5.8%            5.9%
  General and administrative.........   19.6%    17.5%    15.4%       15.3%           16.0%
  Economic incentive--City of Gary...    2.7%     2.7%     1.2%        1.2%            1.2%
  Depreciation and amortization......    7.7%     6.5%     6.3%        6.2%            6.1%
  Loss on investment in Buffington
     Harbor Riverboats, LLC..........    1.7%     2.0%     0.7%        0.7%            0.7%
  Pre-opening expenses...............    0.0%     0.7%     0.0%        0.0%            0.0%
       Total costs and expenses......   88.2%    83.9%    78.3%       81.9%           83.4%
                                       -----    -----    -----       -----           -----
       Operating Income..............    7.2%    10.3%    10.0%       10.9%            9.6%
                                       -----    -----    -----       -----           -----
OTHER INCOME (EXPENSE):
  Interest income....................    0.8%     0.3%     0.1%        0.1%            0.0%
  Interest expense...................  (12.7)%  (11.6)%   (9.7)%      (9.6)%          (9.5)%
  Loss on disposal of assets.........   (0.4)%    0.0%     0.0%        0.0%            0.0%
  Loss (gain) on bond redemption.....    0.3%     0.0%     0.0%        0.0%            0.0%
                                       -----    -----    -----       -----           -----
  Other non-operating expense........   (0.1)%   (0.1)%   (0.1)%      (0.1)%          (0.1)%
                                       -----    -----    -----       -----           -----
       Total other expense...........  (12.7)%  (11.4)%   (9.7)%      (9.6)%          (9.6)%
                                       -----    -----    -----       -----           -----
Net income (loss)....................   (4.9)%   (1.1)%    0.3%        1.3%            0.0%
                                       =====    =====    =====       =====           =====

     Results for any one or more periods are not necessarily indicative of annual results or continuing trends.

  NINE MONTHS ENDED SEPTEMBER 30, 2003 COMPARED TO NINE MONTHS ENDED SEPTEMBER 30, 2002

     Consolidated gross revenues. Consolidated gross revenues were $252,709,000 and consolidated net revenues were $234,995,000 during the nine months ended September 30, 2003, a decrease of 0.8% and 0.6%, respectively, from consolidated gross revenues of $254,794,000 and consolidated net revenues of $236,505,000 for the same period in 2002. The Company's business can be separated into four operating departments:

casino, rooms (Fitzgeralds Tunica and Fitzgeralds Las Vegas only), food and beverage and other. Consolidated casino revenues represented 87.6% and 87.7% of consolidated gross revenues for the nine months ended September 30, 2003 and for the nine months ended September 30, 2002, respectively. Consolidated casino revenues (of which 86.2% and 87.7% were derived from slot machine revenues for the nine months ended September 30, 2003 and the nine months ended September 30, 2002, respectively) decreased 0.8% to $221,442,000 for the nine months ended September 30, 2003 from $223,251,000 for the same period in 2002. At Fitzgeralds Black Hawk and Fitzgeralds Tunica casino revenues decreased 6.4% and 6.3%, respectively, primarily due to lower business volumes offset by an increase in casino revenue at Majestic Star Casino of 4.9% primarily due to dockside gaming which began in August 2002 and the opening of the 2,000 space parking garage in May 2002. With respect to Fitzgeralds Black Hawk, the property continues to focus on a higher margin guest. As a result, the property has cut back on marketing and promotions to lower margin and unprofitable guests. This decision has caused revenues to decline from lower margin and unprofitable guests.

     Consolidated room revenues. Consolidated room revenues decreased 5.0% to $11,247,000 during the nine months ended September 30, 2003, from $11,837,000 for the same period in 2002. Room revenues decreased 6.5% at Fitzgeralds Las Vegas as the average daily rate increase of 0.9% was offset by a decrease in the average occupancy rate to 82.3% for the nine months ended September 30, 2003 from 88.8% for the same period in 2002. At Fitzgeralds Tunica, room revenues decreased 3.7% due to a decrease of both the average daily rate, which decreased 1.9% for the nine months ended September 30, 2003 and a decrease in the average occupancy rate, which fell to 93.3% during the nine months ended September 30, 2003 from 95.1% for the same period in 2002. Fitzgeralds Black Hawk and Majestic Star Casino do not operate hotels.

     Consolidated food and beverage revenues. Consolidated food and beverage revenues increased 2.8% to $15,794,000 for the nine months ended September 30, 2003 from $15,367,000 for the same period in 2002. The increase in food and beverage revenues came primarily from Fitzgeralds Las Vegas and Fitzgeralds Black Hawk and was mostly due to price increases in beverages provided to our guests. In addition, Fitzgeralds Las Vegas has been able to increase beverage sales by operating a remote bar on the Fremont Street Experience mall during event periods. Food and beverage revenue increases at Fitzgeralds Las Vegas totaled $617,000 or 11.2%, while Fitzgeralds Black Hawk experienced revenue increases of 4.8% or $71,000. At Majestic Star Casino, food and beverage revenues decreased 11.4% due to dockside gaming. Dockside gaming allows guests to freely leave the riverboat to enjoy the restaurants and bars located in the Buffington Harbor complex. Fitzgeralds Tunica experienced food and beverage revenue decreases of 1.7% as a result of lower casino volumes at the property.

     Consolidated promotional allowances. Consolidated promotional allowances decreased $575,000 or 3.1% to $17,714,000 during the nine months ended September 30, 2003 from $18,289,000 during the same period in 2002. At Fitzgeralds Tunica, promotional allowances decreased 6.1% or $663,000, primarily as a result of lower casino volumes. At Fitzgeralds Las Vegas, promotional allowances decreased 5.5% primarily as a result of high redemption of O'Lucky Bucks prior to the elimination of the program in the third quarter of 2002. The decreases at Fitzgeralds Las Vegas and Fitzgeralds Tunica were offset by increases at Majestic Star Casino of 47.6% or $298,000, which was mainly due to greater complimentaries associated with higher casino volumes.

     Consolidated casino operating expenses. Consolidated casino operating costs and expenses increased 1.0% to $210,866,000 during the nine months ended September 30, 2003 from $208,852,000 for the same period in 2002. Casino expenses were $75,826,000 during the nine months ended September 30, 2003, a 2.5% decrease from $77,778,000 for the same period in 2002. At the Fitzgeralds properties, casino expenses decreased because of lower casino volumes which resulted in reduced lease and rental expenses of slot machines, lower payroll and payroll related expenses and lower cost of complimentaries provided to the casino departments for food, beverage and rooms. In addition, at Fitzgeralds Las Vegas, casino expenses decreased due to high redemption of O'Lucky Bucks during the third quarter of 2002. The decreases in casino expenses at the Fitzgeralds properties were offset by a $1,873,000 increase in casino expenses at Majestic Star Casino, which was primarily due to increased casino volumes and greater expenses related to our cash based marketing programs.

     Consolidated rooms expenses. Consolidated rooms expenses decreased 1.9% to $4,883,000 for the nine month period ended September 30, 2003 from $4,976,000 during the same period in 2002. The decline in room expenses is attributable to our lower hotel occupancies.

     Consolidated food and beverage expenses. Consolidated food and beverage expenses decreased 3.6% to $8,766,000 for the nine month period ended September 30, 2003 from $9,093,000 during the same period in 2002. At Fitzgeralds Black Hawk, Fitzgeralds Tunica and Majestic Star Casino, food and beverage expenses decreased $168,000, $136,000 and $115,000, respectively. The reduced costs resulted from lower payroll and related expenses and lower cost of sales during the nine month period ended September 30, 2003. At Fitzgeralds Las Vegas, food and beverage expenses increased $93,000.

     Consolidated gaming taxes. Consolidated gaming taxes were $44,455,000 during the nine months ended September 30, 2003, compared to $40,934,000 for the same period in 2002. The increase is primarily due to the higher tiered tax structure in Indiana resulting from the implementation of dockside gaming in August 2002 at Majestic Star Casino. For the nine months ended September 30, 2002, Majestic Star Casino paid gaming taxes under three different tax structures. The three different tax structures for 2002 resulted in a lower effective tax rate than that computed for the nine month period ended September 30, 2003. The tiered tax structure for the nine month ended September 30, 2003 resulted in $2,566,000 of additional taxes paid by Majestic Star Casino, which was offset by decreases in gaming taxes at Fitzgeralds Tunica, Fitzgeralds Black Hawk and Fitzgeralds Las Vegas due to lower casino revenues. In addition, Majestic Star Casino took a one-time charge of $2,072,000 in the three-month period ended June 30, 2003 for "retroactive dockside taxes." Below is a more detailed discussion on Indiana's modified tax structure and the charge related to the three-month period ended June 30, 2003.

     From January 1, 2002 to June 30, 2002, Indiana gaming taxes were levied on adjusted gross receipts, as defined by Indiana gaming laws, at the rate of 20% plus $3 per passenger per the state passenger count. For the period July 1, 2002 through August 4, 2002, gaming taxes were levied on adjusted gross receipts at a flat rate of 22.5%. Beginning August 5, 2002, in connection with the commencement of dockside gaming at Majestic Star Casino, Majestic Star Casino began paying gaming taxes following a graduated tax structure with a starting rate of 15% and a top rate of 35% for adjusted gross receipts in excess of $150 million. In the nine month period ended September 30, 2002, Majestic Star Casino calculated and paid gaming tax under three different methods. In the nine month period ended September 30, 2003, Majestic Star Casino has only accrued gaming tax expense under the tiered tax structure, which has required Majestic Star Casino to calculate an estimated effective tax rate. The estimated effective tax rate is higher in the nine month period ended September 30, 2003 than the combined actual and effective tax rates for the nine month period ended September 30, 2002.

     In addition to the higher effective tax rate as imposed by the tiered gaming tax structure, the Indiana legislature clarified the start date of the tiered gaming tax structure associated with the implementation of dockside gaming. Previously, the starting date for the computation of cumulative casino revenues under the tiered tax structure was August 1, 2002 for seven riverboat casinos that implemented dockside gaming on that date; and August 5, 2002, for three riverboat casinos, including Majestic Star Casino, that implemented dockside gaming on that date. The Indiana legislature's clarification requires riverboat casinos to begin recognizing gaming tax liabilities for cumulative casino revenues under the tiered tax structure starting on July 1, 2002 if they implemented dockside gaming at any point in time. In addition, no credit was provided for taxes previously paid by Majestic Star Casino for the period July 1, 2002 through August 4, 2002. For this period the statutory tax on casino revenues was 22.5%. As a result of this retroactive dockside tax, the Indiana Department of Revenue has assessed an additional $2,072,000 of gaming taxes due from Majestic Star Casino. During the three-months ended June 30, 2003, Majestic Star Casino took a charge for this assessment. The $2,072,000 assessment is required to be paid in two equal installments, on July 1, 2003 and July 1, 2004. All penalties and interest due from Majestic Star Casino on the retroactive dockside tax assessment are waived as long as Majestic Star Casino pays 50% of its applicable assessments on July 1, 2003 and July 1, 2004. Majestic Star Casino paid the $1,036,000 assessment to Indiana Department of Revenue on July 1, 2003.

     Consolidated advertising and promotional expenses. Consolidated advertising and promotional expenses for the nine month period ended September 30, 2003 were $14,894,000, compared to $14,890,000 during the same period in 2002. At Fitzgeralds Las Vegas, advertising and promotional expense increased $788,000 primarily as a result of eliminating the accrual for earned and unredeemed O'Lucky Bucks in the third quarter of 2002. The increase at Fitzgeralds Las Vegas was offset by reduced expenses at Fitzgeralds Black Hawk and lower direct mail and guest development costs at Fitzgeralds Tunica.

     Consolidated general and administrative expenses. Consolidated general and administrative expenses increased $1,085,000 or 2.8% to $40,414,000 for the nine month period ended September 30, 2003 from $39,329,000 during the same period in 2002. The increased expenses are due partially to increased corporate expenses of $811,000 and greater parking garage lease expenses of $1,024,000. The higher corporate expenses result from payroll, payroll related and relocation expenses associated with building our corporate staff. Majestic Star Casino began recognizing lease expense associated with the opening of Buffington Harbor's 2,000 space parking garage in May of 2002. Majestic Star Casino has recognized four additional months of lease expense in the nine month period ended September 30, 2003. In addition, the Company has expensed $179,000 it has contributed to a campaign that defeated the video lottery terminal initiative at five racetracks along Colorado's front range on November 4, 2003. Lastly, Majestic Star Casino has recognized $426,000 less in expenses associated with the operation of Buffington Harbor Riverboat, LLC during the nine month period ended September 30, 2003. The Majestic Star Casino LLC is a 50% joint venture partner with Trump Indiana in the operation of the Buffington Harbor facility.

     Consolidated depreciation and amortization. Consolidated depreciation and amortization decreased to $15,373,000 for the nine month period ended September 30, 2003 from $15,791,000 during the same period in 2002. The decrease is primarily attributable to machinery and equipment being fully depreciated at Majestic Star Casino.

     Consolidated Operating income. Consolidated operating income was $24,130,000 for the nine month period ended September 30, 2003 compared to $27,653,000 for the same period in 2002. The $3,523,000, or 12.7%, decrease in operating income is principally attributed to a combination of 0.6% or $1,510,000 decrease in net revenues and a $2,014,000 increase in total operating expenses. Operating income for the nine-month period ended September 30, 2003 includes the retroactive dockside gaming tax charge of $2,072,000, $811,000 of additional corporate expenses and $1,540,000 for lease expenses related to the 2,000 space parking garage at Majestic Star. In the nine month period ended September 30, 2002, Majestic Star incurred expenses related to the parking garage of $516,000.

     Consolidated net income. As a result of the foregoing, the Company's net income was $80,000 for the nine month period ended September 30, 2003 compared to $3,290,000 for the same period in 2002.

  YEAR ENDED DECEMBER 31, 2002 COMPARED TO YEAR ENDED DECEMBER 31, 2001

     Consolidated gross revenues. Consolidated gross revenues for the year ended December 31, 2002 amounted to $335,925,000, an increase of $197,558,000 or 142.8% over gross revenues recorded in the year ended December 31, 2001. The Majestic Star Casino accounted for $136,165,000 or 40.5% of consolidated gross revenues, an increase of $10,630,000 compared to the year ended December 31, 2001. Fitzgeralds Tunica accounted for $106,954,000, or 31.8% of consolidated gross revenues, compared to $6,708,000, or 4.8% for the 25 day period ended December 31, 2001. Fitzgeralds Black Hawk accounted for $38,188,000, or 11.4% of consolidated gross revenues compared to $2,679,000, or 1.9% for the 25 day period ended December 31, 2001. Fitzgeralds Las Vegas accounted for $54,618,000, or 16.3% of consolidated gross revenues compared to $3,445,000, or 2.5% for the 25 day period ended December 31, 2001. The overall increase in consolidated gross revenue and gross revenue at the Fitzgeralds Casinos is attributable to the Acquisition. The increase in gross revenue at the Majestic Star Casino is a result of the new parking structure, which opened in May 2002, that provides customers with approximately 2,000 covered parking spaces and the commencement of dockside gaming in August 2002. Dockside gaming eliminates the requirement for cruising and provides our guests with continual access to the riverboat gaming facility.

     The Company's business can be separated into four operating departments: casino, rooms (Fitzgeralds Tunica and Fitzgeralds Las Vegas only), food and beverage and other.

     Consolidated casino revenues. Consolidated casino revenues for the year ended December 31, 2002 totaled $293,789,000, of which slot machines accounted for $255,980,000, or 87.1% and table games accounted for $37,809,000, or 12.9%.
The consolidated average number of slot machines in operation was 4,377 for the year ended December 31, 2002 compared to 4,358 for the year ended December 31, 2001 of which 2,923 were added upon the Acquisition. The consolidated average win per slot machine per day was $160 for the year ended December 31, 2002 compared to $156 in 2001. The consolidated average number of table games for the year ended 2002 was 117 compared to 114 in 2001, of which 64 were added upon the Acquisition. The consolidated average win per table for the year ended 2002 was $854 compared to $865 in 2001.

     The Majestic Star Casino's casino revenues for the year ended December 31, 2002 totaled $132,600,000, an increase of $10,405,000 or 8.5%, of which slot machines accounted for $113,119,000, or 85.3% and table games accounted for $19,481,000 or 14.7%. The 8.5% increase in casino revenues at the Majestic Star Casino was primarily attributable to a $9,918,000, or 9.6% increase in slot revenue and as discussed previously, was attributable to the opening of the parking garage in May 2002 and the commencement of dockside gaming in August 2002.

     The Majestic Star Casino accounted for 1,508, or 34.5% of total consolidated slot machines, for the year ended December 31, 2002, compared to 1,423, or 32.7% of the total consolidated slot machines for the year ended December 31, 2001. The average win per slot machine per day was $205 for the year ended December 31, 2002, compared to $199 for the year ended December 31, 2001. There were 53 table games at the Majestic Star Casino or 45.3% of consolidated total table games for the year ended December 31, 2002 compared to an average of 50, or 43.9%, of consolidated total table games for the year ended December 31, 2001. This resulted in an average win per table game per day for the year ended December 31, 2002, of $1,009, compared to an average of $1,034, for the year ended December 31, 2001. The increase in table games revenues was attributable to an increase in the table hold from 15.4% to 15.8% in comparison to the prior year. Based on all gaming activity, the average daily win per patron was $62 for the year ended December 31, 2002, compared to an average daily win per patron of $67 for the year ended December 31, 2001.

     Fitzgeralds Tunica's casino revenues for the year ended December 31, 2002, totaled $88,200,000, or 30.0% of consolidated casino revenues, of which $79,266,000, or 89.9% were derived from slot machine revenues and $8,934,000, or 10.1%, were derived from table games revenues, compared to casino revenues of $5,494,000, or 4.1% of consolidated casino revenues, of which $4,800,000, or 87.4%, were derived from slot machine revenues and $694,000, or 12.6%, were derived from table games revenues for the period from Inception through December 31, 2001.

     Fitzgeralds Tunica accounted for 1,371, or 31.3% of total consolidated slot machines, for the year ended December 31, 2002 compared to 1,388 or 31.8% of the total consolidated slot machines for the period from Inception through December 31, 2001. The average win per slot machine per day was $158 for the year ended December 31, 2002, compared to $138 for the period from Inception through December 31, 2001. There were 34 table games or 29.1% of consolidated total table games at Fitzgeralds Tunica for the year ended December 31, 2002 compared to an average of 34 and 29.8% for the period from Inception through December 31, 2001. This resulted in an average win per table game per day for the year ended December 31, 2002 of $716, compared to an average of $816, for the period from Inception through December 31, 2001.

     Fitzgeralds Black Hawk's casino revenues for the year ended December 31, 2002 totaled $36,028,000, or 12.3% of consolidated casino revenues, of which $35,306,000, or 98.0% were derived from slot machine revenues and $722,000, or 2.0%, were derived from table games revenues for the year ended December 31, 2002, compared to casino revenues of $2,510,000, or 1.9% of consolidated casino revenues, of which $2,446,000, or 97.5%, were derived from slot machine revenues and $64,000, or 2.5%, were derived from table games revenues for the period from inception through December 31, 2001.

     Fitzgeralds Black Hawk accounted for 594, or 13.5% of total consolidated slot machines, for 2002 compared to 596 or 13.7% of the total consolidated slot machines in the 25 days in 2001. The average win per slot machine per day was $163 for 2002, compared to $164 for the 25 days in 2001. There were 6 table games at Fitzgeralds Black Hawk or 5.1% of consolidated total table games in 2002, compared to 6 table games or 5.3% of consolidated total table games in the 25 days of 2001. This resulted in an average win per table game per day for 2002 of $330, compared to an average of $424, for the 25 days in 2001. The maximum wager at Fitzgeralds Black Hawk is limited to $5.00.

     Fitzgeralds Las Vegas's casino revenues for the year ended December 31, 2002 totaled $36,961,000, or 12.6% of consolidated casino revenues, of which $28,289,000, or 76.5% were derived from slot machine revenues and $8,672,000, or 23.5%, were derived from table games revenues for the year ended December 31, 2002, compared to casino revenues of $2,355,000, or 1.8% of consolidated casino revenues, of which $1,764,000, or 74.9%, were derived from slot machine revenues and $591,000, or 25.1%, were derived from table games revenues for the period from Inception through December 31, 2001.

     Fitzgeralds Las Vegas accounted for 905, or 20.7% of total consolidated slot machines for 2002, and 951 or 21.8% of total consolidated slot machines in the 25 days in 2001. The average win per slot machine per day was $86 for 2002, compared to $74 for the 25 days in 2001. There were 24 table games at Fitzgeralds Las Vegas or 20.5% of consolidated total table games in 2002 compared to 24 table games or 21.0% of consolidated total table games in the 25 days of 2001. This resulted in an average win per table game per day for 2002 of $989, compared to an average of $985, for the 25 days in 2001.

     Consolidated room revenues. Consolidated room revenues totaled $15,495,000 or 4.6% of the consolidated gross revenue for the year ended December 31, 2002 compared to $1,079,000 or 0.8% of the consolidated gross revenue for the period from Inception to December 31, 2001.

     Of this amount, Fitzgeralds Tunica accounted for $8,160,000, or 52.7%, with 507 rooms, and Fitzgeralds Las Vegas accounted for $7,335,000, or 47.3%, with 638 rooms, compared to $544,000, or 50.4%, at Fitzgeralds Tunica and $535,000, or 49.6% at Fitzgeralds Las Vegas for the period from Inception through December 31, 2001. The increase was attributed to a full year of operations at the Fitzgeralds properties for the year ended December 31, 2002 compared to 25 days of operation for December 2001. For 2002, the average daily rate was $48 and the occupancy rate was 93.4% at Fitzgeralds Tunica and the average daily rate was $36 and the occupancy rate was 86.5% at Fitzgeralds Las Vegas, compared to $50 and 86.5% at Fitzgeralds Tunica and $42 and 79.8% at Fitzgeralds Las Vegas for the period from Inception through December 31, 2001. The Majestic Star Casino and Fitzgeralds Black Hawk do not operate hotels.

     Consolidated food and beverage revenue. Consolidated food and beverage revenue for the year ended December 31, 2002 totaled $21,094,000, or 6.3% of consolidated gross revenues, compared to $2,804,000, or 2.0% of consolidated gross revenues for the year ended December 31, 2001.

     The Majestic Star Casino accounted for $1,624,000, or 7.7% of consolidated food and beverage revenue for the year ended December 31, 2002, an increase of $10,000, or 0.6% compared to the year ended December 31, 2001.

     Fitzgeralds Tunica accounted for $9,280,000, or 44.0% of consolidated food and beverage revenue, compared to $586,000, or 20.9% for the period from Inception through December 31, 2001. Fitzgeralds Black Hawk accounted for $1,909,000, or 9.0% of consolidated food and beverage revenue, compared to $156,000, or 5.6%, for the period from Inception through December 31, 2001. Fitzgeralds Las Vegas accounted for $8,281,000, or 39.3% of consolidated food and beverage revenue, compared to $448,000, or 16.0%, for the period from Inception through December 31, 2001.

     Consolidated other revenues. Consolidated other revenues consisted primarily of commission and retail income and totaled $5,547,000, or 1.6% of consolidated gross revenues for the year ended December 31, 2002, compared to $1,931,000, or 1.4% of consolidated gross revenues for the year ended December 31, 2001.

     The Majestic Star Casino accounted for $1,942,000, or 35.0% of consolidated other revenues, compared to $1,727,000, or 89.4% of consolidated other revenues for the year ended December 31, 2001.

     Fitzgeralds Tunica accounted for $1,314,000, or 23.7% of consolidated other revenues, compared to $84,000 or 4.4% of consolidated other revenues from the period of Inception through December 31, 2001. Fitzgeralds Black Hawk accounted for $250,000, or 4.5% of consolidated other revenues, compared to $13,000 or 0.7% of consolidated other revenues from the period of Inception to December 31, 2001. Fitzgeralds Las Vegas accounted for $2,041,000, or 36.8% of consolidated other revenues, compared to $107,000, or 5.5% of consolidated other revenues from the period from Inception to December 31, 2001.

     Consolidated promotional allowances. Consolidated promotional allowances deducted from the Company's gross revenues for the years ended December 31, 2002 and December 31, 2001, were $39,219,000 or 11.7% of consolidated gross revenues and $8,082,000 or 5.8% of consolidated gross revenues, respectively.

     The Majestic Star Casino accounted for $8,871,000 or 22.6% of consolidated promotional allowances, an increase of $3,100,000 or 53.7% compared to the year ended December 31, 2001. The increase is attributable to an increase in cash back giveaways for the year ended December 31, 2002.

     For 2002 Fitzgeralds Tunica accounted for $19,566,000, or 49.9% of consolidated promotional allowances, Fitzgeralds Black Hawk accounted for $5,079,000, or 13.0% of consolidated promotional allowances, and Fitzgeralds Las Vegas accounted for $5,703,000, or 14.5% of consolidated promotional allowances, compared to $1,340,000, or 16.6%, $606,000, or 7.5%, and $365,000, or 4.5%,
respectively, for the period from Inception through December 31, 2001.

     Consolidated casino operating expenses. Consolidated casino operating expenses for the year ended December 31, 2002, totaled $87,160,000, or 25.9% of consolidated gross revenues and 29.7% of casino revenues compared to $28,213,000 or 20.4% of consolidated gross revenues and 21.3% of casino revenues, respectively, for the year ended December 31, 2001.

     The Majestic Star Casino accounted for $26,338,000, or 30.2% of consolidated casino operating expenses for the year ended December 31, 2002 compared to $24,102,000, or 85.4% of consolidated casino operating expenses for the year ended December 31, 2001. The increase of $2,236,000, or 9.3% in casino operating expenses is primarily attributed to an increase of $1,070,000 for cash related coupons and $970,000 in payroll and related benefits. Food and beverage items provided to the Majestic Star Casino's gaming patrons at facilities located in, and/or owned by the BHR Joint Venture for the year ended December 31, 2002 and December 31, 2001, totaled $1,013,000 and $876,000, respectively, and are in casino operating expenses. The BHR Joint Venture and other third-party operators of food kiosks invoice the Majestic Star Casino monthly for these charges at cost, which approximates retail value.

     For the year ended December 31, 2002, Fitzgeralds Tunica accounted for $32,287,000, or 37.0% of consolidated casino operating expenses, Fitzgeralds Black Hawk accounted for $10,505,000, or 12.1% of consolidated casino operating expenses, and Fitzgeralds Las Vegas accounted for $18,030,000, or 20.7% of consolidated casino operating expenses, compared to $2,076,000 or 7.4%, $692,000 or 2.5%, and $1,343,000 or 4.7%, respectively, for the period from Inception through December 31, 2001.

     Consolidated rooms expenses. Consolidated rooms expenses for the year ended December 31, 2002, were $9,014,000, or 2.7% of consolidated gross revenues compared to $629,000, or 0.5% of consolidated gross revenues for the period of Inception through December 31, 2001. These expenses were primarily comprised of salaries, wages and benefits, and operating expenses of the hotels. Fitzgeralds Tunica accounted for $3,474,000, or 38.5% of consolidated rooms expenses and Fitzgeralds Las Vegas accounted for $5,540,000, or 61.5% of consolidated room expense, compared to $188,000, or 29.9% and $441,000, or 70.1%, respectively, for the period from Inception through December 31, 2001.

     Consolidated food and beverage expenses. Consolidated food and beverage expenses for the twelve months ended December 31, 2002, were $13,553,000, or 4.0% of consolidated gross revenues compared to $3,025,000, or 2.2% of consolidated gross revenues for the period ending December 31, 2001. Majestic Star Casino accounted for $2,286,000, or 16.9% of consolidated food and beverage expenses, Fitzgeralds Tunica accounted for $2,892,000, or 21.3% of consolidated food and beverage expenses, Fitzgeralds Black Hawk accounted for $1,071,000, or 7.9% of consolidated food and beverage expenses, and Fitzgeralds Las Vegas accounted for $7,304,000, or 53.9% of consolidated food and beverage expenses for the year ending

December 31, 2002, compared to $2,317,000, or 76.6% for the year ending December 31, 2001 at Majestic Star, and $222,000 or 7.3%, $65,000 or 2.2%, and $421,000
or 13.9% at Fitzgeralds Tunica, Fitzgeralds Black Hawk and Fitzgeralds Las Vegas, respectively, for the period from Inception through December 31, 2001.

     Consolidated gaming taxes. Consolidated gaming taxes totaled $51,572,000, or 15.4% of consolidated gross revenues for the year ended December 31, 2002, compared to $34,835,000, or 25.2% of consolidated gross revenues for the year ended December 31, 2001. For the six months ended June 30, 2002, Indiana gaming taxes were levied on adjusted gross receipts, as defined by Indiana gaming laws, at the rate of 20% plus $3 per admission. For the period July 1, 2002 through August 4, 2002, gaming taxes were levied on adjusted gross receipts, at a flat rate of 22.5%. Beginning August 5, 2002, in connection with the commencement of dockside gaming, Majestic Star began to pay taxes under a graduated tax structure with a starting rate of 15% and a top rate of 35% for adjusted gross receipts in excess of $150 million.

     Majestic Star Casino accounted for $33,621,000, or 65.2% of consolidated gaming taxes for the year ended December 31, 2002 compared to $34,026,000, or 97.7% of consolidated gaming taxes for the year ended December 31, 2001.

     For the year ended December 31, 2002, Fitzgeralds Tunica accounted for $10,496,000, or 20.4% of consolidated gaming taxes, Fitzgeralds Black Hawk accounted for $4,554,000, or 8.8% of consolidated gaming taxes and Fitzgeralds Las Vegas accounted for $2,901,000, or 5.6% of consolidated gaming taxes, compared to $654,000 or 1.9%, $15,000, or 0.0% and $140,000 or 0.4%,
respectively, for the period from Inception through December 31, 2001.

     Consolidated advertising and promotion expenses. Consolidated advertising and promotion expenses include salaries, wages and benefits of the marketing and casino service departments, as well as promotions, advertising and special events. Consolidated advertising and promotion expenses for the year ended December 31, 2002 totaled $20,919,000, or 6.2% of gross revenues, compared to $8,522,000, or 6.2% for the year ended December 31, 2001.

     The Majestic Star Casino accounted for $7,636,000, or 36.5% of consolidated advertising and promotion expenses for the year ended December 31, 2002 and $7,596,000, or 89.1% of consolidated advertising and promotion expenses for the year ended December 31, 2001.

     Fitzgeralds Tunica accounted for $5,818,000, or 27.9% of consolidated advertising and promotion expenses, Fitzgeralds Black Hawk accounted for $3,000,000, or 14.3% of consolidated advertising and promotion expenses, and Fitzgeralds Las Vegas accounted for $4,465,000, or 21.3% of consolidated advertising and promotion expenses for the year ended December 31, 2002, compared to $423,000, or 5.0%, $181,000 or 2.1%, and $322,000, or 3.8%,
respectively, for the period from Inception through December 31, 2001.

     Consolidated general and administrative expenses. Consolidated general and administrative expenses for the year ended December 31, 2002 were $51,754,000, or 15.4% of consolidated gross revenues, compared to $24,241,000, or 17.5% of consolidated gross revenues for the year ended December 31, 2001.

     The Majestic Star Casino accounted for $26,776,000, or 51.7% of consolidated general and administrative expenses for the year ended December 31, 2002 and $22,671,000, or 93.5% for the year ended December 31, 2001. These expenses included $5,977,000 for berthing fees paid to the BHR Joint Venture, $5,975,000 for marine operations including housekeeping, and $3,112,000 for security and surveillance operations for the year ended December 31, 2002. The dollar increase of $4,105,000 in these expenses is primarily attributed to an increase of $1,735,000 in operating expense associated with corporate, a $964,000 increase associated with the BHPA parking garage lease, $700,000 for various legal claims and fees, $400,000 due to an increase in property tax and $400,000 in insurance costs.

     For the year ended December 31, 2002, Fitzgeralds Tunica accounted for $10,429,000, or 20.2% of consolidated general and administrative expenses, Fitzgeralds Black Hawk accounted for $5,035,000, or 9.7% of consolidated general and administrative expenses, Fitzgeralds Las Vegas accounted for $9,169,000, or 17.7% of consolidated general and administrative expenses and unallocated corporate expenses accounted for $345,000, or 0.7% of consolidated general and administrative expenses compared to $642,000 or 2.7%,

$302,000 or 1.2%, $599,000, or 2.5% and $27,000, or 0.1%, respectively, for the period of Inception through December 31, 2001. During 2002, Majestic Investor Holdings expensed $196,000 of retention bonuses to various members of management which bonuses were paid for the fourth quarter of 2002. The retention bonuses were negotiated prior to the acquisition of the Fitzgeralds properties and were given to certain members of the predecessor company's management team if they would stay with the successor company for a period of one year after the acquisition.

     Consolidated depreciation and amortization. Consolidated depreciation and amortization for the year ended December 31, 2002 was $21,078,000, or 6.3% of consolidated gross revenues, compared to $8,990,000, or 6.5% of consolidated gross revenues for the year ended December 31, 2001.

     The Majestic Star Casino accounted for $6,617,000, or 31.4% of consolidated depreciation and amortization for the year ended December 31, 2002, compared to $8,070,000, or 89.7% for the year ended December 31, 2001. The dollar decrease totaled $1,453,000, of which $900,000 is depreciation expense and $553,000 is amortization expense. The decrease is attributable to machinery and equipment being fully depreciated. The loss relating to the investment in the BHR Joint Venture (for depreciation and amortization) for the years ended December 31, 2002 and 2001 was $2,424,000 and $2,798,000, respectively.

     Fitzgeralds Tunica accounted for $7,373,000, or 35.0% of consolidated depreciation and amortization, Fitzgeralds Black Hawk accounted for $1,538,000, or 7.3% of consolidated depreciation and amortization, and Fitzgeralds Las Vegas accounted for $2,953,000, or 14.0% of consolidated depreciation and amortization expense, compared to $484,000 or 5.4%, $100,000, or 1.1%, and $167,000 or 1.9%,
respectively, for the period from Inception through December 31, 2001. Amortization of deferred financing costs for Majestic Investor Holdings accounted for $2,597,000, or 12.3% of consolidated depreciation and amortization expense compared to $169,000, or 1.9% for the period from Inception through December 31, 2001.

     Consolidated gain on bond redemption. In 2002, Majestic Investor Holdings purchased for $759,000 its 11.653% notes with a face value of $865,000, plus accrued interest. Such notes, net of unamortized original issue discount, were being carried at a value of $828,000. The result was a $69,000 gain.

     Consolidated pre-opening costs. Consolidated pre-opening costs for 2002 and 2001 were $13,000 and $1,018,000, respectively. These expenses were incurred prior to the Acquisition and represent costs including salaries and wages, professional fees and other administrative expenses.

     Consolidated operating income. The consolidated operating income for the year ended December 31, 2002 was $33,747,000, or 10.0% of consolidated gross revenues, compared to an operating income for the year ended December 31, 2001 of $14,238,000, or 10.3% of consolidated gross revenues. The increase was due to a full year of operations at our Fitzgeralds casinos compared to twenty-five days of operation of the properties in the prior year period.

     Majestic Star Casino accounted for $17,615,000, or 52.3% of consolidated operating income compared to $14,517,000, or 102.0% of consolidated operating income for the year ended December 31, 2001. The $3,119,000, or 21.5% increase is attributed to the increase in Majestic Star Casino's gross revenues offset by increased expenses as previously discussed.

     Fitzgeralds Tunica accounted for $14,281,000, or 42.4% of consolidated operating income, Fitzgeralds Black Hawk accounted for $6,715,000, or 19.9% of consolidated operating income, Fitzgeralds Las Vegas accounted a loss of $1,977,000, or (5.9)% of consolidated operating income, and the unallocated corporate loss principally for amortization accounted for $2,887,000, or (8.6)% of consolidated operating income for the year ended December 31, 2002, compared to $654,000, or 4.6%, $674,000, or 4.7%, a loss of $393,000, or (2.8)% and a loss for pre-opening expenses of $1,214,000, or (8.5)% respectively, for the period from Inception through December 31, 2001.

     Consolidated net interest expense. The consolidated net interest expense for the year ended December 31, 2002 was $32,243,000, or 9.6% of consolidated gross revenues compared to $15,628,000, or 11.3% of consolidated gross revenue for the same period last year. The significant increase is attributable to interest expense recognized on the 11.635% notes for all of 2002 versus twenty-five days in 2001.

     Net interest expense attributed to the Majestic Star Casino for the year ended December 31, 2002 was $14,261,000, or 44.2% of consolidated net interest expense, compared to $14,635,000, or 93.6% consolidated net interest expense for the same period last year. The $374,000 decrease in net interest expense at Majestic Star is primarily attributed to a $124,000 decrease in interest income, offset by lower interest in the line of credit and interest paid in 2001 to the Indiana Department of Revenue.

     Fitzgeralds Tunica had interest income of $28,000, Fitzgeralds Black Hawk had net interest income of $8,000, Fitzgeralds Las Vegas had net interest expense of $18,000 and the unallocated corporate interest expense at Majestic Investor Holdings, primarily associated with the 11.653% notes, was $18,000,000 for the year ended December 31, 2002, compared to a net interest income of $1,500 and $900, and a net interest expense of $2,100 and $993,000 for the period from Inception through December 31, 2001.

     Other. Other non-operating expenses of $183,000 and $149,000 for the years ended December 31, 2002 and 2001, respectively, represent fees associated with the line of credit.

     Consolidated net income/loss. As a result of the foregoing, the Company realized a consolidated net income of $1,316,000, or 0.3% of consolidated gross revenue for the year ended December 31, 2002, compared to a consolidated net loss of $1,551,000, or (1.1%) of consolidated gross revenue for the year ended December 31, 2001. Majestic Star Casino accounted for a net income of $3,221,000 compared to a net loss of $280,000 for the year ended December 31, 2001. Fitzgeralds Tunica accounted for net income of $14,316,000, Fitzgeralds Black Hawk accounted for net income of $6,702,000, Fitzgeralds Las Vegas accounted for a net loss of $1,995,000 and unallocated corporate at Majestic Investor Holdings accounted for a net loss of $20,928,000 for the year ended December 31, 2002, compared to net income of $655,000 and $675,000, respectively and a net loss of $395,000 and $2,206,000 respectively, for the period from Inception through December 31, 2001.

  YEAR ENDED DECEMBER 31, 2001 COMPARED TO YEAR ENDED DECEMBER 31, 2000

     Consolidated gross revenues. Consolidated gross revenues for the year ended December 31, 2001 amounted to $138,367,000, an increase of $19,916,000, or 16.8% of consolidated gross revenues for the year ended December 31, 2000. The Majestic Star Casino, for the year ended December 31, 2001, accounted for $125,535,000, or 90.7% of consolidated gross revenues, an increase of $7,084,000, compared to the year ended December 31, 2000. The 6.0% increase in gross revenues at the Majestic Star Casino was primarily attributable to a $10,114,000, or 10.9% increase in slot revenue partially offset by a $3,374,000, or 15.1% decline in table game revenues as a result of an 11.7% decrease in the table drop and a lower than anticipated table hold.

     For the period from Inception through December 31, 2001, Fitzgeralds Tunica accounted for $6,708,000, or 4.9% of consolidated gross revenues, Fitzgeralds Black Hawk accounted for $2,679,000, or 1.9% of consolidated gross revenues, and Fitzgeralds Las Vegas accounted for $3,445,000, or 2.5% of consolidated gross revenues.

     The Company's business can be separated into four operating departments: casino, rooms (Fitzgeralds Tunica and Fitzgeralds Las Vegas only), food and beverage and other.

     Consolidated casino revenues. Consolidated casino revenues for the year ended December 31, 2001 totaled $132,553,000, or 95.8% of consolidated gross revenue, of which slot machines accounted for $112,210,000, or 84.7% and table games accounted for $20,343,000, or 15.3% compared to $115,455,000 or 97.5% of consolidated gross revenues of which slot machines accounted for $93,086,000, or 80.6% and table games accounted for $22,369,000, or 19.4%

     The Majestic Star Casino's casino revenues for the year ended December 31, 2001 totaled $122,195,000, or 92.2% of consolidated casino revenues, of which slot machines accounted for $103,200,000, or 84.5% and table games accounted for $18,995,000, or 15.5%, an increase of $6,739,000, or 5.8% for the same period last year.

     For the period from Inception through December 31, 2001, Fitzgeralds Tunica accounted for $5,493,000, or 4.1% of consolidated casino revenue, of which $4,800,000, or 87.4% were derived from slot machine revenues, and $694,000, or 12.6% were derived from table games revenues. Fitzgeralds Black Hawk accounted for $2,510,000, or 1.9% of consolidated casino revenue, of which $2,446,000, or 97.5% were derived from slot machine revenues, and $64,000, or 2.5% were derived from table game revenues and Fitzgeralds Las Vegas accounted for $2,355,000, or 1.8% of consolidated casino revenue, of which $1,764,000, or 74.9% were derived from slot machine revenues, and $591,000, or 25.1% were derived from table game revenues.

     The consolidated average number of slot machines in operation was 4,358 for the year ended December 31, 2001, compared to 1,435 for the year ended December 31, 2000, an increase of 2,923 slot machines. The increase in slot machines is due to the acquisition of the Fitzgeralds properties on December 6, 2001.

     For the year ended December 31, 2001, Majestic Star Casino accounted for 1,423, or 32.7% of consolidated slot machines, compared to 1,435 for the year ended December 31, 2000. The average win per slot machine per day increased to $199 for the year ended December 31, 2001, from $177 for the year ended December 31, 2000. The increase is partially attributed to an aggressive multi-media marketing campaign (including direct mail) emphasizing the tag line "Change Your Luck" combined with a reconfiguration of the casino gaming floor which optimized the available space to accommodate the casino patrons.

     For the period from Inception through December 31, 2001, Fitzgeralds Tunica accounted for 1,388, or 31.8% of consolidated slot machines, Fitzgeralds Black Hawk accounted for 596, or 13.7% of consolidated slot machines, and Fitzgeralds Las Vegas accounted for 951, or 21.8% of consolidated slot machines. The consolidated average win per slot machine per day was $138, $164 and $74 at Fitzgeralds Tunica, Fitzgeralds Black Hawk and Fitzgeralds Las Vegas, respectively.

     The consolidated average number of table games in operation was 114 for the year ended December 31, 2001, compared to 55 for the year ended December 31, 2000. The increase in table games is due to the acquisition of the Fitzgeralds properties on December 6, 2001. The consolidated average win per table game per day for the year ended December 31, 2001 was $984, compared to $1,108 for the year ended December 31, 2000.

     The Majestic Star Casino accounted for 50, or 43.9% of consolidated table games for the year ended December 31, 2001 compared to 55 for the year ended December 31, 2000. The average win per table game per day during the year ended December 31, 2001 decreased to $1,034 compared to $1,108 during the year ended December 31, 2000. The decline in table games revenues was attributable to a decline of $16,311,000, or 11.7% in table drop and a decrease in the table hold from 16.0% to 15.4% in comparison to the prior year.

     For the period from Inception through December 31, 2001, Fitzgeralds Tunica accounted for 34, or 29.8% of consolidated table games, Fitzgeralds Black Hawk accounted for 6, or 5.3% of consolidated table games, and Fitzgeralds Las Vegas accounted for 24, or 21.0% of consolidated table games. The average win per table game per day was $816, $424 and $985 at Fitzgeralds Tunica, Fitzgeralds Black Hawk and Fitzgeralds Las Vegas, respectively.

     At Majestic Star, the average daily win per state passenger count was $38 and the average daily win per patron was $67 for the year ended December 31, 2001, compared to an average daily win per state passenger count of $37 and an average daily win per patron of $68 for the year ended December 31, 2000.

     Consolidated room revenues. Consolidated room revenues totaled $1,079,000, or 0.8% of the consolidated gross revenue for the year ended December 31, 2001 and was attributed to the 25 days of operations for the Fitzgeralds properties. Of this amount, Fitzgeralds Tunica accounted for $544,000, or 50.4% of consolidated room revenues with 507 rooms. The average daily rate at Fitzgeralds Tunica was $50 and the occupancy rate was 86.5%. Fitzgeralds Las Vegas accounted for $535,000, or 49.6% of consolidated room revenues with 638 rooms. The average daily rate at Fitzgeralds Las Vegas was $42 and the occupancy rate was 79.8%. The Majestic Star Casino and Fitzgeralds Black Hawk do not operate a hotel.

     Consolidated food and beverage revenue. Consolidated food and beverage revenue for the year ended December 31, 2001 totaled $2,804,000, or 2.0% of consolidated gross revenues, compared to $1,565,000, or

1.3% of gross revenues for the year ended December 31, 2000. The increase in consolidated food and beverage revenue is due to the acquisition of the Fitzgeralds properties on December 6, 2001.

     The Majestic Star Casino accounted for $1,614,000, or 57.5% of consolidated food and beverage revenue for the year ended December 31, 2001, an increase of $49,000, or 3.1% compared to the year ended December 31, 2000.

     For the period from Inception to December 31, 2001, Fitzgeralds Tunica accounted for $586,000, or 20.9% of consolidated food and beverage revenue, Fitzgeralds Black Hawk accounted for $156,000, or 5.6% of consolidated food and beverage revenue, and Fitzgeralds Las Vegas accounted for $448,000, or 16.0% of consolidated food and beverage revenue.

     Consolidated other revenues. Consolidated other revenues consisted primarily of commission and retail income and totaled $1,931,000, or 1.4% of consolidated gross revenues for the year ended December 31, 2001, compared to $1,431,000, or 1.2% of gross revenue for the year ended December 31, 2000.

     The Majestic Star Casino accounted for $1,727,000, or 89.4% of consolidated other revenues for the year ended December 31, 2001, compared to $1,431,000, or 100.0% of consolidated other revenues for the year ended December 31, 2000.

     For the period from Inception through December 31, 2001, Fitzgeralds Tunica accounted for $84,000, or 4.4% of consolidated other revenues, Fitzgeralds Black Hawk accounted for $13,000, or 0.7% of consolidated other revenues, and Fitzgeralds Las Vegas accounted for $107,000, or 5.5% of consolidated other revenues.

     Consolidated promotional allowances. Consolidated promotional allowances deducted from the Company's gross revenues for the years ended December 31, 2001 and 2000, were $8,082,000, or 5.8% and $4,689,000, or 4.0% of consolidated gross revenues, respectively.

     The Majestic Star Casino accounted for $5,771,000, or 71.4% of consolidated promotional allowances for the year ended December 31, 2001, an increase of $1,081,000, or 23.0% compared to the year ended December 31, 2000.

     For the period from Inception through December 31, 2001, Fitzgeralds Tunica accounted for $1,340,000, or 16.6% of consolidated promotional allowances, Fitzgeralds Black Hawk accounted for $606,000, or 7.5% of consolidated promotional allowances, and Fitzgeralds Las Vegas accounted for $365,000, or 4.5% of consolidated promotional allowances.

     Consolidated casino operating expenses. Consolidated casino operating expenses for the year ended December 31, 2001, totaled $28,213,000, or 20.4% of consolidated gross revenues, compared to $23,787,000, or 20.1% of consolidated gross revenues for the year ended December 31, 2000. These expenses were primarily comprised of salaries, wages and benefits, and operating expenses of the casino.

     The Majestic Star Casino accounted for $24,102,000, or 85.4% of consolidated casino operating expenses, compared to $23,787,000, or 100.0% of consolidated casino operating expenses for the year ended December 31, 2000. The dollar increase of $315,000 in casino operating expenses is primarily attributed to an increase of $120,000 for gaming equipment rental and other various casino operating expenses. Promotional allowances provided to the Majestic Star Casino's gaming patrons at facilities located in, and/or owned by the BHR Joint Venture for the year ended December 31, 2001 and 2000, totaled $876,000 and $491,000, respectively, and are characterized in the financial statements as an expense. The BHR Joint Venture and other third-party operators of food kiosks invoice the Majestic Star Casino monthly for these promotional allowances at cost, which approximates retail value.

     For the period from Inception through December 31, 2001, Fitzgeralds Tunica accounted for $2,076,000, or 7.4% of consolidated casino operating expenses, Fitzgeralds Black Hawk accounted for $692,000, or 2.5% of consolidated casino operating expenses, and Fitzgeralds Las Vegas accounted for $1,343,000, or 4.7% of consolidated casino operating expenses.

     Consolidated gaming taxes. Consolidated gaming taxes are levied on adjusted gross receipts (as defined in each of the applicable state's gaming laws). Consolidated gaming taxes totaled $34,835,000, or 25.2% of consolidated gross revenue for the year ended December 31, 2001, compared to $32,350,000, or 27.3% of consolidated gross revenue for the year ended December 31, 2000.

     The Majestic Star Casino accounted for $34,026,000, or 97.7% of consolidated gaming taxes and $32,350,000 or 100.0% of consolidated gaming taxes for the years ended December 31, 2001 and 2000, respectively. An additional $3,667,000 was paid for the year ended December 31, 2001, compared to $3,231,000 for the year ended December 31, 2000, to the City of Gary under an economic incentive agreement whereby Majestic Star pays 3% of adjusted gross receipts directly to the City.

     For the period from Inception through December 31, 2001, Fitzgeralds Tunica accounted for $654,000, or 1.9% of consolidated gaming taxes, Fitzgeralds Black Hawk accounted for $15,000 of consolidated gaming taxes, and Fitzgeralds Las Vegas accounted for $140,000, or 0.4% of consolidated gaming taxes.

     Consolidated advertising and promotion expenses. Consolidated advertising and promotion expenses include salaries, wages and benefits of the marketing and casino service departments, as well as promotions, advertising and special events. Consolidated advertising and promotion expenses for the year ended December 31, 2001 totaled $8,522,000, or 6.2% of consolidated gross revenues, compared to $8,348,000, or 7.0% of consolidated gross revenues for the year ended December 31, 2000.

     The Majestic Star Casino accounted for $7,596,000, or 89.1% of consolidated advertising and promotion expenses for the year ended December 31, 2001 compared to $8,348,000, or 100.0% of consolidated advertising and promotion expenses for the year ended December 31, 2000. The $752,000, or 9.0% decrease in advertising and promotion expenses for the year ended December 31, 2001 was primarily the result of a decrease in mass marketing expenditures partially offset by an increase in operating supplies.

     For the period from Inception through December 31, 2001, Fitzgeralds Tunica accounted for $423,000, or 5.0% of consolidated advertising and promotion expenses, Fitzgeralds Black Hawk accounted for $181,000, or 2.1% of consolidated advertising and promotion expenses, and Fitzgeralds Las Vegas accounted for $322,000, or 3.8% of consolidated advertising and promotion expenses.

     Consolidated general and administrative expenses. Consolidated general and administrative expenses for the year ended December 31, 2001 were $24,241,000, or 17.5% of consolidated gross revenues, compared to $23,192,000, or 19.6% of consolidated gross revenues for the year ended December 31, 2000.

     The Majestic Star Casino accounted for $22,671,000, or 93.5% of consolidated general and administrative expenses for the year ended December 31, 2001 compared to $22,942,000, or 98.9% of consolidated general and administrative expenses for the year ended December 31, 2000. These expenses included $6,317,000 for berthing fees paid to the BHR Joint Venture, $6,151,000 for marine operations including housekeeping, and $2,693,000 for security and surveillance operations for the year ended December 31, 2001. The dollar decrease of $271,000 in these expenses is primarily attributed to a reduction of $651,000 in berthing fees, partially offset by higher professional fees and fees to the Indiana Gaming Commission.

     For the period from Inception through December 31, 2001, Fitzgeralds Tunica accounted for $642,000, or 2.6% of consolidated general and administrative expenses, Fitzgeralds Black Hawk accounted for $302,000, or 1.2% of consolidated general and administrative expenses, Fitzgeralds Las Vegas accounted for $599,000, or 2.6% of consolidated general and administrative expenses, and unallocated corporate expenses at Majestic Investor Holdings accounted for $27,000, or 0.1% of consolidated general and administrative expenses.

     Consolidated depreciation and amortization. Consolidated depreciation and amortization for the year ended December 31, 2001 was $8,990,000, or 6.5% of consolidated gross revenues, compared to $9,113,000, or 7.7% of consolidated gross revenues for the year ended December 31, 2000.

     The Majestic Star Casino accounted for $8,070,000, or 89.8% of consolidated depreciation and amortization for the year ended December 31, 2001, compared to $9,113,000, or 100.0% of consolidated depreciation and amortization for the year ended December 31, 2000, a decrease of $1,043,000. The decrease is primarily attributable to machinery and equipment being fully depreciated and deferred licensing fees being fully amortized. The loss relating to its investment in BHR (for depreciation and amortization) for the years ended December 31, 2001 and 2000 was $2,798,000 and $2,059,000, respectively.

     For the period from Inception through December 31, 2001, Fitzgeralds Tunica accounted for $484,000, or 5.4% of consolidated depreciation and amortization, Fitzgeralds Black Hawk accounted for $100,000 or 1.1% of consolidated depreciation and amortization, Fitzgeralds Las Vegas accounted for $167,000, or 1.8% of consolidated depreciation and amortization and unallocated amortization of deferred financing costs for Majestic Investor Holdings and the discount on the 11.653% notes accounted for $169,000, or 1.9% of consolidated depreciation and amortization expense.

     Consolidated pre-opening costs. Consolidated pre-opening costs of $1,018,000 were expenses incurred prior to the acquisition of the Fitzgeralds properties. These costs include salaries and wages, professional fees and other administrative expenses.

     Consolidated loss on bond redemption. Expenses on redemption of The Majestic Star Casino, LLC's 12 3/4% notes for the year ended December 31, 2000 was $382,000.

     Consolidated operating income. The consolidated operating income for the year ended December 31, 2001 was $14,238,000, or 10.3% of consolidated gross revenues, compared to an operating income for the year ended December 31, 2000 of $8,897,000, or 7.5% of consolidated gross revenues.

     The Majestic Star Casino accounted for $14,517,000, or 102.0% of consolidated operating income for the year ended December 31, 2001, compared to $9,147,000, or 102.8% of consolidated operating income for the same period last year. The $5,370,000, or 58.7% increase is attributed to a 6.0% increase in gross Majestic Star Casino revenues partially offset by increased expenses as previously discussed.

     For the period from Inception through December 31, 2001, Fitzgeralds Tunica accounted for operating income of $654,000, or 4.6% of consolidated operating income, Fitzgeralds Black Hawk accounted for operating income of $674,000, or 4.7% of consolidated operating income, Fitzgeralds Las Vegas accounted for an operating loss of $393,000, or (2.8)% of consolidated operating income and unallocated corporate at Majestic Investor Holdings accounted for an operating loss of $1,214,000, or (8.5)% of consolidated operating income.

     Consolidated net interest expense. The consolidated net interest expense for the year ended December 31, 2001 was $15,628,000, or 11.3% of consolidated gross revenues compared to $14,105,000, or 11.9% for the same period last year.

     The Majestic Star Casino accounted for $14,636,000, or 93.6% of consolidated net interest expense for the year ended December 31, 2001, compared to $14,158,000, or 100.0% for the same period last year. The $478,000 increase in net interest expense is primarily attributed to a $659,000 decrease in interest income, partially offset by a $181,000 increase in interest expense associated with the line of credit.

     For the period from Inception through December 31, 2001, Fitzgeralds Tunica accounted for interest income of $1,500, Fitzgeralds Black Hawk accounted for interest income of $900, and Fitzgeralds Las Vegas accounted for interest expense of $2,100. Net interest expense at Majestic Investor Holdings was $993,000, which relates to the 11.653% notes.

     Consolidated other non-operating expenses. Other non-operating expenses of $149,000 and $125,000 for the years ended December 31, 2001 and 2000, respectively, represent fees associated with the lines of credit.

     Consolidated income/loss. As a result of the foregoing, the Company's consolidated loss was $1,551,000 for the year ended December 31, 2001, compared to a loss of $5,750,000 for the year ended December 31, 2000.

     The Majestic Star Casino had a loss of $280,000 for the year ended December 31, 2001, compared to a loss of $5,553,000 for the year ended December 31, 2000.

     For the period from Inception through December 31, 2001, Fitzgeralds Tunica had net income of $655,000, Fitzgeralds Black Hawk had net income of $675,000, Fitzgeralds Las Vegas had a net loss of $395,000 and unallocated corporate at Majestic Investor Holdings was a net loss of $2,206,000.

LIQUIDITY AND CAPITAL RESOURCES

     At September 30, 2003, the Company had unrestricted cash and cash equivalents of $35,256,000, compared to $24,548,000 at December 31, 2002. As of September 30, 2003 and 2002, the Company has met its capital requirements to date through net cash from operating activities. The Company's net cash provided by operating activities was $26,391,000 and $22,191,000 during the nine month period ended September 30, 2003 and 2002, respectively. Net cash used in investing activities was $11,771,000 and $4,941,000 during the nine month period ended September 30, 2003 and 2002, respectively. In the nine month period ended September 30, 2002, investing activities provided cash of $3,800,000 from a purchase price adjustment related to the purchase of the Fitzgeralds Properties. Net cash used in financing activities was $3,912,000 and $10,836,000 during the nine month period ended September 30, 2003 and 2002, respectively. In the nine month period ended September 30, 2002, the Company borrowed $2,500,000 and repaid $9,000,000 from the Old Majestic Investor Holdings credit facility. At September 30, 2002, the Company did not have any amounts borrowed against the Old Majestic Star credit facility or the Old Majestic Investor Holdings credit facility.

     At December 31, 2002, the Company had cash and cash equivalents of $24,548,000 compared to $25,925,000 at December 31, 2001. As of December 31,
2002 the Company met its capital requirements through net cash from operating activities. As of December 31, 2001, the Company met its capital requirements through net cash from operating activities, the issuance of $145,000,000 of 11.653% notes and a $5,000,000 equity contribution from our member. For the year ended December 31, 2002 and 2001, net cash provided by operating activities totaled $21,305,000 and $12,411,000, respectively. The primary reason for the increase in cash from operating activities for the year ended December 31, 2002 has to do with a full year of operations of our Fitzgeralds properties. Net cash used in investing activities was $8,251,000 and $146,273,000 for the year ended December 31, 2002 and 2001, respectively. For the year ended December 31, 2002, investing activities included the acquisition of equipment for $10,396,000 and $3,800,000 of proceeds from a purchase price adjustment related to the acquisition of the Fitzgeralds properties. For the year ended December 31, 2001 investing activities included the purchase of the Fitzgeralds properties for $143,758,000 and acquisition of equipment for $5,090,000. Net cash used in financing activities was $14,431,000 for the year ended December 31, 2002 compared to net cash provided by financing activities of $143,668,000 for the year ended December 31, 2001. For the year ended December 31, 2002, financing activities included proceeds from our line of credit of $2,500,000, repayment to our line of credit of $9,000,000 and distributions to Barden Development, Inc. of $5,509,000. For the year ended December 31, 2001, financing activities included $145,000,000 of proceeds from issuance of the 11.653% notes, an equity contribution from our member of $5,000,000 and the payment of $5,349,000 of issuance costs related to the 11.653% notes.

     On October 7, 2003, the Company issued $260.0 million of 9 1/2% Senior Secured Notes and concurrently entered into the new $80.0 million senior secured credit facility. The Old Majestic Star credit facility and the Old Majestic Investor Holdings credit facility were terminated upon the establishment of the new $80.0 million senior secured credit facility. The Company also completed its purchase and redemption of all of the 10 7/8% notes and approximately 89% of the 11.653% notes. Management believes that the Company's cash flow from operations and its current lines of credit will be adequate to meet the Company's anticipated future requirements for working capital, its capital expenditures and scheduled payments of interest and principal on the 11.653% notes and 9 1/2% Senior Secured Notes, lease payments to BHPA and other permitted indebtedness for the year 2003. No assurance can be given, however, that such proceeds and operating cash flow, in light of increased competition, will be sufficient for such purposes. The purchase of certain Indiana gaming facilities by larger more recognized brand names could significantly increase competition for the Company. If necessary and to the extent permitted under the indenture governing the 9 1/2% Senior Secured Notes, the Company will seek additional financing through borrowings of debt or equity financing. There can be no assurance that additional financing, if needed, will be available to the Company, or that, if available, the financing will be on terms favorable to the Company. In addition, there is no assurance that the Company's estimate of its reasonably anticipated liquidity needs is accurate or that unforeseen events will not occur, resulting in the need to raise additional funds.

CONTRACTUAL COMMITMENTS

     The following table summarizes our consolidated obligations and commitments to make future payments under certain contracts, including long-term debt obligations and operating leases at December 31, 2002.

                                                               PAYMENTS DUE BY YEAR
CONTRACTUAL OBLIGATIONS   -----------------------------------------------------------------------------------------------
AND COMMITMENTS              2003         2004         2005          2006           2007       THEREAFTER       TOTAL
-----------------------   ----------   ----------   ----------   ------------   ------------   -----------   ------------
Long Term Debt..........  $  134,084   $   84,984   $   30,082   $128,879,771   $145,531,448   $        --   $274,660,369
Operating Leases(1).....   1,922,915    1,550,269    1,500,130      1,477,845      1,477,845    10,929,895     18,858,899
                          ----------   ----------   ----------   ------------   ------------   -----------   ------------
  Total.................  $2,056,999   $1,635,253   $1,530,212   $130,357,616   $147,009,293   $10,929,895   $293,519,268
                          ==========   ==========   ==========   ============   ============   ===========   ============

     With the purchase and redemption of all of the 10 7/8% notes and approximately 89% of the 11.653% notes, and the consummation of the spin-off of Barden Nevada Gaming to BDI, the following table summarizes our consolidated obligations and commitments to make future payments under certain contracts including long-term debt and the line of credit as if the refinancing and spin-off transactions had been completed by December 31, 2002.

                                                                 PAYMENTS DUE BY YEAR
CONTRACTUAL OBLIGATIONS AND  ---------------------------------------------------------------------------------------------
COMMITMENTS                     2003         2004         2005         2006         2007        THEREAFTER       TOTAL
---------------------------  ----------   ----------   ----------   ----------   -----------   ------------   ------------
Long-Term Debt............   $       --   $       --   $       --   $       --   $16,290,000   $260,000,000   $276,290,000
Line of Credit............           --           --           --           --    28,000,000             --     28,000,000
Operating Leases(1).......    1,922,915    1,550,269    1,500,130    1,477,845     1,477,845     10,929,895     18,858,899
                             ----------   ----------   ----------   ----------   -----------   ------------   ------------
Total.....................   $1,922,915   $1,550,269   $1,500,130   $1,477,845   $45,767,845   $270,929,895   $323,148,899
                             ==========   ==========   ==========   ==========   ===========   ============   ============

---------------

(1) The Majestic Star Casino, LLC and the Joint Venture Partners have each entered into parallel operating lease agreements with BHPA. Each of the lease agreements call for The Majestic Star Casino, LLC and the Joint Venture Partners to make monthly lease payments equal to 100% of BHPA's debt service requirement for the following month. However, each party is entitled to a credit for 50% of such payment if the other party makes its monthly payment.

BUSINESS SEASONALITY

     The gaming operations of the Company's properties may be seasonal and, depending on the location and other circumstances, the effects of such seasonality could be significant. The properties' results are affected by inclement weather in relevant markets. For example, because of the climate in the Chicago metropolitan area, the Majestic Star Casino's operations are expected to be seasonal with stronger results generally expected during the period from May through September. Fitzgeralds Black Hawk, located in the Rocky Mountains of Colorado, is subject to snow and icy road conditions during the winter months. Any such severe weather conditions may discourage potential customers from visiting the Fitzgeralds Black Hawk facilities. At Fitzgeralds Tunica and Fitzgeralds Black Hawk, business levels are typically weaker from Thanksgiving through the end of the winter and typically stronger from mid-June to mid-November. Accordingly, the Company's results of operations are expected to fluctuate from quarter to quarter and the results for any fiscal quarter may not be indicative of results for future fiscal quarters.

CRITICAL ACCOUNTING POLICIES

     Our consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America, which requires our management to make estimates and assumptions about the effects of matters that are inherently uncertain. We have summarized our significant accounting policies in Note 2 to our consolidated financial statements. Of our accounting policies, we believe the following may involve a higher degree of judgment and complexity.

     Revenue Recognition -- Casino revenues is the net win from gaming activities, which is the difference between gaming wins and losses. Hotel and other revenue are recognized at the time the related service is performed.

     Goodwill and Other Intangible Assets -- We have approximately $5.9 million of goodwill and $16.5 million of other intangibles assets recorded on our balance sheet at September 30, 2003, related to the acquisition of the Fitzgeralds properties. We regularly evaluate our acquired businesses for potential impairment indicators. Additionally, we adopted the provisions of SFAS No. 142, "Goodwill and Other Intangible Assets," on January 1, 2002, that require us to perform impairment testing at least annually. Our

                                       50.1
judgments regarding the existence of impairment indicators are based on, among other things, the regulatory and market status and operational performance of each of our acquired businesses. Future events could significantly impact our judgments and any resulting impairment loss could have a material adverse impact on our financial condition and results of operations.

     Property and Equipment -- At September 30, 2003, we have approximately $164.2 million of net property and equipment recorded on our balance sheet. Third-party valuations were obtained for property and equipment and intangible assets acquired in connection with the Fitzgeralds acquisitions. We depreciate our assets on a straight-line basis over their estimated useful lives. The estimate of the useful lives is based on the nature of the asset as well as our current operating strategy. Future events, such as property expansions, new competition and new regulations, could result in a change in the manner in which we are using certain assets requiring a change in the estimated useful lives of such assets. In assessing the recoverability of the carrying value of property and equipment, we must make assumptions regarding estimated future cash flows and other factors. If these estimates or the related assumptions change in the future, we may be required to record impairment charges for these assets.

     Casino Club Liability -- The Fitzgeralds casinos offer a program whereby participants can accumulate points for casino wagering that can currently be redeemed for cash, lodging, food and beverages and merchandise. A liability is recorded for the estimate of unredeemed points based upon the Fitzgeralds casinos' redemption history. Changes in the program, increases in membership and changes in the redemption patterns of the participants can impact this liability.

     Self-Insurance -- The Company maintains accruals for their self-insured health program, which are classified in other accrued liabilities in the consolidated balance sheet. Management determines the estimates of these accruals by periodically evaluating the historical expenses and projected trends related to these accruals. Actual results may differ from those estimates.

     Litigation, Claims and Assessments -- We also utilize estimates for litigation, claims and assessments. These estimates are based upon our knowledge and experience about past and current events and also upon reasonable future events. Actual results may differ from those estimates.

RECENTLY ISSUED ACCOUNTING STANDARDS

     In April 2002, the Financial Accounting Standards Board issued statement 145 ("SFAS 145"). SFAS 145 addresses the presentation for gains and losses on early retirements of debt in the statement of operations. SFAS 145 is effective for fiscal years beginning after May 15, 2002. The Company adopted SFAS 145 and as a result, reclassified $69,000 in a gain from the early extinguishment of debt, which item had previously been reported as an extraordinary item in the fourth quarter of 2002. In the fourth quarter of 2003, the Company also expects to recognize a loss on the retirement of debt of $32.0 million on October 7, 2003. The loss on the retirement of debt is comprised of the premium on the offers to purchase, the write-off of the deferred debt issuance costs and the original issue discount on the 10 7/8% notes and the 11.653% notes, which amounts will be reflected in the computation of net income for the year ended December 31, 2003.

     In June 2002, the Financial Accounting Standard Board issued Statement 146 ("SFAS 146") "Accounting for Costs Associated with Exit or Disposal Activities." The provisions of SFAS 146 became effective for exit or disposal activities commenced subsequent to December 31, 2002. Adoption of SFAS 146 did not have any material impact on the Company's financial position, results of operations or cash flows.

     In November 2002, the Financial Accounting Standards Board issued FASB Interpretation No. 45 ("FIN 45"), "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Guarantees of Indebtedness of Others." FIN 45 elaborates on the disclosures to be made by a guarantor in its interim and annual financial statements about its obligations under certain guarantees that it has issued. It also clarifies (for guarantees issued after January 1, 2003) that a guarantor is required to recognize at the inception of a guarantee, a liability for the fair value of the obligations undertaken in issuing the guarantee. At September 30, 2003, the Company did not have any guarantees outside of its consolidated group. Adoption of

FIN 45 did not have a material impact on the Company's financial condition, results of operations or cash flows.

     In January 2003, the Financial Accounting Standards Board issued FASB Interpretation No. 46 ("FIN 46"), "Consolidation of Variable Interest Entities." FIN 46 addresses the requirements for business enterprises to consolidate related entities in which they are determined to be the primary economic beneficiary as a result of their variable economic interests. FIN 46 is intended to provide guidance in judging multiple economic interests in an entity and in determining the primary beneficiary. FIN 46 outlines disclosure requirements for Variable Interest Entities ("VIEs") in existence prior to January 31, 2003, and outlines consolidation requirements for VIEs created after January 31, 2003. The Company has reviewed its major relationships and its overall economic interests with other companies consisting of related parties, companies in which it has an equity position and other suppliers to determine the extent of its variable economic interest in these parties. Adoption of FIN 46 did not have a material impact on the Company's financial condition, results of operations or cash flows.

     In April 2003, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 149 ("SFAS 149") "Amendment of Statement 133 on Derivative Instruments and Hedging Activities." Provisions of SFAS 149 became effective for contracts and hedging relationships entered into or modified after June 30, 2003. Adoption of SFAS 149 did not have any material impact on our financial position, results of operations or cash flows as the Company has not entered into or modified any agreements that contain derivative instrument or involve hedging activities.

     In May 2003, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 150 ("SFAS 150") "Accounting for Certain Financial Instruments with Characteristic of both Liabilities and Equity." The Company is considered a non-public entity, as defined by SFAS 150 because its equity securities are not listed on a public exchange. Accordingly, for the Company, the provisions of SFAS 150 will become effective during the quarter ending March 31, 2004. The Company does not anticipate that the adoption of SFAS 150 would have a material impact on our financial position, results of operations, or cash flows.

           QUANTITATIVE AND QUALITATIVE DISCLOSURE ABOUT MARKET RISK

     The Company does not have any financial instruments held for traditional purposes, such as trading or other speculative purposes, and does not hedge any of its market risks with derivative instruments.

     The Company's primary market risk exposure relates to interest risk exposure through its borrowings and third-party financing, including the senior secured credit facility, under which interest accrues on a floating rate basis. These sources of credit, along with cash flow from operations, are used to maintain liquidity and fund business operations. The Company typically replaces borrowings under its third-party vendor financing, as necessary, with shorter termed variable rate financing generally secured by the assets being acquired. The nature and amount of the Company's debt may vary as a result of future business requirements, market conditions and other factors.

     The senior secured credit facility has a maximum credit line of $80.0 million. Assuming we have borrowed against the maximum available under the senior secured credit facility, a one-half percentage point change in the underlying variable rate would result in a change in related interest expense of $400,000 on an annual basis. Additionally, should we assume variable rate debt in the future, we will be subject to market risk, which is the risk of loss from changes in market prices and interest rates.

     On a pro forma basis, at September 30, 2003, we had outstanding borrowings of $28.0 million under our credit facility.

     In addition, we have approximately $260.0 million principal amount of notes outstanding under the indenture governing the notes and $15.7 million principal amount of the 11.653% notes outstanding. Interest expense on our fixed rate debt instruments are not affected by a change in the market rates of interest and therefore, such changes generally do not have an impact on future earnings.

                                    BUSINESS

GENERAL

     We own and operate three casino properties, located in Gary, Indiana, Tunica County, Mississippi, and Black Hawk, Colorado. Our properties collectively contain approximately 3,400 slot machines, 90 table games and 500 hotel rooms (Fitzgeralds Tunica only). Our properties are well established, each having been in operation for at least seven years, and are well situated within significant drive-in gaming markets. These markets collectively generated approximately $4.0 billion in gaming revenue in 2002. Within each market, we leverage our strong brand names, experienced management, value-oriented amenities and emphasis on slot play to target mid-level gaming customers, who overwhelmingly favor slot play.

PROPERTIES

     Majestic Star Casino. The Majestic Star Casino is a riverboat casino located at Buffington Harbor in Gary, Indiana, approximately 23 miles southeast of downtown Chicago. The casino is a four-story, 360 foot long vessel with a contemporary design and a stable V-shaped hull that accommodates approximately 3,000 passengers plus crew. The casino includes approximately 43,000 square feet of gaming space across three expansive decks, which contains approximately 1,468 slot machines and 50 table games. From July 2003 to October 2003, a remodeling was completed that involved new carpeting for the casino, and a new layout for the slot machine floor as well as an upgrade to our restroom facilities. The Majestic Star Casino offers patrons an exciting gaming environment with a bright and spacious layout, high ceilings, an atrium spanning two decks, colorful chandeliers and mirrors. Passengers move freely between the various levels of the casino through escalators, elevators and stair towers. The Majestic Star Casino also offers its customers on-board food and beverage facilities. In addition, the Majestic Star Casino offers the only on-board VIP lounge. The Buffington Harbor gaming complex is a two-level, 102,000 square foot structure containing a 110-seat restaurant, food court with four outlets including food kiosks provided by Miller Pizza and Harbor Treats, a gift shop, and banquet and entertainment facilities. The Buffington Harbor gaming complex is situated on an approximately 100-acre site, containing a recently constructed 2,000-space covered parking structure, 2,600 surface parking spaces, and offers valet parking and convenient bus loading and unloading facilities.

     Fitzgeralds Tunica. Fitzgeralds Tunica is located in north Tunica County, Mississippi, approximately 30 miles from downtown Memphis, Tennessee. Fitzgeralds Tunica has an Irish castle theme and is the focal point of a heavily wooded, 50-acre site situated adjacent to the Mississippi River. The Fitzgeralds Tunica casino barge facility opened in June 1994 at a cost of approximately $46.0 million. The facility was expanded to include a hotel and related amenities, which improvements were substantially completed in October 1996 at a cost of approximately $34.0 million. Fitzgeralds Tunica is a full-service entertainment destination and our customer base has been increased and diversified by our ability to attract, in addition to local customers, independent travelers, tour-and-travel customers and guests for special events and conventions. Fitzgeralds Tunica includes a 507-room hotel (including 72 suites), a special events center, an indoor swimming pool and a casino offering approximately 1,357 slot machines and 34 table games, two bars, three restaurants and a gift shop. Under Mississippi law, gaming vessels in Tunica County must be located on the Mississippi River or on navigable waters within the county. Fitzgeralds Tunica was constructed on barges situated in a specially constructed basin. In June 2000, construction was completed on a 411-space covered parking garage and an additional 170 spaces of surface parking at a cost of $5.6 million, bringing the total number of surface spaces to 1,264 and the total number of covered spaces to 411, plus 120 valet spaces.

     Fitzgeralds Black Hawk. Fitzgeralds Black Hawk is located adjacent to the entrance to the downtown gaming area of Black Hawk, Colorado, next to the Gilpin Casino and across the street from Bullwhackers. Fitzgeralds Black Hawk consists of a two-story building, the interior of which features high ceilings and other architectural details which set it apart visually from many other Black Hawk casinos. The first floor casino offers approximately 594 slot machines, 6 table games, a restaurant and a bar. Fitzgeralds Black Hawk also has a 392-space, all valet parking garage adjacent to the casino. In addition, we recently completed a partial demolition project on property we own adjacent to Fitzgeralds Black Hawk. The property is available for expansion if market conditions warrant and we are currently evaluating the feasibility of such an expansion to better serve the Black Hawk market.

COMPETITIVE STRENGTHS

     Our operating strategy is to further attract middle market guests by continuing to promote our properties as synonymous with a quality casino experience and personal service at an affordable price. We intend to accomplish this by continuing to pursue the following principal elements of our strategy:

     Good Locations in Strong Drive-in Markets. Our properties are located in significant drive-in gaming markets, which we believe have benefited or will benefit from the shift towards seeking entertainment closer to home as a result of recent world events.

     Majestic Star Casino. The Majestic Star Casino is located in, and primarily draws from, the Chicago metropolitan area, but also attracts drive-in customers from other areas in Illinois, Indiana, and Michigan. The Chicago metropolitan area is the third most populated metropolitan area in the United States, with approximately 8.4 million residents. Approximately 11.9 million and
25.6 million people reside within a 100 and 200-mile radius of the Majestic Star Casino, respectively. The Majestic Star Casino operates from the Buffington Harbor gaming complex, which we share with the Trump Casino and own through a joint venture with our Joint Venture Partner. Buffington Harbor has the highest concentration of gaming positions in the Chicago market, offering patrons a total of approximately 3,700 gaming positions. We believe the high concentration of gaming positions and the ability to park once and play twice (at two casinos) provide a strong competitive advantage.

     Fitzgeralds Tunica. Fitzgeralds Tunica primarily draws its gaming patrons from the Memphis, Tennessee area and also attracts drive-in customers from Northern Mississippi and Little Rock, Arkansas, as well as regional weekend travelers flying into Memphis. The Tunica market draws most of its customers from within a 200-mile radius. The population within this 200-mile radius is approximately 7.4 million. In addition, there were approximately 24.0 million visitors to the Tunica region in 2002.

     Fitzgeralds Black Hawk. Fitzgeralds Black Hawk is located in the Black Hawk/Central City market, which includes the City of Black Hawk and Central City, and attracts drive-in or "day trip" customers from the population centers of Denver, Boulder and Fort Collins, Colorado as well as Cheyenne, Wyoming. Each of these population centers is located within a 100-mile radius of the Black Hawk/Central City market. The population within this 100-mile radius has experienced steady growth from a population of approximately 2.8 million in 1990 to approximately 3.8 million in 2002.

     Strong Gaming Brands. We believe our strong gaming brands help attract and retain customers.

     - Majestic Star and Buffington Harbor. We utilize a comprehensive integrated marketing campaign to brand the Majestic Star Casino as "the place to play" in the Chicago metropolitan area for slot customers from the middle-income segment. Our ads have appeared in all advertising venues including television, radio, print and outdoor media, allowing us to enhance our slot leadership positioning among Chicago-area gaming facilities. We intend to utilize these and other similar broad marketing techniques to attract middle-income customers, who we are then able to qualify and target for direct marketing activities.

     - Fitzgeralds. The Fitzgeralds brand has developed into a nationally recognized gaming brand by using a consistent Irish Luck theme throughout the casinos, hotels, restaurants and bars at our properties. The Irish Luck theme allows us to capitalize on our belief that every casino guest wants to feel lucky. The Irish Luck theme incorporates various aspects of Irish folklore, such as leprechauns, horseshoes, four-leaf clovers, the Blarney Stone and a pot of gold at the end of a rainbow. We believe that this theme creates an exciting and comfortable environment together with a distinctive brand identity for customers. We believe that Fitzgeralds customers have come to associate the Irish Luck theme and the associated trade dress and Fitzgeralds brand trademarks with strong guest services such as the personal attention and quality product and gaming experience that we seek to provide at each of our Fitzgeralds properties.

     Strong Ownership and Experienced Management. We are indirectly wholly owned and controlled by Don H. Barden, our Chairman, President and Chief Executive Officer. Mr. Barden has an established track record of developing, operating, and acquiring properties in the gaming industry. Mr. Barden also has successfully built, owned, and operated numerous businesses in the cable television, international trade, and real estate industries and has owned and operated several radio stations over the past 35 years. Barden Companies, Inc., a company wholly owned by Mr. Barden and one of our affiliates, was recently named "Company of the Year" for 2003 by Black Enterprise magazine. In addition, we have a proven management team with substantial experience in the gaming industry and with our properties in their respective markets. Our chief operating officer and our chief financial officer, together with the three general managers at each of our properties, have on average approximately 25 years of experience in the gaming industry with various gaming companies throughout the United States.

OPERATING STRATEGIES

     Emphasize Slot Play. We emphasize slot machine wagering, which we believe is the fastest growing, most stable and most profitable segment of the casino entertainment business. The increasing popularity of slot machines is due, in part, to the continuing rapid technological innovation that is resulting in the replacement of older devices with advanced interactive electronic games and bill acceptors. During 2003, we converted and/or purchased approximately 400 slot machines at the Majestic Star Casino that will utilize coinless slot technology. We plan on converting the majority of our remaining slot machines in 2004. These newer games offer greater variety, higher frequency payouts and longer periods of play for the casino entertainment dollar relative to traditional reel devices. We continue to enhance and modify our mix of slot machines to meet the demand of our customers. As a result of our continued focus on slot play, slot revenues generated approximately 86.2% of our gaming revenues for the nine months ended September 30, 2003.

     Focus on Quality and Service at an Affordable Price. Our casinos provide a high-quality casino entertainment experience at an affordable price to attract middle market guests. We believe these middle market guests constitute the largest segment of potential gaming customers whom we can then identify, qualify and target for direct marketing activities. Our approach to business at our three properties focuses on guest service and includes:

     - trained hosts to personally assist guests;

     - friendly employees;

     - quality food and beverages and, at Fitzgeralds Tunica, lodging operations at a moderate price;

     - a mix of gaming machines tailored to our customers; and

     - personal attention through direct mail promotions, targeted incentives and the use of the Majestic and Fitzgeralds Cards as part of a frequent player recognition program.

     We believe that such an approach to business creates a comfortable, familiar and friendly environment that promotes customer loyalty and satisfaction, enhances playing time, leads to a high rate of repeat business and is the basis for the further development of our brands and our reputation for quality and service at an affordable price.

     Capitalize on Market Growth Opportunities. We believe there are substantial future growth opportunities within each of the markets where our properties are located, including the following:

     - Majestic Star Casino. We have been able to expand our gaming operations at the Majestic Star Casino through a change in the Indiana state law governing gaming, which enables Indiana's riverboat casinos to operate dockside. The Indiana Gaming Commission ("IGC") approved the Majestic Star Casino's flexible boarding plan in August 2002, which allows the continuous ingress and egress of patrons for the purpose of gambling while the riverboat is docked. Dockside operations allow our customers unrestricted access to our gaming facility and eliminate many of the inconveniences created through restricted boarding. In advance of the conversion to dockside operations, we, through an affiliate, opened a new 2,000 space covered parking garage adjacent to and with direct access to

Buffington Harbor in May 2002. In conjunction with the parking garage, we and our Joint Venture Partner, through the BHR Joint Venture, remodeled the second floor of the gaming complex with a new and enhanced food court, brightened aesthetics and improved access to the garage. We believe that the convenience of the new parking structure and dockside gaming has attracted a significant number of new customers to Buffington Harbor. As a result, our net revenues increased 4.6% for the nine months ended September 30, 2003, compared to the nine months ended September 30, 2002.

      In addition to these recent developments, we believe that we will benefit from several tangible growth opportunities. In July 2003, the IGC began to allow Indiana casinos to operate 24 hours per day, and we immediately implemented 24-hour operations at the Majestic Star Casino. These extended hours will allow us to further leverage our property and the Buffington Harbor gaming complex. To attract more patrons, we are currently constructing an outdoor festival area, which we expect to open in spring 2004, and recently converted our first floor ticketing area into a 600-person banquet and entertainment facility. These facilities will be available for weddings, concerts, fairs, social gatherings, flea markets and other events designed to increase traffic to our casino.

      The Buffington Harbor gaming complex is located on an approximately 100-acre site. We believe that this is only one of two locations in the Chicago market with the capacity to significantly expand its land-based facilities. We are also evaluating the potential purchase and development of land adjacent to the Buffington Harbor gaming complex, which is currently owned by an affiliate of ours. If acquired, we intend to use the land for development opportunities, which may include possible joint venture opportunities with the City of Gary and/or private third parties. The City of Gary is expected to start construction in spring 2004 on a new access road to the casino with possible construction of a marina later in the year. A hotel, conference center and outdoor amphitheater are also being evaluated which could be constructed with public and private funds.

     - Fitzgeralds Tunica. We believe that the 180-acre, $26.0 million Tunica River Front Park that is under development adjacent to our Fitzgeralds Tunica property will attract new customers to our facility. The park is expected to include a marina and boat dock facility along the Mississippi River (including space for sight-seeing paddlewheel riverboats), a historic Mississippi River museum, nature trails, retail space, and parking. Construction on the park started in mid October 2001, and the park began opening in phases in October 2003 with additional phases opening through March 2004. Tunica County has assumed the full obligation to fund this project and will require no financial contribution from us. Fitzgeralds Tunica conveyed approximately 71 acres of the river park land to Tunica County. As consideration for the conveyance, Tunica County granted us certain rights, easements and licenses to operate a daily excursion boat from the marina and visitors center or to lease or license those rights to a third party. The rights, leases and licenses will expire 15 years from the date of substantial completion of the marina. We have licensed our right to use the boat dock to a riverboat operator who will provide riverboat excursions along the Mississippi River from the marina and boat dock. The daily excursion riverboat began operating in October 2003. In an effort to increase customer traffic to the Tunica area, Tunica County also is expanding its airport into a regional airport. The first phase was completed in June 2003 and the final phase is scheduled for completion in the fourth quarter of 2004. Although there can be no assurance, we believe that both the Tunica River Front Park and the regional airport will attract new customers to our Tunica property.

     - Fitzgeralds Black Hawk. We believe that the market has potential for future growth due to various proposals to improve access to Black Hawk. The State of Colorado Department of Transportation is currently conducting an Environmental Impact Study to expand the road leading to Black Hawk and to construct a tunnel leading to the downtown gaming area from I-70, the major interstate highway from Denver. In addition, the Central City Business Improvement District has begun construction on a new road to Central City, which we believe will enhance access to our facility. We believe these projects, if completed, would improve access to our facility and will increase visits to our casino, and thereby increase our cash flow. To further capitalize on market growth opportunities, we recently completed a partial demolition project on property adjacent to and owned by Fitzgeralds Black Hawk. The property is available for expansion if market conditions warrant and we are currently evaluating the feasibility of such an expansion.

MARKETING

     Direct marketing to our guests is a key component of our customer service. Each of our properties contains a player tracking system that permits detailed player tracking at each individual property. The system uses the Majestic and Fitzgeralds Cards respectively to track individual or combined play at slot machines, table games, as well as food and beverage and hotel expenditures (available only at Fitzgeralds Tunica) at each individual property. This system allows us to identify players and their gaming preferences and practices and to develop a comprehensive customer database for marketing and guest services purposes. Our player tracking program allows us to target our marketing programs to categories of players, including through advertising programs, promotions, tournaments with substantial cash prizes, special group and tour packages and other events and incentives designed to promote customer loyalty and increase repeat business. Our tracking system also allows us to better tailor our pricing, promotions, gaming machine selection and other guest services to customer preferences. In the future, we intend to use the tracking system data to encourage customers of each individual property to patronize our other properties. We currently have an aggregate of over 828,000 active players in our combined Majestic and Fitzgeralds databases.

COMPETITION

     We face intense competition in each of the markets in which our gaming facilities are located. Many of our competitors have significantly greater name recognition and financial, marketing and other resources than we do. In addition to regional competitors, we compete with gaming facilities nationwide, including land-based casinos in Nevada and Atlantic City, not only for customers but also for employees and potential future gaming sites. We also compete, to some extent, with other forms of gaming on both a local and national level, including state-sponsored lotteries, Internet gaming, on- and off-track wagering and card parlors. The recent and continued expansion of legalized casino gaming to new jurisdictions throughout the United States has increased competition faced by us and will continue to do so in the future. Additionally, if casino gaming were legalized in jurisdictions near our properties where casino gaming currently is not permitted, we could face additional competition. For example, our casino in Tunica, Mississippi competes for customers from Memphis, Tennessee and Little Rock, Arkansas, where casino gaming activity is currently prohibited. Tennessee recently passed legislation to commence a state-sponsored lottery in 2004. The legalization of casino gaming in either Tennessee or Arkansas would likely have an adverse impact on our proposed operations at Fitzgeralds Tunica. Colorado has experienced recent legislative activity with respect to expanding gaming venues, but no such legislation has been passed to date and no such legislation or voter initiated measures are pending at this time. There can be no assurance that we will be able to continue to compete successfully in our existing markets or that we will be able to compete successfully against any such future competition.

EMPLOYEES AND UNIONS

     As of September 30, 2003, we directly employed approximately 2,634 persons. Approximately 7.7% of our workforce is unionized. As of September 30, 2003, Majestic Star Casino and BHR Joint Venture employed approximately 1,080 people, approximately 203 of whom are represented by a union. At Majestic Star Casino and BHR Joint Venture, 57 employees and 120 employees, respectively, are represented by Hotel Employees Restaurant Employees International Union, Local No. 1, AFL-CIO, under a contract which expires in October 2004. Seafarers Entertainment and Allied Trades Union represents 19 employees of the Majestic Star Casino under a new contract recently signed. An additional 7 employees of BHR are represented by the International Union of Operating Engineers, Local No. 399 under a contract which expires in June of 2006. As of September 30, 2003, Fitzgeralds Tunica and Fitzgeralds Black Hawk employed approximately 1,299 and 325 people, respectively, none of whom are represented by a union. Management believes that it has good relations with its employees and unions.

TRADE NAMES, TRADEMARKS AND SERVICE MARKS

     We utilize a comprehensive integrated marketing campaign to brand our Majestic Star Casino as "the place to play" for slot customers from the middle income segment. Our ads have appeared in all advertising venues including television, radio, print and outdoor media, allowing us to enhance our slot leadership positioning among Chicago-area gaming facilities. We own certain trademarks that are integral to the business and operation of Majestic Star Casino's riverboat gaming facility. The most significant of these are "Majestic Star Casino" (words and design), "Majestic Star," "Club Majestic," "Club Majestic Premier," "Change Your Luck!" and "We've Got Your Slots." "Majestic Star Casino" (words and design), "Majestic Star" and "Club Majestic" are currently registered in the United States Patent and Trademark Office ("PTO") and applications for registrations of the other above referenced trademarks have been filed in the PTO. Generally, registrations with the PTO last for ten years and may be renewed for additional ten-year periods.

     Fitzgeralds has developed a national gaming brand by using a consistent Irish Luck theme throughout the casinos, hotels, restaurants and bars at all of its properties. We own proprietary rights in registered and common law trade names, trademarks and service marks used in connection with the business and created to enhance the Irish Luck theme, gaming activities and our association with the Fremont Street Experience, including the marks "Fitzgeralds," "Fitz" and the "Mr. O'Lucky" character design. We also have several non-exclusive licenses and supply agreements, permitting us to utilize and offer at our facilities a variety of casino games, gaming devices and related software and technology which are subject to certain third party patent, copyright and trademark rights. Following the Fitzgeralds acquisition, and under a license from us, Fitzgeralds Reno retained the right to use the name "Fitzgeralds" and certain other marks in connection with its operation of its existing casino property in Reno, Nevada and in connection with any casino properties it may operate in the future in Northern California, Northern Nevada, Oregon and Washington. In addition, Fitzgeralds Reno may assign the license to the first purchaser of the casino in Reno, however any other assignment requires our prior written consent. We retained all other rights to the Fitzgeralds name and all Fitzgeralds trademarks, service marks and trade dress for use in connection with Fitzgeralds Tunica, Fitzgeralds Black Hawk and Fitzgeralds Las Vegas. In connection with any use of the Fitzgeralds name, the terms of the license require Fitzgeralds Gaming Corporation to comply with certain requirements, including operating any casino property using the Fitzgeralds name in accordance with our current operating standards. In connection with the proposed spin-off of Barden Nevada, the owner and operator of Fitzgeralds Las Vegas, we will also enter into a license with BDI to allow BDI the right to use the name "Fitzgeralds" in connection with its operation of that property. See "Risk Factors--Risks Related to Our Business--The right of Fitzgeralds Gaming Corporation and Barden Nevada to continue to use the name "Fitzgeralds" may negatively impact our national brand recognition."

LEGAL PROCEEDINGS

     Various legal proceedings are pending against the Company. Other than those described below, management considers all such pending proceedings, comprised primarily of personal injury and equal employment opportunity (EEO) claims, to be routine litigation incidental to the Company's business. Management believes that the resolution of these proceedings will not, individually or in the aggregate, have a material effect on the Company's financial condition, results of operations or cash flows.

     In March 1998, a complaint was filed in the Lake County Superior Court in East Chicago, Indiana, against the BHR Joint Venture, our Joint Venture Partner, and the Company. The plaintiff, a former employee of the Company, claims to have been assaulted in the BHR Joint Venture parking lot in June 1997 and is requesting compensatory and punitive damages totaling approximately $11.0 million. The suit alleges that the Joint Venture Partner and the Company failed to provide adequate security to prevent assaults. The Company intends to vigorously defend against such suit. However, it is too early to determine the outcome of such suit and the effect, if any, on the Company's financial position and results of operations.

     In March 2000, the Company was issued a notice of audit findings, and in May 2000, the Company was issued notices of proposed assessment by the Indiana Department of Revenue for income tax withholding deficiencies for the years ended December 31, 1996 and 1998. The Indiana Department of Revenue has taken the position that Indiana gross wagering tax must be added back to the Company's income for the purpose of determining the Indiana adjusted gross income tax on the Company's non-resident member, and that the Company had the duty to withhold and remit adjusted gross income tax payable by its non-resident member. The tax deficiency assessed for 1996 and 1998 totals $553,744, plus accrued interest. In February 2003, the Company was issued notices of proposed assessment by the Indiana Department of Revenue for income tax withholding deficiencies for the years ended December 31, 1999, 2000 and 2001, concerning the same issue. The tax deficiency assessed for 1999-2001 totals $2,012,397 plus accrued interest. The Company has filed administrative protests and demands for hearing with the Department of Revenue to protect its rights with respect to all tax years. However, it is too early to determine the outcome of these contested tax assessments.

     In November 2000, a complaint was filed in the State of Indiana, Lake County Court, Civil Division. The plaintiff, a former employee, filed a complaint under Title VII of the Civil Rights Act of 1964. The suit alleged violation of the American with Disabilities Act, retaliation and infliction of emotional distress. In July 2002, a jury award of $553,000 was entered in the plaintiff's favor, plus attorney's fees and costs. The Company believed that errors were made during the trial and in the jury award, and appealed the award. At December 31, 2002, a reserve for $250,000 was established in the event of an unfavorable outcome to the appeal. On August 6, 2003, the parties agreed to settle the matter for $265,000.

     In December 2002, a complaint was filed in the U.S. District Court for the Northern District of Mississippi against Barden Mississippi and the former owner of Fitzgeralds Tunica, alleging violation of Title VII of the Civil Rights Act of 1964 and violation of 42 U.S.C. sec.1981, as well as certain other state law claims. The plaintiff is seeking back pay, front pay, compensatory damages and punitive damages in excess of $3 million. The Company intends to vigorously defend the lawsuit. However, it is too early to determine the outcome of this matter and the effect, if any, on the Company's financial position and results of operations.

     In June 2003, a complaint was filed in the U.S. District Court for the Northern District of Mississippi against several Tunica-area casino owners and operators, including Barden Mississippi. The plaintiffs claim the defendants conspired to agree not to enter into any advertising or other agreements with the plaintiffs, in violation of federal and state antitrust laws, as well as various other tort and contract claims. The plaintiffs are seeking treble, compensatory and punitive damages totaling approximately $33.0 million, plus interest and attorney's fees. The Company intends to vigorously defend against this lawsuit. However, it is too early to determine the outcome and the effect, if any, on the Company's financial position and results of operations.

ENVIRONMENTAL MATTERS

     The Company is subject to certain federal, state and local environmental, safety and health laws, regulations and ordinances including the Clear Air Act, Clean Water Act, Occupational Safety and Health Act, Oil Pollution Act, Resource Conservation Recovery Act and the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"). In November 2000, independent environmental consultants conducted a Phase I on our Fitzgeralds casino properties and identified no recognized environmental conditions meriting a Phase II investigation. The Company may incur material liability if contamination is discovered on any of its properties, either during the course of future development or in connection with the properties designated for investigation or remediation, as discussed below.

     Specifically, the Black Hawk and Central City gaming districts, including the Fitzgeralds Black Hawk site, are located within a 400-square mile area that in 1983 was designated by the EPA as the Clear Creek/ Central City National Priorities List Site Study Area ("Study Area") pursuant to CERCLA. The Study Area includes numerous specifically identified areas of mine tailings and other waste piles caused by historical mining activity in the area, which areas are the subject of ongoing investigation and clean-up by the EPA and the Colorado Department of Public Health and Environment ("CDPHE"). CERCLA requires remediation of sites from which there has been a release or threatened release of hazardous substances and authorizes the EPA to take any necessary response actions at Superfund sites, including authorizing potentially responsible parties ("PRPs") to clean up or contribute to the clean up of a Superfund site. PRPs are broadly defined under CERCLA, and include past and present owners and operators of a site. CERCLA imposes strict liability on PRPs, and courts have commonly held PRPs to be jointly and severally liable for all response costs.

     Fitzgeralds Black Hawk is not within any of the specific areas of the Study Area currently identified by the EPA and CDPHE for investigation or remediation. The property on which the Fitzgeralds Black Hawk casino is situated was not a historical mining site but rather was the location for a general store. The parking complex for the casino and an adjacent vacant lot, however, are situated near a historical milling area. To date no remediation requirements have been recommended or required with regard to any portion of the property although test borings would likely be required in connection with any future construction on the expansion parcel of the property. Based on the assessments to date, we are not aware of any environmental problems affecting Fitzgeralds Black Hawk which are likely to result in material costs to us. No assurance can be given, however, that environmental problems will not subsequently be discovered. Furthermore, the EPA or other governmental authorities could broaden their investigations and identify areas of concern within the site, we could be identified as a PRP, and any liability related thereto could have a material adverse effect on us.

     In addition, under environmental laws and regulations, a beneficiary of a deed of trust or mortgage on real estate, such as the trustee, may be held liable, under certain circumstances, for the costs of remediating or preventing releases or threatened releases of hazardous materials. Under the indenture and related documents, the trustee is indemnified against its costs, expenses and liabilities, including environmental clean up costs and liabilities. This could potentially reduce foreclosure proceeds to the holders of the notes. In addition, in specified circumstances, holders may act directly rather than through the trustee in order to pursue a remedy under the indenture. If the holders exercise that right, they could be subject to the risks described above.

                                   MANAGEMENT

EXECUTIVE OFFICERS/MANAGERS

     Our executive officers and key employees are:

NAME                                     AGE                 POSITION(S)
----                                     ---   ---------------------------------------
Don H. Barden..........................  59    Chairman, President, and Chief
                                               Executive Officer
Michael E. Kelly.......................  41    Executive Vice President, Chief
                                               Operating Officer and Secretary
Jon S. Bennett.........................  43    Vice President and Chief Financial
                                               Officer
Troy L. Keeping........................  40    Vice President and General Manager, The
                                               Majestic Star Casino
Domenic C. Mezzetta....................  67    Vice President and General Manager,
                                               Barden Mississippi
Joseph C. Collins......................  64    Vice President and General Manager,
                                               Barden Colorado

     Don H. Barden is the Manager, Chairman, President and Chief Executive Officer of the Company and, since November 1993, Chairman and President of BDI, with responsibility for key policy-making functions. Since their formations, Mr. Barden is also President and Chief Executive Officer of Investor and Manager of Majestic Investor Holdings; Barden Colorado; Barden Mississippi; and Chairman, President and Chief Executive Officers of Majestic Investor Capital Corp. ("Investor Capital"), Barden Colorado, and Barden Mississippi. Mr. Barden also has served as a director of Investor Capital since its formation. Additionally, he is the President and Chief Executive Officer of a group of other companies he owns and/or operates. Over the past 35 years, Mr. Barden has successfully developed, owned and operated many business enterprises in various industries including real estate development, casino gaming, broadcasting, cable television and international trade.

     Michael E. Kelly is the Manager, Executive Vice President, Chief Operating Officer and Secretary of the Company since January 1999, with overall responsibility for the daily operations. Mr. Kelly also served as Chief Financial Officer from April 1996 to October 2002. From April 1996 through December 1998, Mr. Kelly was the Vice President and Chief Financial Officer of the Company with overall responsibility for the Company's financial reporting and investor relations functions. Mr. Kelly assumed the responsibility for management of daily operations and related activities of the Company effective October 1998. From October 1998 through October 2001, Mr. Kelly also served as General Manager of the Company. Mr. Kelly is a Vice President of BDI since April 1996 and director of Investor Capital since its formation. Since their formation, Mr. Kelly is also Executive Vice President, Chief Operating Officer of Investor; Manager of Investor Holdings, and Barden Mississippi; Executive Vice President, Chief Operating Officer and Secretary of Investor Holdings, Investor Capital, Barden Colorado, and Barden Mississippi, and Director of Investor Capital. From 1982 to 1996, Mr. Kelly was employed in various senior finance and administrative functions by Harrah's Hotel & Casino in New Jersey and Nevada, by Fitzgeralds Gaming Corporation and by Empress River Casino Corporation and its affiliates.

     Jon S. Bennett is the Vice President and Chief Financial Officer of the Company since October 2002 with overall responsibility for all aspects of the Company's financial management, accounting and reporting processes. Mr. Bennett is also the Vice President and Chief Financial Officer for Investor, Investor Holdings, The Majestic Star Casino Capital Corp., Investor Capital, Barden Mississippi and Barden Colorado. Prior to Mr. Bennett's appointment as Vice President and Chief Financial Officer, Mr. Bennett was Vice President of Finance and Administration for Barden Mississippi from the acquisition in December 2001 to his promotion in October 2002. Mr. Bennett has held various positions with Fitzgeralds Gaming Corporation, including Vice President of Finance and Administration for Fitzgeralds Tunica from April 1997 to December 2001 and Director of Finance for three Fitzgeralds Gaming Corporation properties located in Reno, Nevada. Mr. Bennett was also Chief Financial Officer for Peppermill Casinos, Inc. from May 1995 to April 1997.

     Troy L. Keeping is the Vice President and General Manager of the Majestic Star Casino since July 2003, with overall responsibility for the daily operations. From April 2003 through July 2003, Mr. Keeping was the Vice President and Assistant General Manager of the Majestic Star Casino. Prior to joining the Company, Mr. Keeping was the Corporate Director of Internal Audit for Horseshoe Gaming Holding Corporation since 2001. From 1986 to 2001, Mr. Keeping was employed in a variety of positions, including Vice President and General Manager for the Las Vegas Lady Luck and Senior Director of Finance for Isle of Capri in Black Hawk, Colorado.

     Domenic C. Mezzetta is the Vice President and General Manager of Barden Mississippi and has been since the acquisition of Fitzgeralds Tunica in December 2001. Prior to the acquisition, Mr. Mezzetta served as the Vice President and General Manager of Fitzgeralds Mississippi, Inc. d/b/a Fitzgeralds Casino Hotel of Fitzgeralds Gaming Corporation since May of 1998. Mr. Mezzetta opened the Hollywood Casino in Tunica in 1994 as the Vice President and General Manager. Before his move to Mississippi in 1993, he was the Vice President and Assistant General Manager of the Stardust Casino in Las Vegas, Nevada and has held various positions in the gaming industry since 1971.

     Joseph C. Collins is the Vice President and General Manager of Barden Colorado and has been in this position since the acquisition of Fitzgeralds Black Hawk in December 2001, with overall responsibility for the property's daily operations. Prior to the acquisition, Mr. Collins served as Vice President and General Manager of Fitzgeralds Black Hawk, Inc d/b/a Fitzgeralds Casino Hotel of Fitzgeralds Gaming Corporation since September 1994. Mr. Collins has held various positions with Fitzgeralds Gaming Corporation and the Riviera Hotel and Casino in Las Vegas since 1962.

                           SUMMARY COMPENSATION TABLE

     The following table sets forth all compensation earned for services performed for The Majestic Star Casino, LLC, Majestic Investor, LLC and, following its formation in September 2001, Majestic Investor Holdings, LLC and its subsidiaries, during the years shown below by our Chief Executive Officer and our four most highly compensated other executive officers and key employees. All compensation is paid by The Majestic Star Casino, LLC.

                                                ANNUAL COMPENSATION(1)
                                               -------------------------    ALL OTHER
NAME AND POSITION                              YEAR    SALARY     BONUS    COMPENSATION
-----------------                              ----   --------   -------   ------------
Don H. Barden(2).............................  2002   $370,000   $    --     $124,533
  Chairman, President and                      2001    332,788        --        1,271
  Chief Executive Officer                      2000    331,250        --          920

Michael E. Kelly(3)..........................  2002   $423,077   $50,000     $ 72,370
  Executive Vice President,                    2001    296,635   175,000       24,901
  Chief Operating Officer and Secretary        2000    280,000   100,000       18,589

Jon S. Bennett(4)............................  2002   $212,716   $43,000     $  3,433
  Vice President and                           2001         --        --           --
  Chief Financial Officer                      2000         --        --           --

Domenic C. Mezzetta(5).......................  2002   $225,000   $50,000     $ 13,882
  Vice President and General Manager,          2001      6,166        --           --
  Barden Mississippi                           2000         --        --           --

Joseph C. Collins(6).........................  2002   $160,000   $18,000     $  9,007
  Vice President and General Manager,          2001      4,384        --           25
  Barden Colorado                              2000         --        --           --

---------------

(1) All compensation for Messrs. Barden, Kelly and Bennett is paid by the Company, but a portion of such compensation was reimbursed by Majestic Investor Holdings, LLC through an expense sharing agreement. The incremental cost to the Company of providing perquisites and other personal benefits did not exceed, as to any of our executive officers, the lesser of $50,000 or 10% of the total salary and bonus paid to such executive officer for any such year and, accordingly, is omitted from the table.

(2) The amounts in "All Other Compensation" for Mr. Barden represent life insurance premiums paid by the Company on behalf of Mr. Barden.

(3) Mr. Kelly's salary in 2002 includes $23,077 for unused vacation for 2001. The amounts in "All Other Compensation" for Mr. Kelly in 2002 includes a 401(k) match of $12,900, reimbursement of $5,000 for non-deductible medical plan expenditures, $38,511 for relocation expenses, $12,635 for automobile allowance, and $3,324 of life insurance premiums paid by the Company on Mr. Kelly's behalf. The amounts in "All Other Compensation" for Mr. Kelly in 2001 includes a 401(k) match of $17,530, reimbursement of $4,647 for non-deductible medical plan expenditures, and $2,724 of life insurance premiums paid by the Company on Mr. Kelly's behalf. The amounts in "All Other Compensation" for Mr. Kelly in 2000 includes a 401(k) match of $11,520, reimbursement of $5,045 for non-deductible medical plan expenditures, and $2,024 of life insurance premiums paid by the Company on Mr. Kelly's behalf.

(4) The amounts in "All Other Compensation" for Mr. Bennett in 2002 includes a 401(k) match of $3,433.

(5) The amounts in "All Other Compensation" for Mr. Mezzetta in 2002 includes a 401(k) match of $4,322, reimbursement of $7,513 for non-deductible medical plan expenditures, $762 in excess term life insurance, and $1,285 of disability insurance coverage.

(6) The amounts in "All Other Compensation" for Mr. Collins in 2002 includes a 401(k) match of $1,701, $396 in excess term life insurance, and $6,910 automobile allowance. The amounts in "All Other Compensation" for Mr. Collins in 2001 represents a $25 automobile allowance.

EMPLOYMENT AGREEMENTS

     Mr. Barden serves as our Chairman, President and Chief Executive Officer and currently receives annual compensation of $425,000 as an employee, pursuant to a letter agreement dated October 22, 2001 with the Company.

     Mr. Kelly serves as our Executive Vice President, Chief Operating Officer and Secretary pursuant to a three-year employment agreement with the Company dated October 22, 2001. Under such employment agreement, Mr. Kelly will receive base compensation of $400,000 per year and can also earn annual incentive compensation based upon his performance and the consolidated Company's performance. In addition to such compensation, Mr. Kelly is entitled to term life insurance in an amount equal to $2.5 million and other customary employee benefits, including participation in the Company's 401(k) plan, together with a $100,000 signing bonus and an interest-free loan in the amount of $200,000 to be repaid in three equal annual installments. Mr. Kelly is also entitled to additional compensation, upon a change in control, equal to his base salary and incentive compensation for the remainder of the term of the agreement, plus 12 months thereafter. Mr. Kelly's employment agreement contains certain non-competition provisions with a duration of 12 months following termination of his employment.

     Mr. Bennett serves as our Vice President and Chief Financial Officer pursuant to a two-year employment agreement with the Company dated October 21, 2002. Under this agreement, Mr. Bennett will receive base compensation of $250,000, subject to annual reviews, and can also earn bonuses subject to the discretion of the President and Chief Executive Officer and Executive Vice President and Chief Operating Officer. In addition to such compensation, Mr. Bennett is entitled to term life insurance in an amount equal to $1.0 million and other customary employee benefits, including participation in the Company's 401(k) plan and reimbursement of relocation expenses. Mr. Bennett is also entitled to additional compensation upon a change in control, equal to the remaining amount due under his employment agreement plus six months of his annual salary following the expiration of his current employment agreement. Mr. Bennett's employment agreement contains certain non-competition provisions with a duration of 12 months if Mr. Bennett should voluntarily terminate his employment within 18 months of the commencement date of his employment agreement.

     Mr. Keeping serves as the Majestic Star Casino's Vice President and General Manager pursuant to a two-year employment agreement with the Company dated March 24, 2003. Under this agreement, Mr. Keeping will receive base compensation of $200,000, subject to annual reviews, and can also earn bonuses subject to the discretion of the President and Chief Executive Officer. In addition to such compensation, Mr. Keeping is entitled to term life insurance in an amount equal to three times his base compensation and other customary employee benefits, including participation in the Company's 401(k) plan and an automobile allowance of $500 per month. Mr. Keeping is also entitled to additional compensation upon a change in control equal to the remaining amount due under his employment agreement plus 12 months of his annual salary following the expiration of his current employment agreement. Mr. Keeping's employment agreement contains certain non-competition provisions with a duration of 12 months following termination of his employment.

     Mr. Mezzetta serves as Fitzgeralds Tunica's Vice President and General Manager pursuant to a two-year employment agreement with the Company effective December 7, 2001. The Company and Mr. Mezzetta entered into an addendum to the employment agreement in August 2003 which extends the period of employment through December 6, 2004. Under the agreement, Mr. Mezzetta will receive base compensation of $225,000, subject to annual reviews, and can also earn bonuses subject to the discretion of the President and Chief Executive Officer. In addition to such compensation, Mr. Mezzetta is entitled to term life insurance in an amount equal to three times his base compensation and other customary employee benefits, including participation in the Company's 401(k) plan and an automobile allowance of $500 per month. Mr. Mezzetta is also entitled to additional compensation upon a change in control equal to the remaining amount due under his employment agreement plus six months of his annual salary following the expiration of his current employment agreement. Mr. Mezzetta's employment agreement contains certain non-competition provisions with a duration of six months following termination of his employment.

     Mr. Collins serves as Fitzgeralds Black Hawk's Vice President and General Manager pursuant to a two-year employment agreement with the Company effective December 7, 2001. The Company and Mr. Collins entered into an addendum to the employment agreement in August 2003 which extends the period of employment through December 6, 2005. Under the agreement, Mr. Collins will receive base compensation of $170,000, subject to annual reviews, and can also earn bonuses subject to the discretion of the President and Chief Executive Officer. In addition to such compensation, Mr. Collins is entitled to term life insurance in an amount equal to three times his base compensation and other customary employee benefits, including participation in the Company's 401(k) plan and an automobile allowance of $500 per month. Mr. Collins is also entitled to additional compensation upon a change in control equal to the remaining amount due under his employment agreement plus six months of his annual salary following the expiration of his current employment agreement. Mr. Collins's employment agreement contains certain non-competition provisions with a duration of six months following termination of his employment.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     We are indirectly wholly owned by Don H. Barden, our Chairman, President and Chief Executive Officer.

     The following table sets forth the beneficial ownership of each of The Majestic Star Casino, LLC and The Majestic Star Casino Capital Corp., and its direct and indirect subsidiaries, as of the date hereof.

                                                THE
                                 THE         MAJESTIC                 MAJESTIC    MAJESTIC     BARDEN       BARDEN
                               MAJESTIC     STAR CASINO   MAJESTIC    INVESTOR    INVESTOR   MISSISSIPPI   COLORADO
NAME AND ADDRESS OF          STAR CASINO,     CAPITAL     INVESTOR,   HOLDINGS,   CAPITAL      GAMING,     GAMING,
BENEFICIAL OWNER                 LLC           CORP.         LLC         LLC       CORP.         LLC         LLC
-------------------          ------------   -----------   ---------   ---------   --------   -----------   --------
Don H. Barden..............       100%(1)       100%(2)      100%(3)     100%(4)     100%(5)     100%(6)      100%(7)
  163 Madison Avenue
  Suite 2000
  Detroit, MI 48226

---------------

(1) Includes the membership interests in The Majestic Star Casino, LLC, all of which are beneficially owned directly by BDI. Mr. Barden is the beneficial owner of 100% of BDI.

(2) Includes the common stock of The Majestic Star Casino Capital Corp., all of which is beneficially owned directly by The Majestic Star Casino, LLC, which is beneficially owned directly by BDI. Mr. Barden is the beneficial owner of 100% of BDI.

(3) Includes the membership interests of Majestic Investor, LLC, all of which are beneficially owned directly by The Majestic Star Casino, LLC, which is beneficially owned directly by BDI. Mr. Barden is the beneficial owner of 100% of BDI.

(4) Includes the membership interests of Majestic Investor Holdings, LLC, all of which are beneficially owned directly by Majestic Investor, LLC, which is beneficially owned directly by The Majestic Star Casino, LLC, which is beneficially owned directly by BDI. Mr. Barden is the beneficial owner of 100% of BDI.

(5) Includes the common stock of Majestic Investor Capital Corp., all of which is beneficially owned directly by Majestic Investor Holdings, LLC, which is beneficially owned directly by Majestic Investor, LLC, which is beneficially owned directly by The Majestic Star Casino, LLC, which is beneficially owned directly by BDI. Mr. Barden is the beneficial owner of 100% of BDI.

(6) Includes the membership interests of Barden Mississippi Gaming, LLC, all of which are beneficially owned directly by Majestic Investor Holdings, LLC, which is beneficially owned directly by Majestic

    Investor, LLC, which is beneficially owned directly by The Majestic Star Casino, LLC, which is beneficially owned directly by BDI. Mr. Barden is the beneficial owner of 100% of BDI.

(7) Includes the membership interests of Barden Colorado Gaming, LLC, all of which are beneficially owned directly by Majestic Investor Holdings, LLC, which is beneficially owned directly by Majestic Investor, LLC, which is beneficially owned directly by The Majestic Star Casino, LLC, which is beneficially owned directly by BDI. Mr. Barden is the beneficial owner of 100% of BDI.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

LOANS TO RELATED PARTIES

     In December 2001, Majestic Star made a $300,000 employee loan to Mr. Barden. This loan bore interest at a rate of 7% per annum and was due and payable in full in December 2002. In March 2003, $215,911 was paid on the note. The balance of $84,089 of principal and $29,194 in interest was paid in April 2003.

     In January 2002, Majestic Star made a $200,000 employee loan to Mr. Kelly. This loan bears no interest and is due and payable in full in January 2005. In March 2003, Mr. Kelly paid $67,000 in accordance with the loan agreement. As of September 30, 2003, the outstanding balance was $133,000.

TRANSACTIONS BY OR WITH AFFILIATES

     In March 2003, Majestic Star purchased for $1,017,000, net of prorated taxes plus closing costs, approximately 50 acres of land and a building adjacent to the Buffington Harbor gaming complex from an affiliated company. The purchase price was based on an independent third-party appraisal.

     During the nine months ended September 30, 2003, Majestic Star made distributions totaling $1,016,000 to BDI pursuant to the Majestic Star Manager Agreement related to the fourth quarter of 2002 and the first two quarters of 2003. See "Material Agreements--Manager Agreements."

     During the nine months ended September 30, 2003, Majestic Investor Holdings made distributions totaling $2,594,000 to BDI pursuant to the Investor Holdings Manager Agreement related to the fourth quarter of 2002 and the first two quarters of 2003. See "Material Agreements--Manager Agreements."

     In April 2003, Majestic Star, in accordance with the indenture relating to the 10 7/8% notes, made a $710,000 distribution to its sole member for income taxes. The calculation for the distribution was based on Majestic Star's net income during the three-month period ended March 31, 2003.

     In April 2003, Majestic Investor Holdings, in accordance with the indenture relating to the 11.653% notes, made a $338,000 distribution to its sole beneficial owner for income taxes. The calculation for the distribution was based on Majestic Investor Holdings' net income during the three-month period ended March 31, 2003.

     In December 2001, Majestic Investor Holdings issued a $700,000 note to BDI. The note bore interest at a rate of 7% per annum and was paid in full, with accrued interest, in March 2003.

           DESCRIPTION OF CREDIT FACILITY AND INTERCREDITOR AGREEMENT

SENIOR SECURED CREDIT FACILITY

     Concurrently with the closing of the offering of the unregistered notes, we entered into a new $80.0 million senior secured credit facility with Wells Fargo Foothill, Inc., as the Arranger and Administrative Agent. The senior secured credit facility is secured by substantially all of our and our restricted subsidiaries' current and future assets, other than certain excluded assets. The lien on the collateral securing the senior secured credit facility is senior to the lien on the collateral securing the notes and the guarantees. The senior secured credit facility contains customary conditions to borrowing and contains representations and warranties customary in other gaming-related financings. The senior secured credit facility contains certain financial covenants and restrictions on, among other things, indebtedness, investments, distributions and mergers. Our restricted subsidiaries guarantee our obligations under the senior secured credit facility on a secured basis. As security, we have also pledged our equity interests and the equity interests of the subsidiary guarantors.

     The establishment of the senior secured credit facility was subject to the approval of the gaming authorities in Indiana and Mississippi which has been obtained. In addition, pursuant to the Nevada Act, the pledge of equity securities of a "registered corporation" or a corporate licensee is void without the prior approval of the Nevada Commission, and restrictions upon the transfer of an equity security issued by a registered corporation or a corporate licensee and agreements not to encumber such securities are ineffective without the prior approval of the Nevada Commission. The Company is a "registered corporation" with the Nevada Commission. As a result, the pledge by BDI of the equity securities of, and the restrictions upon the transfer of the equity securities of, the Company in connection with the senior secured credit facility will not be effective until either the spin-off of Barden Nevada has occurred and the registration of the Company with the Nevada Commission has been terminated, or the pledge and transfer restrictions have been approved by the Nevada Commission.

INTERCREDITOR AGREEMENT

     In connection with our entering into the senior secured credit facility, the trustee under the indenture (as collateral agent) and Wells Fargo Foothill, Inc. the agent under the senior secured credit facility entered into an intercreditor agreement which, among other things, contractually subordinates the liens on the collateral securing the notes and the guarantees to the liens on the collateral securing the indebtedness under the senior secured credit facility. See "Description of Registered Notes--Intercreditor Agreement."

     The intercreditor agreement, among other things, limits the trustee's rights in an event of a default under the notes. Under the intercreditor agreement, if the notes become due and payable prior to the stated maturity or are not paid in full at the stated maturity at a time during which we have indebtedness outstanding under our senior secured credit facility, the trustee will not have the right to foreclose upon the collateral unless and until the lenders under the senior secured credit facility fail to take steps to exercise remedies with respect to or in connection with the collateral within up to 190 days following notice to such lenders of the occurrence of an event of default under the indenture. In addition, the intercreditor agreement will prevent the trustee and the holders of the notes from pursuing certain remedies with respect to the collateral in an insolvency proceeding. The intercreditor agreement also provides that the net proceeds from the sale of collateral will first be applied to repay indebtedness outstanding under the senior secured credit facility and thereafter to the holders of the notes.

                               THE EXCHANGE OFFER

PURPOSE AND EFFECT

     We sold the unregistered notes to the initial purchasers in a private offering on October 7, 2003. The initial purchasers resold the unregistered notes to qualified institutional buyers under Rule 144A under the Securities Act. As of the date of this Prospectus, $260.0 million aggregate principal amount of unregistered notes are outstanding. In connection with the private offering of the unregistered notes, we and our subsidiary guarantors entered into a registration rights agreement in which we and our subsidiary guarantors agreed to file a registration statement with the SEC relating to an offer to exchange the unregistered notes and the guarantees under the Securities Act for registered notes and guarantees.

     The registration rights agreement further provides that we must use our reasonable best efforts to:

     - cause the registration statement with respect to the exchange offer to become effective under the Securities Act by April 4, 2004; and

     - complete the exchange offer no later than 30 days after the SEC declares the registration statement with respect to the exchange offer effective.

     Except as provided below, upon the completion of the exchange offer, our obligations with respect to the registration of the unregistered notes and the registered notes will terminate. We have filed the registration rights agreement as an exhibit to the registration statement of which this Prospectus is a part. For additional information regarding our obligations under the registration rights agreement, see "--Registration Rights; Liquidated Damages."

     Based on an interpretation by the staff of the SEC set forth in no-action letters issued to third parties unrelated to us, we believe that, with the exceptions set forth below, you may offer for resale, resell or otherwise transfer any registered notes issued to you in the exchange offer without further registration under the Securities Act or delivery of a Prospectus if you:

     - are acquiring the registered notes in the ordinary course of your business;

     - are not engaging in and do not intend to engage in a distribution of the registered notes;

     - do not have an arrangement or understanding with any person to participate in a distribution of the registered notes;

     - are not our "affiliate," as defined under Rule 405 under the Securities Act; and

     - are not a broker-dealer who acquired unregistered notes from us.

     If you do not satisfy these criteria:

     - you will not be able to rely on the interpretations of the staff of the SEC in connection with any offer for resale, resale or other transfer of registered notes; and

     - you must comply with the registration and prospectus delivery requirements of the Securities Act, or have an exemption available to you, in connection with any offer for resale, resale or other transfer of the registered notes.

     Any holder who tenders in the exchange offer for the purpose of participating in a distribution of the registered notes cannot rely on this interpretation by the staff of the SEC and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction. Each broker-dealer that receives registered notes for its own account in exchange for unregistered notes it acquired as a result of market-making or other trading activities, may be a statutory underwriter and must acknowledge that it will deliver a prospectus in connection with any resale of those registered notes. This will not be an admission by the broker-dealer that it is an underwriter within the meaning of the Securities Act. See "Plan of Distribution." Broker-dealers who acquired unregistered notes directly from us and not as a result of market-making activities or other trading activities may not rely on the SEC staff's interpretations discussed above or participate in the exchange offer and must comply with the prospectus delivery requirements of the Securities Act in order to sell the unregistered notes.

CONSEQUENCES OF FAILURE TO EXCHANGE

     Holders of unregistered notes who do not exchange their unregistered notes for registered notes pursuant to the exchange offer will continue to be subject to the restrictions on transfer of the unregistered notes as described in the legend on the unregistered notes. Unregistered notes not exchanged pursuant to the exchange offer will continue to remain outstanding in accordance with their terms. In general, the unregistered notes may not be offered or sold unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not currently anticipate that we will register the unregistered notes under the Securities Act.

     Participation in the exchange offer is voluntary, and holders of unregistered notes should carefully consider whether to participate. Holders of unregistered notes are urged to consult their financial and tax advisors in making their own decision on what action to take.

     As a result of the making of, and upon acceptance for exchange of all validly tendered unregistered notes pursuant to the terms of, this exchange offer, we will have fulfilled a covenant contained in the registration rights agreement.

     Holders of unregistered notes who do not tender their unregistered notes in the exchange offer will continue to hold the unregistered notes and will be entitled to all the rights and limitations applicable to the unregistered notes under the indenture, except for any rights under the registration rights agreement that by their terms terminate or cease to have further effectiveness as a result of the making of this exchange offer. All untendered unregistered notes will continue to be subject to the restrictions on transfer described in the indenture. To the extent that unregistered notes are tendered and accepted in the exchange offer, the trading market for untendered unregistered notes could be adversely affected.

TERMS OF THE EXCHANGE OFFER

     - Upon the terms and subject to the conditions set forth in this Prospectus and in the letter of transmittal, we will accept any and all unregistered notes validly tendered and not withdrawn prior to 5:00 p.m., New York
       City time, on           , 2004.

     - You should read "--Expiration Date; Extensions; Amendments" below for an explanation of how the expiration date may be amended.

     - We will issue $1,000 principal amount of registered notes in exchange for each $1,000 principal amount of outstanding unregistered notes accepted in the exchange offer.

     - Holders may exchange some or all of their unregistered notes pursuant to the exchange offer. However, unregistered notes may be exchanged only in integral multiples of $1,000 in principal amount.

     - The form and terms of the registered notes are substantially the same as the form and terms of the unregistered notes, except for the elimination of some transfer restrictions, registration rights and liquidated damages provisions relating to the unregistered notes. The registered notes will evidence the same debt as the unregistered notes and will be issued pursuant to, and entitled to the benefits of, the indenture pursuant to which the unregistered notes were issued.

     - As of the date of this prospectus, unregistered notes representing $260.0 million in aggregate principal amount were outstanding and there was one registered holder, a nominee of the Depository Trust Company. This prospectus, together with the letter of transmittal, is being sent to that registered holder and to others believed to have beneficial interests in the unregistered notes.

     - We will be deemed to have accepted validly tendered unregistered notes when, as, and if we have given oral or written notice thereof to the exchange agent. The exchange agent will act as agent for the tendering holders for the purpose of receiving the registered notes from us. If any tendered unregistered notes are not accepted for exchange because of an invalid tender, the occurrence of other events set forth under the heading "--Conditions to the Exchange Offer" or otherwise, certificates for any of these unaccepted unregistered notes will be returned, without expense, to the tendering holder of those unregistered notes as promptly as practicable
       after                , 2004, unless the exchange offer is extended.

     - We are not conditioning the exchange offer upon the tender of any minimum amount of unregistered notes.

     - The exchange offer is subject to the condition that the exchange offer not violate applicable law, rules or regulations, or applicable interpretations of the staff of the SEC. See "--Conditions of the Exchange Offer."

     - We may accept tendered unregistered notes by giving oral or written notice to the exchange agent. We must promptly confirm oral notice in writing. The exchange agent will act as your agent for the purpose of receiving the registered notes from us and delivering them to you.

     - You will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of unregistered notes. We will pay all charges and expenses applicable to the exchange offer, other than taxes specified under "--Transfer Taxes." See "--Fees and Expenses."

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

     The exchange offer will expire at 5:00 p.m., New York City time, on
          , 2004, unless we, in our sole discretion, extend the exchange offer. We may extend the exchange offer at any time and from time to time by giving oral or written notice to the exchange agent and by publicly announcing the extension before 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. We must promptly confirm oral notice in writing. We may also accept all properly tendered unregistered notes as of the expiration date and extend the expiration date in respect of the remaining outstanding unregistered notes. We may, in our sole discretion:

     - amend the terms of the exchange offer in any manner;

     - delay acceptance of, or refuse to accept, any unregistered notes not previously accepted;

     - extend the exchange offer; or

     - terminate the exchange offer.

     We will give prompt notice of any amendment to the registered holders of the unregistered notes. If we materially amend the exchange offer, we will promptly disclose the amendment in a manner reasonably calculated to inform you of the amendment and we will extend the exchange offer to the extent required by law.

     In order to keep the registration statement effective for the period required by the exchange and registration rights agreement, we may file post-effective amendments to the registration statement.

PROCEDURES FOR TENDERING

     Only a holder of unregistered notes may tender them in the exchange offer. For purposes of the exchange offer, the term "holder" or "registered holder" includes any participant in The Depository Trust Company whose name appears on a security position listing as a holder of unregistered notes.

     Except as set forth under "--Book Entry Transfer," to tender in the exchange offer a holder must complete, sign, and date the letter of transmittal, or a copy of the letter of transmittal, have the signatures on the letter of transmittal guaranteed if required by the letter of transmittal, and mail or otherwise deliver the letter of transmittal or copy to the exchange agent prior to the expiration date. In addition:

     - the exchange agent must receive certificates for the unregistered notes along with the letter of transmittal prior to the expiration date;

     - the exchange agent must receive prior to the expiration date a timely confirmation of a book-entry transfer of the unregistered notes, if that procedure is available, into the exchange agent's account at the Depository Trust Company (the "Book-Entry Transfer Facility") following the procedure for book-entry transfer described below; or

     - you must comply with the guaranteed delivery procedures described below.

     To be tendered effectively, the exchange agent must receive the letter of transmittal and other required documents at the address set forth under "--Exchange Agent" prior to the expiration date.

     If you wish to tender your unregistered notes and you cannot cause the unregistered notes or any other required documents to be transmitted to and received by the exchange agent before 5:00 p.m., New York City time, on the expiration date, you may tender your unregistered notes according to the guaranteed delivery procedures described in this section under the heading "--Guaranteed Delivery Procedures."

     Your tender, if not withdrawn before the expiration date, will constitute an agreement between you, us and the exchange agent in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal. If a holder tenders less than all the unregistered notes held, the holder should fill in the amount of unregistered notes being tendered in the appropriate box on the letter of transmittal. The exchange agent will deem the entire amount of unregistered notes delivered to it to have been tendered unless the holder has indicated otherwise.

     THE METHOD OF DELIVERY OF UNREGISTERED NOTES AND THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT YOUR ELECTION AND RISK. INSTEAD OF DELIVERY BY MAIL, IT IS RECOMMENDED THAT YOU USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. YOU SHOULD NOT SEND ANY LETTER OF TRANSMITTAL OR UNREGISTERED NOTES TO US. YOU MAY REQUEST YOUR BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR NOMINEES TO EFFECT THESE TRANSACTIONS FOR YOU.

     If you beneficially own unregistered notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to participate in the exchange offer, you should promptly contact the registered holder and instruct that person to tender your unregistered notes on your behalf. If you wish to tender on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your unregistered notes, either make appropriate arrangements to register ownership of the unregistered notes in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

     We will determine in our sole discretion all questions as to the validity, form, eligibility, including time of receipt, acceptance and withdrawal of tendered unregistered notes. Our determination will be final and binding. We reserve the absolute right to reject any and all unregistered notes not properly tendered or any unregistered notes that would, in the opinion of counsel, be unlawful to accept. We also reserve the right to waive any defects, irregularities or conditions of tender as to particular unregistered notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless we waive them, you must cure any defects or irregularities in connection with tenders of unregistered notes within the time that we will determine.

     Although we intend to notify holders of defects or irregularities with respect to tenders of unregistered notes, neither we, the exchange agent, nor any other person will incur any liability for failure to give the notification. Tenders of unregistered notes will not be deemed to have been made until the defects or irregularities have been cured or waived. Any unregistered notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the exchange agent to the tendering holders, unless otherwise provided in the letter of
transmittal, as soon as practicable following           , 2004, unless the
exchange offer is extended.

     In addition, we reserve the right in our sole discretion:

     - to purchase or make offers for any unregistered notes that remain outstanding after the expiration date;

     - to terminate the exchange offer; and,

     - to the extent permitted by applicable law, purchase unregistered notes in the open market, in privately negotiated transactions, or otherwise. The terms of any of these purchases or offers could differ from the terms of the exchange offer.

     By tendering unregistered notes in exchange for registered notes and by signing the letter of transmittal, or delivering an agent's message in lieu of the transmittal letter, you will be representing that, among other things:

     - the registered notes to be received by you will be acquired in the ordinary course of your business;

     - you are not engaging in and do not intend to engage in, and you have no arrangement or understanding with any person to participate in, a distribution of the registered notes;

     - you acknowledge and agree that any person who is a broker-dealer or is participating in the exchange offer for the purpose of distributing the registered notes must comply with the registration and prospectus delivery requirements of the Securities Act; and

     - you are not an "affiliate of ours," as defined under Rule 405 of the Securities Act.

     In all cases, issuance of registered notes for unregistered notes that are accepted for exchange pursuant to the exchange offer will be made only after timely receipt by the exchange agent of certificates for these unregistered notes or a timely book-entry confirmation of these unregistered notes into the exchange agent's account at the Book-Entry Transfer Facility, a properly completed and duly executed letter of transmittal or, with respect to the DTC and its participants, electronic instructions in which the tendering holder acknowledges its receipt of and agreement to be bound by the letter of transmittal and all other required documents. If any tendered unregistered notes are not accepted for any reason set forth in the terms and conditions of the exchange offer or if unregistered notes are submitted for a greater principal amount than the holder desires to exchange, these unaccepted or non-exchanged unregistered notes will be returned without expense to the tendering Holder thereof or, in the case of unregistered notes tendered by book-entry transfer into the exchange agent's account at the Book-Entry Transfer Facility pursuant to the book-entry transfer procedures described below, these nonexchanged unregistered notes will be credited to an account maintained with that Book-Entry Transfer Facility, in each case, as promptly as practicable after the expiration or termination of the exchange offer.

     Each broker-dealer that receives registered notes for its own account in exchange for unregistered notes, where those unregistered notes were acquired by that broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of those registered notes. See "Plan of Distribution."

SIGNATURE REQUIREMENTS AND SIGNATURE GUARANTEE

     You must arrange for an "eligible institution" to guarantee your signature on the transmittal letter or a notice of withdrawal, unless the unregistered notes are tendered:

     - by the registered holder of the unregistered notes; or

     - for the account of an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under The Exchange Act.

     - The following are "eligible institutions:"

      - a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc.;

      - a commercial bank or trust company having an office or correspondent in the United States; or

      - an eligible guarantor institution.

     If a transmittal letter is signed by a person other than the registered holder of any unregistered notes listed in the transmittal letter, the unregistered notes must be endorsed or accompanied by a properly completed bond power and signed by the registered holder as the registered holder's name appears on the unregistered notes.

     If trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, sign or endorse any required documents, they should so indicate when signing, and unless waived by us, submit evidence satisfactory to us of their authority to so act with the transmittal letter.

BOOK-ENTRY TRANSFER

     The exchange agent will make a request promptly after the date of this prospectus to establish an account for the unregistered notes. Once the exchange agent establishes the account, any financial institution that is a participant in The Depository Trust Company's system may make book-entry delivery of unregistered notes being tendered by causing DTC to transfer those unregistered notes into the exchange agent's account for the unregistered notes. However, the exchange agent will only exchange the unregistered notes so tendered after it confirms their book-entry transfer into the exchange agent's account, and receives an agent's message and any other documents required by the transmittal letter in a timely manner.

     The term "agent's message" means a message, transmitted by DTC to, and received by, the exchange agent and forming part of the confirmation of a book-entry transfer, which states that:

     - DTC has received an express acknowledgement from a participant tendering unregistered notes stating the aggregate principal amount of unregistered notes that have been tendered by such participant;

     - the participant has received the transmittal letter and agrees to be bound by its terms; and

     - we may enforce this agreement against the participant.

     Although you may deliver unregistered notes through DTC into the exchange agent's account at DTC, you must provide the exchange agent with a completed and executed transmittal letter with any required signature guarantee--or an agent's message in lieu thereof--and all other required documents before the expiration date. If you comply with the guaranteed delivery procedures described below, you must provide the transmittal letter--or an agent's message in lieu thereof--to the exchange agent within the time period provided. DELIVERY OF DOCUMENTS TO THE DEPOSITORY TRUST COMPANY DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

GUARANTEED DELIVERY PROCEDURES

     If you wish to tender your unregistered notes and:

     - your unregistered notes are not immediately available;

     - you are unable to deliver on time your unregistered notes or any other document that you are required to deliver to the exchange agent; or

     - you cannot complete the procedures for delivery by book-entry transfer on time;

     you may tender your unregistered notes according to the guaranteed delivery procedures described in the letter of transmittal.

     These procedures require that:

     - you make the tender through an eligible guarantor institution;

     - prior to the expiration date, the exchange agent receives from that eligible guarantor institution a properly completed and duly executed letter of transmittal or a facsimile duly executed letter of transmittal and notice of guaranteed delivery, substantially in the form provided by us by telegram, telex, facsimile transmission, mail or hand delivery, setting forth the name and address of the holder of unregistered notes and the amount of unregistered notes tendered, stating that the tender is being made by guaranteed delivery and guaranteeing that within three New York Stock Exchange, Inc. trading days after the date of execution of the notice of guaranteed delivery, the certificates for all physically tendered unregistered notes, in proper form for transfer, or a book-entry confirmation, as the case may be, will be deposited by the eligible institution with the exchange agent; and

     - the exchange agent receives the certificates for all physically tendered unregistered notes, in proper form for transfer, or confirmation of a book-entry transfer, as the case may be, are received by the exchange agent within three NYSE trading days after the date of execution of the notice of guaranteed delivery.

WITHDRAWAL RIGHTS

     Except as otherwise provided in this Prospectus, you may withdraw tenders of unregistered notes at any time prior to 5:00 p.m., New York City time, on the expiration date.

     For a withdrawal of a tender of unregistered notes to be effective, you must provide the exchange agent with a written or, for DTC participants, electronic Automated Tender Offer Program transmission, notice of withdrawal prior to 5:00 p.m., New York City time, on the expiration date. Any notice of withdrawal must:

     - specify the name of the person having deposited the unregistered notes to be withdrawn;

     - identify the unregistered notes to be withdrawn, including the certificate number or numbers and principal amount of the unregistered notes;

     - in the case of a written notice of withdrawal, be signed by the holder in the same manner as the original signature on the letter of transmittal by which the unregistered notes were tendered, including any required signature guarantees, or be accompanied by documents of transfer sufficient to have the trustee register the transfer of the unregistered notes into the name of the person withdrawing the tender; and

     - specify the name in which these unregistered notes are to be registered, if different from that of the person having deposited the unregistered notes to be withdrawn.

     All questions as to the validity, form, eligibility, and time of receipt of these notices will be determined by us. This determination will be final and binding on all parties. Any unregistered notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. We will return any unregistered notes which have been tendered for exchange but which are not exchanged for any reason to the holder of the unregistered notes without cost as soon as practicable after withdrawal, rejection of tender, or termination of the exchange offer. Properly withdrawn unregistered notes may be retendered by following one of the procedures under "--Procedures for Tendering" at any time on or prior to the expiration date.

ACCEPTANCE OF UNREGISTERED NOTES FOR EXCHANGE; DELIVERY OF REGISTERED NOTES

     Upon satisfaction or waiver of all of the conditions to the exchange offer, we will accept, promptly after the expiration date, all unregistered notes that have been validly tendered and not withdrawn, and will issue the applicable registered notes in exchange for such unregistered notes promptly after our acceptance of such unregistered notes. For purposes of the exchange offer, we will be deemed to have accepted validly tendered unregistered notes for exchange when, as, and if we have given written notice of such acceptance to the exchange agent.

     For each unregistered note accepted for exchange, the holder of the unregistered note will receive a registered note having a principal amount equal to that of the surrendered unregistered note. The registered notes will bear interest from the most recent date to which interest has been paid on the unregistered notes or, if no interest has been paid on the unregistered notes, from October 7, 2003. Accordingly, registered holders of registered notes on the relevant record date for the first interest payment date following the completion of the exchange offer will receive interest accruing from the most recent date to which interest has been paid or, if no interest has been paid, from October 7, 2003. Unregistered notes accepted for exchange will cease to accrue interest from and after the date we accept them for exchange. You will not receive any payment for accrued interest on the unregistered notes otherwise payable on any interest payment date if the record date occurs on or after date on which we accept the unregistered notes for exchange and you will be deemed to have waived your rights to receive the accrued interest on the unregistered notes.

     If we do not accept any tendered unregistered notes for any reason or if you submit unregistered notes for a greater principal amount than you desire to exchange, we will return the unaccepted or non-exchanged unregistered notes at our expense or, if the unregistered notes were tendered by book-entry transfer, the exchange agent will credit the non-exchanged unregistered notes to an account maintained with the book-entry transfer facility. In either case, these unregistered notes will be returned promptly after the expiration or termination of the exchange offer.

REGISTRATION RIGHTS; LIQUIDATED DAMAGES

     Pursuant to the terms of the registration rights agreement, we agreed to use our reasonable best efforts to complete the exchange offer and issue the registered notes in exchange for the unregistered notes. The following description is a summary of the material provisions of the registration rights agreement. It does not restate that agreement in its entirety. We urge you to read the registration rights agreement.

     Under the terms of the registration rights agreement we agreed, among other things, to:

     - file a registration statement with the SEC relating to the exchange offer under the Securities Act no later than December 5, 2003;

     - use our reasonable best efforts to cause the exchange offer registration statement to be declared effective under the Securities Act on or before April 4, 2004;

     - keep the exchange offer open for acceptance for at least 30 days after notice of the exchange offer is mailed to holders of the unregistered notes;

     - use our reasonable best efforts to keep the exchange offer registration statement effective until consummation of the exchange offer pursuant to its terms;

     - commence and use our reasonable best efforts to consummate the exchange offer not later than 30 days following the date of the effectiveness of the exchange offer registration statement;

     - promptly after the close of the exchange offer, accept for exchange all unregistered notes validly tendered for exchange prior to the expiration of the exchange offer;

     - promptly after the close of the exchange offer, deliver all validly tendered unregistered notes to The Bank of New York, as trustee, and cause the trustee to promptly deliver registered notes to each holder equal in aggregate principal amount to the unregistered notes tendered for exchange by such holder.

     Under the registration rights agreement, we agreed to file a shelf registration statement if:

     - we or the holders of a majority in aggregate principal amount of the unregistered notes determine, in our or their reasonable judgment, that they will not receive registered notes that would be tradable without restriction under the Securities Act and the Exchange Act and without material restrictions under applicable blue sky or state securities laws;

     - we are not permitted to effect the exchange offer under applicable law or applicable interpretations of law by the SEC staff prior to the date we issued the unregistered notes;

     - for any reason, the exchange offer is not consummated within 210 days after we issued the unregistered notes;

     - within 20 business days of the consummation of the exchange offer, any holder of unregistered notes notifies us that it:

          (1) is not entitled to participate in the exchange offer by law or SEC policy;

          (2) may not resell the registered notes acquired by it in the exchange offer to the public without restriction under applicable state and federal securities laws; or

          (3) is a broker-dealer holding unregistered notes acquired directly from us or any of our respective affiliates.

     If we have not yet filed an exchange offer registration statement and we are required to file a shelf registration statement, we must file the shelf registration statement 60 days following delivery of the notice triggering our obligation to file such shelf registration statement. We will use our reasonable best efforts to cause the shelf registration statement to be declared effective as promptly as practicable after the filing thereof and no later than 90 days after the date such shelf registration statement was filed..

     If the shelf registration statement is filed, we will use our best efforts to keep the shelf registration statement continuously effective, supplemented and amended until the second anniversary of the effective date of the shelf registration statement or a shorter period that will terminate when all the notes covered by the shelf registration statement have been sold pursuant to the shelf registration statement or there cease to be any outstanding notes.

     A holder who sells unregistered notes pursuant to the shelf registration statement generally will be required to be named as a selling securityholder in the prospectus and to deliver a copy of the prospectus to purchasers. If we are required to file a shelf registration statement, we will provide to each holder of the unregistered notes copies of the prospectus that is a part of the shelf registration statement and notify each such holder when the shelf registration statement becomes effective. Such holder will be subject to some of the civil liability provisions under the Securities Act in connection with these sales and will be bound by the provisions of the registration rights agreement that are applicable to such holder (including certain indemnification and contribution obligations).

     The registration rights agreement requires us to pay the holders of the notes liquidated damages under certain circumstances. We have agreed to pay liquidated damages to the holders if:

     - we fail to file any of the registration statements required by the registration rights agreement on or prior to the date specified for such filing;

     - any of such registration statements is not declared effective by the SEC on or prior to the date specified for such effectiveness;

     - we have not exchanged registered notes for all validly tendered unregistered notes within 30 days after the exchange offer is declared effective by the SEC; or

     - the exchange offer registration statement or the shelf registration statement is declared effective by the SEC, but thereafter, shall either be withdrawn by us or shall become subject to an effective stop order suspending the effectiveness of such registration statement, and we fail to file and have declared effective within 30 days an additional registration statement.

     If any of these events occurs, we will pay liquidated damages to each holder of registrable notes, during the first 90-day period immediately following the occurrence of such event in an amount equal to $.05 per week per $1,000 principal amount of notes held by such Holder. Thereafter, the weekly liquidated damages amount will increase by $.05 per $1,000 principal amount of the notes following each subsequent 90-day period following such event up to a maximum of $.20 per week per $1,000 principal amount of notes, until the event is cured. All accrued liquidated damages will be paid in the same manner as interest payments on the notes on semiannual damages payment dates that correspond to interest payment dates for the notes. Following the cure of an event, the accrual of liquidated damages will cease.

     The exchange offer is intended to satisfy our exchange offer obligations under the registration rights agreement.

CONDITIONS TO THE EXCHANGE OFFER

     Notwithstanding any other provision of the exchange offer, if the exchange offer violates applicable law, any applicable interpretation of the staff of the SEC or any order of any governmental agency or court of competent jurisdiction, we will not be required to accept for exchange, or to issue registered notes for, any unregistered notes, and we may terminate or amend the exchange offer as provided in this Prospectus before we accept unregistered notes.

     The foregoing conditions are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any of these conditions or may be waived by us in whole or in part at any time and from time to time in our sole discretion. Our failure to exercise any of the foregoing rights at any time is not a waiver of any of these rights and each of these rights will be an ongoing right which may be asserted at any time and from time to time.

     If we waive or amend the conditions above, we will, if required by law, extend the exchange offer for a minimum of five business days from the date that we first give notice, by public announcement or otherwise, of the waiver or amendment, if the exchange offer would otherwise expire within the five business-day period. Any determination by us concerning the events described above will be final and binding upon all parties.

     The exchange offer is not conditioned upon any minimum principal amount of old notes being tendered.

EXCHANGE AGENT

     We have appointed The Bank of New York as the exchange agent for the exchange offer. The Bank of New York also acts as trustee under the indenture. You should send all executed transmittal letters to the exchange agent and direct all communications with the exchange agent, including requests for assistance or for additional copies of this prospectus or of the transmittal letters as follows:

                      THE BANK OF NEW YORK, EXCHANGE AGENT

By Hand Delivery, Overnight Courier,
Registered or Certified Mail:               The Bank of New York
                                            Corporate Trust Operations
                                            Reorganization Unit
                                            101 Barclay Street--7 East
                                            New York, NY 10286
                                            Attn:
By Facsimile for Eligible Institutions:
For Information:

     IF YOU DELIVER THE TRANSMITTAL LETTER TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMIT INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE, YOUR DELIVERY OR INSTRUCTIONS WILL NOT BE EFFECTIVE.

FEES AND EXPENSES

     We will bear all expenses of the exchange offer. We are making the principal solicitation pursuant to the exchange offer by mail. Our officers and employees and our affiliates may also make solicitations in person, by telegraph, telephone or facsimile transmission.

     We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to brokers, dealers or other persons soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and will reimburse its reasonable out-of-pocket costs and expenses and will indemnify the exchange agent for all losses and claims incurred by it as a result of the exchange offer. We may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this prospectus, letters of transmittal and related documents to the beneficial owners of the unregistered notes and in handling or forwarding tenders for exchange.

TRANSFER TAXES

     We will pay any transfer taxes applicable to the exchange of unregistered notes pursuant to the exchange offer. If, however, a transfer tax is imposed for any reason other than the exchange of unregistered notes pursuant to the exchange offer, then the amount of any of these transfer taxes--whether imposed on you or any other person--will be payable by you.

     For example, you will pay transfer taxes, if:

     - registered notes for principal amounts not tendered, or accepted for exchange are to be registered or issued in the name of any person other than the registered holder of the unregistered notes tendered; or

     - tendered unregistered notes are registered in the name of any person other than the person signing the transmittal letter.

     If you do not submit satisfactory evidence of payment of taxes for which you are liable or exemption from them with your transmittal letter, we will bill you for the amount of these transfer taxes directly.

ACCOUNTING TREATMENT

     For accounting purposes, we will not recognize gain or loss upon the exchange of the registered notes for unregistered notes. We will amortize expenses incurred in connection with the issuance of the unregistered and registered notes over the term of the registered notes.

APPRAISAL OR DISSENTERS' RIGHTS

     You will not have appraisal or dissenters' rights in connection with the exchange offer.

                        DESCRIPTION OF REGISTERED NOTES

     You can find the definitions of certain terms used in this description under the subheading "Certain Definitions." In this description, references to "Issuers," "we," "our" and "us" refer only to The Majestic Star Casino, LLC and The Majestic Star Casino Capital Corp., and not to their subsidiaries.

GENERAL

     We will issue the registered notes under an existing indenture dated as of October 7, 2003, among the issuers, the Subsidiary Guarantors and The Bank of New York, as trustee. The terms of the registered notes include those expressly stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended.

     The following describes some general terms and provisions of the registered notes, which are identical in all material respects to the terms of the unregistered notes, except that the registration rights and liquidated damages provisions, and the transfer restrictions that apply to the unregistered notes, do not apply to the registered notes. The registered notes will be a separate series of securities under the indenture. This description is a summary of certain provisions of the indenture and the Security Documents (defined below). It does not restate those agreements in their entirety, and is qualified in its entirety by reference to the indenture and the Security Documents, including the definitions therein of certain terms used below. We urge you to read the indenture and the Security Documents because they, and not this description, define your rights as holders of the registered notes. We have filed copies of the indenture and certain of the Security Documents as exhibits to the registration statement which includes this Prospectus. The definitions of certain terms used in the following summary are set forth below under "Certain Definitions."

     The notes will be senior secured obligations of the Issuers and will rank senior in right of payment to all existing and future subordinated Indebtedness of the Issuers and equal in right of payment with all existing and future senior Indebtedness of the Issuers. The Notes will be without recourse to the Members.

     The notes and the Subsidiary Guarantees (as defined below) will be secured by collateral described below. Borrowings under the Credit Facility also will be secured by the Collateral. The Lien on the Collateral securing the Notes and the Subsidiary Guarantees will be contractually subordinated, pursuant to the Intercreditor Agreement, to the Lien on the Collateral securing up to $80.0 million of borrowings under the Credit Facility.

     Capital is a wholly owned subsidiary of the Company and was incorporated solely for the purpose of serving as a co-issuer of the Notes. Capital will not have any material operations or assets and will not have any revenues. As a result, prospective investors should not expect Capital to participate in servicing the principal, interest, Liquidated Damages, if any, premium or any other payment obligations on the Notes. See "--Certain Covenants--Restrictions on Activities of Capital."

     The Notes will be guaranteed (the "Subsidiary Guarantees") on a senior secured basis by each of the Company's existing and future Restricted Subsidiaries. Barden Nevada has been designated as an Unrestricted Subsidiary and is not a guarantor of the Notes. Further, under the circumstances described below under "Certain Definitions--Unrestricted Subsidiary," the Company will be able to designate current or future Subsidiaries as Unrestricted Subsidiaries. Unrestricted Subsidiaries will not be subject to any of the restrictive covenants set forth in the Indenture nor will their assets be included in the collateral.

     The Notes will be issued in the form of one or more global Notes, without coupons, and in denominations of $1,000 and integral multiples thereof.

PRINCIPAL, MATURITY AND INTEREST

     The Indenture does not limit the aggregate principal amount of Notes that we may issue under the Indenture and provides that, subject to the covenant in the Indenture described under "--Certain Covenants--Limitation on Incurrence of Indebtedness," additional Notes may be issued thereunder from time to time, without the consent of the Holders of previously issued Notes, in an aggregate principal amount to be determined from time to time by the Issuers; provided, that additional Notes may not be issued with original issue discount as determined under section 1271 et seq. of the Internal Revenue Code of 1986, as amended (the "Code"). The Notes will mature on October 15, 2010. Interest on the Notes will be payable semi-annually on April 15 and October 15 of each year, commencing on April 15, 2004, to Holders of record on the immediately preceding April 1 and October 1, respectively. The Notes will bear interest at 9.5% per annum from the date of original issuance. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. The Notes will be payable both as to principal and interest at the office or agency of the Issuers maintained for such purpose within The City of New York or, at the option of the Issuers, payment of interest may be made by check mailed to the Holders at their respective addresses set forth in the register of Holders. Until otherwise designated by the Issuers, the Issuers' office or agency will be the office of the Trustee maintained for such purpose. If a payment date is a Legal Holiday, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

REDEMPTION

     At the Option of the Company. Except as set forth below, we may not redeem the notes at our option before October 15, 2007. Thereafter, the Notes will be subject to redemption at our option, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest on the Notes and Liquidated Damages, if any, to the applicable date of redemption, if redeemed during the 12-month period beginning on October 15 of the years indicated below:

YEAR                                                           PERCENTAGE
----                                                           ----------
2007........................................................    104.750%
2008........................................................    102.375%
2009 and thereafter.........................................    100.000%

     Notwithstanding the foregoing, at any time or from time to time prior to October 15, 2006, we may redeem, at our option, up to 35% of the aggregate principal amount of the Notes then outstanding at a redemption price of 109.5% of the principal amount of the Notes, plus accrued and unpaid interest on the Notes and Liquidated Damages, if any, through the applicable date of redemption, with the Net Cash Proceeds of one or more Qualified Equity Offerings; provided, that (i) such redemption shall occur within 60 days of the date of closing of such Qualified Equity Offerings and (ii) at least 65% of the aggregate principal amount of Notes issued on or after the Issue Date remains outstanding immediately after giving effect to each such redemption.

     The Notes will also be redeemable by us, in whole or in part, at any time upon not less than 20 Business Days nor more than 60 days' notice (or such earlier date as may be required by any Gaming Authority) at 100% of the principal amount of the Notes plus accrued and unpaid interest on the Notes (or, if required by any Gaming Authority, the fair market value of such Notes, or such other amount as may be required by applicable law or order of such Gaming Authority) and Liquidated Damages (if permitted by relevant Gaming Authorities), if any, to the redemption date, pursuant to a Required Regulatory Redemption. In addition, where such redemption is required because the Holder or beneficial owner of Notes is required to be found suitable or to otherwise qualify under any Gaming Laws and is not found suitable or so qualified, we shall have the right to require any such Holder or beneficial owner to dispose of its Notes upon 30 days' notice (or such earlier date as may be required by the applicable Gaming Authority).

     If less than all of the Notes are to be redeemed at any time, selection of Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed, or, if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee deems to be fair and reasonable; provided, that Notes of $1,000 or less may not be redeemed in part. Except in the case of a Required Regulatory Redemption requiring less notice, notice of redemption will be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each Holder to be redeemed at such Holder's registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note will state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder of that Note upon cancellation of the original Note. On and after the date of redemption, interest will cease to accrue on Notes or portions thereof called for redemption, unless we default in making such redemption payment.

     Mandatory. The Notes will not be subject to any mandatory redemption (except for a Required Regulatory Redemption) or have the benefit of any sinking fund.

SUBSIDIARY GUARANTORS

     The repayment of the Notes will be unconditionally and irrevocably guaranteed, jointly and severally, on a senior secured basis by all present and future Restricted Subsidiaries. The Indenture provides that so long as any Notes remain outstanding, any future Restricted Subsidiary shall enter into and remain subject to a Subsidiary Guarantee.

     If all of the Capital Stock of any Subsidiary Guarantor is sold by the Company or any of its Subsidiaries to a Person (other than the Company or any of its Subsidiaries) in a transaction that complies with the terms of the Indenture, and the Net Proceeds from such Asset Sale are used in accordance with the terms of the covenant described in the Prospectus regarding the unregistered notes, then such Subsidiary Guarantor shall be released and discharged from all of its Obligations under its Subsidiary Guarantee and the Indenture.

     The Obligations of each Subsidiary Guarantor under its Subsidiary Guarantee will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the Obligations of such other Subsidiary Guarantor under its Subsidiary Guarantee, result in the Obligations of such Subsidiary Guarantor under its Subsidiary Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law or render a Subsidiary Guarantor insolvent.

SECURITY

     Pursuant to certain mortgages, security agreements and related agreements, we have assigned and pledged to the Trustee, for the benefit of the Trustee and the Holders, as security for our obligations with respect to the Notes, substantially all of our assets and the assets of the Restricted Subsidiaries, other than the Excluded Assets. However, to the extent that certain assets securing obligations under the Credit Facility consist of assets that are not perfected by filing a UCC financing statement, and that require that we cause the Collateral Agent to obtain "control" (as defined in the Uniform Commercial
Code) or possession of such assets (and we are unable to cause the Collateral Agent to obtain such control or possession), such assets may not constitute part of the collateral securing the Notes (the "Collateral"). Subject to applicable Gaming Laws and Gaming Authority approvals as described below, the Collateral includes, among other things, our Capital Stock, the Capital Stock of the Restricted Subsidiaries, the assets of each of our and the Restricted Subsidiaries' casinos, all furniture, fixtures and equipment belonging to us and the Restricted Subsidiaries and our and the Restricted Subsidiaries' rights to the service mark "Majestic Star Casino" and "Fitzgeralds" and other related trademarks. The Trustee's security interest in the Collateral is subordinated to a lien securing up to $80.0 million of Indebtedness outstanding under our Credit Facility.

     The proceeds of any sale of the Collateral following an Event of Default may not be sufficient to satisfy payments due on the Notes. In addition, the ability of the Holders to realize upon the Collateral may be limited pursuant to applicable laws, including gaming, bankruptcy or securities laws.

     If an Event of Default occurs and is continuing, the Trustee, on behalf of the Holders, in addition to any rights or remedies available to it under the Indenture and the Security Documents, may, subject to the Intercreditor Agreement and applicable Gaming Laws, take such action as it deems advisable and as is permitted under the Security Documents, to protect and enforce its rights in the Collateral, including the institution of sale or foreclosure proceedings. The proceeds received by the Trustee from any such sale or foreclosure will, subject to the Intercreditor Agreement, be applied by the Trustee first to pay the expenses of such sale or foreclosure and fees and other amounts then payable to the Trustee under the Indenture, and thereafter to pay amounts due and payable with respect to the Notes.

     Certain Gaming Law Limitations. In Mississippi, Nevada and Indiana, pledges of membership interests in licensed and registered companies are ineffective unless approved by the relevant Gaming Authorities. The pledges of our Capital Stock and the Capital Stock of Majestic Investor, LLC and Majestic Investor Holdings, LLC will not be effective, and therefore such Capital Stock will not constitute Collateral, until such time as we consummate the spin-off of Barden Nevada or, if the spin-off is not consummated, we receive the requisite approval of the Nevada Gaming Commission for these pledges. We have applied to the Nevada Gaming Commission for approval of the spin-off. If the approval of the spin-off is not obtained, we will apply to the Nevada Gaming Commission for approval of these pledges. We have agreed to either consummate the spin-off, or obtain all necessary approvals for the grant of such security interest from the Nevada Gaming Commission within 210 days of the closing of the offering of the unregistered notes, and that failure to do so will constitute an Event of Default under the Indenture. Although we expect to receive the requisite approval of either the spin-off or these pledges a few months after the consummation of the offering of the unregistered notes, no assurances can be given that such approval will be obtained. The Trustee's ability to foreclose upon the Collateral also will be limited by relevant Gaming Laws, which generally require that persons who own or operate a casino or own equity securities of a gaming licensee (including capital stock) or purchase, possess or sell gaming equipment hold a valid gaming license. No person can hold a license in the State of Colorado, Mississippi or Indiana unless the person is found qualified or suitable by the relevant Gaming Authorities. The pledge of such an interest in Colorado, while not per se forbidden, does require regulatory approval before the holder of the pledge may obtain the interest contemplated. Such Gaming Authorities have discretionary authority to require the Trustee, any or all of the holders of the Notes or any purchaser of the Collateral to file applications and be investigated in order to be found qualified or suitable as an owner or operator of gaming establishments. Such requirements may limit the number of potential bidders in any foreclosure and may delay any sale, either of which events may have an adverse effect on the sale price of the Collateral. Moreover, the gaming industry could become subject to different or additional regulations during the term of the Notes, which could further adversely affect the practical rights and remedies of the Trustee. Therefore, the practical value of realizing on the Collateral may, without the appropriate approvals, be limited.

     Certain Bankruptcy Limitations. The right of the Trustee to repossess and dispose of the Collateral upon the occurrence of an Event of Default is likely to be significantly impaired by applicable bankruptcy law if a bankruptcy proceeding were to be commenced by or against us prior to the Trustee having repossessed and disposed of the Collateral. Under the Bankruptcy Code, a secured creditor is prohibited from repossessing its security from a debtor in a bankruptcy case, or from disposing of security repossessed from such debtor, without bankruptcy court approval. Moreover, the Bankruptcy Code permits the debtor in certain circumstances to continue to retain and to use collateral owned as of the date of the bankruptcy filing (and the proceeds, products, offspring, rents or profits of such collateral to the extent provided by the Security Documents and by applicable nonbankruptcy law) even though the debtor is in default under the applicable debt instruments; provided, that the secured creditor is given "adequate protection." The meaning of the term "adequate protection" may vary according to circumstances. In view of the lack of a precise definition of the term "adequate protection" and the broad discretionary powers of a bankruptcy court, it is impossible to predict how long payments under the Notes could be delayed following commencement of a bankruptcy case, whether or when the Trustee could repossess or dispose of the Collateral or whether or to what extent Holders would be compensated for any delay in payment or loss of value of the Collateral through the requirement of "adequate protection." Furthermore, if a bankruptcy court determines the value of the Collateral is not sufficient to repay all amounts due on the Notes, the Holders would hold secured claims to the extent of the value of the Collateral to which the Holders are entitled, and would hold unsecured claims with respect to any such shortfall. Applicable Federal bankruptcy laws do not permit the payment and/or accrual of post-petition interest, costs and attorneys' fees during a debtor's bankruptcy case unless the claims are oversecured or the debtor is solvent at the time of reorganization. In addition, if either of us becomes the subject of a bankruptcy case, the bankruptcy court, among other things, may avoid certain transfers made by the entity that is the
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subject of the bankruptcy filing, including, without limitation, transfers held to be fraudulent conveyances or preferences.

     Further, certain limitations exist under the Merchant Marine Act of 1936, as amended, on the ability of non-U.S. citizens to realize upon collateral, such as The Majestic Star Casino Vessel and the barges at Fitzgeralds Tunica, consisting of vessels documented under the laws of the United States. If any of the holders of the Notes are non-U.S. citizens, such limitation could adversely affect the ability of the Trustee to complete foreclosure on the Collateral. Also, the Trustee may be required to foreclose through a federal court admiralty proceeding. Such a proceeding would entail compliance with notice and other procedural requirements, and would require a cash deposit to cover the costs of maintaining the vessels during the foreclosure proceeding, which costs could be substantial. In addition, because the barges at Fitzgeralds Tunica will be more or less permanently moored and will not be used for transportation of cargo or passengers, it is possible the barges may not be considered vessels for purposes of the ship mortgage which will be placed on them. In such event, the Holders of the Notes would not have the benefit of a Preferred Ship Mortgage on the barges, although they would have the benefit of other security provided in the Security Agreement.

INTERCREDITOR AGREEMENT

     Concurrently with the execution of the Credit Facility the Trustee and Wells Fargo Foothill, Inc., as agent under the Credit Facility entered into an intercreditor agreement (the "Intercreditor Agreement"). The Intercreditor Agreement provides that the Liens on the Collateral securing the Notes and the Guarantees will be subordinated to the Liens securing up to $80.0 million of principal amount of Indebtedness outstanding under the Credit Facility, and related interest, fees, costs and expenses. Under the Intercreditor Agreement, if the Notes become due and payable prior to the stated maturity thereof for any reason or are not paid in full at the stated maturity thereof at a time during which Indebtedness is outstanding under the Credit Facility, the Collateral Agent will not have the right to foreclose upon the Collateral that secures the obligations under the Indenture unless and until the lenders under the Credit Facility fail to take steps to exercise remedies with respect to or in connection with the Collateral within up to 190 days following notice to such lenders of the occurrence of an Event of Default under the Indenture. The Intercreditor Agreement will limit the Collateral Agent and the Holders from pursuing certain remedies with respect to the Collateral in an insolvency proceeding that occurs during such standstill period. In addition, the Intercreditor Agreement will provide that if the lenders under the Credit Facility have commenced exercising such remedies with respect to any Collateral prior to the end of such standstill period, the Collateral Agent will not have the right to foreclose on such Collateral until the lenders are no longer pursuing such remedies. The Intercreditor Agreement provides that the net proceeds from the sale of Collateral will first be applied to repay Indebtedness outstanding under the Credit Facility and thereafter to the holders of the Notes.

REPURCHASE UPON CHANGE OF CONTROL

     The Indenture provides that, if a Change of Control occurs, we will be required to offer to repurchase all of the Notes then outstanding at a purchase price equal to 101% of the aggregate principal amount of the Notes, plus accrued and unpaid interest and Liquidated Damages if any, to the date of repurchase. Within 30 days following any Change of Control, we must mail a notice or direct a notice to be mailed to each Holder stating, among other things: (i) the purchase price and the purchase date, which will be no earlier than 30 days nor later than 45 days from the date the notice is mailed; (ii) that any Holder electing to have Notes purchased pursuant to a Change of Control offer will be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes completed, to the paying agent with respect to the Notes at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control payment date; and (iii) that the Holder will be entitled to withdraw his election if the paying agent receives, not later than the close of business on the second Business Day preceding the Change of Control payment date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that the Holder is withdrawing his election to have such Notes purchased.

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     We will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations that apply to the repurchase of Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with the "Change of Control" provisions of the Indenture, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the "Change of Control" provisions of the Indenture by virtue thereof.

     On the Change of Control payment date, we will, to the extent lawful;

     - accept for payment the Notes or portions of Notes tendered pursuant to the Change of Control offer;

     - deposit with the paying agent an amount equal to the Change of Control payment in respect of all Notes or portions of Notes so tendered and not withdrawn; and

     - deliver or cause to be delivered to the Trustee the Notes so accepted, together with an Officers' Certificate stating that the Notes or portions of Notes tendered to us are accepted for payment.

     The paying agent will promptly mail to each Holder of Notes so accepted payment in an amount equal to the purchase price for such Notes, and the Trustee will authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided, that each such new Note will be in the principal amount of $1,000 or an integral multiple thereof. We will announce the result of the Change of Control offer on or as soon as practicable after the Change of Control payment date.

     Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the Holders to require that we repurchase or redeem the Notes in the event of a takeover, recapitalization or similar restructuring.

     We cannot assure you that sufficient funds will be available at the time of any Change of Control offer to make required repurchases, or that we will be permitted under the Credit Facility to make required repurchases.

     We will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control offer made by us and purchases all Notes validly tendered and not withdrawn under such Change of Control offer.

     The term "all or substantially all" as used in the definition of Change of Control has not been interpreted under New York law (which is the governing law of the Indenture) to represent a specific quantitative test. As a consequence, in the event the Holders elect to exercise their rights under the Indenture and we elect to contest such election, there could be no assurance as to how a court would interpret the phrase under New York law, which may have the effect of preventing the Trustee or the Holders from successfully asserting that a Change of Control has occurred.

CERTAIN COVENANTS

     Limitation on Restricted Payments. The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

          (i) declare or pay any dividend or make any distribution on account of any Equity Interests of the Company or any of its Subsidiaries or make any other payment to any Excluded Person or Affiliate thereof (other than (A) dividends or distributions payable in Equity Interests (other than Disqualified Capital Stock) of the Company or (B) amounts payable to the Company or any Restricted Subsidiary);

          (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interest of the Company or any Affiliate (other than any Restricted Subsidiary of the Company) of the Company (other than any such Equity Interest owned by the Company or any Restricted Subsidiary);

          (iii) make any principal payment on, or purchase, redeem, defease or otherwise acquire or retire for value, any Indebtedness of the Company or any Subsidiary Guarantor that is subordinated in right of

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     payment to the Notes or such Subsidiary Guarantor's Subsidiary Guarantee thereof, as the case may be, prior to any scheduled principal payment, sinking fund payment or other payment at the stated maturity thereof; or

          (iv) make any Restricted Investment.

All such payments and other actions set forth in clauses (i) through (iv) above are collectively referred to as "Restricted Payments", unless, at the time of such Restricted Payment:

          (a) no Default or Event of Default has occurred and is continuing or would occur as a consequence thereof, and

          (b) immediately after giving effect to such Restricted Payment on a pro forma basis, the Company could incur at least $1.00 of additional Indebtedness under the Interest Coverage Ratio test set forth in the covenant described under "--Limitation on Incurrence of Indebtedness," and

          (c) such Restricted Payment (the value of any such payment, if other than cash, being determined in good faith by the Managers of the Company and evidenced by a resolution set forth in an Officers' Certificate delivered to the Trustee), together with the aggregate of all other Restricted Payments made on or after the Issue Date (including Restricted Payments permitted by clauses (ii), (vi) (viii) (to the extent such payments do not reduce Consolidated Net Income), (ix), (x), (xi), (xii) and, to the extent the Company is given credit for such Net Cash Proceeds pursuant to clause (2) of this paragraph, (iii) of the next following paragraph and excluding Restricted Payments permitted by clauses (i), (iv),
     (v) and (vii) of the next following paragraph), is less than the sum, without duplication, of

             (1) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing immediately after the Issue Date to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, 100% of such deficit), plus

             (2) 100% of the aggregate Net Cash Proceeds received by the Company from the issuance or sale, other than to a Subsidiary, of Equity Interests of the Company (other than Disqualified Capital Stock) after the Issue Date and on or prior to the time of such Restricted Payment, plus

             (3) 100% of the aggregate Net Cash Proceeds received by the Company from the issuance or sale, other than to a Subsidiary, of any convertible or exchangeable debt security of the Company that has been converted or exchanged into Equity Interests of the Company (other than Disqualified Capital Stock) pursuant to the terms thereof after the Issue Date and on or prior to the time of such Restricted Payment (including any additional net cash proceeds received by the Company upon such conversion or exchange), plus

             (4) the aggregate Return from Unrestricted Subsidiaries after the Issue Date and on or prior to the time of such Restricted Payment (excluding any returns of or from Permitted Investments made pursuant to clause (xiii) of the definition of "Permitted Investments").

     The foregoing provisions will not prohibit the following Restricted
Payments:

          (i) so long as clause (a) above is satisfied, the sale, distribution or liquidation of a Subsidiary that as of the Issue Date has been designated as an Unrestricted Subsidiary;

          (ii) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would not have been prohibited by the provisions of the Indenture;

          (iii) the redemption, purchase, retirement or other acquisition of any Equity Interests of the Company or Indebtedness of the Company or any Restricted Subsidiary in exchange for, or out of the Net Cash Proceeds of, the substantially concurrent sale (other than to a Subsidiary) of, other Equity Interests of the Company (other than Disqualified Capital Stock);

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          (iv) so long as clause (a) above is satisfied, with respect to each taxable year that the Company qualifies as a Flow Through Entity, the payment of Permitted Tax Distributions; provided, that (A) prior to any payment of Permitted Tax Distributions the Company provides an Officers' Certificate and Opinion of Counsel to the effect that the Company and each Subsidiary in respect of which such distributions are being made, qualify as Flow Through Entities for Federal income tax purposes and for the states in respect of which such distributions are being made and (B) at the time of such distribution, the most recent audited financial statements of the Company provided to the Trustee pursuant to the covenant described under the caption "--Reports," provide that the Company and each such Subsidiary were treated as Flow Through Entities for the period of such financial statements, provided that the requirement set forth in this subclause (B) shall not apply to the extent that such Subsidiary that is acquired after the date hereof is not a Flow Through Entity on the date of such acquisition but subsequently becomes a Flow Through Entity after any period covered by such financial statements;

          (v) the redemption, repurchase or payoff of any Indebtedness of the Company or a Restricted Subsidiary with cash proceeds of or in exchange for any Refinancing Indebtedness permitted to be incurred pursuant to clause
     (h) under the covenant "--Limitation on Incurrence of Indebtedness;"

          (vi) cash capital contributions, loans or advances to the BHR Joint Venture that are used by the BHR Joint Venture to make capital expenditures in the ordinary course of business; provided, that concurrently with such contribution, loan or advance all other members of the BHR Joint Venture make cash capital contributions, loans or advances, as the case may be, on a pro rata basis, based on each member's ownership interest in the BHR Joint Venture;

          (vii) so long as clause (a) above is satisfied, (x) the acquisition of the GNC Land or (y) the acquisition of all of the membership interests of AMB Parking and, in the case of each of clauses (x) and (y) the payment of the purchase price therefor, provided that in the case of each of clauses
     (x) and (y) such transaction complies with the covenant "--Limitation on Transactions with Affiliates;"

          (viii) so long as clause (a) above is satisfied, any employment agreement entered into, or any compensation or employee benefits paid to employees, in each case, in the ordinary course of business, consistent with customary industry practices and not involving the purchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Affiliate (other than any Restricted Subsidiary of the Company);

          (ix) so long as clause (a) above is satisfied, Cash Flow-Based Management Distributions payable under the Management Agreement, as in effect on the Issue Date, without giving effect to any amendment, supplement or modification thereof; provided, that the Interest Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such payment is made would have been not less than 1.50 to 1.0, determined on a pro forma basis, as if such payment had been made during such four-quarter period;

          (x) so long as clause (a) above is satisfied, Revenue-Based Management Distributions payable under the Management Agreement, as in effect on the Issue Date, without giving effect to any amendment, supplement or modification thereof; provided, that the Interest Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such payment is made would have been not less than 1.25 to 1.0, determined on a pro forma basis, as if such payment had been made during such four-quarter period;

          (xi) the redemption and repurchase of any Equity Interests or Indebtedness of the Company or any of its Subsidiaries to the extent required by any Gaming Authority or, if determined in the good faith judgment of the Managers of the Company as evidenced by a resolution of the Managers that has been delivered to the trustee, to prevent the loss, or to secure the grant or establishment, of any gaming license or other right to conduct lawful gaming operations; and

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          (xii) any Unreimbursed Tax Distribution Amounts (as defined in the definition of "Permitted Tax Distributions").

     Not later than the date of making any Restricted Payment, the Company will deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this covenant were computed (or, in the case of a Restricted Payment made pursuant to subsection (iv) of the immediately preceding paragraph, a summary of such calculations as reasonably determined or estimated in good faith by the Company). These calculations may be based upon the Company's latest available financial statements. Notwithstanding the foregoing, the Company shall not be required to deliver an Officers' Certificate to the Trustee pursuant to this covenant if any action is taken pursuant to subsection (iii), (v), (viii),
(ix) or (x) of the immediately preceding paragraph.

     Limitation on Incurrence of Indebtedness. The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, (i) create, incur, issue, assume, guaranty or otherwise become directly or indirectly liable with respect to, contingently or otherwise (collectively, "incur"), any Indebtedness (including, without limitation, Acquired Debt) or (ii) issue any Disqualified Capital Stock; provided, that the Company and the Subsidiary Guarantors may incur Indebtedness (including, without limitation, Acquired Debt) and the Company may issue shares of Disqualified Capital Stock if (x) no Default or Event of Default shall have occurred and be continuing at the time of, or would occur after giving effect on a pro forma basis to such incurrence or issuance, and (y) the Interest Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Capital Stock is issued would have been not less than 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Capital Stock had been issued, as the case may be, at the beginning of such four-quarter period. The foregoing provisions do not prevent the incurrence of:

          (a) Indebtedness under the Credit Facility in an aggregate principal amount not to exceed, at any time outstanding, $80.0 million; less the aggregate amount of repayments of such indebtedness contemplated by clause
     (iii) under the caption "--Limitation on Asset Sales" (the "Maximum Credit Facility Amount");

          (b) FF&E Financing in an aggregate principal amount not to exceed, at any time, $10.0 million;

          (c) performance bonds, appeal bonds, surety bonds, insurance obligations or bonds and other similar bonds or obligations (including Obligations under letters of credit) incurred in the ordinary course of business, and any guarantees thereof;

          (d) Hedging Obligations incurred to fix the interest rate on any variable rate Indebtedness otherwise permitted by the Indenture; provided, that the notional principal amount of each such Hedging Obligation does not exceed the principal amount of the Indebtedness to which such Hedging Obligation relates and that such Hedging Obligations shall not have been incurred for purposes of speculation;

          (e) Indebtedness outstanding on the Issue Date (other than Indebtedness under the Credit Facility which shall not be deemed to be outstanding pursuant to this clause (e)), including the Notes and the Security Documents, to the extent they constitute Indebtedness outstanding on the Issue Date;

          (f) Indebtedness incurred by the Company in an aggregate principal amount not to exceed, at any time outstanding pursuant to this clause (f), $10.0 million;

          (g) any Subsidiary Guarantee of the Notes or the Indebtedness permitted by clause (f) above;

          (h) Indebtedness issued in exchange for, or the proceeds of which are contemporaneously used to extend, refinance, renew, replace, or refund (collectively, "Refinance"), Indebtedness incurred pursuant to the Interest Coverage Ratio test set forth in the immediately preceding paragraph, clause (e) above or this clause (h) (the "Refinancing Indebtedness"); provided, that (i) the principal amount of such Refinancing Indebtedness does not exceed the principal amount of Indebtedness so Refinanced (including any required premiums and out-of-pocket expenses reasonably incurred in connection therewith),
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     (ii) the Refinancing Indebtedness has a final scheduled maturity that equals or exceeds the final stated maturity, and a Weighted Average Life to Maturity that is equal to or greater than the Weighted Average Life to Maturity, of the Indebtedness being Refinanced, (iii) the Refinancing Indebtedness ranks, in right of payment, no more favorable to the Notes than the Indebtedness being Refinanced, and (iv) such Refinancing Indebtedness shall only be used to refinance outstanding Indebtedness of such Person issuing such Refinancing indebtedness.

     Restrictions on BHR Joint Venture. The Company will not permit the BHR Joint Venture to, directly or indirectly:

          (a) incur any Indebtedness or issue any Disqualified Capital Stock; provided that the BHR Joint Venture may incur:

             (i) Indebtedness if immediately after giving effect to such incurrence on a pro forma basis, the Company could incur at least $1.00 of additional Indebtedness under the Interest Coverage Ratio Test set forth in the covenant described under "--Limitation on Incurrence of Indebtedness;"

             (ii) Indebtedness if immediately after giving effect to the incurrence of such Indebtedness, the aggregate principal amount of BHR Attributed Debt does not exceed the Maximum Credit Facility Amount less the aggregate principal amount of Indebtedness then outstanding under clause (a) under the caption "--Limitation on Incurrence of Indebtedness;" and

             (iii) Indebtedness incurred to Refinance any Indebtedness incurred pursuant to clause (i) above or Indebtedness of the BHR Joint Venture outstanding on the Issue Date;

          (b) create, incur, assume or suffer to exist any Lien on any asset of the BHR Joint Venture, or on any income or profits therefrom, or assign or convey any right to receive income therefrom, except Permitted Liens;

          (c) declare or pay any dividend or make any distribution on account of any Equity Interests of the BHR Joint Venture, unless such distributions are made on a pro rata basis to all members of the BHR Joint Venture, based on each member's ownership interest therein;

          (d) purchase, redeem or otherwise acquire or retire for value any Equity Interest of the BHR Joint Venture (other than any such Equity Interest owned by the Company or any Restricted Subsidiary); or

          (e) transfer, other than in the ordinary course of business, any assets of the BHR Joint Venture, unless:

             (i) the BHR Joint Venture receives consideration at the time of such transfer not less than the fair market value of the assets subject to such transfer;

             (ii) at least 75% of the consideration for such transfer is in the form of cash or Cash Equivalents or liabilities of the BHR Joint Venture that are assumed by the transferee of such assets (provided, that following such transfer there is no further recourse to the BHR Joint Venture with respect to such liabilities); and

             (iii) within 270 days of such transfer, the net proceeds thereof are (A) invested in assets related to the business of the BHR Joint Venture, (B) applied to permanently repay Indebtedness of the BHR Joint Venture, or (C) distributed to the members of the BHR Joint Venture in accordance with paragraph (c) above.

     Limitation on Asset Sales. The Indenture provides that the Company will not, and will not permit any Restricted Subsidiary to, make any Asset Sale unless:

          (i) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Sale not less than the fair market value of the assets subject to such Asset Sale;

          (ii) at least 75% of the consideration for such Asset Sale is in the form of (A) cash or Cash Equivalents, (B) liabilities of the Company or any Restricted Subsidiary (other than liabilities that are

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     by their terms subordinated to the Notes or the Subsidiary Guarantees) that are assumed by the transferee of such assets (provided, that following such Asset Sale there is no further recourse to the Company or its Restricted Subsidiaries with respect to such liabilities), or (C) fixed assets or property that, in the good faith judgment of the Managers, at the time of such Asset Sale will be used in a Related Business of the Company or its Restricted Subsidiaries; and

          (iii) within 270 days of such Asset Sale (or within 30 days in the case of an Asset Sale or series of related Asset Sales with Net Proceeds of $15,000,000 or more), the Net Proceeds thereof are (A) invested in fixed assets or property that, in the good faith judgment of the Managers, at the time of such Asset Sale will be used in a Related Business of the Company or its Restricted Subsidiaries, (B) applied to repay Indebtedness under Purchase Money Obligations incurred in connection with the asset so sold,
     (C) applied to repay Indebtedness under the Credit Facility and permanently reduce the commitment thereunder in the amount of the Indebtedness so repaid or (D) to the extent not used as provided in clauses (A), (B), or
     (C) applied to make an offer to purchase Notes as described below (an "Excess Proceeds Offer"); provided, that the Company will not be required to make an Excess Proceeds Offer until the amount of Excess Proceeds is greater than $5,000,000.

     The foregoing provisions in (i) or (ii) above shall not apply to an Event of Loss.

     Pending the final application of any Net Proceeds, the Company may temporarily reduce Indebtedness under the Credit Facility or temporarily invest such Net Proceeds in Cash Equivalents.

     Net Proceeds not invested or applied as set forth in subclauses (A), (B) or
(C) of clause (iii) above constitute "Excess Proceeds." If the Company elects, or becomes obligated to make an Excess Proceeds Offer because such Excess Proceeds exceed $5,000,000, we will offer to purchase Notes having an aggregate principal amount equal to the Excess Proceeds (the "Purchase Amount"), at a purchase price equal to 100% of the aggregate principal amount of the Notes, plus accrued and unpaid interest on the Notes and Liquidated Damages, if any, to the purchase date. We must consummate an Excess Proceeds Offer not later than 30 days after the expiration of the 270-day (or 30-day) period following the Asset Sale that produced such Excess Proceeds. If the aggregate purchase price for the Notes tendered pursuant to the Excess Proceeds Offer is less than the Excess Proceeds, the Company and its Restricted Subsidiaries may use the portion of the Excess Proceeds remaining after payment of such purchase price for general corporate purposes.

     The Indenture provides that each Excess Proceeds Offer will remain open for a period of 20 Business Days and no longer, unless a longer period is required by law (the "Excess Proceeds Offer Period"). Promptly after the termination of the Excess Proceeds Offer Period (the "Excess Proceeds Payment Date"), we will purchase and mail or deliver payment for the Purchase Amount for the Notes or portions of Notes tendered, pro rata or by such other method as may be required by law, or, if less than the Purchase Amount has been tendered, all Notes tendered pursuant to the Excess Proceeds Offer.

     We will conduct any Excess Proceeds Offer in compliance with applicable regulations under the federal securities laws, including without limitation Exchange Act Rule 14e-1. To the extent that the provisions of any securities laws or regulations conflict with the "Asset Sale" provisions of the Indenture, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the "Asset Sale" provisions of the Indenture by virtue of such Excess Proceeds Offer.

     The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, create or suffer to exist or become effective any restriction that would impair our ability to make an Excess Proceeds Offer upon an Asset Sale or, if such Excess Proceeds Offer is made, to pay for the Notes tendered for purchase.

     Limitation on Liens. The Indenture provides that the Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien on any asset (including, without limitation, all real, tangible or intangible property) of the Company or any Restricted Subsidiary, whether now owned or hereafter acquired, or on any income or profits therefrom, or assign or convey any right to receive income therefrom, except Permitted Liens.

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     Limitation on Restrictions on Subsidiary Dividends.  The Indenture provides that the Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to:

          (i) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries (a) on such Restricted Subsidiary's Capital Stock or (b) with respect to any other interest or participation in, or measured by, such Restricted Subsidiary's profits, or

          (ii) pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries, or

          (iii) make loans or advances to the Company or any of its Restricted Subsidiaries, or

          (iv) transfer any of its assets to the Company or any of its Restricted Subsidiaries,

except for such encumbrances or restrictions existing under or by reason of:

          (1) any Credit Facility containing dividend or other payment restrictions that are not more restrictive than those contained in the documents governing the Credit Facility on the Issue Date, including the Intercreditor Agreement;

          (2) the Indenture, the Security Documents and the Notes;

          (3) applicable law;

          (4) Acquired Debt; provided, that such encumbrances and restrictions are not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired;

          (5) customary non-assignment and net worth provisions of any contract, lease or license entered into in the ordinary course of business;

          (6) customary restrictions on the transfer of assets subject to a Permitted Lien imposed by the holder of such Lien; and

          (7) the agreements governing permitted Refinancing Indebtedness; provided, that such restrictions contained in any agreement governing such Refinancing Indebtedness are no more restrictive than those contained in any agreements governing the Indebtedness being refinanced.

     Merger, Consolidation or Sale of Substantially All Assets. The Indenture provides that we may not consolidate or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of our properties or assets (determined on a consolidated basis for the Company and its Restricted Subsidiaries)

          (i) we are the surviving Person or the Person formed by or surviving any such consolidation or merger (if other than us) or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made is a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia;

          (ii) the Person formed by or surviving any such consolidation or merger (if other than us) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition has been made assumes all of our Obligations, pursuant to a supplemental Indenture and in a form reasonably satisfactory to the Trustee, under the Notes, the Indenture, the Security Documents and the Registration Rights Agreement;

          (iii) immediately after giving effect to such transaction on a pro forma basis, no Default or Event of Default exists;

          (iv) such transaction would not result in the loss or suspension or material impairment of any Gaming License unless a comparable replacement Gaming License is effective prior to or simultaneously with such loss, suspension or material impairment; and

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          (v) we, or any Person formed by or surviving any such consolidation or merger, or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made, (A) has Consolidated Net Worth
     (immediately after the transaction but prior to any purchase accounting adjustments resulting from the transaction) equal to or greater than our Consolidated Net Worth immediately preceding the transaction and (B) will be permitted, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, to incur at least $1.00 of additional Indebtedness pursuant to the Interest Coverage Ratio test set forth in the covenant described under "--Limitation on Incurrence of Indebtedness."

     Notwithstanding the foregoing clause (v), the Company may reorganize as a corporation or other business entity in accordance with the procedures established in the Indenture, provided that (x) such transaction is solely for the purpose of such reorganization and not for the purpose of evading this provision or any other provision of the Indenture and not in connection with any other transaction, and (y) prior to such reorganization, the Company has delivered to the Trustee an Opinion of Counsel confirming that (i) the Holders will not recognize income, gain or loss for Federal income tax purposes as a result of the reorganization and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such reorganization had not occurred, and (ii) the Company will not recognize income, gain or loss for Federal and state income tax purposes as a result of the reorganization.

     In the event of any transaction (other than a lease or a transfer of less than all of our assets) described in and complying with the conditions listed in the immediately preceding paragraph in which we are not the surviving Person, such surviving Person or transferee shall succeed to, and be substituted for, and may exercise every right and power of, us under, and we shall be discharged from our Obligations under, the Indenture, the Security Documents, the Notes and the Registration Rights Agreement.

     Limitation on Transactions with Affiliates. The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into, consummate or suffer to exist any Affiliate Transaction except for:

          (i) Affiliate Transactions that, together with all related Affiliate Transactions, have an aggregate value of not more than $2,000,000; provided, that (a) such transactions are conducted in good faith and on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction at such time by the Company or such Restricted Subsidiary on an arm's-length basis from a Person that is not an Affiliate of the Company or such Restricted Subsidiary and (b) the Company shall have delivered to the Trustee an Officers' Certificate certifying to such effect;

          (ii) Affiliate Transactions that, together with all related Affiliate Transactions, have an aggregate value of not more than $5,000,000; provided, that (i) a majority of the Managers that are disinterested in such transaction (or, if none of the Managers is disinterested in such transaction, a representative appointed by the Managers to make such determination, which representative, in the reasonable good faith judgment of a majority of the Managers, is disinterested in the transaction and is qualified to make such determination) determine that such transactions are conducted in good faith and on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction at such time by the Company or such Restricted Subsidiary on an arm's-length basis from a Person that is not an Affiliate of the Company or such Restricted Subsidiary and (ii) prior to entering into such transaction the Company shall have delivered to the Trustee an Officers' Certificate certifying to such effect; or

          (iii) Affiliate Transactions for which the Company delivers to the Trustee an opinion as to the fairness to the Company or such Restricted Subsidiary from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

Notwithstanding the foregoing, the following will be deemed not to be Affiliate
Transactions:

          (a) Restricted Payments (other than payments permitted under clause
     (vii) of the second paragraph of the covenant described above under the caption "--Limitation on Restricted Payments")
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     permitted by the provisions of the Indenture described above under
     "--Limitation on Restricted Payments;"

          (b) payments pursuant to the Berthing Agreement;

          (c) the Management Agreement and the Expense Reimbursement Agreement, in each case, as in effect on the Issue Date, without giving effect to any amendment, supplement or modification thereof, and payment of the Management Distributions and the receipt of the Expense Reimbursements, respectively, thereunder;

          (d) the non-exclusive licensing of any service mark or other trademarks of the Company or any Restricted Subsidiary to an Affiliate or Affiliates of the Company or such Restricted Subsidiary;

          (e) transactions between or among the Company and any Wholly Owned Subsidiary of the Company; and

          (f) the acquisition of the GNC Land, provided, that (i) the Company shall have delivered to the Trustee an Officers' Certificate certifying compliance with item (iii) below, (ii) the Company shall have delivered to the Trustee a copy of a written appraisal or valuation report by a nationally recognized investment banking firm or independent appraisal firm, which appraisal or report sets forth the Appraised Value of the GNC Land as of a date no earlier than 90 days prior to the date of the acquisition of the GNC Land by the Company or its Restricted Subsidiaries, and (iii) the value of the aggregate consideration to be paid or given by the Company and its Restricted Subsidiaries for the GNC Land shall not exceed 80% of such Appraised Value and the other terms of the transaction shall be on terms no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction at such time by the Company or the relevant Restricted Subsidiary on an arm's-length basis from a Person that is not an Affiliate of the Company or such Restricted Subsidiary.

     Restriction on Sale and Issuance of Subsidiary Stock. The Indenture provides that the Company will not sell, and will not permit any Restricted Subsidiary to issue or sell, any Equity Interests (other than directors' qualifying shares) of any Restricted Subsidiary to any Person other than the Company or a Wholly Owned Subsidiary of the Company; provided, that the Company and its Restricted Subsidiaries may sell all (but not less than all) of the Capital Stock of a Restricted Subsidiary owned by the Company and its Restricted Subsidiaries if the Net Proceeds from such Asset Sale are used in accordance with the terms of the covenant described under "--Limitation on Asset Sales."

     Rule 144A Information Requirement. We and the Subsidiary Guarantors will furnish to the Holders or beneficial holders of Notes, upon their request, and to prospective purchasers thereof designated by such Holders or beneficial holders, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act for so long as is required for an offer or sale of the Notes to qualify for an exemption under Rule 144A.

     Subsidiary Guarantors. The Indenture provides that the Company will cause each of its present and future Restricted Subsidiaries to:

     - execute and deliver to the Trustee a supplemental Indenture in form reasonably satisfactory to the Trustee, pursuant to which such Restricted Subsidiary shall unconditionally guarantee all of the Issuers' Obligations under the Notes and the Indenture on the terms set forth in the Indenture; and

     - deliver to the Trustee an opinion of counsel that such supplemental Indenture has been duly authorized, executed and delivered by such Restricted Subsidiary and that the Indenture constitutes a legal, valid, binding and enforceable obligation, of such Restricted Subsidiary, in each case subject to customary qualifications.

     Thereafter, such Restricted Subsidiary shall be a Subsidiary Guarantor for all purposes of the Indenture provided, however, that if all of the Capital Stock of any Subsidiary Guarantor is sold by the Company or any of its Subsidiaries to a Person (other than the Company or any of its Subsidiaries) in a transaction that complies with the terms of the Indenture and the Net Proceeds from such Asset Sale are used in accordance

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with the covenant described above under the caption "--Limitation on Asset
Sales," then such Subsidiary Guarantor will be released and discharged from all of its Obligations under its Subsidiary Guarantee of the Notes and the Indenture.

     Additional Collateral. The Indenture provides that the Company will, and will cause each of the Subsidiary Guarantors to, grant to the Trustee a valid security interest in all property and assets of the Company and such Subsidiary Guarantors, other than Excluded Assets, whether owned on the Issue Date or thereafter acquired, and to execute and deliver all documents and opinions and to take all action necessary or desirable to perfect and protect such a security interest in favor of the Trustee, subject only to Permitted Liens.

     Restrictions on Activities of Capital. The Indenture provides that Capital will not hold any material assets or become liable for any obligations or engage in any business activities; provided, that Capital may be a co-obligor of the Notes (including any additional Notes incurred pursuant to the covenant described above under the caption "--Limitation on Incurrence of Indebtedness") pursuant to the terms of the Indenture and as contemplated by the Purchase Agreement executed by us, the Subsidiary Guarantors and the Initial Purchasers. Capital may, as necessary, engage in any activities directly related or necessary in connection therewith.

     Limitation on Lines of Business. The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries or the BHR Joint Venture to, directly or indirectly, engage to any substantial extent in any line or lines of business activity other than a Related Business.

     Reports. The Indenture provides that, whether required by the rules and regulations of the SEC, so long as any Notes are outstanding, we will furnish to the Trustee and Holders, within 15 days after we are or would have been required to file such with the SEC, (i) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if either of us were required to file such forms, including for each a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by our independent certified public accountants and (ii) all information that would be required to be contained in a filing with the SEC on Form 8-K if either of us were required to file such reports. From and after the time either of us files a registration statement with the SEC with respect to the Notes, we will file such information with the SEC so long as the SEC will accept such filings.

EVENTS OF DEFAULT AND REMEDIES

     The Indenture will provide that each of the following constitutes an Event of Default under the Indenture:

          (i) default for 30 days in the payment when due of interest on the Notes;

          (ii) default in payment of principal (or premium, if any) on the Notes when due at maturity, redemption, by acceleration or otherwise;

          (iii) default in the performance or breach of the covenants in the Indenture described under "--Repurchase Upon Change of Control," "--Certain Covenants--Limitation on Asset Sales," or "--Certain Covenants--Merger, Consolidation or Sale of Substantially All Assets;"

          (iv) failure by us or any Subsidiary Guarantor for 60 days after notice to comply with any other agreements in the Indenture or the Notes;

          (v) default under (after giving effect to any applicable grace periods or any extension of any maturity date) any mortgage, indenture, agreement or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness by the Issuers or any Restricted Subsidiary (or the payment of which is guaranteed by the Issuers or any Restricted Subsidiary), whether such Indebtedness or guaranty now exists or is created after the Issue Date, if (A) either (1) such default results from the failure to pay principal of or interest on such Indebtedness or
     (2) as a result of such default the maturity of such Indebtedness has been accelerated, and (B) the principal amount of such
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     Indebtedness, together with the principal amount of any other such
     Indebtedness with respect to which such a payment default (after the expiration of any applicable grace period or any extension of the maturity date) has occurred, or the maturity of which has been so accelerated, exceeds $5,000,000 in the aggregate;

          (vi) failure by us or any Restricted Subsidiary to pay final judgments (other than any judgment as to which a reputable insurance company has accepted full liability) aggregating in excess of $5,000,000, which judgments are not discharged, bonded or stayed within 60 days after their entry;

          (vii) the cessation of a material portion of the gaming operations of the Company and its Subsidiaries, taken as a whole, for more than 60 days, except as a result of an Event of Loss;

          (viii) any revocation, suspension, expiration (without previous or concurrent renewal) or loss of any Gaming License for more than 60 days other than as a result of any Asset Sale made in accordance with the provisions of the Indenture or any voluntary relinquishment that is, in the judgment of the Managers, both desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and not disadvantageous to the Holders in any material respect;

          (ix) any failure to comply with (after giving effect to any applicable grace periods) any material agreement or covenant in, or material provision of, any Security Document; and

          (x) certain events of bankruptcy or insolvency with respect to the Issuers or any of the Subsidiary Guarantors.

     Subject to the terms of the Intercreditor Agreement, if any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare by written notice to the Company and the Trustee all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power.

     The Holders of a majority in aggregate principal amount of the Notes then outstanding, by written notice to the Trustee, may on behalf of the Holders of all of the Notes (i) waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes or a Default or an Event of Default with respect to any covenant or provision which cannot be modified or amended without the consent of the Holder of each outstanding Note affected, and/or (ii) rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree if all existing Events of Default (except nonpayment of principal or interest that has become due solely because of the acceleration) have been cured or waived.

     We are required, upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default and what action we are taking or propose to take with respect thereto.

NO PERSONAL LIABILITY OF DIRECTORS, MEMBERS, MANAGERS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

     No director, member, manager, officer, employee, incorporator, stockholder or controlling person of the Issuers or any Subsidiary Guarantor, as such, will have any liability for any of our obligations or the obligations of any Subsidiary Guarantor under the Notes, the Indenture, the Registration Rights Agreement or the Security Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release will be part of the consideration for issuance of the Notes and the Subsidiary Guarantees. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

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LEGAL DEFEASANCE AND COVENANT DEFEASANCE

     We may, at our option and at any time, elect to have all of our obligations discharged with respect to the outstanding Notes ("Legal Defeasance") except for:

     - the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest on such Notes and Liquidated Damages, if any, when such payments are due from the trust referred to below;

     - our obligations concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

     - the rights, powers, trusts, duties and immunities of the Trustee, and our and the Subsidiary Guarantors' obligations in connection therewith; and

     - the Legal Defeasance provisions of the Indenture.

     In addition, we may, at our option and at any time, elect to have our obligations released with respect to certain material covenants that are described herein ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "--Events of Default and Remedies" will no longer constitute an Event of Default with respect to the Notes.

IN ORDER TO EXERCISE EITHER LEGAL DEFEASANCE OR COVENANT DEFEASANCE,

          (i) we must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be, and we must specify whether the Notes are being defeased to maturity or to a particular redemption date;

          (ii) in the case of Legal Defeasance, we shall have delivered to the Trustee an Opinion of Counsel confirming that (A) we have received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the Issue Date, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such Legal Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

          (iii) in the case of Covenant Defeasance, we shall have delivered to the Trustee an Opinion of Counsel confirming that the Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such Covenant Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

          (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

          (v) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture) to which we or any of the Restricted Subsidiaries is a party or by which we or any of the Restricted Subsidiaries is bound;

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          (vi) we must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by us with the intent of preferring the Holders over our other creditors with the intent of defeating, hindering, delaying or defrauding our creditors or others; and

          (vii) we must deliver to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating, subject to certain factual assumptions and bankruptcy and insolvency exceptions, that all conditions precedent provided for in the Indenture relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

TRANSFER AND EXCHANGE

     A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents, and we may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. We will not be required to transfer or exchange any Note selected for redemption. We will not be required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

     The registered holder of a Note will be treated as the owner of it for all purposes.

AMENDMENT, SUPPLEMENT AND WAIVER

     Except as provided in the two succeeding paragraphs, the Indenture and the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding and any existing Default or Event of Default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes.

     Without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder):

          (i) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

          (ii) reduce the principal of, or the premium (including, without limitation, redemption premium) on, or change the fixed maturity of, any Note; alter the provisions with respect to the payment on redemption of the Notes; or alter the price at which repurchases of the Notes may be made pursuant to an Excess Proceeds Offer or Change of Control Offer after the Asset Sale or Change of Control, respectively, has occurred;

          (iii) reduce the rate of or change the time for payment of interest on any Note;

          (iv) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);

          (v) make any Note payable in money other than that stated in the Notes;

          (vi) make any change in the provisions of the Indenture relating to waivers of past Defaults with respect to, or the rights of Holders to receive, payments of principal of or interest on the Notes;

          (vii) waive a redemption payment with respect to any Note;

          (viii) adversely affect the contractual ranking of the Notes or Subsidiary Guarantees; or

          (ix) make any change in the foregoing amendment and waiver provisions.

     Notwithstanding the foregoing, without the consent of the Holders of not less than two-thirds in aggregate principal amount of the Notes at the time outstanding, the Issuers, the Subsidiary Guarantors and

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the Trustee may not amend or supplement the Security Documents, or waive or modify the rights of the Holders thereunder or the provisions of the Indenture relating thereto.

     Notwithstanding the foregoing, without the consent of the Holders, the Issuers and the Trustee may amend or supplement the Indenture, the Notes and the Security Documents to:

     - cure any ambiguity, defect or inconsistency;

     - provide for uncertificated Notes in addition to or in place of certificated Notes;

     - provide for the assumption of our or the Subsidiary Guarantors' obligations to Holders in the case of a merger or consolidation;

     - make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights of any such Holder under the Indenture or the Notes;

     - release any Subsidiary Guarantee permitted to be released under the terms of the Indenture;

     - comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act; or

     - comply with the requirements of the Trustee and the Depositary (including its nominees) with respect to transfers of beneficial interests in the Notes.

CONCERNING THE TRUSTEE

     The Indenture contains certain limitations on the rights of the Trustee, should it become one of our creditors, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; provided, that, if the Trustee acquires any conflicting interest, it must eliminate such conflict within 90 days, apply to the SEC for permission to continue, or resign.

     The Holders of a majority in principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture will provide that in case an Event of Default occurs (and is not cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of his or her own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

CERTAIN DEFINITIONS

     Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full definition of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

     "Acquired Debt" means Indebtedness of a Person existing at the time such Person is merged with or into the Company or a Restricted Subsidiary or becomes a Restricted Subsidiary, other than Indebtedness incurred in connection with, or in contemplation of, such Person merging with or into the Company or a Restricted Subsidiary or becoming a Restricted Subsidiary.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, means (a) the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise or (b) beneficial ownership of 10% or more of the voting securities of such Person.

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     "Affiliate Transaction" means, with respect to any Person, (1) the sale, lease, transfer or other disposition of any of such Person's properties or assets to, or the purchaser of any property or assets from, any Affiliate, and
(2) the entering into by such Person, or the suffering to exist by such Person, of any contract, agreement, understanding, loan, advance or guaranty with or for the benefit of any Affiliate of such Person.

     "AMB Parking" means AMB Parking, LLC, a Delaware limited liability company.

     "Applicable Capital Gain Tax Rate" means a rate equal to the sum of (i) the highest marginal Federal capital gain tax rate applicable to an individual who is a citizen of the United States plus (ii) an amount equal to the sum of the highest marginal state and local capital gain tax rates applicable to an individual who is a resident of the State of New York, multiplied by a factor equal to 1 minus the rate described in clause (i) above.

     "Applicable Income Tax Rate" means a rate equal to the sum of (i) the highest marginal Federal income tax rate applicable to an individual who is a citizen of the United States plus (ii) an amount equal to the sum of the highest marginal state and local income tax rates applicable to an individual who is a resident of the State of New York, multiplied by a factor equal to 1 minus the rate described in clause (i) above.

     "Appraised Value" means, with respect to a particular asset, the value of such asset as of a particular date of determination, as set forth in a written appraisal or valuation report by a nationally recognized investment banking firm or independent appraisal firm.

     "Asset Sale" means any (i) transfer (as defined), other than in the ordinary course of business, of any assets of the Company or any Restricted Subsidiary; (ii) direct or indirect issuance or sale of any Capital Stock of any Restricted Subsidiary (other than directors' qualifying shares), in each case to any Person; or (iii) Event of Loss. For purposes of this definition, (a) any series of transactions that are part of a common plan shall be deemed a single Asset Sale and (b) the term "Asset Sale" shall not include (1) any series of transactions that have a fair market value (or result in gross proceeds) of less than $1 million, until the aggregate fair market value and gross proceeds of the transactions excluded from the definition of Asset Sale pursuant to this clause
(b)(1) exceed $5 million, (2) any disposition of all or substantially all of the assets of the Company that is governed under and complies with the terms of the covenant described under "--Certain Covenants--Merger, Consolidation or Sale of Substantially All Assets," (3) the conveyance, sale, transfer, assignment or other disposition of inventory and other assets acquired and held for resale in the ordinary course of business, in each case made in the ordinary course of business, consistent with past practices of the Company and its Restricted Subsidiaries, (4) the sale or disposition by the Company or any of its Restricted Subsidiaries of damaged, worn out or other obsolete personal property in the ordinary course of business so long as such property is no longer necessary for the proper conduct of the Company's business or the business of such Restricted Subsidiary, as applicable, and (5) the liquidation of Cash Equivalents. A transfer of assets by the Company to a Wholly Owned Subsidiary or by a Wholly Owned Subsidiary to the Company or another Wholly Owned Subsidiary, and an issuance of Equity Interests by a Wholly Owned Subsidiary to the Company or to another Wholly Owned Subsidiary, shall not be deemed to be an Asset Sale. Any Investment that is not prohibited by the Restricted Payments covenant will not be deemed to be an Asset Sale.

     "Bankruptcy Code" means the United States Bankruptcy Code, codified at 11 U.S.C. 101-1330, as amended.

     "BDI" means Barden Development, Inc., an Indiana corporation.

     "beneficial owner" has the meaning attributed to it in Rules 13d-3 and 13d-5 under the Exchange Act (as in effect on the Issue Date), whether or not applicable.

     "Berthing Agreement" means the Majestic Berthing Agreement, dated as of April 23, 1996, as amended, by and between the Company and the BHR Joint Venture.

     "BHR Attributed Debt" means the product of (i) the aggregate principal amount of all outstanding Indebtedness incurred pursuant to clause (a)(ii) under the caption "--Certain Covenants--Restrictions on BHR Joint Venture" times (ii) the Company's percentage interest in the BHR Joint Venture; provided that any such Indebtedness shall cease to be BHR Attributed Debt, as of the first date after the date such
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Indebtedness is so incurred on which the Company can incur at least $1.00 of additional Indebtedness under the Interest Coverage Ratio Test set forth in the covenant described under the caption "--Certain Covenants--Limitation or Incurrence of Indebtedness."

     "BHR Joint Venture" means Buffington Harbor Riverboats, LLC, a Delaware limited liability company, in which the Company currently owns a 50% membership interest, and any other Flow Through Entity owned solely by the members of the BHR Joint Venture.

     "BHR Operating Agreement" means the First Amended and Restated Operating Agreement of the BHR Joint Venture, made as of October 31, 1995, as amended, by and between Trump Indiana, Inc., a Delaware corporation, and the Company.

     "Capital" means The Majestic Star Casino Capital Corp., an Indiana corporation and a wholly owned subsidiary of the Company.

     "Capital Contribution" means any contribution to the equity of the Company from a direct or indirect parent of the Company for which no consideration other than the issuance of Qualified Capital Stock is given.

     "Capital Lease Obligation" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP, and the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

     "Capital Stock" means, (i) with respect to any Person that is a corporation, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (ii) with respect to a limited liability company, any and all membership interests, and (iii) with respect to any other Person, any and all partnership, joint venture or other equity interests of such Person.

     "Cash Equivalent" means (i) any evidence of Indebtedness issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof); (ii) time deposits and certificates of deposit and commercial paper or bankers acceptance issued by the parent corporation of any domestic commercial bank of recognized standing having combined capital and surplus in excess of $250,000,000 and commercial paper issued by others rated at least A-2 or the equivalent thereof by Standard & Poor's Corporation or at least P-2 or the equivalent thereof by Moody's Investors Service, Inc. and in each case maturing within one year after the date of acquisition; (iii) investments in money market funds substantially all of whose assets comprise securities of the type described in clauses (i) and (ii) above and (iv) repurchase obligations for underlying securities of the types and with the maturities described above.

     "Casino" means a gaming establishment owned by the Company or a Restricted Subsidiary and containing at least 400 gaming devices and 10,000 square feet of space dedicated to the operation of games of chance.

     "Change of Control" means

          (i) any merger or consolidation of the Company with or into any Person or any sale, transfer or other conveyance, whether direct or indirect, of all or substantially all of the assets of the Company, on a consolidated basis, in one transaction or a series of related transactions, if, immediately after giving effect to such transaction(s), any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable) (other than an Excluded Person) is or becomes the "beneficial owner," directly or indirectly, of more than 50% of the total voting power in the aggregate of the Voting Stock of the transferee(s) or surviving entity or entities,

          (ii) any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable) (other than an Excluded Person) is or becomes the "beneficial owner," directly or indirectly, of more than 50% of the total voting power in the aggregate of the Voting Stock of the Company,

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          (iii) during any period of 12 consecutive months after the Issue Date, individuals who at the beginning of any such 12-month period constituted the Managers of the Company (together with any new directors whose election by such Managers or whose nomination for election by the members of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved, including new directors designated in or provided for in an agreement regarding the merger, consolidation or sale, transfer or other conveyance, of all or substantially all of the assets of the Company, if such agreement was approved by a vote of such majority of directors) cease for any reason to constitute a majority of the Managers of the Company then in office,

          (iv) the Company adopts a plan of liquidation,

          (v) the first day on which the Company fails to own 100% of the issued and outstanding Equity Interests of Capital, or

          (vi) the first day on which (A) the Company fails to own at least 45% of the issued and outstanding Equity Interests of the BHR Joint Venture (provided that a Change of Control shall not be deemed to occur pursuant to this clause (A) if the Company and the Restricted Subsidiaries sell all, but not less than all, of the issued and outstanding Equity Interests of the BHR Joint Venture owned by them concurrently with or promptly after a Permitted Vessel Relocation and the sale of such issued and outstanding Equity Interests complied with, and the Net Cash Proceeds therefrom were applied in compliance with, the covenant "Limitation on Asset Sales" and the other applicable provisions of the Indenture), (B) any Person owns a greater percentage interest than the Company in the BHR Joint Venture or
     (C) any Excluded Person directly or indirectly owns any interest in the BHR Joint Venture other than the interest owned by the Company.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Company" means The Majestic Star Casino, LLC, an Indiana limited liability company.

     "Consolidated Cash Flow" means, with respect to any Person (the referent Person) for any period,

          (a) consolidated income (loss) from operations of such Person and its subsidiaries for such period, determined in accordance with GAAP,

          (b) plus, to the extent such amounts are deducted in calculating such income (loss) from operations of such Person for such period, and without duplication (i) amortization, depreciation and other non-cash charges (including, without limitation, amortization of goodwill, deferred financing fees, and other intangibles but excluding (x) non-cash charges incurred after the Issue Date that require an accrual of or a reserve for cash charges for any future period and (y) normally recurring accruals such as reserves against accounts receivables); (ii) provision for taxes based on income or profits of such Person and its subsidiaries and Permitted Tax Distributions; and (iii) Pre-Opening Expenses, and

          (c) adjusted to exclude (only to the extent included in calculating such income (loss) from operations of such Person for such period, and without duplication) losses from retirement of Indebtedness incurred during the Issuers' fiscal quarter ended December 31, 2003 and nonrecurring items (including, without limitation, restructuring costs) that would be permitted to be excluded in accordance with Item 10 of Regulation S-K under the Securities Act if the Consolidated Coverage Ratio were included in a filing with the SEC;

provided, that (1) the income from operations of any Person that is not a Wholly Owned Subsidiary of the referent Person or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or distributions paid during such period to the referent Person or a Wholly Owned Subsidiary of the referent Person, (2) the income (loss) from operations of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition will be excluded, and (3) the income from operations of any Restricted Subsidiary will not be included to the extent that declarations of dividends or similar distributions by that Restricted Subsidiary are not at the time permitted, directly or

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indirectly, by operation of the terms of its organizational documents or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its owners.

     "Consolidated Interest Expense" means, with respect to any Person for any period, (a) the consolidated interest expense of such Person and its subsidiaries for such period, whether paid or accrued (including noncash interest payment and the interest component of Capital Lease Obligations), to the extent such expense was deducted in computing Consolidated Net Income of such Person for such period less (b) write-off of deferred financing costs, the amortization of original issue discount and any charge related to any premium or penalty paid, in each case accrued during such period in connection with redeeming or retiring any Indebtedness before its stated maturity, as determined in accordance with GAAP, to the extent such expense, cost or charge was included in the calculation made pursuant to clause (a) above.

     "Consolidated Net Income" means, with respect to any Person (the referent Person) for any period, the aggregate of the Net Income of such Person and its subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; provided, that (i) the Net Income of any Person relating to any portion of such period that such Person (a) is not a Wholly Owned Subsidiary of the referent Person or (b) is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or distributions paid to the referent Person or a Wholly Owned Subsidiary of the referent Person during such portion of such period, (ii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition will be excluded, (iii) the Net Income of any Restricted Subsidiary will not be included to the extent that declarations of dividends or similar distributions by that Restricted Subsidiary are not at the time permitted, directly or indirectly, by operation of the terms of its organizational documents or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its owners, and (iv) solely for the avoidance of doubt, any Returns from Unrestricted Subsidiaries shall be included.

     "Consolidated Net Worth" means, with respect to any Person, the total stockholders' (or members') equity of such Person determined on a consolidated basis in accordance with GAAP, adjusted to exclude (to the extent included in calculating such equity), (i) the amount of any such stockholders' (or members') equity attributable to Disqualified Capital Stock or treasury stock of such Person and its consolidated subsidiaries, (ii) all upward revaluations and other write-ups in the book value of any asset of such Person or a consolidated subsidiary of such Person subsequent to the Issue Date, and (iii) all Investments in subsidiaries of such Person that are not consolidated subsidiaries and in Persons that are not subsidiaries of such Person.

     "Credit Facility" means (a) the credit facility, to be dated as of the Issue Date, between the Company and Wells Fargo Foothill, Inc., as agent (any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith) and (b) any amendment, modification, supplement, refunding, refinancing or replacement thereof that has terms and conditions (including with respect to applicable interest rates and fees) customary for similar facilities extended to borrowers comparable to the Company, in each case, that does not permit the Company and its Restricted Subsidiaries to incur Indebtedness in an aggregate principal amount at any time outstanding in excess of $80.0 million.

     "Default" means any event that is, or after notice or the passage of time or both would be, an Event of Default.

     "Disqualified Capital Stock" means any Equity Interest that (i) either by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) is or upon the happening of an event would be required to be redeemed or repurchased prior to the final stated maturity of the Notes or is redeemable at the option of the holder thereof at any time prior to such final stated maturity, or (ii) is convertible into or exchangeable at the option of the issuer thereof or any other Person for debt securities.

     "Equity Holder" means (a) with respect to a corporation, each holder of stock of such corporation, (b) with respect to a limited liability company or similar entity, each member of such limited liability company or similar entity (in each case, which is not disregarded for Federal income tax purposes), (c) with respect to a partnership, each partner of such partnership and (d) with respect to any entity that is disregarded for Federal income tax purposes, the owner of such entity.

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     "Equity Interests" means Capital Stock or warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

     "Event of Loss" means, with respect to any property or asset, any (i) loss, destruction or damage of such property or asset or (ii) any condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such property or asset, or confiscation or requisition of the use of such property or asset.

     "Excluded Assets" means (i) cash and cash equivalents to the extent a Lien thereon may not be perfected through the filing of a UCC-1 financing statement or through the obtaining of "control" (as defined in the Uniform Commercial
Code); (ii) assets securing Purchase Money Obligations or Capital Lease Obligations permitted to be incurred pursuant to clause (b) under the covenant described above under the caption "Limitation on Incurrence of Indebtedness;"
(iii) all Gaming Licenses and any license, contract or agreement to which such debtor is a party, to the extent, but only to the extent, that a grant of a Lien on such license (other than any Gaming License or license issued under any Liquor Laws), contract or agreement is prohibited by law, results in a breach or termination of the terms of, or constitutes a default under or termination of any such license, contract or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Section 9-406, 9-407 or 9-408 of the Uniform Commercial Code (or any successor provision or provisions) of any relevant jurisdiction) and, in any event, immediately upon the ineffectiveness, lapse or termination of any such terms of or default under such license, contract or agreement, the Excluded Assets shall not include, and such debtor shall be deemed to have granted a security interest in, all such licenses, contracts or agreements as if such terms or defaults had never been in effect, and (iv) the membership interest in Barden Nevada, so long as it is an Unrestricted Subsidiary; provided, that Excluded Assets does not include the proceeds of the assets under clauses (ii) or (iii) or of any other Collateral to the extent such proceeds do not constitute Excluded Assets under clause (i) above; without limiting the foregoing, Excluded Assets shall include gaming equipment subject to such Purchase Money Obligations or Capital Lease Obligations.

     "Excluded Person" means (i) any employee benefit plan of the Company or any trustee or similar fiduciary holding Capital Stock of the Company for or pursuant to the terms of any such plan, (ii) BDI, so long as it is controlled by Don H. Barden or his spouse or an entity controlled by either of them, (iii) Don
H. Barden or his spouse or an entity controlled by either of them, (iv) the estate of Don H. Barden, (v) any descendant of Don H. Barden or the spouse of any such descendant, (vi) the estate of any such descendant or the spouse of any such descendant, (vii) any trust or other arrangement for the benefit of the spouse of Don H. Barden or any such descendant or the spouse of any such descendant and (viii) any charitable organization or trust established by Don H. Barden.

     "Expense Reimbursement Agreement" means that certain Expense Reimbursement Agreement, to be dated the Issue Date, by and between the Company and Barden Nevada Gaming, LLC pursuant to which Barden Nevada Gaming, LLC reimburses the Company for certain expenses (the "Expense Reimbursements"), which Expense Reimbursement, for any fiscal year, is the greater of $500,000 and the actual out-of-pocket expenses incurred by the Company for that fiscal year.

     "FF&E" means furniture, fixture and equipment acquired by the Company or a Restricted Subsidiary in the ordinary course of business.

     "FF&E Financing" means Purchase Money Obligations, Capital Lease Obligations, or Industrial Revenue Bond Obligations incurred solely to acquire or lease, respectively, FF&E; provided, that the principal amount of such Indebtedness does not exceed the cost (including sales and excise taxes, installation and delivery charges and other direct costs and expenses) of the FF&E purchased or leased with the proceeds thereof.

     "FF&E Lender" means a Person that is not an Affiliate of the Company and is a lender under FF&E Financing.

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     "Flow Through Entity" means an entity that (a) for Federal income tax purposes constitutes (i) an "S corporation" (as defined in Section 1361(a) of the Code), (ii) a "qualified subchapter S subsidiary" (as defined in Section 1361(b)(3)(B) of the Code), (iii) a "partnership" (within the meaning of Section 7701(a)(2) of the Code) other than a "publicly traded partnership" (as defined in Section 7704 of the Code), (iv) a business entity that is disregarded as an entity separate from its owner under the Code, the Treasury Regulations or any published administrative guidance of the Internal Revenue Service, or (v) any other substantially similar pass-through entity for Federal income tax purposes (each of the entities described in the immediately preceding clauses (i), (ii), (iii), (iv) and (v), a "Federal Flow Through Entity") and (b) for state and local jurisdictions in respect of which Permitted Tax Distributions are being made, is subject to treatment on a basis under applicable state or local income tax law substantially similar to a Federal Flow Through Entity.

     "gaap" means generally accepted accounting principles, as in effect from time to time, set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession, and in the rules and regulations of the SEC.

     "GAAP" means gaap as in effect from time to time.

     "Gaming Authorities" means the Indiana Gaming Commission, the Mississippi Gaming Commission, the Colorado Limited Gaming Control Commission, the Colorado Division of Gaming, and any agency, authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever of the United States or foreign government, any state, province or any city or other political subdivision, whether now or hereafter existing, or any officer or official thereof, including, without limitation, any other agency with authority to regulate any gaming operation (or proposed gaming operation) owned, managed or operated by the Company or any of its Subsidiaries.

     "Gaming Law" means the provisions of any gaming laws or regulations of any state or jurisdiction to which the Company or any of its Subsidiaries is, or may at any time after the date of the Indenture, be subject.

     "Gaming Licenses" means every finding of suitability, registration, license, franchise or other finding of suitability, registration, approval or authorization required to own, lease, operate or otherwise conduct or manage riverboat, dockside or land-based gaming activities in any state or jurisdiction in which the Company or any of its Subsidiaries conducts business and all applicable liquor licenses.

     "GNC Land" means the approximately 150 acres of land located adjacent to the Buffington Harbor gaming complex.

     "Government Securities" means (i) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Security or a specific payment of principal of or interest on any such Government Security held by such custodian for the account of the holder of such depository receipt; provided, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Security or the specific payment of principal of or interest on the Government Security evidenced by such depository receipt.

     "Governmental Authority" means any agency, authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever of the United States of America or foreign government, any state, province or any city or other political subdivision or otherwise and whether now or hereafter in existence, or any officer or official thereof, and any maritime authority.

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     "guaranty" or "guarantee," used as a noun, means any guaranty (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other Obligation. "guarantee," used as a verb, has a correlative meaning.

     "Hedging Obligations" means, with respect to any Person, the Obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

     "Holder" means the Person in whose name a Note is registered in the register of the Notes.

     "Indebtedness" of any Person means (without duplication) (i) all liabilities and obligations, contingent or otherwise, of such Person (A) in respect of borrowed money (regardless of whether the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (B) evidenced by bonds, debentures, notes or other similar instruments, (C) representing the deferred purchase price of property or services (other than trade payables on customary terms incurred in the ordinary course of business),
(D) created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (E) representing Capital Lease Obligations, (F) under bankers' acceptance and letter of credit facilities, (G) to purchase, redeem, retire, defease or otherwise acquire for value any Disqualified Capital Stock, or (H) in respect of Hedging Obligations;
(ii) all Indebtedness of others that is guaranteed by such Person; and (iii) all Indebtedness of others that is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; provided, that the amount of such Indebtedness shall (to the extent such Person has not assumed or become liable for the payment of such Indebtedness) be the lesser of (x) the fair market value of such property at the time of determination and (y) the amount of such Indebtedness. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date. Notwithstanding the foregoing, the term Indebtedness shall not include obligations arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, that such obligation is extinguished within two business days of its incurrence. The principal amount outstanding of any Indebtedness issued with original issue discount is the accreted value of such Indebtedness.

     "Industrial Revenue Bond Obligations" means obligations of the Company or any of its Restricted Subsidiaries in connection with industrial revenue bonds issued by the Mississippi Business Finance Corporation ("MBFC"), all of the proceeds of which are loaned by the MBFC to the Company or its Restricted Subsidiaries for the acquisition, construction or development of hotels or other improvements at the Company's or its Restricted Subsidiaries' Casino located in Tunica County, Mississippi.

     "Interest Coverage Ratio" means, for any period, the ratio of (i) Consolidated Cash Flow of the Company for such period, to (ii) Consolidated Interest Expense of the Company for such period. In calculating the Interest Coverage Ratio for any period: (a) pro forma effect shall be given to the incurrence, assumption, guarantee, repayment, repurchase, redemption or retirement by the Company or any of its Restricted Subsidiaries of any Indebtedness subsequent to the commencement of the period for which the Interest Coverage Ratio is being calculated, as if the same had occurred at the beginning of the applicable period; (b) acquisitions that have been made by the Company or any of its Restricted Subsidiaries, including all mergers and consolidations, subsequent to the commencement of such period shall be calculated on a pro forma basis, assuming that all such acquisitions, mergers and consolidations had occurred on the first day of such period, including giving effect to reductions in costs for such period that are directly attributable to the elimination of duplicative functions and expenses (regardless of whether such cost savings could then be reflected in pro formafinancial statements under GAAP, Regulation S-X promulgated by the SEC or any other regulation or policy of the SEC) as a result of such acquisition, merger or consolidation, provided that

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(x) such cost savings were identified and quantified in an Officers' Certificate delivered to the Trustee at the time of the consummation of such acquisition, merger or consolidation and such Officers' Certificate states that such officers believe in good faith that actions will be commenced or initiated within 90 days of the consummation of such acquisition, merger or consolidation to effect such cost savings and sets forth the specific steps to be taken within the 90 days after such acquisition, merger or consolidation to accomplish such cost savings, and (y) with respect to each acquisition, merger or consolidation completed prior to the 90th day preceding such date of determination, actions were commenced or initiated by the Company or any of its Restricted Subsidiaries within 90 days of such acquisition, merger or consolidation to effect the cost savings identified in such Officers' Certificate (regardless, however, of whether the corresponding cost savings have been achieved); and (c) the financial information of the Company with respect to any portion of such period that falls before the Issue Date shall be adjusted to give pro forma effect to the issuance of the Notes and the application of the proceeds therefrom as if they had occurred at the beginning of such period.

     "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of loans, guarantees and other forms of direct and indirect credit support, advances or capital contributions (excluding (i) payroll commission, travel and similar advances to officers and employees of such Person made in the ordinary course of business and (ii) bona fide accounts receivable arising from the sale of goods or services in the ordinary course of business consistent with past practice), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, and any other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

     "Issue Date" means the date the Notes were issued.

     "Issuers" means Capital and the Company.

     "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in The City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed.

     "Lien" means any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, regardless of whether filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

     "Liquor Authorities" means the Mississippi State Tax Commission, the State of Mississippi Alcoholic Beverage Control Division of the Mississippi State Tax Commission, the State of Colorado, City of Black Hawk, the State Licensing Authority of the State of Colorado Liquor Enforcement Division, the State of Indiana Alcohol and Tobacco Commission, the Department of the Treasury Bureau of Alcohol, Tobacco and Firearms and any agency, authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever of the United States or foreign government, any state, province or any city or other political subdivision, whether now or hereafter existing, or any officer or official thereof, including without limitation, any other agency with authority to regulate the sale or distribution of alcoholic beverages by the Company or any of its Subsidiaries.

     "Liquor Laws" means the statutes regarding the sale and distribution of alcoholic beverages enforced by the Liquor Authorities and the rules and regulations of the Liquor Authorities.

     "Majestic Investor" means Majestic Investor, LLC, a Delaware limited liability company.

     "Majestic Investor Holdings" means Majestic Investor Holdings, LLC, a Delaware limited liability Company.

     "Majestic Star Casino Vessel" means the Majestic Star riverboat casino currently operated by the Company.

     "Management Agreement" means that certain Management Agreement, to be dated the Issue Date, by and between the Company and BDI pursuant to which the Company may pay to BDI distributions (the

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"Management Distributions") for acting as the Manager of the Company, which
Management Distributions, for any fiscal quarter, shall not exceed 1% of net revenues (such Management Distributions, the "Revenue-Based Management Distributions") plus 5% of Consolidated Cash Flow (such Management Distributions, the "Cash Flow-Based Management Distributions") for the immediately preceding fiscal quarter; provided that the payment of such Management Distributions shall be subordinated to the payment in full of principal, interest, premium and Liquidated Damages, if any, then due on the Notes.

     "Managers" means (i) for so long as the Company is a limited liability company, the Managers appointed pursuant to the Operating Agreement or (ii) otherwise, the Board of Directors of the Company.

     "Maximum Credit Facility Amount" has the meaning set forth in clause (a) under the caption "--Certain Covenants--Limitation on Incurrence of Indebtedness."

     "Members" means the members of the Company.

     "Net Cash Proceeds" means the aggregate amount of cash or Cash Equivalents received by the Company in the case of a sale, or Capital Contribution in respect, of Qualified Capital Stock upon any exercise, exchange or conversion of securities (including options, warrants, rights and convertible or exchangeable debt) of the Company that were issued for cash or Cash Equivalents on or after the Issue Date, the amount of cash or Cash Equivalents originally received by the Company upon the issuance of such securities (including options, warrants, rights and convertible or exchangeable debt) less, in each case, the sum of all payments, fees, commissions and expenses (including, without limitation, the fees and expenses of legal counsel and investment banking fees and expenses) incurred in connection with such sale of Qualified Capital Stock or Capital Contribution.

     "Net Income" means, with respect to any Person for any period, the net income (loss) of such Person for such period, determined in accordance with GAAP, reduced by the maximum amount of Permitted Tax Distributions for such period, excluding (to the extent included in calculating such net income) (i) any gain or loss, together with any related taxes paid or accrued on such gain or loss, realized in connection with any Asset Sales and dispositions pursuant to sale-leaseback transactions, and (ii) any extraordinary gain or loss, together with any related taxes paid or accrued on such gain or loss.

     "Net Proceeds" means the aggregate proceeds received in the form of cash or Cash Equivalents in respect of any Asset Sale (other than an Event of Loss) (including payments in respect of deferred payment obligations and any cash or Cash Equivalents received upon the sale or disposition of any non-cash consideration received in any Asset Sale, in each case when received, and the net proceeds received in the form of cash or Cash Equivalents in respect of any Event of Loss (including insurance or other payments)), net of

          (i) the reasonable and customary direct out-of-pocket costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions), other than any such costs payable to an Affiliate of the Company,

          (ii) taxes required to be paid by the Company or any of its Subsidiaries in connection with such Asset Sale in the taxable year that such sale is consummated or in the immediately succeeding taxable year or any Permitted Tax Distributions during the taxable year within which such Asset Sale is consummated or in the immediately succeeding taxable year that would not otherwise be permitted to be distributed but for such Asset Sale,

          (iii) amounts required to be applied to the permanent repayment of Purchase Money Obligations and Capital Lease Obligations in connection with such Asset Sale, and

          (iv) appropriate amounts provided as a reserve by the Company or any Restricted Subsidiary, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or such Restricted Subsidiary, as the case may be, after such Asset Sale (including, without limitation, as applicable, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification arising from such Asset
     Sale).

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     "Obligation" means any principal, premium, interest, penalty, fee, indemnification, reimbursement, damage and other obligation and liability payable under the documentation governing any liability.

     "Officers' Certificate" means a certificate signed on behalf of the Issuers by two Officers of each of the Company and Capital, in each case, one of whom must be the President, Chief Operating Officer, Chief Financial Officer, Treasurer, Controller or a Senior Vice President.

     "Operating Agreement" means the Limited Liability Company Agreement of the Company, as amended from time to time.

     "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee. Such counsel may be an employee of or counsel to the Company or any Subsidiary of the Company.

     "Permitted Investments" means:

          (i) Investments in the Company or in any Wholly Owned Subsidiary;

          (ii) Investments in Cash Equivalents;

          (iii) Investments in a Person, if, as a result of such Investment, such Person (A) becomes a Wholly Owned Subsidiary, or (B) is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Wholly Owned Subsidiary;

          (iv) Hedging Obligations;

          (v) Investments as a result of consideration received in connection with an Asset Sale made in compliance with the covenant described under the caption "--Certain Covenants--Limitation on Asset Sales;"

          (vi) Investments existing on the Issue Date;

          (vii) Investments paid for solely with Capital Stock (other than Disqualified Capital Stock) of the Company;

          (viii) credit extensions to gaming customers in the ordinary course of business, consistent with industry practice;

          (ix) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company in satisfaction of judgments;

          (x) loans or advances to Affiliates or to employees of the Company and its Restricted Subsidiaries in an aggregate amount not to exceed $1.0 million at any one time outstanding pursuant to this clause (x);

          (xi) Investments in a joint venture between the Company or any of its Restricted Subsidiaries and the municipality of Black Hawk, Colorado, in an amount not to exceed $2.5 million;

          (xii) contribution by the Company or any of its Restricted Subsidiaries of Undeveloped Land to a joint venture between the Company or any of its Restricted Subsidiaries, on the one hand, and the municipality of Gary, Indiana, on the other hand, for the purposes of developing on such Undeveloped Land non-gaming facilities; and

          (xiii) Investments in Unrestricted Subsidiaries or Affiliates, provided,that the aggregate amount of all such Investments outstanding at any time after the Issue Date pursuant to this clause (xiii) shall not in the aggregate exceed $5.0 million (measured by the value attributed to the Investment at the time outstanding).

     "Permitted Liens" means:

          (i) Liens arising by reason of any judgment, decree or order of any court for an amount and for a period not resulting in an Event of Default with respect thereto, so long as such Lien is being contested in good faith and is adequately bonded, and any appropriate legal proceedings that may have been duly

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

     initiated for the review of such judgment, decree or order shall not have been finally adversely terminated or the period within which such proceedings may be initiated shall not have expired;

          (ii) security for the performance of bids, tenders, trade, contracts (other than contracts for the payment of money) or leases, surety bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business, consistent with industry practice;

          (iii) Liens (other than Liens arising under ERISA) for taxes, assessments or other governmental charges not yet due or that are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Company in accordance with gaap;

          (iv) Liens of carriers, warehousemen, mechanics, landlords, materialmen, repairmen or other like Liens arising by operation of law in the ordinary course of business consistent with industry practices (other than Liens arising under ERISA) and Liens on deposits made to obtain the release of such Liens if (a) the underlying obligations are not overdue for a period of more than 30 days or (b) such Liens are being contested in good faith and by appropriate proceedings and adequate reserves with respect thereto are maintained on the books of the Company in accordance with gaap;

          (v) Liens arising by virtue of any contractual, statutory, or common law provision relating to bankers' liens, rights of set-off, or similar rights and remedies regarding deposit accounts or other funds maintained with a creditor depository institution;

          (vi) easements, rights of way, zoning and similar restrictions, covenants, conditions and restrictions and other encumbrances or title defects incurred in the ordinary course of business, consistent with industry practices that do not in any case materially detract from the value of the property subject thereto (as such property is used by the Company or a Subsidiary) or interfere with the ordinary conduct of the business of the Company or any of its Subsidiaries; provided, that such Liens are not incurred in connection with any borrowing of money or any commitment to loan any money or to extend any credit;

          (vii) pledges or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security legislation;

          (viii) Liens securing Refinancing Indebtedness incurred in compliance with the Indenture to refinance Indebtedness secured by Liens, provided,
     (a) such Liens do not extend to any additional property or assets; (b) if the Liens securing the Indebtedness being refinanced were subordinated to or pari passu with the Liens securing the Notes or any intercompany loan, as applicable, such new Liens are subordinated to or pari passu with such Liens to the same extent, and any related subordination or intercreditor agreement is confirmed; and (c) such Liens are no more adverse to the interests of Holders than the Liens replaced or extended thereby;

          (ix) Liens that secure Acquired Debt; provided, that such Liens do not extend to or cover any property or assets other than those of the Person being acquired and were not put in place in anticipation of such acquisition;

          (x) Liens that secure FF&E Financing permitted to be incurred pursuant to clause (b) under the covenant described above under the caption "--Certain Covenants--Limitation on Incurrence of Indebtedness;" provided, that such Liens do not extend to or cover any property or assets other than those being acquired or developed;

          (xi) those matters shown as exceptions to title on the title policies, dated as of the Issue Date, and issued by Fidelity National Title Insurance Company for the benefit of the Trustee;

          (xii) Liens securing Obligations under the Indenture, the Notes or the Security Documents;

          (xiii) Liens on assets of the Company and the Subsidiaries, and the proceeds of any or all the foregoing, securing Indebtedness under the Credit Facility incurred pursuant to clause (a) under the caption "--Certain Covenants--Limitation on Incurrence of Indebtedness;"

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

          (xiv) Liens securing additional Indebtedness incurred under the Credit Facility securing a gaming establishment owned by the Company or a Restricted Subsidiary and containing at least 1,000 gaming devices, in an amount not to exceed $10.0 million;

          (xv) with respect to any vessel included in the Collateral, certain maritime liens, including liens for crew's wages and salvage;

          (xvi) leases or subleases granted in the ordinary course of business not materially interfering with the conduct of the business of the Company or any of its Restricted Subsidiaries;

          (xvii) Liens evidenced by precautionary Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company or any of its Subsidiaries in the ordinary course of business; and

          (xviii) Liens on the GNC Land securing Indebtedness incurred pursuant to the covenant "--Certain Covenants--Limitation on Incurrence of Indebtedness" so long as the aggregate amount of the Indebtedness secured by such Liens shall not exceed at any one time outstanding exceed 50% of the value of the aggregate consideration paid or given by the Company and its Restricted Subsidiaries for the GNC Land.

     "Permitted Tax Distributions" in respect of the Company and each Subsidiary that qualifies as a Flow Through Entity shall mean, with respect to any taxable year, the sum of:

          (a) the product of (i) the excess of (A) all items of taxable income or gain (other than capital gain) of the Company that is allocated (or otherwise flows through) to Equity Holders (or the Upper Tier Equity Holders, as the case may be) for such year over (B) all items of taxable deduction or loss (other than capital loss) of the Company that is allocated (or otherwise flows through) to Equity Holders (or the Upper Tier Equity Holders, as the case may be) for such year and (ii) the Applicable Income Tax Rate, plus

          (b) the product of (i) the net capital gain (i.e., net long-term capital gain over net short-term capital loss), if any, of the Company that is allocated (or otherwise flows through) to Equity Holders (or the Upper Tier Equity Holders, as the case may be) for such year and (ii) the Applicable Capital Gain Tax Rate, plus

          (c) the product of (i) the net short-term capital gain (i.e., net short-term capital gain in excess of net long-term capital loss), if any, of the Company that is allocated (or otherwise flows through) to Equity Holders (or the Upper Tier Equity Holders, as the case may be) for such year and (ii) the Applicable Income Tax Rate, minus

          (d) the aggregate Tax Loss Benefit Amount for the Company for such year;

provided, that in no event shall the Applicable Income Tax Rate or the Applicable Capital Gain Tax Rate exceed the greater of (1) the highest aggregate applicable effective marginal rate of Federal, state, and local income to which a corporation doing business in the State of New York would be subject in the relevant year of determination (as certified to the Trustee by a nationally recognized tax accounting firm) plus 5%; and (2) 60%. For purposes of calculating the amount of the Permitted Tax Distributions, the proportionate part of the items of taxable income, gain, deduction, or loss (including capital gain or loss) of any Subsidiary that is a Flow Through Entity shall be included in determining the taxable income, gain, deduction, or loss (including capital gain or loss) of the Company.

     Estimated tax distributions shall be made within fifteen days following March 31, May 31, August 31, and December 31 based upon an estimate of the excess of (x) the tax distributions that would be payable for the period beginning on January 1 of such year and ending on March 31, May 31, August 31, and December 31 if such period were a taxable year (computed as provided above) over (y) distributions attributable to all prior periods during such taxable year; provided that the estimated tax distribution with respect to the period ending December 31 may be made within the last five days of such period.

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     Prior to making any estimated tax distribution, the Company shall require each Equity Holder and Upper Tier Equity Holder to agree that (a) promptly after the Company and each Subsidiary file their respective annual tax return, (i) such Equity Holder and Upper Tier Equity Holder shall be jointly and severally liable to reimburse the Company to the extent the estimated tax distributions made to such Equity Holder exceeded the actual Permitted Tax Distributions, as determined on the basis of such tax returns filed in respect of such taxable year for that Equity Holder (or Upper Tier Equity Holder, as the case may be) and (ii) the Company shall make a further payment to such Equity Holder to the extent such estimated tax distributions were less than the actual Permitted Tax Distributions, as determined on the basis of such tax returns filed in respect of such taxable year for that Equity Holder (or Upper Tier Equity Holder, as the case may be) and (b) if the appropriate Federal or state taxing authority finally determines that the amount of the items of taxable income, gain, deduction, or loss (including capital gain or loss) of the Company or any Subsidiary that is treated as a Flow Through Entity for any taxable year or the aggregate Tax Loss Benefit Amounts carried forward to such taxable year should be changed or adjusted (including by reason of a final determination that the Company or such Subsidiary was not a Flow Through Entity), then (i) such Equity Holder and Upper Tier Equity Holder shall be jointly and severally liable to reimburse the Company in an amount (such amount, until reimbursed to the Company, an "Unreimbursed Tax Distribution Amount") equal to the sum of (A) the excess of (x) the Permitted Tax Distributions previously made to such Equity Holder in respect of that taxable year over (y) the Permitted Tax Distributions with respect to such taxable year, taking into account such change or adjustment for such Equity Holder, plus (B) interest and penalties imposed on the Company and its Subsidiaries by a Governmental Authority resulting from a final determination that the Company or a Subsidiary was not a Flow Through Entity, and (ii) the Company shall make a further payment to such Equity Holder to the extent the Permitted Tax Distributions previously made to such Equity Holder in respect of that taxable year were less than the Permitted Tax Distributions payable to such Equity Holder with respect to such taxable year taking into account such change or adjustment.

     To the extent that any tax distribution would otherwise be made to any Equity Holder at a time when an obligation of such Equity Holder to make a payment to the Company pursuant to the previous paragraph remains outstanding, the amount of any tax distribution to be made shall be reduced by the amounts such Equity Holder is obligated to pay the Company.

     "Permitted Vessel Relocation" means the relocation of the Majestic Star Casino Vessel from its current location at the docking facilities owned by the BHR Joint Venture to new docking facilities on the GNC Land; provided that each of the following conditions precedent shall have been satisfied: (x) the Company or any of its Restricted Subsidiaries shall have acquired the GNC Land, (y) the Company shall have constructed or acquired new docking facilities thereon, which new docking facilities have substantially similar amenities as or better amenities than those of the docking facilities owned by the BHR Joint Venture immediately prior to such relocation, and (z) the Company shall have entered into a berthing agreement with the owner or owners of such facilities (if such owner or owners are other than the Company or its Restricted Subsidiaries) on terms no less favorable to the Company or such Restricted Subsidiary than those set forth in the Berthing Agreement as in effect immediately prior to such relocation.

     "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof, or any other entity.

     "Preferred Ship Mortgages" means (i) the preferred ship mortgage on the Tunica Vessel, dated as of the Issue Date, by and between Barden Mississippi Gaming, LLC and the Trustee, and (ii) the preferred ship mortgage on The Majestic Star Casino Vessel, dated as of the Issue Date, by and between the Company and the Trustee.

     "Pre-Opening Expenses" means all costs of start-up activities that are required to be expensed (and are not capitalized) in accordance with SOP 98-5.

     "Purchase Money Obligations" means Indebtedness representing, or incurred to finance, the cost (i) of acquiring any assets and (ii) of construction or build-out of facilities (including Purchase Money Obligations of any other Person at the time such other Person is merged with or into or is otherwise acquired by the

Issuers); provided, that (x) the principal amount of such Indebtedness does not exceed 80% of such cost, including construction charges, (y) any Lien securing such Indebtedness does not extend to or cover any other asset or property other than the asset or property being so acquired, constructed or built and (z) such Indebtedness is incurred, and any Liens with respect thereto are granted, within 180 days of the acquisition or commencement of construction or build-out of such property or asset.

     "Qualified Capital Stock" means, with respect to any Person, Capital Stock of such Person other than Disqualified Capital Stock.

     "Qualified Equity Offering" means (1) an underwritten registered public offering of Qualified Capital Stock of the Company for cash, other than pursuant to Form S-8 (or any successor thereto) under the Securities Act and other than shares of Qualified Capital Stock of the Company issued pursuant to employee benefit plans or as compensation to employees, and (2) an unregistered offering of Qualified Capital Stock of the Company for cash resulting in net proceeds to the Company in excess of $10.0 million.

     "Related Business" means the gaming and hotel businesses conducted by the Company as of the Issue Date and any and all businesses that in the good faith judgment of the Managers are materially related businesses.

     "Required Regulatory Redemption" means a redemption by the Issuers of any Holder's Notes pursuant to, and in accordance with, any order of any Governmental Authority with appropriate jurisdiction and authority relating to a Gaming License, or to the extent necessary in the reasonable, good faith judgment of the Managers to prevent the loss, failure to obtain or material impairment or to secure the reinstatement of, any Gaming License, where such redemption or acquisition is required because the Holder or beneficial owner of Notes is required to be found suitable or to otherwise qualify under any Gaming Laws and is not found suitable or so qualified within a reasonable period of time.

     "Restricted Investment" means an Investment other than a Permitted Investment.

     "Restricted Subsidiary" means a Subsidiary other than an Unrestricted Subsidiary.

     "Return from Unrestricted Subsidiaries" means (a) 50% of the fair market value of any dividends or distributions received by the Company or a Restricted Subsidiary from an Unrestricted Subsidiary, to the extent that such dividends or distributions were not otherwise included in Consolidated Net Income of the Company, plus (b) to the extent not otherwise included in Consolidated Net Income of the Company, an amount equal to the net reduction in Investments in Unrestricted Subsidiaries resulting from (i) repayments of the principal of loans or advances or other transfers of assets to the Company or any Restricted Subsidiary from Unrestricted Subsidiaries or (ii) the sale or liquidation of any Unrestricted Subsidiaries (other than the sale, distribution or liquidation of an Unrestricted Subsidiary that as of the Issue Date had been designated as an Unrestricted Subsidiary); plus (c) to the extent that any Unrestricted Subsidiary is designated to be a Restricted Subsidiary, the fair market value of the Company's Investment in such Subsidiary on the date of such designation.

     "Security Agreement" means that certain Security and Pledge Agreement to encumber substantially all of the assets of the Issuers and the Subsidiary Guarantors, including the Company's interest in the Berthing Agreement, in favor of the Trustee, for the ratable benefit of the Holders of the Notes, as the same may be amended in accordance with the terms thereof and the Indenture.

     "Security Documents" means, collectively, the BDI Pledge Agreement, the Preferred Ship Mortgages, the Security Agreement, the Trademark Security Agreement, and any other agreements, instruments, financing statements or other documents that evidence, set forth or limit the Lien of the Trustee in the Collateral.

     "subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity (including a limited liability company) of which more than 50% of the total voting power of shares of Voting Stock thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other subsidiaries of that Person or a combination thereof and (ii) any partnership in which such Person or any of its subsidiaries is a general partner.
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

     "Subsidiary" means any subsidiary of the Company.

     "Subsidiary Guarantor" means any Restricted Subsidiary that has executed and delivered in accordance with this Indenture an unconditional and irrevocable Subsidiary Guarantee of the Issuers' obligations under the Notes and such Person's successors and assigns.

     "Subsidiary Guarantee" means an unconditional and irrevocable guaranty by a Subsidiary Guarantor of the Obligations of the Issuers under the Notes and the Indenture, as set forth in the Indenture, as amended from time to time in accordance with the terms thereof.

     "Tax Loss Benefit Amount" means, with respect to any taxable year, the amount by which the Permitted Tax Distributions would be reduced were a net operating loss or net capital loss from a prior taxable year of the Company ending subsequent to the Issue Date carried forward to such taxable year; provided, that for such purpose the amount of any such net operating loss or net capital loss shall be utilized only once and in each case shall be carried forward to the next succeeding taxable year until so utilized. For purposes of calculating the Tax Loss Benefit Amount, the proportionate part of the items of taxable income, gain, deduction, or loss (including capital gain or loss) of any Subsidiary that is a Flow Through Entity for a taxable year of such Subsidiary ending subsequent to the Issue Date shall be included in determining the amount of net operating loss or net capital loss of the Company.

     "Trademark Security Agreement" means that certain Trademark Security Agreement, dated as of the Issue Date, by and among the Issuers, the Subsidiary Guarantors and the Trustee, as amended or supplemented from time to time.

     "transfer" means, with respect to any asset, any direct or indirect sale, assignment, transfer, lease, conveyance, or other disposition (including, without limitation, by way of merger or consolidation).

     "Tunica Vessel" means that certain vessel and appurtenances described as:

Name:.......................................................  Fitzgeralds Tunica
Official Number:............................................  262757
Type:.......................................................  Barge

     "Undeveloped Land" means any unimproved land owned by the Company or any of its Restricted Subsidiaries; provided that for the avoidance of doubt, for purposes of determining the amount of any Permitted Investment pursuant to clause (xii) of the definition thereof, (a) the amount of such contribution attributable to the amount or value of any Investments in, or capital expenditures or other payments with respect to, or development of or improvement on, such Undeveloped Land after the Issue Date (other than minor improvements and other than payments for reasonable costs incurred in connection with such contribution, which costs would customarily be incurred by a seller of unimproved land, including, without limitation, for title charges, environmental studies, surveys and legal fees) shall not constitute a Permitted Investment, and (b) any Investments in, or capital expenditures or other payments with respect to, such joint venture after the Issue Date shall not constitute a Permitted Investment.

     "Unrestricted Subsidiary" means (1) Barden Nevada Gaming, LLC, a Nevada limited liability company, and (2) any other Subsidiary that, at or prior to the time of determination, shall have been designated by the Managers as an Unrestricted Subsidiary; provided, that such Subsidiary (a) does not hold any Indebtedness or Capital Stock of, or any Lien on any assets of, the Company or any Restricted Subsidiary; (b) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company; (c) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (x) to subscribe for additional Equity Interests or (y) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and (d) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary as of such date. The Managers may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted under the Interest Coverage Ratio test set forth in the covenant described under the caption "--Certain Covenants--Limitation on Incurrence of Indebtedness" calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period, and (ii) no Default or Event of Default would be in existence following such designation. The Managers may designate any Restricted Subsidiary to be an Unrestricted Subsidiary so long as no Default or Event of Default is in existence at the time of such designation or would be in existence following such designation. The Company shall be deemed to make an Investment in each Subsidiary designated as an Unrestricted Subsidiary immediately following such designation in an amount equal to the Investment in such Subsidiary and its subsidiaries immediately prior to such designation. Any such designation by the Managers shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Managers giving effect to such designation and an Officers' Certificate certifying that such designation complies with the foregoing conditions and is permitted by the covenant described above under the caption "--Certain Covenants--Limitation on Incurrence of Indebtedness."

     "Upper Tier Equity Holder" means, in the case of any Flow Through Entity the Equity Holder of which is, in turn, a Flow Through Entity, the person that is ultimately subject to tax on a net income basis on the items of taxable income, gain, deduction, and loss of the Company and its Subsidiaries that are Flow Through Entities.

     "Voting Stock" means, with respect to any Person, (i) one or more classes of the Capital Stock of such Person having general voting power to elect at least a majority of the Board of Directors, managers or trustees of such Person (regardless of whether at the time Capital Stock of any other class or classes have or might have voting power by reason of the happening of any contingency) and (ii) any Capital Stock of such Person convertible or exchangeable without restriction at the option of the holder thereof into Capital Stock of such Person described in clause (i) above.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years (rounded to the nearest one-twelfth) obtained by dividing (i) the then outstanding principal amount of such Indebtedness into
(ii) the total of the product obtained by multiplying (A) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (B) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment.

     "Wholly Owned Subsidiary" of any Person means a subsidiary of such Person all the Capital Stock of which (other than directors' qualifying shares) is owned directly or indirectly by such Person or by a Wholly Owned Subsidiary of such Person; provided, that with respect to the Company, the term Wholly Owned Subsidiary shall exclude Unrestricted Subsidiaries.

BOOK-ENTRY PROCEDURES, DELIVERY, FORM, TRANSFER AND EXCHANGE

     The Notes will be issued in the form of one or more registered global notes without interest coupons (collectively, the "Global Notes"). Upon issuance, the Global Notes will be deposited with the Trustee, as custodian for The Depository Trust Company ("DTC"), in New York, New York, and registered in the name of DTC or its nominee for credit to the accounts of DTC's Participants (as defined below).

     Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee in certain limited circumstances. Beneficial interests in the Global Notes may not be exchanged for Certificated Notes except in certain limited circumstances. See "--Exchange of Interests in Global Notes for Certificated Notes." The transfer of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and to direct or indirect participants, which may change from time to time.
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

     Initially, the Trustee will act as Paying Agent and Registrar. The Company may change the Paying Agent or Registrar without prior notice to the Holders, and the Company or any of the Subsidiaries may act as Paying Agent or Registrar. The Notes may be presented for registration of transfer and exchange at the offices of the Registrar.

  CERTAIN BOOK-ENTRY PROCEDURES

     The following description of the operations and procedures of DTC is provided solely as a matter of convenience. These operations and procedures are solely within their control and are subject to change by them from time to time. We take no responsibility for these operations and procedures and urge you to contact DTC or its Participants directly to discuss these matters.

     DTC has advised us as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities for its participating organizations (collectively, the "Direct Participants") and facilitates the clearance and settlement of transactions in those securities between Direct Participants through electronic book-entry changes in accounts of Direct Participants. The Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other Persons that clear through or maintain a direct or indirect custodial relationship with a Direct Participant (collectively, the "Indirect Participants" and, together with the Direct Participants, the "Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants.

     DTC has advised us that, pursuant to DTC's procedures, DTC will maintain records of the ownership interests of each Direct Participant in each Global Note and the transfer of ownership interests by and between Direct Participants. DTC will not maintain records of the ownership interests of, or the transfer of ownership interests by and between, Indirect Participants or other owners of beneficial interests in the Global Notes. Direct Participants and Indirect Participants must maintain their own records of the ownership interests of, and the transfer of ownership interests by and between, Indirect Participants and other owners of beneficial interests in the Global Notes.

     You may hold your interests in Global Notes directly through DTC if you are a Direct Participant in DTC or indirectly through organizations that are Direct Participants in DTC. All ownership interests in any Global Notes will be subject to the procedures and requirements of DTC.

     The laws of some states in the United States require that certain persons take physical delivery in definitive, certificated form of securities that they own. This may limit or curtail your ability to transfer your beneficial interest in a Global Note to such persons. Because DTC can act only on behalf of Direct Participants, which in turn act on behalf of Indirect Participants and others, your ability to pledge your beneficial interest in a Global Note to Persons that are not Direct Participants in DTC, or to otherwise take action in respect of such interest, may be affected by the lack of a physical certificate evidencing such interest. For certain other restrictions on the transferability of the Notes see "--Exchange of Interests in Global Notes for Certificated Notes."

     AS LONG AS DTC, OR ITS NOMINEE, IS THE REGISTERED HOLDER OF A GLOBAL NOTE, DTC OR SUCH NOMINEE, AS THE CASE MAY BE, WILL BE CONSIDERED THE SOLE OWNER AND HOLDER OF THE NOTES REPRESENTED BY SUCH GLOBAL NOTE FOR ALL PURPOSES UNDER THE INDENTURE AND THE NOTES. Except in the limited circumstances described under "--Exchange of Interests in Global Notes for Certificated Notes," you will not be entitled to have any portion of a Global Note registered in your name, will not be entitled to receive physical delivery of Notes in certificated form and will not be considered the registered owners or holder of a Global Note (or any Note represented thereby) under the Indenture or the Notes for any purpose.

     Under the terms of the Indenture, we, the Subsidiary Guarantors and the Trustee will treat the persons in whose names the Notes are registered (including Notes represented by Global Notes) as the owners thereof for the purpose of receiving payments and for any and all other purposes whatsoever. Payments in respect of the principal of and premium, if any, and interest (and Liquidated Damages, if any) on Global Notes registered in the name of DTC or its nominee will be payable by the Trustee to DTC or its nominee as the registered holder under the Indenture. Consequently, none of us, the Trustee or any agent of us or the Trustee has or will have any responsibility or liability for (i) any aspect of DTC's records or any Participant's records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any of DTC's records or any Participant's records relating to the beneficial ownership interests in any Global Note or
(ii) any other matter relating to the actions and practices of DTC or any of its Participants.

     DTC has advised us that its current payment practice (for payments of principal, premium, interest, Liquidated Damages and the like) with respect to securities such as the Notes is to credit the accounts of the relevant Direct Participants with such payment on the payment date in amounts proportionate to such Direct Participant's respective ownership interest in the Global Notes as shown on DTC's records. Payments by Direct Participants and Indirect Participants to the beneficial owners of the Notes will be governed by standing instructions and customary practices between them and will not be the responsibility of DTC, the Trustee, us or the Subsidiary Guarantors. None of the Company, the Subsidiary Guarantors or the Trustee will be liable for any delay by DTC or its Direct Participants or Indirect Participants in identifying the beneficial owners of the Notes, and we and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee as the registered owner of the Notes for all purposes.

     Interests in the Global Notes will trade in DTC's Same-Day Funds Settlement System and, therefore, transfers between Direct Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in immediately available funds. Transfers between Indirect Participants who hold an interest through a Direct Participant will be effected in accordance with the procedures of such Direct Participant.

     DTC has advised us that it will take any action permitted to be taken by a Holder of Notes (including the presentation of Notes for exchange as described above) only at the direction of one or more Direct Participants to whose account interests in the Global Notes are credited and only in respect of such portion of the aggregate principal amount of the Notes to which such Direct Participant or Direct Participants has or have given direction. However, if there is an Event of Default under the Notes, DTC reserves the right to exchange Global Notes (without the direction of one or more of its Direct Participants) for legended Notes in certificated form, and to distribute such certificated forms of Notes to its Direct Participants. See "--Exchange of Interests in Global Notes for Certificated Notes."

     Although DTC has agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among Direct Participants, it is under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. None of us, the Subsidiary Guarantors, or the Trustee shall have any responsibility for the performance by DTC or any of its Participants, of their respective obligations under the rules and procedures governing any of their operations.

     The information in this section concerning DTC and its book-entry systems has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

  EXCHANGE OF INTERESTS IN GLOBAL NOTES FOR CERTIFICATED NOTES

     You may not exchange your beneficial interest in a Global Note for a definitive Note in registered, certificated form without interest coupons ("a Certificated Note") except as set forth below.

     An entire Global Note may be exchanged for Certificated Notes if:

          (1) DTC (a) notifies us that it is unwilling or unable to continue as depositary for the Global Notes, or (b) has ceased to be a clearing agency registered under the Exchange Act, and in either case we fail to appoint a successor depositary within 90 days of such notice; or

          (2) we, at our option, notify the Trustee in writing that we are electing to issue Certificated Notes.

     In any such case, we will notify the Trustee in writing that, upon surrender by the Participants of their interests in such Global Note, Certificated Notes will be issued to each person that such Participants and DTC identify as being the beneficial owner of the related Notes.

     In addition, beneficial interests in Global Notes held by any Participant may be exchanged for Certificated Notes upon request by such Direct Participant (for itself or on behalf of an Indirect Participant) to DTC or to the Trustee in accordance with customary DTC procedures. Certificated Notes delivered in exchange for any beneficial interest in any Global Note will be registered in the names, and issued in any approved denominations, requested by DTC on behalf of such Participants (in accordance with DTC's customary procedures).

     In all cases described herein, such Certificated Notes will bear the restrictive legend referred to in "Notice to Investors," unless we determine otherwise in compliance with applicable law. Any such exchange of beneficial interests in Global Notes for Certificated Notes will be effected through the DWAC system and an appropriate adjustment will be made to the records of the registrar to reflect a decrease in the principal amount of the Global Note.

     None of us, the Subsidiary Guarantors or the Trustee will be liable for any delay by the holder of any Global Note or DTC in identifying the beneficial owners of Notes, and we and the Trustee may conclusively rely on, and will be protected in relying on, instructions from the holder of the Global Note or DTC for all purposes.

  SAME DAY SETTLEMENT AND PAYMENT

     The Indenture requires that payments in respect of the Notes represented by a Global Note (including principal, premium, if any, interest and Liquidated Damages, if any) be made by wire transfer of immediately available same-day funds to the accounts specified by the holder of interests in such Global Note. With respect to Certificated Notes, we will make all payments of principal, premium, if any, interest and Liquidated Damages, if any, by wire transfer of immediately available same-day funds to the accounts specified by the Holders thereof or, if no such account is specified, by mailing a check to each such Holder's registered address. We expect that secondary trading in the Certificated Notes will also be settled in immediately available funds.

                              MATERIAL AGREEMENTS

BARDEN NEVADA EXPENSE SHARING AGREEMENT

     Concurrently with the consummation of the offering of the unregistered notes, and whether or not the proposed spin-off is consummated, we entered into an expense sharing agreement with Barden Nevada. The expense sharing agreement provides for a fee from Barden Nevada to us in the amount of the greater of (i) $500,000 per year or (ii) the actual amount of certain specified expenses incurred by us in connection with providing management services.

MANAGER AGREEMENTS

     Concurrently with the consummation of the offering of the unregistered notes, we entered into a new Manager Agreement with BDI. Distributions to BDI under the new Manager Agreement are limited by the terms of the indenture governing the notes and by the terms of the senior secured credit facility. The distributions for each fiscal quarter may not exceed 1% of net revenue and 5% of our consolidated cash flow (as defined in the indenture governing the notes) for the immediately preceding fiscal quarter and may not be paid if the Company is in default under the indenture or under the senior secured credit facility or if the Company does not meet certain financial ratios as provided in the indenture. Pursuant to the Manager Agreement, Mr. Barden serves as chief executive officer, with general oversight of operational and personnel issues. Mr. Kelly, as chief operating officer supervises property general managers, corporate, corporate management information systems, human resources, risk management and marketing personnel. Mr. Kelly has ten direct reports and reports directly to Mr. Barden. The vice president and general counsel, vice president of internal audit, and vice president and chief financial officer also report to Mr. Barden. We make distributions to BDI as a return on the investment capital contributed to us by BDI for corporate oversight and governance services and as an inducement for Mr. Barden, the sole stockholder of BDI, to continue using his visibility in the gaming industry to promote us. The distributions are subordinated to the payment in full of principal, interest, and liquidated damages, if any, then due on the notes and to obligations under the senior secured credit facility.

     In June 1999, Majestic Star entered into a LLC Manager Agreement with BDI to provide for, among other things, BDI to act as our manager (the "Majestic Star Manager Agreement"). Distributions to BDI under the Majestic Star Manager Agreement were limited under the terms of the indenture that governed the 10 7/8% notes. The distributions for each fiscal quarter could not exceed 5% of Majestic Star's consolidated cash flow (as defined in the indenture for the 10 7/8% notes) for the immediately preceding fiscal quarter and could not be paid if Majestic Star was in default under the indenture relating to the 10 7/8% notes or if Majestic Star did not meet certain financial ratios as provided in such indenture.

     During the nine months ended September 30, 2003, Majestic Star Casino made distributions totaling $1,016,000 to BDI in accordance with the Majestic Star Manager Agreement, related to the fourth quarter of 2002 and the six months ended June 30, 2003.

     In December 2001, Majestic Investor Holdings entered into a LLC Manager Agreement with BDI to provide for, among other things, BDI to act as our manager (the "Majestic Investor Holdings Manager Agreement"). Distributions to BDI under the Majestic Investor Holdings Manager Agreement were limited under the terms of the indenture governing the 11.653% notes. The distributions for each fiscal quarter could not exceed 1% of net revenues plus 5% of Investor Holdings' consolidated cash flow (as defined in the indenture for the 11.653% notes) for the immediately preceding fiscal quarter and could not be paid if Majestic Investor Holdings was in default under the indenture relating to the 11.653% notes or if Majestic Investor Holdings did not meet certain financial ratios as provided in such indenture.

     During the nine months ended September 30, 2003, Majestic Investor Holdings made distributions totaling $2,594,000 to BDI in accordance with the Majestic Investor Holdings Manager Agreement related to the fourth quarter of 2002 and the six months ended June 30, 2003.

NAMING RIGHTS AGREEMENT

     Gary New Century, LLC ("GNC"), a company wholly owned by Mr. Barden, intends to develop an outdoor amphitheater on property it owns adjacent to the Company's riverboat gaming facility. The Company entered into a Naming Rights Agreement with GNC effective in October 2001. Pursuant to the Naming Rights Agreement, GNC agreed to use the name "The Majestic Star Amphitheater" as the name of the amphitheater and the Company paid GNC $1.5 million during 2001 for such rights. The initial term of the Naming Rights Agreement is three years commencing on the opening of the amphitheater.

                      GOVERNMENT REGULATION AND LICENSING

GENERAL

     The ownership and operation of our gaming facilities are subject to various state and local laws and regulations in the jurisdictions where they are located. In Indiana, our gaming operations are subject to the provisions of the Indiana laws and regulations. In Mississippi, our gaming operations are subject to the Mississippi Gaming Control Act, to the licensing and/or regulatory control of the Mississippi Gaming Commission and to various state and local regulatory agencies, including liquor licensing authorities. In Colorado, our gaming operations are subject to the Limited Gaming Act of 1991, which created the Division of Gaming within the Colorado Department of Revenue and the Colorado Limited Gaming Control Commission to license, implement, regulate and supervise the conduct of limited gaming. Our operations are also subject to the Colorado Liquor Code and the state and local liquor licensing authorities. In Nevada, unless and until we have completed the spin-off of Barden Nevada to BDI, our gaming operations are subject to the Nevada Gaming Control Act, and to the licensing and regulatory control of the Nevada Gaming Commission, the Nevada State Gaming Control Board and various local ordinances and regulations, including, without limitation, applicable city and county gaming and liquor licensing authorities.

     The following is a summary of the provisions of the laws and regulations applicable to the Company's gaming operations and other laws and regulations applicable to the Company as a registered holding company in Mississippi and, until the spin-off of Barden Nevada is completed, Nevada. The summary does not purport to be a full description thereof and is qualified in its entirety by reference to such laws and regulations.

INDIANA GAMING REGULATION

     The ownership and operation of The Majestic Star Casino is subject to regulation by the State of Indiana.

     In 1993, the State of Indiana passed the Riverboat Gambling Act that created the Indiana Gaming Commission (the "IGC"). The IGC is given extensive powers and duties for the purposes of administering, regulating and enforcing riverboat gaming in Indiana and was authorized to award up to eleven gaming licenses to operate riverboat casinos in the State of Indiana, including five to counties contiguous to Lake Michigan in northern Indiana, five to counties contiguous to the Ohio River in southern Indiana and one to a county contiguous to Patoka Lake in southern Indiana. Pursuant to legislation passed in May 2003, the Indiana General Assembly eliminated the gaming license permitted for a riverboat to be docked in a county contiguous to Patoka Lake; and instead authorized the IGC to enter into a contract pursuant to which an Operating Agent may operate a riverboat in Orange County on behalf of the IGC. In November 2003 Orange County Voters passed a referendum approving gambling in Orange County. The IGC has commenced the initial steps necessary to issue an Operating Agent Contract which will be valid for a period of up to twenty years. The Operating Agent must pay a non-refundable initial fee of $1.0 million to the Indiana Gaming Commission.

     Referenda required by the Riverboat Gambling Act to authorize the five licenses to be issued for counties contiguous to Lake Michigan have been conducted and gaming has been authorized for the cities of Hammond, East Chicago, and Gary in Lake County, Indiana, and for Michigan City in LaPorte County, Indiana to the east of Lake County.

     The IGC has jurisdiction and supervision over all riverboat gaming operations in Indiana and all persons on riverboats where gaming operations are conducted. These powers and duties include authority to (i) investigate all applicants for riverboat gaming licenses, (ii) select licensees from competing applicants, (iii) establish fees for licensees and (iv) prescribe all forms used by applicants. The IGC is authorized to adopt rules for administering the gaming statute and the conditions under which riverboat gaming in Indiana may be conducted. The IGC may suspend or revoke the license of a licensee or impose civil penalties, in some cases without notice or hearing, for any act in violation of the Riverboat Gambling Act or for any other fraudulent act.

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

     The Riverboat Gambling Act requires an extensive disclosure of records and other information concerning an applicant, including disclosure of all directors, officers and persons holding a five percent or more direct or indirect beneficial interest in an applicant. In determining whether to grant or renew an owner's license to an applicant, the IGC considers a number of factors, including (i) the character, reputation, experience and financial integrity of the applicant, (ii) the facilities or proposed facilities for the conduct of riverboat gaming, (iii) the prospective revenue to be collected by the state from the conduct of riverboat gaming, (iv) the good faith affirmative action plan to recruit, train and upgrade minorities in all employment classifications,
(v) the financial ability of the applicant to purchase and maintain adequate liability and casualty insurance, (vi) whether the applicant has adequate capitalization to provide and maintain the riverboat for the duration of the license and (vii) the extent to which the applicant meets or exceeds other standards adopted by the IGC. The IGC may also give favorable consideration to applicants for economically depressed areas and applicants who provide for significant development of a large geographic area. A gaming license is a revocable privilege and is not a property right.

     An owner's initial license expires five years after the effective date of the license (unless earlier terminated or revoked) and may be renewed for one-year periods by the IGC upon satisfaction of certain statutory and regulatory requirements. While the IGC reserves the right to investigate Riverboat Licensees at any time it deems necessary, after the expiration of the initial license, each Riverboat Licensee must undergo a complete reinvestigation every three years. On June 3, 1996, the Majestic Star Casino obtained its initial gaming license from the IGC. After a re-investigation in 2001, its license was renewed. Applications for the required annual license renewals for 2002 and 2003 were submitted and approved. In June 2004, the Majestic Star will undergo its requisite three year re-investigation.

     A Riverboat Owner's License and Operating Contract entitle the licensee or the Operating Agent to operate one riverboat. In May 2003, the Riverboat Gambling Act was amended to allow a person to hold up to one hundred percent of up to two individual Riverboat Owner's Licenses. A transfer fee of $2.0 million is imposed on a Riverboat Licensee who purchases or otherwise acquires a controlling interest in a second Indiana Riverboat Owner's License. If a Riverboat Licensee or the Operating Agent is a publicly-traded corporation, its Articles of Incorporation must contain language concerning transfer of ownership, suitability determinations and possible divestiture of ownership.

     The IGC is authorized to conduct investigations into gambling games, the maintenance of equipment, and violations of the Riverboat Gambling Act as it deems necessary. Riverboat Licensees and Operating Agents may be subject to fines, suspension or revocation of its license or Operating Contract for any conduct that violates the Act, rules promulgated thereunder or that constitutes a fraudulent act.

     Additionally, the IGC is authorized to license suppliers and certain occupations related to riverboat gaming. Gaming equipment and supplies customarily used in conducting riverboat gaming may be purchased or leased only from licensed suppliers. By rule promulgated by the Indiana Gaming Commission, Riverboat Licensees who employ non-licensed individuals in positions requiring licensure or who purchase supplies from a non-licensed entity may be subject to a disciplinary action.

     A Riverboat Licensee may not enter into or perform any contract or transaction in which it transfers or receives consideration that is not commercially reasonable or that does not reflect the fair market value of goods and services rendered or received. All contracts are subject to disapproval by the IGC and contracts should reflect the potential for disapproval. The Act places special emphasis on minority and women business enterprise participation in the riverboat industry. Riverboat Licensees and Operating Agents must establish goals of expending ten percent of the total dollars spent on the majority of goods and services with minority business enterprises and five percent with women business enterprises. Each riverboat owner licensee is required to submit annually to the IGC a report that included the total dollar value of contracts awarded for goods and services and the percentage awarded to minority and women's business enterprises. The IGC may suspend, limit or revoke an owner's gaming license or impose a fine for failure to comply with these statutory requirements. For the calendar year ended December 31, 2002, the Company has submitted unaudited reports to the IGC that it believes meets these statutory requirements.

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

     Under IGC regulations, minimum and maximum wagers on games are left to the discretion of the licensee. Wagering is required to be conducted with tokens, chips or electronic cards instead of cash or coins.

     A change in the Indiana state law governing gaming took effect on July 1, 2002, which enabled Indiana's riverboat casinos to operate dockside. The IGC approved Majestic Star Casino's flexible boarding plan that allows the continuous ingress and egress of patrons for the purpose of gambling while the riverboat is docked. The plan went into effect on August 5, 2002 and imposes a graduated wagering tax based upon adjusted gross receipts. The graduated wagering tax has a starting rate of 15% with a top rate of 35% for adjusted gross receipts in excess of $150 million. By statute enacted in 2003, riverboats had to commence utilization of the graduated tax rate on July 1, 2002, even though dockside operations did not commence until August 4, 2002. The statute further allowed Indiana riverboats to pay the difference in the tax liability in two installments, one due in 2003 and the second in 2004. Prior to July 1, 2002, Indiana gaming taxes were levied on adjusted gross receipts, as defined by Indiana gaming laws, at the rate of 20%. In addition to the wagering tax, an admissions tax of $3 per turnstile count is assessed. Prior to August 5, 2002, Indiana imposed an admissions tax of $3 per patron turnstile count at every boarding time plus the count of the patrons that stayed over on the vessel from a previous boarding time period. Pursuant to legislation enacted in 2003 the riverboats may now operate 24 hours per day.

     In May 2003, the Indiana General Assembly adopted legislation that makes the act of providing a complimentary hotel room a retail transaction subject to state gross retail tax of six percent. Riverboats licensed by the Indiana Gaming Commission are assessed as real property for property tax purposes and, thus, are taxed at rates determined by local taxing authorities. All Indiana state excise taxes, use taxes and gross retail taxes apply to sales made on a riverboat.

     As a condition of continued licensure, Majestic Star must maintain a bond in the amount of $1 million to meet general legal and financial obligations to the local community and the State. The Riverboat Licensee and the Operating Agent must carry insurance in types and amounts as required by the Indiana Gaming Commission.

     The IGC has promulgated a rule that prohibits distributions, excluding distributions for the payment of taxes, by a Riverboat Licensee to its partners, shareholders, itself or any affiliated entity if the distribution would impair the financial viability of the riverboat gaming operation. The Indiana Gaming Commission has also promulgated a rule mandating Riverboat Licensees to maintain a cash reserve to protect patrons against defaults in gaming debts. The cash reserve is to be equal to a Riverboat Licensee's average payout for a three-day period based on the riverboat's performance the prior calendar quarter. The cash reserve can consist of cash on hand, cash maintained in Indiana bank accounts and cash equivalents not otherwise committed or obligated.

     The Company and its affiliates are subject to restrictions on the incurrence of debt. A riverboat licensee and its affiliates may enter into debt transactions that total one million dollars or more only with the prior approval of the IGC. Such approval is subject to compliance with request procedures and a showing that each person with whom the riverboat licensee and its affiliates enters into a debt transaction would be suitable for licensure under the Act. Unless waived, approval of debt transactions requires consideration by the IGC at two business meetings. The IGC, by resolution, has authorized the Executive Director, subject to subsequent confirmation by the IGC, to approve debt transactions after a review of the documents and consultation with the Chair and Certified Public Accountant Member of the IGC.

     The Act prohibits contributions to a candidate for a state, legislative or local office or to a candidate's committee or to a regular party committee by:

     - a person who owns at least one percent of a Riverboat Licensee or Operating Agent;

     - a person who is an officer of a Riverboat Licensee or Operating Agent;

     - a person who is an officer of a person that owns at least one percent of a Riverboat Licensee or Operating Agent; or

     - a person who is a political action committee of a Riverboat Licensee or Operating Agent.
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     The prohibition against political contributions extends for three years following a change in the circumstances that resulted in the prohibition.

MISSISSIPPI GAMING REGULATION

     The ownership and operation of casino gaming facilities in Mississippi are subject to extensive state and local regulations, but primarily the licensing and/or regulatory control of the Mississippi Gaming Commission (the "Mississippi Commission").

     The Mississippi Gaming Control Act (the "Mississippi Act"), which legalized dockside casino gaming in Mississippi, is similar to the Nevada Gaming Control Act. The Mississippi Commission has adopted regulations which are also similar in many respects to the Nevada gaming regulations.

     The laws, regulations and supervisory procedures of the Mississippi Commission are based upon declarations of public policy that are concerned with, among other things:

     - the prevention of unsavory or unsuitable persons from having a direct or indirect involvement with gaming at any time or in any capacity;

     - the establishment and maintenance of responsible accounting practices and procedures;

     - the maintenance of effective controls over the financial practices of licensees, including the establishment of minimum procedures for internal fiscal affairs and the safeguarding of assets and revenues, providing for reliable record keeping and requiring the filing of periodic reports with the Mississippi Commission;

     - the prevention of cheating and fraudulent practices;

     - providing a source of state and local revenues through taxation and licensing fees; and

     - ensuring that gaming licensees, to the extent practicable, employ Mississippi residents.

     The regulations are subject to amendment and interpretation by the Mississippi Commission. We believe that our compliance with the licensing procedures and regulatory requirements of the Mississippi Commission will not affect the marketability of our securities. Changes in Mississippi laws or regulations may limit or otherwise materially affect the types of gaming that may be conducted and such changes, if enacted, could have an adverse effect on us and our business, financial condition and results of operations.

     The Mississippi Act provides for legalized dockside gaming in each of the fourteen counties that border the Gulf Coast or the Mississippi River, but only if the voters in the applicable county have not voted to prohibit gaming in that county. In recent years, certain anti-gaming groups proposed for adoption through the initiative and referendum process certain amendments to the Mississippi Constitution which would prohibit gaming in the state. The proposals were declared illegal by Mississippi courts on constitutional and procedural grounds. The latest ruling was appealed to the Mississippi Supreme Court, which affirmed the decision of the lower court. If another such proposal were to be offered and if a sufficient number of signatures were to be gathered to place a legal initiative on the ballot, it is possible for the voters of Mississippi to consider such a proposal in November of 2004. While we are unable to predict whether such an initiative will appear on a ballot or the likelihood of such an initiative being approved by the voters, if such an initiative were passed and gaming were prohibited in Mississippi, it would have a significant adverse effect on us and our business, financial condition and results of operations.

     As of July 1, 2003, dockside gaming was permissible in nine of the fourteen eligible counties in the State of Mississippi and gaming operations had commenced in seven counties. Under Mississippi law, gaming vessels must be located on the Mississippi River or on navigable waters in eligible counties along the Mississippi River, or in the waters lying south of the counties along the Mississippi Gulf Coast. Our Fitzgeralds Tunica casino is located on barges situated in a specially constructed basin near the Mississippi River. In the past, whether basins such as the one in which the Fitzgeralds Tunica casino barges are located constituted "navigable waters" suitable for gaming under Mississippi law was a controversial issue. The Mississippi Attorney General issued an opinion in July 1993 addressing legal locations for gaming vessels
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under the Mississippi Act, and on May 24, 1993, the Mississippi Commission
approved the location of the casino barges on the Fitzgeralds Tunica site as legal under the opinion of the Mississippi Attorney General. Since 1993, the Mississippi Commission has issued or renewed licenses to Fitzgeralds Tunica on several separate occasions. We believe that Fitzgeralds Tunica is in compliance with the Mississippi Act and the Mississippi Attorney General's "navigable waters" opinion. However, no assurance can be given that a court would ultimately conclude that our Fitzgeralds Tunica barges are located on navigable waters within the meaning of Mississippi law. If the basin in which our Fitzgeralds Tunica casino barges are presently located were not deemed navigable waters within the meaning of Mississippi law, such a decision would have a material adverse effect on us and our business, financial condition and results of operations.

     The Mississippi Act permits unlimited stakes gaming on permanently moored vessels on a 24-hour basis and does not restrict the percentage of space which may be utilized for gaming. The Mississippi Act permits substantially all traditional casino games and gaming devices. Only persons who are 21 years of age or older may wager on games in the state of Mississippi.

     We and any subsidiary of ours that operates a casino in Mississippi (a "Gaming Subsidiary") are subject to the licensing and regulatory control of the Mississippi Commission. Each of the Company, Majestic Investor, LLC ("Investor"), Majestic Investor Holdings and BDI have registered under the Mississippi Act as either a publicly traded corporation (a "Registered Corporation") or a holding company of Barden Mississippi Gaming, LLC ("Barden Mississippi"), the owner and operator of Fitzgeralds Tunica, a licensee of the Mississippi Commission. BDI, the Company, Investor and Majestic Investor Holdings, as registered holding companies or publicly traded corporations, and Barden Mississippi, as a gaming licensee, are required to submit detailed financial, operating and other reports to the Mississippi Commission and furnish any other information which the Mississippi Commission may require. If we are unable to continue to satisfy the registration requirements of the Mississippi Act, we, any of our related registered holding companies or publicly traded corporations and Barden Mississippi cannot own or operate gaming facilities in Mississippi. No person may become a stockholder of or receive any percentage of profits from a licensed subsidiary of a registered holding company or publicly traded corporation without first obtaining licenses and approvals from the Mississippi Commission. While we have received such approvals in connection with the licensing of Barden Mississippi, no assurance can be given that we will continue to receive such approvals in the future.

     Barden Mississippi must maintain its gaming license from the Mississippi Commission in order to continue to operate a casino in Mississippi. Such licenses are issued by the Mississippi Commission subject to certain conditions, including continued compliance with all applicable state laws and regulations. There are no limitations on the number of gaming licenses which may be issued in Mississippi. Gaming licenses require the payment of periodic fees and taxes, are not transferable, are issued for a three-year period (and may be continued for two additional three-year periods) and must be renewed periodically thereafter. Barden Mississippi's current gaming license expires in December of 2004. There can be no assurance that any subsequent application for a license will be approved.

     Certain management personnel of BDI, the Company, Investor and Majestic Investor Holdings, and certain management personnel and key employees of Barden Mississippi must be found suitable or approved by the Mississippi Commission. We believe that we have obtained, applied for or are in the process of applying for all necessary findings of suitability with respect to the companies, although the Mississippi Commission, in its discretion, may require additional persons to file applications for findings of suitability. In addition, any person having a material relationship or involvement with us may be required to be found suitable, in which case those persons must pay the costs and fees associated with such investigation. The Mississippi Commission may deny an application for a finding of suitability for any cause that it deems reasonable. Changes in certain licensed positions must be reported to the Mississippi Commission. In addition to its authority to deny an application for a finding of suitability, the Mississippi Commission has jurisdiction to disapprove a change in any person's corporate position or title and such changes must be reported to the Mississippi Commission. The Mississippi Commission has the power to require us, BDI, Investor, Majestic Investor Holdings and Barden Mississippi to suspend or dismiss officers, directors, managers, members and other key employees or sever relationships with other persons who refuse to file appropriate applications or whom the authorities find unsuitable to act in such capacities. There can be no assurance that such persons
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who have filed or will be required to file applications for findings of suitability will be found suitable by the Mississippi Commission. Determinations of suitability or questions pertaining to licensing are not subject to judicial review in Mississippi.

     At any time, the Mississippi Commission has the power to investigate and require the finding of suitability of any person who becomes the record or beneficial owner of any security of BDI, the Company, Investor, Investor Holdings or Barden Mississippi, regardless of the percentage of ownership. The Mississippi Act requires any person who acquires more than five percent of any class of voting securities of a Registered Corporation, as reported to the Securities and Exchange Commission, to report the acquisition to the Mississippi Commission, and such person may be required to be found suitable. Also, any person who becomes a beneficial owner of more than ten percent of any class of voting securities of a Registered Corporation must apply for a finding of suitability by the Mississippi Commission and must pay the costs and fees that the Mississippi Commission incurs in conducting the investigation. If a stockholder who must be found suitable is a corporation, partnership or trust, it must submit detailed business and financial information including a list of beneficial owners.

     The Mississippi Commission generally has exercised its discretion to require a finding of suitability of any beneficial owner of more than five percent of any class of voting securities of a Registered Corporation, a holding company or a Gaming Subsidiary. However, under certain circumstances, an "institutional investor," as defined in the Mississippi Commission's regulations, which acquires more than ten percent, but not more than fifteen percent, of the voting securities of a Registered Corporation may apply to the Mississippi Commission for a waiver of such finding of suitability if such institutional investor holds the voting securities for investment purposes only. An institutional investor shall not be deemed to hold voting securities for investment purposes unless the voting securities were acquired and are held in the ordinary course of business as an institutional investor and not for the purpose of causing, directly or indirectly, the election of a majority of the members of the board of directors of the Registered Corporation, any change in the corporate charter, bylaws, management, policies or operations, or any of its gaming affiliates, or any other action which the Mississippi Commission finds to be inconsistent with holding the voting securities for investment purposes only. Activities which are not deemed to be inconsistent with holding voting securities for investment purposes include:

     - voting on all matters voted on by stockholders;

     - making financial and other inquiries of management of the type normally made by securities analysts for informational purposes and not to cause a change in our management, policies or operations; and

     - such other activities as the Mississippi Commission may determine to be consistent with such investment intent.

     Any person who fails or refuses to apply for a finding of suitability or a license within thirty days after being ordered to do so by the Mississippi Commission may be found unsuitable. The same restrictions apply to a record owner, if the record owner, after request, fails to identify the beneficial owner. Any person found unsuitable and who holds, directly or indirectly, any beneficial ownership of such securities beyond such time as the Mississippi Commission prescribes, may be guilty of a misdemeanor. We may be subject to disciplinary action if, after receiving notice that a person is unsuitable to be an owner or to have any other relationship with BDI, the Company, Investor, Majestic Investor Holdings or Barden Mississippi, the company involved:

     - pays the unsuitable person any dividend or other distribution upon such person's voting securities;

     - recognizes the exercise, directly or indirectly, of any voting rights conferred by securities held by the unsuitable person;

     - pays the unsuitable person any remuneration in any form for services rendered or otherwise, except in certain limited and specific circumstances; or

     - fails to pursue all lawful efforts to require the unsuitable person to divest himself of the securities, including, if necessary, the immediate purchase of the securities for cash at a fair market value.

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     We may be required to disclose to the Mississippi Commission, upon request, the identities of the holders of any of our debt or other securities. In addition, under the Mississippi Act, the Mississippi Commission may in its discretion require the holder of any debt security of a Registered Corporation or a registered holding company to file an application, be investigated and be found suitable to own the debt security if it has reason to believe that the ownership would be inconsistent with the declared policies of the State.

     Although the Mississippi Commission generally does not require the individual holders of obligations such as notes to be investigated and found suitable, the Mississippi Commission retains the discretion to do so for any reason, including but not limited to, a default, or where the holder of the debt instrument exercises a material influence over the gaming operations of the entity in question. Any holder of debt securities required to apply for a finding of suitability must pay all investigative fees and costs of the Mississippi Commission in connection with the investigation.

     If the Mississippi Commission determines that a person is unsuitable to own a debt security, then the Registered Corporation can be sanctioned, including the loss of its approvals, if without the prior approval of the Mississippi Commission, it:

     - pays to the unsuitable person any dividend, interest, or any distribution whatsoever;

     - recognizes any voting right by the unsuitable person in connection with those securities;

     - pays the unsuitable person remuneration in any form; or

     - makes any payment to the unsuitable person by way of principal, redemption, conversion, exchange, liquidation, or similar transaction.

     Each of BDI, the Company, Investor, Majestic Investor Holdings and Barden Mississippi is required to maintain in Mississippi a current ledger with respect to the ownership of its equity securities. The ledgers must be available for inspection by the Mississippi Commission at any time. If any securities are held in trust by an agent or by a nominee, the record holder may be required to disclose the identity of the beneficial owner to the Mississippi Commission. A failure to make such disclosure may be grounds for finding the record holder unsuitable. We and Barden Mississippi must also render maximum assistance in determining the identity of the beneficial owner of any of the voting securities of us or our affiliates.

     The Mississippi Act requires that the certificates representing securities of a Registered Corporation, including the Company, bear a legend indicating that the securities are subject to the Mississippi Act and the regulations of the Mississippi Commission. The Mississippi Commission has the power to impose additional restrictions on the holders of our securities at any time.

     Substantially all material loans, leases, sales of securities and similar financing transactions by a Registered Corporation or a Gaming Subsidiary must be reported to or approved by the Mississippi Commission. We have applied for and received from the Mississippi Commission the necessary approvals in connection with the offering of these notes and the refinancing of existing debt contemplated currently by the Company; however, a post-closing loan report must be filed within thirty days of closing and the Mississippi Commission retains discretion to rescind the transaction under certain conditions. A Gaming Subsidiary may not make a public offering of its securities, but may pledge or mortgage casino facilities. A Registered Corporation may not make a public offering of its securities without the prior approval of the Mississippi Commission if any part of the proceeds of the offering is to be used to finance the construction, acquisition or operation of gaming facilities in Mississippi or to retire or extend obligations incurred for those purposes. Such approval, if given, does not constitute a recommendation or approval of the investment merits of the securities subject to the offering and remains subject to the ability of the Mississippi Commission to issue a stop order with respect to any such securities if the staff determines it would be necessary to do so.

     Under the regulations of the Mississippi Commission, Barden Mississippi may not guarantee a security issued by us or any other affiliated company pursuant to a public offering, or pledge the assets of Barden Mississippi to secure payment or performance of the obligations evidenced by the security issued by the affiliated company, without the prior approval of the Mississippi Commission. A pledge of the equity securities of a gaming licensee and the foreclosure of such a pledge are ineffective without the prior approval of the
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Mississippi Commission. Moreover, restrictions on the transfer of an equity security issued by a Mississippi gaming licensee or a registered holding company and agreements not to encumber such securities are ineffective without the prior approval of the Mississippi Commission.

     Changes in control of BDI, the Company, Investor, Majestic Investor Holdings or Barden Mississippi, whether through merger, consolidation, acquisition of assets, management or consulting agreements or any act or conduct by a person by which he or she obtains control, may not occur without the prior approval of the Mississippi Commission. Entities seeking to acquire control of one or more of these companies must satisfy the Mississippi Commission in a variety of stringent standards prior to assuming control of any such company. The Mississippi Commission may also require controlling stockholders, officers, directors, and other persons having a material relationship or involvement with the entity proposing to acquire control, to be investigated and licensed as part of the approval process relating to the transaction.

     The Mississippi legislature has declared that some corporate acquisitions opposed by management, repurchases of voting securities and other corporate defense tactics that affect corporate gaming licensees in Mississippi and Registered Corporations, may be injurious to stable and productive corporate gaming. The Mississippi Commission has established a regulatory scheme to ameliorate the potentially adverse effects of these business practices upon Mississippi's gaming industry and to further Mississippi's policy to:

     - assure the financial stability of corporate gaming operators and their affiliates;

     - preserve the beneficial aspects of conducting business in the corporate form; and

     - promote a neutral environment for the orderly governance of corporate affairs.

     Approvals are, in certain circumstances, required from the Mississippi Commission before a Registered Corporation may make exceptional repurchases of voting securities (such as repurchases which treat holders differently) in excess of the current market price and before a corporate acquisition opposed by management can be consummated. Mississippi's gaming regulations also require prior approval by the Mississippi Commission of a plan of recapitalization proposed by the Registered Corporation's board of directors in response to a tender offer made directly to the Registered Corporation's stockholders for the purpose of acquiring control of the Registered Corporation.

     None of BDI, the Company, Investor, Investor Holdings or Barden Mississippi may engage in gaming activities in Mississippi while also conducting gaming operations outside of Mississippi without approval of the Mississippi Commission. The Mississippi Commission may require determinations that, among other things, there are means for the Mississippi Commission to have access to information concerning the out-of-state gaming operations of us and our affiliates. We have received a waiver of foreign gaming approval from the Mississippi Commission for our gaming operations in Indiana, Colorado and Nevada. We will be required to obtain the approval or a waiver of such approval from the Mississippi Commission prior to engaging in any additional future gaming operations outside of Mississippi. There can be no assurance that any such approvals will be obtained.

     If the Mississippi Commission determined that we, BDI, Investor, Majestic Investor Holdings or Barden Mississippi violated a gaming law or regulation, the Mississippi Commission could limit, condition, suspend or revoke the approvals of any such company and the license of Barden Mississippi, subject to compliance with certain statutory and regulatory procedures. In addition, we, BDI, Investor, Majestic Investor Holdings, Barden Mississippi and the persons involved could be subject to substantial fines for each separate violation. Because of such a violation, the Mississippi Commission could attempt to appoint a supervisor to operate the casino facilities. Limitation, conditioning or suspension of any gaming license or approval or the appointment of a supervisor could (and revocation of any gaming license or approval would) materially adversely affect us and our business, financial condition and results of operations.

     License fees and taxes are computed in various ways depending on the type of gaming involved and are payable to the State of Mississippi and to the counties and cities in which a Gaming Subsidiary's operations

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are conducted. Depending upon the particular fee or tax involved, these fees and taxes are payable either weekly, monthly, quarterly or annually. Gaming taxes are based upon:

     - a percentage of the gross gaming revenues received by the casino operation;

     - the number of gaming devices operated by the casino; or

     - the number of table games operated by the casino.

     The license fee payable to the State of Mississippi is based upon "gaming receipts" (generally defined as gross receipts less payouts to customers as winnings) and the current maximum tax rate imposed is eight percent of all gaming receipts in excess of $134,000 per month. The foregoing license fees paid by Barden Mississippi are allowed as a credit against Barden Mississippi's Mississippi income tax liability for the year paid. The gross revenue fee imposed by Tunica County equals approximately four percent of the gaming receipts.

     The Mississippi Commission's regulations require, as a condition of licensure or license renewal, that an existing gaming establishment's plan include a 500-car parking facility in close proximity to the casino complex and infrastructure facilities which will amount to at least twenty-five percent of the casino cost. These requirements were met with the opening of the Fitzgeralds Tunica Hotel and related facilities in 1996. The Mississippi Commission later adopted amendments to the regulation that would increase the infrastructure development requirement from twenty-five to one hundred percent for new casinos (or upon the acquisition of a closed casino), but would grandfather existing licensees and therefore would not apply to Fitzgeralds Tunica.

     The sale of alcoholic beverages, including beer and wine, at Fitzgeralds Tunica is subject to licensing, control and regulation by both the local jurisdiction and the Alcoholic Beverage Control Division (the "ABC") of the Mississippi State Tax Commission. Fitzgeralds Tunica is in an area designated as a special resort area, which allows Fitzgeralds Tunica to serve alcoholic beverages on a 24-hour basis. The ABC requires that all equity owners and certain managers file personal record forms and fingerprint forms for their licensing process. In addition, owners of more than 5% of Barden Mississippi's equity and Barden Mississippi's officers, members and certain managers must submit detailed financial information to ABC for licensing. All such licenses are revocable and are non-transferable. The Mississippi State Tax Commission has full power to limit, condition, suspend or revoke any such license or to place such a licensee on probation with or without conditions. Any such disciplinary action could (and revocation would) have a material adverse effect on us and Barden Mississippi's operations at Fitzgeralds Tunica.

COLORADO GAMING REGULATION

     Colorado legalized limited gaming by constitutional amendment approved by Colorado voters on November 6, 1990. The Colorado legislature thereafter enacted the Limited Gaming Act of 1991 (the "Colorado Act") to implement the provisions of the constitutional amendment, and limited gaming commenced in Colorado on October 1, 1991. The Colorado Act authorizes limited gaming only in certain designated commercial districts of Central City, Black Hawk and Cripple Creek, Colorado. Limited gaming consists of poker, blackjack and slot machines, all with maximum single bets of five dollars. Only persons aged 21 or older may participate in limited gaming, and limited gaming and the sale of alcoholic beverages are prohibited between the hours of 2:00 a.m. and 8:00 a.m. Limited gaming is only allowed on premises licensed for that purpose, and the licensed premises of any building may not exceed 35% of the square footage of the building and no more than 50% of any floor of such building. There is no limitation on the size of any structure or total square footage devoted to limited gaming.

     Pursuant to the Colorado Act and the rules and regulations promulgated thereunder (collectively, the "Colorado Gaming Regulations"), the ownership and operation of limited gaming facilities in Colorado, however acquired, are subject to extensive regulation. The Colorado Act created the Division of Gaming (the "Colorado Division") within the Colorado Department of Revenue and the Colorado Limited Gaming Control Commission (the "Colorado Gaming Commission") to license, implement, regulate, and supervise the conduct of limited gaming. The Director of the Colorado Division (the "Colorado Director"), under the

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general supervision of the Colorado Gaming Commission, is granted broad powers to ensure compliance with the Colorado Act and the rules.

     The Colorado Act declares public policy on limited stakes gaming to be that:

     - the success of limited stakes gaming is dependent upon public confidence and trust that licensed limited stakes gaming is conducted honestly and competitively, the rights of the creditors of licensees are protected and gaming is free from criminal and corruptive elements;

     - public confidence and trust can be maintained only by strict regulation of all persons, locations, practices, associations and activities related to the operation of licensed gaming establishments and the manufacture or distribution of gaming devices and equipment;

     - all establishments where limited stakes gaming is conducted and where gambling devices are operated and all manufacturers, sellers and distributors of certain gambling devices and equipment must therefore be licensed, controlled and assisted to protect the public health, safety, good order and the general welfare of the inhabitants of the state to foster the stability and success of limited stakes gaming and to preserve the economy and free competition in Colorado; and

     - no applicant for a license or other approval has any right to a license or to the granting of the approval sought.

     The Colorado Gaming Commission may issue: (1) slot machine or distributor;
(2) operator; (3) retail gaming; (4) support; and (5) key employee gaming licenses. The first three licenses require annual renewal by the Colorado Gaming Commission. Support and key employee licenses are issued for two-year periods and are renewable by the Division Director. The license renewal process requires that the Colorado Division re-certifies to the Colorado Gaming Commission that the licensee continues to operate in compliance with all statutes, rules and regulations governing the conduct of casino gaming in Colorado and continues to be of good moral character and fitness. The Colorado Gaming Commission has broad discretion to condition, suspend for up to six months, revoke, limit or restrict a license at any time and also has the authority to impose fines.

     A retail gaming license is required for all persons conducting limited stakes gaming on their premises. In addition, an operator license is required for all persons who engage in the business of placing and operating slot machines on the premises of a retailer. However, a retailer is not required to hold an operator license. No person may have an ownership interest in more than three retail licenses.

     On October 18, 2001, the Colorado Gaming Commission issued operators and retailers licenses to Barden Colorado Gaming, LLC ("Barden Colorado"), the owner and operator of Fitzgeralds Black Hawk. The operators license was effective as of October 18, 2001. The retailers license became effective upon assumption of control of Fitzgeralds Black Hawk by Barden Colorado on December 7, 2001. The operators and retail gaming licenses were renewed by the Colorado Gaming Commission in October 2002 and again on October 16, 2003 for a period of one year.

     The Colorado Act requires that every officer, director, and stockholder of private corporations or equivalent office or ownership holders for non-corporate applicants, and every officer, director or stockholder holding either a 5% or greater interest or controlling interest of a publicly traded corporation or owners of an applicant or licensee, shall be a person of good moral character and submit to a full background investigation conducted by the Colorado Division and the Colorado Gaming Commission. The Colorado Gaming Commission may require any person having an interest in a license or a licensee to undergo a full background investigation and pay the cost of investigation in the same manner as an applicant. Limited disclosure forms are required of those persons holding any equity interest in a non-publicly traded applicant.

     In addition, all persons loaning monies, goods, or real or personal property to a licensee or applicant, or having any interest in a licensee or applicant, or entering into any agreement with a licensee or applicant, must provide any information requested by the Colorado Division or Colorado Gaming Commission, and in the discretion of the Colorado Division or the Colorado Gaming Commission, these persons must supply all information relevant to a determination of any such person's suitability for licensure and must submit to a full background investigation if ordered by the Colorado Gaming Commission. Failure to promptly provide all
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information requested, or to submit to a suitability or background investigation, may result in the denial of a license application, suspension or revocation of an existing license, termination of any lease, note arrangement, or agreement between the applicant or licensee and the person requested to provide the information, and other sanctions. Investigations for suitability, background, or any other reason may delay a license application or the operation under any agreement with a licensee. All agreements, contracts, leases or arrangements in violation of the Colorado Act or the rules are void and unenforceable.

     Persons found unsuitable by the Colorado Gaming Commission may be required immediately to terminate any interest in, association or agreement with, or relationship to a licensee. A finding of unsuitability with respect to any officer, director, employee, associate, lender or beneficial owner of a licensee or applicant may also jeopardize the licensee's license or applicant's license application. Licenses may be conditioned upon termination of any relationship with unsuitable persons.

     The Colorado Act and the rules require licensees to maintain detailed books and records which accurately account for all monies and business transactions. Books and records must be furnished upon demand to the Colorado Gaming Commission, the Colorado Division and other law enforcement authorities. The rules also establish extensive playing procedures, standards, requirements and rules of play for poker, blackjack and slot machines.

     Retail gaming licensees must, in addition, adopt comprehensive internal control procedures governing their limited gaming operations. Such procedures include the areas of accounting, internal fiscal control, surveillance, security, cashier operations, key control, reporting procedures, personnel procedures and fill and drop procedures, among others. Such procedures must be approved in advance by the Colorado Division. Licensees are prohibited from engaging in fraudulent acts which include, among other things, misrepresenting the probabilities of pay out, improperly canceling a bet, conducting limited gaming without a valid license and employing an unlicensed person in a position which requires a licensed employee. Licensees must report to the Colorado Division all licenses, and all applications for licenses, in foreign jurisdictions.

     With limited exceptions applicable to licensees that are publicly traded entities, no person, including persons who may acquire an interest in a licensee pursuant to a foreclosure, may sell, lease, purchase, convey or acquire any interest in a retail gaming or operator license or business without the prior approval of the Colorado Gaming Commission.

     The rules impose certain additional restrictions and reporting and filing requirements on publicly traded entities holding gaming licenses in Colorado and on gaming licensees in Colorado owned directly or indirectly, 5% or more, by publicly traded entities.

     A licensee or affiliated company or any controlling person of a license or affiliated company, which commences a public offering of voting securities, must notify the Colorado Gaming Commission, with regard to a public offering to be registered with the SEC, no later than ten business days after the initial filing of a registration statement with the SEC, or, with regard to any other type of public offering, no later than ten business days prior to the public use or distribution of any offering document, if: 1) the licensee, affiliated company or a controlling person thereof, intending to issue the voting securities is not a publicly traded corporation; or 2) if the licensee, affiliated company or controlling person thereof, intending to issue the voting securities is a publicly traded corporation, and if the proceeds of the offering, in whole or in part, are intended to be used: a) to pay for construction of gaming facilities in Colorado to be owned and operated by the licensee; b) to acquire any direct or indirect interest in gaming facilities in Colorado; c) to finance the operation by the licensee of gaming facilities in Colorado; or d) to retire or extend obligations incurred for one or more of the purposes set forth in subsections a, b, or c above.

     Any licensee notifying the Colorado Gaming Commission of a public offering must provide specific information as set forth in the Colorado Gaming Regulations. All offering material provided to the SEC must also be provided to the Colorado Gaming Commission.

     Such entities also must include certain provisions in their charter or other organizational documents restricting the transfer of interests in the entity except in compliance with the Colorado Act. The Colorado Gaming Commission may require persons affiliated with, and certain direct or indirect owners of, such
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transferees to apply for a finding of suitability. If found unsuitable, such persons must terminate their relationship with the entity and such owners must sell their interest back to the issuer or to a suitable person approved by the Colorado Gaming Commission.

     The State of Colorado has enacted an annual tax on the adjusted gross proceeds ("AGP") from limited gaming. AGP is generally defined as the amounts wagered minus payments to players. For poker, AGP means those sums wagered on a hand retained by the licensee as compensation. Currently, the gaming tax on AGP ranges between 0.25% and 20%. The gaming tax is paid monthly, with licensees required to file returns by the 15th of the following month. Effective July 1 of each year, the Colorado Gaming Commission establishes the gaming tax rates for the following 12 months. Under the Constitution of the State of Colorado, the Colorado Gaming Commission may increase the gaming tax rate to as much as 40% of AGP. Since July 1, 1999, the Colorado Commission has set a gaming tax rate of 0.25% on adjusted gross gaming proceeds of up to and including $2 million, 2% over $2 million up to and including $4 million, 4% over $4 million up to and including $5 million, 11% over $5 million up to and including $10 million, 16% over $10 million up to and including $15 million, and 20% over $15 million. The tax rates were reaffirmed by the Colorado Gaming Commission on June 19, 2003.

     The Colorado Commission also may impose device fees. Effective July 1, 1999, the Colorado Commission eliminated annual device fees. Despite the elimination of the annual device fee, casinos are still required to obtain device stamps from the Colorado Division of Gaming and must follow device tracking procedures. The town of Black Hawk imposes an annual device fee on each slot machine, black jack and poker table in the current amount of $750.00 per device. Black Hawk also imposes taxes and fees on other aspects of the businesses of gaming licensees, such as parking, liquor license and other municipal taxes and fees. It is not unreasonable to expect substantial increases in these fees or the imposition of new taxes and fees.

     Violations of the Colorado Act, or any of the rules, is a criminal offense. Persons violating the Colorado Act or the rules may, in addition to any gaming license suspension or revocation, or administrative fine be subject to criminal prosecution resulting in incarceration, fines or both.

     The sale of alcoholic beverages in gaming establishments is subject to strict licensing, control and regulation by state and local authorities. Alcoholic beverage licenses are revocable and non-transferable. State and local licensing authorities have full power to limit, condition, suspend or revoke any such licenses. Violation of these state alcoholic beverage laws is a criminal offense, and violators are subject to criminal prosecution, incarceration and fines.

NEVADA GAMING REGULATION

     The ownership and operation of casino gaming facilities in Nevada are subject to the Nevada Gaming Control Act and the regulations promulgated thereunder (the "Nevada Act") and to the licensing and regulatory control of the Nevada Gaming Commission (the "Nevada Commission"), the Nevada State Gaming Control Board (the "Nevada Board") and various local ordinances and regulations, including, without limitation, applicable city and county gaming and liquor licensing authorities (collectively, the "Nevada Gaming Authorities").

     We have filed applications with the Nevada Commission for approval of the spin-off of Barden Nevada to BDI and for termination of the registrations of the Company, Investor, and Majestic Investor Holdings with the Nevada Board. If and when such approval is given and such terminations are granted, the Nevada regulatory requirements described herein will no longer be applicable to the Company and its subsidiaries.

     The laws, regulations and supervisory procedures of the Nevada Gaming Authorities are based upon declarations of public policy which are concerned with, among other things:

     - the prevention of unsavory or unsuitable persons from having a direct or indirect involvement with gaming at any time or in any capacity;

     - the establishment and maintenance of responsible accounting practices and procedures;

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     - the maintenance of effective controls over the financial practices of licensees, including the establishment of minimum procedures for internal fiscal affairs and the safeguarding of assets and revenues, providing reliable record keeping and filing periodic reports with the Nevada Gaming Authorities;

     - the prevention of cheating and fraudulent practices; and

     - providing a source of state and local revenues through taxation and licensing fees.

     Changes in such laws, regulations and procedures could have an adverse effect on our gaming operations.

     The Company and Barden Nevada are required to be licensed by the Nevada Gaming Authorities. The gaming licenses require the periodic payment of fees and taxes and are not transferable. In addition, the Company has been registered by the Nevada Commission as a "registered corporation" and found suitable to own the stock of Barden Nevada. BDI, Investor and Majestic Investor Holdings also have been registered with the Nevada Commission and found suitable to own the stock of their direct wholly owned subsidiaries. Barden Nevada serves as the Company's corporate gaming licensee under the terms of the Nevada Act. No person may become a stockholder of, or receive any percentage of profits from, a corporate gaming licensee without first obtaining licenses and approvals from the Nevada Gaming Authorities. The Company and Barden Nevada have obtained from the Nevada Gaming Authorities the various registrations, findings of suitability, approvals, permits and licenses required in order to engage in gaming activities in Nevada.

     A registered corporation is required to periodically submit detailed financial operating reports to the Nevada Commission and furnish any other information which the Nevada Commission may require. The Nevada Gaming Authorities may investigate any individual who has a material relationship to or material involvement with the Company or Barden Nevada in order to determine whether such individual is suitable or should be licensed as a business associate of a gaming licensee. Officers, directors, managers, members and certain key employees of Barden Nevada must file applications with the Nevada Gaming Authorities and may be required to be licensed or found suitable by the Nevada Gaming Authorities. Officers, directors and key employees of the Company who are actively and directly involved in gaming activities of Barden Nevada may be required to be licensed or found suitable by the Nevada Gaming Authorities. The Nevada Gaming Authorities may deny an application for licensing for any cause which they deem reasonable. A finding of suitability is comparable to licensing, and both require submission of detailed personal and financial information followed by a thorough investigation. The applicant for licensing or a finding of suitability must pay all the costs of the investigation. Changes in licensed positions must be reported to the Nevada Gaming Authorities and, in addition to their authority to deny an application for a finding of suitability or licensure, the Nevada Gaming Authorities have jurisdiction to disapprove a change in a corporate position.

     If the Nevada Gaming Authorities were to find an officer, director, manager, member or key employee unsuitable for licensing or unsuitable to continue having a relationship with the Company or Barden Nevada, the companies involved would have to sever all relationships with such person. In addition, the Nevada Commission may require the Company or Barden Nevada to terminate the employment of any person who refuses to file appropriate applications. Determinations of suitability or of questions pertaining to licensing are not subject to judicial review in Nevada.

     If the Nevada Commission determined that the Nevada Act was violated by the Company or Barden Nevada, the registration or gaming licenses that the Company or Barden Nevada holds could be limited, conditioned, suspended or revoked, subject to compliance with certain statutory and regulatory procedures. In addition, the Company, Barden Nevada and the persons involved could be subject to substantial fines for each separate violation of the Nevada Act at the discretion of the Nevada Commission. Further, a supervisor could be appointed by the Nevada Commission to operate Fitzgeralds Las Vegas and, under certain circumstances, earnings generated during the supervisor's appointment (except for reasonable rental value of the casino) could be forfeited to the State of Nevada. Limitation, conditioning or suspension of the gaming licenses of Barden Nevada or the appointment of a supervisor could (and revocation of any gaming license would) have a material adverse effect on the Company's gaming operations.

     The Company and Barden Nevada are required to periodically submit detailed financial and operating reports to the Nevada Commission and furnish any other information which the Nevada Commission may
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require. Substantially all material loans, leases, sales of securities and similar financing transactions by the Company and Barden Nevada must be reported to or approved by the Nevada Commission. In addition, all "registered corporations" would also be required to report to or receive approval by the Nevada Commission for such similar financing transactions if such transactions involve pledges of or restrictions or liens on such corporation's equity securities.

     Any beneficial holder of a registered corporation's voting securities (or rights to acquire such securities), regardless of the number of shares owned, may be required to file an application, be investigated and have its suitability as a beneficial holder of the registered corporation's voting securities determined if the Nevada Commission has reason to believe that such ownership would otherwise be inconsistent with the declared policies of the State of Nevada. If the beneficial holder of voting securities who must be found suitable is a corporation, partnership, limited liability company or trust, it must submit detailed business and financial information, including a list of beneficial owners. The applicant must pay all costs of investigation incurred by the Nevada Gaming Authorities in conducting any such investigation.

     The Nevada Act requires any person who acquires beneficial ownership of more than 5% of a registered corporation's voting securities to report the acquisition to the Nevada Commission. The Nevada Act requires that beneficial owners of more than 10% of a registered corporation's voting securities apply to the Nevada Commission for a finding of suitability within 30 days after the Chairman of the Nevada Board mails the written notice requiring such filing. Under certain circumstances, an "institutional investor," as defined in the Nevada Act, which acquires more than 10%, but not more than 15%, of a registered corporation's voting securities may apply to the Nevada Commission for a waiver of such finding of suitability if such institutional investor holds the voting securities for investment purposes only. Under certain circumstances, an institutional investor that has obtained such a waiver may hold up to 19% of a registered corporation's voting securities for a limited period of time and maintain the waiver. An institutional investor is not deemed to hold voting securities for investment purposes unless the voting securities were acquired and are held in the ordinary course of business as an institutional investor and not for the purpose of causing, directly or indirectly:

     - the election of a majority of the members of the board of directors or managers of the registered corporation;

     - any change in the corporate charter, bylaws, similar organizational documents, management, policies or operations of the registered corporation, or any of its gaming affiliates; or

     - any other action which the Nevada Commission finds to be inconsistent with holding the registered corporation's voting securities for investment purposes only.

     Activities which are not deemed to be inconsistent with holding voting securities for investment purposes only include:

     - voting on all matters voted on by securityholders;

     - making financial and other inquiries of management of the type normally made by securities analysts for informational purposes and not to cause a change in its management, policies or operations; and

     - such other activities as the Nevada Commission may determine to be consistent with such investment intent.

     If the beneficial holder of voting securities who must be found suitable is a corporation, partnership, limited partnership, limited liability company or trust, it must submit detailed business and financial information, including a list of beneficial owners. The applicant is required to pay all costs of investigation.

     Any person who fails or refuses to apply for a finding of suitability or a license within 30 days after being ordered to do so by the Nevada Commission or the Chairman of the Nevada Board may be found unsuitable. The same restrictions apply to a record owner if the record owner, after request, fails to identify the beneficial owner. Any securityholder found unsuitable and who holds, directly or indirectly, any beneficial ownership of the voting securities beyond such period of time as may be prescribed by the Nevada Commission may be guilty of a criminal offense. The Company will be subject to disciplinary action if, after it receives notice that a

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person is unsuitable to be a securityholder or to have any other relationship with the Company or Barden Nevada, it:

     - pays that person any dividend, distribution or interest upon its voting securities;

     - allows that person to exercise, directly or indirectly, any voting right conferred through securities held by that person;

     - pays remuneration in any form to that person for services rendered or otherwise; or

     - fails to pursue all lawful efforts to require such unsuitable person to relinquish its voting securities including, if necessary, the immediate purchase of said voting securities for cash at fair market value.

     Additionally, the City of Las Vegas has the authority to approve all persons owning or controlling the equity interests of any entity controlling a gaming licensee located in that city.

     The Nevada Commission may, in its discretion, require the holder of any debt or similar security of a registered corporation to file applications, be investigated and be found suitable to own the debt security of a registered corporation if the Nevada Commission has reason to believe that such ownership would otherwise be inconsistent with the declared policies of the State of Nevada. If the Nevada Commission determines that a person is unsuitable to own such security, then pursuant to the Nevada Act, the registered corporation can be sanctioned, including the loss of its approvals, if without the prior approval of the Nevada Commission, it:

     - pays to the unsuitable person any dividend, interest, or any distribution whatsoever;

     - recognizes any voting right by such unsuitable person in connection with such securities;

     - pays the unsuitable person remuneration in any form; or

     - makes any payment to the unsuitable person by way of principal, redemption, conversion, exchange, liquidation, or similar transaction.

     The Company and Barden Nevada are required to maintain a current stock ledger in Nevada which may be examined by the Nevada Gaming Authorities at any time. If any securities are held in trust by an agent or by a nominee, the record holder may be required to disclose the identity of the beneficial owner to the Nevada Gaming Authorities. A failure to make such disclosure may be grounds for finding the record holder unsuitable. The Company is also be required to render maximum assistance in determining the identity of the beneficial owner of any of our voting securities. The Nevada Commission has the power to require the Company's security certificates to bear a legend indicating that the securities are subject to the Nevada Act. To date, the Nevada Commission has not imposed this requirement on the Company.

     The Company may not make a public offering of our securities without the prior approval of the Nevada Commission if the securities or proceeds therefrom are intended to be used to construct, acquire or finance gaming facilities in Nevada, or to retire or extend obligations incurred for such purposes unless the Chairman of the Nevada Board issues a ruling that such approval is not required. If the spin-off has not occurred by the time of the exchange offer, either an approval of the exchange offer by the Nevada Commission or a ruling by the Chairman of the Nevada Board will be necessary before the exchange offer can be consummated. In addition, the pledge of the equity securities of a registered corporation or a corporate licensee is void without the prior approval of the Nevada Commission, and restrictions upon the transfer of an equity security issued by a registered corporation or a corporate licensee and agreements not to encumber such securities (collectively, "Stock Restrictions") are ineffective without the prior approval of the Nevada Commission. The pledges of the equity securities of, and the Stock Restrictions contained in the indenture with respect to the Company, Investor and Majestic Investor Holdings will not be effective until either the spin-off has occurred and the registrations of the Company, Investor and Majestic Investor Holdings have been terminated, or the pledges and Stock Restrictions have been approved by the Nevada Commission.

     Changes in control of a registered corporation through merger, consolidation, stock or asset acquisitions, management or consulting agreements, or any act or conduct by a person whereby he obtains control, may not occur without the prior approval of the Nevada Commission. Entities seeking to acquire control of a registered

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publicly traded corporation must satisfy the Nevada Board and Nevada Commission in a variety of stringent standards prior to assuming control of such registered corporation. The Nevada Commission may also require controlling stockholders, officers, directors and other persons having a material relationship or involvement with the entity proposing to acquire control, to be investigated and licensed as part of the approval process relating to the transaction.

     License fees and taxes, computed in various ways depending on the type of gaming or activity involved, are payable to the State of Nevada and to the counties and cities in which the Nevada licensee's respective operations are conducted. Depending upon the particular fee or tax involved, these fees and taxes are payable either monthly, quarterly or annually and are based upon:

     - a percentage of the gross revenues received;

     - the number of gaming devices operated; or

     - the number of table games operated.

     A casino entertainment tax is also paid by casino operations where entertainment is furnished in connection with the selling or serving of food or refreshments or the selling of merchandise. Nevada licensees that hold a manufacturer's license or a distributor's license also pay certain fees and taxes to the State of Nevada.

     Pursuant to new legislation signed into law by the Governor of Nevada in July 2003, the license fees on the number of gaming devices operated was increased effective immediately, the tax on gross revenues was increased effective in August 2003, and the range of events covered by the casino entertainment tax was expanded effective September 2003.

     Any person who is licensed, required to be licensed, registered, required to be registered, or is under common control with such persons, and who is or proposes to become involved in a gaming venture outside of Nevada, is required to deposit with the Nevada Board, and thereafter maintain, a revolving fund in the amount of $10,000 to pay the expenses of investigation by the Nevada Board for such licensee's participation in such foreign gaming. The revolving fund is subject to increase or decrease in the discretion of the Nevada Commission. Thereafter, foreign licensees are required to comply with certain reporting requirements imposed by the Nevada Act. Such licensees are also subject to disciplinary action by the Nevada Commission if they:

     - knowingly violate any laws of the foreign jurisdiction pertaining to the foreign gaming operation;

     - fail to conduct the foreign gaming operation in accordance with the standards of honesty and integrity required of Nevada gaming operations;

     - engage in activities or enter into associations that are harmful to the State of Nevada or its ability to collect gaming taxes and fees; or

     - employ, contract with or associate with a person in the foreign operation who has been denied a license or finding of suitability in Nevada on the grounds of unsuitability.

     The sale of alcoholic beverages at Fitzgeralds Las Vegas is subject to licensing, control and regulation by the City of Las Vegas. All licenses are revocable and are not transferable. The agencies involved have full power to limit, condition, suspend or revoke any such license, and any such disciplinary action could (and revocation would) have a material adverse effect on the operations of Fitzgeralds Las Vegas.

TREASURY DEPARTMENT REGULATIONS

     The Internal Revenue Code and Treasury Regulations require operators of casinos located in the United States to file information returns for U.S. citizens, including names and addresses of winners, for keno and slot machine winnings in excess of prescribed amounts and table game winnings in which the payout is a certain amount greater than the wager. The Internal Revenue Code and Treasury Regulations also require operators to withhold taxes on some keno, bingo, and slot machine winnings of nonresident aliens. We are unable to

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predict the extent to which these requirements, if extended, might impede or otherwise adversely affect operations of, and/or income from, the other games.

     Regulations adopted by the Financial Crimes Enforcement Network ("FinCEN") of the Treasury Department and the gaming regulatory authorities in some of the domestic jurisdictions in which we operate casinos, require the reporting of currency transactions in excess of $10,000 occurring within a gaming day, including identification of the patron by name and social security number. This reporting obligation began in May 1985 and may have resulted in the loss of gaming revenues to jurisdictions outside the United States, which are exempt from the ambit of these regulations. On September 26, 2002 FinCEN implemented the suspicious activity reporting rule. This new reporting obligation requires casinos to report suspicious monetary transactions when the casino knows, suspects, or has reason to suspect that the transaction involves funds derived from illegal activity or is otherwise intended to facilitate illegal activity. The new reporting obligations were effective in March 2003.

COMPLIANCE WITH OTHER LAWS AND REGULATIONS

     Our operations are also subject to extensive state and local regulations in addition to the regulations described above, and, on a periodic basis, we must obtain various other licenses and permits, including those required to sell alcoholic beverages.

                UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

     This section summarizes material United States federal income tax considerations relating to the exchange of the unregistered notes for registered notes and the purchase, ownership, and disposition of the notes. This summary is based on the following materials, all as of the date of this Prospectus:

     - the Internal Revenue Code of 1986, as amended (the "Code");

     - Treasury Regulations promulgated under the Code;

     - current administrative interpretations of the Internal Revenue Service (the "IRS"); and

     - judicial decisions.

     Legislation, judicial decisions or administrative changes may be forthcoming that could affect the accuracy of the statements included in this summary, possibly on a retroactive basis. There can be no assurance that the IRS will not challenge one or more of the tax results described herein, and we have not obtained, nor do we intend to obtain, a ruling from the IRS with respect to the United States federal tax consequences described below.

     This summary assumes that the notes are held as "capital assets" (generally, property held for investment). For purposes of this summary, U.S. Holders are beneficial owners of the notes who include the following:

     - citizens or residents of the United States, as determined for United States federal income tax purposes;

     - corporations, including entities treated as corporations for United States federal income tax purposes, organized under the laws of the United States or any state;

     - estates the income of which is subject to United States federal income taxation regardless of its source; and

     - trusts if the administration of the trust is subject to the primary supervision of a United States court and one or more United States persons have the authority to control all substantial decisions of the trust, and certain other trusts that have validly elected to be treated as United States persons.

     A "Non-U.S. Holder" is a beneficial owner of the notes other than a "U.S. Holder."

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     This discussion does not purport to address all tax considerations that may be important to a particular holder in light of the holder's circumstances. For example, special rules not discussed here may apply to a holder who is:

     - a broker-dealer, a dealer in securities or a financial institution;

     - an insurance company;

     - a tax-exempt organization;

     - subject to the alternative minimum tax provisions of the Code;

     - holding the notes as part of a hedge, conversion or constructive sale transaction, straddle or other risk reduction transaction;

     - a person with a "functional currency" other than the United States dollar; or

     - a person who has ceased to be a United States citizen or ceased to be taxed as a resident alien.

If a partnership holds notes, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding the notes, you are urged to consult your own tax advisor regarding the tax consequences of the ownership and disposition of the notes. Finally, this summary does not describe any tax considerations arising under the laws of any foreign, state, or local jurisdiction.

     INVESTORS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF THE UNITED STATES FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AND THE CONSEQUENCES OF UNITED STATES FEDERAL ESTATE OR GIFT TAX LAWS, FOREIGN, STATE OR LOCAL LAWS, AND TAX TREATIES.

TAX CONSEQUENCES OF EXCHANGE OF UNREGISTERED NOTES FOR REGISTERED NOTES

     The exchange of unregistered notes for registered notes pursuant to the exchange offer will not be treated as a taxable exchange because the registered notes do not differ materially in kind or extent from the unregistered notes.
Accordingly:

     - holders will not recognize taxable gain or loss as a result of exchanging such holder's unregistered notes for registered notes;

     - the holding period for a registered note received will include the holding period of the unregistered note exchanged therefor; and

     - the adjusted tax basis of a registered note received will be the same as the adjusted tax basis of the unregistered note exchanged therefor immediately before such exchange.

U.S. HOLDERS

  INTEREST ON NOTES

     The semi-annual payments of interest on the notes will be "qualified stated interest," and U.S. Holders will be required to recognize as ordinary income any such interest paid or accrued on the notes, in accordance with their regular method of accounting for United States federal income tax purposes.

  SALE OR OTHER TAXABLE DISPOSITION OF NOTES

     A U.S. Holder will generally recognize capital gain or loss on the sale, redemption, exchange, retirement or other taxable disposition of a note. The holder's gain or loss will equal the difference between the holder's "adjusted tax basis" in the note and the proceeds received by the holder, excluding any proceeds attributable to accrued interest which will be recognized as ordinary interest income to the extent that the holder has not previously included the accrued interest in income. The proceeds received by the holder will include the amount of any cash and the fair market value of any other property received for the note. The holder's
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"adjusted tax basis" in the note will generally equal the amount the holder paid for the note, plus the amount of any original issue discount and market discount previously included in income by such holder, less any previous deductions of amortizable bond premium. The gain or loss will be long-term capital gain or loss if the holder held the note for more than one year. The deductibility of capital losses may be subject to limitation. The excess of net long-term capital gains over net short-term capital losses may be taxed at a lower rate than ordinary income for individuals, estates and trusts.

  INFORMATION REPORTING AND BACKUP WITHHOLDING

     Information reporting and backup withholding may apply to payments of principal and interest on a note or the proceeds from the sale or other disposition of a note with respect to certain noncorporate U.S. Holders. Such U.S. Holders generally will be subject to backup withholding unless the U.S. Holder provides to us, or our paying agent, a correct taxpayer identification number and certain other information, certified under penalties of perjury, or otherwise establishes an exemption. Any amount withheld under the backup withholding rules may be credited against the U.S. Holder's United States federal income tax liability and any excess may be refundable to the U.S. Holder if the proper information is timely provided to the IRS.

NON-U.S. HOLDERS

  INTEREST ON NOTES

     Payments of interest on the notes to Non-U.S. Holders will generally qualify as "portfolio interest" and thus will be exempt from the withholding of United States federal income tax if the Non-U.S. Holder properly certifies as to its foreign status as described below. The portfolio interest exception will not apply to payments of interest to a Non-U.S. Holder that:

     - owns, directly or indirectly, at least 10% of BDI's voting stock; or

     - is a "controlled foreign corporation" that is related to BDI; or

     - is a bank receiving interest describe in section 881(c)(3)(A) of the Internal Revenue Code; or

     - is receiving such interest payments as income effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States.

     If the portfolio interest exception does not apply, then payments of interest to a Non-U.S. Holder will generally be subject to United States federal income tax withholding at a rate of 30%, unless reduced by an applicable tax treaty.

     The portfolio interest exception and several of the special rules for Non-U.S. Holders described below generally apply only if the Non-U.S. Holder appropriately certifies as to its foreign status. A Non-U.S. Holder can generally meet this certification requirement by providing a properly executed Form W-8BEN or appropriate substitute form to us or our paying agent. If the holder holds the note through a financial institution or other agent acting on the holder's behalf, the holder may be required to provide appropriate certifications to the agent. The holder's agent will then generally be required to provide appropriate certifications to us or our paying agent, either directly or through other intermediaries. Special rules apply to foreign partnerships, estates and trusts, and in certain circumstances certifications as to foreign status of partners, trust owners or beneficiaries may have to be provided to us or our paying agent. In addition, special rules apply to qualified intermediaries that enter into withholding agreements with the IRS, and such intermediaries generally are not required to forward any certification forms received from Non-U.S. Holders.

  SALE OR OTHER TAXABLE DISPOSITION OF NOTES

     A Non-U.S. Holder generally will not be subject to United States federal income tax on any gain realized on the sale, redemption, exchange, retirement or other taxable disposition of a note. This general rule, however, is subject to several exceptions. For example, the gain will be subject to United States federal income tax if

     - the gain is effectively connected with the conduct by the Non-U.S. Holder of a United States trade or business,

     - the Non-U.S. Holder is an individual that has been present in the United States for 183 days or more in the taxable year of disposition and certain other requirements are met, or

     - the Non-U.S. Holder was a citizen or resident of the United States and is subject to special rules that apply to certain expatriates.

  INCOME OR GAIN EFFECTIVELY CONNECTED WITH A UNITED STATES TRADE OR BUSINESS

     The preceding discussion of the tax consequences of the purchase, ownership and disposition of notes by a Non-U.S. Holder generally assumes that the holder is not engaged in a United States trade or business. If any interest on the notes or gain from the sale, exchange or other taxable disposition of the notes is effectively connected with a United States trade or business conducted by the Non-U.S. Holder, then the income or gain will be subject to United States federal income tax at regular graduated income tax rates, but will not be subject to withholding tax if certain certification requirements are satisfied. If the Non-U.S. Holder is eligible for the benefits of a tax treaty between the United States and the holder's country of residence, any "effectively connected" income or gain will generally be subject to United States federal income tax only if it is also attributable to a permanent establishment maintained by the holder in the United States. If the Non-U.S. Holder is a corporation, that portion of its earnings and profits that is effectively connected with its United States trade or business will generally be subject to a "branch profits tax" at a 30% rate, although an applicable tax treaty may provide for a lower rate.

  UNITED STATES FEDERAL ESTATE TAX

     If a Non-U.S. Holder qualifies for the portfolio interest exemption under the rules described above when he or she dies, the notes will not be included in his or her estate for United States federal estate tax purposes, unless the income on the notes is effectively connected with his or her conduct of a trade or business in the United States.

  INFORMATION REPORTING AND BACKUP WITHHOLDING

     In general, backup withholding will apply with respect to payments on the notes made by us or our paying agent unless the Non-U.S. Holder appropriately certifies as to its foreign status or otherwise establishes an exemption. Information reporting on IRS Form 1042-S may apply to payments even if the certification is provided.

     Information reporting requirements and backup withholding tax generally will not apply to any payment of the proceeds of the sale of a note effected outside the United States by a foreign office of a foreign "broker" (as defined in applicable Treasury regulations). However, unless the foreign office of a broker has documentary evidence in its records that the beneficial owner is a Non-U.S. Holder and certain other conditions are met, or the beneficial owner otherwise establishes an exemption, information reporting (but not backup withholding) will apply to any payment of the proceeds of the sale of a note effected outside the United States by such a broker if it

     - is a U.S. person,

     - is a foreign person that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States,

     - is a controlled foreign corporation for United States federal income tax purposes, or

     - is a foreign partnership that, at any time during its taxable year, has 50% or more of its income or capital interests owned by U.S. persons or is engaged in the conduct of a United States trade or business.

     Payment of the proceeds of a sale of a note effected by the United States office of a broker will be subject to information reporting requirements and backup withholding tax unless the Non-U.S. Holder properly certifies under penalties of perjury as to its foreign status and certain other conditions are met or it otherwise establishes an exemption. The Treasury regulations governing withholding and backup withholding provide certain rules on the reliance standard, under which a certification may not be relied upon if the person relying on such certification has actual knowledge (or reason to know) that the certification is false.

     Any amount withheld under the backup withholding rules may be credited against the Non-U.S. Holder's United States federal income tax liability and any excess may be refundable if the proper information is provided to the IRS.

     THE PRECEDING DISCUSSION OF CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT ITS OWN TAX ADVISOR REGARDING THE PARTICULAR UNITED STATES FEDERAL, STATE, LOCAL, AND FOREIGN TAX CONSEQUENCES OF PURCHASING, HOLDING, AND DISPOSING OF THE NOTES, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

                              PLAN OF DISTRIBUTION

     Each broker-dealer that receives registered notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the registered notes. Broker-dealers may use this Prospectus, as it may be amended or supplemented from time to time, in connection with the resale of registered notes received in exchange for unregistered notes where the broker-dealer acquired the unregistered notes as a result of market-making activities or other trading activities. To the extent a broker-dealer participates in the exchange offer and so notifies us, we have agreed to make this Prospectus, as amended or supplemented, available to the broker-dealer for use in connection with any such resale. We will promptly send additional copies of this Prospectus and any amendment or supplement to any broker-dealer that requests the documents in the letter of transmittal.

     We will not receive any proceeds from any sale of registered notes by broker-dealers or any other persons. Broker-dealers may sell registered notes received by them for their own account pursuant to the exchange offer from time to time in one or more transactions:

     - in the over-the-counter market;

     - in negotiated transactions;

     - through the writing of options on the exchange notes; or

     - through a combination of the above methods of resale,

at market prices prevailing at the time of resale, at prices related to the prevailing market prices or negotiated prices. Broker-dealers may resell registered notes directly to purchasers or to or through broker or dealers who may receive compensation in the form of commissions or concessions from any broker-dealer and/or the purchasers of the registered notes. Any broker-dealer that resells registered notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of the registered notes may be deemed to be "underwriters" within the meaning of the Securities Act and any profit on any resale of registered notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     We have agreed to pay all expenses incident to the exchange offer, other than commissions and concessions of any broker-dealer. We also will provide indemnification against specified liabilities, including liabilities that may arise under the Securities Act, to broker-dealers that make a market in the unregistered notes and exchange unregistered notes in the exchange offer for registered notes.

     By its acceptance of the exchange offer, any broker-dealer that receives registered notes pursuant to the exchange offer agrees to notify us before using the Prospectus in connection with the sale or transfer of registered notes. The broker-dealer further acknowledges and agrees that, upon receipt of notice from us of the happening of any event which:

     - makes any statement in the Prospectus untrue in any material respect;

     - requires the making of any changes in the Prospectus to make the statements in the Prospectus not misleading; or

     - may impose upon us disclosure obligations that may have a material effect on us,

which notice we agree to deliver promptly to the broker-dealer, the broker-dealer will suspend use of the Prospectus until we have notified the broker-dealer that delivery of the Prospectus may resume and have furnished copies of any amendment or supplement to the Prospectus to the broker-dealer.

                                 LEGAL MATTERS

     The validity of the registered notes offered by this Prospectus will be passed upon for us by Dykema Gossett, PLLC, Detroit, Michigan, and certain other matters will be passed on for us by Ice Miller, Indianapolis, Indiana, Robinson, Waters & O'Dorisio, P.C., Denver, Colorado, and Watkins Ludlam Winter & Stennis, P.A., Jackson, Mississippi.

                                    EXPERTS

     The consolidated financial statements for The Majestic Star Casino, LLC as of December 31, 2002 and 2001 and for each of the three years in the period ended December 31, 2002 included in this prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The consolidated financial statements for Majestic Investor Holdings, LLC as of December 31, 2002 and 2001 and for the year ended December 31, 2002 and for the period from September 14, 2001 (inception) through December 31, 2001 included in this prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The combined financial statements of Fitzgeralds Las Vegas, Inc., Fitzgeralds Mississippi, Inc. and 101 Main Street Limited Liability Company (collectively, the "Properties") as of December 6, 2001 and December 31, 2000 and for the period from January 1, 2001 through December 6, 2001 and the year ended December 31, 2000 and the related financial statement schedule, included in this prospectus, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein (which expresses an unqualified opinion and includes an explanatory paragraph concerning substantial doubt about the Properties' ability to continue as a going concern, an explanatory paragraph that states that such combined financial statements do not purport to reflect or provide for the consequences of bankruptcy proceedings, and an explanatory paragraph that states that substantially all of the combined assets were sold on December 6, 2001), and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

     The financial statements of Buffington Harbor Riverboats, LLC as of December 31, 2002 and for the year then ended included in this Registration Statement and related Prospectus have been audited by Ernst &

Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing. The financial statements of Buffington Harbor Riverboats, LLC as of December 31, 2001 and for each of the two years in the period ended December 31, 2001 included in the Registration Statement and related Prospectus have been audited by Arthur Andersen LLP, independent certified public accountants, as indicated in their report, which is included herein. Arthur Andersen, which has ceased operations, has not consented to the inclusion of their report in this prospectus, and we have dispensed with the requirement to file their consent in reliance upon Rule 437a of the Securities Act. Under most circumstances a registrant must obtain and file the consent of its accountants contemporaneously with the filing of any registration statement that includes audited financial statements. By granting such a consent, accounting firms become exposed to liability under Section 11(a) of the Securities Act for any untrue statements of material fact in, or omissions of material facts from, such registration statement. Investors who bring a successful claim under Section 11(a) of the Securities Act are entitled to recessionary damages. As a result of the criminal conviction against Arthur Andersen in connection with Enron Corporation, and the volume of civil lawsuits filed against it, Arthur Andersen may not have the ability to withstand liability for prior audits.

                         THE MAJESTIC STAR CASINO, LLC

             INDEX OF HISTORICAL CONSOLIDATED FINANCIAL STATEMENTS

                                                              PAGE
                                                              -----
THE MAJESTIC STAR CASINO, LLC
Consolidated Balance Sheets as of September 30, 2003 and
  December 31, 2002 (Unaudited).............................  F-3
Consolidated Statements of Operations for the three and nine months ended September 30, 2003 and September 30, 2002
  (Unaudited)...............................................  F-4
Consolidated Statements of Changes in Member's Deficit for
  the nine months ended September 30, 2003 (Unaudited) and
  the year ended December 31, 2002..........................  F-5
Consolidated Statement of Cash Flows for the nine months
  ended September 30, 2003 and September 30, 2002
  (Unaudited)...............................................  F-6
Notes to Consolidated Financial Statements (Unaudited)......  F-7
Report of Independent Accountants...........................  F-37
Consolidated Balance Sheets as of December 31, 2002 and
  2001......................................................  F-38
Consolidated Statements of Operations for the years ended
  December 31, 2002, 2001 and 2000..........................  F-39
Consolidated Statements of Changes in Member's Deficit for
  the years ended December 31, 2002, 2001 and 2000..........  F-40
Consolidated Statements of Cash Flows for the years ended
  December 31, 2002, 2001 and 2000..........................  F-41
Notes to Consolidated Financial Statements..................  F-42
Schedule II--Valuation and Qualifying Accounts..............  F-70
INDEX TO HISTORICAL COMBINED FINANCIAL STATEMENTS OF
  FITZGERALDS LAS VEGAS, INC., FITZGERALDS MISSISSIPPI, INC.
  AND 101 MAIN STREET LIMITED LIABILITY COMPANY
  (DEBTORS-IN-POSSESSION) (WHOLLY OWNED SUBSIDIARIES OF
  FITZGERALDS GAMING CORPORATION)(1)
Independent Auditors' Report................................  F-71
Combined Balance Sheets as of December 31, 2000 and December
  6, 2001...................................................  F-73
Combined Statements of Operations for the year ended
  December 31, 2000 and for the period ended December 6,
  2001......................................................  F-74
Combined Statements of Stockholder's Deficiency for the year ended December 31, 2000 and for the period ended December
  6, 2001...................................................  F-75
Combined Statements of Cash Flows for the year ended
  December 31, 2000 and for the period ended December 6,
  2001......................................................  F-76
Notes to Combined Financial Statements......................  F-77
Supplemental Combining Schedules:
Combining Balance Sheet Information at December 31, 2000....  F-94
Combining Statement of Operations Information for the Year
  Ended December 31, 2000...................................  F-95
Combining Statement of Cash Flows Information for the Year
  Ended December 31, 2000...................................  F-96
Combining Balance Sheet Information at December 6, 2001.....  F-97
Combining Statement of Operations Information for the Period
  from January 1, 2001 through December 6, 2001.............  F-98
Combining Statement of Cash Flows Information for the Period
  from January 1, 2001 through December 6, 2001.............  F-99
Schedule II--Valuation and Qualifying Accounts..............  F-100

                                                              PAGE
                                                              -----
MAJESTIC INVESTOR HOLDINGS, LLC(2)
Consolidated Balance Sheets as of September 30, 2003
  (Unaudited) and December 31, 2002.........................  F-101
Consolidated Statements of Operations for the three and nine months ended September 30, 2003 and September 30, 2002
  (Unaudited)...............................................  F-102
Consolidated Statement of Cash Flows for the nine months
  ended September 30, 2003 and September 30, 2002
  (Unaudited)...............................................  F-103
Notes to Consolidated Financial Statements (Unaudited)......  F-104
Report of Independent Accountants...........................  F-120
Consolidated Balance Sheets as of December 31, 2002 and
  December 31, 2001.........................................  F-121
Consolidated Statements of Operations for the year ended
  December 31, 2002 and for the period from (inception)
  September 14, 2001 through December 31, 2001..............  F-122
Consolidated Statements of Changes in Members' Equity for
  the year ended December 31, 2002 and for the Period from
  (inception) September 14, 2001 through December 31,
  2001......................................................  F-123
Consolidated Statements of Cash Flows for the year ended
  December 31, 2002 and for the period from (inception)
  September 14, 2001 through December 31, 2001..............  F-124
Notes to the Consolidated Financial Statements..............  F-125
Schedule II--Valuation and Qualifying Accounts..............  F-140
BUFFINGTON HARBOR RIVERBOATS, LLC(3)
Report of Independent Auditors..............................  F-141
Balance Sheet at December 31, 2002 and 2001.................  F-143
Statement of Operations for the years ended December 31,
  2002, 2001, and 2000......................................  F-144
Statement of Members' Capital for the years ended December
  31, 2002, 2001, and 2000..................................  F-145
Statement of Cash Flows for the years ended December 31,
  2002, 2001, and 2000......................................  F-146
Notes to Financial Statements...............................  F-147

---------------

(1) The Registrant completed the acquisition of the assets of three subsidiaries of Fitzgeralds Gaming Corporation on December 6, 2001. In order to comply with Rule 3-02 of Regulation S-X, the historical predecessor financial statements for Fitzgeralds Las Vegas, Inc., Fitzgeralds Mississippi, Inc. and 101 Main Street Limited Liability Company are included in this Prospectus.

(2) The financial statements of Majestic Investor Holdings, LLC are included in this prospectus in order to comply with Rule 3-16 of Regulation S-X.

(3) The financial statements of Buffington Harbor Riverboats, LLC are included in this prospectus in order to comply with Rule 3-09 of Regulation S-X.

                         THE MAJESTIC STAR CASINO, LLC

                    CONSOLIDATED BALANCE SHEETS (UNAUDITED)

                                                              SEPTEMBER 30,   DECEMBER 31,
                                                                  2003            2002
                                                              -------------   ------------
ASSETS
Current Assets:
  Cash and cash equivalents.................................  $ 35,256,308    $ 24,547,881
  Restricted cash...........................................       500,000         250,000
  Accounts receivable, less allowance for doubtful accounts
     of $275,715 and $372,689 as of September 30, 2003 and
     December 31, 2002, respectively........................     2,417,835       2,474,726
  Inventories...............................................     1,014,069         982,486
  Prepaid expenses..........................................     3,428,876       2,881,931
  Note receivable due from affiliate........................       133,000       1,200,000
  Due from Buffington Harbor Riverboats, L.L.C. ............        10,210         217,925
  Other.....................................................        40,835          39,133
                                                              ------------    ------------
     Total current assets...................................    42,801,133      32,594,082
                                                              ------------    ------------

Property, equipment and improvements, net...................   164,204,351     164,809,158
Intangible assets, net......................................    16,495,496      17,691,746
Goodwill....................................................     5,922,398       5,922,398

Other assets:
  Deferred financing costs, net of accumulated amortization
     of $5,680,912 and $4,375,528 as of September 30, 2003
     and December 31, 2002, respectively....................     7,952,819       9,372,067
  Investment in Buffington Harbor Riverboats, L.L.C. .......    30,249,856      31,833,311
  Restricted cash...........................................     1,000,000       1,000,000
  Other assets..............................................    12,003,738      12,587,112
                                                              ------------    ------------
     Total other assets.....................................    51,206,413      54,792,490
                                                              ------------    ------------
     Total Assets...........................................  $280,629,791    $275,809,874
                                                              ============    ============

LIABILITIES AND MEMBER'S DEFICIT
Current Liabilities:
  Current maturities of long-term debt......................  $     83,083    $    134,084
  Accounts payable..........................................     4,235,507       4,048,298
  Payroll and related.......................................     6,826,748       7,656,515
  Accrued interest..........................................     9,429,617       1,473,785
  Progressive jackpots......................................     3,016,425       3,189,626
  Slot club liability.......................................       863,428         738,559
  Other accrued liabilities.................................     9,831,468       8,217,284
                                                              ------------    ------------
     Total current liabilities..............................    34,286,276      25,458,151
Long-term debt, net of current maturities...................   275,656,816     274,526,285
                                                              ------------    ------------
     Total Liabilities......................................   309,943,092     299,984,436
Member's Deficit............................................   (29,313,301)    (24,174,562)
                                                              ------------    ------------
     Total Liabilities and Member's Deficit.................  $280,629,791    $275,809,874
                                                              ============    ============

  The accompanying notes are an integral part of these consolidated financial statements.

                         THE MAJESTIC STAR CASINO, LLC

                CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)

                                         FOR THE THREE MONTHS ENDED     FOR THE NINE MONTHS ENDED
                                                SEPTEMBER 30,                 SEPTEMBER 30,
                                         ---------------------------   ---------------------------
                                             2003           2002           2003           2002
                                         ------------   ------------   ------------   ------------
REVENUES
  Casino...............................  $73,533,644    $77,690,257    $221,441,790   $223,250,546
  Rooms................................    3,862,888      3,809,375      11,246,586     11,836,761
  Food and beverage....................    5,442,416      5,085,627      15,793,688     15,366,719
  Other................................    1,393,937      1,528,812       4,227,362      4,339,996
                                         -----------    -----------    ------------   ------------
     Gross revenues....................   84,232,885     88,114,071     252,709,426    254,794,022
     Less promotional allowances.......    5,912,920      6,004,134      17,713,987     18,288,896
                                         -----------    -----------    ------------   ------------
     Net revenues......................   78,319,965     82,109,937     234,995,439    236,505,126
COSTS AND EXPENSES
  Casino...............................   25,720,885     27,342,336      75,825,525     77,777,767
  Rooms................................    1,695,808      1,717,113       4,882,991      4,975,786
  Food and beverage....................    2,900,274      3,045,376       8,766,212      9,092,646
  Other................................      533,985        396,134       1,354,042      1,171,389
  Gaming taxes.........................   14,251,966     13,908,520      44,455,113     40,933,960
  Advertising and promotion............    5,146,714      5,016,181      14,893,547     14,890,180
  General and administrative...........   14,568,782     14,063,447      40,414,282     39,328,827
  Economic Incentive -- City of Gary...    1,035,573      1,072,350       3,106,984      2,959,492
  Depreciation and amortization........    5,202,561      5,555,344      15,372,567     15,791,284
  Loss on investment in Buffington
     Harbor Riverboats, L.L.C. ........      594,718        600,301       1,794,608      1,806,379
  Pre-opening expenses.................           --             --              --        124,269
                                         -----------    -----------    ------------   ------------
     Total costs and expenses..........   71,651,266     72,717,102     210,865,871    208,851,979
                                         -----------    -----------    ------------   ------------
     Operating income..................    6,668,699      9,392,835      24,129,568     27,653,147
                                         -----------    -----------    ------------   ------------
OTHER INCOME (EXPENSE)
  Interest income......................       18,758         57,212          82,995        135,182
  Interest expense.....................   (7,961,386)    (8,071,962)    (23,885,360)   (24,356,423)
  Loss on sale of assets...............       (4,671)        (9,889)       (105,629)          (461)
  Other expense........................      (47,348)       (49,524)       (141,802)      (141,815)
                                         -----------    -----------    ------------   ------------
     Total other expense...............   (7,994,647)    (8,074,163)    (24,049,796)   (24,363,517)
                                         -----------    -----------    ------------   ------------
     Net income (loss).................   (1,325,948)     1,318,672          79,772      3,289,630
                                         ===========    ===========    ============   ============

  The accompanying notes are an integral part of these consolidated financial statements.

                         THE MAJESTIC STAR CASINO, LLC

             CONSOLIDATED STATEMENTS OF CHANGES IN MEMBER'S DEFICIT

                                                              MEMBER'S DEFICIT
                                                              ----------------
BALANCE, DECEMBER 31, 2001..................................    $(19,981,487)
Net income..................................................       1,315,754
Distribution to Barden Development, Inc. ...................      (5,508,829)
                                                                ------------
BALANCE, DECEMBER 31, 2002..................................     (24,174,562)
Net income (unaudited)......................................          79,772
Distribution to Barden Development, Inc. (unaudited)........      (4,658,705)
Appreciated value of land purchased from a related party
  (unaudited)...............................................        (559,806)
                                                                ------------
BALANCE, SEPTEMBER 30, 2003 (UNAUDITED).....................    $(29,313,301)
                                                                ============

  The accompanying notes are an integral part of these consolidated financial statements.

                         THE MAJESTIC STAR CASINO, LLC

               CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

                                                               FOR THE NINE MONTHS ENDED
                                                                     SEPTEMBER 30,
                                                              ---------------------------
                                                                  2003           2002
                                                              ------------   ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income..................................................  $     79,772   $  3,289,630
Adjustments to reconcile net income to net cash provided by
  operating activities:
  Depreciation..............................................    11,357,249     11,491,390
  Amortization..............................................     4,015,318      4,299,894
  Loss on investment in Buffington Harbor Riverboats,
    L.L.C...................................................     1,794,608      1,806,379
  Loss on sale of assets....................................       105,629            461
Changes in operating assets and liabilities:
  Decrease in accounts receivable...........................        56,891        200,668
  (Increase) decrease in inventories........................       (31,583)       137,208
  Increase in prepaid expenses..............................      (339,230)    (1,241,104)
  Decrease in other assets..................................       473,180        869,913
  Increase (decrease) in accounts payable...................       187,209       (536,664)
  Decrease in accrued payroll and related expenses..........      (829,767)      (872,124)
  Increase in accrued interest..............................     7,955,832      1,171,011
  Increase in other accrued liabilities.....................     1,565,844      1,573,976
                                                              ------------   ------------
    Net cash provided by operating activities...............    26,390,952     22,190,638
                                                              ------------   ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Acquisition related costs.................................            --       (986,158)
  Increase in restricted cash...............................      (250,000)            --
  Proceeds from seller for purchase price adjustment........            --      3,800,000
  Acquisition of property and equipment.....................   (10,914,305)    (8,194,614)
  Appreciated value of land purchased from a related
    party...................................................      (559,806)            --
  Decrease in prepaid leases and deposits...................       108,500        428,005
  Investment in Buffington Harbor Riverboats, L.L.C.........      (211,138)       (40,455)
  Proceeds from sale of equipment...........................        56,219         52,717
                                                              ------------   ------------
    Net cash used in investing activities...................   (11,770,530)    (4,940,505)
                                                              ------------   ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Issuance cost for the 11.653% senior secured notes........            --     (1,410,945)
  Issuance cost for the 9 1/2% senior secured notes.........      (206,276)            --
  Proceeds from line of credit..............................            --      2,500,000
  Repayment of line of credit...............................            --     (9,000,000)
  Proceeds from notes receivable affiliates.................     1,067,000             --
  Repayment of long-term debt...............................      (114,014)      (104,808)
  Distribution to Barden Development, Inc...................    (4,658,705)    (2,820,358)
                                                              ------------   ------------
    Net cash used in financing activities...................    (3,911,995)   (10,836,111)
                                                              ------------   ------------
Net increase in cash and cash equivalents...................    10,708,427      6,414,022
Cash and cash equivalents, beginning of period..............    24,547,881     25,925,291
                                                              ------------   ------------
Cash and cash equivalents, end of period....................  $ 35,256,308   $ 32,339,313
                                                              ============   ============
INTEREST PAID:
  Equipment Debt............................................  $     12,154   $     38,510
  Senior Secured Notes Fixed Interest 10 7/8%...............     7,068,750     14,137,500
  Senior Secured Notes Fixed Interest 11.653%...............     8,842,704      8,707,126
  Lines of credit...........................................           662        301,649
                                                              ------------   ------------
                                                              $ 15,924,270   $ 23,184,785
                                                              ============   ============
SUPPLEMENTAL NONCASH FINANCING ACTIVITIES:
  Elimination of slot based progressive.....................  $         --   $    400,000
  Elimination of slot club..................................            --      1,300,000
                                                              ------------   ------------
                                                              $         --   $  1,700,000
                                                              ============   ============

  The accompanying notes are an integral part of these consolidated financial statements.

                         THE MAJESTIC STAR CASINO, LLC

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

NOTE 1.   ORGANIZATION

     The Majestic Star Casino, LLC and its direct and indirect subsidiaries is a multi-jurisdictional gaming company that directly owns and operates one riverboat gaming facility located in Gary, Indiana (the "Majestic Star Casino") and through its wholly owned subsidiary, Majestic Investor Holdings, LLC ("Majestic Investor Holdings" or "Investor Holdings") owns three
Fitzgeralds-brand casino-hotels located in Tunica County, Mississippi ("Fitzgeralds Tunica"), Black Hawk, Colorado (casino only) ("Fitzgeralds Black Hawk"), and Las Vegas, Nevada ("Fitzgeralds Las Vegas").

     The Majestic Star Casino Capital Corp., a wholly owned subsidiary of the The Majestic Star Casino, LLC, was originally formed for the purpose of facilitating The Majestic Star Casino, LLC's $130 million 10 7/8% Senior Secured Notes due 2006 (the "10 7/8% Senior Secured Notes") and Majestic Investor Capital Corp., a wholly-owned subsidiary of Majestic Investor Holdings, was formed specifically to facilitate the offering of the Majestic Investor Holding's $152.6 million 11.653% Senior Secured Notes due 2007 (the "11.653% Senior Secured Notes"). Both The Majestic Star Casino Capital Corp. and Majestic Investor Capital Corp. do not have any assets or operations. All of the 10 7/8% Senior Secured Notes and $135.5 million of the 11.653% Senior Secured Notes have been redeemed or retired. Please see our discussion below and in Note 7 to the Notes to Consolidated Financial Statements (Unaudited) for more information about the issuance of the 9 1/2% Senior Secured Notes and the establishment of the $80.0 million Credit Facility.

     Except where otherwise noted, the words "we," "us," "our" and similar terms, as well as the "Company" refer to The Majestic Star Casino, LLC and all of its direct and indirect subsidiaries.

     On August 26, 2003, The Majestic Star Casino, LLC and Majestic Investor Holdings, commenced cash tender offers and consent solicitations for Majestic Star's 10 7/8% Senior Secured Notes and Majestic Investor Holdings' 11.653% Senior Secured Notes, respectively, in connection with a refinancing transaction of such notes. On October 7, 2003, The Majestic Star Casino, LLC and its restricted subsidiary, The Majestic Star Casino Capital Corp., issued $260.0 million of 9 1/2% Senior Secured Notes due 2010 (the "9 1/2% Senior Secured Notes") and entered into a new $80.0 million credit facility (the "$80 million Credit Facility") with Wells Fargo Foothill, Inc. The proceeds from the issuance of the 9 1/2% Senior Secured Notes and approximately $28.0 million of the $80 million Credit Facility were used to retire all of the 10 7/8% Senior Secured Notes and substantially all of the 11.653% Senior Secured Notes. As part of the refinancing, the operating subsidiaries of Fitzgeralds Tunica and Fitzgeralds Black Hawk are guarantors under both the 9 1/2% Senior Secured Notes and the $80 million Credit Facility; however, the operating subsidiary of Fitzgeralds Las Vegas is now an unrestricted subsidiary of The Majestic Star Casino, LLC. It is anticipated that Fitzgeralds Las Vegas will be spun out to Barden Development, Inc. ("BDI") promptly after Majestic Investor Holdings, the direct owner of Fitzgeralds Las Vegas, and BDI receive approval from the Nevada Gaming Control Board and the Nevada Gaming Commission. Approval is anticipated to occur in December 2003. Please see Note 7 to the Notes to Consolidated Financial Statements (Unaudited) for more information about the issuance of the 9 1/2% Senior Secured Notes and the establishment of the $80.0 million Credit Facility.

NOTE 2.   BASIS OF PRESENTATION

     The accompanying consolidated financial statements are unaudited. All inter-company transactions and balances have been eliminated. Investments in affiliates in which the Company has the ability to exercise significant influence, but not control, are accounted for by the equity method. These financial statements have been prepared in accordance with accounting principals generally accepted in the United States of America, or "GAAP" and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, certain information and footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted. The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the

                         THE MAJESTIC STAR CASINO, LLC

NOTE 2.   BASIS OF PRESENTATION--(CONTINUED)

reported amounts of revenues and expenses during the reporting period. Significant estimates incorporated into our consolidated financial statements include the estimated useful lives of depreciable and amortizable assets, the estimated allowance for doubtful accounts receivable, estimated cash flow in assessing the recoverability of long lived assets, estimated liabilities for our self insured medical plan, slot club point programs and litigation, claims and assessments. Actual results could differ from those estimates.

     Our consolidated financial statements include the results of the operating subsidiary of Fitzgeralds Las Vegas. See Note 11 to the Notes to Consolidated Financial Statements (Unaudited) for consolidating information. It is anticipated that Fitzgeralds Las Vegas will be spun out to BDI promptly after Majestic Investor Holdings, the direct owner of the operating subsidiary of Fitzgeralds Las Vegas, and BDI receive approval from the Nevada Gaming Control Board and the Nevada Gaming Commission to effect such transaction. Such regulatory approval is not within the Company's control.

     In the opinion of management, all adjustments (which include normal recurring adjustments) considered necessary for a fair presentation of the results for the interim periods have been made. The results for the three and nine months ended September 30, 2003 are not necessarily indicative of results to be expected for the full fiscal year. The financial statements should be read in conjunction with the financial statements and notes thereto included in The Majestic Star Casino, LLC's and Majestic Investor Holdings' Annual Reports on Form 10-K for the year ended December 31, 2002.

     The consolidated financial statements and footnotes for the prior year reflect certain reclassifications to conform to the current year presentation. Included in such reclassifications is an increase in net revenues (and a corresponding increase in operating expenses) of approximately $14.0 million for the nine month period ended September 30, 2002, to classify the cost of certain promotional expenses consistently with the 2003 presentation. Such reclassifications have no effect on previously reported net income.

NOTE 3.   RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

     In April 2002, the Financial Accounting Standards Board issued statement 145 ("SFAS 145"). SFAS 145 addresses the presentation for gains and losses on early retirements of debt in the statement of operations. SFAS 145 is effective for fiscal years beginning after May 15, 2002. The Company adopted SFAS 145 and as a result, reclassified $69,000 in a gain from the early extinguishment of debt, which item had previously been reported as an extraordinary item in the fourth quarter of 2002. In the fourth quarter of 2003, the Company also expects to recognize a loss on the retirement of debt of $32.0 million on October 7, 2003. The loss on the retirement of debt is comprised of the premium on the offers to purchase, the write-off of the deferred debt issuance costs and the original issue discount on the 10 7/8% Senior Secured Notes and the 11.653% Senior Secured Notes, which amounts will be reflected in the computation of net income for the year ended December 31, 2003.

     In June 2002, the Financial Accounting Standard Board issued Statement 146 ("SFAS 146") "Accounting for Costs Associated with Exit or Disposal Activities." The provisions of SFAS 146 became effective for exit or disposal activities commenced subsequent to December 31, 2002. Adoption of SFAS 146 did not have any material impact on the Company's financial position, results of operations or cash flows.

     In November 2002, the Financial Accounting Standards Board issued FASB Interpretation No. 45 ("FIN 45"), "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Guarantees of Indebtedness of Others." FIN 45 elaborates on the disclosures to be made by a guarantor in its interim and annual financial statements about its obligations under certain guarantees that it has issued. It also clarifies (for guarantees issued after January 1, 2003) that a guarantor is required to recognize at the inception of a guarantee, a liability for the fair value of the obligations undertaken in issuing the guarantee. At September 30, 2003, the Company did not have any guarantees outside of its consolidated group. Adoption of FIN 45 did not have a material impact on the Company's financial condition, results of operations or cash flows.

                         THE MAJESTIC STAR CASINO, LLC

NOTE 3.   RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS--(CONTINUED)

     In January 2003, the Financial Accounting Standards Board issued FASB Interpretation No. 46 ("FIN 46"), "Consolidation of Variable Interest Entities." FIN 46 addresses the requirements for business enterprises to consolidate related entities in which they are determined to be the primary economic beneficiary as a result of their variable economic interests. FIN 46 is intended to provide guidance in judging multiple economic interests in an entity and in determining the primary beneficiary. FIN 46 outlines disclosure requirements for Variable Interest Entities ("VIEs") in existence prior to January 31, 2003, and outlines consolidation requirements for VIEs created after January 31, 2003. The Company has reviewed its major relationships and its overall economic interests with other companies consisting of related parties, companies in which it has an equity position and other suppliers to determine the extent of its variable economic interest in these parties. Adoption of FIN 46 did not have a material impact on the Company's financial condition, results of operations or cash flows.

     In April 2003, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 149 ("SFAS 149") "Amendment of Statement 133 on Derivative Instruments and Hedging Activities." Provisions of SFAS 149 became effective for contracts and hedging relationships entered into or modified after June 30, 2003. Adoption of SFAS 149 did not have any material impact on our financial position, results of operations or cash flows as the Company has not entered into or modified any agreements that contain derivative instrument or involve hedging activities.

     In May 2003, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 150 ("SFAS 150") "Accounting for Certain Financial Instruments with Characteristic of both Liabilities and Equity." The Company is considered a non-public entity, as defined by SFAS 150 because its equity securities are not listed on a public exchange. Accordingly, for the Company, the provisions of SFAS 150 will become effective during the quarter ending March 31, 2004. The Company does not anticipate the adoption of SFAS 150 would have a material impact on our financial position, results of operations or cash flows.

NOTE 4.   RESTRICTED CASH

     As of September 30, 2003 and December 31, 2002, restricted cash of $1.0 million represents U.S. Treasury Notes held in an escrow account for the benefit of certain owners of land leased to Fitzgeralds Las Vegas. As of December 31, 2002, restricted cash of $250,000 represents a letter of credit for self-insured workers compensation at Fitzgeralds Tunica and Fitzgeralds Black Hawk. As of September 30, 2003 the restricted cash balance relating to the self-insured workers compensation increased to $500,000. The increase occurred during the first quarter of 2003, when Fitzgeralds Las Vegas was added to the self-insured workers compensation program.

NOTE 5.   INVESTMENT IN BUFFINGTON HARBOR RIVERBOATS, L.L.C. ("BHR")

     In October 1995, The Majestic Star Casino, LLC and Trump Indiana, Inc. ("Trump") entered into the First Amended and Restated Operating Agreement of BHR for the purpose of acquiring and developing certain facilities for the gaming operations in Gary ("BHR Property"). BHR is responsible for the management, development and operation of the BHR Property. The Majestic Star Casino, LLC and Trump have each entered into a berthing agreement with BHR to use BHR Property for their respective gaming operations and have committed to pay cash operating losses of BHR as additional berthing fees. The Majestic Star Casino, LLC and Trump share equally in the operating expenses relating to the BHR Property, except for costs associated with food and beverage, and valet operations, which are allocated on a percentage of use by the casino customers of the Majestic Star Casino and Trump.

                         THE MAJESTIC STAR CASINO, LLC

NOTE 5.   INVESTMENT IN BUFFINGTON HARBOR RIVERBOATS, L.L.C.
("BHR")--(CONTINUED)

     Majestic Star Casino paid $1.5 million and $4.1 million, in berthing fees for the three and nine months ended September 30, 2003, respectively, compared to $1.4 million and $4.4 million for the three and nine months ended September 30, 2002, respectively. Such amounts are recorded in general and administrative expense in the consolidated statements of operations. In addition, Majestic Star Casino paid $160,000 and $524,000, for costs associated with food and beverage for the three and nine months ended September 30, 2003, respectively, compared to $303,000 and $757,000, for costs associated with food and beverage for the three and nine month ended September 30, 2002, respectively. Such amounts are recorded in casino expenses in Majestic Star Casino's statements of operations. After Majestic Star Casino and Trump reimburse BHR for all cash operational losses, the remaining net loss of BHR results from depreciation expense associated with the BHR property. Majestic Star Casino reclassified its allocated portion of BHR's net loss into loss on investment in Buffington Harbor Riverboats, LLC. Previously, such amounts were recorded within depreciation expense in Majestic Star Casino's statements of operations. The allocated net loss recorded for the three and nine months ended September 30, 2003 is $595,000 and $1,795,000, respectively, compared to $600,000 and $1,806,000, respectively, for the three and nine months ended September 30, 2002.

     The following represents selected financial information of BHR:

                                                             SEPTEMBER 30,   DECEMBER 31,
                                                                 2003            2002
                                                             -------------   ------------
                       BALANCE SHEET
Cash.......................................................   $    41,940    $    50,505
Current assets.............................................       319,413        441,535
Property, plant and equipment, net.........................    62,321,451     65,616,042
Other assets...............................................       102,786        108,414
Total assets...............................................    62,743,650     66,165,991
Current liabilities........................................     2,243,970      2,499,369
Total liabilities..........................................     2,243,970      2,499,369
Member's equity The Majestic Star Casino, LLC..............    30,249,856     31,833,311
Total member's equity......................................    60,499,680     63,666,622

                                       FOR THE THREE MONTHS ENDED    FOR THE NINE MONTHS ENDED
                                              SEPTEMBER 30,                SEPTEMBER 30,
                                       ---------------------------   -------------------------
                                           2003           2002          2003          2002
                                       ------------   ------------   -----------   -----------
        STATEMENTS OF INCOME
Gross revenue........................    3,560,390      3,950,506    10,276,367    11,873,207
Operating loss.......................   (1,190,873)    (1,172,958)   (3,585,832)   (3,576,074)
Net loss.............................   (1,189,436)    (1,200,601)   (3,589,216)   (3,612,758)

NOTE 6.   INTANGIBLE ASSETS

     Intangible assets primarily include $9.8 million for customer relationships, $3.7 million for trade name and $5.2 million for a gaming license. Intangible assets for customer relationships and trade names are being amortized over a period of 8-10 years. The gaming license is not amortized but instead is subject to impairment testing at least annually.

                         THE MAJESTIC STAR CASINO, LLC

NOTE 6.   INTANGIBLE ASSETS--(CONTINUED)

     The gross carrying amount and accumulated amortization of the intangible assets, other than goodwill, as of September 30, 2003, are as follows:

                                             GROSS CARRYING   ACCUMULATED        NET AMOUNT
                                                 AMOUNT       AMORTIZATION   SEPTEMBER 30, 2003
                                             --------------   ------------   ------------------
                                                               (IN THOUSANDS)
Amortized intangible assets:
  Customer relationship....................     $ 9,800         $(2,359)          $ 7,441
  Tradename................................       3,700            (546)            3,154
  Riverboat excursion license..............         700              --               700
                                                -------         -------           -------
                                                 14,200          (2,905)           11,295
Unamortized intangible assets:
  Gaming license...........................       5,200              --             5,200
                                                -------         -------           -------
Total intangible assets....................     $19,400         $(2,905)          $16,495
                                                =======         =======           =======

     The amortization expense recorded on the intangible assets for both the three and nine months ended September 30, 2003 and 2002 were $0.4 million and $1.2 million, respectively.

NOTE 7.   LONG-TERM DEBT

  Refinancing of Debt

     On August 26, 2003, The Majestic Star Casino, LLC commenced a cash tender offer and consent solicitation at a price of 105.438% for its 10 7/8% Senior Secured Notes. The solicitation of consents sought approval for amendments to the Indenture governing the 10 7/8% Senior Secured Notes (the "Majestic Indenture") in order to (i) eliminate substantially all restrictive covenants and (ii) to release the liens on the collateral that secured the 10 7/8% Senior Secured Notes. Upon expiration of the consent solicitation on September 25, 2003, $74,639,000 or 57.4% of the aggregate outstanding principal amount of the 10 7/8% Senior Secured Notes had been tendered. The Majestic Star Casino, LLC funded the payment of the tendered 10 7/8% Senior Secured Notes, along with accrued and unpaid interest, from the proceeds of the issuance of the 9 1/2% Senior Secured Notes, which closed on October 7, 2003. Also, on October 7, 2003, The Majestic Star Casino, LLC called the remaining $55,361,000 outstanding principal amount of the 10 7/8% Senior Secured Notes which were redeemed on November 6, 2003 at a price of 105.438%, plus accrued and unpaid interest.

     Also, on August 26, 2003, Majestic Investor Holdings commenced a cash tender offer and consent solicitation at a price of 109.0% for its 11.653% Senior Secured Notes. The solicitation of consents sought approval for amendments to the Indenture governing the 11.653% Senior Secured Notes (the "Majestic Investor Holdings Indenture") in order to (i) eliminate substantially all restrictive covenants, (ii) to terminate the guarantees of the restricted subsidiaries of Majestic Investor Holdings and (iii) to release the liens on the collateral that secured the 11.653% Senior Secured Notes. Upon expiration of the consent solicitation on September 25, 2003, $135,477,000 or 89.3% of the aggregate outstanding principal amount of the 11.653% Senior Secured Notes had been tendered. The Company funded the payment of the tendered 11.653% Senior Secured Notes, along with accrued and unpaid interest, from the proceeds of the issuance of the 9 1/2% Senior Secured Notes, which closed on October 7, 2003. After the expiration of the offer and consent solicitation related to the 11.653% Senior Secured Notes, Majestic Investor Holdings has $16.3 million in 11.653% Senior Secured Notes still outstanding.

     Upon the closing of the 9 1/2% Senior Secured Notes, the Company used $153.2 million to retire 89.3% of its 11.653% Senior Secured Notes, along with accrued and unpaid interest, $80.9 million to redeem 57.4% of

                         THE MAJESTIC STAR CASINO, LLC

NOTE 7.   LONG-TERM DEBT--(CONTINUED)

its 10 7/8% Senior Secured Notes, along with accrued and unpaid interest. $4.2 million was used for expenses related to the 9 1/2% Senior Secured Notes offering as well as expenses related to the establishment of a new $80 million Credit Facility. $21.7 million from the 9 1/2% Senior Secured Notes plus $28.0 million from the $80 million Credit Facility, along with the Company's cash were used to redeem the remaining 10 7/8% Senior Secured Notes on November 6, 2003. The Company recognized a loss on the retirement of debt of $32.0 million on October 7, 2003. The loss on the retirement is comprised of premiums on the offers to purchase, the write-off of deferred issuance costs and the write-off of original issuance discount on the 10 7/8% Senior Secured Notes and 11.653% Senior Secured Notes, which amounts will be reflected in the computation of net income for the fourth quarter and for the year ended December 31, 2003.

     The 9 1/2% Senior Secured Notes bear interest at a fixed annual rate of 9.5% payable on April 15 and October 15 of each year, commencing April 15, 2004. The 9 1/2% Senior Secured Notes will mature on October 15, 2010. The 9 1/2% Senior Secured Notes are secured by a pledge of substantially all of the Company's current and future assets, other than the assets of Fitzgeralds Las Vegas (which has become an unrestricted subsidiary of The Majestic Star Casino, LLC). It is anticipated that Fitzgeralds Las Vegas will be spun out to BDI promptly after Majestic Investor Holdings, the direct owner of the operating subsidiary of Fitzgeralds Las Vegas, and BDI receive approval from the Nevada Gaming Commission and the Nevada Gaming Control Board to effect such transaction. Approval is anticipated to occur in December 2003.

     Upon a Change of Control as defined in the Indenture governing the 9 1/2% Senior Secured Notes (the "9 1/2% Indenture"), the Company will be required to offer to repurchase all of the outstanding 9 1/2% Senior Secured Notes at a cash price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, to the date of repurchase.

     The 9 1/2% Indenture contains covenants which, among other things, restricts the Company's ability to (i) make certain payments to, or investments in, third parties; (ii) incur additional indebtedness or liens on any assets;
(iii) enter into transactions with affiliates; and (iv) sell any restricted subsidiaries' assets.

     Concurrently with the closing of the 9 1/2% Senior Secured Notes, the Company established the $80 million Credit Facility with Wells Fargo Foothill, Inc., and terminated the two existing credit facilities with Wells Fargo Foothill, Inc. Subject to certain exceptions, the $80 million Credit Facility is secured by a first priority lien on substantially all of the assets of the Company except the assets of Fitzgeralds Las Vegas. Borrowings under the $80 million Credit Facility bear interest at the Company's choice of LIBOR plus a range of 3.00% to 3.50% or Wells Fargo Foothill, Inc.'s base rate plus a range of 0.25% to 0.75%. The range is based on the Company's EBITDA (as defined in the loan and security agreement) and losses that occur from the early retirement of debt during the three-month period ended December 31, 2003. The Wells Fargo Foothill, Inc. base rate approximates the prime rate. Full payment of any outstanding balance under the $80 million Credit Facility is due upon termination of the agreement in October 2007. The credit agreement includes covenants, which among other things, (i) require the Company to maintain, as defined in the covenants, minimum EBITDA and Interest Coverage Ratios, which increase periodically, (ii) restrict the Company's ability to incur, assume, or guarantee any indebtedness, and (iii) restrict the Company's ability to transfer or sell assets, including the equity interest of the restricted subsidiaries.

  Intercreditor Agreements

     In connection with the Company entering into the $80 million Credit Facility, the trustee under the 9 1/2% Indenture (as collateral agent) entered into an intercreditor agreement with Wells Fargo Foothill, Inc., the agent under the $80 million Credit Facility. The intercreditor agreement provides for the contractual subordination of the liens on the collateral securing the 9 1/2% Senior Secured Notes (and the related guarantees) to the liens on the collateral securing the indebtedness under the $80 million Credit Facility.

                         THE MAJESTIC STAR CASINO, LLC

NOTE 7.   LONG-TERM DEBT--(CONTINUED)

     The intercreditor agreement, among other things, limits the trustee's rights in an event of default under the 9 1/2% Senior Secured Notes. Under the intercreditor agreement, if the 9 1/2% Senior Secured Notes become due and payable prior to the stated maturity or are not paid in full at the stated maturity at a time during which there is indebtedness outstanding under the $80 million Credit Facility, the trustee will not have the right to foreclose upon the collateral unless and until the lenders under the $80 million Credit Facility fail to take steps to exercise remedies with respect to or in connection with the collateral within up to 190 days following notice to such lenders of the occurrence of an event of default under the 9 1/2% Indenture. In addition, the intercreditor agreement prevents the trustee and the holders of the 9 1/2% Senior Secured Notes from pursuing certain remedies with respect to the collateral in an insolvency proceeding. The intercreditor agreement also provides that the net proceeds from the sale of the collateral will first be applied to repay indebtedness outstanding under the $80 million Credit Facility and thereafter to the holders of the 9 1/2% Senior Secured Notes.

  Old Majestic Star and Majestic Investor Holdings Notes

     At September 30, 2003, The Majestic Star Casino, LLC, had debt outstanding of $129.1 million, net of unamortized discount of $878,000, compared to debt of $128.9 million, net of unamortized discount of $1.1 million at December 31, 2002. The 10 7/8% Senior Secured Notes bore interest at a fixed rate of 10 7/8% per annum payable January 1 and July 1 each year. Also, at September 30, 2003, Majestic Investor Holdings, had debt outstanding of $146.5 million, net of unamortized discount of $5.3 million compared to debt of $145.5 million, net of unamortized discount of $6.3 million at December 31, 2002. The 11.653% Senior Secured Notes bear interest at a fixed rate of 11.653% per annum payable May 31 and November 30 each year. Fitzgeralds Las Vegas had debt of $135,000 for a capital lease. For the nine month period ended September 30, 2003 and September 30, 2002, the Company had interest expense of $23.9 million and $24.4 million, respectively.

     In 2002, Majestic Investor Holdings was required to pay liquidated damages related to the unregistered 11.653% Senior Secured Notes. Majestic Investor Holdings entered into a registration rights agreement that required Majestic Investor Holdings to file a registration statement with the Securities and Exchange Commission to exchange its unregistered 11.653% Senior Secured Notes with registered 11.653% Senior Secured Notes and that required such registration statement to be declared effective prior to a specified date. There were delays in filing the registration statement and such registration statement was not declared effective by such specified date, which caused Majestic Investor Holdings to pay liquidated damages of $176,000 during 2002. The registration statement for the 11.653% Senior Secured Notes was declared effective on August 8, 2002.

     During the fourth quarter 2002, Majestic Investor Holdings purchased for $759,000, plus accrued interest, its 11.653% Senior Secured Notes with a face value of $865,000. The notes, net of unamortized original issue discount, were being carried at a value of $828,000; the resulting gain was $69,000.

  Old Credit Facilities

     At September 30, 2003, The Majestic Star Casino, LLC had a $20.0 million credit facility (the "Majestic Credit Facility") and Majestic Investor Holdings had a $15.0 million credit facility (the "Majestic Investor Holdings Credit Facility"). These credit facilities were replaced with the $80 million Credit Facility. There were no borrowings on the Majestic Credit Facility or the Majestic Investor Holdings Credit Facility as of September 30, 2003 and December 31, 2002.

                         THE MAJESTIC STAR CASINO, LLC

NOTE 8.   COMMITMENTS AND CONTINGENCIES

  Legal Proceedings

     Various legal proceedings are pending against the Company. Management considers all such pending proceedings, comprised primarily of personal injury and equal employment opportunity (EEO) claims, to be routine litigation incidental to the Company's business. Management believes that the resolution of these proceedings will not individually or in the aggregate, have a material effect on the Company's financial condition, results of operations or cash flows.

     On May 11 and 12, 2000, the Company was issued notices of proposed assessment by the Indiana Department of Revenue for income tax withholding deficiencies for the years ended December 31, 1996 and 1998. The Indiana Department of Revenue has taken the position that Indiana gross wagering tax must be added back to the Company's income for the purpose of determining the Indiana adjusted gross income tax on the Company's non-resident member, and that the Company had the duty to withhold and remit adjusted gross income tax payable by its non-resident member. The tax deficiency assessed for 1996 and 1998 totals $553,744, plus accrued interest. On February 10, 2003, the Company was issued notices of proposed assessment by the Indiana Department of Revenue for income tax withholding deficiencies for the years ended December 31, 1999, 2000 and 2001, concerning the same issue. The tax deficiency assessed for 1999-2001 totals $2,012,397 plus accrued interest. The Company has filed administrative protests and demands for hearing with the Department of Revenue to protect its rights with respect to all tax years. However, it is too early to determine the outcome of these contested tax assessments.

  Gaming Regulations

     The ownership and operation of riverboat gaming operations in Indiana are subject to strict state regulation under the Riverboat Gambling Act ("the Act") and the administrative rules promulgated thereunder. The Indiana Gaming Commission ("IGC") is empowered to administer, regulate and enforce the system of riverboat gaming established under the Act and has jurisdiction and supervision over all riverboat gaming operations in Indiana, as well as all persons on riverboats where gaming operations are conducted. The IGC is empowered to regulate a wide variety of gaming and non-gaming related activities, including the licensing of supplies to, and employees at, riverboat gaming operations and to approve the form of entity qualifiers and intermediary and holding companies. The IGC has broad rulemaking power, and it is impossible to predict what effect, if any, the amendment of existing rules or the finalization of proposed rules might have on the Company's operations.

     A change in the Indiana state law governing gaming took effect on July 1, 2002. The new law enables Indiana's riverboat casinos to operate dockside. The IGC approved Majestic Star's flexible boarding plan that allows the continuous ingress and egress of patrons for the purpose of gambling while the riverboat is docked. The plan went into effect on August 5, 2002 and imposes a graduated wagering tax based upon adjusted gross receipts. As discussed below in "Retroactive Dockside Tax," the graduated wagering tax has a starting rate of 15% with a top rate of 35% for adjusted gross receipts in excess of $150 million. For the period July 1 through August 4, 2002, the wagering tax was raised by statute to 22.5% of adjusted gross receipts, but, as discussed below in "Retroactive Dockside Tax," has been recently modified. Prior to July 1, 2002, Indiana gaming taxes were levied on adjusted gross receipts, as defined by Indiana gaming laws, at the rate of 20%. In addition to the wagering tax, an admissions tax of $3 per turnstile count is assessed. Prior to August 5, 2002, Indiana imposed an admissions tax of $3 per patron turnstile count at every boarding time plus the count of the patrons that stayed over on the vessel from a previous boarding time period.

     Effective July 1, 2003, a licensed riverboat owner who implements flexible scheduling can conduct gambling operations for up to 24 hours per day upon receiving IGC approval. Under prior IGC rules, riverboat casinos were required to close for three hours daily. The Majestic Star Casino's plan for 24-Hour Dockside

                         THE MAJESTIC STAR CASINO, LLC

NOTE 8.   COMMITMENTS AND CONTINGENCIES--(CONTINUED)

Gaming was submitted to the IGC and approved. The Majestic Star Casino began operating on 24-hour basis on July 11, 2003.

     In June 2003, the Indiana legislature clarified the start date of the graduated wagering tax structure associated with the implementation of dockside gaming. Previously, the start date for the computation of cumulative adjusted gross receipts from gaming revenues ("AGR") under the graduated tax structure was August 1, 2002 for seven riverboat casinos that implemented dockside gaming with flexible scheduling on that date; and August 5, 2002, for three riverboat casinos that implemented dockside gaming with flexible scheduling on that date. The Indiana legislature's recent clarification requires riverboat casinos to begin recognizing gaming tax liabilities for cumulative AGR under the graduated tax structure starting on July 1, 2002 if they implemented dockside gaming at any point in time. In addition, the State of Indiana's position is that no credit be provided for taxes previously paid for the period July 1, 2002 through July 31, 2002 for seven riverboat casinos and July 1, 2002 through August 4, 2002 for three riverboat casinos. For these periods, the statutory tax on AGR was 22.5%. As a result of the "Retroactive Dockside Tax," the Indiana Department of Revenue has assessed an additional $2,072,000 of gaming taxes due from the Majestic Star Casino. The Majestic Star Casino has taken a charge in the three month period ended June 30, 2003 for this assessment. The $2,072,000 assessment is required to be paid in two equal installments on July 1, 2003 and July 1, 2004. All penalties and interest due from Majestic Star Casino on the "Retroactive Dockside Tax" assessments are waived as long as Majestic Star Casino pays 50% of their applicable assessments on July 1, 2003 and July 1, 2004. The Majestic Star Casino paid 50% of the $2,072,000 assessment to Indiana Department of Revenue on July 1, 2003.

     The ownership and operation of our casino gaming facilities in Nevada, Mississippi and Colorado are also subject to various state and local regulations in the jurisdictions where they are located. In Nevada, our gaming operations are subject to the Nevada Gaming Control Act, and to the licensing and regulatory control of the Nevada Gaming Commission, the Nevada State Gaming Control Board and various local ordinances and regulations, including, without limitation, applicable city and county gaming and liquor licensing authorities. Pursuant to new legislation signed into law by the Governor of Nevada on July 23, 2003, the license fees on the number of gaming devices operated has been increased effective immediately, increased taxes on gross revenues became effective on August 1, 2003, and the expanded range of events covered by the casino entertainment tax became effective September 1, 2003. Fitzgeralds Las Vegas also become subject to a payroll tax based on wages paid to its employees effective October 1, 2003. In Mississippi, our gaming operations are subject to the Mississippi Gaming Control Act, and to the licensing and/or regulatory control of the Mississippi Gaming Commission, the Mississippi State Tax Commission and various state and local regulatory agencies, including liquor licensing authorities. In Colorado, our gaming operations are subject to the Limited Gaming Act of 1991, which created the Division of Gaming within the Colorado Department of Revenue and the Colorado Limited Gaming Control Commission which is empowered to license, implement, regulate and supervise the conduct of limited gaming. Our operations are also subject to the Colorado Liquor Code and the state and local liquor licensing authorities.

     In addition, in Colorado a statewide ballot measure which would have allowed the installation of up to five hundred video lottery terminals at each of five designated dog and horse racetracks along Colorado's front range was rejected by the voters in Colorado on November 4, 2003.

     The Company's directors, officers, managers and key employees are required to hold individual licenses. These requirements vary from jurisdiction to jurisdiction. Licenses and permits for gaming operations and for individual licensees are subject to revocation or non-renewal for cause. Under certain circumstances, holders of our securities are required to secure independent licenses and permits.

                         THE MAJESTIC STAR CASINO, LLC

NOTE 8.   COMMITMENTS AND CONTINGENCIES--(CONTINUED)

  Other Contingencies

     In September of 2000, AMB Parking, LLC, (a limited liability company indirectly owned by Don. H. Barden, Chairman and CEO of The Majestic Star Casino, LLC) and Trump Indiana, Inc. (the "Joint Venture Partner") entered into an Operating Agreement to form Buffington Harbor Parking Associates, LLC ("BHPA"). The limited liability company was formed for the purpose of acquiring land, and constructing and operating a 2,000 space-parking garage which is leased to Majestic Star and the Joint Venture Partner. The Majestic Star Casino and the Joint Venture Partner have each entered into parallel operating lease agreements with BHPA, each having a term until December 31, 2018. The rent payable under both leases is intended to service the additional debt incurred by BHPA. Majestic Star Casino is recognizing $9,462,815 of advances made at the inception of the lease as prepaid lease expense. Majestic Star Casino, LLC is amortizing its prepaid lease over the term of the operating lease agreement. The lease agreement calls for the Majestic Star Casino, LLC and the Joint Venture Partner to make monthly lease payments equal to 100% of BHPA's debt service requirement for the following month, although each party is entitled to a credit for 50% of such payment if the other party makes its monthly payment.

     Majestic Investor Holdings received assessments of additional amounts due related to insurance premiums paid for the period December 6, 2001 through December 6, 2002. The premiums, totaling $160,000, related to an audit by the insurance carrier of Majestic Investor Holdings' workers compensation and general liability plans. Majestic Investor Holdings has settled with the insurance carrier for $90,000 and has recorded the liability.

     On August 28, 2003, Majestic Star Casino and the Seafarers Entertainment & Allied Trades Union signed a collective bargaining agreement that will expire in four years and calls for annual salary adjustments of approximately 3.5% over the course of the agreement.

NOTE 9.  SEGMENT INFORMATION

     The Majestic Star Casino, LLC either directly or indirectly through a wholly subsidiary owns and operates four properties as follows: a riverboat casino located in Gary, Indiana; a casino and hotel located in downtown Las Vegas, Nevada; a casino and hotel located in Tunica, Mississippi; and a casino located in Black Hawk, Colorado (collectively, the "Properties").

     The Company identifies its business in four segments based on geographic location. The Properties, in each of their segments, market primarily to middle-income guests. The major products offered in each segment are as follows: casino, hotel rooms (except in Gary, Indiana and Black Hawk, Colorado) and food and beverage.

     The accounting policies of each business segment are the same as those described in the summary of significant accounting policies previously described in Note 1 to the audited financial statements included in The Majestic Star Casino, LLC's and Majestic Investor Holdings' respective Annual Reports on Form 10-K for the year ended December 31, 2002. There are minimal inter-segment sales. Corporate costs are allocated to the business segments through management fees from Majestic Star Casino (with respect to the casino in Gary) and from Majestic Investor Holdings (with respect to the Fitzgeralds properties). These fees are reflected in "General and Administrative" expenses.

                         THE MAJESTIC STAR CASINO, LLC

NOTE 9.  SEGMENT INFORMATION--(CONTINUED)

     A summary of the Properties' operations by business segment as of and for the three and nine months ended September 30, 2003 and 2002 is presented below:

                                                            FOR THE               FOR THE
                                                      THREE MONTHS ENDED     NINE MONTHS ENDED
                                                         SEPTEMBER 30,         SEPTEMBER 30,
                                                      -------------------   --------------------
                                                        2003       2002       2003        2002
                                                      --------   --------   ---------   --------
                                                                    (IN THOUSANDS)
Net revenues:
  Majestic Star Casino..............................  $35,135    $36,534    $ 105,362   $100,686
  Fitzgeralds Tunica................................   22,497     24,273       68,150     72,194
  Fitzgeralds Black Hawk............................    8,829      9,724       25,279     26,998
  Fitzgeralds Las Vegas.............................   11,859     11,579       36,204     36,627
                                                      -------    -------    ---------   --------
       Total........................................  $78,320    $82,110    $ 234,995   $236,505
                                                      =======    =======    =========   ========
Operating income (loss):
  Majestic Star Casino..............................  $ 4,176    $ 4,850    $  12,851   $ 14,210
  Fitzgeralds Tunica................................    2,610      3,867       10,049     11,806
  Fitzgeralds Black Hawk............................    2,165      2,264        4,956      5,052
  Fitzgeralds Las Vegas.............................   (1,413)      (922)      (1,503)    (1,341)
  Unallocated and other(1)..........................     (869)      (666)      (2,223)    (2,074)
                                                      -------    -------    ---------   --------
       Total........................................  $ 6,669    $ 9,393    $  24,130   $ 27,653
                                                      =======    =======    =========   ========
Segment depreciation and amortization:
  Majestic Star Casino..............................  $ 1,389    $ 1,729    $   4,197   $  5,086
  Fitzgeralds Tunica................................    1,989      1,866        5,823      5,481
  Fitzgeralds Black Hawk............................      438        364        1,261      1,091
  Fitzgeralds Las Vegas.............................      721        938        2,095      2,203
  Unallocated and other(1)..........................      666        658        1,997      1,930
                                                      -------    -------    ---------   --------
       Total........................................  $ 5,203    $ 5,555    $  15,373   $ 15,791
                                                      =======    =======    =========   ========
Expenditure for additions to long-lived assets:
  Majestic Star Casino..............................  $ 2,650    $   772    $   4,986   $  4,276
  Fitzgeralds Tunica................................      953        324        2,749      1,820
  Fitzgeralds Black Hawk............................      749        524        1,521        963
  Fitzgeralds Las Vegas.............................      738        335        1,658      1,136
                                                      -------    -------    ---------   --------
       Total........................................  $ 5,090    $ 1,955    $  10,914   $  8,195
                                                      =======    =======    =========   ========
Segment assets:
  Majestic Star Casino..............................                        $ 119,691
  Fitzgeralds Tunica................................                           83,712
  Fitzgeralds Black Hawk............................                           30,629
  Fitzgeralds Las Vegas.............................                           37,326
  Unallocated and other(1)..........................                          122,226
                                                                            ---------
       Total........................................                          393,584
  Less: Intercompany................................                         (112,954)
                                                                            ---------
       Total........................................                        $ 280,630
                                                                            =========

---------------

(1) Unallocated and other include corporate items and eliminations that are not allocated to the operating segments.

                         THE MAJESTIC STAR CASINO, LLC

NOTE 10.  RELATED PARTY TRANSACTIONS

     On March 13, 2003, Majestic Star Casino purchased for $1,017,000, net of prorated taxes plus closing costs, a building and approximately 50 acres of land, adjacent to the Buffington Harbor gaming complex from an affiliated company. The amounts were recorded in the Company's property and equipment accounts at $406,000 for the land and $111,000 for the building, which was the carrying value recorded on the affiliate's balance sheet. The remaining consideration paid in excess of the seller's basis in the amount of $560,000 was recorded as an adjustment to member's equity. The purchase price was based on an independent third-party appraisal.

     During the nine months ended September 30, 2003, Majestic Star Casino made distributions totaling $1,016,000, to BDI, under a LLC Manager Agreement related to the fourth quarter of 2002 and the six months ended June 30, 2003.

     During the nine months ended September 30, 2003, Majestic Investor Holdings made distributions totaling $2,594,000, to BDI, under a LLC Manager Agreement related to the fourth quarter of 2002 and the six months ended June 30, 2003.

     In December 2001, Majestic Star Casino made a $300,000 employee loan to Mr. Barden. This loan bore interest at a rate of 7% per annum and was due and payable in full on December 12, 2002. On March 17, 2003, $216,000 was paid on the note. The balance of $84,000 in principal and $29,000 in interest was paid on April 23, 2003.

     On January 31, 2002, Majestic Star Casino made a $200,000 employee loan to Mr. Kelly. On March 17, 2003, Mr. Kelly paid $67,000 in accordance with the loan agreement. This loan bears no interest and is due and payable in full on January 31, 2005.

     In December 2001, Majestic Investor Holdings issued a $700,000 note to BDI. The note bore interest at a rate of 7% annum. The principal and accrued but unpaid interest was due and payable in full on December 12, 2002. The principal and accrued interest was paid on March 17, 2003.

     In April 2003, Majestic Star Casino, as authorized by the Majestic Indenture, made a distribution of $710,000 to BDI for income taxes. The calculation for the distribution was based on the Majestic Star Casino's net income during the three-month period ended March 31, 2003.

     In April 2003, Majestic Investor Holdings, as authorized by the Majestic Investor Holdings Indenture, made a distribution of $338,000 to BDI for income taxes. The calculation for the distribution was based on Majestic Investor Holdings' net income during the three-month period ended March 31, 2003.

NOTE 11. SUPPLEMENTAL GUARANTOR FINANCIAL INFORMATION

     The proceeds from the issuance of the 9 1/2% Senior Secured Notes and approximately $28.0 million of the $80 million Credit Facility were used to retire all of the 10 7/8% Senior Secured Notes and substantially all of the 11.653% Senior Secured Notes. Under the Indenture for the 9 1/2% Senior Secured Notes and the Loan and Security Agreement for the $80 million Credit Facility, Fitzgeralds Tunica and Fitzgeralds Black Hawk remain as guarantors; however, Fitzgeralds Las Vegas is now an unrestricted subsidiary of the Company and a non-guarantor under the 9 1/2% Senior Secured Notes and $80.0 million Credit Facility. It is anticipated that Fitzgeralds Las Vegas will be spun out to BDI promptly after Majestic Investor Holdings, the direct owner of the operating subsidiary of Fitzgeralds Las Vegas, and BDI receive approval from the Nevada Gaming Control Board and the Nevada Gaming Commission. Approval is anticipated to occur in December 2003. See Note 12 for Supplemental Guarantor Financial Information (Unaudited) related to the 9 1/2% Senior Secured Notes.

                         THE MAJESTIC STAR CASINO, LLC

NOTE 11. SUPPLEMENTAL GUARANTOR FINANCIAL INFORMATION--(CONTINUED)

     The 10 7/8% Senior Secured Notes were secured by substantially all of the assets of the Majestic Star Casino, but not the assets of Majestic Investor Holdings and its wholly-owned subsidiaries which include the three Fitzgeralds' casino properties.

     The 11.653% Senior Secured Notes were unconditionally and irrevocably guaranteed, jointly and severally, by all of the restricted subsidiaries of Majestic Investor Holdings. The guarantees ranked senior in right of payment to all existing and future subordinated indebtedness of these restricted subsidiaries and equal in right of payment with all existing and future senior indebtedness of these restricted subsidiaries. As explained in Note 7 to the Notes to Consolidated Financial Statements (Unaudited), these guarantees were terminated after September 30, 2003, in connection with a consent solicitation.

     The following condensed consolidating information presents condensed consolidating balance sheets as of September 30, 2003 and December 31, 2002 and condensed consolidating statements of operations for the three and nine months ended September 30, 2003 and 2002, and condensed consolidating statements of cash flows for the nine months ended September 30, 2003 and 2002, for The Majestic Star Casino, LLC, The Majestic Star Casino Capital Corp. and the guarantor subsidiaries and eliminating entries necessary to consolidate such entities.

                         THE MAJESTIC STAR CASINO, LLC

NOTE 11.  SUPPLEMENTAL GUARANTOR FINANCIAL INFORMATION--(CONTINUED)

                     CONDENSED CONSOLIDATING BALANCE SHEET
                            AS OF SEPTEMBER 30, 2003

                                                                        MAJESTIC
                                       THE MAJESTIC   THE MAJESTIC      INVESTOR         MAJESTIC
                                       STAR CASINO,    STAR CASINO     HOLDINGS,     INVESTOR CAPITAL    GUARANTOR
                                           LLC        CAPITAL CORP.       LLC             CORP.         SUBSIDIARIES
                                       ------------   -------------   ------------   ----------------   ------------
ASSETS
Current Assets:
  Cash and cash equivalents..........  $ 15,404,525   $          --   $  7,107,027    $          --     $ 12,744,756
  Restricted cash....................            --              --        500,000               --               --
  Accounts receivable, net...........     1,129,231              --          1,208               --        1,287,396
  Inventories........................        71,470              --             --               --          942,599
  Prepaid expenses and other current
    assets...........................     1,841,768              --         59,325               --        1,578,828
  Receivable from related party......       261,462              --        248,286               --            4,321
  Notes receivable from related
    party............................       133,000              --             --               --               --
                                       ------------   -------------   ------------    -------------     ------------
      Total current assets...........    18,841,456              --      7,915,846               --       16,557,900
                                       ------------   -------------   ------------    -------------     ------------
Property, equipment and improvements,
  net................................    48,982,593              --             --               --      115,221,758
Intangible assets, net...............            --              --      5,200,000               --       11,295,496
Goodwill.............................            --              --             --               --        5,922,398
Investment in Buffington Harbor
  Riverboats, LLC....................    30,249,856              --             --               --               --
Other assets:
  Deferred financing costs, net......     2,281,770              --      5,671,049               --               --
  Restricted cash....................            --              --             --               --        1,000,000
  Due from related parties...........            --              --    103,439,586               --               --
  Other assets.......................    10,334,588              --             --               --        1,669,150
  Investment in subsidiaries.........     3,178,822              --     33,474,451               --               --
                                       ------------   -------------   ------------    -------------     ------------
      Total Assets...................  $113,869,085   $          --   $155,700,932    $          --     $151,666,702
                                       ============   =============   ============    =============     ============
LIABILITIES AND MEMBER'S EQUITY (DEFICIT)
Current Liabilities:
  Current maturities of long-term
    debt.............................  $         --   $          --   $         --    $          --     $     83,083
  Accounts payable...................     2,454,269              --             --               --        1,781,238
  Other accrued liabilities:
    Payroll and related..............     2,104,769              --             --               --        4,721,979
    Interest.........................     3,534,481              --      5,895,136               --               --
    Progressive jackpot..............       663,718              --             --               --        2,352,707
    Slot club liabilities............            --              --             --               --          863,428
    Other accrued liabilities........     5,303,020              --        144,340               --        4,898,177
                                       ------------   -------------   ------------    -------------     ------------
      Total current liabilities......    14,060,257              --      6,039,476               --       14,700,612
                                       ------------   -------------   ------------    -------------     ------------
Due from related parties.............            --              --             --               --      103,439,586
Long-term debt, net of current
  maturities.........................   129,122,129     129,122,129    146,482,634      146,482,634           52,053
                                       ------------   -------------   ------------    -------------     ------------
      Total Liabilities..............   143,182,386     129,122,129    152,522,110      146,482,634      118,192,251
  Member's Equity (Deficit)..........   (29,313,301)   (129,122,129)     3,178,822     (146,482,634)      33,474,451
                                       ------------   -------------   ------------    -------------     ------------
      Total Liabilities and Member's
        Equity (Deficit).............  $113,869,085   $          --   $155,700,932    $          --     $151,666,702
                                       ============   =============   ============    =============     ============


                                        ELIMINATING           TOTAL
                                          ENTRIES          CONSOLIDATED
                                       -------------       ------------
ASSETS
Current Assets:
  Cash and cash equivalents..........  $          --       $ 35,256,308
  Restricted cash....................             --            500,000
  Accounts receivable, net...........             --          2,417,835
  Inventories........................             --          1,014,069
  Prepaid expenses and other current
    assets...........................             --          3,479,921
  Receivable from related party......       (514,069)(a)             --
  Notes receivable from related
    party............................             --            133,000
                                       -------------       ------------
      Total current assets...........       (514,069)        42,801,133
                                       -------------       ------------
Property, equipment and improvements,
  net................................             --        164,204,351
Intangible assets, net...............             --         16,495,496
Goodwill.............................             --          5,922,398
Investment in Buffington Harbor
  Riverboats, LLC....................             --         30,249,856
Other assets:
  Deferred financing costs, net......             --          7,952,819
  Restricted cash....................             --          1,000,000
  Due from related parties...........   (103,439,586)(a)             --
  Other assets.......................             --         12,003,738
  Investment in subsidiaries.........    (36,653,273)(b)             --
                                       -------------       ------------
      Total Assets...................  $(140,606,928)      $280,629,791
                                       =============       ============
LIABILITIES AND MEMBER'S EQUITY (DEFI
Current Liabilities:
  Current maturities of long-term
    debt.............................  $          --       $     83,083
  Accounts payable...................             --          4,235,507
  Other accrued liabilities:
    Payroll and related..............             --          6,826,748
    Interest.........................             --          9,429,617
    Progressive jackpot..............             --          3,016,425
    Slot club liabilities............             --            863,428
    Other accrued liabilities........       (514,069)(a)      9,831,468
                                       -------------       ------------
      Total current liabilities......       (514,069)        34,286,276
                                       -------------       ------------
Due from related parties.............   (103,439,586)(a)             --
Long-term debt, net of current
  maturities.........................   (275,604,763)(c)    275,656,816
                                       -------------       ------------
      Total Liabilities..............   (379,558,418)(a)    309,943,092
  Member's Equity (Deficit)..........    238,951,490(b)(c)  (29,313,301)
                                       -------------       ------------
      Total Liabilities and Member's
        Equity (Deficit).............  $(140,606,928)      $280,629,791
                                       =============       ============

---------------

(a) To eliminate intercompany receivables and payables.

(b) To eliminate intercompany accounts and investment in subsidiaries.

(c) As more fully described in Note 7 Long-Term Debt, The Majestic Star Casino Capital Corp. is a co-obligor of certain of the Company's indebtedness and Majestic Investor Capital Corp. is a co-obligor of the indebtedness of Majestic Investor Holdings, LLC. Accordingly, such indebtedness has been presented as an obligation of both the issuer and the co-obligor in the above balance sheet.

                         THE MAJESTIC STAR CASINO, LLC

NOTE 11. SUPPLEMENTAL GUARANTOR FINANCIAL INFORMATION--(CONTINUED)

                     CONDENSED CONSOLIDATING BALANCE SHEET
                            AS OF DECEMBER 31, 2002

                                                                         MAJESTIC
                                        THE MAJESTIC   THE MAJESTIC      INVESTOR         MAJESTIC
                                        STAR CASINO,    STAR CASINO     HOLDINGS,     INVESTOR CAPITAL    GUARANTOR
                                            LLC        CAPITAL CORP.       LLC             CORP.         SUBSIDIARIES
                                        ------------   -------------   ------------   ----------------   ------------
ASSETS
Current Assets:
  Cash and cash equivalents...........  $  8,564,057   $          --   $  1,007,660    $          --     $ 14,976,164
  Restricted cash.....................            --              --        250,000               --               --
  Accounts receivable, net............     1,233,543              --         52,695               --        1,188,488
  Inventories.........................        53,360              --             --               --          929,126
  Prepaid expenses and other current
    assets............................     1,455,121              --        125,620               --        1,558,248
  Receivable from related party.......       323,359              --      4,748,371               --           17,430
  Note receivable from related
    party.............................       500,000              --        700,000               --               --
                                        ------------   -------------   ------------    -------------     ------------
      Total current assets............    12,129,440              --      6,884,346               --       18,669,456
                                        ------------   -------------   ------------    -------------     ------------
Property, equipment and improvements,
  net.................................    47,511,652              --             --               --      117,297,506
Intangible assets, net................            --              --      5,200,000               --       12,491,746
Goodwill..............................            --              --             --               --        5,922,398
Investment in Buffington Harbor
  Riverboats, LLC.....................    31,833,311              --             --               --               --
Other assets:
  Deferred financing costs, net.......     2,657,165              --      6,714,902               --               --
  Restricted cash.....................            --              --             --               --        1,000,000
  Due from related parties............            --              --    116,816,043               --               --
  Other assets........................    10,962,753              --             --               --        1,624,359
  Investment in subsidiaries..........     8,082,405              --     19,959,009               --               --
                                        ------------   -------------   ------------    -------------     ------------
      Total Assets....................  $113,176,726   $          --   $155,574,300    $          --     $157,005,465
                                        ============   =============   ============    =============     ============
LIABILITIES AND MEMBER'S EQUITY (DEFICIT)
Current Liabilities:
  Current maturities of long-term
    debt..............................  $         --   $          --   $         --    $          --     $    134,084
  Accounts payable....................     1,911,929              --             --               --        2,136,369
  Other accrued liabilities:
    Payroll and related...............     1,707,240              --             --               --        5,949,275
    Interest..........................            --              --      1,473,785               --               --
    Progressive jackpot...............       713,083              --             --               --        2,476,543
    Slot club liabilities.............            --              --             --               --          738,559
    Other accrued liabilities.........     4,139,265              --        486,662               --        3,914,716
                                        ------------   -------------   ------------    -------------     ------------
      Total current liabilities.......     8,471,517              --      1,960,447               --       15,349,546
                                        ------------   -------------   ------------    -------------     ------------
Due to related parties................            --              --             --               --      121,581,844
Long-term debt, net of current
  maturities..........................   128,879,771     128,879,771    145,531,448      145,531,448          115,066
                                        ------------   -------------   ------------    -------------     ------------
      Total Liabilities...............   137,351,288     128,879,771    147,491,895      145,531,448      137,046,456
  Member's Equity (Deficit)...........   (24,174,562)   (128,879,771)     8,082,405     (145,531,448)      19,959,009
                                        ------------   -------------   ------------    -------------     ------------
      Total Liabilities and Member's
        Equity (Deficit)..............  $113,176,726   $          --   $155,574,300    $          --     $157,005,465
                                        ============   =============   ============    =============     ============


                                         ELIMINATING         TOTAL
                                           ENTRIES        CONSOLIDATED
                                        -------------     ------------
ASSETS
Current Assets:
  Cash and cash equivalents...........  $          --     $ 24,547,881
  Restricted cash.....................             --          250,000
  Accounts receivable, net............             --        2,474,726
  Inventories.........................             --          982,486
  Prepaid expenses and other current
    assets............................             --        3,138,989
  Receivable from related party.......     (5,089,160)(a)           --
  Note receivable from related
    party.............................             --        1,200,000
                                        -------------     ------------
      Total current assets............     (5,089,160)      32,594,082
                                        -------------     ------------
Property, equipment and improvements,
  net.................................             --      164,809,158
Intangible assets, net................             --       17,691,746
Goodwill..............................             --        5,922,398
Investment in Buffington Harbor
  Riverboats, LLC.....................             --       31,833,311
Other assets:
  Deferred financing costs, net.......             --        9,372,067
  Restricted cash.....................             --        1,000,000
  Due from related parties............   (116,816,043)(a)           --
  Other assets........................                      12,587,112
  Investment in subsidiaries..........    (28,041,414)(b)           --
                                        -------------     ------------
      Total Assets....................  $(149,946,617)    $275,809,874
                                        =============     ============
LIABILITIES AND MEMBER'S EQUITY (DEFIC
Current Liabilities:
  Current maturities of long-term
    debt..............................  $          --     $    134,084
  Accounts payable....................             --        4,048,298
  Other accrued liabilities:
    Payroll and related...............             --        7,656,515
    Interest..........................             --        1,473,785
    Progressive jackpot...............             --        3,189,626
    Slot club liabilities.............             --          738,559
    Other accrued liabilities.........       (323,359)(a)    8,217,284
                                        -------------     ------------
      Total current liabilities.......       (323,359)      25,458,151
                                        -------------     ------------
Due to related parties................   (121,581,844)(a)           --
Long-term debt, net of current
  maturities..........................   (274,411,219)(c)  274,526,285
                                        -------------     ------------
      Total Liabilities...............   (396,316,422)(a)  299,984,436
  Member's Equity (Deficit)...........    246,369,805(b)(c)  (24,174,562)
                                        -------------     ------------
      Total Liabilities and Member's
        Equity (Deficit)..............  $(149,946,617)    $275,809,874
                                        =============     ============

---------------

(a) To eliminate intercompany receivables and payables.

(b) To eliminate intercompany accounts and investment in subsidiaries.

(c) As more fully described in Note 7 Long-Term Debt, The Majestic Star Casino Capital Corp. is a co-obligors of certain of the Company's indebtedness and Majestic Investor Capital Corp. is a co-obligor of the indebtedness of Majestic Investor Holdings, LLC. Accordingly, such indebtedness has been presented as an obligation of both the issuer and the co-obligor in the above balance sheet.

                         THE MAJESTIC STAR CASINO, LLC

NOTE 11. SUPPLEMENTAL GUARANTOR FINANCIAL INFORMATION--(CONTINUED)

                CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
                 FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2003

                                                THE
                                 THE         MAJESTIC      MAJESTIC      MAJESTIC
                               MAJESTIC     STAR CASINO    INVESTOR      INVESTOR
                             STAR CASINO,     CAPITAL      HOLDINGS,      CAPITAL      GUARANTOR     ELIMINATING        TOTAL
                                 LLC           CORP.          LLC          CORP.      SUBSIDIARIES     ENTRIES       CONSOLIDATED
                             ------------   -----------   -----------   -----------   ------------   -----------     ------------
REVENUES:
  Casino...................  $34,533,303    $        --   $        --   $        --   $39,000,341    $        --     $73,533,644
  Rooms....................           --             --            --            --     3,862,888             --       3,862,888
  Food and beverage........      362,514             --            --            --     5,079,902             --       5,442,416
  Other....................      523,958             --            --            --       869,979             --       1,393,937
                             -----------    -----------   -----------   -----------   -----------    -----------     -----------
    Gross revenues.........   35,419,775             --            --            --    48,813,110             --      84,232,885
    Less promotional
      allowances...........      284,693             --            --            --     5,628,227             --       5,912,920
                             -----------    -----------   -----------   -----------   -----------    -----------     -----------
    Net revenues...........   35,135,082             --            --            --    43,184,883             --      78,319,965
                             -----------    -----------   -----------   -----------   -----------    -----------     -----------
COSTS AND EXPENSES:
  Casino...................    9,215,369             --            --            --    16,505,516             --      25,720,885
  Rooms....................           --             --            --            --     1,695,808             --       1,695,808
  Food and beverage........      392,561             --            --            --     2,507,713             --       2,900,274
  Other....................           --             --            --            --       533,985             --         533,985
  Gaming taxes.............    9,623,655             --            --            --     4,628,311             --      14,251,966
  Advertising and
    promotion..............    1,835,473             --            --            --     3,311,241             --       5,146,714
  General and
    administrative.........    6,873,678             --       202,516            --     7,492,588             --      14,568,782
  Economic incentive--
    City of Gary...........    1,035,573             --            --            --            --             --       1,035,573
  Depreciation and
    amortization...........    1,388,381             --       665,819            --     3,148,361             --       5,202,561
  Loss on investment in
    Buffington Harbor
    Riverboats, L.L.C. ....      594,718             --            --            --            --             --         594,718
                             -----------    -----------   -----------   -----------   -----------    -----------     -----------
    Total costs and
      expenses.............   30,959,408             --       868,335            --    39,823,523             --      71,651,266
                             -----------    -----------   -----------   -----------   -----------    -----------     -----------
    Operating income
      (loss)...............    4,175,674             --      (868,335)           --     3,361,360             --       6,668,699
                             -----------    -----------   -----------   -----------   -----------    -----------     -----------
OTHER INCOME (EXPENSE):
  Interest income..........       12,715             --         3,645            --         2,398             --          18,758
  Interest expense.........   (3,534,893)                  (4,421,376)                     (5,117)                    (7,961,386)
  Loss on sale of assets...           --             --            --            --        (4,671)            --          (4,671)
  Other non-operating
    expense................      (37,766)            --        (9,582)           --            --             --         (47,348)
    Equity in net income
      (loss) of
      subsidiaries.........   (1,941,678)            --     3,353,970            --            --     (1,412,292)(a)          --
                             -----------    -----------   -----------   -----------   -----------    -----------     -----------
    Total other (expense)
      income...............   (5,501,622)                  (1,073,343)                     (7,390)    (1,412,292)     (7,994,647)
                             -----------    -----------   -----------   -----------   -----------    -----------     -----------
    Net income (loss)......  $(1,325,948)   $        --   $(1,941,678)  $        --   $ 3,353,970    $(1,412,292)    $(1,325,948)
                             ===========    ===========   ===========   ===========   ===========    ===========     ===========

---------------

(a) To eliminate equity in net income (loss) of subsidiaries.

                         THE MAJESTIC STAR CASINO, LLC

NOTE 11. SUPPLEMENTAL GUARANTOR FINANCIAL INFORMATION--(CONTINUED)

                CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
                 FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2002

                                           THE MAJESTIC    MAJESTIC      MAJESTIC
                            THE MAJESTIC   STAR CASINO     INVESTOR      INVESTOR
                            STAR CASINO,     CAPITAL       HOLDINGS,      CAPITAL      GUARANTOR     ELIMINATING        TOTAL
                                LLC           CORP.           LLC          CORP.      SUBSIDIARIES     ENTRIES       CONSOLIDATED
                            ------------   ------------   -----------   -----------   ------------   -----------     ------------
REVENUES:
  Casino..................  $35,847,438    $        --    $        --   $        --   $41,842,819    $        --     $77,690,257
  Rooms...................           --             --             --            --     3,809,375             --       3,809,375
  Food and beverage.......      404,204             --             --            --     4,681,423             --       5,085,627
  Other...................      501,110             --             --            --     1,027,702             --       1,528,812
                            -----------    -----------    -----------   -----------   -----------    -----------     -----------
    Gross revenues........   36,752,752             --             --            --    51,361,319             --      88,114,071
    Less promotional
      allowances..........      219,143             --             --            --     5,784,991             --       6,004,134
                            -----------    -----------    -----------   -----------   -----------    -----------     -----------
    Net revenues..........   36,533,609             --             --            --    45,576,328             --      82,109,937
                            -----------    -----------    -----------   -----------   -----------    -----------     -----------
COSTS AND EXPENSES:
  Casino..................    9,842,101             --             --            --    17,500,235             --      27,342,336
  Rooms...................           --             --             --            --     1,717,113             --       1,717,113
  Food and beverage.......      440,966             --             --            --     2,604,410             --       3,045,376
  Other...................           --             --             --            --       396,134             --         396,134
  Gaming taxes............    8,927,379             --             --            --     4,981,141             --      13,908,520
  Advertising and
    promotion.............    2,189,136             --             --            --     2,827,045             --       5,016,181
  General and
    administrative........    6,882,000             --          8,175            --     7,173,272             --      14,063,447
  Economic Incentive--
    City of Gary..........    1,072,350             --             --            --            --             --       1,072,350
  Depreciation and
    amortization..........    1,730,004             --        657,668            --     3,167,672             --       5,555,344
  Loss on investment in
    Buffington Harbor
    Riverboats, L.L.C. ...      600,301             --             --            --            --             --         600,301
                            -----------    -----------    -----------   -----------   -----------    -----------     -----------
    Total costs and
      expenses............   31,684,237             --        665,843            --    40,367,022             --      72,717,102
                            -----------    -----------    -----------   -----------   -----------    -----------     -----------
    Operating income
      (loss)..............    4,849,372             --       (665,843)           --     5,209,306             --       9,392,835
                            -----------    -----------    -----------   -----------   -----------    -----------     -----------
OTHER INCOME (EXPENSE):
  Interest income.........       23,992             --         19,190            --        14,030             --          57,212
  Interest expense........   (3,608,999)                   (4,454,389)                     (8,574)                    (8,071,962)
  Loss on sale of
    assets................           --             --             --            --        (9,889)            --          (9,889)
  Other non-operating
    expenses..............      (38,593)            --        (10,931)           --            --             --         (49,524)
    Equity in net income
      (loss) of
      subsidiaries........       92,900             --      5,204,873            --            --     (5,297,773)(a)          --
                            -----------    -----------    -----------   -----------   -----------    -----------     -----------
    Total other expense...   (3,530,700)                      758,743                      (4,433)    (5,297,773)     (8,074,163)
                            -----------    -----------    -----------   -----------   -----------    -----------     -----------
  Net income (loss).......  $ 1,318,672    $              $    92,900   $             $ 5,204,873    $(5,297,773)    $ 1,318,672
                            ===========    ===========    ===========   ===========   ===========    ===========     ===========

---------------

(a) To eliminate equity in net income of subsidiaries

                         THE MAJESTIC STAR CASINO, LLC

NOTE 11. SUPPLEMENTAL GUARANTOR FINANCIAL INFORMATION--(CONTINUED)

                CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003

                                                 THE MAJESTIC     MAJESTIC       MAJESTIC
                                  THE MAJESTIC   STAR CASINO      INVESTOR       INVESTOR
                                  STAR CASINO,     CAPITAL       HOLDINGS,       CAPITAL       GUARANTOR     ELIMINATING
                                      LLC           CORP.           LLC           CORP.       SUBSIDIARIES     ENTRIES
                                  ------------   ------------   ------------   ------------   ------------   ------------
REVENUES:
  Casino........................  $103,464,268   $         --   $         --   $         --   $117,977,522   $         --
  Rooms.........................            --             --             --             --     11,246,586             --
  Food and beverage.............     1,097,999             --             --             --     14,695,689             --
  Other.........................     1,723,907             --             --             --      2,503,455             --
                                  ------------   ------------   ------------   ------------   ------------   ------------
    Gross revenues..............   106,286,174             --             --             --    146,423,252             --
    Less promotional
      allowances................       924,219             --             --             --     16,789,768             --
                                  ------------   ------------   ------------   ------------   ------------   ------------
    Net revenues................   105,361,955             --             --             --    129,633,484             --
                                  ------------   ------------   ------------   ------------   ------------   ------------
COSTS AND EXPENSES:
  Casino........................    27,149,303             --             --             --     48,676,222             --
  Rooms.........................            --             --             --             --      4,882,991             --
  Food and beverage.............     1,196,149             --             --             --      7,570,063             --
  Other.........................            --             --             --             --      1,354,042             --
  Gaming taxes..................    30,792,182             --             --             --     13,662,931             --
  Advertising and promotion.....     5,038,353             --             --             --      9,855,194             --
  General and administrative....    19,237,130             --        225,203             --     20,951,949             --
  Economic incentive--
    City of Gary................     3,106,984             --             --             --             --             --
  Depreciation and
    amortization................     4,196,373             --      1,997,376             --      9,178,818             --
  Loss on investment in
    Buffington Harbor
    Riverboats, L.L.C...........     1,794,608             --             --             --             --             --
                                  ------------   ------------   ------------   ------------   ------------   ------------
    Total costs and expenses....    92,511,082             --      2,222,579             --    116,132,210             --
                                  ------------   ------------   ------------   ------------   ------------   ------------
    Operating income (loss).....    12,850,873             --     (2,222,579)            --     13,501,274             --
                                  ------------   ------------   ------------   ------------   ------------   ------------
OTHER INCOME (EXPENSE):
  Interest income...............        42,807             --         28,916             --         11,272             --
  Interest expense..............   (10,603,782)                  (13,264,175)                      (17,403)
  (Loss) gain on sale of
    assets......................      (125,919)            --             --             --         20,290             --
  Other non-operating expense...      (113,320)            --        (28,482)            --             --             --
    Equity in net income (loss)
      of subsidiaries...........    (1,970,887)            --     13,515,433             --             --    (11,544,546)(a)
                                  ------------   ------------   ------------   ------------   ------------   ------------
    Total other income
      (expense).................   (12,771,101)                      251,692                        14,159    (11,544,546)
                                  ------------   ------------   ------------   ------------   ------------   ------------
    Net income (loss)...........  $     79,772   $              $ (1,970,887)  $              $ 13,515,433   $(11,544,546)
                                  ============   ============   ============   ============   ============   ============


                                     TOTAL
                                  CONSOLIDATED
                                  ------------
REVENUES:
  Casino........................  $221,441,790
  Rooms.........................    11,246,586
  Food and beverage.............    15,793,688
  Other.........................     4,227,362
                                  ------------
    Gross revenues..............   252,709,426
    Less promotional
      allowances................    17,713,987
                                  ------------
    Net revenues................   234,995,439
                                  ------------
COSTS AND EXPENSES:
  Casino........................    75,825,525
  Rooms.........................     4,882,991
  Food and beverage.............     8,766,212
  Other.........................     1,354,042
  Gaming taxes..................    44,455,113
  Advertising and promotion.....    14,893,547
  General and administrative....    40,414,282
  Economic incentive--
    City of Gary................     3,106,984
  Depreciation and
    amortization................    15,372,567
  Loss on investment in
    Buffington Harbor
    Riverboats, L.L.C...........     1,794,608
                                  ------------
    Total costs and expenses....   210,865,871
                                  ------------
    Operating income (loss).....    24,129,568
                                  ------------
OTHER INCOME (EXPENSE):
  Interest income...............        82,995
  Interest expense..............   (23,885,360)
  (Loss) gain on sale of
    assets......................      (105,629)
  Other non-operating expense...      (141,802)
    Equity in net income (loss)
      of subsidiaries...........            --
                                  ------------
    Total other income
      (expense).................   (24,049,796)
                                  ------------
    Net income (loss)...........  $     79,772
                                  ============

---------------

(a) To eliminate equity in net income (loss) of subsidiaries.

                         THE MAJESTIC STAR CASINO, LLC

NOTE 11. SUPPLEMENTAL GUARANTOR FINANCIAL INFORMATION--(CONTINUED)

                CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2002

                                                                     MAJESTIC
                                    THE MAJESTIC   THE MAJESTIC      INVESTOR       MAJESTIC
                                    STAR CASINO,    STAR CASINO     HOLDINGS,       INVESTOR       GUARANTOR     ELIMINATING
                                        LLC        CAPITAL CORP.       LLC        CAPITAL CORP.   SUBSIDIARIES     ENTRIES
                                    ------------   -------------   ------------   -------------   ------------   ------------
REVENUES:
  Casino..........................  $ 98,626,635      $   --       $         --      $   --       $124,623,911   $         --
  Rooms...........................            --          --                 --          --         11,836,761             --
  Food and beverage...............     1,239,364          --                 --          --         14,127,355             --
  Other...........................     1,446,292          --                 --          --          2,893,704             --
                                    ------------      ------       ------------      ------       ------------   ------------
    Gross revenues................   101,312,291          --                 --          --        153,481,731             --
    Less promotional allowances...       626,152          --                 --          --         17,662,744             --
                                    ------------      ------       ------------      ------       ------------   ------------
    Net revenues..................   100,686,139          --                 --          --        135,818,987             --
                                    ------------      ------       ------------      ------       ------------   ------------
COSTS AND EXPENSES:
  Casino..........................    25,275,831          --                 --          --         52,501,936             --
  Rooms...........................            --          --                 --          --          4,975,786             --
  Food and beverage...............     1,311,440          --                 --          --          7,781,206             --
  Other...........................            --          --                 --          --          1,171,389             --
  Gaming taxes....................    26,153,991          --                 --          --         14,779,969             --
  Advertising and promotion.......     5,112,461          --                 --          --          9,777,719             --
  General and administrative......    18,770,847          --             19,878          --         20,538,102             --
  Economic Incentive--City of
    Gary..........................     2,959,492          --                 --          --                 --             --
  Depreciation and amortization...     5,085,779          --          1,930,193          --          8,775,312             --
  Loss on investment in Buffington
    Harbor Riverboats, L.L.C. ....     1,806,379          --                 --          --                 --             --
  Pre-opening expenses............            --          --            124,269          --                 --             --
                                    ------------      ------       ------------      ------       ------------   ------------
    Total costs and expenses......    86,476,220          --          2,074,340          --        120,301,419             --
                                    ------------      ------       ------------      ------       ------------   ------------
    Operating income (loss).......    14,209,919          --         (2,074,340)         --         15,517,568             --
                                    ------------      ------       ------------      ------       ------------   ------------
OTHER INCOME (EXPENSE):
  Interest income.................        40,158          --             53,988          --             41,036             --
  Interest expense................   (10,784,602)         --        (13,546,708)         --            (25,113)            --
  Gain/(loss) on sale of assets...         8,850          --                 --          --             (9,311)            --
  Other non-operating expenses....      (103,509)         --            (38,306)         --                 --             --
  Equity in net income (loss) of
    subsidiaries..................       (81,186)         --         15,524,180          --                 --    (15,442,994)(a)
                                    ------------      ------       ------------      ------       ------------   ------------
    Total other income
      (expense)...................   (10,920,289)         --          1,993,154          --              6,612    (15,442,994)
                                    ------------      ------       ------------      ------       ------------   ------------
    Net income (loss).............  $  3,289,630      $   --       $    (81,186)     $   --       $ 15,524,180   $(15,442,994)
                                    ============      ======       ============      ======       ============   ============


                                    CONSOLIDATED
                                       TOTAL
                                    ------------
REVENUES:
  Casino..........................  $223,250,546
  Rooms...........................    11,836,761
  Food and beverage...............    15,366,719
  Other...........................     4,339,996
                                    ------------
    Gross revenues................   254,794,022
    Less promotional allowances...    18,288,896
                                    ------------
    Net revenues..................   236,505,126
                                    ------------
COSTS AND EXPENSES:
  Casino..........................    77,777,767
  Rooms...........................     4,975,786
  Food and beverage...............     9,092,646
  Other...........................     1,171,389
  Gaming taxes....................    40,933,960
  Advertising and promotion.......    14,890,180
  General and administrative......    39,328,827
  Economic Incentive--City of
    Gary..........................     2,959,492
  Depreciation and amortization...    15,791,284
  Loss on investment in Buffington
    Harbor Riverboats, L.L.C. ....     1,806,379
  Pre-opening expenses............       124,269
                                    ------------
    Total costs and expenses......   208,851,979
                                    ------------
    Operating income (loss).......    27,653,147
                                    ------------
OTHER INCOME (EXPENSE):
  Interest income.................       135,182
  Interest expense................   (24,356,423)
  Gain/(loss) on sale of assets...          (461)
  Other non-operating expenses....      (141,815)
  Equity in net income (loss) of
    subsidiaries..................            --
                                    ------------
    Total other income
      (expense)...................   (24,363,517)
                                    ------------
    Net income (loss).............  $  3,289,630
                                    ============

---------------

(a) To eliminate equity in net income (loss) of subsidiaries

                         THE MAJESTIC STAR CASINO, LLC

NOTE 11. SUPPLEMENTAL GUARANTOR FINANCIAL INFORMATION--(CONTINUED)

                CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003

                                                                      MAJESTIC
                                      THE MAJESTIC   THE MAJESTIC     INVESTOR       MAJESTIC
                                      STAR CASINO,    STAR CASINO     HOLDINGS,      INVESTOR       GUARANTOR     ELIMINATING
                                          LLC        CAPITAL CORP.       LLC       CAPITAL CORP.   SUBSIDIARIES     ENTRIES
                                      ------------   -------------   -----------   -------------   ------------   -----------
NET CASH PROVIDED BY (USED IN)
  OPERATING ACTIVITIES:.............  $14,037,416       $   --       $(9,415,600)     $   --       $ 21,769,136     $   --
                                      -----------       ------       -----------      ------       ------------     ------
CASH FLOWS FROM INVESTING
  ACTIVITIES:
  Increase in restricted cash.......           --           --          (250,000)         --                 --         --
  Acquisition of property and
    equipment.......................   (4,986,306)          --                --          --         (5,927,999)        --
  Appreciated value of purchase of
    land from a related party.......     (559,806)          --                --          --                 --         --
  Decrease in prepaid leases and
    deposits........................      108,500           --                --          --                 --         --
  Investment in Buffington Harbor
    Riverboats, L.L.C. .............     (211,138)          --                --          --                 --         --
  Proceeds from sale of equipment...       14,750           --                --          --             41,469         --
                                      -----------       ------       -----------      ------       ------------     ------
    Net cash used in investing
      activities....................   (5,634,000)          --          (250,000)         --         (5,886,530)        --
                                      -----------       ------       -----------      ------       ------------     ------
CASH FLOWS FROM FINANCING
  ACTIVITIES:
  Issuance cost for the 9 1/2%
    senior secured notes............     (203,939)          --            (2,337)         --                 --         --
  Proceeds from notes receivables
    affiliates......................      367,000           --        18,700,000          --        (18,000,000)        --
  Repayment of long term debt.......           --           --                --          --           (114,014)        --
  Distribution to Barden
    Development, Inc. ..............   (1,726,009)          --        (2,932,696)         --                 --         --
                                      -----------       ------       -----------      ------       ------------     ------
    Net cash provided by (used in)
      financing activities..........   (1,562,948)          --        15,764,967          --        (18,114,014)        --
                                      -----------       ------       -----------      ------       ------------     ------
Net increase (decrease) in cash and
  cash equivalents..................    6,840,468           --         6,099,367          --         (2,231,408)        --
Cash and cash equivalents, beginning
  of period.........................    8,564,057           --         1,007,660          --         14,976,164         --
                                      -----------       ------       -----------      ------       ------------     ------
Cash and cash equivalents, end of
  period............................  $15,404,525       $   --       $ 7,107,027      $   --       $ 12,744,756     $   --
                                      ===========       ======       ===========      ======       ============     ======


                                      CONSOLIDATED
                                         TOTAL
                                      ------------
NET CASH PROVIDED BY (USED IN)
  OPERATING ACTIVITIES:.............  $ 26,390,952
                                      ------------
CASH FLOWS FROM INVESTING
  ACTIVITIES:
  Increase in restricted cash.......      (250,000)
  Acquisition of property and
    equipment.......................   (10,914,305)
  Appreciated value of purchase of
    land from a related party.......      (559,806)
  Decrease in prepaid leases and
    deposits........................       108,500
  Investment in Buffington Harbor
    Riverboats, L.L.C. .............      (211,138)
  Proceeds from sale of equipment...        56,219
                                      ------------
    Net cash used in investing
      activities....................   (11,770,530)
                                      ------------
CASH FLOWS FROM FINANCING
  ACTIVITIES:
  Issuance cost for the 9 1/2%
    senior secured notes............      (206,276)
  Proceeds from notes receivables
    affiliates......................     1,067,000
  Repayment of long term debt.......      (114,014)
  Distribution to Barden
    Development, Inc. ..............    (4,658,705)
                                      ------------
    Net cash provided by (used in)
      financing activities..........    (3,911,995)
                                      ------------
Net increase (decrease) in cash and
  cash equivalents..................    10,708,427
Cash and cash equivalents, beginning
  of period.........................    24,547,881
                                      ------------
Cash and cash equivalents, end of
  period............................  $ 35,256,308
                                      ============

                         THE MAJESTIC STAR CASINO, LLC

NOTE 11. SUPPLEMENTAL GUARANTOR FINANCIAL INFORMATION--(CONTINUED)

                CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2002

                                                                        MAJESTIC
                                       THE MAJESTIC   THE MAJESTIC      INVESTOR       MAJESTIC
                                       STAR CASINO,    STAR CASINO     HOLDINGS,       INVESTOR       GUARANTOR     ELIMINATING
                                           LLC        CAPITAL CORP.       LLC        CAPITAL CORP.   SUBSIDIARIES     ENTRIES
                                       ------------   -------------   ------------   -------------   ------------   -----------
NET CASH PROVIDED BY (USED IN)
  OPERATING ACTIVITIES:..............  $ 7,308,679       $   --       $(10,568,902)     $   --       $22,405,364    $ 3,045,497(a)
                                       -----------       ------       ------------      ------       -----------    -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Acquisition related costs..........           --           --           (986,158)         --                --             --
  Proceeds from seller for purchase
    price adjustment.................           --           --          3,800,000          --                --             --
  Acquisition of property and
    equipment........................   (4,276,313)          --                 --          --        (3,918,301)            --
  Decrease in prepaid leases and
    deposits.........................      428,005           --                 --          --                --             --
  Investment in Buffington Harbor
    Riverboats, L.L.C. ..............      (40,455)          --                 --          --                --             --
  Proceeds from sale of equipment....        8,850           --                 --          --            43,867             --
                                       -----------       ------       ------------      ------       -----------    -----------
    Net cash provided by (used in)
      investing activities...........   (3,879,913)          --          2,813,842          --        (3,874,434)            --
                                       -----------       ------       ------------      ------       -----------    -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Issuance cost for the 11.653%
    senior secured notes.............           --           --         (1,410,945)         --                --             --
  Proceeds from line of credit.......           --           --          2,500,000          --                --             --
  Repayment of line of credit........           --           --         (9,000,000)         --                --             --
  Proceeds from notes receivables
    affiliates.......................           --           --         23,320,991          --       (20,275,494)    (3,045,497)(a)
  Repayment of long term debt........           --           --                 --          --          (104,808)            --
  Distribution to Barden Development,
    Inc..............................     (976,152)          --         (1,844,206)         --                --             --
                                       -----------       ------       ------------      ------       -----------    -----------
    Net cash provided by (used in)
      financing activities...........     (976,152)          --         13,565,840          --       (20,380,302)    (3,045,497)
                                       -----------       ------       ------------      ------       -----------    -----------
Net increase (decrease) in cash and
  cash equivalents...................    2,452,614           --          5,810,780          --        (1,849,372)            --
Cash and cash equivalents, beginning
  of period..........................    8,220,476           --            498,363          --        17,206,452             --
                                       -----------       ------       ------------      ------       -----------    -----------
Cash and cash equivalents, end of
  period.............................  $10,673,090       $   --       $  6,309,143      $   --       $15,357,080    $        --
                                       ===========       ======       ============      ======       ===========    ===========


                                       CONSOLIDATED
                                          TOTAL
                                       ------------
NET CASH PROVIDED BY (USED IN)
  OPERATING ACTIVITIES:..............  $ 22,190,638
                                       ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Acquisition related costs..........      (986,158)
  Proceeds from seller for purchase
    price adjustment.................     3,800,000
  Acquisition of property and
    equipment........................    (8,194,614)
  Decrease in prepaid leases and
    deposits.........................       428,005
  Investment in Buffington Harbor
    Riverboats, L.L.C. ..............       (40,455)
  Proceeds from sale of equipment....        52,717
                                       ------------
    Net cash provided by (used in)
      investing activities...........    (4,940,505)
                                       ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Issuance cost for the 11.653%
    senior secured notes.............    (1,410,945)
  Proceeds from line of credit.......     2,500,000
  Repayment of line of credit........    (9,000,000)
  Proceeds from notes receivables
    affiliates.......................            --
  Repayment of long term debt........      (104,808)
  Distribution to Barden Development,
    Inc..............................    (2,820,358)
                                       ------------
    Net cash provided by (used in)
      financing activities...........   (10,836,111)
                                       ------------
Net increase (decrease) in cash and
  cash equivalents...................     6,414,022
Cash and cash equivalents, beginning
  of period..........................    25,925,291
                                       ------------
Cash and cash equivalents, end of
  period.............................  $ 32,339,313
                                       ============

---------------

(a) To eliminate intercompany receivables and payables.

                         THE MAJESTIC STAR CASINO, LLC

NOTE 12. SUPPLEMENTAL GUARANTOR FINANCIAL INFORMATION--9 1/2% SENIOR SECURED
NOTES

     The following condensed consolidating information presents condensed consolidating balance sheets as of September 30, 2003 and December 31, 2002 and condensed consolidating statements of operations for the three and nine months ended September 30, 2003 and 2002, and condensed consolidating statements of cash flows for the nine months ended September 30, 2003 and 2002, for The Majestic Star Casino, LLC, the guarantor subsidiaries and its non-guarantor subsidiary and eliminating entries necessary to consolidate such entities as they relate to the 9 1/2% Senior Secured Notes as described in Note 11 to Notes to Consolidated Financial Statements.

                         THE MAJESTIC STAR CASINO, LLC

NOTE 12. SUPPLEMENTAL GUARANTOR FINANCIAL INFORMATION--9 1/2% SENIOR SECURED NOTES--(CONTINUED)

                     CONDENSED CONSOLIDATING BALANCE SHEET
                            AS OF SEPTEMBER 30, 2003

                                                 THE MAJESTIC
                                THE MAJESTIC      STAR CASINO     GUARANTOR     NON-GUARANTOR   ELIMINATING             TOTAL
                              STAR CASINO, LLC   CAPITAL CORP.   SUBSIDIARIES    SUBSIDIARY       ENTRIES            CONSOLIDATED
                              ----------------   -------------   ------------   -------------   ------------         ------------
ASSETS
Current Assets:
 Cash and cash
   equivalents..............    $ 15,404,525     $          --   $ 16,013,644    $ 3,838,139    $         --         $ 35,256,308
 Restricted cash............              --                --        500,000             --              --              500,000
 Accounts receivable, less
   allowance for doubtful
   accounts of $275,715.....       1,129,231                --        641,856        646,748              --            2,417,835
 Inventories................          71,470                --        638,300        304,299              --            1,014,069
 Prepaid expenses...........       1,831,558                --        610,348        986,970              --            3,428,876
 Receivables from related
   party....................         261,462                --             --          3,461        (264,923)(a)               --
 Note receivable due from
   affiliate................         133,000                --             --             --              --              133,000
 Due from Buffington Harbor
   Riverboats, LLC..........          10,210                --             --             --              --               10,210
 Other......................              --                --         40,835             --              --               40,835
                                ------------     -------------   ------------    -----------    ------------         ------------
     Total current assets...      18,841,456                --     18,444,983      5,779,617        (264,923)          42,801,133
                                ------------     -------------   ------------    -----------    ------------         ------------
Property, equipment and
 improvements, net..........      48,982,593                --     87,467,456     27,754,302              --          164,204,351
Intangible assets, net......              --                --     14,780,496      1,715,000              --           16,495,496
Goodwill....................              --                --      5,922,398             --              --            5,922,398
Other assets:
 Deferred financing costs,
   net of accumulated
   amortization of
   $5,680,912...............       2,281,770                --      5,671,049             --              --            7,952,819
 Investment in Buffington
   Harbor Riverboats, LLC...      30,249,856                --             --             --              --           30,249,856
 Investment in Majestic
   Investor Holdings, LLC...       3,178,822                --             --             --      (3,178,822)(b)               --
 Long term accounts
   receivable -- related
   parties..................              --                --     36,697,132             --     (36,697,132)(a)               --
 Restricted cash............              --                --             --      1,000,000              --            1,000,000
 Other assets...............      10,334,588                --        591,977      1,077,173              --           12,003,738
                                ------------     -------------   ------------    -----------    ------------         ------------
     Total other assets.....      46,045,036                --     42,960,158      2,077,173     (39,875,954)          51,206,413
                                ------------     -------------   ------------    -----------    ------------         ------------
     Total Assets...........    $113,869,085     $          --   $169,575,491    $37,326,092    $(40,140,877)        $280,629,791
                                ============     =============   ============    ===========    ============         ============
LIABILITIES AND MEMBER'S DEFICIT
Current Liabilities:
 Current maturities of
   long-term debt...........    $         --     $          --   $         --    $    83,083    $         --         $     83,083
 Accounts payable...........       2,454,269                --      1,228,159        553,079              --            4,235,507
 Payable to related party...              --                --        246,867         18,056        (264,923)(a)               --
 Other accrued liabilities:
   Payroll and related......       2,104,769                --      2,846,516      1,875,463              --            6,826,748
   Accrued interest.........       3,534,481                --      5,895,136             --              --            9,429,617
   Progressive jackpots.....         663,718                --      2,076,723        275,984              --            3,016,425
   Slot club liability......              --                --        478,198        385,230              --              863,428
   Other accrued
     liabilities............       5,303,020                --      3,235,332      1,293,116              --            9,831,468
                                ------------     -------------   ------------    -----------    ------------         ------------
     Total current
       liabilities..........      14,060,257                --     16,006,931      4,484,011        (264,923)          34,286,276
                                ------------     -------------   ------------    -----------    ------------         ------------
Due to related parties......              --                --             --     36,697,132     (36,697,132)(a)               --
Long-term debt, net of
 current maturities.........     129,122,129       129,122,129    146,482,634         52,053    (129,122,129)(a)(c)   275,656,816
                                ------------     -------------   ------------    -----------    ------------         ------------
     Total Liabilities......     143,182,386       129,122,129    162,489,565     41,233,196    (166,084,184)         309,943,092
                                ------------     -------------   ------------    -----------    ------------         ------------
     Total member's
       (deficit) equity.....     (29,313,301)     (129,122,129)     7,085,926     (3,907,104)    125,943,307(b)(c)    (29,313,301)
                                ------------     -------------   ------------    -----------    ------------         ------------
     Total Liabilities and
       Member's Deficit.....    $113,869,085     $          --   $169,575,491    $37,326,092    $(40,140,877)        $280,629,791
                                ============     =============   ============    ===========    ============         ============

---------------

(a) To eliminate intercompany receivable and payable.

(b) To eliminate intercompany accounts and investment in subsidiaries.

(c) As more fully described in Note 7 Long-Term Debt, The Majestic Star Casino Capital Corp. is a co-obligor of the 9 1/2% Senior Secured Notes issued by the Company. Accordingly, such indebtedness has been presented as an obligation of both the Issuer and the co-obligor in the above balance sheet.

                         THE MAJESTIC STAR CASINO, LLC

NOTE 12. SUPPLEMENTAL GUARANTOR FINANCIAL INFORMATION--9 1/2% SENIOR SECURED NOTES--(CONTINUED)

                     CONDENSED CONSOLIDATING BALANCE SHEET
                            AS OF DECEMBER 31, 2002

                                                THE MAJESTIC
                               THE MAJESTIC      STAR CASINO     GUARANTOR     NON-GUARANTOR    ELIMINATING             TOTAL
                             STAR CASINO, LLC   CAPITAL CORP.   SUBSIDIARIES    SUBSIDIARY        ENTRIES            CONSOLIDATED
                             ----------------   -------------   ------------   -------------   -------------         ------------
ASSETS
Current Assets:
 Cash and cash
   equivalents.............    $  8,564,057     $          --   $ 11,588,218    $ 4,395,606    $          --         $ 24,547,881
 Restricted cash...........              --                --        250,000             --               --              250,000
 Accounts receivable, less
   allowance for doubtful
   accounts of $372,689....       1,233,543                --        648,404        592,779               --            2,474,726
 Inventories...............          53,360                --        610,097        319,029               --              982,486
 Prepaid expenses..........       1,237,196                --        668,291        976,444               --            2,881,931
 Receivables from related
   party...................         323,359                --             --          1,760         (325,119)(a)               --
 Note receivable from
   affiliate...............         500,000                --        700,000             --               --            1,200,000
 Due from Buffington Harbor
   Riverboats, LLC.........         217,925                --             --             --               --              217,925
 Other.....................              --                --         39,133             --               --               39,133
                               ------------     -------------   ------------    -----------    -------------         ------------
   Total current assets....      12,129,440                --     14,504,143      6,285,618         (325,119)          32,594,082
                               ------------     -------------   ------------    -----------    -------------         ------------
Property, equipment and
 improvements, net.........      47,511,652                --     89,302,527     27,994,979               --          164,809,158
Intangible assets, net.....              --                --     15,774,246      1,917,500               --           17,691,746
Goodwill...................              --                --      5,922,398             --               --            5,922,398
Other assets:
 Deferred financing costs,
   net of accumulated
   amortization of
   $4,375,528..............       2,657,165                --      6,714,902             --               --            9,372,067
 Investment in Buffington
   Harbor Riverboats,
   LLC.....................      31,833,311                --             --             --               --           31,833,311
 Investment in Majestic
   Investor Holdings,
   LLC.....................       8,082,405                --             --             --       (8,082,405)(b)               --
 Long term accounts
   receivable -- related
   parties.................              --                --     36,173,404             --      (36,173,404)(a)               --
 Restricted cash...........              --                --             --      1,000,000               --            1,000,000
 Other assets..............      10,962,753                --        591,979      1,032,380               --           12,587,112
                               ------------     -------------   ------------    -----------    -------------         ------------
     Total other assets....      53,535,634                --     43,480,285      2,032,380      (44,255,809)          54,792,490
                               ------------     -------------   ------------    -----------    -------------         ------------
     Total Assets..........    $113,176,726     $          --   $168,983,599    $38,230,477    $ (44,580,928)        $275,809,874
                               ============     =============   ============    ===========    =============         ============
LIABILITIES AND MEMBER'S DEFICIT
Current Liabilities:
 Current maturities of
   long-term debt..........    $         --     $          --   $         --    $   134,084    $          --              134,084
 Accounts payable..........       1,911,929                --      1,031,604      1,104,765               --            4,048,298
 Other accrued liabilities:
   Payroll and related.....       1,707,240                        3,914,357      2,034,918               --            7,656,515
   Interest................              --                --      1,473,785             --               --            1,473,785
   Progressive jackpots....         713,083                --      2,236,782        239,761               --            3,189,626
   Slot club liability.....              --                --        611,785        126,774               --              738,559
   Other accrued
     liabilities...........       4,139,265                --      3,711,696        691,442         (325,119)(a)        8,217,284
                               ------------     -------------   ------------    -----------    -------------         ------------
     Total current
       liabilities.........       8,471,517                --     12,980,009      4,331,744         (325,119)          25,458,151
                               ------------     -------------   ------------    -----------    -------------         ------------
Due to related parties.....              --                --             --     36,173,404      (36,173,404)(a)               --
Long-term debt, net of
 current maturities........     128,879,771       128,879,771    145,531,448        115,066     (128,879,771)(a)      274,526,285
                               ------------     -------------   ------------    -----------    -------------         ------------
     Total Liabilities.....     137,351,288       128,879,771    158,511,457     40,620,214     (165,378,294)         299,984,436
                               ------------     -------------   ------------    -----------    -------------         ------------
     Total member's
       (deficit) equity....     (24,174,562)     (128,879,771)    10,472,142     (2,389,737)     120,797,366(b)(c)    (24,174,562)
                               ------------     -------------   ------------    -----------    -------------         ------------
     Total Liabilities and
       Member's Deficit....    $113,176,726     $          --   $168,983,599    $38,230,477    $ (44,580,928)        $275,809,874
                               ============     =============   ============    ===========    =============         ============

---------------

(a) To eliminate intercompany receivable and payable.

(b) To eliminate intercompany accounts and investment in subsidiaries.

(c) As more fully described in Note 7 Long-Term Debt, and The Majestic Star Casino Capital Corp. is a co-obligor of the 9 1/2% Senior Secured Notes issued by the Company. Accordingly, such indebtedness has been presented as an obligation of both the Issuer and the co-obligor in the above balance sheet.

                         THE MAJESTIC STAR CASINO, LLC

NOTE 12. SUPPLEMENTAL GUARANTOR FINANCIAL INFORMATION--9 1/2% SENIOR SECURED NOTES--(CONTINUED)

                CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
                 FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2003

                                                        THE MAJESTIC
                                       THE MAJESTIC      STAR CASINO     GUARANTOR     NON-GUARANTOR   ELIMINATING      TOTAL
                                     STAR CASINO, LLC   CAPITAL CORP.   SUBSIDIARIES    SUBSIDIARY       ENTRIES     CONSOLIDATED
                                     ----------------   -------------   ------------   -------------   -----------   ------------
REVENUES:
  Casino...........................    $34,533,303          $  --       $30,042,208     $ 8,958,133    $       --    $73,533,644
  Rooms............................             --             --         2,155,546       1,707,342            --      3,862,888
  Food and beverage................        362,514             --         2,935,293       2,144,609            --      5,442,416
  Other............................        523,958             --           444,300         425,679            --      1,393,937
                                       -----------          -----       -----------     -----------    ----------    -----------
    Gross revenues.................     35,419,775             --        35,577,347      13,235,763            --     84,232,885
    Less promotional allowances....        284,693             --         4,251,531       1,376,696            --      5,912,920
                                       -----------          -----       -----------     -----------    ----------    -----------
    Net revenues...................     35,135,082             --        31,325,816      11,859,067            --     78,319,965
                                       -----------          -----       -----------     -----------    ----------    -----------
COSTS AND EXPENSES:
  Casino...........................      9,215,369             --        12,232,100       4,273,416            --     25,720,885
  Rooms............................             --             --           658,404       1,037,404            --      1,695,808
  Food and beverage................        392,561             --           897,638       1,610,075            --      2,900,274
  Other............................             --             --           330,895         203,090            --        533,985
  Gaming taxes.....................      9,623,655             --         3,895,542         732,769            --     14,251,966
  Advertising and promotion........      1,835,473             --         1,849,460       1,461,781            --      5,146,714
  General and administrative.......      6,873,678             --         4,462,311       3,232,793            --     14,568,782
  Economic Incentive--City of
    Gary...........................      1,035,573             --                --              --            --      1,035,573
  Depreciation and amortization....      1,388,381             --         3,092,955         721,225            --      5,202,561
  Loss on investment in Buffington
    Harbor Riverboats, LLC.........        594,718             --                --              --            --        594,718
                                       -----------          -----       -----------     -----------    ----------    -----------
    Total costs and expenses.......     30,959,408             --        27,419,305      13,272,553            --     71,651,266
                                       -----------          -----       -----------     -----------    ----------    -----------
    Operating income (loss)........      4,175,674             --         3,906,511      (1,413,486)           --      6,668,699
                                       -----------          -----       -----------     -----------    ----------    -----------
OTHER INCOME (EXPENSE):
  Interest income..................         12,715             --             5,420             623            --         18,758
  Interest expense.................     (3,534,893)            --        (4,421,376)         (5,117)           --     (7,961,386)
  Loss on sale of assets...........             --             --            (4,671)             --            --         (4,671)
  Other non-operating expense......        (37,766)            --            (9,582)             --            --        (47,348)
    Equity in net income (loss) of
       subsidiaries................     (1,941,678)            --                --              --     1,941,678             --
                                       -----------          -----       -----------     -----------    ----------    -----------
    Total other expense............     (5,501,622)            --        (4,430,209)         (4,494)    1,941,678     (7,994,647)
                                       -----------          -----       -----------     -----------    ----------    -----------
    Net income (loss)..............    $(1,325,948)         $  --       $  (523,698)    $(1,417,980)   $1,941,678    $(1,325,948)
                                       ===========          =====       ===========     ===========    ==========    ===========

                         THE MAJESTIC STAR CASINO, LLC

NOTE 12. SUPPLEMENTAL GUARANTOR FINANCIAL INFORMATION--9 1/2% SENIOR SECURED NOTES--(CONTINUED)

                CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
                 FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2002

                                                        THE MAJESTIC
                                       THE MAJESTIC      STAR CASINO     GUARANTOR     NON-GUARANTOR   ELIMINATING      TOTAL
                                     STAR CASINO, LLC   CAPITAL CORP.   SUBSIDIARIES    SUBSIDIARY       ENTRIES     CONSOLIDATED
                                     ----------------   -------------   ------------   -------------   -----------   ------------
REVENUES:
  Casino...........................    $35,847,438          $  --       $32,844,210     $8,998,609      $     --     $77,690,257
  Rooms............................             --             --         2,110,610      1,698,765            --       3,809,375
  Food and beverage................        404,204             --         2,862,527      1,818,896            --       5,085,627
  Other............................        501,110             --           397,753        629,949            --       1,528,812
                                       -----------          -----       -----------     ----------      --------     -----------
    Gross revenues.................     36,752,752             --        38,215,100     13,146,219            --      88,114,071
    Less promotional allowances....        219,143             --         4,218,757      1,566,234            --       6,004,134
                                       -----------          -----       -----------     ----------      --------     -----------
    Net revenues...................     36,533,609             --        33,996,343     11,579,985            --      82,109,937
                                       -----------          -----       -----------     ----------      --------     -----------
COSTS AND EXPENSES:
  Casino...........................      9,842,101             --        12,773,085      4,727,150            --      27,342,336
  Rooms............................             --             --           761,452        955,661            --       1,717,113
  Food and beverage................        440,966             --         1,061,546      1,542,864            --       3,045,376
  Other............................             --             --           251,527        144,607            --         396,134
  Gaming taxes.....................      8,927,379             --         4,283,466        697,675            --      13,908,520
  Advertising and promotion........      2,189,136             --         2,141,238        685,807            --       5,016,181
  General and administrative.......      6,882,000             --         4,371,171      2,810,276            --      14,063,447
  Economic Incentive-- City of
    Gary...........................      1,072,350             --                --             --            --       1,072,350
  Depreciation and amortization....      1,730,004             --         2,887,363        937,977            --       5,555,344
  Loss on investment in Buffington
    Harbor Riverboats, LLC.........        600,301             --                --             --            --         600,301
                                       -----------          -----       -----------     ----------      --------     -----------
    Total costs and expenses.......     31,684,237             --        28,530,848     12,502,017            --      72,717,102
                                       -----------          -----       -----------     ----------      --------     -----------
    Operating income (loss)........      4,849,372             --         5,465,495       (922,032)           --       9,392,835
                                       -----------          -----       -----------     ----------      --------     -----------
OTHER INCOME (EXPENSE):
  Interest income..................         23,992             --            30,066          3,154            --          57,212
  Interest expense.................     (3,608,999)            --        (4,454,389)        (8,574)           --      (8,071,962)
  Loss on sale of assets...........             --             --            (9,889)            --            --          (9,889)
  Other non-operating expenses.....        (38,593)            --           (10,931)            --            --         (49,524)
                                       -----------          -----       -----------     ----------      --------     -----------
    Equity in net income (loss) of
       subsidiaries................         92,900             --                --             --       (92,900)             --
    Total other expense............     (3,530,700)            --        (4,445,143)        (5,420)      (92,900)     (8,074,163)
                                       -----------          -----       -----------     ----------      --------     -----------
    Net income (loss)..............    $ 1,318,672          $  --       $ 1,020,352     $ (927,452)     $(92,900)    $ 1,318,672
                                       ===========          =====       ===========     ==========      ========     ===========

                         THE MAJESTIC STAR CASINO, LLC

NOTE 12. SUPPLEMENTAL GUARANTOR FINANCIAL INFORMATION--9 1/2% SENIOR SECURED NOTES--(CONTINUED)

                CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003

                                                       THE MAJESTIC
                                      THE MAJESTIC      STAR CASINO     GUARANTOR     NON-GUARANTOR   ELIMINATING      TOTAL
                                    STAR CASINO, LLC   CAPITAL CORP.   SUBSIDIARIES    SUBSIDIARY       ENTRIES     CONSOLIDATED
                                    ----------------   -------------   ------------   -------------   -----------   ------------
REVENUES:
  Casino..........................    $103,464,268     $         --    $ 90,169,721    $27,807,801    $       --    $221,441,790
  Rooms...........................              --               --       6,042,051      5,204,535            --      11,246,586
  Food and beverage...............       1,097,999               --       8,562,543      6,133,146            --      15,793,688
  Other...........................       1,723,907               --       1,228,886      1,274,569            --       4,227,362
                                      ------------     ------------    ------------    -----------    ----------    ------------
    Gross revenues................     106,286,174               --     106,003,201     40,420,051            --     252,709,426
    Less promotional allowances...         924,219               --      12,573,712      4,216,056            --      17,713,987
                                      ------------     ------------    ------------    -----------    ----------    ------------
    Net revenues..................     105,361,955               --      93,429,489     36,203,995            --     234,995,439
                                      ------------     ------------    ------------    -----------    ----------    ------------
COSTS AND EXPENSES:
  Casino..........................      27,149,303               --      36,231,997     12,444,225            --      75,825,525
  Rooms...........................              --               --       1,921,639      2,961,352            --       4,882,991
  Food and beverage...............       1,196,149               --       2,772,990      4,797,073            --       8,766,212
  Other...........................              --               --         850,553        503,489            --       1,354,042
  Gaming taxes....................      30,792,182               --      11,468,760      2,194,171            --      44,455,113
  Advertising and promotion.......       5,038,353               --       5,914,424      3,940,770            --      14,893,547
  General and administrative......      19,237,130               --      12,406,389      8,770,763            --      40,414,282
  Economic Incentive--City of
    Gary..........................       3,106,984               --              --             --            --       3,106,984
  Depreciation and amortization...       4,196,373               --       9,081,218      2,094,976            --      15,372,567
  Loss on investment in Buffington
    Harbor Riverboats, LLC........       1,794,608               --              --             --            --       1,794,608
                                      ------------     ------------    ------------    -----------    ----------    ------------
    Total costs and expenses......      92,511,082               --      80,647,970     37,706,819            --     210,865,871
                                      ------------     ------------    ------------    -----------    ----------    ------------
    Operating income (loss).......      12,850,873               --      12,781,519     (1,502,824)           --      24,129,568
                                      ------------     ------------    ------------    -----------    ----------    ------------
OTHER INCOME (EXPENSE):
  Interest income.................          42,807               --          37,336          2,852            --          82,995
  Interest expense................     (10,603,782)                     (13,264,175)       (17,403)                  (23,885,360)
  Gain (loss) on sale of assets...        (125,919)              --          20,290             --            --        (105,629)
  Other non-operating expense.....        (113,320)              --         (28,482)            --            --        (141,802)
    Equity in net income (loss) of
      subsidiaries................      (1,970,887)              --              --             --     1,970,887              --
                                      ------------     ------------    ------------    -----------    ----------    ------------
    Total other expense...........     (12,771,101)                     (13,235,031)       (14,551)    1,970,887     (24,049,796)
                                      ------------     ------------    ------------    -----------    ----------    ------------
    Net income (loss).............    $     79,772     $               $   (453,512)   $(1,517,375)   $1,970,887    $     79,772
                                      ============     ============    ============    ===========    ==========    ============

                         THE MAJESTIC STAR CASINO, LLC

NOTE 12. SUPPLEMENTAL GUARANTOR FINANCIAL INFORMATION--9 1/2% SENIOR SECURED NOTES--(CONTINUED)

                CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2002

                                                        THE MAJESTIC
                                       THE MAJESTIC      STAR CASINO     GUARANTOR     NON-GUARANTOR   ELIMINATING      TOTAL
                                     STAR CASINO, LLC   CAPITAL CORP.   SUBSIDIARIES    SUBSIDIARY       ENTRIES     CONSOLIDATED
                                     ----------------   -------------   ------------   -------------   -----------   ------------
REVENUES:
  Casino...........................    $ 98,626,635          $--        $ 96,275,336    $28,348,575      $    --     $223,250,546
  Rooms............................              --          --            6,271,669      5,565,092           --       11,836,761
  Food and beverage................       1,239,364          --            8,610,993      5,516,362           --       15,366,719
  Other............................       1,446,292          --            1,236,373      1,657,331           --        4,339,996
                                       ------------          --         ------------    -----------      -------     ------------
     Gross revenues................     101,312,291          --          112,394,371     41,087,360           --      254,794,022
     Less promotional allowances...         626,152          --           13,201,820      4,460,924           --       18,288,896
                                       ------------          --         ------------    -----------      -------     ------------
     Net revenues..................     100,686,139          --           99,192,551     36,626,436           --      236,505,126
                                       ------------          --         ------------    -----------      -------     ------------
COSTS AND EXPENSES:
  Casino...........................      25,275,831          --           38,524,574     13,977,362           --       77,777,767
  Rooms............................              --          --            2,028,992      2,946,794           --        4,975,786
  Food and beverage................       1,311,440          --            3,076,633      4,704,573           --        9,092,646
  Other............................              --          --              744,670        426,719           --        1,171,389
  Gaming taxes.....................      26,153,991          --           12,561,835      2,218,134           --       40,933,960
  Advertising and promotion........       5,112,461          --            6,624,831      3,152,888           --       14,890,180
  General and administrative.......      18,770,847          --           12,220,400      8,337,580           --       39,328,827
  Economic Incentive--City of
     Gary..........................       2,959,492          --                   --             --           --        2,959,492
  Depreciation and amortization....       5,085,779          --            8,502,499      2,203,006           --       15,791,284
  Loss on investment in Buffington
     Harbor Riverboats, LLC........       1,806,379          --                   --             --           --        1,806,379
  Pre-opening expenses.............              --          --              124,269             --           --          124,269
                                       ------------          --         ------------    -----------      -------     ------------
     Total costs and expenses......      86,476,220          --           84,408,703     37,967,056           --      208,851,979
                                       ------------          --         ------------    -----------      -------     ------------
     Operating income (loss).......      14,209,919          --           14,783,848     (1,340,620)          --       27,653,147
                                       ------------          --         ------------    -----------      -------     ------------
OTHER INCOME (EXPENSE):
  Interest income..................          40,158          --               84,691         10,333           --          135,182
  Interest expense.................     (10,784,602)         --          (13,547,333)       (24,488)          --      (24,356,423)
  Gain (loss) on sale of assets....           8,850          --               (9,311)            --           --             (461)
  Other non-operating expenses.....        (103,509)         --              (38,306)            --           --         (141,815)
                                       ------------          --         ------------    -----------      -------     ------------
     Equity in net income (loss) of
       subsidiaries................         (81,186)         --                   --             --       81,186               --
     Total other expense...........     (10,920,289)         --          (13,510,259)       (14,155)      81,186      (24,363,517)
                                       ------------          --         ------------    -----------      -------     ------------
     Net income (loss).............    $  3,289,630          $--        $  1,273,589    $(1,354,775)     $81,186     $  3,289,630
                                       ============          ==         ============    ===========      =======     ============

                         THE MAJESTIC STAR CASINO, LLC

NOTE 12. SUPPLEMENTAL GUARANTOR FINANCIAL INFORMATION--9 1/2% SENIOR SECURED NOTES--(CONTINUED)

                CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003

                                                        THE MAJESTIC
                                       THE MAJESTIC      STAR CASINO     GUARANTOR     NON-GUARANTOR   ELIMINATING      TOTAL
                                     STAR CASINO, LLC   CAPITAL CORP.   SUBSIDIARIES    SUBSIDIARY       ENTRIES     CONSOLIDATED
                                     ----------------   -------------   ------------   -------------   -----------   ------------
NET CASH PROVIDED BY OPERATING
  ACTIVITIES.......................    $14,037,416         $   --       $11,145,190     $ 1,208,346      $   --      $ 26,390,952
                                       -----------         ------       -----------     -----------      ------      ------------
CASH FLOWS FROM INVESTING
  ACTIVITIES:
  Increase in restricted cash......             --             --          (250,000)             --          --          (250,000)
  Acquisition of property and
    equipment......................     (4,986,306)            --        (4,269,936)     (1,658,063)         --       (10,914,305)
  Appreciated value of land
    purchased from a related
    party..........................       (559,806)            --                --              --          --          (559,806)
  Decrease in prepaid leases and
    deposits.......................        108,500             --                --              --          --           108,500
  Investment in Buffington Harbor
    Riverboats, LLC................       (211,138)            --                --              --          --          (211,138)
  Proceeds from sale of
    equipment......................         14,750             --            35,205           6,264          --            56,219
                                       -----------         ------       -----------     -----------      ------      ------------
    Net cash used in investing
      activities...................     (5,634,000)            --        (4,484,731)     (1,651,799)         --       (11,770,530)
                                       -----------         ------       -----------     -----------      ------      ------------
CASH FLOWS FROM FINANCING
  ACTIVITIES:
  Issuance cost for the 9 1/2%
    senior secured notes...........       (203,939)            --            (2,337)             --          --          (206,276)
  Proceeds from notes receivable
    from affiliates................        367,000             --           700,000              --          --         1,067,000
  Repayment of long-term debt......             --             --                --        (114,014)         --          (114,014)
  Distribution to Barden
    Development, Inc...............     (1,726,009)            --        (2,932,696)             --          --        (4,658,705)
                                       -----------         ------       -----------     -----------      ------      ------------
    Net cash used in financing
      activities...................     (1,562,948)            --        (2,235,033)       (114,014)         --        (3,911,995)
                                       -----------         ------       -----------     -----------      ------      ------------
Net increase (decrease) in cash and
  cash equivalents.................      6,840,468             --         4,425,426        (557,467)         --        10,708,427
Cash and cash equivalents,
  beginning of period..............      8,564,057             --        11,588,218       4,395,606          --        24,547,881
                                       -----------         ------       -----------     -----------      ------      ------------
Cash and cash equivalents, end of
  period...........................    $15,404,525         $   --       $16,013,644     $ 3,838,139      $   --      $ 35,256,308
                                       ===========         ======       ===========     ===========      ======      ============

                         THE MAJESTIC STAR CASINO, LLC

NOTE 12. SUPPLEMENTAL GUARANTOR FINANCIAL INFORMATION--9 1/2% SENIOR SECURED NOTES--(CONTINUED)

                CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2002

                                                        THE MAJESTIC
                                       THE MAJESTIC      STAR CASINO     GUARANTOR     NON-GUARANTOR   ELIMINATING      TOTAL
                                     STAR CASINO, LLC   CAPITAL CORP.   SUBSIDIARIES    SUBSIDIARY       ENTRIES     CONSOLIDATED
                                     ----------------   -------------   ------------   -------------   -----------   ------------
NET CASH PROVIDED BY OPERATING
  ACTIVITIES.......................    $ 7,308,679         $   --       $14,375,913     $   506,046      $   --      $ 22,190,638
                                       -----------         ------       -----------     -----------      ------      ------------
CASH FLOWS FROM INVESTING
  ACTIVITIES:
  Acquisition related costs........             --             --          (986,158)             --          --          (986,158)
  Proceeds from seller for purchase
    price adjustment...............             --             --         3,800,000              --          --         3,800,000
  Acquisition of property and
    equipment......................     (4,276,313)            --        (2,783,564)     (1,134,737)         --        (8,194,614)
  Decrease in prepaid leases and
    deposits.......................        428,005             --                --              --          --           428,005
  Investment in Buffington Harbor
    Riverboats, LLC................        (40,455)            --                --              --          --           (40,455)
  Proceeds from sale of
    equipment......................          8,850             --            43,867              --          --            52,717
                                       -----------         ------       -----------     -----------      ------      ------------
    Net cash provided by (used in)
      investing activities.........     (3,879,913)            --            74,145      (1,134,737)         --        (4,940,505)
                                       -----------         ------       -----------     -----------      ------      ------------
CASH FLOWS FROM FINANCING
  ACTIVITIES:
  Issuance cost for the 11.653%
    senior secured notes...........             --             --        (1,410,945)             --          --        (1,410,945)
  Proceeds from line of credit.....             --             --         2,500,000              --          --         2,500,000
  Repayment of line of credit......             --             --        (9,000,000)             --          --        (9,000,000)
  Repayment of long-term debt......             --             --                --        (104,808)         --          (104,808)
  Distribution to Barden
    Development, Inc...............       (976,152)            --        (1,844,206)             --          --        (2,820,358)
                                       -----------         ------       -----------     -----------      ------      ------------
    Net cash used in financing
      activities...................       (976,152)            --        (9,755,151)       (104,808)         --       (10,836,111)
                                       -----------         ------       -----------     -----------      ------      ------------
Net increase (decrease) in cash and
  cash equivalents.................      2,452,614             --         4,694,907        (733,499)         --         6,414,022
Cash and cash equivalents,
  beginning of period..............      8,220,476             --        12,746,429       4,958,386          --        25,925,291
                                       -----------         ------       -----------     -----------      ------      ------------
Cash and cash equivalents, end of
  period...........................    $10,673,090         $   --       $17,441,336     $ 4,224,887      $   --      $ 32,339,313
                                       ===========         ======       ===========     ===========      ======      ============

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Members of
The Majestic Star Casino, LLC:

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, of changes in member's deficit and of cash flows present fairly, in all material respects, the financial position of The Majestic Star Casino, LLC and its subsidiaries at December 31, 2002 and 2001, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2002, in conformity with accounting principles generally accepted in the United States of America. In addition, in our opinion, the financial statement schedule of The Majestic Star Casino, LLC listed in the index appearing on page F-1 presents fairly in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements. These financial statements and financial statement schedule are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     As more fully described in Note 2, the Company changed its method of accounting for gains and losses on early retirement of debt in connection with its adoption of Financial Accounting Standards Board Statement No. 145.

/s/ PRICEWATERHOUSECOOPERS LLP

Las Vegas, Nevada
February 23, 2003, except for Note 15,
as to which the date is March 17, 2003,
Note 2 (Gains and Losses on Retirement of Indebtedness) as to which the date is May 15, 2003, and Note 18, as to which the date is October 7, 2003

                         THE MAJESTIC STAR CASINO, LLC

                          CONSOLIDATED BALANCE SHEETS
                        AS OF DECEMBER 31, 2002 AND 2001

                                                                  2002           2001
                                                              ------------   ------------
ASSETS
CURRENT ASSETS:
  Cash and cash equivalents.................................  $ 24,547,881   $ 25,925,291
  Restricted cash...........................................       250,000             --
  Accounts receivable, less allowance for doubtful accounts
     of $372,689 and $359,702, respectively.................     2,974,726      3,095,604
  Inventories...............................................       982,486        995,708
  Prepaid expenses..........................................     2,921,064      2,190,255
  Note receivable due from affiliate........................       700,000        700,000
  Due from Buffington Harbor Riverboats, L.L.C..............       217,925        333,838
                                                              ------------   ------------
     Total current assets...................................    32,594,082     33,240,696
                                                              ------------   ------------
Property, equipment and improvements, net...................   164,809,158    170,195,013
Intangible assets, net......................................    17,691,746     19,290,753
Goodwill....................................................     5,922,398     10,602,250
OTHER ASSETS:
  Deferred financing costs, net of accumulated amortization
     of $4,375,528 and $2,202,831, respectively.............     9,372,067     10,530,426
  Investment in Buffington Harbor Riverboats, L.L.C.........    31,833,311     33,898,771
  Restricted cash...........................................     1,000,000      1,000,000
  Other assets, prepaid leases and deposits.................    12,587,112     12,317,704
                                                              ------------   ------------
     Total other assets.....................................    54,792,490     57,746,901
                                                              ------------   ------------
     Total Assets...........................................  $275,809,874   $291,075,613
                                                              ============   ============
LIABILITIES AND MEMBER'S DEFICIT
CURRENT LIABILITIES:
  Current maturities of long-term debt......................  $    134,084   $  6,656,574
  Accounts payable..........................................     4,048,298      2,978,502
  Payroll and related.......................................     7,656,515      6,194,601
  Accrued interest..........................................     1,473,785      8,294,312
  Other accrued liabilities.................................    11,895,469     13,036,178
                                                              ------------   ------------
     Total current liabilities..............................    25,208,151     37,160,167
LONG-TERM DEBT, net of current maturities...................   274,526,285    273,896,933
                                                              ------------   ------------
     Total Liabilities......................................   299,734,436    311,057,100
Commitments and contingencies...............................       250,000             --
MEMBER'S DEFICIT............................................   (24,174,562)   (19,981,487)
                                                              ------------   ------------
     Total Liabilities and Member's Deficit.................  $275,809,874   $291,075,613
                                                              ============   ============

  The accompanying notes are an integral part of these consolidated financial statements.

                         THE MAJESTIC STAR CASINO, LLC

                     CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2002, DECEMBER 31, 2001, AND DECEMBER 31, 2000

                                                   FOR THE             FOR THE             FOR THE
                                                 YEAR ENDED          YEAR ENDED          YEAR ENDED
                                              DECEMBER 31, 2002   DECEMBER 31, 2001   DECEMBER 31, 2000
                                              -----------------   -----------------   -----------------
REVENUES:
  Casino....................................    $293,788,942        $132,553,506        $115,455,271
  Rooms.....................................      15,495,620           1,079,456                  --
  Food and beverage.........................      21,094,121           2,803,706           1,564,684
  Other.....................................       5,546,624           1,930,561           1,431,304
                                                ------------        ------------        ------------
     Gross revenues.........................     335,925,307         138,367,229         118,451,259
     Less promotional allowances............     (39,219,124)         (8,081,983)         (4,689,543)
                                                ------------        ------------        ------------
     Net revenues...........................     296,706,183         130,285,246         113,761,716
COSTS AND EXPENSES:
  Casino....................................      87,159,935          28,213,481          23,787,240
  Rooms.....................................       9,014,354             628,910                  --
  Food and beverage.........................      13,553,116           3,024,356           2,402,518
  Other.....................................       1,559,861             108,732                  --
  Gaming taxes..............................      51,572,106          34,834,624          32,350,368
  Advertising and promotion.................      20,919,305           8,522,115           8,347,889
  General and administrative................      51,753,800          24,240,726          23,192,220
  Economic incentive--City of Gary..........       3,980,501           3,667,100           3,230,679
  Depreciation and amortization.............      21,077,185           8,990,616           9,113,681
  Loss on investment in Buffington Harbor
     Riverboats LLC.........................       2,424,392           2,797,740           2,058,669
  Pre-opening expenses......................          13,391           1,018,234                  --
                                                ------------        ------------        ------------
     Total costs and expenses...............     263,027,946         116,046,634         104,483,264
                                                ------------        ------------        ------------
     Operating income.......................      33,678,237          14,238,612           9,278,452
OTHER INCOME (EXPENSE):
  Interest income...........................         193,792             399,752             893,453
  Interest expense..........................     (32,436,813)        (16,028,074)        (14,998,377)
  Other non-operating expense...............        (183,200)           (148,690)           (124,503)
  Loss on disposal of assets................           5,219              12,114             416,904
  Gain (loss) on bond redemption............          68,957                  --            (382,500)
                                                ------------        ------------        ------------
     Total other expense....................      32,362,483          15,789,126          15,028,831
                                                ------------        ------------        ------------
     Net income (loss)......................    $  1,315,754        $ (1,550,514)       $ (5,750,379)
                                                ============        ============        ============

  The accompanying notes are an integral part of these consolidated financial statements.

                         THE MAJESTIC STAR CASINO, LLC

             CONSOLIDATED STATEMENTS OF CHANGES IN MEMBER'S DEFICIT
 FOR THE YEARS ENDED DECEMBER 31, 2002, DECEMBER 31, 2001 AND DECEMBER 31, 2000

                                                                    TOTAL
                                                               MEMBERS' DEFICIT
                                                               ----------------
BALANCE, DECEMBER 31, 1999..................................     $(17,082,984)
Net loss....................................................       (5,750,379)
Distribution to Manager.....................................         (597,610)
                                                                 ------------
BALANCE, DECEMBER 31, 2000..................................      (23,430,973)
Member's contribution.......................................        5,000,000
Net loss....................................................       (1,550,514)
                                                                 ------------
BALANCE, DECEMBER 31, 2001..................................      (19,981,487)
Net income..................................................        1,315,754
Distribution to Manager.....................................       (5,508,829)
                                                                 ------------
BALANCE, DECEMBER 31, 2002..................................     $(24,174,562)
                                                                 ============

  The accompanying notes are an integral part of these consolidated financial statements.

                         THE MAJESTIC STAR CASINO, LLC

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2002, DECEMBER 31, 2001, AND DECEMBER 31, 2000

                                                              FOR THE YEAR ENDED   FOR THE YEAR ENDED   FOR THE YEAR ENDED
                                                              DECEMBER 31, 2002    DECEMBER 31, 2001    DECEMBER 31, 2000
                                                              ------------------   ------------------   ------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)...........................................     $  1,315,754        $  (1,550,514)        $ (5,750,379)
Adjustments to reconcile net income (loss) to net cash
  provided by operating activities:
  Depreciation..............................................       15,287,877            6,987,173            6,835,778
  Amortization..............................................        5,789,308            2,003,444            2,277,903
  Loss on investment in Buffington Harbor Riverboats,
    L.L.C...................................................        2,424,392            2,797,740            2,058,669
  Loss on sale of assets....................................            5,219               12,114              416,904
  (Gain) loss on bond redemption............................          (68,957)                  --              382,500
Changes in operating assets and liabilities:
  Decrease (increase) in accounts receivable................          224,482             (440,012)             (65,416)
  Decrease in inventories...................................           13,222               36,221               13,570
  (Increase) decrease in prepaid expenses...................       (1,259,507)            (539,246)             405,411
  Decrease (increase) in other assets.......................        1,511,208             (470,733)          (1,738,980)
  Increase (decrease) in accounts payable...................          873,426              637,465              (69,794)
  Increase in accrued payroll and related expenses..........        1,375,464              203,763              171,458
  Decrease (increase) in accrued interest...................       (6,820,527)           1,187,254             (796,202)
  Increase in other accrued liabilities.....................          633,362            1,546,616              605,290
                                                                 ------------        -------------         ------------
    Net cash provided by operating activities...............       21,304,723           12,411,285            4,746,712
                                                                 ------------        -------------         ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Payment for purchase of Fitzgeralds, net of cash
    received................................................               --         (143,758,152)                  --
  Payment of acquisition related costs......................         (986,158)                  --                   --
  Proceeds from seller from purchase price adjustment.......        3,800,000                   --                   --
  Acquisition of property, equipment and improvements.......      (10,396,222)          (5,089,848)          (3,039,635)
  (Increase) decrease in prepaid lease and deposits.........         (113,186)           2,287,437              (98,404)
  Purchase of naming rights.................................               --           (1,500,000)                  --
  (Increase) decrease in restricted cash....................         (250,000)           2,000,000           (2,000,000)
  Investment in Buffington Harbor Riverboats, L.L.C.........         (358,918)            (214,665)          (7,836,489)
  Purchase of 49% interest in Gary New Century..............               --                   --           (9,000,000)
  Sale of 49% interest in Gary New Century..................               --                   --            9,000,000
  Proceeds from sale of equipment...........................           53,117                1,850              179,200
                                                                 ------------        -------------         ------------
    Net cash used in investing activities...................       (8,251,367)        (146,273,378)         (12,795,328)
CASH FLOWS FROM FINANCING ACTIVITIES:
  Redemption of 12 3/4% Senior Secured Notes................               --                   --           (6,382,500)
  Proceeds from issuance of 11.653% Senior Secured Notes....               --          145,000,400                   --
  Line of credit, net.......................................       (6,500,000)          (1,300,000)           7,800,000
  Payment of 11.653% Senior Secured Notes issuance costs....       (1,523,568)          (5,349,230)                  --
  Member's equity contribution..............................               --            5,000,000                   --
  Decrease in restricted cash...............................               --                   --            7,357,874
  Cash paid for redemption of 11.653% Senior Secured
    Notes...................................................         (759,038)                  --                   --
  Cash paid to reduce long-term debt........................         (139,331)            (983,298)          (2,154,680)
  Issuance of loans to Barden Development, Inc..............               --             (700,000)          (6,000,000)
  Cash received from loans from Barden Development, Inc.....               --            2,000,000            4,000,000
  Distribution to Barden Development, Inc...................       (5,508,829)                  --             (597,610)
                                                                 ------------        -------------         ------------
    Net cash provided by (used in) financing activities.....      (14,430,766)         143,667,872            4,023,084
                                                                 ------------        -------------         ------------
Net increase (decrease) in cash and cash equivalents........       (1,377,410)           9,805,779           (4,025,532)
Cash and cash equivalents, beginning of period..............       25,925,291           16,119,512           20,145,044
                                                                 ------------        -------------         ------------
Cash and cash equivalents, end of period....................     $ 24,547,881        $  25,925,291         $ 16,119,512
                                                                 ============        =============         ============
INTEREST PAID:
  Equipment Debt............................................     $     44,667        $      35,898         $    237,513
  Senior Secured Notes-- Fixed Interest 10 7/8%.............     $ 21,206,250        $  14,137,500         $ 14,648,021
  Senior Secured Notes-- Fixed Interest 12.75%..............     $         --        $          --         $    382,500
  Senor Secured Notes-- Contingent Interest, 12.75%.........     $         --        $          --         $    250,545
  Senior Secured Notes-- Fixed Interest 11.653%.............     $ 17,702,015        $          --         $         --
  Lines of credit...........................................     $    303,878        $     423,831         $    276,000
  Indiana Department of Revenue.............................     $         --        $     260,374         $         --
SUPPLEMENTAL NONCASH OPERATING AND FINANCING ACTIVITIES:
Elimination of slot based progressives......................     $    400,000        $          --         $         --
Elimination of slot club....................................     $  1,300,000        $          --         $         --
Conversion of Investment in Buffington Harbor Riverboats,
  LLC to prepaid lease......................................     $         --        $   6,213,615         $         --

  The accompanying notes are an integral part of these consolidated financial statements.

                         THE MAJESTIC STAR CASINO, LLC

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.   BASIS OF PRESENTATION

     The Majestic Star Casino, LLC (the "Company") was formed on December 8, 1993, as an Indiana limited liability company to provide gaming and related entertainment to the public. The Company commenced gaming operations in the City of Gary (the "City") at Buffington Harbor, located in Lake County, in the State of Indiana on June 7, 1996. Majestic Investor, LLC ("Investor") was formed in September 2000 as an "unrestricted subsidiary" of the Company under the Indenture relating to the Company's 10 7/8% Senior Secured Notes (the "Majestic Star Senior Secured Notes"). Investor was initially formed to satisfy the Company's off-site development obligations under the Development Agreement with the City of Gary.

     Investor entered into a definitive purchase and sale agreement dated as of November 22, 2000, as amended December 4, 2000, with Fitzgeralds Gaming Corporation and certain of its affiliates (the "Seller") to purchase substantially all of the assets of three of its subsidiaries for approximately $149.0 million in cash, subject to adjustment in certain circumstances, plus assumption of certain liabilities. Investor assigned all of its rights and obligations to Majestic Investor Holdings, LLC, ("Investor Holdings") a wholly-owned subsidiary of Investor, following the formation of Investor Holdings. Investor Holdings completed the purchase of the Fitzgeralds assets on December 6, 2001. The Fitzgeralds brand casinos are "restricted subsidiaries" of Investor Holdings under the Indenture relating to Majestic Investor Holdings, LLC's 11.653% Senior Secured Notes (the "Investor Holdings Senior Secured Notes") and "unrestricted subsidiaries" under the Company's Indenture relating to the Majestic Star Senior Secured Notes.

     Except where otherwise noted, the words "we," "us," "our," and similar terms, as well as the "Company," refer to The Majestic Star Casino, LLC and all of its subsidiaries.

     The accompanying consolidated financial statements include the accounts of The Majestic Star Casino, LLC and its wholly-owned subsidiary, Majestic Investor, LLC. Intercompany transactions are eliminated. Investment in affiliates in which the Company has the ability to exercise significant influence, but not control, are accounted for by the equity method.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Principles of Consolidation--The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All intercompany balances and transactions have been eliminated in the consolidation.

     Cash and Cash Equivalents--The Company considers cash equivalents to include short-term investments with original maturities of ninety days or less. Cash equivalents are carried at cost plus accrued interest, which approximates fair value. The Company places its cash primarily in checking and money market accounts with high credit quality financial institutions, which, at times, have exceeded federally insured limits.

     Restricted Cash--At December 31, 2002 and December 31, 2001 restricted cash of $1,000,000 represents U.S. Treasury Notes held in an escrow account for the benefit of certain owners of land leased to Barden Nevada Gaming, LLC. Also, at December 31, 2002, restricted cash of $250,000 at Investor Holdings secures a letter of credit for self insured workers compensation at Barden Mississippi Gaming, LLC and Barden Colorado Gaming, LLC.

     Concentration of Credit Risk--Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of casino accounts receivable. The Company extends credit to approved casino customers following background checks and investigations of creditworthiness. An estimated allowance for doubtful accounts is maintained to reduce the Company's receivables to their carrying amount, which approximates fair value. Management believes that as of December 31, 2002, no significant concentrations of credit risk existed for which an allowance had not already been determined and recorded.

                         THE MAJESTIC STAR CASINO, LLC

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)

     Inventories--Inventories consisting principally of food, beverage, operating supplies and gift shop items are stated at the lower of cost or market value. Cost is determined by the first-in, first-out method.

     Other Assets--The estimated cost of normal operating quantities (base stock) of china, silverware, glassware, linen, uniforms and utensils has been recorded as an asset and is not being depreciated. Costs of base stock replacements are expensed as incurred. Other assets in the accompanying consolidated balance sheets include $1,177,162 and $1,243,910 of base stock inventories at December 31, 2002 and 2001, respectively.

     Property and Equipment--Property and equipment are stated at cost. Depreciation expense is computed utilizing the straight-line method over the estimated useful lives of the depreciable assets. Certain equipment held under capital leases are classified as property and equipment and amortized using the straight-line method over the lease terms and the related obligations are recorded as liabilities. Costs of major improvements are capitalized; costs of normal repairs and maintenance are charged to expense as incurred. Gains or losses on dispositions of property and equipment are recognized in the consolidated statement of operations when incurred.

     Capitalized Interest--The Company capitalizes interest costs associated with debt incurred in connection with major construction projects. When no debt is specifically identified as being incurred in connection with such construction projects, the Company capitalizes interest on amounts expended on the project at the Company's average cost of borrowed money.

     Deferred Financing Costs--Deferred financing costs represent agent's commissions, closing costs and professional fees incurred in connection with the issuance of the Company's 10 7/8% Senior Secured Notes and a $20.0 million credit facility with Foothill Capital Corporation (the "Majestic Star Credit Facility"), and Investor Holdings Senior Secured Notes and a $15.0 million credit facility with Foothill Capital Corporation ("the Investor Holdings Credit Facility"). Such costs are being amortized over the terms of the related notes and lines of credit, respectively, using the effective interest method and are reflected in depreciation and amortization expense. Amortization of deferred financing costs, totalled approximately $4.2 million, $1.9 million and $2.3 million for the years ended December 31, 2002, 2001 and 2000, respectively.

     Deferred Costs--Development and obligation payments to the City of Gary, (the "City") and licensing costs represent direct costs associated with the development of the riverboat casino, and were deferred until operations commenced on June 7, 1996. These costs have been amortized over five years, the life of the gaming license.

     Goodwill--Goodwill represents the cost of the Fitzgeralds assets acquired in excess of their fair value. Goodwill for acquisitions after June 30, 2001 is not subject to amortization but is subject to impairment testing at least annually.

     Intangible Assets--Intangible assets are amortized over their estimated useful lives, generally eight to ten years. See Note 7.

     Investment in Buffington Harbor Riverboats, L.L.C.--The Company accounts for its 50 percent interest in Buffington Harbor Riverboats, L.L.C. ("BHR") under the equity method, whereby the initial investments are recorded at cost and then adjusted for the Company's share of BHR's net income or loss.

     Casino Revenue--Casino revenue is the net win from gaming activities, which is the difference between gaming wins and losses. Hotel and other revenue are recognized at the time the related service is performed.

     Promotional Allowances--Cash discounts and other cash incentives related to gaming play are recorded as a reduction of gross casino revenues. In addition, the retail value of accommodations, food and beverage, and other services furnished to hotel/casino guests without charge is included in gross revenue and then

                         THE MAJESTIC STAR CASINO, LLC

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)

deducted as promotional allowances. The estimated departmental cost of providing such promotional allowances is included primarily in casino operating expenses as follows:

                                                         YEAR ENDED DECEMBER 31,
                                                   -----------------------------------
                                                      2002          2001        2000
                                                   -----------   ----------   --------
Rooms............................................  $ 4,121,861   $  254,918   $     --
Food and Beverage................................   11,414,415    1,008,421    179,782
Other............................................    1,354,876      231,933    105,391
                                                   -----------   ----------   --------
                                                   $16,891,152   $1,495,272   $285,173

     The estimated retail value of such promotional allowances is included in operating revenues as follows:

                                                         YEAR ENDED DECEMBER 31,
                                                   -----------------------------------
                                                      2002          2001        2000
                                                   -----------   ----------   --------
Rooms............................................  $ 5,592,973   $  436,701   $     --
Food and Beverage................................   11,990,058    1,070,136    243,108
Other............................................    1,302,589      368,659    167,579
                                                   -----------   ----------   --------
                                                   $18,885,620   $1,875,496   $410,687

     Pre-Opening Expenses--Pre-opening expenses are expensed as incurred.

     Federal Income Taxes--The Company has historically been treated as a partnership for U.S. federal income tax purposes. As a result of a change in the Company's ownership structure in June 2001, the Company ceased to be a partnership for U.S. federal income tax purposes, and is now an entity disregarded for U.S. federal income tax purposes. At all times during 2002, income of the Company was taxed directly to its members, and, accordingly, no provision for federal income taxes is reflected in the financial statements.

     Advertising Costs--Costs for advertising are expensed as incurred, except costs for direct-response advertising, which are capitalized and amortized over the period of the related program. Direct-response advertising consists primarily of mailing costs associated with the direct-mail programs. Capitalized advertising costs, included in prepaid expense, were immaterial at December 31, 2002 and 2001.

     Consolidated advertising costs included in advertising and promotion expenses were $4,000,467, $2,698,484, and $3,169,974 for the years ended
December 31, 2002, 2001 and 2000, respectively.

     Long-Lived Assets--Long-lived assets and certain identifiable intangibles held and used by the Company are reviewed for impairment when events or changes in circumstances warrant such a review. The carrying value of a long-lived or intangible asset is considered impaired when the anticipated undiscounted cash flow from such asset is less than its carrying value. In that event, an impairment loss is recognized. Losses on long-lived assets to be disposed of are determined in a similar manner, except that fair values are reduced for the cost of disposition. Effective January 1, 2002 SFAS 142 requires annual impairment review all intangible assets with indefinite lives. The Company performed an impairment test of its intangible assets with indefinite lives during the year 2002 and concluded that there was no impairment. See Note 7.

     Casino Club Liability--The Fitzgeralds properties have accrued for the liability of points earned but not redeemed by its casino club members, less inactive players and expired points. The liability is calculated based on average historical redemption rate. Expenses incurred from actual cash redemption and the change in reserve for club redemption is included in promotional allowances on the consolidated statement of operations.

     Progressive Liability--The Company maintains a number of progressive slot machines and table games. As wagers are made on the respective progressive games, the amount available to win (to be paid out when the

                         THE MAJESTIC STAR CASINO, LLC

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)

appropriate jackpots are hit) increases. The Company has recorded the progressive jackpots as a liability with a corresponding charge against casino revenue.

     Self-Insurance Liability--The Company maintains accruals for their self-insured health program, which is classified in other accrued liabilities in the consolidated balance sheet. Management determines the estimates of these accruals by periodically evaluating the historical expenses and projected trends related to these accruals. Actual results may differ from these estimates.

     Fair Value of Financial Instruments--The Company believes, based upon current information, that the carrying value of the Company's cash and cash equivalents, restricted cash, accounts receivable and accounts payable approximates fair value. The Company also estimates that the fair value of its long-term debt approximates its carrying value based on quoted market prices for the same or similar issues.

     Use of Estimates--The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

     Gains and Losses on Retirement of Indebtedness--In April 2002, the Financial Accounting Standards Board Issued Statement No. 145 (SFAS 145) Rescission of FASB Statements Nos. 4, 44 and 64 and Amendment of FASB Statement No. 13. SFAS 145 addresses the presentation for losses on early retirements of debt in the statement of operations. The Company has adopted SFAS 145 and has not presented losses on early retirements of debt as an extraordinary item. Additionally, prior period extraordinary losses have been reclassified to conform to this new presentation. Adoption of SFAS 145 had no impact on the Company's financial condition or cash flows.

     Recently Issued Accounting Pronouncements--In August 2001, the Financial Accounting Standards Board issued Statement 143 ("SFAS 143"), "Accounting for Obligations Associated with the Retirement of Long-Lived Assets". Under SFAS 143, the fair value of a liability for an asset retirement obligation is required to be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made. The associated asset retirement costs are capitalized as part of the carrying amount of the long-lived asset. SFAS 143 is effective for fiscal years beginning after June 15, 2002. Adoption of SFAS No. 143 is not anticipated to have a material impact on our financial condition, results of operations or cash flows.

     In April 2002, the Financial Accounting Standards Board issued SFAS 145. SFAS 145 addresses the presentation for gains and losses on early retirements of debt in the statement of operations. SFAS 145 is effective for fiscal years beginning after May 15, 2003. Adoption of SFAS 145 is not anticipated to have a material impact on our financial condition, results of operations or cash flows.

     In June 2002, the Financial Accounting Standard Board issued Statement No. 146 ("SFAS 146") "Accounting for Costs Associated with Exit or Disposal Activities." The provisions of SFAS 146 became effective for exit or disposal activities commenced subsequent to December 31, 2002 and the Company does not expect any impact on its financial condition, results of operations or cash flows.

     In November 2002, the Financial Accounting Standards Board issued FASB Interpretation No. 45 ("FIN 45"), "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others." This interpretation elaborates on the disclosures to be made by a guarantor in its interim and an annual financial statement about its obligations under certain guarantees that is has issued. It also clarifies (for guarantees issued after January 1, 2003) that a guarantor is required to recognize at the inception of a guarantee, a liability for the fair value of the obligations undertaken in issuing

                         THE MAJESTIC STAR CASINO, LLC

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)

the guarantee. At December 31, 2002, the Company does not have any guarantees outside of its consolidated group and accordingly does not expect the adoption of FIN 45 to have a material impact on its financial condition, results of operations or cash flows. Disclosures concerning guarantees are found in Notes 10 and 17.

     In January 2003, the Financial Accounting Standards Board issued FASB Interpretation No. 46 ("FIN 46"), "Consolidation of Variable Interest Entities ("VIE")". This interpretation addresses the requirements for business enterprises to consolidate related entities in which they are determined to be the primary economic beneficiary as a result of their variable economic interests. The interpretation is intended to provide guidance in judging multiple economic interest in an entity and in determining the primary beneficiary. The interpretation outlines disclosure requirements for VIEs in existence prior to January 31, 2003, and outlines consolidation requirements for VIEs created after January 31, 2003. The Company has reviewed its major relationships and its overall economic interests with other companies consisting of related parties, companies in which it has an equity position and other suppliers to determine the extent of its variable economic interest in these parties. The review has not resulted in a determination that the Company would be judged to be the primary economic beneficiary in any material relationships, or that any material entities would be judged to be Variable Interest Entities of the Company. The Company believes it has appropriately reported the economic impact and its share of risks of its commercial relationships through its equity accounting along with appropriate disclosure of its other commitments.

     Reclassification--The consolidated financial statements and footnotes for prior years reflect certain reclassifications to conform with the current year presentation, which have no effect on previously reported net income.

3.   CERTIFICATE OF SUITABILITY

     On December 9, 1994, the Indiana Gaming Commission (the "Commission") awarded the Company one of two certificates (the "Certificate") for a riverboat owner's license for a riverboat casino to be docked in the City. Having complied with certain statutory and regulatory requirements and other conditions of the SEC, the Company received a five-year riverboat owner's license on June 3, 1996. On August 23, 2001, the Company's riverboat ownership license was renewed for a one-year period beginning June 7, 2001 (as under Indiana gaming laws, a licensee may only renew its original license for one-year periods). On May 13, 2002, the Company's riverboat ownership license was again renewed by the IGC for another one-year period beginning June 2, 2002. There can be no assurance that the Company's license will be renewed beyond the one-year period.

     The second certificate was issued to Trump Indiana, Inc. ("Trump"). The Company and Trump jointly developed and operate a docking location from which the entities are conducting their respective riverboat gaming operations in the City.

4.   CITY OF GARY, INDIANA DEVELOPMENT OBLIGATION

     On September 7, 1995, the Company and the City entered into an agreement for the purpose of summarizing procedures regarding the acquisition of a certain parcel of land in accordance with the Certificate. The Company paid the City $250,000 under the terms of this agreement. On September 29, 1995, the Company and Trump entered into an agreement with the City for which the Company paid the City $5,000,000. As of December 31, 2002, the deferred costs representing the Company's development obligation to the City has been fully amortized.

     As of March 26, 1996, the City and the Company entered into a development agreement that supersedes the previous agreement between the City and the Company. The development agreement ("Development Agreement") requires the Company, among other things, (1) to invest $116 million in various on-site

                         THE MAJESTIC STAR CASINO, LLC

4.   CITY OF GARY, INDIANA DEVELOPMENT OBLIGATION--(CONTINUED)

improvements over the succeeding five years, (2) pay the City an economic incentive equal to 3% of the Company's adjusted gross receipts, as defined by the Riverboat Gambling Act and (3) pay a default payment in the amount of damages for failure to complete certain on-site developments, which amount is capped at $12 million.

     The Company fulfilled all commitments with respect to the Development Agreement as of September 2000, by purchasing and equipping the Permanent Vessel, constructing substantial harbor improvements and the BHR facilities, and by investing in an affiliated entity that purchased land for future development adjacent to the BHR facility. In addition, the Company is current on its ongoing economic incentive payments.

5.   ACQUISITIONS

     On December 6, 2001, we, through certain indirect wholly-owned subsidiaries, completed the acquisition of substantially all of the assets and assumed certain liabilities of Fitzgeralds Las Vegas, Inc. ("Fitzgeralds Las Vegas"), Fitzgeralds Mississippi, Inc. ("Fitzgeralds Tunica") and 101 Main Street Limited Liability Company ("Fitzgeralds Black Hawk") (the "Fitzgeralds assets") for approximately $152.7 million in cash. We are accounting for the acquisition under the purchase method. Accordingly, the purchase price is allocated to the underlying assets acquired and liabilities assumed based upon their estimated fair values at the date of acquisition. We determined the estimated fair value of property and equipment and intangible assets based upon third-party valuations. The purchase price was determined based upon estimates of future cash flows and the net worth of the assets acquired. Investor Holdings funded the acquisition through the issuance of its 11.653% Senior Secured Notes (see Note 10). Pursuant to the terms of the purchase and sale agreement, the parties agreed to a $3.8 million reduction in the purchase price on May 9, 2002, based upon a negotiated settlement of the value of working capital at December 6, 2001.

     The $3.8 million reduction was taken against Goodwill. The results of operations for the twenty-five days ended December 31, 2001, since the acquisition on December 6, 2001, are included in our consolidated statement of operations. The following table summarizes the estimated fair value of the assets acquired and the liabilities assumed at the acquisition date.

                                                               AT DECEMBER 6, 2001
                                                               -------------------
                                                                  (IN MILLIONS)
Current assets..............................................         $ 12.2
Property and equipment......................................          122.9
Intangible assets...........................................           19.4
Goodwill....................................................           10.6
Other noncurrent assets.....................................            2.0
                                                                     ------
     Total assets acquired..................................          167.1
                                                                     ------
Current liabilities.........................................           14.0
Other noncurrent liabilities................................            0.4
                                                                     ------
     Total liabilities assumed..............................           14.4
                                                                     ------
Net.........................................................         $152.7
                                                                     ======

     The Company (Gary property only) has no intangible assets. Intangible assets at Investor Holdings primarily include $9.8 million for customer relationships, $3.7 million for tradename and $5.2 million for gaming licenses. Intangible assets for customer relationships and tradenames are being amortized over a period of 8-10 years. In accordance with SFAS No. 142, goodwill and other indefinite lived intangible assets,

                         THE MAJESTIC STAR CASINO, LLC

5.   ACQUISITIONS--(CONTINUED)

such as the Investor Holdings' gaming license, are not amortized but instead are subject to impairment tests at least annually. See Note 7.

     The following unaudited pro forma consolidated financial information has been prepared assuming our acquisition had occurred on January 1, 2000.

                                                               FOR THE YEARS ENDED
                                                      -------------------------------------
                                                      DECEMBER 31, 2001   DECEMBER 31, 2000
                                                      -----------------   -----------------
                                                                   (UNAUDITED)
Net revenue.........................................    $291,114,248        $273,171,030
Income from operations..............................    $ 36,724,595        $ 26,614,526
Net income (loss)...................................    $    167,824        $(10,531,166)

     These unaudited pro forma results are presented for comparative purposes only. The pro forma results are not necessarily indicative of what our actual results would have been had the acquisition been completed as of the beginning of the year, or of future results.

6.   PROPERTY AND EQUIPMENT

     Property and equipment at December 31, 2002 and 2001 consists of the following:

                                                                               ESTIMATED
                                                                              SERVICE LIFE
                                                    2002           2001         (YEARS)
                                                ------------   ------------   ------------
Land used in casino operations................  $  6,403,375   $  6,403,375        --
Vessel, Buildings & Improvements..............   116,749,218    116,161,955      25--39
Site improvements.............................    17,596,240     15,870,892       9--15
Barge and improvements........................    15,798,767     15,555,248      13--15
Leasehold improvements........................       395,886        237,763        5
Furniture, fixtures and equipment.............    50,566,918     44,131,889       4--10
Construction in progress......................     1,513,320        713,772
                                                ------------   ------------
                                                 209,023,724    199,074,894
Less accumulated depreciation and
  amortization................................   (44,214,566)   (28,879,881)
                                                ------------   ------------
  Property and equipment, net.................  $164,809,158   $170,195,013
                                                ============   ============

     Substantially all property and equipment are pledged as collateral on long-term debt. See Note 10.

                         THE MAJESTIC STAR CASINO, LLC

7.   OTHER INTANGIBLE ASSETS

     The gross carrying amount and accumulated amortization of the Company's intangible assets, other than goodwill, as of December 31, 2002 are as follows:

                                            GROSS CARRYING    ACCUMULATED        NET AMOUNT
                                                AMOUNT        AMORTIZATION    DECEMBER 31, 2002
                                            --------------   --------------   -----------------
                                                              (IN THOUSANDS)
Amortized intangible assets:
Customer relationships....................     $ 9,800          $(1,312)           $ 8,488
Tradename.................................       3,700             (396)             3,304
Riverboat excursion license...............         700               --                700
                                               -------          -------            -------
Total.....................................     $14,200          $(1,708)           $12,492
                                               =======          =======            =======
Unamortized intangible assets:
Gaming license............................     $ 5,200          $    --            $ 5,200
                                               -------          -------            -------
Total.....................................     $ 5,200          $    --            $ 5,200
                                               =======          =======            =======

     The amortization expense recorded on the intangible assets for the year ended December 31, 2002 and for the period from inception of Investor Holdings (September 14, 2001) through December 31, 2001 was $1.6 million and $0.1 million respectively. The estimated amortization expenses for each of the five succeeding fiscal years is as follows:

For the Year Ended December 31, 2003........................   $1,618
  2004......................................................    1,642
  2005......................................................    1,642
  2006......................................................    1,642
  2007......................................................    1,642

     Under SFAS No. 142, goodwill and other indefinite intangible assets are no longer subject to amortization over their useful lives; rather, they are subject to assessments for impairment at least annually. Also, under SFAS No. 142, an intangible asset should be recognized if the benefit of the intangible asset is obtained through contractual or other legal rights or if the intangible asset can be sold, transferred, licensed, rented or exchanged. Such intangibles will be amortized over their useful lives. Under SFAS No. 142, Investor Holdings acquisition of the Fitzgeralds assets was immediately subject to the provision of SFAS No. 142.

8.  INVESTMENT IN BUFFINGTON HARBOR RIVERBOATS, L.L.C.

     On October 31, 1995, the Company and Trump entered into the First Amended and Restated Operating Agreement of BHR for the purpose of acquiring and developing certain facilities for the gaming operations in the City ("BHR Property"). BHR is responsible for the management, development and operation of the BHR Property. The Company and Trump have each entered into an agreement with BHR (the "Berthing Agreement") to use BHR Property for their respective gaming operations and have committed to pay cash operating losses of BHR as additional berthing fees. The Company and Trump share equally in the operating expenses relating to the BHR Property, except for costs associated with food and beverage, and valet operations, which are allocated on a percentage of use by the casino customers of the Company and Trump.

     The Company has paid approximately $6.0 million, $6.3 million and $6.9 million of berthing fees for the years 2002, 2001 and 2000, respectively. Such amounts are recorded in general and administrative expense in the consolidated statement of operations. In addition, the Company has paid approximately $979,000, $805,000 and $435,000 of costs associated with food and beverage, and valet operations, and such amounts are

                         THE MAJESTIC STAR CASINO, LLC

8.  INVESTMENT IN BUFFINGTON HARBOR RIVERBOATS, L.L.C.--(CONTINUED)

recorded in casino expense in the Company's consolidated statement of operations, for the years 2002, 2001 and 2000, respectively. After the Company and Trump reimburse BHR for all cash operational losses, the remaining net loss of BHR results from depreciation expense associated with the BHR property. The Company has elected to record its allocated portion of BHR's net loss within depreciation expense in its consolidated statement of operations. The allocated net loss recorded in depreciation expense for the years 2002, 2001 and 2000, respectively, are approximately $2.4 million, $2.8 million and $2.1 million.

     The following represents selected financial information of BHR:

                                                      DECEMBER 31, 2002   DECEMBER 31, 2001
                                                      -----------------   -----------------
BALANCE SHEET
Cash................................................     $    50,505         $   317,646
Current assets......................................         441,535             782,001
Property, plant and equipment, net..................      65,616,042          69,650,069
Other assets........................................         108,414             111,478
Total assets........................................      66,165,991          70,543,548
Current liabilities.................................       2,499,369           2,745,899
Total liabilities...................................       2,499,369           2,745,899
Members' equity
The Majestic Star Casino, LLC.......................      31,833,311          33,898,825
Total members' equity...............................      63,666,622          67,797,649

                                                       YEARS ENDED DECEMBER 31,
                                                ---------------------------------------
                                                   2002          2001          2000
                                                -----------   -----------   -----------
STATEMENTS OF INCOME
Gross revenue.................................  $16,095,365   $16,468,581   $17,814,012
Operating loss................................   (4,794,560)   (5,981,620)   (4,350,334)
Net loss......................................   (4,848,863)   (5,595,475)   (4,117,338)

9.   OTHER ACCRUED LIABILITIES

     Other accrued liabilities at December 31 were comprised of:

                                                                2002          2001
                                                             -----------   -----------
Property taxes.............................................  $ 3,884,271   $ 2,168,667
Casino Club points.........................................      738,559     2,087,087
Progressive jackpots.......................................    3,189,626     2,883,958
Other......................................................    4,083,013     5,880,385
                                                             -----------   -----------
                                                             $11,895,469   $13,020,097

                         THE MAJESTIC STAR CASINO, LLC

10. LONG-TERM DEBT

                                                               2002           2001
                                                           ------------   ------------
LONG-TERM DEBT OUTSTANDING AT DECEMBER 31 IS AS FOLLOWS:
$152,632,000 senior secured notes payable, net of
  unamortized discount of $6,235,552 at 2002 and
  $7,546,568 at 2001, collateralized by a first priority
  lien on substantially all of the assets of Majestic
  Investor Holdings, LLC, due in semi-annual installments
  of interest at 11.653% on May 31 and November 30; with
  a final payment of principal and interest due on
  November 30, 2007. During 2002 Investor Holdings
  purchased $865,000 of its senior secured notes.........  $145,531,448   $145,085,432

$130,000,000 senior secured notes payable, net of
  unamortized discount of $1,120,229 at 2002 and
  $1,443,371 in 2001; collateralized by a first priority
  lien on substantially all of the assets of The Majestic
  Star Casino, LLC, due in semi-annual installments of
  interest at 10 7/8% on July 1 and January 1; with a
  final payment of principal and interest due on July 1,
  2006...................................................   128,879,771    128,556,629

$20.0 million four-year credit facility established on
  August 2,1999, expiring on August 2, 2003;
  collateralized by substantially all current and future
  assets of The Majestic Star Casino, LLC, other than
  excluded assets; interest rate at the borrowers choice
  of LIBOR plus 3.75% or 1.5% points above the base rate
  which approximates the prime rate, with a minimum
  interest rate of 8.5%..................................            --             --

$15.0 million four year credit facility established with
  Majestic Investor Holdings, LLC, on December 6, 2001
  expiring on December 6, 2005; collateralized by
  substantially all current and future assets, other than
  excluded assets; interest rate at the borrowers choice
  of LIBOR plus 2.0% above the base rate which
  approximates the prime rate, or the prime rate.........            --      6,500,000

Equipment and software financing payable at Barden Nevada
  Gaming, LLC including related use taxes; collateralized
  by gaming equipment; interest rates from 7.5% to 12.0%;
  due in aggregate monthly installments of $13,526 with
  varying maturity dates through 2005....................       249,150        411,446
                                                           ------------   ------------
                                                            274,660,369    280,553,507
  Less current maturities................................      (134,084)    (6,656,574)
                                                           ------------   ------------
Long-term debt, net of current maturities................  $274,526,285   $273,896,933
                                                           ============   ============

     The scheduled maturities of long-term debt are as follows:


Year Ending December 31, 2003...............................   $    134,084
  2004......................................................         84,984
  2005......................................................         30,082
  2006......................................................    128,879,771
  2007......................................................    145,531,448
  Thereafter................................................             --
                                                               ------------
                                                               $274,660,369
                                                               ============

                         THE MAJESTIC STAR CASINO, LLC

10. LONG-TERM DEBT--(CONTINUED)

  Senior Secured Notes

     On June 18, 1999, the Company issued $130.0 million of 10 7/8% Senior Secured Notes due 2006. In October 1999, the Company successfully completed an exchange of its privately placed $130.0 million 10 7/8% Senior Secured Notes Series A for $130.0 million 10 7/8% Senior Secured Notes Series B that are registered with the Securities and Exchange Commission. The net proceeds from the offering were utilized to redeem $99.0 million principal amount of the Company's 12 3/4% Senior Secured Notes due 2003 with Contingent Interest. During June 1999, approximately $4.2 million of the net proceeds were utilized for fees to fund the repurchase and approximately $7.5 million of the net proceeds were classified as restricted cash to effect a covenant defeasance of the $6.0 million of remaining 12 3/4% Senior Secured Notes due 2003 with Contingent Interest. During May 2000, the Company redeemed this remaining $6.0 million of 12 3/4% Senior Secured Notes. Holders of the outstanding 10 7/8% Senior Secured Notes have the right to require that the Company repurchase the notes at a premium under certain conditions, including a change in control of the Company.

     The 10 7/8% Senior Secured Notes bear interest at a fixed rate of 10 7/8% per annum payable January 1 and July 1 each year, commencing January 1, 2000. Substantially all of the Company's current and future assets other than certain excluded assets are pledged as collateral. Excluded assets include the assets of our "unrestricted subsidiaries," which include the subsidiaries that hold our Fitzgeralds assets. The notes rank senior in right of payment to any of the Company's subordinated indebtedness and equally with any of the Company's senior indebtedness.

     After July 1, 2003, the Company may, at its option, redeem all or some of the notes at a premium that will decrease over time from 105.438% to 100% of their face amount, plus interest. Prior to July 1, 2002, if the Company publicly offers certain equity securities, as defined, it may, at its option, apply part of the net proceeds from those transactions to redeem up to 35% of the principal amount of the notes at 110.875% of their face amount, plus interest. If the Company goes through a change of control, it must give holders of the notes the opportunity to sell the Company their notes at 101% of their face amount, plus interest.

     The Indenture contains covenants, which among other things, restrict the Company's ability to (i) make certain distributions and payments, (ii) incur additional indebtedness, (iii) enter into transactions with affiliates, (iv) sell assets or stock, and (v) merge, consolidate or transfer substantially all of its assets.

     On December 6, 2001, Investor Holdings and Majestic Investor Capital, as co-issuer, issued $152.6 million of 11.653% Senior Secured Notes due 2007. The net proceeds of $145,000,400 from the offering, together with an equity contribution from Investor, were utilized to purchase substantially all of the assets of Fitzgeralds Mississippi Inc., 101 Main Street Limited Liability Company and Fitzgeralds Las Vegas, Inc. and to pay related fees and expenses.

     The Investor Holdings Senior Secured Notes bear interest at a fixed rate of 11.653% per annum payable May 31 and November 30 each year, commencing on May 31, 2002, Substantially all of Investor Holdings' current and future assets, other than certain excluded assets, are pledged as collateral. The notes rank senior in right of payment to any of Investor Holdings' subordinated indebtedness and equally with any of Investor Holdings' senior indebtedness.

     In connection with the issuance by Investor Holdings of $152,632,000 of unregistered 11.653% Senior Secured Notes due 2007 (the "Unregistered Notes") on December 6, 2001, Investor Holdings entered in a registration rights agreement pursuant to which it agreed to file with the Securities and Exchange Commission ("SEC") a registration statement (the "Registration Statement") to exchange up to $152,632,000 principal amount of 11.653% Senior Secured Notes due 2007 registered under the Securities Act of 1933 (the "Registered Notes") for any and all of its outstanding Unregistered Notes. The registration rights agreement required Investor Holdings to pay liquidated damages to the holders of the Unregistered Notes if the

                         THE MAJESTIC STAR CASINO, LLC

10. LONG-TERM DEBT--(CONTINUED)

Registration Statement was not declared effective by the SEC on or prior to April 5, 2002. The Registration Statement was declared effective by the SEC on August 8, 2002 and Investor Holdings was required to pay liquidated damages pursuant to the terms of the registration rights agreement for the period from April 6, 2002 until August 8, 2002. On May 31, 2002, in connection with the first scheduled interest payment on the Unregistered Notes, Investor Holdings, made its initial liquidated damages payment of $61,053 to the holders of the Notes. The final liquidated damages payment of $114,474 was paid to the holders of the Unregistered Notes on November 30, 2002. Pursuant to the Registration Statement, the offer to exchange the Registered Notes for any or all of the Unregistered Notes commenced on August 8, 2002 and completed on Friday, September 6, 2002 at 5 p.m. Eastern Standard Time.

     On or after November 30, 2005, Investor Holdings has the right to redeem notes from time to time at a price that will decrease over time from 105.827% of the principal amount in 2005 to 100% of the principal amount in 2006, plus, in each case, accrued and unpaid interest. Prior to November 30, 2004, Investor Holdings may, at its option, apply part of the net proceeds from certain equity offerings to redeem up to 35% of the principal amount of the notes at 111.653% of their face amount, plus accrued and unpaid interest.

     The Indenture contains covenants, which among other things, restrict Investor Holdings ability to (i) make certain distributions and payments, (ii) incur additional indebtedness, (iii) enter into transactions with affiliates,
(iv) sell assets or stock, and (v) merge, consolidate or transfer substantially all of its assets.

     During 2002, the Investor Holdings purchased for $759,000, plus accrued interest, its 11.653% Senior Secured Notes with a face value of $865,000. The notes, net of un-amortized original issue discount, were being carried at a value of $828,000; the resulting gain was $69,000.

  Credit Facilities

     On August 2, 1999, the Company established a $20.0 million credit facility, which is also secured by substantially all current and future assets, other than certain excluded assets. The lien on the collateral securing this credit facility is structurally senior to the lien securing the 10 7/8% Senior Secured Notes. As of December 31, 2000, $7.8 million of the credit facility was outstanding. During 2001, $8.0 million was borrowed on this credit facility, and at December 31, 2001, these borrowings had been repaid in full. There were no borrowing on the credit facility in 2002.

     The terms of the $20.0 million line of credit is four years with an interest rate at the Company's choice of LIBOR plus 3.75% or 1.5 percentage points above the base rate. The base rate approximates the prime rate. The minimum interest rate is 8.5%. The credit agreement includes covenants, which among other things, (i) require operating income as defined in the credit facility of at least $10.0 million for twelve consecutive months during the credit period, and (ii) restrict the Company's ability to incur, assume, or guarantee any indebtedness.

     On December 6, 2001, Investor Holdings established a $15.0 million credit facility. The terms of the $15.0 million line of credit is four years with an interest rate at the Company's choice of LIBOR plus 2.0%, or the base rate, which approximates the prime rate. The credit facility is secured by substantially all of Investor Holdings current and future assets, other than certain excluded assets. The lien on the collateral securing Investor Holdings' credit facility is senior to the lien on the collateral securing the senior secured notes. The credit facility also contains financial covenants and restrictions on, among other things, indebtedness, investments, distributions and mergers. At December 31, 2001 $6.5 million was borrowed on this credit facility and at December 31, 2002, the borrowings had been paid in full.

                         THE MAJESTIC STAR CASINO, LLC

10. LONG-TERM DEBT--(CONTINUED)

  Intercreditor Agreements

     In connection with Majestic Star entering into its $20.0 million credit facility, the trustee (as collateral agent) under the indenture associated with Majestic Star's senior secured notes entered into an intercreditor agreement with Foothill Capital Corporation, the lender under Majestic Star's credit facility. In addition, in connection with Majestic Investor Holdings entering into its $15.0 million credit facility, the trustee (as collateral agent) under the indenture associated with Majestic Investor Holdings' senior secured notes entered into a virtually identical intercreditor agreement with Foothill Capital Corporation, the lender under Majestic Investor Holdings' credit facility. Both intercreditor agreements provide for the subordination of the liens securing the respective senior secured notes to the liens securing the indebtedness under the respective credit facilities.

     The intercreditor agreements, among other things, limit the trustee's rights in an event of default under the respective senior secured notes. Under the intercreditor agreements, if the respective senior secured notes become due and payable prior to the stated maturity or are not paid in full at the stated maturity at a time during which there is indebtedness outstanding under the corresponding credit facilities, the trustee will not have the right to foreclose upon the collateral unless and until the lender under the corresponding credit facilities fails to take steps to exercise remedies with respect to or in connection with the collateral within 180 days following notice to such lender of the occurrence of an event of default under the corresponding indenture. In addition, the intercreditor agreements prevent the trustee and the holders of the respective senior secured notes from pursuing remedies with respect to the collateral in an insolvency proceeding. The intercreditor agreements also provide that the net proceeds from the sale of the corresponding collateral will first be applied to repay indebtedness outstanding under the corresponding credit facilities and thereafter to the holders of the corresponding senior secured notes.

11. FAIR VALUE OF FINANCIAL INSTRUMENTS

     The following table presents the carrying value and estimated fair value as of December 31, 2002 of the Company's financial instruments. (Refer to Notes 2 and 10).

                                                                             ESTIMATED
                                                           CARRYING VALUE    FAIR VALUE
                                                           --------------   ------------
Assets:
  Cash and equivalents...................................   $ 24,547,881    $ 24,547,881
  Restricted cash........................................   $  1,250,000    $  1,250,000
Liabilities:
  Long-term debt (including capital lease obligations and
     line of credit borrowings)..........................   $274,660,369    $273,061,750

12. SAVINGS PLAN

     The Company contributes to a defined contribution plan, which provides for contributions in accordance with the plan document. The plan is available to certain employees with at least one year of service. The Company contributes a matching contribution up to a maximum of 3% of an employee's salary limited to a specified dollar amount as stated in the plan document. The Company's contributions to the plan amounted to $1,188,000, $402,000 and $340,000 during 2002, 2001 and 2000, respectively. The $786,000 increase between 2002 and 2001 is directly related to the acquisition of the Fitzgeralds properties on December 6, 2001.

                         THE MAJESTIC STAR CASINO, LLC

13. COMMITMENTS AND CONTINGENCIES

  Leases

     The Company has operating leases that cover various office and gaming equipment. Future minimum lease payments for operating leases with initial terms in excess of one year as of December 31, 2002 are as follows:

Years Ending December 31, 2003..............................  $ 1,922,915
  2004......................................................    1,550,269
  2005......................................................    1,500,130
  2006......................................................    1,477,845
  2007......................................................    1,477,845
  Thereafter................................................   10,929,895
                                                              -----------
                                                              $18,858,899
                                                              ===========

     Rent Expense for the years ended December 31, 2002 and December 31, 2001 were $6,969,370 and $3,668,098 respectively.

     In September of 2000, AMB Parking, LLC, (a limited liability company indirectly owned by Don. H. Barden, Chairman and CEO of the Company) and Trump Indiana, Inc. (the "Joint Venture Partner") entered into an Operating Agreement to form Buffington Harbor Parking Associates, LLC ("BHPA"). The limited liability company was formed for the purpose of constructing and operating a 2,000 space parking garage. BHPA purchased certain property owned by Gary New Century, LLC (another company owned by Don H. Barden) for $15,000,000 (the "Purchase"). To finance this transaction, BHR advanced BHPA $14,182,856 (which advance accrues interest at the rate of 6%), and acquired approximately one acre of land from BHPA for $817,144. In connection with the Purchase, the Company and the Joint Venture Partner advanced $7,099,147 and contributed $7,900,833 to BHR, which was used to fund the advance to BHPA and to acquire the one acre of land. In June 2001, BHR and BHPA terminated the BHPA agreement. A new agreement was reached between BHR, the Company and the Joint Venture Partner in which BHR transferred one half of the loan receivable as a return of capital to the Company in the amount of $7,099,167, and assigned the other half of the loan balance to the Joint Venture Partner. In addition, BHR distributed one half of the accrued interest receivable ($308,669) and an additional $34,347 as a return of capital to the Company and the Joint Venture Partner in order to finance the construction of the garage. The Company is recognizing $9,462,815 of advances made on the parking garage construction as prepaid lease expense. The Company and the Joint Venture Partner have each entered into parallel operating lease agreements with BHPA, each having a term of until December 31, 2018. The rent payable under the both leases is intended to service the debt incurred by BHPA to construct the parking garage. The Company is amortizing its prepaid lease over the term of the operating lease agreement. The operating lease agreement calls for the Company and the Joint Venture Partner to make monthly lease payments equal to 100% of BHPA's debt service requirement for the following month, although each party is entitled to a credit for 50% of such payment if the other party makes its monthly payment.

  Employment Agreements

     Mr. Don H. Barden serves as the Company's Manager, Chairman, President and Chief Executive Officer and currently receives annual compensation of $370,000 as an employee, pursuant to a letter agreement dated October 22, 2001 with The Majestic Star Casino, LLC.

     Mr. Michael E. Kelly serves as the Company's Manager, Executive Vice President, Chief Operating and Financial Officer and Secretary pursuant to a three-year employment agreement with The Majestic Star

                         THE MAJESTIC STAR CASINO, LLC

13. COMMITMENTS AND CONTINGENCIES--(CONTINUED)

Casino, LLC dated October 22, 2001. Under this agreement, Mr. Kelly will receive base compensation of $400,000 per year and can also earn annual incentive compensation based upon his performance and the consolidated performance of the Company. In addition to such compensation, Mr. Kelly is entitled to term life insurance in an amount equal to $2.5 million and other customary employee benefits, including participation in The Majestic Star Casino, LLC's 401(k) plan, together with a $100,000 signing bonus and an interest-free loan in the amount of $200,000 to be repaid in three equal annual installments. Mr. Kelly is also entitled to additional compensation, upon a change in control, equal to his base salary and incentive compensation for the remainder of the term of the agreement, plus 12 months thereafter. Mr. Kelly's employment agreement contains certain non-competition provisions with a duration of 12 months following termination of his employment.

     Mr. Jon S. Bennett serves as our Vice President and Chief Financial Officer pursuant to a two-year employment agreement with The Majestic Star Casino, LLC dated October 21, 2002. Under this agreement, Mr. Bennett will receive base compensation of $250,000, subject to annual reviews, and can also earn bonuses subject to the discretion of the President and Chief Executive Officer and Executive Vice President and Chief Operating Officer. In addition to such compensation, Mr. Bennett is entitled to term life insurance in an amount equal to $1 million and other customary employee benefits, including participation in the Company's 401(k) plan and reimbursement of relocation expenses. Mr. Bennett is also entitled to additional compensation upon a change in control, equal to the remaining amount due under his employment agreement plus six months of his annual salary following the expiration of his current employment agreement. Mr. Bennett's employment agreement contains certain non-competition provisions with a duration of 12 months if Mr. Bennett should voluntarily terminate his employment within 18 months of the commencement date of his employment agreement.

     The amounts payable pursuant to the agreements with Messrs. Barden, Kelly, and Bennett are the responsibility of the Company. As indicated in Note 14, the Company entered into an Expense Reimbursement/Sharing Agreement with Investor Holdings whereby Investor Holdings will reimburse the Company for a specified percentage of expenses paid by the Company for Investor Holdings' corporate overhead.

  Letter of Credit/Surety Bond

     In May 1996, the Company was required by the City of Gary, to maintain a Surety Bond in the amount of $12.5 million to guarantee the remaining $10.0 million of its off-site development obligation and $2.5 million to satisfy state and local regulatory obligations. The Surety Bond was secured by a $3.5 million letter of credit issued by a bank, which was collateralized by $3.6 million in cash. In September 2000, the Company met its development obligation, concurrently the Surety Bond was reduced from $12.5 million to $2.5 million and the bank released $1.0 million of the cash collateral. In March 2001, the Company replaced its existing Surety Bond with a new $2.5 million unsecured Surety Bond. In conjunction with the release of the original Surety Bond, the letter of credit was canceled and the remaining $2.6 million of cash collateral was released to the Company.

     Effective August 23, 2001, in accordance with an order of the Indiana Gaming Commission, the Company's riverboat owner's license was renewed subject to certain conditions. Pursuant to the license renewal, the Company was required to post a bond in the amount of $1,000,000 to secure its regulatory obligations. The $2.5 million bond previously posted was released on the effective date. The $1,000,000 bond has yet to be provided. The Indiana Gaming Commission is currently reviewing language to be included in the bond. When the language is finalized, the Company will post the new bond.

     During the year ended December 31, 2002, a $250,000 letter of credit was issued to secure payment of workers compensation claims at Barden Colorado Gaming, LLC and Barden Mississippi Gaming, LLC. In

                         THE MAJESTIC STAR CASINO, LLC

13. COMMITMENTS AND CONTINGENCIES--(CONTINUED)

order to collateralize the letter of credit the bank, through which the letter of credit was issued, restricted $250,000 of Investor Holdings' cash in bank.

     The States of Nevada and Mississippi have required Barden Nevada Gaming, LLC and Barden Mississippi Gaming, LLC to post surety bonds as security for current and future sales and gaming revenue tax obligations. Barden Nevada Gaming, LLC currently has one surety bond in place with the Nevada Department of Taxation in the amount of $122,250. Barden Mississippi Gaming, LLC has four surety bonds; a $600,000 bond in place with the Mississippi State Tax Commission and three $5,000 bonds with the Mississippi Alcoholic Beverage Control. These surety bonds are secured only by personal guaranties of Don H. Barden. If Mr. Barden is required to make payments to the bonding companies as a result of the guaranties, Investor Holdings, Barden Nevada Gaming, LLC and Barden Mississippi Gaming, LLC will be obligated to reimburse Mr. Barden for any such payments.

  Legal Proceedings

     On June 25, 1997, a complaint was filed in an Illinois Cook County Court against Majestic Star Casino. The plaintiff, a former employee, was injured during and as a result of a routine boat drill attempt and is requesting compensatory and punitive damages totaling approximately $3.5 million. The suit alleges that Majestic Star Casino failed to provide adequate safety measures to their employees during these drills. This complaint was settled April 2002 with no financial bearing on the company.

     On March 27, 1998, a complaint was filed in the Lake County Superior Court in East Chicago, Indiana, against BHR, the Joint Venture Partner, and the Company. The plaintiff, a former employee of the Company, claims to have been assaulted in the BHR parking lot on June 25, 1997 and is requesting compensatory and punitive damages totaling approximately $11.0 million. The suit alleges that the Joint Venture Partner and the Company failed to provide adequate security to prevent assaults. The Company intends to vigorously defend against such suit. However, it is too early to determine the outcome of such suit and the effect, if any, on the Company's financial position and results of operations.

     On March 2, 2000, the Company was issued a notice of audit findings, and on May 11 and 12, 2000, was issued notices of assessment by the Indiana Department of Revenue for income tax withholding deficiencies for the years ended 1996 and 1998. The Indiana Department of Revenue has taken the position that wagering taxes should not be classified as an allowable deductible expense for calculating state income taxes and therefore requires that wagering taxes be added back to net income to determine the tax liability. The estimated tax deficiency for 1996 is approximately $239,000 excluding interest and the estimated tax deficiency for 1998 is approximately $315,000 excluding interest. Other Indiana casinos have protested this same finding. The Company has filed an administrative protest and demand for hearing with the Indiana Department of Revenue. However, it is too early to determine the outcome.

     On November 3, 2000, a complaint was filed in the State of Indiana, Lake County Court, Civil Division. The plaintiff, a former employee filed a complaint under Title VII of the Civil Rights Act of 1964. The suit alleges violation of the American with Disabilities Act, retaliation and infliction of emotional distress. On July 24, 2002 a jury award of $553,000 was entered in the plaintiff's favor, plus attorney's fees and costs. The plaintiff is also seeking $117,000 in front pay. There has been no award of front pay and a hearing is scheduled in July 2003 regarding this issue. The Company believes that errors were made during the trial and in the jury award. As a result, the Company is appealing the award. The Company believes that the potential loss could range from $250,000 to $450,000. An accrual of $250,000 was charged to operations in the accompanying December 31, 2002 financial statements.

                         THE MAJESTIC STAR CASINO, LLC

13. COMMITMENTS AND CONTINGENCIES--(CONTINUED)

  Gaming Regulations

     The ownership and operation of riverboat gaming operations in Indiana are subject to strict state regulation under the Riverboat Gambling Act ("Act") and the administrative rules promulgated thereunder. The Indiana Gaming Commission ("IGC") is empowered to administer, regulate and enforce the system of riverboat gaming established under the Act and has jurisdiction and supervision over all riverboat gaming operations in Indiana, as well as all persons on riverboats where gaming operations are conducted. The IGC is empowered to regulate a wide variety of gaming and nongaming related activities, including the licensing of supplies to, and employees at, riverboat gaming operations and to approve the form of entity qualifiers and intermediary and holding companies. Indian's regulatory framework continues to develop. The IGC has adopted certain final rules and has published others in proposed or draft form that are proceeding through the review and final adoption process. The IGC has broad rulemaking power, and it is impossible to predict what effect, if any, the amendment of existing rules or the finalization of currently new rules might have on the Company's operations.

     A change in the Indiana state law governing gaming took effect on July 1, 2002, which enables Indiana's riverboat casinos to operate dockside. The IGC approved Majestic Star's flexible boarding plan that allows the continuous ingress and egress of patrons for the purpose of gambling while the riverboat is docked. The plan went into effect on August 5, 2002 and imposes a graduated wagering tax based upon adjusted gross receipts. The graduated wagering tax will have a starting rate of 15% with a top rate of 35% for adjusted gross receipts in excess of $150 million. For the period July 1 through August 4, 2002, the wagering tax was raised by statute to 22.5% of adjusted gross receipts. Prior to July 1, 2002, Indiana gaming taxes were levied on adjusted gross receipts, as defined by Indiana gaming laws, at the rate of 20%. In addition to the wagering tax, an admissions tax of $3 per turnstile count is assessed. Prior to August 5, 2002, Indiana imposed an admissions tax of $3 per patron turnstile count at every boarding time plus the count of the patrons that stayed over on the vessel from a previous boarding time period.

     The ownership and operation of our other casino gaming facilities in Nevada, Mississippi and Colorado are also subject to various state and local regulations in the jurisdictions where they are located. In Nevada, our gaming operations are subject to the Nevada Gaming Control Act, and to the licensing and regulatory control of the Nevada Gaming Commission, the Nevada State Gaming Control Board and various local ordinances and regulations, including, without limitation, applicable city and county gaming and liquor licensing authorities. In Mississippi, our gaming operations are subject to the Mississippi Gaming Control Act, and to the licensing and/or regulatory control of the Mississippi Gaming Commission and to various state and local regulatory agencies, including liquor licensing authorities. In Colorado, our gaming operations are subject to the Limited Gaming Act of 1991, which created the Division of Gaming within the Colorado Department of Revenue and the Colorado Limited Gaming Control Commission to license, implement, regulate and supervise the conduct of limited gaming. Our operations are also subject to the Colorado Liquor Code and the state and local liquor licensing authorities.

     The Company's directors, officer, managers and key employees are required to hold individual licenses, which requirements vary from jurisdiction to jurisdiction. Licenses and permits for gaming operations and of individual licensees are subject to renovation or non-renewal for cause. Under certain circumstances, holders of our securities are required to secure independent licenses and permits.

14. RELATED PARTY TRANSACTIONS

     The Company entered into a LLC Manager Agreement on June 18, 1999 with BDI to provide for, among other things, BDI to act as the managing member of the LLC. Distributions of profits to BDI are limited under the Indenture for the Majestic Star Senior Secured Notes. The distribution for each fiscal quarter

                         THE MAJESTIC STAR CASINO, LLC

14. RELATED PARTY TRANSACTIONS--(CONTINUED)

cannot exceed 5% of the Company's Consolidated Cash Flow (as defined in the Indenture for the Majestic Star Senior Secured Notes) for the immediately preceding fiscal quarter and may not be paid if the Company is in default under the Indenture governing such notes or if the Company does not meet certain financial ratios as provided in such Indenture. During the twelve months ended December 31, 2002, 2001 and 2002 the Company made distributions of approximately $2,965,000, $280,000, and $315,000 respectively to Barden Development, Inc. ("BDI").

     In September 2000, Majestic Investor, LLC was capitalized by the Company with $9.0 million of capital contributions, including interest thereon. Majestic Investor, LLC subsequently contributed this $9.0 million to Investor Holdings in connection with the assignment of its rights and obligations under the Fitzgeralds purchase and sale agreement to Investor Holdings.

     Prior to the consummation of the offering of the Investor Holdings 11.653% Senior Secured Notes, Investor Holdings issued a 35.71% membership interest to BDI in exchange for the contribution by BDI of a note for $5.0 million. BDI subsequently contributed the 35.71% membership interest to Majestic Investor, LLC as additional paid-in-equity. Majestic Investor, LLC currently owns 100% of the member interests of Investor Holdings. BDI, upon closing of the offering of the senior secured notes, contributed $5.0 million in repayment of the promissory note.

     On September 19, 2001, Investor Holdings entered into a LLC Manager Agreement with BDI, which was amended and restated on December 5, 2001 effective December 6, 2001, pursuant to which BDI will act as the Manager of Investor Holdings. Distributions of profits to BDI are limited under the Indenture for the Holdings Senior Secured Notes. The distribution for any fiscal quarter, shall not exceed 1% of net revenues plus 5% of consolidated cash flow for the immediately preceding fiscal quarter, provided that the payment of such distribution shall be subordinated to the payment in full of principal, interest, premium and liquidated damages, if any, then due on the senior secured notes.

     During the twelve months ended December 31, 2002, Investor Holdings made distributions of approximately $2,544,000 to BDI. These distributions were made in accordance with the LLC Manager Agreement between Investor Holdings and BDI dated December 5, 2001.

     On October 22, 2001, Investor Holdings entered into an Expense Reimbursement/Sharing Agreement with the Company, pursuant to which Investor Holdings and its restricted subsidiaries will each reimburse the Company for sixty percent (60%) of the documented out-of-pocket expenses paid by the Company for Investor Holdings' corporate overhead, including (i) the costs and expenses of executives and certain other employees, including, but not limited to, salaries, bonuses, benefit payments, insurance, and supplies, (ii) rent and
(iii) other similar costs and expenses.

     These executives and employees will provide services to both Investor Holdings and to our subsidiaries and us. Currently, due to restrictions set forth in the Investor Holdings Indenture, the reimbursement percentage is capped at fifty percent (50%) up to an aggregate of $1.7 million.

     On January 31, 2002, the Company made a $200,000 employee loan to Mr. Kelly. This loan bears no interest and is due and payable in full on January 31, 2005.

15. SUBSEQUENT EVENTS

     In December 2001, Investor Holdings issued a $700,000 note to BDI. The note bears interest at a rate of 7% per annum and was paid in full, with accrued interest, on March 17, 2003.

                         THE MAJESTIC STAR CASINO, LLC

15. SUBSEQUENT EVENTS--(CONTINUED)

     In December 2001, the Company made a $300,000 employee loan to Mr. Barden. This loan bears interest at a rate of 7% per annum and was due and payable in full on December 12, 2002. On March 17, 2003, $215,911 was paid on the note leaving $84,089 in principal and $28,750 in interest as outstanding.

16. SEGMENT INFORMATION

     The Company owns and operates four properties as follows: a riverboat casino located in Gary, Indiana; a casino and hotel located in downtown Las Vegas, Nevada; a casino and hotel located in Tunica, Mississippi; and a casino located in Black Hawk, Colorado (collectively, the "Properties"). The Company identifies its business in four segments based on geographic location. The Properties market in each of their segments primarily to middle-income guests. The major products offered in each segment are as follows: casino, hotel (except in Gary, Indiana and Black Hawk, Colorado) and food and beverage.

     The accounting policies of each business segment are the same as those described in the summary of significant accounting policies. There are minimal inter-segment sales. Corporate costs are allocated to the business segment through management fees.

     A summary of the Properties' operations by business segment for the years ended December 31, 2002 and December 31, 2001, is presented below:

                                              AS OF DECEMBER 31, 2002   AS OF DECEMBER 31, 2001
                                              -----------------------   -----------------------
                                                               (IN THOUSANDS)
Net revenues:
  Majestic Star Casino......................         $127,294                  $119,764
  Fitzgeralds Tunica........................           87,388                     5,368
  Fitzgeralds Black Hawk....................           33,109                     2,072
  Fitzgeralds Las Vegas.....................           48,915                     3,081
  Unallocated and other(1)..................               --                        --
                                                     --------                  --------
     Total..................................         $296,706                  $130,285
                                                     --------                  --------
Income (loss) from operations:
  Majestic Star Casino......................         $ 17,615                  $ 14,505
  Fitzgeralds Tunica........................           14,281                       654
  Fitzgeralds Black Hawk....................            6,715                       674
  Fitzgeralds Las Vegas.....................           (1,977)                     (393)
  Unallocated and other(1)..................           (2,956)                   (1,214)
                                                     --------                  --------
     Total..................................         $ 33,678                  $ 14,226
                                                     --------                  --------
Segment depreciation and amortization:
  Majestic Star Casino......................         $  9,041                  $ 10,867
  Fitzgeralds Tunica........................            7,373                       485
  Fitzgeralds Black Hawk....................            1,538                       100
  Fitzgeralds Las Vegas.....................            2,952                       167
  Unallocated and other(1)..................            2,598                       169
                                                     --------                  --------
     Total..................................         $ 23,502                  $ 11,788
                                                     --------                  --------

                         THE MAJESTIC STAR CASINO, LLC

16. SEGMENT INFORMATION--(CONTINUED)


                                              AS OF DECEMBER 31, 2002   AS OF DECEMBER 31, 2001
                                              -----------------------   -----------------------
                                                               (IN THOUSANDS)
Expenditures for additions to long-lived
  assets:
  Majestic Star Casino......................         $  5,189                  $  4,967
  Fitzgeralds Tunica........................            2,549                       100
  Fitzgeralds Black Hawk....................            1,177                        23
  Fitzgeralds Las Vegas.....................            1,481                        --
  Unallocated and other(1)..................               --                        --
                                                     --------                  --------
     Total..................................         $ 10,396                  $  5,090
                                                     --------                  --------
Segment assets:
  Majestic Star Casino......................         $113,177                  $121,359
  Fitzgeralds Tunica........................           88,307                    91,338
  Fitzgeralds Black Hawk....................           30,468                    30,915
  Fitzgeralds Las Vegas.....................           38,231                    45,171
  Unallocated and other(1)..................          155,574                   167,813
                                                     --------                  --------
     Total..................................         $425,757                  $456,596
  Less: intercompany........................         (149,947)                 (165,520)
                                                     --------                  --------
     Total..................................         $275,810                  $291,076
                                                     ========                  ========

---------------

(1) Unallocated and other include corporate items and eliminations that are not allocated to the operation segments.

17. SUPPLEMENTAL GUARANTOR FINANCIAL INFORMATION

     The Company's $130.0 million, 10 7/8% Senior Secured Notes (See Note 10) are guaranteed by substantially all of the assets of the Company, except for those assets of Investor Holdings and its wholly-owned subsidiaries which include the three casino properties acquired on December 6, 2001. The guarantees on the 10 7/8% Senior Secured Notes rank senior in right of payment to the Company's subordinated indebtedness and equal with any of the Company's senior indebtedness.

     Investor Holdings $151.8 million, 11.653% Senior Secured Notes (See Note
10) are unconditionally and irrevocably guaranteed, jointly and severally by all of the restricted subsidiaries of Investor Holdings. The guarantees rank senior in right of payment to all existing and future subordinated indebtedness of these restricted subsidiaries and equal in right of payment with all existing and future senior indebtedness of these restricted subsidiaries.

     The following condensed consolidating information presents condensed consolidating financial statements as of December 31, 2002 and December 31, 2001 and for the years ended December 31, 2002, 2001 and 2000 of The Majestic Star Casino, LLC, Majestic Investor Holdings, LLC, and the restricted subsidiaries of Majestic Investor Holdings, LLC (on a combined basis) and the elimination entries necessary to combine such entities on a consolidated basis. The Majestic Star Casino Capital Corp. ("MSCCC"), a wholly-owned subsidiary of The Majestic Star Casino, LLC and Majestic Investor Capital Corp. ("MICC"), a wholly-owned subsidiary of Majestic Investor, LLC, do not have any material assets, obligations or operations. Therefore, no information has been presented below for these subsidiaries.

                         THE MAJESTIC STAR CASINO, LLC

                     CONDENSED CONSOLIDATING BALANCE SHEETS
                            AS OF DECEMBER 31, 2002

                                                     THE
                                     THE          MAJESTIC
                                   MAJESTIC         STAR          MAJESTIC
                                     STAR          CASINO         INVESTOR       MAJESTIC
                                   CASINO,         CAPITAL       HOLDINGS,       INVESTOR       GUARANTOR      ELIMINATING
                                     LLC            CORP.           LLC        CAPITAL CORP.   SUBSIDIARIES      ENTRIES
                                 ------------   -------------   ------------   -------------   ------------   -------------
ASSETS
Current Assets:
 Cash and cash equivalents.....  $  8,564,057   $          --   $  1,007,660   $          --   $ 14,976,164   $          --
 Restricted cash...............            --              --        250,000              --             --              --
 Accounts receivable (net).....     1,733,543              --         52,695              --      1,188,488              --
 Inventories...................        53,360              --             --              --        929,126              --
 Prepaid expenses and other
   current assets..............     1,778,480              --      5,573,991              --      1,575,678      (5,089,160)(a)
                                 ------------   -------------   ------------   -------------   ------------   -------------
     Total current assets......    12,129,440              --      6,884,346              --     18,669,456      (5,089,160)
                                 ------------   -------------   ------------   -------------   ------------   -------------
Property, equipment and vessel
 improvements, net.............    47,511,652              --             --              --    117,297,506              --
Intangible assets, net.........            --              --      5,200,000              --     12,491,746              --
Due from related parties.......            --              --    116,816,043              --             --    (116,816,043)(b)
Investment in Buffington Harbor
 Riverboats, L.L.C.............    31,833,311              --             --              --             --              --
Other assets...................    13,619,918              --      6,714,902              --      8,546,757              --
Investment in subsidiaries.....     8,082,405              --     19,959,009              --             --     (28,041,414)(b)
                                 ------------   -------------   ------------   -------------   ------------   -------------
     Total Assets..............  $113,176,726   $          --   $155,574,300   $          --   $157,005,465   $(149,946,617)
                                 ============   =============   ============   =============   ============   =============
LIABILITIES AND MEMBER'S EQUITY (DEFICIT)
Current Liabilities:
 Current maturities of
   long-term debt..............  $         --   $          --   $         --   $          --   $    134,084   $          --
 Accounts payable, accrued and
   other.......................     8,221,517              --      1,960,447              --     15,215,462        (323,359)
                                 ------------   -------------   ------------   -------------   ------------   -------------
     Total current
       liabilities.............     8,221,517              --      1,960,447              --     15,349,546        (323,359)
                                 ------------   -------------   ------------   -------------   ------------   -------------
Due to related parties.........            --              --             --              --    121,581,844    (121,581,844)(a)(b)
Long-term debt, net of current
 maturities....................   128,879,771     128,879,771    145,531,448     145,531,448        115,066    (274,411,219)(c)
                                 ------------   -------------   ------------   -------------   ------------   -------------
     Total Liabilities.........   137,101,288     128,879,771    147,491,895     145,531,448    137,046,456    (396,316,422)
Commitments and
 contingencies.................       250,000              --             --              --             --              --
   Member's equity
     (deficit):................   (24,174,562)   (128,879,771)     8,082,405    (145,531,448)    19,959,009     246,369,805(b)(c)
                                 ------------   -------------   ------------   -------------   ------------   -------------
     Total Liabilities and
       Member's Equity
       (Deficit)...............  $113,176,726   $          --   $155,574,300   $          --   $157,005,465   $(149,946,617)
                                 ============   =============   ============   =============   ============   =============


                                     TOTAL
                                 CONSOLIDATED
                                 -------------
ASSETS
Current Assets:
 Cash and cash equivalents.....  $  24,547,881
 Restricted cash...............        250,000
 Accounts receivable (net).....      2,974,726
 Inventories...................        982,486
 Prepaid expenses and other
   current assets..............      3,838,989
                                 -------------
     Total current assets......     32,594,082
                                 -------------
Property, equipment and vessel
 improvements, net.............    164,809,158
Intangible assets, net.........     17,691,746
Due from related parties.......             --
Investment in Buffington Harbor
 Riverboats, L.L.C.............     31,833,311
Other assets...................     28,881,577
Investment in subsidiaries.....             --
                                 -------------
     Total Assets..............  $ 275,809,874
                                 =============
LIABILITIES AND MEMBER'S EQUITY
Current Liabilities:
 Current maturities of
   long-term debt..............  $     134,084
 Accounts payable, accrued and
   other.......................     25,074,067
                                 -------------
     Total current
       liabilities.............     25,208,151
                                 -------------
Due to related parties.........             --
Long-term debt, net of current
 maturities....................    274,526,285
                                 -------------
     Total Liabilities.........    299,734,436
Commitments and
 contingencies.................        250,000
   Member's equity
     (deficit):................    (24,174,562)
                                 -------------
     Total Liabilities and
       Member's Equity
       (Deficit)...............  $ 275,809,874
                                 =============

---------------

(a) To eliminate intercompany receivables and payables.

(b) To eliminate intercompany accounts and investment in subsidiaries.

(c) As more fully described in Note 7 Long-Term Debt, The Majestic Star Casino Capital Corp. is a co-obligor of certain of the Company's indebtedness and Majestic Investor Capital Corp. is a co-obligor of the indebtedness of Majestic Investor Holdings, LLC. Accordingly, such indebtedness has been presented as an obligation of both the issuer and the co-obligor in the above balance sheet.

                         THE MAJESTIC STAR CASINO, LLC

                CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2002

                                         THE MAJESTIC
                              THE        STAR CASINO        MAJESTIC          MAJESTIC
                         MAJESTIC STAR     CAPITAL          INVESTOR          INVESTOR         GUARANTOR       ELIMINATING
                          CASINO, LLC       CORP.         HOLDINGS, LLC     CAPITAL CORP.     SUBSIDIARIES       ENTRIES
                         -------------   ------------     -------------     -------------     ------------     ------------
REVENUES:
  Casino...............  $132,599,608        $--          $         --           $--          $161,189,334     $         --
  Rooms................            --         --                    --            --            15,495,620               --
  Food and beverage....     1,623,621         --                    --            --            19,470,500               --
  Other................     1,941,880         --                    --            --             3,604,744               --
                         ------------        ---          ------------           ---          ------------     ------------
    Gross revenues.....   136,165,109         --                    --            --           199,760,198               --
    Less promotional
      allowances.......    (8,870,991)        --                    --            --           (30,348,133)              --
                         ------------        ---          ------------           ---          ------------     ------------
    Net revenues.......   127,294,118         --                    --            --           169,412,065               --
COSTS AND EXPENSES:
  Casino...............    26,337,807         --                    --            --            60,822,128               --
  Rooms................            --         --                    --            --             9,014,354               --
  Food and beverage....     2,285,881         --                    --            --            11,267,235               --
  Other................            --         --                    --            --             1,559,861               --
  Gaming taxes.........    33,621,349         --                    --            --            17,950,757               --
  Advertising and
    promotion..........     7,636,379         --                    --            --            13,282,926               --
  General and
    administrative.....    26,775,809         --               345,443            --            24,632,548               --
  Economic incentive--
    City of Gary.......     3,980,501         --                    --            --                    --               --
  Depreciation and
    amortization.......     6,616,863         --             2,597,154            --            11,863,168               --
  Loss on investments
    in Buffington
    Harbor Riverboats,
    LLC................     2,424,392
  Pre-opening
    expenses...........            --         --                13,391            --                    --               --
                         ------------        ---          ------------           ---          ------------     ------------
    Total costs and
      expenses.........   109,678,981         --             2,955,988            --           150,392,977               --
                         ------------        ---          ------------           ---          ------------     ------------
    Operating income
      (loss)...........    17,615,137         --            (2,955,988)           --           (19,019,088)              --
OTHER INCOME (EXPENSE):
  Interest income......        57,962         --                86,401            --                49,429               --
  Interest expense.....   (14,318,995)        --           (18,086,650)           --               (31,168)              --
  Other non-operating
    expense............      (141,516)        --               (41,684)           --                    --               --
  Gain (loss) on
    disposal of
    assets.............         8,850         --                    --            --               (14,069)              --
  Gain on bond
    redemption.........            --         --                68,957            --                    --               --
  Equity in net income
    (loss) of
    subsidiaries.......    (1,905,684)        --            19,023,280            --                    --      (17,117,597)(a)
                         ------------        ---          ------------           ---          ------------     ------------
    Total other
      (expense)
      income...........    16,299,383         --             1,050,304            --                 4,192      (17,117,597)
                         ------------        ---          ------------           ---          ------------     ------------
    Net income
      (loss)...........  $  1,315,754        $--          $ (1,905,684)          $--          $ 19,023,280     $(17,117,597)
                         ============        ===          ============           ===          ============     ============


                         CONSOLIDATED
                         ------------
REVENUES:
  Casino...............  $293,788,942
  Rooms................    15,495,620
  Food and beverage....    21,094,121
  Other................     5,546,624
                         ------------
    Gross revenues.....   335,925,307
    Less promotional
      allowances.......   (39,219,124)
                         ------------
    Net revenues.......   296,706,183
COSTS AND EXPENSES:
  Casino...............    87,159,935
  Rooms................     9,014,354
  Food and beverage....    13,553,116
  Other................     1,559,861
  Gaming taxes.........    51,572,106
  Advertising and
    promotion..........    20,919,305
  General and
    administrative.....    51,753,800
  Economic incentive--
    City of Gary.......     3,980,501
  Depreciation and
    amortization.......    21,077,185
  Loss on investments
    in Buffington
    Harbor Riverboats,
    LLC................
  Pre-opening
    expenses...........        13,391
                         ------------
    Total costs and
      expenses.........   263,027,946
                         ------------
    Operating income
      (loss)...........    33,673,018
OTHER INCOME (EXPENSE):
  Interest income......       193,792
  Interest expense.....   (32,436,813)
  Other non-operating
    expense............      (183,200)
  Gain (loss) on
    disposal of
    assets.............        (5,219)
  Gain on bond
    redemption.........        68,957
  Equity in net income
    (loss) of
    subsidiaries.......            --
                         ------------
    Total other
      (expense)
      income...........    32,362,483
                         ------------
    Net income
      (loss)...........  $  1,315,754
                         ============

---------------

(a) To eliminate equity in net income (loss) of subsidiaries.

                         THE MAJESTIC STAR CASINO, LLC

                CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 2002

                                              THE
                                            MAJESTIC
                                              STAR                         MAJESTIC
                                 THE         CASINO                        INVESTOR
                            MAJESTIC STAR   CAPITAL    MAJESTIC INVESTOR   CAPITAL     GUARANTOR     ELIMINATING     CONSOLIDATED
                             CASINO, LLC     CORP.       HOLDINGS, LLC      CORP.     SUBSIDIARIES     ENTRIES          TOTAL
                            -------------   --------   -----------------   --------   ------------   -----------     ------------
NET CASH PROVIDED BY (USED
  IN) OPERATING
  ACTIVITIES:.............   $ 8,960,224       $--       $(21,143,727)        $--     $ 30,452,724   $ 3,035,502(a)  $ 21,304,723
                             -----------       --        ------------         --      ------------   -----------     ------------
CASH FLOWS FROM INVESTING
  ACTIVITIES:
  Acquisition related
    costs.................            --       --            (986,158)        --                --            --         (986,158)
  Proceeds from seller
    from purchase price
    adjustment............            --       --           3,800,000         --                --            --        3,800,000
  Acquisition of property
    and equipment.........    (5,188,766)      --                  --         --        (5,207,456)           --      (10,396,222)
  Increase in restricted
    cash..................            --       --            (250,000)        --                --            --         (250,000)
  Increase in prepaid
    leases and deposits...      (113,186)      --                  --         --                --            --         (113,186)
  Investment in Buffington
    Harbor Riverboats,
    L.L.C.................      (358,918)      --                  --         --                --            --         (358,918)
  Proceeds from sale of
    equipment.............         8,850       --                  --         --            44,267            --           53,117
                             -----------       --        ------------         --      ------------   -----------     ------------
    Net cash provided by
      (used in) investing
      activities..........    (5,652,020)      --           2,563,842         --        (5,163,189)           --       (8,251,367)
                             -----------       --        ------------         --      ------------   -----------     ------------
CASH FLOWS FROM FINANCING
  ACTIVITIES:
  Payment of 11.653%
    Senior Secured Notes
    issuance costs........            --       --          (1,523,568)        --                --            --       (1,523,568)
  Line of credit, net.....            --       --          (6,500,000)        --                --            --       (6,500,000)
  Cash advances to/from
    affiliates............            --       --          30,415,994         --       (27,380,492)   (3,035,502)(a)           --
  Cash paid for redemption
    of 11.653% Senior
    Secured Notes.........            --       --            (759,038)        --                                         (759,038)
  Cash paid to reduce
    long-term debt........            --       --                  --         --          (139,331)           --         (139,331)
  Distribution to Barden
    Development, Inc......    (2,964,623)      --          (2,544,206)        --                --            --       (5,508,829)
                             -----------       --        ------------         --      ------------   -----------     ------------
    Net cash provided by
      (used in) financing
      activities..........    (2,964,623)      --          19,089,182         --       (27,519,823)   (3,035,502)     (14,430,766)
                             -----------       --        ------------         --      ------------   -----------     ------------
Net increase (decrease) in
  cash and cash
  equivalents.............       343,581       --             509,297         --        (2,230,288)           --       (1,377,410)
Cash and cash equivalents,
  beginning of period.....     8,220,476       --             498,363         --        17,206,452            --       25,925,291
                             -----------       --        ------------         --      ------------   -----------     ------------
Cash and cash equivalents,
  end of period...........   $ 8,564,057       $--       $  1,007,660         $--     $ 14,976,164   $        --     $ 24,547,881
                             ===========       ==        ============         ==      ============   ===========     ============

---------------

(a) To eliminate intercompany receivables and payables.

                         THE MAJESTIC STAR CASINO, LLC

                     CONDENSED CONSOLIDATING BALANCE SHEETS
                            AS OF DECEMBER 31, 2001

                                THE        THE MAJESTIC
                           MAJESTIC STAR    STAR CASINO      MAJESTIC      MAJESTIC INVESTOR   MAJESTIC INVESTOR    GUARANTOR
                            CASINO, LLC    CAPITAL CORP.   INVESTOR, LLC     HOLDINGS, LLC       CAPITAL CORP.     SUBSIDIARIES
                           -------------   -------------   -------------   -----------------   -----------------   ------------
ASSETS
Current Assets:
  Cash and cash
    equivalents..........  $  8,220,476    $          --        $--          $    498,363        $          --     $ 17,206,452
  Accounts receivable,
    net..................     1,642,462               --         --               269,501                   --        1,212,125
  Inventories............        38,144               --         --                    --                   --          957,564
  Prepaid expenses and
    other current
    assets...............     1,213,056               --         --               707,467                   --        1,303,570
                           ------------    -------------        ---          ------------        -------------     ------------
    Total current
      assets.............    11,114,138               --         --             1,475,331                   --       20,679,711
                           ------------    -------------        ---          ------------        -------------     ------------
Property and equipment,
  net....................    47,767,051               --         --                    --                   --      122,427,962
Intangible assets, net...            --               --         --                    --                   --       19,290,753
Due from related
  parties................     1,177,829               --         --           150,855,685                   --               --
Investment in Buffington
  Harbor Riverboats,
  L.L.C. ................    33,898,771               --         --                    --                   --               --
Other assets.............    14,869,249               --         --            14,545,956                   --        5,025,618
Investment in
  subsidiaries...........    12,532,295               --         --               935,731                   --               --
                           ------------    -------------        ---          ------------        -------------     ------------
    Total Assets.........  $121,359,333    $          --        $--          $167,812,703        $          --     $167,424,044
                           ============    =============        ===          ============        =============     ============

LIABILITIES AND MEMBER'S EQUITY (DEFICIT)
Current Liabilities:
  Current maturities of
    long-term debt.......  $         --    $          --        $--          $  6,500,000        $          --     $    156,574
  Accounts payable,
    accrued and other....    12,784,191               --         --             2,526,703                   --       15,211,626
                           ------------    -------------        ---          ------------        -------------     ------------
    Total current
      liabilities........    12,784,191               --         --             9,026,703                   --       15,368,200
                           ------------    -------------        ---          ------------        -------------     ------------
Due to related parties...            --               --         --             1,168,273                   --      150,865,241
Long-term debt, net of
  current maturities.....   128,556,629      128,556,629         --           145,085,432          145,085,432          254,872
                           ------------    -------------        ---          ------------        -------------     ------------
    Total Liabilities....   141,340,820      128,556,629         --           155,280,408          145,085,432      166,488,313
Commitments and
  contingencies..........            --               --         --                    --                   --               --
  Member's equity
    (deficit):...........   (19,981,487)    (128,556,629)        --            12,532,295         (145,085,432)         935,731
                           ------------    -------------        ---          ------------        -------------     ------------
    Total Liabilities and
      Member's Equity
      (Deficit)..........  $121,359,333    $          --        $--          $167,812,703        $          --     $167,424,044
                           ============    =============        ===          ============        =============     ============


                            ELIMINATING          TOTAL
                              ENTRIES         CONSOLIDATED
                           -------------      ------------
ASSETS
Current Assets:
  Cash and cash
    equivalents..........  $          --      $ 25,925,291
  Accounts receivable,
    net..................        (28,484)(a)     3,095,604
  Inventories............             --           995,708
  Prepaid expenses and
    other current
    assets...............             --         3,224,093
                           -------------      ------------
    Total current
      assets.............        (28,484)       33,240,696
                           -------------      ------------
Property and equipment,
  net....................             --       170,195,013
Intangible assets, net...             --        19,290,753
Due from related
  parties................   (152,033,514)(b)            --
Investment in Buffington
  Harbor Riverboats,
  L.L.C. ................             --        33,898,771
Other assets.............          9,557 (a)    34,450,380
Investment in
  subsidiaries...........    (13,468,026)(b)            --
                           -------------      ------------
    Total Assets.........  $(165,520,467)     $291,075,613
                           =============      ============

LIABILITIES AND MEMBER'S
Current Liabilities:
  Current maturities of
    long-term debt.......  $          --      $  6,656,574
  Accounts payable,
    accrued and other....        (18,927)(a)    30,503,593
                           -------------      ------------
    Total current
      liabilities........        (18,927)       37,160,167
                           -------------      ------------
Due to related parties...   (152,033,514)(b)            --
Long-term debt, net of
  current maturities.....   (273,642,061)(c)   273,896,933
                           -------------      ------------
    Total Liabilities....   (425,694,502)      311,057,100
Commitments and
  contingencies..........             --                --
  Member's equity
    (deficit):...........    260,174,035(b)(c)  (19,981,487)
                           -------------      ------------
    Total Liabilities and
      Member's Equity
      (Deficit)..........  $(165,520,467)     $291,075,613
                           =============      ============

---------------

(a) To eliminate intercompany receivables and payables.

(b) To eliminate intercompany accounts and investment in subsidiaries.

(c) As more fully described in Note 7 Long-Term Debt, The Majestic Star Casino Capital Corp. is a co-obligor of certain of the Company's indebtedness and Majestic Investor Capital Corp. is a co-obligor of the indebtedness of Majestic Investor Holdings, LLC. Accordingly, such indebtedness has been presented as an obligation of both the issuer and the co-obligor in the above balance sheet.

                         THE MAJESTIC STAR CASINO, LLC

                CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2001

                                                   THE                     MAJESTIC     MAJESTIC
                                   THE        MAJESTIC STAR   MAJESTIC     INVESTOR     INVESTOR
                              MAJESTIC STAR      CASINO       INVESTOR,    HOLDINGS,    CAPITAL     GUARANTOR     ELIMINATING
                               CASINO, LLC    CAPITAL CORP.      LLC          LLC        CORP.     SUBSIDIARIES     ENTRIES
                              -------------   -------------   ---------   -----------   --------   ------------   -----------
REVENUES:
  Casino....................  $122,194,707         $--           $--      $        --     $--      $10,358,799     $     --
  Rooms.....................            --          --            --               --      --        1,079,456           --
  Food and beverage.........     1,613,902          --            --               --      --        1,189,804           --
  Other.....................     1,726,703          --                             --      --          203,858           --
                              ------------         ---           ---      -----------     ---      -----------     --------
    Gross revenues..........   125,535,312          --            --               --      --       12,831,917           --
    Less promotional
      allowances............    (5,771,135)         --            --               --      --       (2,310,848)          --
                              ------------         ---           ---      -----------     ---      -----------     --------
    Net Revenues............   119,764,177          --            --               --      --       10,521,069           --
COSTS AND EXPENSES:
  Casino....................    24,101,978          --            --               --      --        4,111,503           --
  Rooms.....................            --          --            --               --      --          628,910           --
  Food and beverage.........     2,317,409          --            --               --      --          706,947           --
  Other.....................            --          --            --               --      --          108,732           --
  Gaming taxes..............    34,026,160          --            --               --      --          808,464           --
  Advertising and
    promotion...............     7,595,889          --            --               --      --          926,226           --
  General and
    administrative..........    22,671,083          --            --           26,476      --        1,543,167           --
  Economic incentive--City
    of Gary.................     3,667,100          --            --               --      --               --           --
  Loss on investments in
    Buffington Harbor
    Riverboats, LLC.........     2,797,740
  Depreciation and
    amortization............     8,069,968          --            --          168,930      --          751,718           --
  Pre-opening costs.........            --          --            --        1,018,234      --               --           --
                              ------------         ---           ---      -----------     ---      -----------     --------
    Total costs and
      expenses..............   105,247,327          --            --        1,213,640      --        9,585,667           --
                              ------------         ---           ---      -----------     ---      -----------     --------
    Operating income
      (loss)................    14,516,850          --            --       (1,213,640)     --          935,402           --
OTHER INCOME (EXPENSE):
  Interest income...........       181,551          --            --          215,791      --            2,410           --
  Interest expense..........   (14,817,214)         --            --       (1,208,779)     --           (2,081)          --
  Other non-operating
    expense.................      (148,690)         --            --               --      --               --           --
  Loss on disposal of
    assets..................       (12,114)         --            --               --      --               --           --
  Equity in net income
    (loss) of
    subsidiaries............    (1,270,897)         --            --          935,731      --               --      335,166(a)
                              ------------         ---           ---      -----------     ---      -----------     --------
    Total other income
      (expense).............    16,067,364          --            --          (57,257)     --              329      335,166
                              ------------         ---           ---      -----------     ---      -----------     --------
    Net income (loss).......  $ (1,550,514)        $--           $--      $(1,270,897)    $--      $   935,731     $335,166
                              ============         ===           ===      ===========     ===      ===========     ========


                              CONSOLIDATED
                              ------------
REVENUES:
  Casino....................  $132,553,506
  Rooms.....................     1,079,456
  Food and beverage.........     2,803,706
  Other.....................     1,930,561
                              ------------
    Gross revenues..........   138,367,229
    Less promotional
      allowances............    (8,081,983)
                              ------------
    Net Revenues............   130,285,246
COSTS AND EXPENSES:
  Casino....................    28,213,481
  Rooms.....................       628,910
  Food and beverage.........     3,024,356
  Other.....................       108,732
  Gaming taxes..............    34,834,624
  Advertising and
    promotion...............     8,522,115
  General and
    administrative..........    24,240,726
  Economic incentive--City
    of Gary.................     3,667,100
  Loss on investments in
    Buffington Harbor
    Riverboats, LLC.........     2,797,740
  Depreciation and
    amortization............     8,990,616
  Pre-opening costs.........     1,018,234
                              ------------
    Total costs and
      expenses..............   116,046,634
                              ------------
    Operating income
      (loss)................    14,238,612
OTHER INCOME (EXPENSE):
  Interest income...........       399,752
  Interest expense..........   (16,028,074)
  Other non-operating
    expense.................      (148,690)
  Loss on disposal of
    assets..................       (12,114)
  Equity in net income
    (loss) of
    subsidiaries............            --
                              ------------
    Total other income
      (expense).............    15,789,126
                              ------------
    Net income (loss).......  $ (1,550,514)
                              ============

---------------

(a) To eliminate equity in net income (loss) of subsidiaries

                         THE MAJESTIC STAR CASINO, LLC

                CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 2001

                                              THE
                                  THE       MAJESTIC
                               MAJESTIC       STAR                     MAJESTIC      MAJESTIC
                                 STAR        CASINO     MAJESTIC       INVESTOR      INVESTOR
                                CASINO,     CAPITAL     INVESTOR,      HOLDINGS,     CAPITAL     GUARANTOR     ELIMINATING
                                  LLC        CORP.         LLC            LLC         CORP.     SUBSIDIARIES     ENTRIES
                              -----------   --------   -----------   -------------   --------   ------------   -----------
NET CASH PROVIDED BY (USED
 IN) OPERATING
 ACTIVITIES:................  $ 8,840,041      $--     $    18,500   $ (14,700,259)     $--     $17,334,730     $ 918,273
                              -----------      --      -----------   -------------      --      -----------     ---------
CASH FLOWS FROM INVESTING
 ACTIVITIES:
 Payments for business
   acquired, net of cash
   acquired.................           --      --               --    (143,758,152)     --               --            --
 Acquisition of property and
   equipment................   (4,967,152)     --               --              --      --         (122,696)           --
 Decrease in prepaid leases
   and deposits.............    2,287,437      --               --              --      --               --            --
 Purchase of naming
   rights...................   (1,500,000)     --               --              --      --               --            --
 Proceeds from sale of slot
   machines.................        1,850      --               --              --      --               --            --
 Investment in Buffington
   Harbor Riverboats, LLC...     (214,665)     --               --              --      --               --            --
 Decrease in restricted
   cash.....................           --      --        2,000,000              --      --               --            --
                              -----------      --      -----------   -------------      --      -----------     ---------
   Net cash provided by
     (used in) investing
     activities.............   (4,392,530)     --        2,000,000    (143,758,152)     --         (122,696)           --
                              -----------      --      -----------   -------------      --      -----------     ---------
CASH FLOWS FROM FINANCING
 ACTIVITIES:
 Proceeds from issuance of
   11.653% Senior Secured
   Notes....................           --      --               --     145,000,400      --               --            --
 Deferred financing costs...           --      --        1,465,860      (6,815,090)     --               --            --
 Member's equity
   contribution.............           --      --               --       5,000,000      --               --            --
 Contribution from Majestic
   Investor.................           --      --       (8,803,191)      8,803,191      --               --            --
 Cash received for loan to
   Barden Development,
   Inc. ....................           --      --        2,000,000              --      --               --            --
 Cash advances to/from
   related parties..........           --      --         (250,000)      1,168,273      --               --      (918,273)
 Issuance of loan to Barden
   Development, Inc. .......           --      --         (700,000)             --      --         (700,000)
 Line of credit, net........   (7,800,000)     --               --       6,500,000      --               --            --
 Cash paid to reduce
   long-term debt...........     (977,716)     --               --              --      --           (5,582)           --
                              -----------      --      -----------   -------------      --      -----------     ---------
   Net cash provided by
     (used in) financing
     activities.............   (8,777,716)     --       (5,587,331)    158,956,774      --           (5,582)     (918,273)
                              -----------      --      -----------   -------------      --      -----------     ---------
Net increase (decrease) in
 cash and cash
 equivalents................   (4,330,205)     --       (3,568,831)        498,363      --       17,206,452            --
Cash and cash equivalents,
 beginning of period........   12,550,681      --        3,568,831              --      --               --            --
                              -----------      --      -----------   -------------      --      -----------     ---------
Cash and cash equivalents,
 end of period..............  $ 8,220,476      $--     $        --   $     498,363      $--     $17,206,452     $      --
                              ===========      ==      ===========   =============      ==      ===========     =========


                              CONSOLIDATED
                                  TOTAL
                              -------------
NET CASH PROVIDED BY (USED
 IN) OPERATING
 ACTIVITIES:................  $  12,411,285
                              -------------
CASH FLOWS FROM INVESTING
 ACTIVITIES:
 Payments for business
   acquired, net of cash
   acquired.................   (143,758,152)
 Acquisition of property and
   equipment................     (5,089,848)
 Decrease in prepaid leases
   and deposits.............      2,287,437
 Purchase of naming
   rights...................     (1,500,000)
 Proceeds from sale of slot
   machines.................          1,850
 Investment in Buffington
   Harbor Riverboats, LLC...       (214,665)
 Decrease in restricted
   cash.....................      2,000,000
                              -------------
   Net cash provided by
     (used in) investing
     activities.............   (146,273,378)
                              -------------
CASH FLOWS FROM FINANCING
 ACTIVITIES:
 Proceeds from issuance of
   11.653% Senior Secured
   Notes....................    145,000,400
 Deferred financing costs...     (5,349,230)
 Member's equity
   contribution.............      5,000,000
 Contribution from Majestic
   Investor.................             --
 Cash received for loan to
   Barden Development,
   Inc. ....................      2,000,000
 Cash advances to/from
   related parties..........             --
 Issuance of loan to Barden
   Development, Inc. .......
 Line of credit, net........     (1,300,000)
 Cash paid to reduce
   long-term debt...........       (983,298)
                              -------------
   Net cash provided by
     (used in) financing
     activities.............    143,667,872
                              -------------
Net increase (decrease) in
 cash and cash
 equivalents................      9,805,779
Cash and cash equivalents,
 beginning of period........     16,119,512
                              -------------
Cash and cash equivalents,
 end of period..............  $  25,925,291
                              =============

                         THE MAJESTIC STAR CASINO, LLC

                CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2000

                                                      THE MAJESTIC
                                  THE MAJESTIC STAR    STAR CASINO      MAJESTIC      ELIMINATING
                                     CASINO, LLC      CAPITAL CORP.   INVESTOR, LLC     ENTRIES     CONSOLIDATED
                                  -----------------   -------------   -------------   -----------   ------------
REVENUES:
  Casino........................    $115,455,271           $--          $      --      $      --    $115,455,271
  Food and beverage.............       1,564,684            --                 --             --       1,564,684
  Other.........................       1,431,304            --                 --             --       1,431,304
                                    ------------           ---          ---------      ---------    ------------
     Gross revenues.............     118,451,259            --                 --             --     118,451,259
     Less promotional
       allowances...............      (4,689,543)           --                 --             --      (4,689,543)
                                    ------------           ---          ---------      ---------    ------------
     Net revenues...............     113,761,716            --                 --             --     113,761,716
COSTS AND EXPENSES:
  Casino........................      23,787,240            --                 --             --      23,787,240
  Food and beverage.............       2,402,518            --                 --             --       2,402,518
  Gaming taxes..................      32,350,368            --                 --             --      32,350,368
  Advertising and promotion.....       8,347,889            --                 --             --       8,347,889
  General and administrative....      22,941,994            --            250,226             --      23,192,220
  Economic incentive-- City of
     Gary.......................       3,230,679            --                 --             --       3,230,679
  Depreciation and
     amortization...............      11,172,350            --                 --             --      11,172,350
  Loss on disposal of assets....         416,904            --                 --             --         416,904
                                    ------------           ---          ---------      ---------    ------------
     Total costs and expenses...     104,649,942            --            250,226             --     104,900,168
                                    ------------           ---          ---------      ---------    ------------
     Operating income (loss)....       9,111,774            --           (250,226)            --       8,861,548
OTHER INCOME (EXPENSE):
  Interest income...............         840,536            --             52,917             --         893,453
  Interest expense..............     (14,998,377)           --                 --             --     (14,998,377)
  Other non-operating expense...        (124,503)           --                 --             --        (124,503)
  Loss on bond redemption.......        (382,500)           --                 --       (382,500)             --
  Equity in net income (loss) of
     subsidiaries...............        (197,309)           --                 --        197,309              --
                                    ------------           ---          ---------      ---------    ------------
     Total other income
       (expense)................     (14,862,153)           --             52,917        197,309     (14,229,427)
                                    ------------           ---          ---------      ---------    ------------
     Net loss...................    $ (5,750,379)          $--          $(197,309)     $ 197,309    $ (5,750,379)
                                    ============           ===          =========      =========    ============

                         THE MAJESTIC STAR CASINO, LLC

                CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 2000

                                                          THE MAJESTIC
                                               THE        STAR CASINO
                                          MAJESTIC STAR     CAPITAL        MAJESTIC      CONSOLIDATED
                                           CASINO, LLC       CORP.       INVESTOR, LLC      TOTAL
                                          -------------   ------------   -------------   ------------
NET CASH PROVIDED BY (USED IN) OPERATING
  ACTIVITIES:...........................  $  6,178,381       $  --        $(1,431,669)   $  4,746,712
                                          ------------       -----        -----------    ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Acquisition of property and
     equipment..........................    (3,039,635)         --                 --      (3,039,635)
  Sale of slot equipment................       179,200          --                 --         179,200
  Increase in deposits..................       (98,404)         --                 --         (98,404)
  Investment in Buffington Harbor
     Riverboats, LLC....................    (7,836,489)         --                 --      (7,836,489)
  Increase in restricted cash...........            --          --         (2,000,000)     (2,000,000)
  Contribution to Majestic Investor,
     LLC................................    (9,000,500)         --          9,000,500              --
  Purchase of 49% interest in Gary New
     Century, LLC.......................            --          --         (9,000,000)     (9,000,000)
  Sale of 49% interest in Gary New
     Century, LLC.......................            --          --          9,000,000       9,000,000
                                          ------------       -----        -----------    ------------
     Net cash provided by (used in)
       investing activities.............   (19,795,828)         --          7,000,500     (12,795,328)
                                          ------------       -----        -----------    ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Redemption of 12 3/4% Senior Secured
     Notes..............................    (6,382,500)         --                 --      (6,382,500)
  Decrease in restricted cash...........     7,357,874          --                 --       7,357,874
  Distribution to Barden Development,
     Inc. ..............................      (597,610)         --                 --        (597,610)
  Line of credit, net...................     7,800,000          --                 --       7,800,000
  Cash paid to reduce long-term debt....    (2,154,680)         --                 --      (2,154,680)
  Issuance of loans to Barden
     Development, Inc. .................    (4,000,000)         --         (2,000,000)     (6,000,000)
  Cash received for loans to Barden
     Development, Inc. .................     4,000,000          --                 --       4,000,000
                                          ------------       -----        -----------    ------------
     Net cash provided by (used in)
       financing activities.............     6,023,084          --         (2,000,000)      4,023,084
                                          ------------       -----        -----------    ------------
Net increase (decrease) in cash and cash
  equivalents...........................    (7,594,363)         --          3,568,831      (4,025,532)
Cash and cash equivalents, beginning of
  period................................    20,145,044          --                 --      20,145,044
                                          ------------       -----        -----------    ------------
Cash and cash equivalents, end of
  period................................  $ 12,550,681       $  --        $ 3,568,831    $ 16,119,512
                                          ============       =====        ===========    ============

                         THE MAJESTIC STAR CASINO, LLC

18.  SUPPLEMENTAL GUARANTOR FINANCIAL INFORMATION -- 9 1/2% SENIOR SECURED NOTES

     On October 7, 2003, The Majestic Star Casino, LLC and its wholly owned subsidiary, The Majestic Star Casino Capital Corp. issued $260.0 million aggregate principal amount of 9 1/2% Senior Secured Notes due 2010 (the "9 1/2% Notes") in a private placement. The 9 1/2% Notes are secured by, among other assets, the Company's equity interests, the equity interests in the subsidiary guarantors described below (which guarantees are effective upon receipt of gaming regulatory approval), and substantially all of the Company's and its subsidiary guarantors' assets, other than the excluded assets. The lien on the collateral securing the senior secured credit facility is senior to the lien on the collateral securing the notes and the guarantees.

     The registered notes are fully, unconditionally and jointly and severally guaranteed on a senior secured basis by each of the Company's existing and future restricted subsidiaries. The guarantees rank senior in right of payment to all existing and future subordinated indebtedness of these restricted subsidiaries and will rank equal in right of payment to all existing and future senior indebtedness of these restricted subsidiaries.

     The Company has applied to the Nevada Gaming Commission and Nevada Gaming Control Board for approval to spin-off Barden Nevada Gaming, LLC ("Barden Nevada"), the owner and operator of Fitzgeralds Las Vegas, to Barden Development, Inc. ("BDI"), the Company's parent, and in anticipation of the spin-off, the Company has designated Barden Nevada as an unrestricted subsidiary under the 9 1/2% Notes. Barden Nevada is not a guarantor and none of Barden Nevada's assets serve as collateral for the notes.

     Prior to October 15, 2006, the Company may redeem up to 35% of the original aggregate principal amount of the notes at a redemption price of 109.5% of the principal amount of the notes, plus accrued and unpaid interest, with the net cash proceeds of certain equity offerings. On or after October 15, 2007, the Company may redeem all or a portion of the notes at the a redemption price of 104.75% of the principal amount of the notes, plus accrued and unpaid interest, declining to 100.0% on October 15, 2009 and thereafter.

     The indenture contains covenants limiting the Company's ability to, among other things, incur more debt, pay dividends, redeem or purchase its equity interests or make other distributions, make certain acquisitions or investments, create liens in its assets, enter into transactions with affiliates, merge or consolidate with others, transfer or sell assets, and extend credit.

     The following condensed consolidating information presents condensed consolidating balance sheets as of September 30, 2003 and December 31, 2002 and condensed consolidating statements of operations for the three and nine months ended September 30, 2003 and 2002, and condensed consolidating statements of cash flows for the nine months ended September 30, 2003 and 2002, for The Majestic Star Casino, LLC, Majestic Star Casino Capital Corp., the guarantor subsidiaries and its non-guarantor subsidiary and eliminating entries necessary to consolidate such entities as they relate to the 9 1/2% Notes:

                         THE MAJESTIC STAR CASINO, LLC

NOTE 18. SUPPLEMENTAL GUARANTOR FINANCIAL INFORMATION--9 1/2% SENIOR SECURED NOTES--(CONTINUED)

                     CONDENSED CONSOLIDATING BALANCE SHEET
                            AS OF DECEMBER 31, 2002

                                                 THE MAJESTIC
                                THE MAJESTIC      STAR CASINO     GUARANTOR     NON-GUARANTOR   ELIMINATING             TOTAL
                              STAR CASINO, LLC   CAPITAL CORP.   SUBSIDIARIES    SUBSIDIARY       ENTRIES            CONSOLIDATED
                              ----------------   -------------   ------------   -------------   ------------         ------------
ASSETS
Current Assets:
 Cash and cash
   equivalents..............    $  8,564,057     $          --   $ 11,588,218    $ 4,395,606    $         --         $ 24,547,881
 Restricted cash............              --                --        250,000             --              --              250,000
 Accounts receivable, less
   allowance for doubtful
   accounts of $372,689.....       1,233,543                --        648,404        592,779              --            2,474,726
 Inventories................          53,360                --        610,097        319,029              --              982,486
 Prepaid expenses...........       1,237,196                --        668,291        976,444              --            2,881,931
 Receivables from related
   party....................         323,359                --             --          1,760        (325,119)(a)               --
 Note receivable from
   affiliate................         500,000                --        700,000             --              --            1,200,000
 Due from Buffington Harbor
   Riverboats, LLC..........         217,925                --             --             --              --              217,925
 Other......................              --                --         39,133             --              --               39,133
                                ------------     -------------   ------------    -----------    ------------         ------------
   Total current assets.....      12,129,440                --     14,504,143      6,285,618        (325,119)          32,594,082
                                ------------     -------------   ------------    -----------    ------------         ------------
Property, equipment and
 improvements, net..........      47,511,652                --     89,302,527     27,994,979              --          164,809,158
Intangible assets, net......              --                --     15,774,246      1,917,500              --           17,691,746
Goodwill....................              --                --      5,922,398             --              --            5,922,398
Other assets:
 Deferred financing costs,
   net of accumulated
   amortization of
   $4,375,528...............       2,657,165                --      6,714,902             --              --            9,372,067
 Investment in Buffington
   Harbor Riverboats, LLC...      31,833,311                --             --             --              --           31,833,311
 Investment in Majestic
   Investor Holdings, LLC...       8,082,405                --             --             --      (8,082,045)(b)               --
 Long term accounts
   receivable -- related
   parties..................              --                --     36,173,404             --     (36,173,404)(a)               --
 Restricted cash............              --                --             --      1,000,000              --            1,000,000
 Other assets...............      10,962,753                --        591,979      1,032,380              --           12,587,112
                                ------------     -------------   ------------    -----------    ------------         ------------
     Total other assets.....      53,535,634                --     43,480,285      2,032,380     (44,255,809)          54,792,490
                                ------------     -------------   ------------    -----------    ------------         ------------
     Total Assets...........    $113,176,726     $          --   $168,983,599    $38,230,477    $(44,580,928)        $275,809,874
                                ============     =============   ============    ===========    ============         ============
LIABILITIES AND MEMBER'S DEFICIT
Current Liabilities:
 Current maturities of
   long-term debt...........    $         --     $          --   $         --    $   134,084    $         --              134,084
 Accounts payable...........       1,911,929                --      1,031,604      1,104,765              --            4,048,298
 Other accrued liabilities:
   Payroll and related......       1,707,240                        3,914,357      2,034,918              --            7,656,515
   Interest.................              --                --      1,473,785             --              --            1,473,785
   Progressive jackpots.....         713,083                --      2,236,782        239,761              --            3,189,626
   Slot club liability......              --                --        611,785        126,774              --              738,559
   Other accrued
     liabilities............       4,139,265                --      3,711,696        691,442        (325,119)(a)        8,217,284
                                ------------     -------------   ------------    -----------    ------------         ------------
     Total current
       liabilities..........       8,471,517                --     12,980,009      4,331,744        (325,119)          25,458,151
                                ------------     -------------   ------------    -----------    ------------         ------------
Due to related parties......              --                --             --     36,173,404     (36,173,404)(a)               --
Long-term debt, net of
 current maturities.........     128,879,771       128,879,771    145,531,448        115,066    (128,879,771)(a)      274,526,285
                                ------------     -------------   ------------    -----------    ------------         ------------
     Total Liabilities......     137,351,288       128,879,771    158,511,457     40,620,214    (165,378,294)         299,984,436
                                ------------     -------------   ------------    -----------    ------------         ------------
     Total member's
       (deficit) equity.....     (24,174,562)     (128,879,771)    10,472,142     (2,389,737)    120,797,366(b)(c)    (24,174,562)
                                ------------     -------------   ------------    -----------    ------------         ------------
     Total Liabilities and
       Member's Deficit.....    $113,176,726     $          --   $168,983,599    $38,230,477    $(44,580,928)        $275,809,874
                                ============     =============   ============    ===========    ============         ============

---------------

(a) To eliminate intercompany receivable and payable.

(b) To eliminate intercompany accounts and investment in subsidiaries.

(c) As more fully described in Note 10 Long-Term Debt, The Majestic Star Casino, LLC and The Majestic Star Casino Capital Corp. are co-obligors of certain of the Company's indebtedness. Accordingly, such indebtedness has been presented of both entities in the above balance sheet.

                         THE MAJESTIC STAR CASINO, LLC

NOTE 18. SUPPLEMENTAL GUARANTOR FINANCIAL INFORMATION--9 1/2% SENIOR SECURED NOTES--(CONTINUED)

                     CONDENSED CONSOLIDATING BALANCE SHEET
                            AS OF DECEMBER 31, 2001

                                                 THE MAJESTIC   THE MAJESTIC    MAJESTIC
                                                 STAR CASINO,    STAR CASINO    INVESTOR,    GUARANTOR     NON-GUARANTOR
                                                     LLC        CAPITAL CORP.      LLC      SUBSIDIARIES    SUBSIDIARY
                                                 ------------   -------------   ---------   ------------   -------------
ASSETS
Current Assets:
 Cash and cash equivalents.....................  $  8,220,476   $          --      $--      $ 12,746,429    $ 4,958,386
 Accounts receivable, net......................     1,642,462              --       --           922,176        642,282
 Inventories...................................        38,144              --       --           582,010        375,554
 Prepaid expenses and other current assets.....                            --       --           429,965        782,688
 Receivable from related party.................                            --       --           700,000             --
 Prepaid expenses and other current assets.....     1,213,056              --       --            15,552             --
                                                 ------------   -------------      ---      ------------    -----------
   Total current assets........................    11,114,138              --       --        15,396,132      6,758,910
                                                 ------------   -------------      ---      ------------    -----------
Property, equipment and improvements, net......    47,767,051              --       --        93,621,525     28,806,437
Intangible assets, net.........................            --              --       --        11,899,246      7,391,507
Goodwill.......................................            --              --       --         9,717,250        885,000
Other assets:
 Deferred financing costs, net.................     3,506,720              --       --         7,023,706             --
 Investment in Buffington Harbor Riverboats,
   LLC.........................................    33,898,771              --       --                --             --
 Investment in Majestic Investor Holdings,
   LLC.........................................    12,532,295              --       --                --             --
 Long term accounts receivable--related
   parties.....................................     1,177,829              --       --        39,418,859             --
 Restricted cash...............................                            --       --                --      1,000,000
 Other assets..................................    11,362,529              --       --           616,843        328,775
                                                 ------------   -------------      ---      ------------    -----------
   Total Assets................................  $121,359,333   $          --      $--      $177,693,561    $45,170,629
                                                 ============   =============      ===      ============    ===========

LIABILITIES AND MEMBER'S (DEFICIT)
Current Liabilities:
 Current maturities of long-term debt..........  $         --   $          --      $--      $  6,522,965    $   133,609
 Accounts payable..............................     1,031,772              --       --           968,782        977,948
 Other accrued liabilities:
   Payroll and related.........................     1,188,487              --       --         3,033,930      1,972,184
   Interest....................................     7,085,533              --       --         1,208,779             --
   Progressive jackpot.........................            --              --       --         2,062,820        211,230
   Slot club liability.........................            --              --       --           508,507      1,733,369
   Other liabilities...........................     3,478,399              --       --         4,197,265        863,515
                                                 ------------   -------------      ---      ------------    -----------
     Total current liabilities.................    12,784,191              --       --        18,501,026      5,877,796
                                                 ------------   -------------      ---      ------------    -----------
Due to related parties.........................                            --       --         1,177,829     39,418,859
Long-term debt, net of current maturities......   128,556,629     128,566,629       --       145,085,432        254,872
                                                 ------------   -------------      ---      ------------    -----------
     Total Liabilities.........................   141,340,820     128,566,629       --       164,764,287     45,551,527
     Total member's (deficit) equity...........   (19,981,487)   (128,566,629)      --        12,927,252       (394,957)
                                                 ------------   -------------      ---      ------------    -----------
     Total Liabilities and member's equity
       (deficit)...............................  $121,359,333   $          --      $--      $177,693,561    $45,170,629
                                                 ============   =============      ===      ============    ===========


                                                  ELIMINATING              TOTAL
                                                    ENTRIES             CONSOLIDATED
                                                 --------------         ------------
ASSETS
Current Assets:
 Cash and cash equivalents.....................  $           --         $ 25,925,291
 Accounts receivable, net......................         (28,484)(a)        3,178,436
 Inventories...................................              --              995,708
 Prepaid expenses and other current assets.....              --            1,212,653
 Receivable from related party.................              --              700,000
 Prepaid expenses and other current assets.....              --            1,228,608
                                                 --------------         ------------
   Total current assets........................         (28,484)          33,240,696
                                                 --------------         ------------
Property, equipment and improvements, net......              --          170,195,013
Intangible assets, net.........................              --           19,290,753
Goodwill.......................................              --           10,602,250
Other assets:
 Deferred financing costs, net.................              --           10,530,426
 Investment in Buffington Harbor Riverboats,
   LLC.........................................              --           33,898,771
 Investment in Majestic Investor Holdings,
   LLC.........................................     (12,532,295)(b)               --
 Long term accounts receivable--related
   parties.....................................     (40,596,688)(b)               --
 Restricted cash...............................              --            1,000,000
 Other assets..................................           9,557(a)        12,317,704
                                                 --------------         ------------
   Total Assets................................  $  (53,147,910)        $291,075,613
                                                 ==============         ============
LIABILITIES AND MEMBER'S (DEFICIT)
Current Liabilities:
 Current maturities of long-term debt..........  $           --         $  6,656,574
 Accounts payable..............................              --            2,978,502
 Other accrued liabilities:
   Payroll and related.........................              --            6,194,601
   Interest....................................              --            8,294,312
   Progressive jackpot.........................              --            2,274,050
   Slot club liability.........................              --            2,241,876
   Other liabilities...........................         (18,927)(a)        8,520,252
                                                 --------------         ------------
     Total current liabilities.................         (18,927)          37,160,167
                                                 --------------         ------------
Due to related parties.........................     (40,596,688)(b)               --
Long-term debt, net of current maturities......    (128,566,629)(c)      273,896,933
                                                 --------------         ------------
     Total Liabilities.........................    (169,182,244)         311,057,100
     Total member's (deficit) equity...........     116,034,334(b),(c)   (19,981,487)
                                                 --------------         ------------
     Total Liabilities and member's equity
       (deficit)...............................  $   53,147,910         $291,075,613
                                                 ==============         ============

---------------

(a) To eliminate intercompany receivable and payable

(b) To eliminate intercompany accounts and investment in subsidiaries

(c) As more fully described in Note 10 Long-Term Debt, The Majestic Star Casino, LLC and The Majestic Star Casino Capital Corp. are co-obligors of certain of the Company's indebtedness. Accordingly, such indebtedness has been presented as an obligation of both entities in the above balance sheets.

                         THE MAJESTIC STAR CASINO, LLC

NOTE 18. SUPPLEMENTAL GUARANTOR FINANCIAL INFORMATION--9 1/2% SENIOR SECURED NOTES--(CONTINUED)

                CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 30, 2002

                                                       THE MAJESTIC
                                      THE MAJESTIC      STAR CASINO     GUARANTOR     NON-GUARANTOR   ELIMINATING       TOTAL
                                    STAR CASINO, LLC   CAPITAL CORP.   SUBSIDIARIES    SUBSIDIARY       ENTRIES      CONSOLIDATED
                                    ----------------   -------------   ------------   -------------   -----------    ------------
REVENUES:
  Casino..........................    $132,599,608          $--        $124,228,663    $36,960,671    $       --     $293,788,942
  Rooms...........................              --           --           8,160,611      7,335,009            --       15,495,620
  Food and beverage...............       1,623,621           --          11,189,142      8,281,358            --       21,094,121
  Other...........................       1,941,880           --           1,564,194      2,040,550            --        5,546,624
                                      ------------          ---        ------------    -----------    ----------     ------------
    Gross revenues................     136,165,109           --         145,142,610     54,617,588            --      335,925,307
    Less promotional allowances...       8,870,991           --          24,645,475      5,702,658            --       39,219,124
                                      ------------          ---        ------------    -----------    ----------     ------------
    Net revenues..................     127,294,118           --         120,497,135     48,914,930            --      296,706,183
                                      ------------          ---        ------------    -----------    ----------     ------------
COSTS AND EXPENSES:
  Casino..........................      26,337,807           --          42,791,686     18,030,442            --       87,159,935
  Rooms...........................              --           --           3,474,166      5,540,188            --        9,014,354
  Food and beverage...............       2,285,881           --           3,963,068      7,304,167            --       13,553,116
  Other...........................              --           --           1,030,061        529,800            --        1,559,861
  Gaming taxes....................      33,621,349           --          15,049,686      2,901,071            --       51,572,106
  Advertising and promotion.......       7,636,379           --           8,818,106      4,464,820            --       20,919,305
  General and administrative......      26,775,809           --          15,808,909      9,169,082            --       51,753,800
  Economic incentive--City of
    Gary..........................       3,980,501           --                  --             --            --        3,980,501
  Depreciation and amortization...       6,616,863           --          11,507,972      2,952,350            --       21,077,185
  Loss on investment in Buffington
    Harbor Riverboats, LLC........       2,424,392           --                  --             --            --        2,424,392
  Pre-opening expenses............              --           --              13,391             --            --           13,391
                                      ------------          ---        ------------    -----------    ----------     ------------
    Total costs and expenses......     109,678,981           --         102,457,045     50,891,920            --      263,027,946
                                      ------------          ---        ------------    -----------    ----------     ------------
    Operating income (loss).......      17,615,137           --          18,040,090     (1,976,990)           --       33,678,237
                                      ------------          ---        ------------    -----------    ----------     ------------
OTHER INCOME (EXPENSE):
  Interest income.................          57,962           --             123,325         12,505            --          193,792
  Interest expense................     (14,318,995)          --         (18,087,275)       (30,543)           --      (32,436,813)
  Gain (loss) on sale of assets...           8,850           --             (14,320)           251            --           (5,219)
  Other non-operating expense.....        (141,516)          --             (41,684)            --            --         (183,200)
  Gain on bond redemption.........              --           --              68,957             --            --           68,957
  Equity in net income (loss) of
    subsidiaries..................      (1,905,684)          --          (1,994,777)            --     3,900,461(a)            --
                                      ------------          ---        ------------    -----------    ----------     ------------
    Total other expense...........     (16,299,383)          --         (19,945,774)       (17,787)    3,900,461      (32,362,483)
                                      ------------          ---        ------------    -----------    ----------     ------------
    Net income (loss).............    $  1,315,754          $--        $ (1,905,684)   $(1,994,777)   $3,900,461     $  1,315,754
                                      ============          ===        ============    ===========    ==========     ============

---------------

(a) To eliminate equity in net income (loss) of subsidiaries

                         THE MAJESTIC STAR CASINO, LLC

NOTE 18. SUPPLEMENTAL GUARANTOR FINANCIAL INFORMATION--9 1/2% SENIOR SECURED NOTES--(CONTINUED)

                CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 30, 2001

                            THE MAJESTIC   THE MAJESTIC    MAJESTIC
                            STAR CASINO,    STAR CASINO    INVESTOR,    GUARANTOR     NON-GUARANTOR   ELIMINATING       TOTAL
                                LLC        CAPITAL CORP.      LLC      SUBSIDIARIES    SUBSIDIARY       ENTRIES      CONSOLIDATED
                            ------------   -------------   ---------   ------------   -------------   -----------    ------------
REVENUES:
  Casino..................  $122,194,707        $--           $--      $ 8,003,352     $2,355,447     $       --     $132,553,506
  Rooms...................            --        --            --           544,249        535,207             --        1,079,456
  Food and beverage.......     1,613,902        --            --           742,351        447,453             --        2,803,706
  Other...................     1,726,703        --            --            96,828        107,030             --        1,930,561
                            ------------        --            --       -----------     ----------     ----------     ------------
    Gross revenues........   125,535,312        --            --         9,386,780      3,445,137             --      138,367,229
    Less promotional
      allowances..........     5,771,135        --            --         1,946,288        364,560             --        8,081,983
                            ------------        --            --       -----------     ----------     ----------     ------------
    Net revenues..........   119,764,177        --            --         7,440,492      3,080,577             --      130,285,246
                            ------------        --            --       -----------     ----------     ----------     ------------
COSTS AND EXPENSES:
  Casino..................    24,101,978        --            --         2,767,813      1,343,690             --       28,213,481
  Rooms...................            --        --            --           187,507        441,403             --          628,910
  Food and beverage.......     2,317,409        --            --           286,402        420,545             --        3,024,356
  Other...................            --        --            --            68,523         40,209             --          108,732
  Gaming taxes............    34,026,160        --            --           669,203        139,261             --       34,834,624
  Advertising and
    promotion.............     7,595,889        --            --           604,448        321,778             --        8,522,115
  General and
    administrative........    22,671,083        --            --           970,474        599,169             --       24,240,726
  Economic incentive--City
    of Gary...............     3,667,100        --            --                --             --             --        3,667,100
  Depreciation and
    amortization..........     8,069,968        --            --           753,250        167,398             --        8,990,616
  Loss on investment in
    Buffington Harbor
    Riverboats, LLC.......     2,797,740        --            --                --             --             --        2,797,740
    Pre-opening
      expenses............            --        --            --         1,018,234             --             --        1,018,234
                            ------------        --            --       -----------     ----------     ----------     ------------
    Total costs and
      expenses............   105,247,327        --            --         7,325,854      3,473,453             --      116,046,634
                            ------------        --            --       -----------     ----------     ----------     ------------
    Operating income
      (loss)..............    14,516,850        --            --           114,638       (392,876)            --       14,238,612
                            ------------        --            --       -----------     ----------     ----------     ------------
OTHER INCOME (EXPENSE):
  Interest income.........       181,551        --            --           218,201             --             --          399,752
  Interest expense........   (14,817,214)       --            --        (1,208,779)        (2,081)                    (16,028,074)
  Loss on disposal of
    assets................       (12,114)       --            --                --             --             --          (12,114)
  Other non-operating
    expense...............      (148,690)       --            --                --             --             --         (148,690)
  Equity in net income
    (loss) of
    subsidiaries..........    (1,270,897)       --            --          (394,957)            --      1,665,854(a)            --
                            ------------        --            --       -----------     ----------     ----------     ------------
    Total other expense...   (16,067,364)       --            --        (1,385,535)        (2,081)     1,665,854      (15,789,126)
                            ------------        --            --       -----------     ----------     ----------     ------------
    Net loss..............  $ (1,550,514)       $--           $--      $(1,270,897)    $ (394,957)    $1,665,854     $ (1,550,514)
                            ============        ==            ==       ===========     ==========     ==========     ============

---------------

(a) To eliminate equity in net income (loss) of subsidiaries

                         THE MAJESTIC STAR CASINO, LLC

NOTE 18. SUPPLEMENTAL GUARANTOR FINANCIAL INFORMATION--9 1/2% SENIOR SECURED NOTES--(CONTINUED)

                CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 30, 2000

                                                 THE MAJESTIC
                                THE MAJESTIC      STAR CASINO      MAJESTIC       GUARANTOR     NON-GUARANTOR   ELIMINATING
                              STAR CASINO, LLC   CAPITAL CORP.   INVESTOR, LLC   SUBSIDIARIES    SUBSIDIARY       ENTRIES
                              ----------------   -------------   -------------   ------------   -------------   -----------
REVENUES:
  Casino....................    $115,455,271         $  --           $  --        $      --         $  --        $     --
  Food and beverage.........       1,564,684            --              --               --            --              --
  Other.....................       1,431,304            --              --               --            --              --
                                ------------         -----           -----        ---------         -----        --------
    Gross revenues..........     118,451,259            --              --               --            --              --
    Less promotional
       allowances...........       4,689,543            --              --               --            --              --
                                ------------         -----           -----        ---------         -----        --------
    Net revenues............     113,761,716            --              --               --            --              --
                                ------------         -----           -----        ---------         -----        --------
COSTS AND EXPENSES:
  Casino....................      23,787,240            --              --               --            --              --
  Food and beverage.........       2,402,518            --              --               --            --              --
  Gaming taxes..............      32,350,368            --              --               --            --              --
  Advertising and
    promotion...............       8,347,889            --              --               --            --              --
  General and
    administrative..........      22,941,994            --              --          250,226            --              --
  Economic incentive--City
    of Gary.................       3,230,679            --              --               --            --              --
  Depreciation and
    amortization............       9,113,681            --              --               --            --              --
  Loss on investment in
    Buffington Harbor
    Riverboats, LLC.........       2,058,669            --              --               --            --              --
                                ------------         -----           -----        ---------         -----        --------
    Total costs and
       expenses.............     104,233,038            --              --          250,226            --              --
                                ------------         -----           -----        ---------         -----        --------
    Operating income
       (loss)...............       9,528,678            --              --         (250,226)           --              --
                                ------------         -----           -----        ---------         -----        --------
OTHER INCOME (EXPENSE):
  Interest income...........         840,536            --              --           52,917            --              --
  Interest expense..........     (14,998,377)           --              --               --            --              --
  Loss on bond redemption...        (382,500)           --              --               --            --              --
  Loss on sale of assets....        (416,904)           --              --               --            --              --
  Other non-operating
    expense.................        (124,503)           --              --               --            --              --
  Equity in net loss of
    subsidiary..............        (197,309)           --              --               --            --         197,309(a)
                                ------------         -----           -----        ---------         -----        --------
    Total other (expense)
       income...............     (15,279,057)           --              --           52,917            --         197,309
                                ------------         -----           -----        ---------         -----        --------
    Net loss................    $ (5,750,379)        $  --           $  --        $(197,309)        $  --        $197,309
                                ============         =====           =====        =========         =====        ========


                                 TOTAL
                              CONSOLIDATED
                              ------------
REVENUES:
  Casino....................  $115,455,271
  Food and beverage.........     1,564,684
  Other.....................     1,431,304
                              ------------
    Gross revenues..........   118,451,259
    Less promotional
       allowances...........     4,689,543
                              ------------
    Net revenues............   113,761,716
                              ------------
COSTS AND EXPENSES:
  Casino....................    23,787,240
  Food and beverage.........     2,402,518
  Gaming taxes..............    32,350,368
  Advertising and
    promotion...............     8,347,889
  General and
    administrative..........    23,192,220
  Economic incentive--City
    of Gary.................     3,230,679
  Depreciation and
    amortization............     9,113,681
  Loss on investment in
    Buffington Harbor
    Riverboats, LLC.........     2,058,669
                              ------------
    Total costs and
       expenses.............   104,483,264
                              ------------
    Operating income
       (loss)...............     9,278,452
                              ------------
OTHER INCOME (EXPENSE):
  Interest income...........       893,453
  Interest expense..........   (14,998,377)
  Loss on bond redemption...      (382,500)
  Loss on sale of assets....      (416,904)
  Other non-operating
    expense.................      (124,503)
  Equity in net loss of
    subsidiary..............            --
                              ------------
    Total other (expense)
       income...............   (15,028,831)
                              ------------
    Net loss................  $ (5,750,379)
                              ============

---------------

(a) To eliminate equity in net income (loss) of subsidiaries

                         THE MAJESTIC STAR CASINO, LLC

NOTE 18. SUPPLEMENTAL GUARANTOR FINANCIAL INFORMATION--9 1/2% SENIOR SECURED NOTES--(CONTINUED)

                CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 30, 2002

                                                  THE MAJESTIC
                                 THE MAJESTIC      STAR CASINO     GUARANTOR     NON-GUARANTOR   ELIMINATING      TOTAL
                               STAR CASINO, LLC   CAPITAL CORP.   SUBSIDIARIES    SUBSIDIARY       ENTRIES     CONSOLIDATED
                               ----------------   -------------   ------------   -------------   -----------   ------------
NET CASH PROVIDED BY
  OPERATING ACTIVITIES.......    $ 8,960,224         $   --       $11,286,678     $ 1,057,821      $   --      $ 21,304,723
                                 -----------         ------       -----------     -----------      ------      ------------
CASH FLOWS FROM INVESTING
  ACTIVITIES:
  Acquisition related
    costs....................             --             --          (986,158)             --          --          (986,158)
  Increase in restricted
    cash.....................             --             --          (250,000)             --          --          (250,000)
  Proceeds from seller for
    purchase price
    adjustment...............             --             --         3,800,000              --          --         3,800,000
  Acquisition of property and
    equipment................     (5,188,766)            --        (3,725,786)     (1,481,670)         --       (10,396,222)
  Increase in prepaid leases
    and deposits.............       (113,186)            --                --              --          --          (113,186)
  Investment in Buffington
    Harbor Riverboats, LLC...       (358,918)            --                --              --          --          (358,918)
  Proceeds from sale of
    equipment................          8,850             --            43,867             400          --            53,117
                                 -----------         ------       -----------     -----------      ------      ------------
    Net cash used in
      investing activities...     (5,652,020)            --        (1,118,077)     (1,481,270)         --        (8,251,367)
                                 -----------         ------       -----------     -----------      ------      ------------
CASH FLOWS FROM FINANCING
  ACTIVITIES:
  Issuance cost for the
    11.653% senior secured
    notes....................             --             --        (1,523,568)             --          --        (1,523,568)
  Cash paid for redemption of
    Senior Secured Notes.....             --             --          (759,038)             --          --          (759,038)
  Proceeds from line of
    credit...................             --             --         2,500,000              --          --         2,500,000
  Repayment of line of
    credit...................             --             --        (9,000,000)             --          --        (9,000,000)
  Repayment of long term
    debt.....................             --             --                --        (139,331)         --          (139,331)
  Distribution to Barden
    Development, Inc.........     (2,964,623)            --        (2,544,206)             --          --        (5,508,829)
                                 -----------         ------       -----------     -----------      ------      ------------
    Net cash used in
      financing activities...     (2,964,623)            --       (11,326,812)       (139,331)         --       (14,430,766)
                                 -----------         ------       -----------     -----------      ------      ------------
Net increase (decrease) in
  cash and cash
  equivalents................        343,581             --        (1,158,211)       (562,780)         --        (1,377,410)
Cash and cash equivalents,
  beginning of period........      8,220,476             --        12,746,429       4,958,386          --        25,925,291
                                 -----------         ------       -----------     -----------      ------      ------------
Cash and cash equivalents,
  end of period..............    $ 8,564,057         $   --       $11,588,218     $ 4,395,606      $   --      $ 24,547,881
                                 ===========         ======       ===========     ===========      ======      ============

                         THE MAJESTIC STAR CASINO, LLC

NOTE 18. SUPPLEMENTAL GUARANTOR FINANCIAL INFORMATION--9 1/2% SENIOR SECURED NOTES--(CONTINUED)

                CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 30, 2001

                                    THE MAJESTIC   THE MAJESTIC
                                    STAR CASINO,    STAR CASINO      MAJESTIC        GUARANTOR     NON-GUARANTOR   ELIMINATING
                                        LLC        CAPITAL CORP.   INVESTOR, LLC   SUBSIDIARIES     SUBSIDIARY       ENTRIES
                                    ------------   -------------   -------------   -------------   -------------   -----------
NET CASH PROVIDED BY (USED IN)
  OPERATING ACTIVITIES............  $ 8,840,041         $--         $    18,500    $  (2,352,439)   $4,986,910      $ 918,273(a)
                                    -----------         ---         -----------    -------------    ----------      ---------
CASH FLOWS FROM INVESTING
  ACTIVITIES:
  Payments for business acquired,
    net of cash acquired..........           --          --                  --     (143,758,152)           --             --
  Decrease in restricted cash.....           --          --           2,000,000               --            --             --
  Acquisition of property and
    equipment.....................   (4,967,152)         --                  --          (99,754)      (22,942)            --
  Decrease in prepaid leases and
    deposits......................    2,287,437          --                  --               --            --             --
  Purchase of naming rights.......   (1,500,000)         --                  --               --            --             --
  Investment in Buffington Harbor
    Riverboats, LLC...............     (214,665)         --                  --               --            --             --
  Proceeds from sale of
    equipment.....................        1,850          --                  --               --            --             --
                                    -----------         ---         -----------    -------------    ----------      ---------
    Net cash provided by (used in)
      investing activities........   (4,392,530)         --           2,000,000     (143,857,906)      (22,942)            --
                                    -----------         ---         -----------    -------------    ----------      ---------
CASH FLOWS FROM FINANCING
  ACTIVITIES:
  Proceeds from issuance of
    11.653% senior secured
    notes.........................           --          --                  --      145,000,400            --             --
  Deferred financing costs........           --          --           1,465,860       (6,815,090)           --             --
  Proceeds from member's equity
    contribution..................           --          --                  --        5,000,000            --             --
  Contribution from Majestic
    Investor, LLC.................           --          --          (8,803,191)       8,803,191            --             --
  Proceeds from line of credit....           --          --                  --        6,500,000            --             --
  Repayment of line of credit.....   (7,800,000)         --                  --               --            --             --
  Cash received from loans to
    Barden Development, Inc. .....           --          --           2,000,000               --            --             --
  Cash advance to/from related
    party.........................           --          --            (250,000)       1,168,273            --       (918,273) (a)
  Issuance of loan to Barden
    Development, Inc. ............           --          --                  --         (700,000)           --             --
  Repayment of long term debt.....     (977,716)         --                  --               --        (5,582)            --
                                    -----------         ---         -----------    -------------    ----------      ---------
    Net cash provided by (used in)
      financing activities........   (8,777,716)         --          (5,587,331)     158,956,774        (5,582)      (918,273)
                                    -----------         ---         -----------    -------------    ----------      ---------
Net increase (decrease) in cash
  and cash equivalents............   (4,330,205)         --          (3,568,831)      12,746,429     4,958,386             --
Cash and cash equivalents,
  beginning of period.............   12,550,681          --           3,568,831               --            --
                                    -----------         ---         -----------    -------------    ----------      ---------
Cash and cash equivalents, end of
  period..........................  $ 8,220,476         $--         $        --    $  12,746,429    $4,958,386      $      --
                                    ===========         ===         ===========    =============    ==========      =========


                                        TOTAL
                                    CONSOLIDATED
                                    -------------
NET CASH PROVIDED BY (USED IN)
  OPERATING ACTIVITIES............  $  12,411,285
                                    -------------
CASH FLOWS FROM INVESTING
  ACTIVITIES:
  Payments for business acquired,
    net of cash acquired..........   (143,758,152)
  Decrease in restricted cash.....      2,000,000
  Acquisition of property and
    equipment.....................     (5,089,848)
  Decrease in prepaid leases and
    deposits......................      2,287,437
  Purchase of naming rights.......     (1,500,000)
  Investment in Buffington Harbor
    Riverboats, LLC...............       (214,665)
  Proceeds from sale of
    equipment.....................          1,850
                                    -------------
    Net cash provided by (used in)
      investing activities........   (146,273,378)
                                    -------------
CASH FLOWS FROM FINANCING
  ACTIVITIES:
  Proceeds from issuance of
    11.653% senior secured
    notes.........................    145,000,400
  Deferred financing costs........     (5,349,230)
  Proceeds from member's equity
    contribution..................      5,000,000
  Contribution from Majestic
    Investor, LLC.................             --
  Proceeds from line of credit....      6,500,000
  Repayment of line of credit.....     (7,800,000)
  Cash received from loans to
    Barden Development, Inc. .....      2,000,000
  Cash advance to/from related
    party.........................             --
  Issuance of loan to Barden
    Development, Inc. ............       (700,000)
  Repayment of long term debt.....       (983,298)
                                    -------------
    Net cash provided by (used in)
      financing activities........    143,667,872
                                    -------------
Net increase (decrease) in cash
  and cash equivalents............      9,805,779
Cash and cash equivalents,
  beginning of period.............     16,119,512
                                    -------------
Cash and cash equivalents, end of
  period..........................  $  25,925,291
                                    =============

---------------

(a) To eliminate intercompany receivables and payables

                         THE MAJESTIC STAR CASINO, LLC

NOTE 18. SUPPLEMENTAL GUARANTOR FINANCIAL INFORMATION--9 1/2% SENIOR SECURED NOTES--(CONTINUED)

                CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 30, 2000

                                                      THE MAJESTIC     MAJESTIC
                                     THE MAJESTIC      STAR CASINO     INVESTOR,     GUARANTOR     NON-GUARANTOR   ELIMINATING
                                   STAR CASINO, LLC   CAPITAL CORP.       LLC       SUBSIDIARIES    SUBSIDIARY       ENTRIES
                                   ----------------   -------------   -----------   ------------   -------------   -----------
NET CASH PROVIDED BY (USED IN)
  OPERATING ACTIVITIES...........    $  6,178,381        $   --       $(1,431,669)     $   --         $   --         $   --
                                     ------------        ------       -----------      ------         ------         ------
CASH FLOWS FROM INVESTING
  ACTIVITIES:
  Proceed from sale of
    equipment....................         179,200            --                --          --             --             --
  Increase in restricted cash....              --            --        (2,000,000)         --             --             --
  Acquisition of property and
    equipment....................      (3,039,635)           --                --          --             --             --
  Increase in prepaid leases and
    deposits.....................         (98,404)           --                --          --             --             --
  Contribution to Majestic
    Investor, LLC................      (9,000,500)           --         9,000,500          --             --             --
  Investment in Buffington Harbor
    Riverboats, LLC..............      (7,836,489)           --                --          --             --             --
  Purchase of 49% interest in
    Gary New Century, LLC........              --            --        (9,000,000)         --             --             --
  Sale of 49% interest in Gary
    New Century, LLC.............              --            --         9,000,000          --             --             --
                                     ------------        ------       -----------      ------         ------         ------
    Net cash provided by (used
      in) investing activities...     (19,795,828)           --         7,000,500          --             --             --
                                     ------------        ------       -----------      ------         ------         ------
CASH FLOWS FROM FINANCING
  ACTIVITIES:
  Redemption of 12 3/4% Senior
    Secured Notes................      (6,382,500)           --                --          --             --             --
  Decrease in restricted cash....       7,357,874            --                --          --             --             --
  Distribution to Barden
    Development, Inc.............        (597,610)           --                --          --             --             --
  Proceeds from line of credit...      12,000,000            --                --          --             --             --
  Repayment of line of credit....      (4,200,000)           --                --          --             --             --
  Cash received from loans to
    Barden Development, Inc......       4,000,000            --                --          --             --             --
  Issuance of loan to Barden
    Development, Inc.............      (4,000,000)           --        (2,000,000)         --             --             --
  Repayment of long term debt....      (2,154,680)           --                --          --             --             --
                                     ------------        ------       -----------      ------         ------         ------
    Net cash provided by (used
      in) financing activities...       6,023,084            --        (2,000,000)         --             --             --
                                     ------------        ------       -----------      ------         ------         ------
Net increase (decrease) in cash
  and cash equivalents...........      (7,594,363)           --         3,568,831          --             --             --
Cash and cash equivalents,
  beginning of period............      20,145,044            --                --          --             --
                                     ------------        ------       -----------      ------         ------         ------
Cash and cash equivalents, end of
  period.........................    $ 12,550,681        $   --       $ 3,568,831      $   --         $   --         $   --
                                     ============        ======       ===========      ======         ======         ======


                                      TOTAL
                                   CONSOLIDATED
                                   ------------
NET CASH PROVIDED BY (USED IN)
  OPERATING ACTIVITIES...........  $  4,746,712
                                   ------------
CASH FLOWS FROM INVESTING
  ACTIVITIES:
  Proceed from sale of
    equipment....................       179,200
  Increase in restricted cash....    (2,000,000)
  Acquisition of property and
    equipment....................    (3,039,635)
  Increase in prepaid leases and
    deposits.....................       (98,404)
  Contribution to Majestic
    Investor, LLC................            --
  Investment in Buffington Harbor
    Riverboats, LLC..............    (7,836,489)
  Purchase of 49% interest in
    Gary New Century, LLC........    (9,000,000)
  Sale of 49% interest in Gary
    New Century, LLC.............     9,000,000
                                   ------------
    Net cash provided by (used
      in) investing activities...   (12,795,328)
                                   ------------
CASH FLOWS FROM FINANCING
  ACTIVITIES:
  Redemption of 12 3/4% Senior
    Secured Notes................    (6,382,500)
  Decrease in restricted cash....     7,357,874
  Distribution to Barden
    Development, Inc.............      (597,610)
  Proceeds from line of credit...    12,000,000
  Repayment of line of credit....    (4,200,000)
  Cash received from loans to
    Barden Development, Inc......     4,000,000
  Issuance of loan to Barden
    Development, Inc.............    (6,000,000)
  Repayment of long term debt....    (2,154,680)
                                   ------------
    Net cash provided by (used
      in) financing activities...     4,023,084
                                   ------------
Net increase (decrease) in cash
  and cash equivalents...........    (4,025,532)
Cash and cash equivalents,
  beginning of period............    20,145,044
                                   ------------
Cash and cash equivalents, end of
  period.........................  $ 16,119,512
                                   ============

                                  SCHEDULE II

                         THE MAJESTIC STAR CASINO, LLC

                       VALUATION AND QUALIFYING ACCOUNTS
 FOR THE YEARS ENDED DECEMBER 31, 2002, DECEMBER 31, 2001 AND DECEMBER 31, 2000

                                                         BALANCE AT   CHARGED TO                             BALANCE AT
                                                         BEGINNING    COSTS AND       CASH                      END
                                                          OF YEAR      EXPENSES    RECOVERIES   DEDUCTIONS    OF YEAR
                                                         ----------   ----------   ----------   ----------   ----------
Descriptions
Allowance for doubtful accounts
Year ended December 31, 2000...........................   $ 36,548     $140,182     $35,270      $ 92,000     $120,000
Year ended December 31, 2001...........................    120,000      400,685      35,704       196,687      359,702
Year ended December 31, 2002...........................    359,702      449,335      50,358       486,706      372,689

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of Fitzgeralds Gaming Corporation:

     We have audited the accompanying combined balance sheets of Fitzgeralds Las Vegas, Inc., Fitzgeralds Mississippi, Inc., and 101 Main Street Limited Liability Company (collectively, the "Properties") (wholly owned subsidiaries of Fitzgeralds Gaming Corporation, the "Parent") (Debtors-in-Possession) as of December 6, 2001 and December 31, 2000, and the related combined statements of operations, stockholder's deficiency, and cash flows for the period from January 1, 2001 through December 6, 2001 and for the year ended December 31, 2000. Our audits also included the financial statement schedule of combined valuation and qualifying accounts listed in the Index on page F-1. These financial statements and financial statement schedule are the responsibility of the Properties' management. Our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, such combined financial statements present fairly, in all material respects, the financial position of the Properties as of December 6, 2001 and December 31, 2000, and the results of their operations and their cash flows for the period from January 1, 2001 through December 6, 2001 and for the year ended December 31, 2000 in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion, such financial statement schedule, when considered in relation to the basic combined financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

     As discussed in Note 2, the Properties have filed for reorganization under Chapter 11 of the Federal Bankruptcy Code. The accompanying combined financial statements do not purport to reflect or provide for the consequences of the bankruptcy proceedings. In particular, such combined financial statements do not purport to show (a) as to assets, their realizable value on a liquidation basis or their availability to satisfy liabilities; (b) as to prepetition liabilities, the amounts that may be allowed for claims or contingencies, or the status and priority thereof; (c) as to stockholder accounts, the effect of any changes that may be made in the capitalization of the Properties; or (d) as to operations, the effect of any changes that may be made in their business.

     The accompanying combined financial statements have been prepared assuming that the Properties will continue as a going concern. As discussed in Note 1 to the combined financial statements, the Parent's event of default on its senior secured registered notes, which are guaranteed by the Properties, along with the Properties' recurring losses and stockholder's deficiency raise substantial doubt about the Properties' ability to continue as a going concern. Parent management's plans concerning these matters are discussed in Note 2. The combined financial statements do not include adjustments that might result from the outcome of this uncertainty.

     As discussed in Note 1, on December 6, 2001, the Parent sold substantially all of the assets and related liabilities of the Properties.

     Our audits were conducted for the purpose of forming an opinion on the basic combined financial statements taken as a whole. The supplemental combining schedules on pages F-103 through F-108 are presented for purposes of additional analysis of the basic combined financial statements rather than to present the financial position, results of operations, and cash flows of the individual properties, and are not a required part of the basic combined financial statements. These schedules are the responsibility of the Properties' management. Such schedules have been subjected to the auditing procedures applied in our audit of the basic combined financial statements and, in our opinion, are fairly stated in all material respects when considered in relation to the basic combined financial statements taken as a whole.

                                       /s/ DELOITTE & TOUCHE LLP

Las Vegas, Nevada
April 8, 2002

                    HISTORICAL COMBINED FINANCIAL STATEMENTS

         FITZGERALDS LAS VEGAS, INC., FITZGERALDS MISSISSIPPI, INC. AND
                   101 MAIN STREET LIMITED LIABILITY COMPANY
                            (DEBTORS-IN-POSSESSION)
         (WHOLLY OWNED SUBSIDIARIES OF FITZGERALDS GAMING CORPORATION)

                            COMBINED BALANCE SHEETS

                                                              AT DECEMBER 31,   AT DECEMBER 6,
                                                                   2000              2001
                                                              ---------------   --------------
ASSETS
Current Assets:
  Cash and cash equivalents.................................   $  2,840,011      $  3,762,566
  Accounts receivable, net..................................             --           225,495
  Prepaid expenses:
     Gaming taxes...........................................        265,381           817,590
     Other..................................................        366,312           780,238
                                                               ------------      ------------
       Total current assets.................................      3,471,704         5,585,889
                                                               ------------      ------------
Other Assets:
  Net assets held for sale..................................    143,342,890                --
  Restricted cash...........................................        500,000                --
  Accounts receivable--related parties......................          5,309        16,762,294
  Other assets..............................................             --            25,000
                                                               ------------      ------------
       Total other assets...................................    143,848,199        16,787,294
                                                               ------------      ------------
Total.......................................................   $147,319,903      $ 22,373,183
                                                               ============      ============
LIABILITIES AND STOCKHOLDER'S DEFICIENCY
Liabilities Not Subject to Compromise
  Current Liabilities:
  Accounts payable..........................................   $         --      $    166,073
  Due to Majestic...........................................             --         3,800,000
  Accrued and other:
     Payroll and related....................................        491,255           919,143
     Other..................................................             --           264,732
                                                               ------------      ------------
       Total current liabilities............................        491,255         5,149,948
Notes Payable, related party................................             --           228,825
                                                               ------------      ------------
       Total liabilities not subject to compromise..........        491,255         5,378,773
Liabilities Subject To Compromise...........................    225,873,496        70,680,462
                                                               ------------      ------------
       Total liabilities....................................    226,364,751        76,059,235
                                                               ------------      ------------
Commitments and Contingencies (Notes 8 and 13)
  Stockholder's Deficiency
  Common stock--Fitzgeralds Mississippi, Inc., $.01 par
  value; 8,000,000 shares authorized; 8,000,000 shares
  issued and outstanding....................................         80,000            80,000
  Common stock--Fitzgeralds Las Vegas, Inc., $.01 par value;
     25,000 shares authorized; 10,000 shares issued and
     outstanding............................................            100               100
  Additional paid-in-capital................................      7,586,667         7,586,667
  Accumulated deficit.......................................    (86,711,615)      (61,352,819)
                                                               ------------      ------------
       Total stockholder's deficiency.......................    (79,044,848)      (53,686,052)
                                                               ------------      ------------
Total.......................................................   $147,319,903      $ 22,373,183
                                                               ============      ============

             See notes to historical combined financial statements.

                    HISTORICAL COMBINED FINANCIAL STATEMENTS

         FITZGERALDS LAS VEGAS, INC., FITZGERALDS MISSISSIPPI, INC. AND
                   101 MAIN STREET LIMITED LIABILITY COMPANY
                            (DEBTORS-IN-POSSESSION)
         (WHOLLY OWNED SUBSIDIARIES OF FITZGERALDS GAMING CORPORATION)

                       COMBINED STATEMENTS OF OPERATIONS

                                                                                   FOR THE PERIOD FROM
                                                              FOR THE YEAR ENDED   JANUARY 1, 2001 TO
                                                              DECEMBER 31, 2000     DECEMBER 6, 2001
                                                              ------------------   -------------------
OPERATING REVENUES:
  Casino....................................................     $148,776,855         $150,670,567
  Food and beverage.........................................       19,586,213           18,365,243
  Rooms.....................................................       16,600,072           15,042,200
  Other.....................................................        3,530,032            3,545,338
                                                                 ------------         ------------
       Total................................................      188,493,172          187,623,348
     Less promotional allowances............................       28,755,624           29,964,002
                                                                 ------------         ------------
       Net..................................................      159,737,548          157,659,346
                                                                 ------------         ------------
OPERATING COSTS AND EXPENSES:
  Casino....................................................       69,113,279           69,757,787
  Food and beverage.........................................       11,508,965           10,625,017
  Rooms.....................................................       10,904,351            9,818,552
  Other.....................................................        1,717,182            1,657,265
  Selling, general and administrative.......................       39,370,958           37,852,210
  Depreciation and amortization.............................       11,687,964                   --
  Write-down of assets......................................               --           13,005,582
  Reorganization items......................................           38,967          (10,499,075)
                                                                 ------------         ------------
       Total................................................      144,341,666          132,217,338
                                                                 ------------         ------------
INCOME FROM OPERATIONS......................................       15,395,882           25,442,008
OTHER INCOME (EXPENSE):
  Interest income...........................................          167,446               38,407
  Interest expense..........................................          (71,382)             (39,959)
  Interest expense--related party (contractual interest of
     $29,279,747 for the year ended December 31, 2000 and
     $28,549,207 for 2001)..................................      (26,031,023)                  --
  Other, net................................................            4,493              (81,660)
                                                                 ------------         ------------
NET INCOME (LOSS)...........................................     $(10,534,584)        $ 25,358,796
                                                                 ============         ============

             See notes to historical combined financial statements.

                    HISTORICAL COMBINED FINANCIAL STATEMENTS

         FITZGERALDS LAS VEGAS, INC., FITZGERALDS MISSISSIPPI, INC. AND
                   101 MAIN STREET LIMITED LIABILITY COMPANY
                            (DEBTORS-IN-POSSESSION)
         (WHOLLY OWNED SUBSIDIARIES OF FITZGERALDS GAMING CORPORATION)

                COMBINED STATEMENTS OF STOCKHOLDER'S DEFICIENCY

                                                    COMMON STOCK       ADDITIONAL                      TOTAL
                                                 -------------------    PAID-IN     ACCUMULATED    STOCKHOLDER'S
                                                  SHARES     AMOUNT     CAPITAL       DEFICIT       DEFICIENCY
                                                 ---------   -------   ----------   ------------   -------------
BALANCE, DECEMBER 31, 1999.....................  8,010,000    80,100    7,586,667    (76,177,031)   (68,510,264)
Net loss.......................................         --        --           --    (10,534,584)   (10,534,584)
                                                 ---------   -------   ----------   ------------   ------------
BALANCE, DECEMBER 31, 2000.....................  8,010,000    80,100    7,586,667    (86,711,615)   (79,044,848)
Net income.....................................         --        --           --     25,358,796     25,358,796
                                                 ---------   -------   ----------   ------------   ------------
BALANCE, DECEMBER 6, 2001......................  8,010,000   $80,100   $7,586,667   $(61,352,819)  $(53,686,052)
                                                 =========   =======   ==========   ============   ============

             See notes to historical combined financial statements.

                    HISTORICAL COMBINED FINANCIAL STATEMENTS

         FITZGERALDS LAS VEGAS, INC., FITZGERALDS MISSISSIPPI, INC. AND
                   101 MAIN STREET LIMITED LIABILITY COMPANY
                            (DEBTORS-IN-POSSESSION)
         (WHOLLY OWNED SUBSIDIARIES OF FITZGERALDS GAMING CORPORATION)

                       COMBINED STATEMENTS OF CASH FLOWS

                                                                                     FOR THE PERIOD
                                                              FOR THE YEAR ENDED   JANUARY 1, 2001 TO
                                                              DECEMBER 31, 2000     DECEMBER 6, 2001
                                                              ------------------   -------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss).........................................     $(10,534,584)        $ 25,358,796
  Adjustments to reconcile net income (loss) to net cash
    provided by (used in) operating activities:
  Depreciation and amortization.............................       11,687,964                   --
    Write-down of assets....................................               --           13,005,582
    Gain on sale of assets to Majestic......................               --          (11,121,811)
    Reorganization items incurred in connection with Chapter
     11 and related legal proceedings.......................           38,967              622,736
    Other...................................................           36,487              116,439
    Changes in working capital, net of assets sold and
     liabilities assumed:
    Increase in accounts receivable, net....................         (233,359)             (42,071)
    Decrease in inventories.................................           98,529               66,048
    (Increase) decrease in prepaid expenses.................         (492,966)             255,985
    (Increase) decrease in other assets.....................         (139,028)              27,115
    Increase (decrease) in accounts payable.................       (1,408,119)             240,806
    Increase in due to Majestic.............................               --            3,800,000
    (Decrease) increase in accrued and other liabilities....       (2,124,978)             624,469
    Increase (decrease) in amounts due to related parties,
     net....................................................       15,134,274          (40,404,341)
    Increase in liabilities subject to compromise...........          106,677              149,835
                                                                 ------------         ------------
    Net cash provided by (used in) operating activities
     before reorganization items............................       12,169,864           (7,300,412)
  Reorganization items:
    Interest received on cash accumulated because of the
     bankruptcy proceedings.................................               --              171,442
    Professional fees paid for services rendered in
     connection with the bankruptcy proceedings.............               --              (38,392)
    Other reorganization items incurred in connection with
     Chapter 11 and related legal proceedings...............          (38,967)            (755,786)
                                                                 ------------         ------------
      Net cash provided by (used in) operating activities...       12,130,897           (7,923,148)
                                                                 ------------         ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Proceeds from sale of assets..............................            8,463               28,250
  Acquisition of property and equipment.....................       (9,011,942)          (1,054,131)
                                                                 ------------         ------------
      Net cash used in investing activities.................       (9,003,479)          (1,025,881)
                                                                 ------------         ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Repayment of long-term debt...............................         (453,560)            (240,288)
                                                                 ------------         ------------
  Net cash used in financing activities.....................         (453,560)            (240,288)
                                                                 ------------         ------------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS........        2,673,858           (9,189,317)
CASH AND CASH EQUIVALENTS BEGINNING OF PERIOD...............       10,278,025            2,840,011
(INCREASE) DECREASE IN CASH AND CASH EQUIVALENTS INCLUDED IN
  NET ASSETS HELD FOR SALE..................................      (10,111,872)          10,111,872
                                                                 ------------         ------------
CASH AND CASH EQUIVALENTS END OF PERIOD.....................     $  2,840,011         $  3,762,566
                                                                 ============         ============

             See notes to historical combined financial statements.

                    HISTORICAL COMBINED FINANCIAL STATEMENTS

         FITZGERALDS LAS VEGAS, INC., FITZGERALDS MISSISSIPPI, INC. AND
                   101 MAIN STREET LIMITED LIABILITY COMPANY
                            (DEBTORS-IN-POSSESSION)
         (WHOLLY OWNED SUBSIDIARIES OF FITZGERALDS GAMING CORPORATION)

                     NOTES TO COMBINED FINANCIAL STATEMENTS

1.   ORGANIZATION AND FINANCIAL STATEMENT PRESENTATION

     Fitzgeralds Las Vegas, Inc., Fitzgeralds Mississippi, Inc. and 101 Main Street Limited Liability Company (collectively, the "Properties") are wholly owned subsidiaries of Fitzgeralds Gaming Corporation (the "Parent") (Debtors-in-Possession). Until December 6, 2001 the Properties owned and operated the Fitzgeralds-brand casino-hotels in downtown Las Vegas, Nevada ("Fitzgeralds Las Vegas"), Tunica, Mississippi ("Fitzgeralds Tunica"), and Black Hawk, Colorado ("Fitzgeralds Black Hawk"). On December 6, 2001, the Parent sold substantially all of the assets and related liabilities of Fitzgeralds Las Vegas, Fitzgeralds Tunica and Fitzgeralds Black Hawk to Majestic Investor Holdings, LLC ("Majestic"). The Properties are marketed primarily to middle-market customers, emphasizing their Fitzgeralds brand and their "Fitzgeralds Irish Luck" theme.

     As described in Note 13, the Properties are guarantors, and substantially all of their assets serve as collateral, under various debt agreements that the Parent has entered into with outside lenders. The Parent generated net income during 2001 and experienced a net loss during 2000, is highly leveraged, and has a stockholders' deficiency at December 6, 2001 and at the end of 2000.

     On May 13, 1999, the Parent's Board of Directors determined that, pending a restructuring of its indebtedness, it would not be in the best interest of the Parent to make the regularly scheduled interest payments on its 10 7/8% senior secured registered notes due 2004 (the "Notes"). Accordingly, the Parent has not paid the regularly scheduled interest payments of $12.5 million that were due and payable on June 15, 1999, December 15, 1999 and June 15, 2000. Accordingly, an event of default under the indenture (the "Indenture"), dated December 30, 1997, governing the Notes occurred on July 15, 1999, and continued until the Parent and the Properties filed a petition for relief under Chapter 11 of the Bankruptcy Code (the "Petition"). The Parent's contractual interest on the Notes was $31,390,852 for the period from January 1, 2001 through December 6, 2001 and was $33,699,003 for the year ended December 31, 2000. No action has been taken by either the Indenture trustee or the holders of at least 25 percent of the Notes, as permitted under the Indenture, to accelerate the Notes and declare the unpaid principal and interest to be due and payable. Failure to make the scheduled payment on June 15, 1999 resulted in a 1 percent increase in the interest rate to 13.25 percent, effective June 16, 1999 until the Parent and the Properties filed the Petition. In accordance with the Indenture, the Parent began accruing interest on the unpaid interest at 13.25 percent, effective June 16, 1999 until the Parent and the Properties filed the Petition. See Note 2.

     The accompanying financial statements have been prepared on a going concern basis. Such 2001 financial statements are as of and for the period ended December 6, 2001, the date of the sale of substantially all of the assets and related liabilities of the Properties to Majestic. At December 6, 2001, stockholder's deficiency was $53.7 million. The Parent's inability to meet the interest payments on the Notes, which are guaranteed by the Properties, along with the Properties' recurring losses in prior years and stockholder's deficiency, raise substantial doubt about their ability to continue as a going concern.

2.   PETITION FOR RELIEF UNDER CHAPTER 11

  General

     On December 5, 2000, the Parent and the Properties commenced cases under Chapter 11 of the Bankruptcy Code (collectively, the "Bankruptcy Cases") in the United States Bankruptcy Court for the Northern District of Nevada (the "Bankruptcy Court"). The Bankruptcy Cases are jointly administered and coordinated under Case No. BK-N-00-33467 GWZ. The Bankruptcy Cases were commenced in accordance with an Agreement Regarding Pre-Negotiated Restructuring, dated as of December 1, 2000 (the "Restructuring Agreement"), with the holders (the "Consenting Noteholders") of a majority in interest of the Notes. The Restructuring Agreement contemplates an expeditious and orderly sale of all of the Parent's operating assets and properties as going concerns.

                    HISTORICAL COMBINED FINANCIAL STATEMENTS

         FITZGERALDS LAS VEGAS, INC., FITZGERALDS MISSISSIPPI, INC. AND
                   101 MAIN STREET LIMITED LIABILITY COMPANY
              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

2.   PETITION FOR RELIEF UNDER CHAPTER 11--(CONTINUED)

     Under the terms of the Restructuring Agreement, the Parent is required to seek buyers for each of its operating businesses. In order to effectuate this liquidation, the Parent commenced the Bankruptcy Cases and has received approval from the Bankruptcy Court to sell its operating businesses through negotiated sales agreements either by way of motion to sell free and clear of liens under section 363 of the Bankruptcy Code, or under one or more plans of reorganization.

     As part of the restructuring contemplated in the Restructuring Agreement, the Parent, as debtor-in-possession, sought and obtained Bankruptcy Court approval to: (i) sell free and clear of liens pursuant to section 363 of the Bankruptcy Code substantially all of its assets; and (ii) assume and assign pursuant to section 365 of the Bankruptcy Code contracts used in its operations in Las Vegas, Nevada, Black Hawk, Colorado and Tunica, Mississippi to an affiliate of The Majestic Star Casino, LLC, an Indiana limited liability company ("Majestic"), pursuant to a Purchase and Sale Agreement, dated as of November 22, 2000, as amended on December 4, 2000 and November 1, 2001 (the "Purchase Agreement"). On March 19, 2001, the Bankruptcy Court entered an order approving the Purchase Agreement with Majestic.

     The Restructuring Agreement provides a vehicle for liquidating the assets of the Parent in the Bankruptcy Court through Chapter 11 of the Bankruptcy Code. Upon execution of the Restructuring Agreement and before commencement of the Bankruptcy Cases, the Parent distributed $13.0 million in Excess Cash (as that term is defined in the Restructuring Agreement) to the trustee under the Indenture (the "Indenture Trustee") to be applied to unpaid and accrued Indenture Trustee's fees and expenses incurred and as partial payment of accrued and unpaid interest and principal as provided in the Indenture. Pursuant to the Restructuring Agreement and an order entered by the Bankruptcy Court, the Parent was required to distribute unrestricted cash (which includes cash in net assets held for sale) in excess of $24.8 million to holders of its Notes within 45 days after the end of each quarter. In May, August and November 2001, the Parent distributed $1.8 million, $7.7 million and $7.2 million, respectively, in Excess Cash to the Indenture Trustee to be applied to accrued and unpaid interest and principal as provided in the Indenture. On December 6, 2001, approximately $133.3 million was distributed to the Indenture Trustee from the proceeds of the December 6, 2001 sale to Majestic. The Parent and the Informal Committee are currently engaged in discussions to establish a new threshold for cash reserves subsequent to the December 6, 2001 sale to Majestic. As part of the Restructuring Agreement, the Consenting Noteholders and the Indenture Trustee agree to forbear from exercising certain of their rights otherwise allowable under the Notes and the Indenture.

     The parties to the Restructuring Agreement have each concluded that the fair market value of the Parent's real and personal property given as collateral for the Notes is less than the total outstanding principal and interest due under the Notes, and that the fair market value of the real and personal property not securing the Notes is less than the amount of the unsecured deficiency claim of the holders of the Notes. As a result, it is not expected that any distribution will be made to holders of the existing capital stock of the Parent or the Properties. The Restructuring Agreement requires that as part of the liquidation process, all of the existing common stock of Fitzgeralds Tunica and Fitzgeralds Las Vegas is to be canceled and extinguished without payment therefor.

     Under the terms of the Restructuring Agreement, upon the closing of each sale of the Parent's assets, the net proceeds of the collateral for the Notes, less certain reserves for management incentives and other liabilities, must be distributed to the Indenture Trustee for the benefit of and distribution to the holders of the Notes in accordance with the Indenture. All of the Parent's assets remaining after such sales, including any registered notes received as part of the consideration for the sales of the Parent's assets and payment of remaining liabilities of the Parent, will be transferred to a liquidating trust created for the benefit of the holders of the Notes and others under the terms of the Restructuring Agreement.

     In light of the regulatory approvals needed to accomplish the liquidations, and recognizing the need to retain senior management in order to insure continuity and compliance with all gaming regulations and licensing requirements in the Parent's operations during the process, the Restructuring Agreement required implementation of a senior management incentive and retention program. After obtaining Bankruptcy Court approval in December 2000, this program was adopted by the Parent in order to retain Philip D. Griffith, Michael E. McPherson, Max L. Page and Paul H. Manske (the "Senior Management"), each

                    HISTORICAL COMBINED FINANCIAL STATEMENTS

         FITZGERALDS LAS VEGAS, INC., FITZGERALDS MISSISSIPPI, INC. AND
                   101 MAIN STREET LIMITED LIABILITY COMPANY
              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

2.   PETITION FOR RELIEF UNDER CHAPTER 11--(CONTINUED)

an officer, director and/or senior executive of the Parent, as key executives and to compensate them for their continued employment with the Parent during the process.

     Pursuant to the Purchase Agreement, the Parent has agreed to: (i) sell free and clear of liens pursuant to section 363 of the Bankruptcy Code substantially all of the Properties' assets; and (ii) assume and assign pursuant to section 365 of the Bankruptcy Code contracts used in its operations at the Properties, as well as the Parent's interest in the Fremont Street Experience Limited Liability Company (collectively, the "Assets") to Majestic for $149.0 million in cash, subject to certain holdbacks and adjustments, plus the assumption of certain liabilities relating to the Assets.

     The transactions contemplated by the Purchase Agreement were consummated on December 6, 2001. The purchase price for the Assets was $149.0 million, subject to certain adjustments and holdbacks specified in the Purchase Agreement, which resulted in net proceeds prior to distributions of approximately $146.9 million. Of such amount, $7.7 million was retained by the Parent for cash reserves, approximately $5.9 million was distributed to Senior Management, in consideration of non-competition and sales incentives pursuant to the Restructuring Agreement, and approximately $133.3 million was distributed to holders of the Notes (on account of the $205.0 million aggregate principal amount of Notes outstanding and approximately $44.8 million in accrued pre-petition interest). In addition, during 2001 the Parent distributed approximately $16.8 million to holders of the Notes in accordance with the provisions of the Restructuring Agreement.

  Reorganization Items

     For the period from January 1, 2001 through December 6, 2001 and for the year ended December 31, 2000, the Properties incurred the following expenses subsequent to the filing of the Bankruptcy Cases:

                                                               2000         2001
                                                              -------   ------------
Reorganization items:
  Post-petition professional fees...........................  $    --   $     38,392
  Pre-petition expenses recorded post-petition..............   38,967             --
  U.S. trustee fees.........................................       --        120,000
  Other.....................................................       --        635,786
  Gain on sale of assets to Majestic........................       --    (11,121,811)
  Interest earned on accumulated cash resulting from the
     bankruptcy proceedings.................................       --       (171,442)
                                                              -------   ------------
                                                              $38,967   $(10,499,075)
                                                              =======   ============

  Liabilities Subject to Compromise

     At December 6, 2001 and December 31, 2000, liabilities subject to compromise consisted of the following:

                                                                  2000          2001
                                                              ------------   -----------
Liabilities subject to compromise:
  Due to related parties....................................  $225,774,418   $70,414,353
  Unsecured creditors.......................................        99,078       266,109
                                                              ------------   -----------
                                                              $225,873,496   $70,680,462
                                                              ============   ===========

                    HISTORICAL COMBINED FINANCIAL STATEMENTS

         FITZGERALDS LAS VEGAS, INC., FITZGERALDS MISSISSIPPI, INC. AND
                   101 MAIN STREET LIMITED LIABILITY COMPANY
              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

3.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Combined Financial Statements--The combined financial statements of the Properties include the accounts of Fitzgeralds Las Vegas, Inc., Fitzgeralds Mississippi, Inc. and 101 Main Street Limited Liability Company. All inter-company balances and transactions have been eliminated.

     Cash and Cash Equivalents--Cash includes cash required for gaming operations. The Properties consider cash equivalents to include short-term investments with original maturities of ninety days or less at the date of purchase.

     Inventories--Inventories consist principally of food and beverage and operating supplies and are stated at the lower of first-in, first-out cost or market.

     The estimated cost of normal operating quantities (base stock) of china, silverware, glassware, linen, uniforms and utensils has been recorded as an asset and is not being depreciated. Costs of base stock replacements are expensed as incurred.

     Property and Equipment--Property and equipment are stated at cost. Depreciation and amortization are computed using the straight-line method over the estimated service lives of the assets. Leasehold improvements are amortized over the life of the lease or the life of the asset, whichever is shorter. Costs of major improvements are capitalized; costs of normal repairs and maintenance are charged to expenses as incurred. Gains or losses on disposals are recognized. Certain of the assets of the Properties were classified as held for sale upon consummation of the Purchase Agreement with Majestic in accordance with Statement of Financial Accounting Standards ("SFAS") No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of. This standard requires that assets to be disposed of shall be reported at the lower of carrying amount or fair value less costs to sell and shall not be depreciated or amortized while they are held for disposal. The Properties discontinued recording depreciation and amortization expense on property and equipment subsequent to the filing of the Bankruptcy Cases and consummation of the Purchase Agreement with Majestic based on the requirements of SFAS No. 121.

     Restricted Cash--At December 31, 2000, restricted cash represents U.S. Treasury Notes of $1,000,000 held in an escrow account for the benefit of certain land lessors related to Fitzgeralds Las Vegas. In 2000, $500,000 of this amount was reclassified as net assets held for sale. See Note 6.

     Goodwill--Goodwill represents the cost in excess of fair value of the net assets acquired in purchase transactions. Goodwill is being amortized using the straight-line method over 40 years and is recorded net of accumulated amortization. The Properties discontinued the amortization of their goodwill included in net assets held for sale subsequent to the filing of the Bankruptcy Cases on December 5, 2000. Furthermore, the Company wrote down $13.0 million of the asset as of December 6, 2001 due to the sale of Fitzgeralds Black Hawk to Majestic.

     Revenue Recognition--Casino revenue is the net win from gaming activities, which is the difference between gaming wins and losses. The majority of our casino revenue is counted in the form of cash, chips and tokens and therefore is not subject to any significant or complex estimation procedures. Food and beverage and room revenues are recognized at retail value at the time the related service is performed.

     Operating revenues include the retail value of rooms, food and beverage, and other items provided to customers without charge; corresponding charges have been deducted from revenue in the accompanying combined statements of operations as promotional allowances in the determination of net operating revenues. Promotional allowances also include cash-back incentives earned in our Slot Club. The Properties provide cash-back incentives to patrons who earn a percentage of their cash wagered using their slot card provided by the Properties.

                    HISTORICAL COMBINED FINANCIAL STATEMENTS

         FITZGERALDS LAS VEGAS, INC., FITZGERALDS MISSISSIPPI, INC. AND
                   101 MAIN STREET LIMITED LIABILITY COMPANY
              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

3.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)

     The retail value of the complimentaries and the cash-back incentives included in promotional allowances are as follows:

                                                                 2000          2001
                                                              -----------   -----------
Hotel rooms.................................................  $ 4,863,935   $ 4,527,788
Food and beverage...........................................   10,831,067    10,401,400
Other.......................................................      756,761       819,329
Cash-back incentives........................................   12,303,861    14,215,485
                                                              -----------   -----------
                                                              $28,755,624   $29,964,002
                                                              ===========   ===========

     The estimated costs of providing the complimentary services are charged to the casino department and are as follows:

                                                                 2000          2001
                                                              -----------   -----------
Hotel rooms.................................................  $ 2,528,282   $ 2,925,396
Food and beverage...........................................   10,935,259    10,638,710
Other.......................................................      524,426       572,390
                                                              -----------   -----------
                                                              $13,987,967   $14,136,496
                                                              ===========   ===========

     Advertising Costs--Advertising expenditures are expensed in the period the advertising initially takes place. Advertising costs included in selling, general and administrative expenses were $3,649,524 for the year ended December 31, 2000, and $3,157,440 for the period from January 1, 2001 through December 6, 2001.

     Federal Income Taxes--The Properties account for income taxes in accordance with SFAS No. 109, Accounting for Income Taxes, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Deferred income taxes reflect the net tax effects of (a) temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes, and (b) operating loss and tax credit carryforwards.

     101 Main Street Limited Liability Company is a limited liability company formed under the laws of the state of Colorado, and, as such, is classified as a partnership for federal income tax purposes. Accordingly, no provision for federal or state income taxes was recorded because any taxable income or loss is included in the corporate income tax return of the Parent.

     Financial Reporting Period--The Properties have adopted a "4-4-5" (weeks) financial reporting period which maintains a December 31 year-end. This method of reporting results in 13 weeks in each quarterly accounting period. The first and fourth accounting periods will have a fluctuating number of days resulting from the maintenance of a December 31 year-end, whereas the second and third periods will have the same number of days each year.

     Fair Value of Financial Instruments--The Properties believe, based on current information, that the carrying value of the Properties' cash and cash equivalents, restricted cash, accounts receivable, advances, and accounts payable approximates fair value because of the short maturity of those instruments.

     Impairment of Long Lived Assets--The Properties review long-lived assets and certain identifiable intangibles for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If the sum of the expected future cash flows, undiscounted and without interest charges, is less than the carrying amount of the asset, an impairment charge is recognized in the amount by which the carrying value of the asset exceeds its fair market value. The fair value of assets is determined using the present value of the estimated future cash flows or the expected selling price less selling costs for assets expected to be disposed of.

                    HISTORICAL COMBINED FINANCIAL STATEMENTS

         FITZGERALDS LAS VEGAS, INC., FITZGERALDS MISSISSIPPI, INC. AND
                   101 MAIN STREET LIMITED LIABILITY COMPANY
              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

3.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)

     Recently Issued Accounting Standards--On June 30, 1998, the Financial Accounting Standards Board ("FASB") issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities. This statement establishes accounting and reporting standards for derivative instruments and hedging activities and is effective for the period ended December 6, 2001. Adoption of this statement did not have a material impact on the Properties' financial condition or results of operation.

     On January 1, 2001, the Properties implemented Emerging Issues Task Force ("EITF") No. 00-14 Accounting for Certain Sales Incentives, EITF No. 00-21, Accounting for Multiple-Element Revenue Arrangements, EITF No. 00-22, Accounting for "Points" and Certain Other Time-Based or Volume-Based Sales Incentive Offers, and Offers for Free Products or Services to Be Delivered in the Future, and EITF No. 00-25, Accounting for Consideration from a Vendor to a Retailer in Connection with the Purchase or Promotion of the Vendor's Products, requiring cash coupons or rebates to be classified as a reduction of revenue. Prior to implementation, the Properties had expensed the cash coupons, players club reward program and other cash back programs as a casino or marketing expense. In 2001, the Properties reclassified their 2000 and 1999 statements of operations to reflect such expenses as promotional expense thereby reducing net revenue. This reclassification did not have any effect on the Properties' income from operations and net income for the current year and previously reported net losses.

     In June 2001, the FASB issued Statement of Financial Accounting Standards No. 141 ("SFAS 141"), Business Combinations, which requires the purchase method of accounting for business combinations initiated after June 30, 2001 and prohibits the use of the pooling-of-interest method. The Properties do not believe that the adoption of SFAS 141 will have a significant impact on their financial statements.

     In June 2001, the FASB issued Statement of Financial Accounting Standards No. 142 ("SFAS 142") Goodwill and Other Intangible Assets, which is effective January 1, 2002. SFAS 142 requires that goodwill and other intangible assets with indefinite useful lives no longer be amortized, but instead tested for impairment at least annually. The Properties discontinued recording the amortization of goodwill included in net assets held for sale subsequent to filing the Bankruptcy Cases. Amortization expense related to goodwill was $0.3 million for 2000. As of December 6, 2001, the Properties wrote-down $13.0 million of goodwill due to the sale of Fitzgeralds Black Hawk to Majestic.

     Also, in June 2001, the FASB issued Statement of Financial Accounting Standards No. 143, Accounting for Asset Retirement Obligations, which is effective for financial statements issued for fiscal years beginning after June 15, 2002. This statement establishes accounting standards for recognition and measurement of a liability for an asset retirement obligation and the associated asset retirement cost. The Properties are currently evaluating the impact that this standard will have on its financial condition and results of operations.

     In August 2001, the FASB issued Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, which is effective for financial statements issued for fiscal years beginning after December 15, 2001, and the interim periods within those fiscal years. This statement addresses financial accounting and reporting for the impairment of long-lived assets and for long-lived assets to be disposed of, and supersedes Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and For Long-Lived Asset to be Disposed of. The Properties are currently evaluating the impact that this standard will have on its financial condition and results of operations.

     Bankruptcy Related Accounting--The Properties have accounted for all transactions related to the Bankruptcy Cases in accordance with Statement of Position 90-7 ("SOP 90-7"), Financial Reporting by Entities in Reorganization Under the Bankruptcy Code, which was issued by the American Institute of Certified Public Accountants in November 1990. Accordingly, liabilities subject to compromise under the Bankruptcy Cases have been segregated on the Combined Balance Sheets and are recorded for the amounts that are expected to be allowed under the Restructuring Agreement (see Note 2). In addition, the Combined Statements of Operations and the Combined Statements of Cash Flows for the year ended December 31, 2000 and for the period from January 1, 2001 through December 6, 2001 disclose expenses related to the

                    HISTORICAL COMBINED FINANCIAL STATEMENTS

         FITZGERALDS LAS VEGAS, INC., FITZGERALDS MISSISSIPPI, INC. AND
                   101 MAIN STREET LIMITED LIABILITY COMPANY
              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

3.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)

Bankruptcy Cases under "Reorganization Items." The Properties will continue to present their Combined Statements of Cash Flows using the indirect method.

     Use of Estimates--The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of certain assets and liabilities at the date of the financial statements. These estimates also affect the disclosure of contingent liabilities at the date of the financial statements and the reported amounts of certain revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Reclassifications--Certain amounts in the 2000 combined financial statements have been reclassified to conform to the 2001 method of presentation.

4.   STATEMENTS OF CASH FLOWS INFORMATION

     The following supplemental disclosure is provided as part of the Combined Statements of Cash Flows for the year ended December 31, 2000 and for the period from January 1, 2001 through December 6, 2001:

          Cash paid for interest, net of amounts capitalized, during the year ended December 31, 2000 and for the period from January 1, 2001 through December 6, 2001 was $67,600 and $48,824, respectively.

          Certain non-cash operating, investing and financing activities were as follows:

          Long-term contracts payable of $368,420 in 2000 were incurred with the acquisition of new equipment. In 2001, no additional new equipment was acquired through long-term contracts payable.

     See Note 2 and Note 6 for a summary of Liabilities Subject to Compromise and Net Assets Held for Sale.

5.   PROPERTY AND EQUIPMENT

     Property and equipment consists of the following at December 31, 2000 and December 6, 2001:

                                                                                      ESTIMATED
                                                                  2000        2001   SERVICE LIFE
                                                              -------------   ----   ------------
Land used in casino operations..............................  $  10,748,949   $--             --
Buildings and improvements..................................     94,646,085    --     7-40 years
Site improvements...........................................     20,930,897    --       20 years
Barge and improvements......................................     12,896,235    --       15 years
Furniture, fixtures and equipment...........................     55,288,988    --     3-12 years
                                                              -------------   ---
                                                                194,511,154    --
Less accumulated depreciation and amortization..............    (70,612,350)   --
                                                              -------------   ---
                                                                123,898,804    --
Construction in progress....................................        760,878    --
                                                              -------------   ---
                                                                124,659,682    --
Less net assets held for sale...............................   (124,659,682)   --
                                                              -------------   ---
  Total.....................................................  $          --   $--
                                                              =============   ===

     Substantially all property and equipment is pledged as collateral on the Parent's long-term debt.

                    HISTORICAL COMBINED FINANCIAL STATEMENTS

         FITZGERALDS LAS VEGAS, INC., FITZGERALDS MISSISSIPPI, INC. AND
                   101 MAIN STREET LIMITED LIABILITY COMPANY
              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

6.   NET ASSETS HELD FOR SALE

     On December 1, 2000, the Parent entered into the Restructuring Agreement with the Consenting Noteholders. The Restructuring Agreement contemplates an expeditious and orderly sale of all of the Parent's operating assets and properties. The transactions contemplated by the Purchase Agreement were consummated on December 6, 2001. The purchase price for the Assets was $149.0 million, subject to certain adjustments and holdbacks specified in the Purchase Agreement, which resulted in net proceeds prior to distributions of approximately $146.9 million.

     The components of the net assets held for sale as of December 31, 2000 are as follows:

                                                   FITZGERALDS   FITZGERALDS   FITZGERALDS
                                                    LAS VEGAS      TUNICA      BLACK HAWK       TOTAL
                                                   -----------   -----------   -----------   ------------
Assets:
  Cash and cash equivalents......................  $ 3,082,396   $ 5,274,598   $ 1,754,878   $ 10,111,872
  Accounts receivable, net of allowance for
     doubtful accounts of $210,586...............      696,054       539,510        55,420      1,290,984
  Inventories....................................      445,572       445,722       153,204      1,044,498
  Prepaid gaming taxes...........................      566,788            --        48,052        614,840
  Other current assets...........................    1,506,705       366,376       109,802      1,982,883
  Property and equipment, net....................   37,162,537    62,708,013    24,789,132    124,659,682
  Goodwill, net of accumulated amortization of
     $1,173,579..................................           --            --    13,005,582     13,005,582
  Restricted cash................................      500,000            --            --        500,000
  Other non-current assets.......................      320,251       461,361       141,363        922,975
  Current portion of long term debt..............     (167,273)      (73,015)           --       (240,288)
  Accounts payable...............................     (514,831)     (809,013)     (227,676)    (1,551,520)
Accrued expenses:
  Payroll and related............................   (1,336,852)   (2,349,516)     (667,094)    (4,353,462)
  Progressive jackpots...........................     (269,561)     (322,665)     (387,602)      (979,828)
  Outstanding chips and tokens...................     (104,175)      (91,247)      (39,152)      (234,574)
  Other..........................................     (788,550)   (1,095,992)   (1,152,148)    (3,036,690)
Long-term debt...................................     (394,064)           --            --       (394,064)
                                                   -----------   -----------   -----------   ------------
                                                   $40,704,997   $65,054,132   $37,583,761   $143,342,890
                                                   ===========   ===========   ===========   ============

7.   LONG-TERM DEBT

     Long-term debt outstanding at December 31, 2000 and December 6, 2001 is as follows:

                                                                2000      2001
                                                              ---------   ----
Contracts payable secured by certain equipment due in
  maximum aggregate monthly installments of $32,842, with
  varying maturity dates through 2005.......................  $ 634,352   $--
                                                              ---------   ---
Total debt..................................................    634,352    --
Less net assets held for sale...............................   (634,352)   --
                                                              ---------   ---
Long-term debt..............................................  $      --   $--
                                                              =========   ===

                    HISTORICAL COMBINED FINANCIAL STATEMENTS

         FITZGERALDS LAS VEGAS, INC., FITZGERALDS MISSISSIPPI, INC. AND
                   101 MAIN STREET LIMITED LIABILITY COMPANY
              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

8.   COMMITMENTS

     Operating Leases--In connection with the sale of assets to Majestic, the Properties' commitments under operating leases were assumed by Majestic.

     Such operating lease commitments primarily related to equipment, signs, warehouses and ground leases on which the Properties' buildings and equipment reside. Rent expense for the year ended December 31, 2000 was $1,732,028, and for the period from January 1, 2001 through December 6, 2001 was $1,164,417.

     Employment Agreements--Consistent with industry practice, the Properties have entered into employment agreements with certain of their executives and departmental directors. In accordance with the Restructuring Agreement, the Properties have agreed not to assume these employment agreements as provided in
Section 365 of the Bankruptcy Code.

9.   RELATED PARTY TRANSACTIONS

     Amounts due to/from the Parent and other wholly owned subsidiaries of the Parent at December 6, 2001 includes receivables for $16,762,294, registered notes payable of $70,414,353 and notes payable of $228,825. Amounts due to/from the Parent and other wholly owned subsidiaries of the Parent at December 31, 2000 include receivables for $5,309 and registered notes payable of $225,774,418. The registered notes due to Parent have an effective interest rate of approximately 15.0 percent for 2001 and 2000 and are due December 15, 2004, the due date of the Notes. Accounts receivable--related parties of $16,762,294 at December 6, 2001 represents advances made to the Parent by the Properties. These advances will be used to offset the notes due to the Parent as described above.

     During the period from January 1, 2001 through December 6, 2001 and during the year ended December 31, 2000, the Parent allocated approximately $1,000,000 to Fitzgeralds Las Vegas, Fitzgeralds Tunica, and Fitzgeralds Black Hawk for corporate overhead allocations. These costs are accounted for as general and administrative expenses. These corporate overhead allocations have been made in order that the Properties absorb a portion of the expenses incurred by the Parent on their behalf including, but not limited to, internal audit, risk management, legal and corporate accounting services. The allocation method used is based on an equal distribution to each of the Fitzgeralds operating properties. Management believes that the allocation method used is reasonable. Specific identification of these expenses to each of the properties is not practicable.

10. PROFIT SHARING PLAN

     The Parent has a contributory profit-sharing plan for eligible employees. The Parent's contribution to the plan for any year, as determined by the Board of Directors, is discretionary. Contributions to the plan are allocated among eligible participants in the proportion of their salaries to the total salaries of all participants.

     The Parent amended the plan to include a 401(k) savings plan whereby eligible employees may contribute up to 20% of their salary, which is matched by the Properties at 25 cents per employee dollar contributed, up to a maximum of 6% of their salary. The Properties' matching contributions were $221,140 for the year ended December 31, 2000 and $231,975 for the period from January 1, 2001 through December 6, 2001.

     Each employee age 21 or older completing 1,000 or more hours of service during the twelve-month period preceding the entry dates, January 1, April 1, July 1 or October 1, is eligible to participate in the plan.

     In addition, the Properties contribute to multi-employer defined contribution pension plans under various union agreements. Contributions, based on wages paid to covered employees, were and $351,847 for the year ended December 31, 2000 and $342,172 for the period from January 1, 2001 through December 6, 2001.

                    HISTORICAL COMBINED FINANCIAL STATEMENTS

         FITZGERALDS LAS VEGAS, INC., FITZGERALDS MISSISSIPPI, INC. AND
                   101 MAIN STREET LIMITED LIABILITY COMPANY
              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

11. STOCKHOLDER'S DEFICIENCY

     The Restructuring Agreement requires that all of the existing common stock of Fitzgeralds Tunica and Fitzgeralds Las Vegas be canceled and extinguished without payment therefor. It is not expected that any distribution will be made to holders of the existing capital stock of the Properties.

     As stated above, 101 Main Street Limited Liability Company is a limited liability company formed under the laws of the state of Colorado. Included in total stockholder's deficiency on the combined balance sheets is a total member's equity of $4,663,213 as of December 6, 2001 and total member's deficiency of $2,331,468 as of December 31, 2000 for 101 Main Street Limited Liability Company.

12. INCOME TAXES

     The Properties are included in Fitzgeralds Gaming Corporation's consolidated tax return. The information below appears as if the Properties were filing separate tax returns.

     A reconciliation of the income tax benefit with amounts determined by applying the statutory U.S. Federal income tax rate to combined income (loss) before taxes is as follows:

                                                                 2000          2001
                                                              -----------   -----------
Tax benefit at U.S. statutory rate..........................  $ 3,687,104   $(8,774,424)
(Increase) decrease in valuation allowance..................   (3,553,559)    8,738,172
Other.......................................................     (133,545)       36,252
                                                              -----------   -----------
Total.......................................................  $        --   $        --
                                                              ===========   ===========

     The following summarizes the effect of deferred income tax items and the impact of "temporary differences" between amounts of assets and liabilities for financial reporting purposes and such amounts as measured by tax laws.

                    HISTORICAL COMBINED FINANCIAL STATEMENTS

         FITZGERALDS LAS VEGAS, INC., FITZGERALDS MISSISSIPPI, INC. AND
                   101 MAIN STREET LIMITED LIABILITY COMPANY
              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

12. INCOME TAXES--(CONTINUED)

     The tax items comprising the Properties' net deferred tax asset as of December 31, 2000 are as follows:

                                                               CURRENT     NONCURRENT       TOTAL
                                                              ---------   ------------   ------------
Deferred tax assets:
  Accrued and other liabilities.............................  $ 588,486   $         --   $    588,486
  Bad debt reserve..........................................     31,285             --         31,285
  FICA credits not utilized.................................         --        400,836        400,836
  NOL carryforward..........................................         --     25,795,441     25,795,441
  Other.....................................................         --         66,826         66,826
                                                              ---------   ------------   ------------
                                                                619,771     26,263,103     26,882,874
                                                              ---------   ------------   ------------
Deferred tax liabilities:
  Difference between book and tax basis of property.........         --     (4,548,554)    (4,548,554)
  Intangibles...............................................         --       (710,827)      (710,827)
  Deferred state taxes......................................         --     (5,552,056)    (5,552,056)
  Prepaid expenses..........................................   (681,523)            --       (681,523)
  Differences from flow through entity......................         --        (98,482)       (98,482)
                                                              ---------   ------------   ------------
                                                               (681,523)   (10,909,919)   (11,591,442)
                                                              ---------   ------------   ------------
                                                                (61,752)    15,353,184     15,291,432
Less: valuation allowance...................................     61,752    (15,353,184)   (15,291,432)
                                                              ---------   ------------   ------------
Net.........................................................  $      --   $         --   $         --
                                                              =========   ============   ============

     The tax items comprising the Properties' net deferred tax asset as of December 6, 2001 are as follows:

                                                               CURRENT    NONCURRENT       TOTAL
                                                              ---------   -----------   -----------
Deferred tax assets:
  Accrued and other liabilities.............................  $ 101,781   $        --   $   101,781
  FICA credits not utilized.................................         --       462,862       462,862
  NOL carryforward..........................................         --     6,232,200     6,232,200
  Other.....................................................         --         1,743         1,743
                                                              ---------   -----------   -----------
                                                                101,781     6,696,805     6,798,586
                                                              ---------   -----------   -----------
Deferred tax liabilities:
  Deferred state taxes......................................         --      (143,546)     (143,546)
  Prepaid expenses..........................................   (245,326)           --      (245,326)
                                                              ---------   -----------   -----------
                                                               (245,326)     (143,546)     (388,872)
                                                              ---------   -----------   -----------
                                                               (143,545)    6,553,259     6,409,714
Less: valuation allowance...................................    143,545    (6,553,259)   (6,409,714)
                                                              ---------   -----------   -----------
Net.........................................................  $      --   $        --   $        --
                                                              =========   ===========   ===========

                    HISTORICAL COMBINED FINANCIAL STATEMENTS

         FITZGERALDS LAS VEGAS, INC., FITZGERALDS MISSISSIPPI, INC. AND
                   101 MAIN STREET LIMITED LIABILITY COMPANY
              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

12. INCOME TAXES--(CONTINUED)

     Due to the uncertainty of the realization of certain tax carry forward items, a valuation allowance has been established in the amount of $6.4 million at December 6, 2001. Realization of a significant portion of the assets offset by the valuation allowance is dependent on the Properties generating sufficient taxable income prior to expiration of the loss and credit carryforwards.

     As of December 6, 2001, the Properties had a combined net operating loss carryforward of approximately $17.8 million and a tax credit carryforward of $.7 million, which are available to offset future tax through 2020. The availability of the loss and credit carryforwards may be subject to limitations under sections 382 and 383 of the Internal Revenue Code in the event of a significant change of ownership.

13. CONTINGENCIES

     Guarantee--The Properties are guarantors under various credit agreements, including the Parent's Notes totaling approximately $99.7 million in outstanding principal amount. In addition, substantially all of the Properties' assets serve as collateral under such agreements. Subject to certain exceptions, the guarantee of the Notes is secured by a lien on substantially all assets of the Properties other than certain excluded assets, as defined. Such excluded assets include, among other things, (i) cash, deposit accounts and other cash equivalents; (ii) furniture, fixtures and equipment securing certain non-recourse indebtedness; and (iii) any agreements, permits, licenses or the like that cannot be subjected to a lien without the consent of third parties, which consent is not obtainable by the Parent (including all gaming licenses of the Parent and its restricted subsidiaries as defined), provided that excluded assets does not include the proceeds of the assets under clauses (ii) or (iii) or any other collateral to the extent such proceeds do not constitute excluded assets under clause (i) above. Assets not transferred upon the close of the sale with Majestic will continue to serve as collateral after the sale.

  Legal Matters

     Central City Litigation--On or about May 25, 2001, City of Central, Colorado ("Central City"), and certain businesses claiming to do business in Central City commenced an action, Civil Action No. 01-D-0964, in the United States District Court for the District of Colorado against the City of Black Hawk, Colorado ("Black Hawk"), certain companies alleged to do business in or about Black Hawk and various individuals.

     101 Main Street Limited Liability Company ("101 Main"), a wholly owned subsidiary of Fitzgeralds Black Hawk, Inc.-II, was named defendant in the action. The claims against all defendants, including 101 Main, are predicated on 15 U.S.C. section 1 (Restraint of Trade), 15 U.S.C. section 2 (Monopolization), 15 U.S.C. section 2 (Attempted Monopolization), Colorado Revised Statute section 6-4-104 (Restraint of Trade), violation of Colorado Revised Statute section 6-4-105 (Monopolization), Colorado Revised Statute section 6-4-105 (Attempted Monopolization), 18 U.S.C. section 1962 (Racketeering), Colorado Revised Statute section 18-17-104 (Colorado Organized Crime Control Act), intentional interference with prospective economic advantage, civil conspiracy, tortuous interference with contractual relations and inducing breach of contract. The plaintiffs in the action are seeking judgment by jury against all defendants for an amount in excess of $100.0 million. The principal cause of the action relating to 101 Main is that the defendants, including 101 Main Street Limited Liability Company, engaged in certain conduct to prevent the construction of a highway defined as the "Southern Access Road" that would provide access to travelers directly to Central City from Interstate 70 instead of requiring passage through Black Hawk.

     The complaint was filed after the commencement of the Bankruptcy Cases, and 101 Main has asserted that the action was commenced in violation of the automatic stay, Section 362(a) of the Bankruptcy Code. On June 21, 2001, the Parent filed a Notice of Pending Bankruptcy Cases and Existence of the Automatic Stay.

                    HISTORICAL COMBINED FINANCIAL STATEMENTS

         FITZGERALDS LAS VEGAS, INC., FITZGERALDS MISSISSIPPI, INC. AND
                   101 MAIN STREET LIMITED LIABILITY COMPANY
              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

13. CONTINGENCIES--(CONTINUED)

     101 Main then obtained an order to show cause why Plaintiffs and their attorneys should not be held in contempt. Before the hearing, Plaintiffs amended the complaint to omit 101 Main as a defendant, and Plaintiffs filed two motions with the Bankruptcy Court, which sought (i) leave to file a late claim in the 101 Main bankruptcy case and (ii) relief from the automatic stay to add 101 Main as a party defendant to the amended complaint. The amended complaint sought damages, in an amount alleged to exceed $300,000,000, against the defendants for, among other matters, RICO and conspiracy.

     At a December 10, 2001 hearing, the Bankruptcy Court found that Plaintiffs had violated the automatic stay and denied Plaintiffs' motion for leave to file a late claim with the Bankruptcy Court. Furthermore, at this hearing the Bankruptcy Court denied Plaintiffs' motion for relief from the automatic stay to add 101 Main as a party defendant to the amended complaint, although it did allow Plaintiffs to obtain discovery from 101 Main, its agents and representatives in conjunction with the prosecution of the amended complaint against other named defendants. On March 28, 2002, the Bankruptcy Court entered its orders in this regard, which orders are now final and non-appealable.

     Other Legal Matters--The Properties are a party to various lawsuits relating to routine matters incidental to its business. Except as noted below, the Properties do not believe that the outcome of such litigation, individually or in the aggregate, will have any material adverse effect on its financial condition.

     Reliance--From April 1, 1998 through September 30, 1999, the Properties' general liability insurance and worker's compensation insurance carrier was Reliance Insurance Company ("Reliance"). On May 29, 2001, a Pennsylvania court placed Reliance under the control of the Pennsylvania Insurance Department for rehabilitation. Thereafter, on October 3, 2001, the Reliance Insurance Company was declared insolvent and placed under an order of liquidation by the Pennsylvania Commonwealth Court at the request of the Pennsylvania Insurance Department. The Properties have not incurred any material amounts for liability claims or workers compensation claims that would be subject to reimbursement by Reliance.

     However, the statute of limitation has not expired for filing claims and it is unclear at this time what the insurance coverage would be from Reliance, if any, in the event that a future claim is filed that would be large enough to result in an insurance reimbursement from Reliance, or if there is insurance coverage for an existing claim that is currently under the threshold level for reimbursement, but increases in the future to an amount eligible for reimbursement. The reimbursement threshold per claim is $25,000 and $100,000 for liability claims and worker compensation claims, respectively. At the present time, the Properties are unable to determine what effect this action may have on liability and worker's compensation claims which arose during the coverage period for which Reliance was the Properties' insurance carrier or whether any limitations on coverage would have a material adverse effect on the Properties' financial condition.

     Holiday Inn--Upon notification by Majestic of its intent to not enter into a new franchise agreement with Holiday Inn Franchising, Inc. ("Inns"), the Parent filed a motion with the Bankruptcy Court on October 26, 2001 to remove its pre-petition franchise and other agreements with Inns from the list of agreements to be assumed and assigned to Majestic. On October 26, 2001, the Bankruptcy Court granted the motion. Since the transactions contemplated by the Purchase Agreement were consummated on December 6, 2001, the Parent believes Inns will assert an unsecured claim in the Bankruptcy Cases based upon the liquidated damages provision of the franchise agreement (approximately $1.6 million). While the Parent would contest the allowance of such a claim by the Bankruptcy Court, the Parent cannot predict the Bankruptcy Court's ultimate resolution of such a claim.

14. SEGMENT INFORMATION

     Until December 6, 2001, the Properties owned and operated three Fitzgeralds casino-hotels: downtown Las Vegas, Nevada; Tunica, Mississippi; and Black Hawk, Colorado. The Properties identify their business in three segments based on geographic location. The Properties market in each of their segments primarily to middle-market customers, emphasizing their

                    HISTORICAL COMBINED FINANCIAL STATEMENTS

         FITZGERALDS LAS VEGAS, INC., FITZGERALDS MISSISSIPPI, INC. AND
                   101 MAIN STREET LIMITED LIABILITY COMPANY
              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

14. SEGMENT INFORMATION--(CONTINUED)

Fitzgeralds brand and their "Fitzgeralds Irish Luck" theme. The major products offered in each segment are as follows: casino, hotel (except for Fitzgeralds Black Hawk) and food and beverage.

     The accounting policies of each business segment are the same as those described in the summary of significant accounting policies. There are minimal inter-segment sales. The Properties evaluate business segment performance based on EBITDA (defined below). Corporate costs are allocated to the business segment through management fees.

     Assets are principally cash and cash equivalents, property and equipment and goodwill related to the acquisition of the remaining 78% membership interest in 101 Main Street Limited Liability Company. No single customer accounts for more than 10% of revenue.

     A summary of the Properties' operations by business segment for 2000 and 2001 is presented below:

                                                                                  FOR THE
                                                                             PERIOD JANUARY 1,
                                                               YEAR ENDED      2001 THROUGH
                                                              DECEMBER 31,      DECEMBER 6,
                                                                  2000             2001
                                                              ------------   -----------------
                                                                       (IN THOUSANDS)
Net operating revenues:
  Fitzgeralds Las Vegas.....................................    $ 52,139         $ 49,435
  Fitzgeralds Tunica........................................      75,062           76,713
  Fitzgeralds Black Hawk....................................      32,537           31,511
                                                                --------         --------
     Total..................................................    $159,738         $157,659
                                                                ========         ========
Income (loss) from operations:
  Fitzgeralds Las Vegas.....................................    $     (7)        $(23,618)
  Fitzgeralds Tunica........................................       9,018           42,033
  Fitzgeralds Black Hawk(1).................................       6,385            7,027
                                                                --------         --------
     Total..................................................    $ 15,396         $ 25,442
                                                                ========         ========
Reconciliation of total business segment operating income to combined net income (loss) before income tax and
  extraordinary item:
  Total segment operating income............................    $ 15,396         $ 25,442
  Interest income...........................................         167               38
  Interest expense..........................................         (71)             (40)
  Interest expense--related party...........................     (26,031)              --
  Other, net................................................           4              (81)
                                                                --------         --------
     Net income (loss) before income tax....................    $(10,535)        $ 25,359
                                                                ========         ========
EBITDA(2):
  Fitzgeralds Las Vegas(3)..................................    $  3,692         $(23,618)
  Fitzgeralds Tunica........................................      15,253           42,198
  Fitzgeralds Black Hawk....................................       8,138            7,027
                                                                --------         --------
     Total..................................................    $ 27,083         $ 25,607
                                                                ========         ========

                    HISTORICAL COMBINED FINANCIAL STATEMENTS

         FITZGERALDS LAS VEGAS, INC., FITZGERALDS MISSISSIPPI, INC. AND
                   101 MAIN STREET LIMITED LIABILITY COMPANY
              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)

14. SEGMENT INFORMATION--(CONTINUED)


                                                                                  FOR THE
                                                                             PERIOD JANUARY 1,
                                                               YEAR ENDED      2001 THROUGH
                                                              DECEMBER 31,      DECEMBER 6,
                                                                  2000             2001
                                                              ------------   -----------------
                                                                       (IN THOUSANDS)
Segment depreciation and amortization:
  Fitzgeralds Las Vegas.....................................    $  3,698         $     --
  Fitzgeralds Tunica........................................       6,235               --
  Fitzgeralds Black Hawk....................................       1,755               --
                                                                --------         --------
     Total..................................................    $ 11,688         $     --
                                                                ========         ========
Expenditures for additions to long-lived assets:
  Fitzgeralds Las Vegas.....................................    $  1,619         $    249
  Fitzgeralds Tunica........................................       6,199              627
  Fitzgeralds Black Hawk....................................       1,518              178
                                                                --------         --------
     Total..................................................    $  9,336         $  1,054
                                                                ========         ========
                                                                 AS OF             AS OF
                                                              DECEMBER 31,      DECEMBER 6,
                                                                  2000             2001
                                                              ------------   -----------------
                                                                       (IN THOUSANDS)
Segment assets:
  Fitzgeralds Las Vegas.....................................    $ 42,657         $  1,789
  Fitzgeralds Tunica........................................      65,943           15,547
  Fitzgeralds Black Hawk....................................      38,728            5,024
                                                                --------         --------
     Total..................................................     147,328           22,360
  Less: inter-company.......................................          (8)              13
                                                                --------         --------
     Total..................................................    $147,320         $ 22,373
                                                                ========         ========

---------------

(1) Includes write-down of assets of $13.0 million in 2001 at Fitzgeralds Black Hawk.

(2) EBITDA is a supplemental financial measurement used by the Company in the evaluation of its gaming business and by many gaming industry analysts. EBITDA is calculated by adding depreciation and amortization expense to income from operations. At any property, EBITDA is calculated after the allocation of corporate costs. However, EBITDA should only be read in conjunction with all of the Properties' financial data summarized above and its financial statements prepared in accordance with generally accepted accounting principles ("GAAP") appearing elsewhere herein, and should not be construed as an alternative either to income from operations (as determined in accordance with GAAP) as an indication of the Properties' operating performance or to cash flows from operating activities (as determined in accordance with GAAP) as a measure of liquidity. This presentation of EBITDA may not be comparable to similarly titled measures reported by other companies.

(3) Fitzgeralds Las Vegas invested $0.8 million and $0.9 million in 2001 and 2000, respectively, in FSE. Such investment was charged against earnings as a selling, general and administrative expense.

                    HISTORICAL COMBINED FINANCIAL STATEMENTS

         FITZGERALDS LAS VEGAS, INC., FITZGERALDS MISSISSIPPI, INC. AND
                   101 MAIN STREET LIMITED LIABILITY COMPANY
                            (DEBTORS-IN-POSSESSION)
         (WHOLLY OWNED SUBSIDIARIES OF FITZGERALDS GAMING CORPORATION)

           SUPPLEMENTAL COMBINING SCHEDULE--BALANCE SHEET INFORMATION
                              AT DECEMBER 31, 2000

                                                             FITZGERALDS       101 MAIN
                                           FITZGERALDS LAS   MISSISSIPPI,   STREET LIMITED   ELIMINATING     COMBINED
                                             VEGAS, INC.         INC.       LIABILITY CO.      ENTRIES        TOTAL
                                           ---------------   ------------   --------------   -----------   ------------
ASSETS
CURRENT ASSETS:
  Cash and cash equivalents..............   $  1,068,324     $    684,394    $ 1,087,293       $    --     $  2,840,011
  Prepaid expenses:
     Gaming taxes........................        237,196           28,185             --            --          265,381
     Other...............................        133,269          176,266         56,777            --          366,312
                                            ------------     ------------    -----------       -------     ------------
       Total current assets..............      1,438,789          888,845      1,144,070            --        3,471,704
                                            ------------     ------------    -----------       -------     ------------
OTHER ASSETS:
  Net assets held for sale...............     40,704,997       65,054,132     37,583,761            --      143,342,890
  Restricted cash........................        500,000               --             --            --          500,000
  Long-term accounts receivable--related
     parties.............................         13,033               --             --        (7,724)(a)        5,309
                                            ------------     ------------    -----------       -------     ------------
       Total other assets................     41,218,030       65,054,132     37,583,761        (7,724)     143,848,199
                                            ------------     ------------    -----------       -------     ------------
TOTAL....................................   $ 42,656,819     $ 65,942,977    $38,727,831       $(7,724)    $147,319,903
                                            ============     ============    ===========       =======     ============
LIABILITIES AND STOCKHOLDER'S DEFICIENCY
LIABILITIES NOT SUBJECT TO COMPROMISE
CURRENT LIABILITIES:
  Payroll and related....................   $    118,409     $    305,652    $    67,194       $    --     $    491,255
                                            ------------     ------------    -----------       -------     ------------
       Total liabilities not subject to
          compromise.....................        118,409          305,652         67,194            --          491,255
LIABILITIES SUBJECT TO COMPROMISE........     88,396,939       96,492,176     40,992,105        (7,724)(b)  225,873,496
                                            ------------     ------------    -----------       -------     ------------
       Total liabilities.................     88,515,348       96,797,828     41,059,299        (7,724)     226,364,751
                                            ------------     ------------    -----------       -------     ------------
STOCKHOLDER'S DEFICIENCY.................    (45,858,529)     (30,854,851)    (2,331,468)           --      (79,044,848)
                                            ------------     ------------    -----------       -------     ------------
TOTAL....................................   $ 42,656,819     $ 65,942,977    $38,727,831       $(7,724)    $147,319,903
                                            ============     ============    ===========       =======     ============

---------------

(a) To eliminate intercompany accounts and notes receivable.

(b) To eliminate intercompany accounts and notes payable.

                    HISTORICAL COMBINED FINANCIAL STATEMENTS

         FITZGERALDS LAS VEGAS, INC., FITZGERALDS MISSISSIPPI, INC. AND
                   101 MAIN STREET LIMITED LIABILITY COMPANY
                            (DEBTORS-IN-POSSESSION)
         (WHOLLY OWNED SUBSIDIARIES OF FITZGERALDS GAMING CORPORATION)

      SUPPLEMENTAL COMBINING SCHEDULE--STATEMENT OF OPERATIONS INFORMATION
                      FOR THE YEAR ENDED DECEMBER 31, 2000

                                            FITZGERALDS   FITZGERALDS       101 MAIN
                                            LAS VEGAS,    MISSISSIPPI,   STREET LIMITED   ELIMINATING     COMBINED
                                               INC.           INC.       LIABILITY CO.      ENTRIES        TOTAL
                                            -----------   ------------   --------------   -----------   ------------
OPERATING REVENUES:
  Casino..................................  $38,476,427   $ 73,506,899    $36,793,529         $--       $148,776,855
  Food and beverage.......................    8,541,003      8,658,645      2,386,565         --          19,586,213
  Rooms...................................    8,452,168      8,147,904             --         --          16,600,072
  Other...................................    2,246,343        977,444        306,245         --           3,530,032
                                            -----------   ------------    -----------         --        ------------
       Total..............................   57,715,941     91,290,892     39,486,339         --         188,493,172
     Less promotional allowances..........    5,576,597     16,229,247      6,949,780         --          28,755,624
                                            -----------   ------------    -----------         --        ------------
       Net................................   52,139,344     75,061,645     32,536,559         --         159,737,548
                                            -----------   ------------    -----------         --        ------------
OPERATING COSTS AND EXPENSES:
  Casino..................................   19,945,222     34,163,968     15,004,089         --          69,113,279
  Food and beverage.......................    7,487,388      3,241,141        780,436         --          11,508,965
  Rooms...................................    6,672,465      4,231,886             --         --          10,904,351
  Other...................................      756,129        377,204        583,849         --           1,717,182
  Selling, general and administrative.....   13,586,618     17,757,582      8,026,758         --          39,370,958
  Depreciation and amortization...........    3,698,468      6,234,911      1,754,585         --          11,687,964
  Reorganization items....................           --         37,015          1,952         --              38,967
                                            -----------   ------------    -----------         --        ------------
       Total..............................   52,146,290     66,043,707     26,151,669         --         144,341,666
                                            -----------   ------------    -----------         --        ------------
INCOME (LOSS) FROM OPERATIONS.............       (6,946)     9,017,938      6,384,890         --          15,395,882
OTHER INCOME (EXPENSE):
  Interest income.........................       49,433         88,699         29,314         --             167,446
  Interest expense........................      (52,923)       (16,561)        (1,898)        --             (71,382)
  Interest expense--related party.........   (7,386,790)   (11,848,387)    (6,795,846)        --         (26,031,023)
  Other, net..............................       48,943        (44,450)            --         --               4,493
                                            -----------   ------------    -----------         --        ------------
NET LOSS..................................  $(7,348,283)  $ (2,802,761)   $  (383,540)        $--       $(10,534,584)
                                            ===========   ============    ===========         ==        ============

                    HISTORICAL COMBINED FINANCIAL STATEMENTS

         FITZGERALDS LAS VEGAS, INC., FITZGERALDS MISSISSIPPI, INC. AND
                   101 MAIN STREET LIMITED LIABILITY COMPANY
                            (DEBTORS-IN-POSSESSION)
         (WHOLLY OWNED SUBSIDIARIES OF FITZGERALDS GAMING CORPORATION)

      SUPPLEMENTAL COMBINING SCHEDULE--STATEMENT OF CASH FLOWS INFORMATION
                      FOR THE YEAR ENDED DECEMBER 31, 2000

                                                                                       101 MAIN
                                                        FITZGERALDS   FITZGERALDS       STREET
                                                        LAS VEGAS,    MISSISSIPPI,      LIMITED      ELIMINATING     COMBINED
                                                           INC.           INC.       LIABILITY CO.     ENTRIES        TOTAL
                                                        -----------   ------------   -------------   -----------   ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss............................................  $(7,348,283)  $(2,802,761)    $  (383,540)       $--       $(10,534,584)
  Adjustments to reconcile net loss to net cash
    provided by operating activities:
    Depreciation and amortization.....................    3,698,468     6,234,911       1,754,585        --          11,687,964
    Reorganization items incurred in connection with
      Chapter 11 and related legal proceedings........           --        37,015           1,952        --              38,967
    Other.............................................       (7,963)       44,450              --        --              36,487
    (Increase) decrease in accounts receivable, net...     (295,349)      (13,680)         75,670        --            (233,359)
    (Increase) decrease in inventories................      146,770       (57,423)          9,182        --              98,529
    (Increase) decrease in prepaid expenses...........     (365,739)        6,734        (133,961)       --            (492,966)
    (Increase) decrease in other assets...............       17,285       (14,950)       (141,363)       --            (139,028)
    Decrease in accounts payable......................     (746,909)     (429,695)       (231,515)       --          (1,408,119)
    Decrease in accrued and other liabilities.........     (232,349)   (1,864,197)        (28,432)       --          (2,124,978)
    Increase in amounts due to related parties, net...    7,599,558     6,067,908       1,466,808        --          15,134,274
    Increase in liabilities subject to compromise.....       33,677        65,267           7,733        --             106,677
                                                        -----------   -----------     -----------        --        ------------
    Net cash provided by operating activities before
      reorganization items............................    2,499,166     7,273,579       2,397,119        --          12,169,864
    Reorganization items incurred in connection with
      Chapter 11 and related legal proceedings........           --       (37,015)         (1,952)       --             (38,967)
                                                        -----------   -----------     -----------        --        ------------
      Net cash provided by operating activities.......    2,499,166     7,236,564       2,395,167        --          12,130,897
                                                        -----------   -----------     -----------        --        ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Proceeds from sale of assets........................        7,963            --             500        --               8,463
  Acquisition of property and equipment...............   (1,250,139)   (6,243,359)     (1,518,444)       --          (9,011,942)
                                                        -----------   -----------     -----------        --        ------------
    Net cash used in investing activities.............   (1,242,176)   (6,243,359)     (1,517,944)       --          (9,003,479)
                                                        -----------   -----------     -----------        --        ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Repayment of long-term debt.........................     (232,872)     (220,688)             --        --            (453,560)
                                                        -----------   -----------     -----------        --        ------------
      Net cash used in financing activities...........     (232,872)     (220,688)             --        --            (453,560)
                                                        -----------   -----------     -----------        --        ------------
NET INCREASE IN CASH AND CASH EQUIVALENTS.............    1,024,118       772,517         877,223        --           2,673,858
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR..........    3,126,602     5,186,475       1,964,948        --          10,278,025
INCREASE IN CASH AND CASH EQUIVALENTS INCLUDED IN NET
  ASSETS HELD FOR SALE................................   (3,082,396)   (5,274,598)     (1,754,878)       --         (10,111,872)
                                                        -----------   -----------     -----------        --        ------------
CASH AND CASH EQUIVALENTS, END OF YEAR................  $ 1,068,324   $   684,394     $ 1,087,293        $--       $  2,840,011
                                                        ===========   ===========     ===========        ==        ============

                    HISTORICAL COMBINED FINANCIAL STATEMENTS

         FITZGERALDS LAS VEGAS, INC., FITZGERALDS MISSISSIPPI, INC. AND
                   101 MAIN STREET LIMITED LIABILITY COMPANY
                            (DEBTORS-IN-POSSESSION)
         (WHOLLY OWNED SUBSIDIARIES OF FITZGERALDS GAMING CORPORATION)

           SUPPLEMENTAL COMBINING SCHEDULE--BALANCE SHEET INFORMATION
                              AT DECEMBER 6, 2001

                                                                                  101 MAIN
                                                                                   STREET
                                                   FITZGERALDS    FITZGERALDS     LIMITED
                                                    LAS VEGAS,    MISSISSIPPI,   LIABILITY    ELIMINATING     COMBINED
                                                       INC.           INC.          CO.         ENTRIES        TOTAL
                                                   ------------   ------------   ----------   -----------   ------------
ASSETS
CURRENT ASSETS:
  Cash and cash equivalents......................  $    726,021   $ 2,388,390    $  648,155    $      --    $  3,762,566
  Accounts receivable, net.......................         3,963       192,532        29,000           --         225,495
  Prepaid expenses:
    Gaming taxes.................................       783,392        32,360         1,838           --         817,590
    Other........................................       275,749       309,651       194,838           --         780,238
                                                   ------------   -----------    ----------    ---------    ------------
       Total current assets......................     1,789,125     2,922,933       873,831           --       5,585,889
                                                   ------------   -----------    ----------    ---------    ------------
OTHER ASSETS:
  Accounts receivable--related parties...........            --    12,599,516     4,149,702       13,076(a)   16,762,294
  Other assets...................................            --        25,000            --           --          25,000
                                                   ------------   -----------    ----------    ---------    ------------
       Total other assets........................            --    12,624,516     4,149,702       13,076      16,787,294
                                                   ------------   -----------    ----------    ---------    ------------
TOTAL............................................  $  1,789,125   $15,547,449    $5,023,533    $  13,076    $ 22,373,183
                                                   ============   ===========    ==========    =========    ============
LIABILITIES AND STOCKHOLDER'S EQUITY
LIABILITIES NOT SUBJECT TO COMPROMISE
CURRENT LIABILITIES:
  Accounts payable...............................  $    166,073   $        --    $       --    $      --    $    166,073
  Due to Majestic................................     2,405,289     1,716,150      (321,439)          --       3,800,000
  Accrued and other:
    Payroll and related..........................       204,835       486,628       227,680           --         919,143
    Other........................................        76,034        98,912        89,786           --         264,732
                                                   ------------   -----------    ----------    ---------    ------------
       Total current liabilities.................     2,852,231     2,301,690        (3,973)          --       5,149,948
                                                   ------------   -----------    ----------    ---------    ------------
NOTE PAYABLE--RELATED PARTY......................       215,749            --            --       13,076(a)      228,825
                                                   ------------   -----------    ----------    ---------    ------------
       Total liabilities not subject to
         compromise..............................     3,067,980     2,301,690        (3,973)      13,076       5,378,773
LIABILITIES SUBJECT TO COMPROMISE................    68,245,167     2,071,002       364,293           --      70,680,462
                                                   ------------   -----------    ----------    ---------    ------------
       Total liabilities.........................    71,313,147     4,372,692       360,320       13,076      76,059,235
                                                   ------------   -----------    ----------    ---------    ------------
STOCKHOLDER'S DEFICIENCY.........................   (69,524,022)   11,174,757     4,663,213           --     (53,686,052)
                                                   ------------   -----------    ----------    ---------    ------------
TOTAL............................................  $  1,789,125   $15,547,449    $5,023,533    $  13,076    $ 22,373,183
                                                   ============   ===========    ==========    =========    ============

---------------

(a) To eliminate intercompany accounts and notes receivable/payable.

                    HISTORICAL COMBINED FINANCIAL STATEMENTS

         FITZGERALDS LAS VEGAS, INC., FITZGERALDS MISSISSIPPI, INC. AND
                   101 MAIN STREET LIMITED LIABILITY COMPANY
                            (DEBTORS-IN-POSSESSION)
         (WHOLLY OWNED SUBSIDIARIES OF FITZGERALDS GAMING CORPORATION)

      SUPPLEMENTAL COMBINING SCHEDULE--STATEMENT OF OPERATIONS INFORMATION
          FOR THE PERIOD FROM JANUARY 1, 2001 THROUGH DECEMBER 6, 2001

                                                                               101 MAIN STREET
                                         FITZGERALDS LAS      FITZGERALDS          LIMITED       ELIMINATING     COMBINED
                                           VEGAS, INC.     MISSISSIPPI, INC.    LIABILITY CO.      ENTRIES        TOTAL
                                         ---------------   -----------------   ---------------   -----------   ------------
OPERATING REVENUES:
  Casino...............................   $ 37,401,549       $ 77,462,357       $ 35,806,661         $--       $150,670,567
  Food and beverage....................      7,619,373          8,480,323          2,265,547         --          18,365,243
  Rooms................................      7,421,444          7,620,756                 --         --          15,042,200
  Other................................      2,150,660          1,114,620            280,058         --           3,545,338
                                          ------------       ------------       ------------         --        ------------
     Total.............................     54,593,026         94,678,056         38,352,266         --         187,623,348
Less promotional allowances............      5,157,564         17,965,548          6,840,890         --          29,964,002
                                          ------------       ------------       ------------         --        ------------
     Net...............................     49,435,462         76,712,508         31,511,376         --         157,659,346
                                          ------------       ------------       ------------         --        ------------
OPERATING COSTS AND EXPENSES:
  Casino...............................     19,802,333         35,536,411         14,419,043         --          69,757,787
  Food and beverage....................      6,692,684          3,041,117            891,216         --          10,625,017
  Rooms................................      6,357,318          3,461,234                 --         --           9,818,552
  Other................................        582,166            440,179            634,920         --           1,657,265
  Selling, general and
     administrative....................     13,792,262         16,194,550          7,865,398         --          37,852,210
  Depreciation and amortization........             --                 --                 --         --                  --
  Reorganization items.................     25,826,705        (23,994,013)       (12,331,767)        --         (10,499,075)
  Write-down of assets.................             --                 --         13,005,582         --          13,005,582
                                          ------------       ------------       ------------         --        ------------
     Total.............................     73,053,468         34,679,478         24,484,392         --         132,217,338
                                          ------------       ------------       ------------         --        ------------
INCOME (LOSS) FROM OPERATIONS..........    (23,618,006)        42,033,030          7,026,984         --          25,442,008
OTHER INCOME (EXPENSE)
  Interest income......................         38,407                 --                 --         --              38,407
  Interest expense.....................        (34,637)            (5,322)                --         --             (39,959)
  Other, net...........................        (51,258)             1,900            (32,302)        --             (81,660)
                                          ------------       ------------       ------------         --        ------------
NET INCOME (LOSS)......................   $(23,665,494)      $ 42,029,608       $  6,994,682         $--       $ 25,358,796
                                          ============       ============       ============         ==        ============

                    HISTORICAL COMBINED FINANCIAL STATEMENTS

         FITZGERALDS LAS VEGAS, INC., FITZGERALDS MISSISSIPPI, INC. AND
                   101 MAIN STREET LIMITED LIABILITY COMPANY
                            (DEBTORS-IN-POSSESSION)
         (WHOLLY OWNED SUBSIDIARIES OF FITZGERALDS GAMING CORPORATION)

      SUPPLEMENTAL COMBINING SCHEDULE--STATEMENT OF CASH FLOWS INFORMATION
          FOR THE PERIOD FROM JANUARY 1, 2001 THROUGH DECEMBER 6, 2001

                                                        FITZGERALDS    FITZGERALDS    101 MAIN STREET
                                                         LAS VEGAS,    MISSISSIPPI,       LIMITED       ELIMINATING    COMBINED
                                                            INC.           INC.        LIABILITY CO.      ENTRIES        TOTAL
                                                        ------------   ------------   ---------------   -----------   -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss).....................................  $(23,665,494)  $ 42,029,608    $  6,994,682         $--       $25,358,796
Adjustments to reconcile net income (loss) to net cash
  used in operating activities:
Write-down of assets..................................            --             --      13,005,582          --        13,005,582
(Gain) loss on sale of assets to Majestic.............    25,290,831    (24,079,205)    (12,333,437)         --       (11,121,811)
Reorganization items incurred in connection with
  Chapter 11 and related legal proceedings............       535,874         85,192           1,670          --           622,736
Other.................................................        89,632         (1,900)         28,707          --           116,439
(Increase) decrease in accounts receivable, net.......        36,093        (24,085)        (54,079)         --           (42,071)
Decrease in amounts due to related parties, net.......    (8,418,141)   (22,898,876)     (9,087,324)         --       (40,404,341)
(Increase) decrease in inventories....................        66,699         28,960         (29,611)         --            66,048
(Increase) decrease in prepaid expenses...............       424,323        (65,417)       (102,921)         --           255,985
(Increase) decrease in other assets...................        34,204         (7,089)             --          --            27,115
Increase (decrease) in accounts payable...............       799,009       (451,016)       (107,187)         --           240,806
Increase (decrease) in due to Majestic................     2,405,290      1,716,150        (321,440)         --         3,800,000
Increase (decrease) in liabilities subject to
  compromise..........................................        16,298        125,805           7,732          --           149,835
Increase (decrease) in accrued and other
  liabilities.........................................       (87,589)       756,736         (44,678)         --           624,469
                                                        ------------   ------------    ------------         ---       -----------
Net cash used in operating activities before
  reorganization items................................    (2,472,971)    (2,785,137)     (2,042,304)         --        (7,300,412)
Reorganization items:
Interest received on cash accumulated because of the
  bankruptcy proceedings..............................            --        119,848          51,594          --           171,442
Professional fees paid for services rendered in
  connection with the bankruptcy proceedings..........       (25,128)            --         (13,264)         --           (38,392)
Other reorganization items incurred in connection with
  Chapter 11 and related legal proceedings............      (510,746)      (205,040)        (40,000)         --          (755,786)
                                                        ------------   ------------    ------------         ---       -----------
Net cash used in operating activities.................    (3,008,845)    (2,870,329)     (2,043,974)         --        (7,923,148)
                                                        ------------   ------------    ------------         ---       -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sales of assets.........................            --             --          28,250          --            28,250
Acquisition of property and equipment.................      (248,581)      (627,258)       (178,292)         --        (1,054,131)
                                                        ------------   ------------    ------------         ---       -----------
Net cash used in investing activities.................      (248,581)      (627,258)       (150,042)         --        (1,025,881)
                                                        ------------   ------------    ------------         ---       -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of long-term debt...........................      (167,273)       (73,015)             --          --          (240,288)
                                                        ------------   ------------    ------------         ---       -----------
Net cash used in financing activities.................      (167,273)       (73,015)             --          --          (240,288)
                                                        ------------   ------------    ------------         ---       -----------
NET DECREASE IN CASH AND CASH EQUIVALENTS.............    (3,424,699)    (3,570,602)     (2,194,016)         --        (9,189,317)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD........     1,068,324        684,394       1,087,293          --         2,840,011
INCREASE IN CASH AND CASH EQUIVALENTS INCLUDED IN NET
  ASSETS HELD FOR SALE................................     3,082,396      5,274,598       1,754,878          --        10,111,872
                                                        ------------   ------------    ------------         ---       -----------
CASH AND CASH EQUIVALENTS, END OF PERIOD..............  $    726,021   $  2,388,390    $    648,155         $--       $ 3,762,566
                                                        ============   ============    ============         ===       ===========

                                  SCHEDULE II

         FITZGERALDS LAS VEGAS, INC., FITZGERALDS MISSISSIPPI, INC. AND
                   101 MAIN STREET LIMITED LIABILITY COMPANY
                            (DEBTORS-IN-POSSESSION)
         (WHOLLY OWNED SUBSIDIARIES OF FITZGERALDS GAMING CORPORATION)

                   COMBINED VALUATION AND QUALIFYING ACCOUNTS

                                                                            ADDITIONS
                                                              BALANCE AT    CHARGED TO
                                                             BEGINNING OF   COSTS AND                     BALANCE AT
                                                                PERIOD       EXPENSES    DEDUCTIONS(1)   END OF PERIOD
                                                             ------------   ----------   -------------   -------------
Description
Allowance for doubtful accounts receivable
  Period from January 1, 2001 to December 6, 2001..........    $210,586      $209,983      $(223,670)      $196,899
Year ended December 31, 2000...............................     356,397        98,242       (244,053)       210,586

---------------

(1) Write-offs of uncollectible accounts receivable, net of recoveries

                        MAJESTIC INVESTOR HOLDINGS, LLC

                    CONSOLIDATED BALANCE SHEETS (UNAUDITED)

                                                              SEPTEMBER 30,   DECEMBER 31,
                                                                  2003            2002
                                                              -------------   ------------
ASSETS
Current Assets:
  Cash and cash equivalents.................................  $ 19,851,783    $ 15,983,824
  Restricted cash...........................................       500,000         250,000
  Accounts receivable, less allowance for doubtful accounts
     of $140,720 and $239,066 as of September 30, 2003 and
     December 31, 2002, respectively........................     1,288,604       1,241,183
  Inventories...............................................       942,599         929,126
  Prepaid expenses..........................................     1,597,318       1,644,735
  Note receivable due from affiliate........................            --         700,000
  Other.....................................................        40,835          39,133
                                                              ------------    ------------
     Total current assets...................................    24,221,139      20,788,001
                                                              ------------    ------------
Property, equipment and improvements, net...................   115,221,758     117,297,506
Intangible assets, net......................................    16,495,496      17,691,746
Goodwill....................................................     5,922,398       5,922,398
Other assets:
  Deferred financing costs, net of accumulated amortization
     of $2,453,231 and $1,407,041 as of September 30, 2003
     and December 31, 2002, respectively....................     5,671,049       6,714,902
  Restricted cash...........................................     1,000,000       1,000,000
  Other assets..............................................     1,669,150       1,624,359
                                                              ------------    ------------
     Total other assets.....................................     8,340,199       9,339,261
                                                              ------------    ------------
     Total Assets...........................................  $170,200,990    $171,038,912
                                                              ============    ============
LIABILITIES AND MEMBER'S DEFICIT
Current Liabilities:
  Current maturities of long-term debt......................  $     83,083    $    134,084
  Accounts payable..........................................     1,781,238       2,136,369
  Payroll and related.......................................     4,721,979       5,949,275
  Accrued interest..........................................     5,895,136       1,473,785
  Progressive jackpots......................................     2,352,707       2,476,543
  Slot club liability.......................................       863,428         738,559
  Other accrued liabilities.................................     4,789,910       4,401,378
                                                              ------------    ------------
     Total current liabilities..............................    20,487,481      17,309,993
Long-term debt, net of current maturities...................   146,534,687     145,646,514
                                                              ------------    ------------
     Total Liabilities......................................   167,022,168     162,956,507
                                                              ------------    ------------
Member's Equity.............................................     3,178,822       8,082,405
                                                              ------------    ------------
     Total Liabilities and Member's Deficit.................  $170,200,990    $171,038,912
                                                              ============    ============

  The accompanying notes are an integral part of these consolidated financial statements.

                        MAJESTIC INVESTOR HOLDINGS, LLC

                CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)

                                                       FOR THE THREE MONTHS ENDED     FOR THE NINE MONTHS ENDED
                                                              SEPTEMBER 30,                 SEPTEMBER 30,
                                                       ---------------------------   ---------------------------
                                                           2003           2002           2003           2002
                                                       ------------   ------------   ------------   ------------
REVENUES
  Casino.............................................  $39,000,341    $41,842,819    $117,977,522   $124,623,911
  Rooms..............................................    3,862,888      3,809,375      11,246,586     11,836,761
  Food and beverage..................................    5,079,902      4,681,423      14,695,689     14,127,355
  Other..............................................      869,979      1,027,702       2,503,455      2,893,704
                                                       -----------    -----------    ------------   ------------
     Gross revenues..................................   48,813,110     51,361,319     146,423,252    153,481,731
     Less promotional allowances.....................    5,628,227      5,784,991      16,789,768     17,662,744
                                                       -----------    -----------    ------------   ------------
     Net revenues....................................   43,184,883     45,576,328     129,633,484    135,818,987
                                                       -----------    -----------    ------------   ------------
COSTS AND EXPENSES
  Casino.............................................   16,505,516     17,500,235      48,676,222     52,501,936
  Rooms..............................................    1,695,808      1,717,113       4,882,991      4,975,786
  Food and beverage..................................    2,507,713      2,604,410       7,570,063      7,781,206
  Other..............................................      533,985        396,134       1,354,042      1,171,389
  Gaming taxes.......................................    4,628,311      4,981,141      13,662,931     14,779,969
  Advertising and promotion..........................    3,311,241      2,827,045       9,855,194      9,777,719
  General and administrative.........................    7,695,104      7,181,447      21,177,152     20,557,980
  Depreciation and amortization......................    3,814,180      3,825,340      11,176,194     10,705,505
  Pre-opening expenses...............................           --             --              --        124,269
                                                       -----------    -----------    ------------   ------------
     Total costs and expenses........................   40,691,858     41,032,865     118,354,789    122,375,759
                                                       -----------    -----------    ------------   ------------
     Operating income................................    2,493,025      4,543,463      11,278,695     13,443,228
                                                       -----------    -----------    ------------   ------------
OTHER INCOME (EXPENSE)
  Interest income....................................        6,043         33,220          40,188         95,024
  Interest expense...................................   (4,426,493)    (4,462,963)    (13,281,578)   (13,571,821)
  Gain (loss) on sale of assets......................       (4,671)        (9,889)         20,290         (9,311)
  Other expense......................................       (9,582)       (10,931)        (28,482)       (38,306)
                                                       -----------    -----------    ------------   ------------
     Total other expense.............................   (4,434,703)    (4,450,563)    (13,249,582)   (13,524,414)
                                                       -----------    -----------    ------------   ------------
     Net income (loss)...............................  $(1,941,678)   $    92,900    $ (1,970,887)  $    (81,186)
                                                       ===========    ===========    ============   ============

  The accompanying notes are an integral part of these consolidated financial statements.

                        MAJESTIC INVESTOR HOLDINGS, LLC

               CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

                                                              FOR THE NINE MONTHS ENDED
                                                                    SEPTEMBER 30,
                                                              -------------------------
                                                                 2003          2002
                                                              -----------   -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss....................................................  $(1,970,887)  $   (81,186)
Adjustments to reconcile net loss to net cash provided by
  operating activities:
  Depreciation..............................................    7,982,568     7,285,135
  Amortization..............................................    3,193,626     3,420,370
  (Gain) loss on sale of assets.............................      (20,290)        9,311
Changes in operating assets and liabilities:
  (Increase) decrease in accounts receivable................      (47,421)      380,982
  Increase in related party receivables.....................      (61,897)     (134,651)
  (Increase) decrease in inventories........................      (13,473)      147,631
  Decrease (Increase) in prepaid expenses...................       47,417      (795,948)
  (Increase) decrease in other assets.......................      (46,485)      879,182
  Decrease in accounts payable..............................     (355,131)     (223,128)
  Decrease in accrued payroll and related expenses..........   (1,227,296)     (864,418)
  Increase in accrued interest..............................    4,421,351     4,719,957
  Increase in other accrued liabilities.....................      451,454       138,722
                                                              -----------   -----------
    Net cash provided by operating activities...............   12,353,536    14,881,959
                                                              -----------   -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Acquisition related costs.................................           --      (986,158)
  Increase in restricted cash...............................     (250,000)           --
  Proceeds from seller for purchase price adjustment........           --     3,800,000
  Acquisition of property and equipment.....................   (5,927,999)   (3,918,301)
  Proceeds from sale of equipment...........................       41,469        43,867
                                                              -----------   -----------
    Net cash used in investing activities...................   (6,136,530)   (1,060,592)
                                                              -----------   -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Issuance cost for the 11.653% senior secured notes........           --    (1,410,945)
  Issuance cost for the 9 1/2% senior secured notes.........       (2,337)           --
  Proceeds from line of credit..............................           --     2,500,000
  Repayment of line of credit...............................           --    (9,000,000)
  Proceeds from notes receivable affiliates.................      700,000            --
  Repayment of long-term debt...............................     (114,014)     (104,808)
  Distribution to Barden Development, Inc...................   (2,932,696)   (1,844,206)
                                                              -----------   -----------
    Net cash used in financing activities...................   (2,349,047)   (9,859,959)
                                                              -----------   -----------
Net increase in cash and cash equivalents...................    3,867,959     3,961,408
Cash and cash equivalents, beginning of period..............   15,983,824    17,704,815
                                                              -----------   -----------
Cash and cash equivalents, end of period....................  $19,851,783   $21,666,223
                                                              ===========   ===========
INTEREST PAID:
  Equipment Debt............................................  $    12,154   $     8,391
  Senior Secured Notes -- Fixed Interest 11.653%............    8,842,704     8,707,126
  Lines of credit...........................................          119        98,168
                                                              -----------   -----------
                                                              $ 8,854,977   $ 8,813,685
                                                              ===========   ===========
SUPPLEMENTAL NONCASH FINANCING ACTIVITIES:
  Elimination of slot based progressive.....................  $        --   $   400,000
  Elimination of slot club..................................           --     1,300,000
                                                              -----------   -----------
                                                              $        --   $ 1,700,000
                                                              ===========   ===========

  The accompanying notes are an integral part of these consolidated financial statements.

                        MAJESTIC INVESTOR HOLDINGS, LLC

NOTE 1.   ORGANIZATION

     Majestic Investor Holdings, LLC ("Majestic Investor Holdings" or "Investor Holdings") owns three Fitzgeralds-brand casino-hotels located in Tunica County, Mississippi ("Fitzgeralds Tunica"), Black Hawk, Colorado (casino only) ("Fitzgeralds Black Hawk"), and Las Vegas, Nevada ("Fitzgeralds Las Vegas"). Majestic Investor Holdings is an indirect wholly-owned subsidiary of The Majestic Star Casino, LLC, owner and operator of the Majestic Star Casino, a riverboat gaming facility located in Gary, Indiana.

     On August 26, 2003, Majestic Investor Holdings, commenced a cash tender offer and consent solicitation for all of Majestic Investor Holdings' 11.653% Senior Secured Notes, in connection with a refinancing transaction of such notes. On October 7, 2003, The Majestic Star Casino, LLC and its restricted subsidiary, The Majestic Star Casino Capital Corp., issued $260.0 million of
9 1/2% Senior Secured Notes due 2010 (the "9 1/2% Senior Secured Notes") and entered into a new $80.0 million credit facility (the "$80 million Credit Facility") with Wells Fargo Foothill, Inc. Also, on October 7, 2003, a portion of the proceeds from the issuance of the 9 1/2% Senior Secured Notes were used to redeem $135.5 million or 89.3% of the 11.653% Senior Secured Notes. Please see Note 6 to the Notes to Consolidated Financial Statements (Unaudited) for more information about the issuance of the 9 1/2% Senior Secured Notes and the establishment of the $80.0 million Credit Facility.

     As part of the refinancing, Majestic Investor Holdings and its operating subsidiaries Fitzgeralds Tunica and Fitzgeralds Black Hawk are guarantors under both the 9 1/2% Senior Secured Notes and the $80 million Credit Facility; however, the operating subsidiary of Fitzgeralds Las Vegas is now an unrestricted subsidiary of The Majestic Star Casino, LLC and Majestic Investor Holdings. It is anticipated that Fitzgeralds Las Vegas will be spun out to Barden Development, Inc. ("BDI") promptly after Majestic Investor Holdings and BDI receive approval from the Nevada Gaming Control Board and the Nevada Gaming Commission. Approval is anticipated to occur in December 2003; however, such regulatory approval is not within Majestic Investor Holding's control.

     Majestic Investor Capital Corp., a wholly-owned subsidiary of Majestic Investor Holdings, was formed specifically to facilitate the offering of the Majestic Investor Holding's $152.6 million 11.653% Senior Secured Notes due 2007 (the "11.653% Senior Secured Notes") Majestic Investor Capital Corp. continues as a co-issuer of the 11.653% notes that remain outstanding after the refinancing transaction. Majestic Investor Capital Corp. does not have any assets or operations.

     Except where otherwise noted, the words "we," "us," "our" and similar terms, as well as the "Company" refer to the Majestic Investor Holdings and all of its subsidiaries.

NOTE 2.   BASIS OF PRESENTATION

     The accompanying consolidated financial statements are unaudited. All inter-company transactions and balances have been eliminated. These financial statements have been prepared in accordance with accounting principals generally accepted in the United States of America, or "GAAP" and with the instructions to
Article 10 of Regulation S-X. Accordingly, certain information and footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted. The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates incorporated into our consolidated financial statements include the estimated useful lives of depreciable and amortizable assets, the estimated allowance for doubtful accounts receivable, estimated cash flow in assessing the recoverability of long lived assets, estimated liabilities for our self insured medical plan, slot club point programs and litigation, claims and assessments. Actual results could differ from those estimates.

     Our consolidated financial statements include the results of the operating subsidiary of Fitzgeralds Las Vegas. See Note 10 to the Notes to Consolidated Financial Statements (unaudited) for consolidating information. In conjunction with our refinancing, it is anticipated that Fitzgeralds Las Vegas will be spun out to BDI promptly after Majestic Investor Holdings and BDI receive approval from the Nevada Gaming Control Board and the Nevada Gaming Commission to effect such transaction. Such regulatory approval is not within the Company's control.

                        MAJESTIC INVESTOR HOLDINGS, LLC

NOTE 2.   BASIS OF PRESENTATION--(CONTINUED)

     In the opinion of management, all adjustments (which include normal recurring adjustments) considered necessary for a fair presentation of the results for the interim periods have been made. The results for the three and nine months ended September 30, 2003 are not necessarily indicative of results to be expected for the full fiscal year. The financial statements should be read in conjunction with the financial statements and notes thereto included in the Registration Statement on Form S-4 of The Majestic Star Casino, LLC.

     The consolidated financial statements and footnotes for the prior year reflect certain reclassifications to conform to the current year presentation. Included in such reclassification is an increase in net revenues (and a corresponding increase in operating expenses) of approximately $7.6 million for the nine-month period ended September 30, 2002, to classify the cost of certain promotional expenses consistently with the 2003 presentation. Such reclassifications have no effect on previously reported net income.

NOTE 3.   RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

     In April 2002, the Financial Accounting Standards Board issued statement 145 ("SFAS 145"). SFAS 145 addresses the presentation for gains and losses on early retirements of debt in the statement of operations. SFAS 145 is effective for fiscal years beginning after May 15, 2002. The Company adopted SFAS 145 and as a result, reclassified $69,000 in a gain from the early extinguishment of debt, which item had previously been reported as an extraordinary item in the fourth quarter of 2002. In the fourth quarter of 2003, the Company also expects to recognize a loss on the retirement of debt of $22.0 million on October 7, 2003. The loss on the retirement of debt is comprised of the premium on the offers to purchase, the write-off of deferred debt issuance costs and the original issue discount on 89.3% of the 11.653% Senior Secured Notes, which amounts will be reflected in the computation of net income for the year ended December 31, 2003.

     In June 2002, the Financial Accounting Standard Board issued Statement 146 ("SFAS 146") "Accounting for Costs Associated with Exit or Disposal Activities." The provisions of SFAS 146 became effective for exit or disposal activities commenced subsequent to December 31, 2002. Adoption of SFAS 146 did not have any material impact on the Company's financial position, results of operations or cash flows.

     In November 2002, the Financial Accounting Standards Board issued FASB Interpretation No. 45 ("FIN 45"), "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Guarantees of Indebtedness of Others." FIN 45 elaborates on the disclosures to be made by a guarantor in its interim and annual financial statements about its obligations under certain guarantees that it has issued. It also clarifies (for guarantees issued after January 1, 2003) that a guarantor is required to recognize at the inception of a guarantee, a liability for the fair value of the obligations undertaken in issuing the guarantee. At September 30, 2003, the Company did not have any guarantees outside of its consolidated group. Adoption of FIN 45 did not have a material impact on the Company's financial condition, results of operations or cash flows.

     In January 2003, the Financial Accounting Standards Board issued FASB Interpretation No. 46 ("FIN 46"), "Consolidation of Variable Interest Entities." FIN 46 addresses the requirements for business enterprises to consolidate related entities in which they are determined to be the primary economic beneficiary as a result of their variable economic interests. FIN 46 is intended to provide guidance in judging multiple economic interests in an entity and in determining the primary beneficiary. FIN 46 outlines disclosure requirements for Variable Interest Entities ("VIEs") in existence prior to January 31, 2003, and outlines consolidation requirements for VIEs created after January 31, 2003. The Company has reviewed its major relationships and its overall economic interests with other companies consisting of related parties, companies in which it has an equity position and other suppliers to determine the extent of its variable economic interest in these parties. Adoption of FIN 46 did not have a material impact on the Company's financial condition, results of operations or cash flows.

     In April 2003, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 149 ("SFAS 149") "Amendment of Statement 133 on Derivative Instruments and Hedging Activities." Provisions of SFAS 149 became effective for contracts and hedging relationships entered into or modified after June 30, 2003. Adoption of SFAS 149 did not have a material impact on our financial position, results of operations or cash flows as the Company has not entered into or modified any agreements that contain derivative instrument or involve hedging activities.

                        MAJESTIC INVESTOR HOLDINGS, LLC

NOTE 3.   RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS--(CONTINUED)

     In May 2003, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 150 ("SFAS 150") "Accounting for Certain Financial Instruments with Characteristic of both Liabilities and Equity." The Company is considered a non-public entity, as defined by SFAS 150 because its equity securities are not listed on a public exchange. Accordingly, for the Company, the provisions of SFAS 150 will become effective during the quarter ending March 31, 2004. The Company does not anticipate the adoption of SFAS 150 would have a material impact on our financial position, results of operations or cash flows.

NOTE 4.  RESTRICTED CASH

     As of September 30, 2003 and December 31, 2002, restricted cash of $1.0 million represents U.S. Treasury Notes held in an escrow account for the benefit of certain owners of land leased to Fitzgeralds Las Vegas. As of December 31, 2002, restricted cash of $250,000 represents a letter of credit for self-insured workers compensation at Fitzgeralds Tunica and Fitzgeralds Black Hawk. As of September 30, 2003 the restricted cash balance relating to the self-insured workers compensation increased to $500,000. The increase occurred during the first quarter of 2003, when Fitzgeralds Las Vegas was added to the self-insured workers compensation program.

NOTE 5.  INTANGIBLE ASSETS

     Intangible assets primarily include $9.8 million for customer relationships, $3.7 million for trade name and $5.2 million for a gaming license. Intangible assets for customer relationships and trade names are being amortized over a period of 8-10 years. The gaming license is not amortized but instead is subject to impairment testing at least annually.

     The gross carrying amount and accumulated amortization of the intangible assets, other than goodwill, as of September 30, 2003, are as follows:

                                                           GROSS CARRYING   ACCUMULATED        NET AMOUNT
                                                               AMOUNT       AMORTIZATION   SEPTEMBER 30, 2003
                                                           --------------   ------------   ------------------
                                                                             (IN THOUSANDS)
Amortized intangible assets:
  Customer relationship..................................     $ 9,800         $(2,359)          $ 7,441
  Tradename..............................................       3,700            (546)            3,154
  Riverboat excursion license............................         700              --               700
                                                              -------         -------           -------
                                                               14,200          (2,905)           11,295
Unamortized intangible assets:
  Gaming license.........................................       5,200              --             5,200
                                                              -------         -------           -------
Total intangible assets..................................     $19,400         $(2,905)          $16,495
                                                              =======         =======           =======

     The amortization expense recorded on the intangible assets for both the three and nine months ended September 30, 2003 and 2002 were $0.4 million and $1.2 million, respectively.

NOTE 6.  LONG-TERM DEBT

  Refinancing of Debt

     On August 26, 2003, Majestic Investor Holdings commenced a cash tender offer and consent solicitation at a price of 109.0% for its 11.653% Senior Secured Notes. The solicitation of consents sought approval for amendments to the Indenture governing the 11.653% Senior Secured Notes (the "Indenture") in order to (i) eliminate substantially all restrictive covenants, (ii) to terminate the guarantees of the restricted subsidiaries of Majestic Investor Holdings and (iii) to release the liens on the collateral that secured the 11.653% Senior Secured Notes. Upon expiration of the consent solicitation on September 25, 2003, $135,477,000 or 89.3% of the aggregate outstanding principal amount of the 11.653% Senior Secured Notes had been tendered. A portion of the proceeds from the issuance of the 9 1/2% Senior Secured Notes by The Majestic Star Casino, LLC and its

                        MAJESTIC INVESTOR HOLDINGS, LLC

NOTE 6.  LONG-TERM DEBT--(CONTINUED)

subsidiary, The Majestic Star Casino Capital Corp. were used by the Company to fund the payment of the tendered 11.653% Senior Secured Notes, along with accrued and unpaid interest. After the expiration of the offer and consent solicitation related to the 11.653% Senior Secured Notes, Majestic Investor Holdings has $16.3 million in 11.653% Senior Secured Notes still outstanding.

     Upon the closing of the 9 1/2% Senior Secured Notes on October 7, 2003, the Company used $153.2 million of the proceeds to retire 89.3% of its 11.653% Senior Secured Notes, along with accrued and unpaid interest. The remaining proceeds from the issuance of the 9 1/2% Senior Secured Notes were used to redeem a portion of The Majestic Star Casino, LLC's 10 7/8% Senior Secured Notes and pay certain fees associated with the issuance of the 9 1/2% Senior Secured Notes. The Company recognized a loss on the retirement of debt of $22.0 million on October 7, 2003. The loss on the retirement is comprised of premiums on the offer to purchase, the write-off of deferred issuance costs and the write-off of original issuance discount on 89.3% of the 11.653% Senior Secured Notes, which amounts will be reflected in the computation of net income for the fourth quarter and for the year ended December 31, 2003.

     The 9 1/2% Senior Secured Notes bear interest at a fixed annual rate of 9.5% payable on April 15 and October 15 of each year, commencing April 15, 2004. The 9 1/2% Senior Secured Notes will mature on October 15, 2010. The 9 1/2% Senior Secured Notes are secured by a pledge of substantially all of The Majestic Star Casino, LLC's and the Company's current and future assets, other than the assets of Fitzgeralds Las Vegas (which has become an unrestricted subsidiary of The Majestic Star Casino, LLC and the Company). It is anticipated that Fitzgeralds Las Vegas will be spun out to BDI promptly after Majestic Investor Holdings, the direct owner of the operating subsidiary of Fitzgeralds Las Vegas, and BDI receive approval from the Nevada Gaming Commission and the Nevada Gaming Control Board to effect such transaction. Approval is anticipated to occur in December 2003; however, such regulatory approval is not within the Company's control.

     The Indenture governing the 9 1/2% Senior Secured Notes contains covenants which, among other things, restricts The Majestic Star Casino, LLC and the Company's ability to (i) make certain payments to, or investments in, third parties; (ii) incur additional indebtedness or liens on any assets; (iii) enter into transactions with affiliates; and (iv) sell any restricted subsidiaries' assets.

     Concurrently with the closing of the 9 1/2% Senior Secured Notes, The Majestic Star Casino, LLC established the $80 million Credit Facility with Wells Fargo Foothill, Inc. The Company terminated the existing $15 million credit facility with Wells Fargo Foothill, Inc. Subject to certain exceptions, the $80 million Credit Facility is secured by a first priority lien on substantially all of the assets of the Company, except the assets of Fitzgeralds Las Vegas. The credit agreement includes covenants, which among other things, (i) require The Majestic Star Casino, LLC and the Company to maintain, as defined in the covenants, minimum EBITDA and Interest Coverage Ratios, which increase periodically, (ii) restrict The Majestic Star Casino, LLC's and the Company's ability to incur, assume, or guarantee any indebtedness, and (iii) restrict The Majestic Star Casino, LLC's and the Company's ability to transfer or sell assets, including the equity interest of the restricted subsidiaries.

  Old Majestic Investor Holdings Notes

     At September 30, 2003, Majestic Investor Holdings, had debt outstanding of $146.5 million, net of unamortized discount of $5.3 million compared to debt of $145.5 million, net of unamortized discount of $6.3 million at December 31, 2002. The 11.653% Senior Secured Notes bear interest at a fixed rate of 11.653% per annum payable May 31 and November 30 each year. Fitzgeralds Las Vegas had debt of $135,000 for a capital lease. For the three and nine month periods ended September 30, 2003 and September 30, 2002, the Company had interest expense of $4.4 million, $4.5 million, $13.3 million and $13.6 million, respectively.

     In 2002, Majestic Investor Holdings was required to pay liquidated damages related to the unregistered 11.653% Senior Secured Notes. Majestic Investor Holdings entered into a registration rights agreement that required Majestic Investor Holdings to file a registration statement with the Securities and Exchange Commission to exchange its unregistered 11.653% Senior Secured Notes with registered 11.653% Senior Secured Notes and that required such registration statement to be declared effective prior to a specified date. There were delays in filing the registration statement and such registration statement

                        MAJESTIC INVESTOR HOLDINGS, LLC

NOTE 6.  LONG-TERM DEBT--(CONTINUED)

was not declared effective by such specified date, which caused Majestic Investor Holdings to pay liquidated damages of $176,000 during 2002. The registration statement for the 11.653% Senior Secured Notes was declared effective on August 8, 2002.

     During the fourth quarter of 2002, Majestic Investor Holdings purchased for $759,000, plus accrued interest, its 11.653% Senior Secured Notes with a face value of $865,000. The notes, net of unamortized original issue discount, were being carried at a value of $828,000; the resulting gain was $69,000.

  Old Credit Facilities

     At September 30, 2003, Majestic Investor Holdings had a $15.0 million credit facility (the "Majestic Investor Holdings Credit Facility"). This credit facility was replaced with the $80 million Credit Facility. There were no borrowings on the Majestic Investor Holdings Credit Facility as of September 30, 2003 and December 31, 2002.

NOTE 7.  COMMITMENTS AND CONTINGENCIES

  Legal Proceedings

     Various legal proceedings are pending against the Company. Management considers all such pending proceedings, comprised primarily of personal injury and equal employment opportunity (EEO) claims, to be routine litigation incidental to the Company's business. Management believes that the resolution of these proceedings will not individually or in the aggregate, have a material effect on the Company's financial condition, results of operations or cash flows.

  Gaming Regulations

     The ownership and operation of our casino gaming facilities in Nevada, Mississippi and Colorado are also subject to various state and local regulations in the jurisdictions where they are located. In Nevada, our gaming operations are subject to the Nevada Gaming Control Act, and to the licensing and regulatory control of the Nevada Gaming Commission, the Nevada State Gaming Control Board and various local ordinances and regulations, including, without limitation, applicable city and county gaming and liquor licensing authorities. Pursuant to new legislation signed into law by the Governor of Nevada on July 23, 2003, the license fees on the number of gaming devices operated has been increased effective immediately, increased taxes on gross revenues became effective on August 1, 2003, and the expanded range of events covered by the casino entertainment tax became effective September 1, 2003. Fitzgeralds Las Vegas will also become subject to a payroll tax based on wages paid to its employees effective October 1, 2003. In Mississippi, our gaming operations are subject to the Mississippi Gaming Control Act, and to the licensing and/or regulatory control of the Mississippi Gaming Commission, the Mississippi State Tax Commission and various state and local regulatory agencies, including liquor licensing authorities. In Colorado, our gaming operations are subject to the Limited Gaming Act of 1991, which created the Division of Gaming within the Colorado Department of Revenue and the Colorado Limited Gaming Control Commission which is empowered to license, implement, regulate and supervise the conduct of limited gaming. Our operations are also subject to the Colorado Liquor Code and the state and local liquor licensing authorities.

     In addition, in Colorado a statewide ballot measure which would have allowed the installation of up to five hundred video lottery terminals at each of five designated dog and horse racetracks along Colorado's front range was rejected by the voters in Colorado on November 4, 2003.

     The Company's directors, officers, managers and key employees are required to hold individual licenses. These requirements vary from jurisdiction to jurisdiction. Licenses and permits for gaming operations and for individual licensees are subject to revocation or non-renewal for cause. Under certain circumstances, holders of our securities are required to secure independent licenses and permits.

                        MAJESTIC INVESTOR HOLDINGS, LLC

NOTE 7.  COMMITMENTS AND CONTINGENCIES--(CONTINUED)

  Other Contingencies

     The Company received assessments of additional amounts due related to insurance premiums paid for the period December 6, 2001 through December 6, 2002. The premiums, totaling $160,000, related to an audit by the insurance carrier of the Company's workers compensation and general liability plans. The Company has settled with the insurance carrier for $90,000 and has recorded the liability.

NOTE 8.  SEGMENT INFORMATION

     Majestic Investor Holdings, LLC owns and operates three properties as follows: a casino and hotel located in downtown Las Vegas, Nevada; a casino and hotel located in Tunica, Mississippi; and a casino located in Black Hawk, Colorado (collectively, the "Properties").

     The Company identifies its business in four segments based on geographic location. The Properties, in each of their segments, market primarily to middle-income guests. The major products offered in each segment are as follows: casino, hotel rooms (except in Black Hawk, Colorado) and food and beverage.

     The accounting policies of each business segment are the same as those described in the summary of significant accounting policies previously described in Note 1 to the audited financial statements included in the Registration Statement on Form S-4 of The Majestic Star Casino, LLC. There are minimal inter-segment sales. Corporate costs are allocated to the business segments through management fees from Majestic Star Casino and are reflected in "General and Administrative" expenses.

                        MAJESTIC INVESTOR HOLDINGS, LLC

NOTE 8.  SEGMENT INFORMATION--(CONTINUED)

     A summary of the Properties' operations by business segment as of and for the three and nine months ended September 30, 2003 and 2002 is presented below:

                                                                    FOR THE               FOR THE
                                                              THREE MONTHS ENDED     NINE MONTHS ENDED
                                                                 SEPTEMBER 30,         SEPTEMBER 30,
                                                              -------------------   --------------------
                                                                2003       2002       2003        2002
                                                              --------   --------   ---------   --------
                                                                            (IN THOUSANDS)
Net revenues:
  Fitzgeralds Tunica........................................  $22,497    $24,273    $  68,150   $ 72,194
  Fitzgeralds Black Hawk....................................    8,829      9,724       25,279     26,998
  Fitzgeralds Las Vegas.....................................   11,859     11,579       36,204     36,627
                                                              -------    -------    ---------   --------
       Total................................................  $43,185    $45,576    $ 129,633   $135,819
                                                              =======    =======    =========   ========
Operating income (loss):
  Fitzgeralds Tunica........................................  $ 2,610    $ 3,867    $  10,049   $ 11,806
  Fitzgeralds Black Hawk....................................    2,165      2,264        4,956      5,052
  Fitzgeralds Las Vegas.....................................   (1,413)      (922)      (1,503)    (1,341)
  Unallocated and other(1)..................................     (869)      (666)      (2,223)    (2,074)
                                                              -------    -------    ---------   --------
       Total................................................  $ 2,493    $ 4,543    $  11,279   $ 13,443
                                                              =======    =======    =========   ========
Segment depreciation and amortization:
  Fitzgeralds Tunica........................................  $ 1,989    $ 1,866    $   5,823   $  5,481
  Fitzgeralds Black Hawk....................................      438        364        1,261      1,091
  Fitzgeralds Las Vegas.....................................      721        938        2,095      2,203
  Unallocated and other(1)..................................      666        657        1,997      1,931
                                                              -------    -------    ---------   --------
       Total................................................  $ 3,814    $ 3,825    $  11,176   $ 10,706
                                                              =======    =======    =========   ========
Expenditure for additions to long-lived assets:
  Fitzgeralds Tunica........................................  $   953    $   324    $   2,749   $  1,820
  Fitzgeralds Black Hawk....................................      749        524        1,521        963
  Fitzgeralds Las Vegas.....................................      738        335        1,658      1,135
                                                              -------    -------    ---------   --------
       Total................................................  $ 2,440    $ 1,183    $   5,928   $  3,918
                                                              =======    =======    =========   ========
Segment assets:
  Fitzgeralds Tunica........................................                        $  83,712
  Fitzgeralds Black Hawk....................................                           30,629
  Fitzgeralds Las Vegas.....................................                           37,326
  Unallocated and other(1)..................................                          122,226
                                                                                    ---------
  Total.....................................................                          273,893
  Less: Intercompany........................................                         (103,692)
                                                                                    ---------
Total.......................................................                        $ 170,201
                                                                                    =========

---------------

(1) Unallocated and other include corporate items and eliminations that are not allocated to the operating segments.

                        MAJESTIC INVESTOR HOLDINGS, LLC

NOTE 9.  RELATED PARTY TRANSACTIONS

     During the nine months ended September 30, 2003, the Company made distributions totaling $2,594,000, to BDI, under a LLC Manager Agreement related to the fourth quarter of 2002 and the six months ended June 30, 2003.

     In December 2001, the Company issued a $700,000 note to BDI. The note bore interest at a rate of 7% annum. The principal and accrued but unpaid interest was due and payable in full on December 12, 2002. The principal and accrued interest was paid on March 17, 2003.

     In April 2003, Majestic Investor Holdings, as authorized by the Majestic Investor Holdings Indenture governing the 11.653% Senior Secured Notes, made a distribution of $338,000 to BDI for income taxes. The calculation for the distribution was based on Majestic Investor Holdings' net income during the three-month period ended March 31, 2003.

NOTE 10.  GUARANTOR FINANCIAL INFORMATION

     A portion of the proceeds from the issuance of the 9 1/2% Senior Secured Notes were used to retire substantially all of the 11.653% Senior Secured Notes. Under the Indenture for the 9 1/2% Senior Secured Notes and the Loan and Security Agreement for the $80 million Credit Facility, Fitzgeralds Tunica and Fitzgeralds Black Hawk remain as guarantors; however, Fitzgeralds Las Vegas is now an unrestricted subsidiary of The Majestic Star Casino, LLC and the Company, and a non-guarantor under the 9 1/2% Senior Secured Notes and $80.0 million Credit Facility. It is anticipated that Fitzgeralds Las Vegas will be spun out to BDI promptly after Majestic Investor Holdings and BDI receive approval from the Nevada Gaming Control Board and the Nevada Gaming Commission. Approval is anticipated to occur in December 2003.

     The 11.653% Senior Secured Notes were unconditionally and irrevocably guaranteed, jointly and severally, by all of the restricted subsidiaries of Majestic Investor Holdings. The guarantees ranked senior in right of payment to all existing and future subordinated indebtedness of these restricted subsidiaries and equal in right of payment with all existing and future senior indebtedness of these restricted subsidiaries. As explained in Note 6 to the Notes to Consolidated Financial Statements (Unaudited), these guarantees were terminated on October 7, 2003, in connection with a consent solicitation.

     The following condensed consolidating information presents condensed consolidating balance sheets as of September 30, 2003 and December 31, 2002 and condensed consolidating statements of operations for the three and nine months ended September 30, 2003 and 2002, and condensed consolidating statements of cash flows for the nine months ended September 30, 2003 and 2002, for Majestic Investor Holdings, LLC, Majestic Investor Capital Corp. and the guarantor subsidiaries and eliminating entries necessary to consolidate such entities.

                        MAJESTIC INVESTOR HOLDINGS, LLC

NOTE 10.  GUARANTOR FINANCIAL INFORMATION--(CONTINUED)

                     CONDENSED CONSOLIDATING BALANCE SHEET
                            AS OF SEPTEMBER 30, 2003

                                                  MAJESTIC        MAJESTIC
                                                  INVESTOR        INVESTOR       GUARANTOR      ELIMINATING           TOTAL
                                                HOLDINGS, LLC   CAPITAL CORP.   SUBSIDIARIES      ENTRIES          CONSOLIDATED
                                                -------------   -------------   ------------   -------------       ------------
ASSETS
Current Assets:
  Cash and cash equivalents...................  $  7,107,027    $          --   $ 12,744,756   $          --       $ 19,851,783
  Restricted cash.............................       500,000               --             --              --            500,000
  Accounts receivable, net....................         1,208               --      1,287,396              --          1,288,604
  Inventories.................................            --               --        942,599              --            942,599
  Prepaid expenses and other current assets...        59,325               --      1,578,828              --          1,638,153
  Receivable from related party...............       248,286               --          4,321        (252,607)(a)             --
                                                ------------    -------------   ------------   -------------       ------------
       Total current assets...................     7,915,846               --     16,557,900        (252,607)        24,221,139
                                                ------------    -------------   ------------   -------------       ------------
Property, equipment and improvements, net.....            --               --    115,221,758              --        115,221,758
Intangible assets, net........................     5,200,000               --     11,295,496              --         16,495,496
Goodwill......................................            --               --      5,922,398              --          5,922,398
Other assets:
  Deferred financing costs, net...............     5,671,049               --             --              --          5,671,049
  Restricted cash.............................            --               --      1,000,000              --          1,000,000
  Due from related parties....................   103,439,586               --             --    (103,439,586)(a)             --
  Other assets................................            --               --      1,669,150              --          1,669,150
  Investment in Subsidiaries..................    33,474,451               --             --     (33,474,451)                --
                                                ------------    -------------   ------------   -------------       ------------
       Total Assets...........................  $155,700,932    $          --   $151,666,702   $(137,166,644)      $170,200,990
                                                ============    =============   ============   =============       ============
LIABILITIES AND MEMBER'S EQUITY (DEFICIT)
Current Liabilities:
  Current maturities of long-term debt........  $         --    $          --   $     83,083   $          --       $     83,083
  Accounts payable............................            --               --      1,781,238              --          1,781,238
  Other accrued liabilities:
    Payroll and related.......................            --               --      4,721,979              --          4,721,979
    Interest..................................     5,895,136               --             --              --          5,895,136
    Progressive jackpot.......................            --               --      2,352,707              --          2,352,707
    Slot club liabilities.....................            --               --        863,428              --            863,428
    Other accrued liabilities.................       144,340               --      4,898,177        (252,607)(a)      4,789,910
                                                ------------    -------------   ------------   -------------       ------------
       Total current liabilities..............     6,039,476               --     14,700,612        (252,607)        20,487,481
                                                ------------    -------------   ------------   -------------       ------------
Due from related parties......................            --               --    103,439,586    (103,439,586)(a)             --
Long-term debt, net of current maturities.....   146,482,634      146,482,634         52,053    (146,482,634)       146,534,687
                                                ------------    -------------   ------------   -------------       ------------
       Total Liabilities......................   152,522,110      146,482,634    118,192,251    (250,174,827)       167,022,168
  Member's Equity (Deficit)...................     2,178,822     (146,482,634)    33,474,451     113,008,183          3,178,822
                                                ------------    -------------   ------------   -------------       ------------
       Total Liabilities and Member's Equity
         (Deficit)............................  $155,700,932    $          --   $151,666,702   $(137,166,644)      $170,200,990
                                                ============    =============   ============   =============       ============

---------------
(a) To eliminate intercompany receivables and payables.

                        MAJESTIC INVESTOR HOLDINGS, LLC

NOTE 10.  GUARANTOR FINANCIAL INFORMATION--(CONTINUED)

                     CONDENSED CONSOLIDATING BALANCE SHEET
                            AS OF DECEMBER 31, 2002

                                                     MAJESTIC
                                                     INVESTOR       MAJESTIC
                                                    HOLDINGS,       INVESTOR       GUARANTOR      ELIMINATING           TOTAL
                                                       LLC        CAPITAL CORP.   SUBSIDIARIES      ENTRIES          CONSOLIDATED
                                                   ------------   -------------   ------------   -------------       ------------
ASSETS
Current Assets:
  Cash and cash equivalents......................  $  1,007,660   $          --   $ 14,976,164   $          --       $ 15,983,824
  Restricted cash................................       250,000              --             --              --            250,000
  Accounts receivable, net.......................        52,695              --      1,188,488              --          1,241,183
  Inventories....................................            --              --        929,126              --            929,126
  Prepaid expenses and other current assets......       125,620              --      1,558,248              --          1,683,868
  Receivable from related party..................     4,748,371              --         17,430      (4,765,801)(a)             --
  Note receivable from related party.............       700,000              --             --              --            700,000
                                                   ------------   -------------   ------------   -------------       ------------
      Total current assets.......................     6,884,346              --     18,669,456      (4,765,801)        20,788,001
                                                   ------------   -------------   ------------   -------------       ------------
Property, equipment and improvements, net........            --              --    117,297,506              --        117,297,506
Intangible assets, net...........................     5,200,000              --     12,491,746              --         17,691,746
Goodwill.........................................            --              --      5,922,398              --          5,922,398
Other assets:
  Deferred financing costs, net..................     6,714,902              --             --              --          6,714,902
  Restricted cash................................            --              --      1,000,000              --          1,000,000
  Due from related parties.......................   116,816,043              --             --    (116,816,043)(a)             --
  Investment in Subsidiaries.....................    19,959,009              --             --     (19,959,009)                --
  Other assets...................................            --              --      1,624,359                          1,624,359
                                                   ------------   -------------   ------------   -------------       ------------
      Total Assets...............................  $155,574,300   $          --   $157,005,465   $(141,540,853)      $171,038,912
                                                   ============   =============   ============   =============       ============
LIABILITIES AND MEMBER'S EQUITY (DEFICIT)
Current Liabilities:
  Current maturities of long-term
    debt.........................................  $         --   $          --   $    134,084   $          --       $    134,084
  Accounts payable...............................            --              --      2,136,369              --          2,136,369
  Other accrued liabilities:
    Payroll and related..........................            --              --      5,949,275              --          5,949,275
    Interest.....................................     1,473,785              --             --              --          1,473,785
    Progressive jackpot..........................            --              --      2,476,543              --          2,476,543
    Slot club liabilities........................            --              --        738,559              --            738,559
    Other accrued liabilities....................       486,662              --      3,914,716              --          4,401,378
                                                   ------------   -------------   ------------   -------------       ------------
      Total current liabilities..................     1,960,447              --     15,349,546              --         17,309,993
                                                   ------------   -------------   ------------   -------------       ------------
Due to related parties...........................            --              --    121,581,844    (121,581,844)(a)             --
Long-term debt, net of current
  maturities.....................................   145,531,448     145,531,448        115,066    (145,531,448)(b)    145,646,514
                                                   ------------   -------------   ------------   -------------       ------------
      Total Liabilities..........................   147,491,895     145,531,448    137,046,456    (267,113,292)       162,956,507
  Member's Equity (Deficit)......................     8,082,405    (145,531,448)    19,959,009     125,572,439(b)       8,082,405
                                                   ------------   -------------   ------------   -------------       ------------
      Total Liabilities and Member's Equity
         (Deficit)...............................  $155,574,300   $          --   $157,005,465   $(141,540,853)      $171,038,912
                                                   ============   =============   ============   =============       ============

---------------
(a) To eliminate intercompany receivables and payables.

(b) As more fully described in Note 6 Long Term Debt, Majestic Investor Capital Corp is a co-obligor of indebtedness issued by Majestic Investor Holdings, LLC. Accordingly, such indebtedness has been presented as an obligation of both the issuer and the co-obligor in the above balance sheet.

                        MAJESTIC INVESTOR HOLDINGS, LLC

NOTE 10.  GUARANTOR FINANCIAL INFORMATION--(CONTINUED)

                CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
                 FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2003

                                              MAJESTIC        MAJESTIC
                                              INVESTOR        INVESTOR       GUARANTOR     ELIMINATING      TOTAL
                                            HOLDINGS, LLC   CAPITAL CORP.   SUBSIDIARIES     ENTRIES     CONSOLIDATED
                                            -------------   -------------   ------------   -----------   ------------
REVENUES:
  Casino..................................   $        --        $  --       $39,000,341    $        --   $39,000,341
  Rooms...................................            --           --         3,862,888             --     3,862,888
  Food and beverage.......................            --           --         5,079,902             --     5,079,902
  Other...................................            --           --           869,979             --       869,979
                                             -----------        -----       -----------    -----------   -----------
     Gross revenues.......................            --           --        48,813,110             --    48,813,110
     Less promotional allowances..........            --           --         5,628,227             --     5,628,227
                                             -----------        -----       -----------    -----------   -----------
     Net revenues.........................            --           --        43,184,883             --    43,184,883
                                             -----------        -----       -----------    -----------   -----------
COSTS AND EXPENSES:
  Casino..................................            --           --        16,505,516             --    16,505,516
  Rooms...................................            --           --         1,695,808             --     1,695,808
  Food and beverage.......................            --           --         2,507,713             --     2,507,713
  Other...................................            --           --           533,985             --       533,985
  Gaming taxes............................            --           --         4,628,311             --     4,628,311
  Advertising and promotion...............            --           --         3,311,241             --     3,311,241
  General and administrative..............       202,516           --         7,492,588             --     7,695,104
  Depreciation and amortization...........       665,819           --         3,148,361             --     3,814,180
                                             -----------        -----       -----------    -----------   -----------
     Total costs and expenses.............       868,335           --        39,823,523             --    40,691,858
                                             -----------        -----       -----------    -----------   -----------
     Operating income (loss)..............      (868,335)          --         3,361,360             --     2,493,025
                                             -----------        -----       -----------    -----------   -----------
OTHER INCOME (EXPENSE):
  Interest income.........................         3,645           --             2,398             --         6,043
  Interest expense........................    (4,421,376)          --            (5,117)            --    (4,426,493)
  Loss on sale of assets..................            --           --            (4,671)            --        (4,671)
  Other non-operating expense.............        (9,582)          --                --             --        (9,582)
  Equity in net income (loss) of
     subsidiaries.........................     3,353,970           --                --     (3,353,970)           --
     Total other expense..................    (1,073,343)          --            (7,390)    (3,353,970)   (4,434,703)
                                             -----------        -----       -----------    -----------   -----------
     Net income (loss)....................   $(1,941,678)       $  --       $ 3,353,970    $(3,353,970)  $(1,941,678)
                                             ===========        =====       ===========    ===========   ===========

                        MAJESTIC INVESTOR HOLDINGS, LLC

NOTE 10.  GUARANTOR FINANCIAL INFORMATION--(CONTINUED)

                CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
                 FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2002

                                              MAJESTIC        MAJESTIC
                                              INVESTOR        INVESTOR       GUARANTOR     ELIMINATING      TOTAL
                                            HOLDINGS, LLC   CAPITAL CORP.   SUBSIDIARIES     ENTRIES     CONSOLIDATED
                                            -------------   -------------   ------------   -----------   ------------
REVENUES:
  Casino..................................   $        --         $--        $41,842,819    $        --   $41,842,819
  Rooms...................................            --          --          3,809,375             --     3,809,375
  Food and beverage.......................            --          --          4,681,423             --     4,681,423
  Other...................................            --          --          1,027,702             --     1,027,702
                                             -----------         ---        -----------    -----------   -----------
     Gross revenues.......................            --          --         51,361,319             --    51,361,319
     Less promotional allowances..........            --          --          5,784,991             --     5,784,991
                                             -----------         ---        -----------    -----------   -----------
     Net revenues.........................            --          --         45,576,328             --    45,576,328
                                             -----------         ---        -----------    -----------   -----------
COSTS AND EXPENSES:
  Casino..................................            --          --         17,500,235             --    17,500,235
  Rooms...................................            --          --          1,717,113             --     1,717,113
  Food and beverage.......................            --          --          2,604,410             --     2,604,410
  Other...................................            --          --            396,134             --       396,134
  Gaming taxes............................            --          --          4,981,141             --     4,981,141
  Advertising and promotion...............            --          --          2,827,045             --     2,827,045
  General and administrative..............         8,175          --          7,173,272             --     7,181,447
  Depreciation and amortization...........       657,668          --          3,167,672             --     3,825,340
                                             -----------         ---        -----------    -----------   -----------
     Total costs and expenses.............       665,843          --         40,367,022             --    41,032,865
                                             -----------         ---        -----------    -----------   -----------
     Operating income (loss)..............      (665,843)         --          5,209,306             --     4,543,463
                                             -----------         ---        -----------    -----------   -----------
OTHER INCOME (EXPENSE):
  Interest income.........................        19,190          --             14,030             --        33,220
  Interest expense........................    (4,454,389)         --             (8,574)            --    (4,462,963)
  Loss on sale of assets..................            --          --             (9,889)            --        (9,889)
  Other non-operating expenses............       (10,931)         --                 --             --       (10,931)
  Equity in net income (loss) of
     subsidiaries.........................     5,204,873          --                 --     (5,204,873)           --
                                             -----------         ---        -----------    -----------   -----------
     Total other expense..................       758,743          --             (4,433)    (5,204,873)   (4,450,563)
                                             -----------         ---        -----------    -----------   -----------
  Net income (loss).......................   $    92,900         $--        $ 5,204,873    $(5,204,873)  $    92,900
                                             ===========         ===        ===========    ===========   ===========

                        MAJESTIC INVESTOR HOLDINGS, LLC

NOTE 10.  GUARANTOR FINANCIAL INFORMATION--(CONTINUED)

                CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003

                                               MAJESTIC        MAJESTIC
                                               INVESTOR        INVESTOR       GUARANTOR     ELIMINATING       TOTAL
                                             HOLDINGS, LLC   CAPITAL CORP.   SUBSIDIARIES     ENTRIES      CONSOLIDATED
                                             -------------   -------------   ------------   ------------   ------------
REVENUES:
  Casino...................................  $         --        $  --       $117,977,522   $         --   $117,977,522
  Rooms....................................            --           --         11,246,586             --     11,246,586
  Food and beverage........................            --           --         14,695,689             --     14,695,689
  Other....................................            --           --          2,503,455             --      2,503,455
                                             ------------        -----       ------------   ------------   ------------
     Gross revenues........................            --           --        146,423,252             --    146,423,252
     Less promotional allowances...........            --           --         16,789,768             --     16,789,768
                                             ------------        -----       ------------   ------------   ------------
     Net revenues..........................            --           --        129,633,484             --    129,633,484
                                             ------------        -----       ------------   ------------   ------------
COSTS AND EXPENSES:
  Casino...................................            --           --         48,676,222             --     48,676,222
  Rooms....................................            --           --          4,882,991             --      4,882,991
  Food and beverage........................            --           --          7,570,063             --      7,570,063
  Other....................................            --           --          1,354,042             --      1,354,042
  Gaming taxes.............................            --           --         13,662,931             --     13,662,931
  Advertising and promotion................            --           --          9,855,194             --      9,855,194
  General and administrative...............       225,203           --         20,951,949             --     21,177,152
  Depreciation and amortization............     1,997,376           --          9,178,818             --     11,176,194
                                             ------------        -----       ------------   ------------   ------------
     Total costs and expenses..............     2,222,579           --        116,132,210             --    118,354,789
                                             ------------        -----       ------------   ------------   ------------
     Operating income (loss)...............    (2,222,579)          --         13,501,274             --     11,278,695
                                             ------------        -----       ------------   ------------   ------------
OTHER INCOME (EXPENSE):
  Interest income..........................        28,916           --             11,272             --         40,188
  Interest expense.........................   (13,264,175)          --            (17,403)            --    (13,281,578)
  Gain on sale of assets...................            --           --             20,290             --         20,290
  Other non-operating expense..............       (28,482)          --                 --             --        (28,482)
                                             ------------        -----       ------------   ------------   ------------
  Equity in net income (loss) of
     subsidiaries..........................    13,515,433           --                 --    (13,515,433)            --
     Total other income (expense)..........       251,692           --             14,159    (13,515,433)   (13,249,582)
                                             ------------        -----       ------------   ------------   ------------
     Net income (loss).....................  $ (1,970,887)       $  --       $ 13,515,433   $(13,515,433)  $ (1,970,887)
                                             ============        =====       ============   ============   ============

                        MAJESTIC INVESTOR HOLDINGS, LLC

NOTE 10.  GUARANTOR FINANCIAL INFORMATION--(CONTINUED)

                CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2002

                                                MAJESTIC        MAJESTIC
                                                INVESTOR        INVESTOR       GUARANTOR     ELIMINATING       TOTAL
                                              HOLDINGS, LLC   CAPITAL CORP.   SUBSIDIARIES     ENTRIES      CONSOLIDATED
                                              -------------   -------------   ------------   ------------   ------------
REVENUES:
  Casino....................................  $         --         $--        $124,623,911   $         --   $124,623,911
  Rooms.....................................            --          --          11,836,761             --     11,836,761
  Food and beverage.........................            --          --          14,127,355             --     14,127,355
  Other.....................................            --          --           2,893,704             --      2,893,704
                                              ------------         ---        ------------   ------------   ------------
     Gross revenues.........................            --          --         153,481,731             --    153,481,731
     Less promotional allowances............            --          --          17,662,744             --     17,662,744
                                              ------------         ---        ------------   ------------   ------------
     Net revenues...........................            --          --         135,818,987             --    135,818,987
                                              ------------         ---        ------------   ------------   ------------
COSTS AND EXPENSES:
  Casino....................................            --          --          52,501,936             --     52,501,936
  Rooms.....................................            --          --           4,975,786             --      4,975,786
  Food and beverage.........................            --          --           7,781,206             --      7,781,206
  Other.....................................            --          --           1,171,389             --      1,171,389
  Gaming taxes..............................            --          --          14,779,969             --     14,779,969
  Advertising and promotion.................            --          --           9,777,719             --      9,777,719
  General and administrative................        19,878          --          20,538,102             --     20,557,980
  Depreciation and amortization.............     1,930,193          --           8,775,312             --     10,705,505
  Pre-opening expenses......................       124,269          --                  --             --        124,269
                                              ------------         ---        ------------   ------------   ------------
     Total costs and expenses...............     2,074,340          --         120,301,419             --    122,375,759
                                              ------------         ---        ------------   ------------   ------------
     Operating income (loss)................    (2,074,340)         --          15,517,568             --     13,443,228
                                              ------------         ---        ------------   ------------   ------------
OTHER INCOME (EXPENSE):
  Interest income...........................        53,988          --              41,036             --         95,024
  Interest expense..........................   (13,546,708)         --             (25,113)            --    (13,571,821)
  Loss on sale of assets....................            --          --              (9,311)            --         (9,311)
  Other non-operating expenses..............       (38,306)         --                  --             --        (38,306)
  Equity in net income (loss) of
     subsidiaries...........................    15,524,180          --                  --    (15,524,180)            --
                                              ------------         ---        ------------   ------------   ------------
     Total other income (expense)...........     1,993,154          --               6,612    (15,524,180)   (13,524,414)
                                              ------------         ---        ------------   ------------   ------------
     Net income (loss)......................  $    (81,186)        $--        $ 15,524,180   $(15,524,180)  $    (81,186)
                                              ============         ===        ============   ============   ============

                        MAJESTIC INVESTOR HOLDINGS, LLC

NOTE 10.  GUARANTOR FINANCIAL INFORMATION--(CONTINUED)

                CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003

                                                    MAJESTIC        MAJESTIC
                                                    INVESTOR        INVESTOR       GUARANTOR     ELIMINATING      TOTAL
                                                  HOLDINGS, LLC   CAPITAL CORP.   SUBSIDIARIES     ENTRIES     CONSOLIDATED
                                                  -------------   -------------   ------------   -----------   ------------
NET CASH PROVIDED BY (USED IN) OPERATING
  ACTIVITIES:...................................   $(9,415,600)        $--        $ 21,769,136       $--       $12,353,536
                                                   -----------         ---        ------------       ---       -----------
CASH FLOWS FROM INVESTING
  ACTIVITIES:
  Increase in restricted cash...................      (250,000)         --                  --        --          (250,000)
  Acquisition of property and equipment.........            --          --          (5,927,999)       --        (5,927,999)
  Proceeds from sale of equipment...............            --          --              41,469        --            41,469
                                                   -----------         ---        ------------       ---       -----------
     Net cash used in investing activities......      (250,000)         --          (5,886,530)       --        (6,136,530)
                                                   -----------         ---        ------------       ---       -----------
CASH FLOWS FROM FINANCING
  ACTIVITIES:
  Issuance cost for the 9 1/2% senior secured
     notes......................................        (2,337)         --                  --        --            (2,337)
  Proceeds from notes receivables affiliates....       700,000          --                  --        --           700,000
  Advances to (from) affiliates.................    18,000,000          --         (18,000,000)       --                --
  Repayment of long term debt...................            --          --            (114,014)       --          (114,014)
  Distribution to Barden Development, Inc.......    (2,932,696)         --                  --        --        (2,932,696)
                                                   -----------         ---        ------------       ---       -----------
     Net cash provided by (used in) financing
       activities...............................    15,764,967          --         (18,114,014)       --        (2,349,047)
                                                   -----------         ---        ------------       ---       -----------
Net increase (decrease) in cash and cash
  equivalents...................................     6,099,367          --          (2,231,408)       --         3,867,959
Cash and cash equivalents, beginning of
  period........................................     1,007,660          --          14,976,164        --        15,983,824
                                                   -----------         ---        ------------       ---       -----------
Cash and cash equivalents, end of period........   $ 7,107,027         $--        $ 12,744,756       $--       $19,851,783
                                                   ===========         ===        ============       ===       ===========

                        MAJESTIC INVESTOR HOLDINGS, LLC

NOTE 10.  GUARANTOR FINANCIAL INFORMATION--(CONTINUED)

                CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2002

                                                 MAJESTIC        MAJESTIC
                                                 INVESTOR        INVESTOR       GUARANTOR     ELIMINATING       TOTAL
                                               HOLDINGS, LLC   CAPITAL CORP.   SUBSIDIARIES     ENTRIES      CONSOLIDATED
                                               -------------   -------------   ------------   -----------    ------------
NET CASH PROVIDED BY (USED IN) OPERATING
  ACTIVITIES:................................  $(10,568,902)       $  --       $22,405,364    $ 3,045,497(a) $14,881,959
                                               ------------        -----       -----------    -----------    -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Acquisition related costs..................      (986,158)          --                --             --       (986,158)
  Proceeds from seller for purchase price
     adjustment..............................     3,800,000           --                --             --      3,800,000
  Acquisition of property and equipment......            --           --        (3,918,301)            --     (3,918,301)
  Decrease in prepaid leases and deposits....            --           --                --             --             --
  Proceeds from sale of equipment............            --           --            43,867             --         43,867
                                               ------------        -----       -----------    -----------    -----------
     Net cash provided by (used in) investing
       activities............................     2,813,842           --        (3,874,434)            --     (1,060,592)
                                               ------------        -----       -----------    -----------    -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Issuance cost for the 11.653% senior
     secured notes...........................    (1,410,945)          --                --             --     (1,410,945)
  Proceeds from line of credit...............     2,500,000           --                --             --      2,500,000
  Repayment of line of credit................    (9,000,000)          --                --             --     (9,000,000)
  Advances to (from) affiliates..............    23,320,991           --       (20,275,494)    (3,045,497)(a)          --
  Repayment of long term debt................            --           --          (104,808)            --       (104,808)
  Distribution to Barden Development, Inc....    (1,844,206)          --                --             --     (1,844,206)
                                               ------------        -----       -----------    -----------    -----------
     Net cash provided by (used in) financing
       activities............................    13,565,840           --       (20,380,302)    (3,045,497)    (9,859,959)
                                               ------------        -----       -----------    -----------    -----------
Net increase (decrease) in cash and cash
  equivalents................................     5,810,780           --        (1,849,372)            --      3,961,408
Cash and cash equivalents, beginning of
  period.....................................       498,363           --        17,206,452             --     17,704,815
                                               ------------        -----       -----------    -----------    -----------
Cash and cash equivalents, end of period.....  $  6,309,143        $  --       $15,357,080    $        --    $21,666,223
                                               ============        =====       ===========    ===========    ===========

---------------

(a) To eliminate intercompany receivables and payables.

                        MAJESTIC INVESTOR HOLDINGS, LLC

To the Members of
Majestic Investor Holdings, LLC:

     In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, of changes in member's equity, and of cash flows present fairly, in all material respects, the financial position of Majestic Investor Holdings, LLC and its subsidiaries at December 31, 2002 and December 31, 2001, and the results of their operations and their cash flows for the year ended December 31, 2002 and for the period from (inception) September 14, 2001 through December 31, 2001, in conformity with accounting principles generally accepted in the United States of America. In addition, in our opinion, the financial statement schedule of Majestic Investor Holdings, LLC listed in the index appearing on page F-2 presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements. These financial statements and financial statement schedule are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     As more fully explained in Note 2, the Company changed its method of accounting for gains and losses on early retirement of debt in connection with its adoption of Financial Accounting Standards Board Statement No. 145.

/s/ PRICEWATERHOUSECOOPERS LLP

Las Vegas, Nevada
February 23, 2003, except for Note 11,
as to which the date is March 17, 2003
and Note 2, as to which
the date is May 15, 2003

                        MAJESTIC INVESTOR HOLDINGS, LLC

                          CONSOLIDATED BALANCE SHEETS

                                                              DECEMBER 31,   DECEMBER 31,
                                                                  2002           2001
                                                              ------------   ------------
ASSETS
Current Assets:
  Cash and cash equivalents.................................  $ 15,983,824   $ 17,704,815
  Restricted cash...........................................       250,000             --
  Accounts receivable, less allowance for doubtful accounts
     of $239,066 and $248,042, respectively.................     1,241,183      1,464,834
  Inventories...............................................       929,126        957,564
  Prepaid expenses..........................................     1,644,735      1,212,653
  Due from seller...........................................            --         98,913
  Note receivable from related party........................       700,000        700,000
  Other.....................................................        39,133         15,552
                                                              ------------   ------------
       Total current assets.................................    20,788,001     22,154,331
                                                              ------------   ------------

Property, equipment and improvements, net...................   117,297,506    122,427,962
Intangible assets, net......................................    17,691,746     19,290,753
Goodwill....................................................     5,922,398     10,602,250

Other Assets:
  Deferred financing costs, net of accumulated amortization
     of $1,407,041 and $83,897, respectively................     6,714,902      7,023,706
  Restricted cash...........................................     1,000,000      1,000,000
  Other assets, prepaid leases and deposits.................     1,624,359        945,618
                                                              ------------   ------------
       Total other assets...................................     9,339,261      8,969,324
                                                              ------------   ------------
       Total Assets.........................................  $171,038,912   $183,444,620
                                                              ============   ============

LIABILITIES AND MEMBER'S EQUITY
Current Liabilities:
  Current maturities of long-term debt......................  $    134,084   $  6,656,574
  Accounts payable..........................................     2,136,369      1,946,730
  Other accrued liabilities:
     Payroll and related....................................     5,949,275      5,006,114
     Interest...............................................     1,473,785      1,208,779
     Progressive jackpots...................................     2,476,543      2,274,050
     Slot club liability....................................       738,559      2,241,876
     Other accrued liabilities..............................     4,401,378      5,060,069
                                                              ------------   ------------
       Total current liabilities............................    17,309,993     24,394,192
                                                              ------------   ------------
Due to related parties......................................            --      1,177,829
Long-term debt, net of current maturities...................   145,646,514    145,340,304
                                                              ------------   ------------
       Total Liabilities....................................   162,956,507    170,912,325
Commitments and contingencies
Member's Equity:............................................     8,082,405     12,532,295
                                                              ------------   ------------
       Total Liabilities and Member's Equity................  $171,038,912   $183,444,620
                                                              ============   ============

  The accompanying notes are an integral part of these consolidated financial statements.

                        MAJESTIC INVESTOR HOLDINGS, LLC

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                      FOR THE PERIOD
                                                                                      FROM INCEPTION
                                                                                   (SEPTEMBER 14, 2001)
                                                              FOR THE YEAR ENDED         THROUGH
                                                              DECEMBER 31, 2002     DECEMBER 31, 2001
                                                              ------------------   --------------------
REVENUES:
  Casino....................................................     $161,189,334          $10,358,799
  Rooms.....................................................       15,495,620            1,079,456
  Food and beverage.........................................       19,470,500            1,189,804
  Other.....................................................        3,604,744              203,858
                                                                 ------------          -----------
     Gross revenues.........................................      199,760,198           12,831,917
     Less promotional allowances............................      (30,348,133)          (2,310,848)
                                                                 ------------          -----------
     Net revenues...........................................      169,412,065           10,521,069
COSTS AND EXPENSES:
  Casino....................................................       60,822,128            4,111,503
  Rooms.....................................................        9,014,354              628,910
  Food and beverage.........................................       11,267,235              706,947
  Other.....................................................        1,559,861              108,732
  Gaming taxes..............................................       17,950,757              808,464
  Advertising and promotion.................................       13,282,926              926,226
  General and administrative................................       24,977,991            1,569,643
  Depreciation and amortization.............................       14,460,322              920,648
  Loss on disposal of assets................................           14,069                   --
  Pre-opening expenses......................................           13,391            1,018,234
                                                                 ------------          -----------
     Total costs and expenses...............................      153,363,034           10,799,307
                                                                 ------------          -----------
     Operating income (loss)................................       16,049,031             (278,238)
                                                                 ------------          -----------
OTHER INCOME (EXPENSE):
  Interest income...........................................          135,830              218,201
  Interest expense..........................................      (18,117,818)          (1,210,860)
  Other non-operating expense...............................          (41,684)                  --
  Gain on bond redemption...................................           68,957                   --
                                                                 ------------          -----------
     Total other expense....................................      (17,954,715)            (992,659)
     Net loss...............................................     $ (1,905,684)         $(1,270,897)
                                                                 ============          ===========

  The accompanying notes are an integral part of these consolidated financial statements.

                        MAJESTIC INVESTOR HOLDINGS, LLC

             CONSOLIDATED STATEMENTS OF CHANGES IN MEMBER'S EQUITY
     FOR THE YEAR ENDED DECEMBER 31, 2002 AND FOR THE PERIOD FROM INCEPTION
                 (SEPTEMBER 14, 2001) THROUGH DECEMBER 31, 2001

                                                                   TOTAL
                                                              MEMBERS' EQUITY
                                                              ---------------
Contribution from Majestic Investor, LLC....................    $ 8,803,192
Contribution from Majestic Investor, LLC....................      5,000,000
Net loss....................................................     (1,270,897)
                                                                -----------
BALANCE, DECEMBER 31, 2001..................................     12,532,295
Net loss....................................................     (1,905,684)
Distribution paid to Barden Development, Inc................     (2,544,206)
                                                                -----------
BALANCE, DECEMBER 31, 2002..................................    $ 8,082,405
                                                                ===========

  The accompanying notes are an integral part of these consolidated financial statements.

                        MAJESTIC INVESTOR HOLDINGS, LLC

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                               INCEPTION
                                                                             (SEPTEMBER 14,
                                                                                 2001)
                                                               YEAR ENDED       THROUGH
                                                              DECEMBER 31,    DECEMBER 31,
                                                                  2002            2001
                                                              ------------   --------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss....................................................  $ (1,905,684)  $  (1,270,897)
Adjustments to reconcile net loss to net cash provided by
  operating activities:
  Depreciation..............................................     9,843,712         642,472
  Amortization..............................................     4,616,610         278,176
  Loss on sale of assets....................................        14,069              --
  Gain on redemption of bonds...............................       (68,957)             --
Changes in operating assets and liabilities:
  Decrease (increase) in accounts receivable................       325,118        (532,843)
  Decrease in inventories...................................        28,438          20,886
  Increase in prepaid expenses..............................      (817,442)       (296,365)
  Decrease (increase) in other assets.......................       788,685         (24,503)
  Decrease (increase) in accounts payable...................        (6,733)        394,988
  Decrease in amounts due to related parties, net...........      (836,249)         (8,665)
  Increase in accrued payroll and related expenses..........       856,711              --
  Increase in accrued interest..............................       265,006       1,208,779
  (Decrease) increase in other accrued liabilities..........      (758,785)      2,222,443
                                                              ------------   -------------
    Net cash provided by operating activities...............    12,344,499       2,634,471
CASH FLOWS FROM INVESTING ACTIVITIES:
  Payment for purchase of Fitzgeralds, net of cash
    acquired................................................            --    (143,758,152)
  Increase in restricted cash...............................      (250,000)             --
  Acquisition of property, equipment and improvements.......    (5,207,456)       (122,696)
  Payment of acquisition related costs......................      (986,158)             --
  Proceeds from seller from purchase price adjustment.......     3,800,000              --
  Proceeds from sale of equipment...........................        44,267              --
                                                              ------------   -------------
    Net cash used in investing activities...................    (2,599,347)   (143,880,848)
                                                              ------------   -------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from issuance of Investor Holdings senior secured
    notes...................................................            --     145,000,400
  Payment of Investor Holdings senior secured notes issuance
    costs...................................................            --      (6,815,090)
  Member's equity contribution..............................            --       5,000,000
  Contribution from Majestic Investor.......................            --       8,803,191
  Cash advances from related parties........................            --       1,168,273
  Issuance of loan to Barden Development, Inc...............            --        (700,000)
  Line of credit, net.......................................    (6,500,000)      6,500,000
  Payment of Investor Holdings senior secured notes issuance
    costs...................................................    (1,523,568)             --
  Cash paid for redemption of Investor Holdings senior
    secured notes...........................................      (759,038)             --
  Cash paid to reduce long-term debt........................      (139,331)         (5,582)
  Distribution to Barden Development, Inc...................    (2,544,206)             --
                                                              ------------   -------------
    Net cash (used in) provided by financing activities.....   (11,466,143)    158,951,192
                                                              ------------   -------------
Net (decrease) increase in cash and cash equivalents........    (1,720,991)     17,704,815
Cash and cash equivalents, beginning of period..............    17,704,815              --
                                                              ------------   -------------
Cash and cash equivalents, end of period....................  $ 15,983,824   $  17,704,815
                                                              ============   =============
INTEREST PAID:
  Equipment Debt............................................  $      8,391   $       2,081
  Senior Secured Notes -- Fixed Interest 11.653%............  $  8,707,126   $          --
  Lines of credit...........................................  $     98,168   $          --
SUPPLEMENTAL NONCASH OPERATING AND FINANCING ACTIVITIES:
Elimination of slot based progressives......................  $    400,000   $          --
Elimination of slot club....................................  $  1,300,000   $          --

  The accompanying notes are an integral part of these consolidated financial statements.

                        MAJESTIC INVESTOR HOLDINGS, LLC

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.   GENERAL

     Majestic Investor Holdings, LLC (the "Company"), is a wholly-owned subsidiary of Majestic Investor, LLC ("Investor") and an indirect wholly-owned subsidiary of The Majestic Star Casino, LLC ("Majestic Star"), owner and operator of the Majestic Star Casino, a riverboat casino located at Buffington Harbor in Gary, Indiana. The Company is indirectly wholly-owned and controlled by Don H. Barden, the Company's Manager, Chairman, President and Chief Executive Officer.

     On November 22, 2000, Investor entered into a definitive purchase and sale agreement, as amended, with Fitzgeralds Gaming Corporation and certain of its affiliates (the "Seller") to purchase substantially all of the assets of three of its subsidiaries for $149.0 million in cash, subject to adjustment in certain circumstances, plus the assumption of certain liabilities. Investor assigned all of its rights and obligations under the purchase and sale agreement to the Company following the formation of the Company. At the date of assignment, Investor had approximately $8.8 million of assets, no liabilities and $8.8 million of members' equity. Because all entities were under common control the assignment and contribution has been reflected in the consolidated financial statements of the Company as though it occurred as of the beginning of the period.

     On December 6, 2001, the Company completed the acquisition of substantially all of the assets and assumed certain liabilities of Fitzgeralds Las Vegas, Inc., Fitzgeralds Mississippi, Inc., and 101 Main Street Limited Liability Company (collectively the "Fitzgeralds Assets") for approximately $152.7 million (the "Acquisition") (See Note 3). In connection with the Acquisition, the Company formed three new subsidiaries that hold the respective Fitzgeralds Assets and provide gaming and related entertainment to the public. These are Barden Mississippi Gaming, LLC ("Fitzgeralds Tunica"), Barden Colorado Gaming, LLC ("Fitzgeralds Black Hawk"), and Barden Nevada Gaming, LLC ("Fitzgeralds Las Vegas").

     The Company formed Majestic Investor Capital Corp. ("Majestic Investor Capital"), a wholly-owned subsidiary of the Company, to specifically serve as a co-issuer to facilitate the offering of 11.653% Senior Secured Notes ("the Investor Holdings Senior Secured Notes") which proceeds were used to purchase the Fitzgeralds Assets (See Note 6). Majestic Investor Capital does not have any material assets or operations. The three Fitzgeralds brand casinos are "restricted subsidiaries" of the Company under the indenture agreement relating to the Investor Holdings Senior Secured Notes.

     The results of operations for the twenty-five days ended December 31, 2001, since the acquisition on December 7, 2001, are included in our consolidated statement of operations and consolidated statement of cash flows.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Principles of Consolidation--The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All intercompany balances and transactions have been eliminated in consolidation.

     Cash and Cash Equivalents--The Company considers cash equivalents to include short-term investments with original maturities of ninety days or less. Cash equivalents are carried at cost plus accrued interest which approximates fair value. The Company places its cash primarily in checking and money market accounts with high credit quality financial institutions which, at times, have exceeded federally insured limits.

     Restricted Cash--At December 31, 2002 and December 31, 2001, restricted cash of $1.0 million represents U.S. Treasury Notes held in an escrow account for the benefit of certain owners of land leased to Fitzgeralds Las Vegas. Also at December 31, 2002, restricted cash of $250,000 at Majestic Investor Holdings represents a letter of credit for self-insured workers compensation at Fitzgeralds Mississippi and Fitzgeralds Black Hawk.

     Concentration of Credit Risk--Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of casino accounts receivable. The Company extends credit to approved casino customers following background checks and investigations of creditworthiness. An estimated allowance for doubtful accounts is maintained to reduce the Company's receivables to their carrying amount, which approximate fair value. Management believes that as of December 31, 2002, no significant concentrations of credit risk existed for which an allowance had not already been determined and recorded.

                        MAJESTIC INVESTOR HOLDINGS, LLC

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)

     Inventories--Inventories, consisting principally of food, beverage, and gift shop items are stated at the lower of cost or market value. Cost is determined by the first-in, first-out method.

     Other Assets--The estimated cost of normal operating quantities (base stock) of china, silverware, glassware, linen, uniforms and utensils has been recorded as an asset and is not being depreciated. Costs of base stock replacements are expensed as incurred. Other assets in the accompanying consolidated balance sheet include $661,488 and $627,473, respectively, of base stock inventories at December 31, 2002 and December 31, 2001.

     Property and Equipment--Property and equipment are stated at cost. Depreciation expense is computed utilizing the straight-line method over the estimated useful lives of the depreciable assets. Certain equipment held under capital leases are classified as property and equipment and amortized using the straight-line method over the lease terms and the related obligations are recorded as liabilities. Costs of major improvements are capitalized; costs of normal repairs and maintenance are charged to expense as incurred. Gains or losses on dispositions of property and equipment are recognized in the consolidated statement of operations when incurred.

     Deferred Financing Costs--Deferred financing costs represent agent's commission, closing costs and professional fees incurred in connection with the issuance of the Investor Holdings Senior Secured Notes and a $15.0 million credit facility with Foothill Capital Corporation ("the Investor Holdings Credit Facility"). Such costs are being amortized over the six year term of the notes and over the four year term of the line of credit, respectively, using the effective interest method and are reflected in depreciation and amortization expense. Amortization of deferred financing costs totalled approximately $2.6 million for the year ended December 31, 2002 and $0.2 million for the period from inception (September 14, 2001) through December 31, 2001.

     Goodwill--Goodwill represents the cost of net assets acquired in excess of their fair value. Goodwill for acquisitions after June 30, 2001 is not subject to amortization but is subject to impairment testing at least annually.

     Intangible Assets--Intangible assets are amortized over their estimated useful lives, generally eight to ten years.

     Casino Revenue--Casino revenue is the net win from gaming activities, which is the difference between gaming wins and losses. Hotel and other revenue is recognized at the time the related service is performed.

     Promotional Allowances--Cash discounts and other cash incentives related to gaming play are recorded as a reduction of gross casino revenues. In addition, the retail value of accommodations, food and beverage, and other services furnished to hotel/ casino guests without charge is included in gross revenue and then deducted as promotional allowances. The estimated departmental cost of providing such promotional allowances is included primarily in casino operating expenses as follows:

                                                                                FOR THE PERIOD FROM (INCEPTION)
                                                               YEAR ENDED             SEPTEMBER 14, 2001
                                                            DECEMBER 31, 2002      THROUGH DECEMBER 31, 2001
                                                            -----------------   -------------------------------
Rooms.....................................................     $ 4,121,861                $  254,918
Food and Beverage.........................................      11,194,141                   837,469
Other.....................................................       1,083,884                    50,543
                                                               -----------                ----------
                                                               $16,399,886                $1,142,930
                                                               ===========                ==========

                        MAJESTIC INVESTOR HOLDINGS, LLC

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)

     The estimated retail value of such promotional allowances is included in operating revenues as follows:

                                                                                FOR THE PERIOD FROM (INCEPTION)
                                                               YEAR ENDED             SEPTEMBER 14, 2001
                                                            DECEMBER 31, 2002      THROUGH DECEMBER 31, 2001
                                                            -----------------   -------------------------------
Rooms.....................................................     $ 5,592,973                $  436,701
Food and Beverage.........................................      11,621,979                   770,142
Other.....................................................         849,824                    50,526
                                                               -----------                ----------
                                                               $18,064,776                $1,257,369
                                                               ===========                ==========

     Pre-Opening Costs--Pre-opening costs are expensed as incurred.

     Federal Income Taxes--The Company is a limited liability corporation which results in the tax attributes of the Company passing through to its Members. Accordingly, federal and state income taxes have not been provided for in the Company's financial statements.

     Advertising Costs--Costs for advertising are expensed as incurred, except costs for direct-response advertising, which are capitalized and amortized over the period of the related program. Direct-response advertising consists primarily of mailing costs associated with the direct-mail programs. Capitalized advertising costs, included in prepaid expense, were immaterial at December 31, 2002 and 2001. Advertising costs included in advertising and promotion expenses were $2,440,021 and $199,337, respectively, for the year ended December 31, 2002 and for the period from inception (September 14, 2001) through December 31, 2001, respectively.

     Long-Lived Assets--Long-lived assets and certain identifiable intangibles held and used by the Company are reviewed for impairment when events or changes in circumstances warrant such a review. The carrying value of a long-lived or intangible asset is considered impaired when the anticipated undiscounted cash flow from such asset is less than its carrying value. In that event, an impairment loss is recognized. Losses on long-lived assets to be disposed of are determined in a similar manner, except that fair values are reduced for the cost of disposition. Effective January 1, 2002 SFAS 142 requires annual impairment review of all intangible assets with indefinite lives. The Company performed an impairment test of its intangible assets with indefinite lives during the year 2002 and concluded that there was no impairment. See Note 5.

     Casino Club Liability--The Company has established a promotional club (the "Casino Club") to encourage repeat business from frequent and active slot machine customers and table games patrons. Members earn points based on gaming activity and such points can be redeemed for cash. The Company accrues for club points based upon the estimates for expected redemptions.

     Self-Insurance Liability--The Company maintains accruals for self-insured health costs, which is classified in other accrued liabilities in the consolidated balance sheet. Management determines the estimate of these accruals by periodically evaluating the historical experience and projects trends related to these accruals. Actual results could differ from these estimates.

     Progressive Liability--The Company maintains a number of progressive slot machines and table games. As wagers are made on the respective progressive games, the amount available to win (to be paid out when the appropriate jackpots are hit) increases. The Company has recorded the progressive jackpots as a liability with a corresponding charge against casino revenue.

     Fair Value of Financial Instruments--The Company believes, based upon current information, that the carrying value of the Company's cash and cash equivalents, restricted cash, accounts receivable and accounts payable approximates fair value. The Company also estimates that the fair value of its long-term debt approximates its carrying value based on quoted market prices for the same or similar issues.

     Use of Estimates--The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of

                        MAJESTIC INVESTOR HOLDINGS, LLC

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)

the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

     Gains and Losses on Retirement of Indebtedness--In April 2002, the Financial Accounting Standards Board issued Statement No. 145 (SFAS 145) Rescission of FASB Statements Nos. 4, 44 and 64 and Amendment of FASB Statement No. 13. SFAS 145 addresses the presentation for losses on early retirements of debt in the statement of operations. The Company has adopted SFAS 145 and has not presented losses on early retirements of debt as an extraordinary item. Additionally, prior period extraordinary losses have been reclassified to conform to this new presentation. Adoption of SFAS 145 had no impact on the Company's financial condition or cash flows.

     Recently Issued Accounting Pronouncements--In August 2001, the Financial Accounting Standards Board issued Statement No. 143 ("SFAS 143"), "Accounting for Obligations Associated with the Retirement of Long-Lived Assets". Under SFAS 143, the fair value of a liability for an asset retirement obligation is required to be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made. The associated asset retirement costs are capitalized as part of the carrying amount of the long-lived asset. SFAS 143 is effective for fiscal years beginning after June 15, 2002. Adoption of SFAS No. 143 is not anticipated to have a material impact on our financial condition, results of operations or cash flows.

     In April 2002, the Financial Accounting Standards Board issued SFAS 145. SFAS 145 addresses the presentation for gains and losses on early retirements of debt in the statement of operations. SFAS 145 is effective for fiscal years beginning after May 15, 2003. Adoption of SFAS 145 is not anticipated to have a material impact on our financial condition, results of operations or cash flow.

     In June 2002, the Financial Accounting Standard Board issued Statement No. 146 ("SFAS 146") "Accounting for Costs Associated with Exit or Disposal Activities." The provisions of SFAS 146 become effective for exit or disposal activities commenced subsequent to December 31, 2002 and the Company does not expect any impact on its financial condition, results of operations or cash flows.

     In November 2002, the Financial Accounting Standards Board issued FASB Interpretation No. 45 ("FIN 45"), "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Guarantees of Indebtedness of Others." This interpretation elaborates on the disclosures to be made by a guarantor in its interim and an annual financial statement about its obligations under certain guarantees that it has issued. It also clarifies (for guarantees issued after January 1, 2003) that a guarantor is required to recognize at the inception of a guarantee, a liability for the fair value of the obligations undertaken in issuing the guarantee. At December 31, 2002, the Company does not have any guarantees outside of its consolidated group and accordingly does not expect the adoption of FIN 45 to have a material impact on its financial condition, results of operations or cash flows. Disclosures concerning guarantees are found in Notes 6 and 13.

     In January 2003, the Financial Accounting Standards Board issued FASB Interpretation No. 46 ("FIN 46"), "Consolidation of Variable Interest Entities ("VIE")." This interpretation addresses the requirements for business enterprises to consolidate related entities in which they are determined to be the primary economic beneficiary as a result of their variable economic interests. The interpretation is intended to provide guidance in judging multiple economic interest in an entity and in determining the primary beneficiary. The interpretation outlines disclosure requirements for VIEs in existence prior to January 31, 2003, and outlines consolidation requirement for VIEs created after January 31, 2003. The Company has reviewed its major relationships and its overall economic interests with other companies consisting of related parties, companies in which it has an equity position and other suppliers to determine the extent of its variable economic interest in these parties. The review has not resulted in a determination that the Company would be judged to be the primary economic beneficiary in any material relationships, or that any material entities would be judged to be Variable Interest Entities of the Company. The Company believes it has appropriately reported the economic impact and its share of risks of its commercial relationships through its equity accounting along with appropriate disclosure of its commitments.

                        MAJESTIC INVESTOR HOLDINGS, LLC

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)

     Reclassification--The consolidated financial statements and footnotes for prior years reflect certain reclassifications to conform with the current year presentation, which have no effect on previously reported net income.

3.   FITZGERALDS ACQUISITION

     The Company accounted for the Acquisition under the purchase method. Accordingly, the purchase price is allocated to the underlying assets acquired and liabilities assumed based upon their estimated fair values at the date of acquisition. We determined the estimated fair value of property and equipment and intangible assets based upon third-party valuations. The purchase price was determined based upon estimates of future cash flows and the net worth of the assets acquired. Pursuant to the terms of the purchase and sale agreement, the parties agreed to a $3.8 million reduction on May 9, 2002, based upon a negotiated settlement of the value of working capital at December 6, 2001. The $3.8 million reduction went against Goodwill. The following table summarizes the estimated fair value of the assets acquired and the liabilities assumed at the acquisition date.

                                                              AT DECEMBER 6, 2001
                                                              -------------------
                                                                 (IN MILLIONS)
Current assets..............................................        $ 12.2
Property and equipment......................................         122.9
Intangible assets...........................................          19.4
Goodwill....................................................          10.6
Other noncurrent assets.....................................           2.0
                                                                    ------
     Total assets acquired..................................         167.1
                                                                    ------
Current liabilities.........................................          14.0
Other noncurrent liabilities................................           0.4
                                                                    ------
     Total liabilities assumed..............................          14.4
                                                                    ------
Net.........................................................        $152.7
                                                                    ======

     Intangible assets primarily include $9.8 million for customer relationships, $3.7 million for tradename and $5.2 million for gaming licenses. Intangible assets for customer relationships and tradename are being amortized over a period of 8-10 years. In accordance with SFAS 142, goodwill, and other indefinite lived intangible assets such as the Company's gaming license, are not amortized but instead are subject to impairment tests at least annually. (See
Note 5).

     The following unaudited pro forma consolidated financial information has been prepared assuming our acquisition occurred on January 1, 2001.

                                                              FOR THE YEAR ENDED
                                                              DECEMBER 31, 2001
                                                              ------------------
                                                                (UNAUDITED IN
                                                                  THOUSANDS)
Net revenue.................................................       $168,260
Income from operations......................................       $ 14,482
Net income (loss)...........................................       $ (3,542)

     These unaudited pro forma results are presented for comparative purposes only. The pro forma results are not necessarily indicative of what our actual results would have been had the acquisition been completed as of the beginning of the year, or of future results.

                        MAJESTIC INVESTOR HOLDINGS, LLC

4.   PROPERTY AND EQUIPMENT

     Property and equipment at December 31, 2002 and 2001 consists of the following:

                                                                                        ESTIMATED SERVICE
                                                              2002           2001         LIFE (YEARS)
                                                          ------------   ------------   -----------------
Land used in casino operations..........................  $  6,403,375   $  6,403,375            --
Vessel, Buildings & Improvements........................    69,812,270     69,287,364         25-39
Site improvements.......................................    15,971,805     15,870,892          9-15
Barge and improvements..................................    14,691,854     14,655,000         13-15
Furniture, fixtures and equipment.......................    20,050,973     16,157,574          4-10
Construction in progress................................       900,221        696,229
                                                          ------------   ------------
                                                           127,830,498    123,070,434
Less accumulated depreciation...........................   (10,532,992)      (642,472)
                                                          ------------   ------------
     Property and equipment, net........................  $117,297,506   $122,427,962
                                                          ============   ============

     Substantially all property and equipment are pledged as collateral on long-term debt. (See Note 6).

5.   OTHER INTANGIBLE ASSETS

     The gross carrying amount and accumulated amortization of the Company's intangible assets, other than goodwill, as of December 31, 2002 are as follows:

                                                            GROSS CARRYING   ACCUMULATED       NET AMOUNT
                                                                AMOUNT       AMORTIZATION   DECEMBER 31, 2002
                                                            --------------   ------------   -----------------
                                                                             (IN THOUSANDS)
Amortized intangible assets:
  Customer relationships..................................     $ 9,800         $(1,312)          $ 8,488
  Tradename...............................................       3,700            (396)            3,304
  Riverboat excursion license.............................         700              --               700
                                                               -------         -------           -------
       Total..............................................     $14,200         $(1,708)          $12,492
                                                               =======         =======           =======
Unamortized intangible assets:
  Gaming license..........................................     $ 5,200         $    --           $ 5,200
                                                               -------         -------           -------
       Total..............................................     $ 5,200         $    --           $ 5,200
                                                               =======         =======           =======

     The amortization expense recorded on the intangible assets for the year ended December 31, 2002 and for the period from (inception) September 14, 2001 through December 31, 2001 was $1.6 million and $0.1 million, respectively. The estimated amortization expense for each of the five succeeding fiscal years is as follows:

FOR THE YEAR ENDED DECEMBER 31,
-------------------------------
2003........................................................  $1,618
2004........................................................   1,642
2005........................................................   1,642
2006........................................................   1,642
2007........................................................   1,642

                        MAJESTIC INVESTOR HOLDINGS, LLC

6.   LONG-TERM DEBT

     Long-term debt at December 31, 2002 and 2001 is as follows:

                                                                  2002           2001
                                                              ------------   ------------
$152,632,000 senior secured notes payable, net of
unamortized discount of $6,235,552 at 2002 and $7,546,568 at
2001; collateralized by a first priority lien on
substantially all of the assets of Majestic Investor
Holdings, LLC, due in semi-annual installments of interest
at 11.653% on May 31 and November 30; with a final payment
of principal and interest due on November 30, 2007. During
2002, Majestic Investor Holdings, LLC purchased $865,000 of
its senior secured notes....................................  $145,531,448   $145,085,432
$15.0 million four year credit facility established with
Majestic Investor Holdings, LLC, on December 6, 2001
expiring on December 6, 2005; collateralized by
substantially all current and future assets, other than
excluded assets; interest rate at the borrowers choice of
LIBOR plus 2.0% above the base rate which approximates the
prime rate, or the prime rate...............................            --      6,500,000
Equipment and software financing payable at Barden Nevada
Gaming including related use taxes; collateralized by gaming equipment; interest rates from 7.5% to 12.0%; due in
aggregate monthly installments of $13,526 with varying
maturity dates through 2005.................................       249,150        411,446
                                                              ------------   ------------
                                                               145,780,598    151,996,878
Less current maturities.....................................      (134,084)    (6,656,574)
                                                              ------------   ------------
Long-term debt, net of current maturities...................  $145,646,514   $145,340,304
                                                              ============   ============

     The scheduled maturities of long-term debt are as follows:

YEAR ENDING DECEMBER 31,
------------------------
2003........................................................       134,084
2004........................................................        84,984
2005........................................................        30,082
2006........................................................            --
2007........................................................   145,531,448
Thereafter..................................................            --
                                                              ------------
                                                              $145,780,598
                                                              ============

  Investor Holdings Senior Secured Notes

     On December 6, 2001, the Company and Majestic Investor Capital, as co-issuer, issued $152.6 million of 11.653% Senior Secured Notes due 2007. The net proceeds of $145,000,400 from the offering, together with an equity contribution from our member, were utilized to complete the acquisition.

     The Senior Secured Notes bear interest at a fixed rate of 11.653% per annum payable May 31 and November 30 each year, commencing May 31, 2002. Substantially all of the Company's current and future assets other than certain excluded assets are pledged as collateral. The notes rank senior in right of payment to any of the Company's subordinated indebtedness and equally with any of the Company's senior indebtedness.

     In connection with the issuance by the Company and Majestic Investor Capital of $152,632,000 of unregistered 11.653% Senior Secured Notes due 2007 (the "Unregistered Notes") on December 6, 2001, the Company entered in a registration rights agreement pursuant to which the Company agreed to file with the Securities and Exchange Commission ("SEC") a registration statement (the "Registration Statement") to exchange up to $152,632,000 principal amount of 11.653% Senior Secured Notes due 2007 registered under the Securities Act of 1933 (the "Registered Notes") for any and all of its outstanding Unregistered Notes. The registration rights agreement requires the Company to pay liquidated damages to the holders of the

                        MAJESTIC INVESTOR HOLDINGS, LLC

6.   LONG-TERM DEBT--(CONTINUED)

Unregistered Notes if the Registration Statement was not declared effective by the SEC on or prior to April 5, 2002. The Registration Statement was declared effective by the SEC on August 8, 2002 and the Company was required to pay liquidated damages pursuant to the terms of the registration rights agreement for the period from April 6, 2002 until August 8, 2002, at an amount per week per $1,000 principal amount of Registrable Securities equal to $0.05 for the first 90-day period following April 5, 2002, increasing by an additional $0.05 per week with respect to each subsequent 90-day period, up to a maximum amount of $0.20 per week. On May 31, 2002, in connection with the first scheduled interest payment on the Unregistered Notes, the Company made its initial liquidated damages payment of $61,053 to the holders of the Notes. The final liquidated damages payment of $114,474 was paid to the holders of the Unregistered Notes with the scheduled interest payment on November 30, 2002. Pursuant to the Registration Statement, the offer to exchange the Registered Notes for any or all of the Unregistered Notes commenced on August 8, 2002 and was completed on Friday, September 6, 2002 at 5 p.m. Eastern Standard Time.

     On or after November 30, 2005, the Company has the right to redeem notes from time to time at a price that will decrease over time from 105.827% of the principal amount in 2005 to 100% of the principal amount in 2006, plus, in each case, accrued and unpaid interest. Prior to November 30, 2004, the Company may, at its option, apply part of the net proceeds from certain equity offerings, as defined, to redeem up to 35% of the principal amount of the notes at 111.653% of their face amount, plus accrued and unpaid interest

     The Indenture contains covenants, which among other things, restrict the Company's ability to (i) make certain distributions and payments, (ii) incur additional indebtedness, (iii) enter into transactions with affiliates, (iv) sell assets or stock, and (v) merge, consolidate or transfer substantially all of its assets.

     During 2002, the Company purchased for $759,037, plus accrued interest Investor Holdings Senior Secured Notes with a face value of $865,000. The notes, net of unamortized original issue discount, were being carried at value of $827,994. The resulting gain was $68,957.

  Credit Facility

     On December 6, 2001, the Company established a $15.0 million four-year credit facility. The credit facility is collateralized by substantially all of the Company's current and future assets, other than the excluded assets. The lien on the collateral securing the Company's credit facility is senior to the lien on the collateral securing the senior secured notes. The credit facility also contains financial covenants and restrictions on, among other things, indebtedness, investments, distributions and mergers. The interest rate can be at the Company's choice of LIBOR plus 2.0% above the base rate, which approximates prime, or the prime rate.

  Intercreditor Agreement

     In connection with the Company entering into its credit facility, the trustee under the indenture (as collateral agent) entered into an intercreditor agreement with Foothill Capital Corporation, as the lender under the Company's credit facility, which, among other things, subordinates the liens securing the Investor Holdings Senior Secured Notes to the liens securing the indebtedness under the Investor Holdings Credit Facility.

     The intercreditor agreement, among other things, limits the trustee's rights in an event of default under the Investor Holdings Senior secured notes. Under the intercreditor agreement, if the Investor Holdings Senior Secured Notes become due and payable prior to the stated maturity or are not paid in full at the stated maturity at a time during which we have indebtedness outstanding under the Investor Holdings Credit Facility, the trustee will not have the right to foreclose upon the collateral unless and until the lenders under the Investor Holdings Credit Facility fail to take steps to exercise remedies with respect to or in connection with the collateral within 180 days following notice to such lenders of the occurrence of an event of default under the indenture. In addition, the intercreditor agreement prevents the trustee and the holders of the Investor Holdings Senior Secured Notes from pursuing remedies with respect to the collateral in an insolvency proceeding. The intercreditor agreement also provides that the net proceeds from the sale of collateral will first be applied to repay indebtedness

                        MAJESTIC INVESTOR HOLDINGS, LLC

6.   LONG-TERM DEBT--(CONTINUED)

outstanding under the Investor Holdings Credit Facility and thereafter to the holders of the Investor Holdings Senior Secured Notes.

7.   FAIR VALUE OF FINANCIAL INSTRUMENTS

     The following table presents the carrying value and estimated fair value as of December 31, 2002 of the Company's financial instruments. (Refer to Notes 2 and 6).

                                                                  CARRYING       ESTIMATED
                                                                   VALUE         FAIR VALUE
                                                                ------------    ------------
Assets:
  Cash and equivalents......................................    $ 15,983,824    $ 15,983,824
  Restricted cash...........................................    $  1,250,000    $  1,250,000
Liabilities:
  Long-term debt (including capital lease obligations and
     line of credit borrowings).............................    $145,780,598    $145,780,598

8.   SAVINGS PLAN

     The Company contributes to a defined contribution plan which provides for contributions in accordance with the plan document. The plan is available to certain employees with at least one year of service. The Company contributes a matching contribution up to a maximum of 3% of an employee's salary limited to a specified dollar amount as stated in the plan document. The Company's contributions to the plan amounted to $713,608 during the year ended December 31, 2002.

9.   COMMITMENTS AND CONTINGENCIES

  Leases

     The Company has operating leases that cover various office and gaming equipment. Future minimum lease payments for operating leases with initial terms in excess of one year as of December 31, 2002 are as follows:

                  YEAR ENDING DECEMBER 31,
                  ------------------------
2003........................................................    $  757,451
2004........................................................       268,278
2005........................................................        33,890
2006........................................................        15,932
2007........................................................        15,932
Thereafter..................................................        15,932
                                                                ----------
                                                                $1,107,415
                                                                ==========

     Rent expense for the year ended December 31, 2002 and from (inception) September 14, 2001 through December 31, 2001 was approximately $3,159,900 and $363,925, respectively.

  Legal Proceedings

     Various legal proceedings are pending against the Company. Management considers all such pending proceedings, comprised primarily of personal injury and equal employment opportunity (EEO) claims, to be routine litigation incidental to the Company's business. Management believes that the resolution of these proceedings will not individually or in the aggregate, have a material effect on the Company's financial condition or results of operations.

                        MAJESTIC INVESTOR HOLDINGS, LLC

9.   COMMITMENTS AND CONTINGENCIES--(CONTINUED)

  Letter of Credit/Surety Bond

     During the year ended December 31, 2002, a $250,000 letter of credit was issued to secure payment of workers compensation claims at Barden Colorado Gaming, LLC and Barden Mississippi Gaming, LLC. In order to collateralize the letter of credit, the bank, through which the letter of credit was issued, restricted $250,000 of the Company's cash in bank.

     The States of Nevada and Mississippi have required Barden Nevada Gaming, LLC and Barden Mississippi Gaming, LLC to post surety bonds as security for current and future sales and gaming revenue tax obligations. Barden Nevada Gaming, LLC currently has one surety bond in place with the Nevada Department of Taxation in the amount of $122,250. Barden Mississippi Gaming, LLC has four surety bonds; a $600,000 bond in place with the Mississippi State Tax Commission and three $5,000 bonds with the Mississippi Alcoholic Beverage Control. These surety bonds are secured only by personal guarantees of Don H. Barden. If Mr. Barden is required to make payments to the bonding companies as a result of the guarantees, the Company, Barden Nevada Gaming, LLC and Barden Mississippi Gaming, LLC will be obligated to reimburse Mr. Barden for any such payments.

  Gaming Regulations

     The ownership and operation of our casino gaming facilities are subject to various state and local regulations in the jurisdictions where they are located. In Nevada, our gaming operations are subject to the Nevada Gaming Control Act, and to the licensing and regulatory control of the Nevada Gaming Commission, the Nevada State Gaming Control Board and various local ordinances and regulations, including, without limitation, applicable city and county gaming and liquor licensing authorities. In Mississippi, our gaming operations are subject to the Mississippi Gaming Control Act, and to the licensing and/or regulatory control of the Mississippi Gaming Commission, the Mississippi State Tax Commission and various state and local regulatory agencies, including liquor licensing authorities. In Colorado, our gaming operations are subject to the Limited Gaming Act of 1991, which created the Division of Gaming within the Colorado Department of Revenue and the Colorado Limited Gaming Control Commission to license, implement, regulate and supervise the conduct of limited gaming. Our operations are also subject to the Colorado Liquor Code and the state and local liquor licensing authorities. In addition, as The Majestic Star Casino, LLC does business in the State of Indiana, the Company is subject to certain reviews by the Indiana Gaming Commission.

     The Company's directors, officers, managers and key employees are required to hold individual licenses, which requirements vary from jurisdiction to jurisdiction. Licenses and permits for gaming operations and of individual licensees are subject to revocation or non-renewal for cause. Under certain circumstances, holders of our securities are required to secure independent licenses and permits.

  Employment Agreements

     Mr. Don H. Barden serves as the Company's Manager, Chairman, President and Chief Executive Officer and currently receives annual compensation of $370,000 as an employee, pursuant to a letter agreement dated October 22, 2001 with The Majestic Star Casino, LLC.

     Mr. Michael E. Kelly serves as the Company's Manager, Executive Vice President, Chief Operating Officer and Secretary pursuant to a three-year employment agreement with The Majestic Star Casino, LLC dated October 22, 2001. Under this agreement, Mr. Kelly will receive base compensation of $400,000 per year and can also earn annual incentive compensation based upon his performance, the performance of Majestic Star and the performance of the three Fitzgeralds casinos. In addition to such compensation, Mr. Kelly is entitled to term life insurance in an amount equal to $2.5 million and other customary employee benefits, including participation in The Majestic Star Casino, LLC's 401(k) plan, together with a $100,000 signing bonus and an interest free loan in the amount of $200,000 to be repaid in three equal annual installments. Mr. Kelly is also entitled to additional compensation, upon a change in control, equal to his base salary and incentive compensation for the remainder of the term of the agreement, plus 12 months thereafter. Mr. Kelly's employment agreement contains certain non-competition provisions with a duration of 12 months following termination of his employment.

                        MAJESTIC INVESTOR HOLDINGS, LLC

9.   COMMITMENTS AND CONTINGENCIES--(CONTINUED)

     Mr. Jon S. Bennett serves as our Vice President and Chief Financial Officer pursuant to a two-year employment agreement with the Majestic Star Casino, LLC dated October 21, 2002. Under this agreement, Mr. Bennett will receive base compensation of $250,000, subject to annual reviews, and can also earn bonuses subject to the discretion of the President and Chief Executive Officer and Executive Vice President and Chief Operating Officer. In addition to such compensation, Mr. Bennett is entitled to term life insurance in an amount equal to $1.0 million and other customary employee benefits, including participation in the Company's 401(k) plan and reimbursement of relocation expenses. Mr. Bennett is also entitled to additional compensation upon a change in control, equal to the remaining amount due under his employment agreement plus six months of his annual salary following the expiration of his current employment agreement. Mr. Bennett's employment agreement contains certain non-competition provisions with a duration of 12 months if Mr. Bennett should voluntarily terminate his employment within 18 months of the commencement date of his employment agreement.

     The amounts payable pursuant to the agreements with Messrs. Barden, Kelly and Bennett are the responsibility of Majestic Star. As indicated in Note 10, the Company entered into an Expense Reimbursement/Sharing Agreement with Majestic Star whereby the Company will reimburse Majestic Star for a specified percentage of expenses paid by Majestic Star for the Company's corporate overhead.

10. RELATED PARTY TRANSACTIONS

     In September 2000, Majestic Investor, LLC was capitalized by Majestic Star with $9.0 million of capital contributions, including interest thereon. Majestic Investor, LLC subsequently contributed this $9.0 million to the Company in connection with the assignment of its rights and obligations under the Fitzgeralds purchase and sale agreement to the Company.

     On November 22, 2000, Majestic Investor, LLC entered into a definitive purchase and sale agreement, as amended, with Fitzgeralds Gaming Corporation and certain of its affiliates to purchase substantially all of the assets of three of its subsidiaries for $149 million in cash, subject to adjustment in certain circumstances, plus the assumption of certain liabilities. Majestic Investor, LLC assigned all of its rights and obligations under the purchase and sale agreement to the Company following formation of the Company.

     Prior to the consummation of the offering of the Investor Holdings Senior Secured Notes, the Company issued a 35.71% membership interest to Barden Development, Inc. (a company wholly-owned by Mr. Barden and a member of Majestic Star Casino, LLC) ("BDI") in exchange for the contribution by BDI of a note for $5.0 million. BDI subsequently contributed the 35.71% membership interest to Majestic Investor, LLC as additional paid-in-equity. Majestic Investor, LLC currently owns 100% of the membership interests of the Company. BDI, upon closing of the offering of the Senior Secured Notes, contributed $5.0 million to the Company in repayment of the promissory note.

     On September 19, 2001, the Company entered into an agreement with BDI, which was amended and restated on December 5, 2001, effective December 6, 2001, pursuant to which BDI will for act as the Manager of the Company. Distribution of profits to BDI are limited by the Indenture for the Investor Holdings Senior Secured Notes. Distribution's for any fiscal quarter, cannot exceed 1% of net revenues plus 5% of consolidated cash flow for the immediately preceding fiscal quarter, provided that the payment of such distributions are subordinated to the payment in full of principal, interest, premium and liquidated damages, as defined, if any, then due on the Investor Holdings Senior Secured Notes. During the year ended December 31, 2002, the Company made distributions of approximately $2,544,000 to BDI.

     On October 22, 2001, the Company entered into an Expense Reimbursement/Sharing Agreement with Majestic Star, pursuant to which the Company and its restricted subsidiaries will each reimburse Majestic Star for a specified percentage of the documented out-of-pocket expenses paid by Majestic Star for the Company's corporate overhead, including (i) the costs and expenses of executives and certain other employees, including, but not limited to, salaries, bonuses, benefit payments, insurance, and supplies, (ii) rent and
(iii) other similar costs and expenses.

                        MAJESTIC INVESTOR HOLDINGS, LLC

10. RELATED PARTY TRANSACTIONS--(CONTINUED)

     Interest of $185,750 on a $2.0 million note made by Majestic Investor, LLC to BDI which was later assigned to the Company was outstanding at December 31, 2001. BDI paid the principal of the note in conjunction with the closing of the acquisition on December 6, 2001. The interest was paid on May 24, 2002.

11. SUBSEQUENT EVENTS

     In December 2001, the Company issued a $700,000 note to BDI. The note bears interest at a rate of 7% per annum. The principal and accrued but unpaid interest were due and payable in full on December 12, 2002. The principal and accrued interest was paid on March 17, 2003.

12. SEGMENT INFORMATION

     The Company owns and operates three properties as follows: a casino and hotel located in downtown Las Vegas, Nevada; a casino and hotel located in Tunica, Mississippi; and a casino located in Black Hawk, Colorado (collectively, the "Properties"). The Company identifies its business in three segments based on geographic location. The Properties market in each of their segments primarily to middle-income guests, emphasizing their Fitzgeralds brand and their "Fitzgerald Irish Luck" theme. The major products offered in each segment are as follows: casino, hotel (except for Fitzgeralds Black Hawk) and food and beverage.

     The accounting policies of each business segment are the same as those described in the summary of significant accounting policies. There are minimal inter-segment sales. Corporate costs are allocated to the business segment through management fees.

     A summary of the Properties' operations by business segment for the year ended December 31, 2002 and for the period from inception (September 14, 2001) through December 31, 2001 is presented below:

                                                                                     FOR THE PERIOD
                                                                                     FROM INCEPTION
                                                                                  (SEPTEMBER 14, 2001)
                                                                    AS OF               THROUGH
                                                              DECEMBER 31, 2002    DECEMBER 31, 2001
                                                              -----------------   --------------------
                                                                           (IN THOUSANDS)
Net revenues:
  Fitzgeralds Tunica........................................      $  87,388            $   5,368
  Fitzgeralds Black Hawk....................................         33,109                2,072
  Fitzgeralds Las Vegas.....................................         48,915                3,081
  Unallocated and other(1)..................................             --                   --
                                                                  ---------            ---------
       Total................................................      $ 169,412            $  10,521
                                                                  =========            =========
Income (loss) from operations:
  Fitzgeralds Tunica........................................      $  14,281            $     654
  Fitzgeralds Black Hawk....................................          6,715                  674
  Fitzgeralds Las Vegas.....................................         (1,977)                (393)
  Unallocated and other(1)..................................         (2,956)              (1,213)
                                                                  ---------            ---------
       Total................................................      $  16,063            $    (278)
                                                                  =========            =========
Segment depreciation and amortization:
  Fitzgeralds Tunica........................................      $   7,373            $     485
  Fitzgeralds Black Hawk....................................          1,538                  100
  Fitzgeralds Las Vegas.....................................          2,952                  167
  Unallocated and other(1)..................................          2,597                  169
                                                                  ---------            ---------
       Total................................................      $  14,460            $     921
                                                                  =========            =========

                        MAJESTIC INVESTOR HOLDINGS, LLC

12. SEGMENT INFORMATION--(CONTINUED)


                                                                                     FOR THE PERIOD
                                                                                     FROM INCEPTION
                                                                                  (SEPTEMBER 14, 2001)
                                                                    AS OF               THROUGH
                                                              DECEMBER 31, 2002    DECEMBER 31, 2001
                                                              -----------------   --------------------
                                                                           (IN THOUSANDS)
Expenditures for additions to long-lived assets:
  Fitzgeralds Tunica........................................      $   2,549            $     100
  Fitzgeralds Black Hawk....................................          1,177                   --
  Fitzgeralds Las Vegas.....................................          1,481                   23
  Unallocated and other(1)..................................             --                   --
                                                                  ---------            ---------
       Total................................................      $   5,207            $     123
                                                                  =========            =========
Segment assets:
  Fitzgeralds Tunica........................................      $  88,307            $  91,338
  Fitzgeralds Black Hawk....................................         30,468               30,915
  Fitzgeralds Las Vegas.....................................         38,231               45,171
  Unallocated and other(1)..................................        155,574              167,813
                                                                  ---------            ---------
       Total................................................      $ 312,580            $ 335,237
  Less: Intercompany........................................       (141,541)            (151,792)
                                                                  ---------            ---------
       Total................................................      $ 171,039            $ 183,445
                                                                  =========            =========

---------------
(1) Unallocated and other include certain corporate items and eliminations that are not allocated to the operating segments.

13. SUPPLEMENTAL GUARANTOR FINANCIAL INFORMATION

     The Company's $151.8 million, 11.653% Senior Secured Notes (See Note 6) are unconditionally and irrevocably guaranteed, jointly and severally, by all of the restricted subsidiaries of the Company. The guarantees rank senior in right of payment to all existing and future subordinated indebtedness of these restricted subsidiaries and equal in right of payment with all existing and future senior indebtedness of these restricted subsidiaries.

     The following condensed consolidating information presents condensed consolidating financial statements as of December 31, 2002 and December 31, 2001, for the year ended December 31, 2002 and for the period of inception (September 14, 2001) through December 31, 2001, of the Company, the guarantor subsidiaries (on a combined basis) and the elimination entries necessary to combine such entities on a consolidated basis.

                        MAJESTIC INVESTOR HOLDINGS, LLC

13. SUPPLEMENTAL GUARANTOR FINANCIAL INFORMATION--(CONTINUED)

         CONDENSED CONSOLIDATING BALANCE SHEETS AS OF DECEMBER 31, 2002

                                         MAJESTIC INVESTOR   MAJESTIC INVESTOR    GUARANTOR      ELIMINATING            TOTAL
                                           HOLDINGS, LLC       CAPITAL CORP.     SUBSIDIARIES      ENTRIES           CONSOLIDATED
                                         -----------------   -----------------   ------------   --------------       ------------
ASSETS
Current Assets:
  Cash and cash equivalents............    $  1,007,660        $          --     $ 14,976,164   $           --       $ 15,983,824
  Restricted cash......................         250,000                   --               --               --            250,000
  Accounts receivable (net)............          52,695                   --        1,188,488               --          1,241,183
  Inventories..........................              --                   --          929,126               --            929,126
  Prepaid expenses and other current
    assets.............................       5,573,991                   --        1,575,678       (4,765,801)(a)      2,383,868
                                           ------------        -------------     ------------   --------------       ------------
    Total current assets...............       6,884,346                   --       18,669,456       (4,765,801)        20,788,001
                                           ------------        -------------     ------------   --------------       ------------
Property and equipment, net............              --                   --      117,297,506               --        117,297,506
Intangible assets, net.................       5,200,000                   --       12,491,746               --         17,691,746
Due from related parties...............     116,816,043                   --               --     (116,816,043)(b)             --
Other assets...........................       6,714,902                   --        8,546,757                          15,261,659
Investment in subsidiaries.............      19,959,009                   --               --      (19,959,009)(b)             --
                                           ------------        -------------     ------------   --------------       ------------
    Total Assets.......................    $155,574,300        $          --     $157,005,465   $ (141,540,853)      $171,038,912
                                           ============        =============     ============   ==============       ============
LIABILITIES AND MEMBER'S EQUITY
Current Liabilities:
  Current maturities of long-term
    debt...............................    $         --        $          --     $    134,084   $           --       $    134,084
  Accounts payable, accrued and
    other..............................       1,960,447                   --       15,215,462               --         17,175,909
                                           ------------        -------------     ------------   --------------       ------------
    Total current liabilities..........       1,960,447                   --       15,349,546               --         17,309,993
                                           ------------        -------------     ------------   --------------       ------------
Due to related parties.................              --                   --      121,581,844     (121,581,844)(b)             --
Long-term debt, net of current
  maturities...........................     145,531,448          145,531,448          115,066     (145,531,448)(c)    145,646,514
                                           ------------        -------------     ------------   --------------       ------------
    Total Liabilities..................     147,491,895          145,531,448      137,046,456     (267,113,292)       162,956,507
Member's equity (deficit)..............       8,082,405         (145,531,448)      19,959,009      125,572,439(b)(c)    8,082,405
                                           ------------        -------------     ------------   --------------       ------------
    Total Liabilities and Member's
      equity...........................    $155,574,300        $          --     $157,005,465   $ (141,540,853)      $171,038,912
                                           ============        =============     ============   ==============       ============

---------------

(a) To eliminate intercompany receivables and payables.

(b) To eliminate intercompany accounts and investment in subsidiaries.

(c) As more fully described in Note 6 Long Term Debt, Majestic Investor Capital Corp is a co-obligor of indebtedness issued by Majestic Investor Holdings, LLC. Accordingly, such indebtedness has been presented as an obligation of both the issuer and the co-obligor in the above balance sheet.

                        MAJESTIC INVESTOR HOLDINGS, LLC

13. SUPPLEMENTAL GUARANTOR FINANCIAL INFORMATION--(CONTINUED)

CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31,
                                      2002

                                             MAJESTIC INVESTOR   MAJESTIC INVESTOR    GUARANTOR     ELIMINATING
                                               HOLDINGS, LLC       CAPITAL CORP.     SUBSIDIARIES     ENTRIES        CONSOLIDATED
                                             -----------------   -----------------   ------------   ------------     ------------
REVENUES:
  Casino...................................    $         --           $   --         $161,189,334   $         --     $161,189,334
  Rooms....................................              --               --           15,495,620             --       15,495,620
  Food and beverage........................              --               --           19,470,500             --       19,470,500
  Other....................................              --               --            3,604,744             --        3,604,744
                                               ------------           ------         ------------   ------------     ------------
    Gross Revenues.........................              --               --          199,760,198             --      199,760,198
    Less promotional allowances............              --               --          (30,348,133)            --      (30,348,133)
                                               ------------           ------         ------------   ------------     ------------
    Net Revenues...........................              --               --          169,412,065             --      169,412,065
                                               ------------           ------         ------------   ------------     ------------
COSTS AND EXPENSES:
  Casino...................................              --               --           60,822,128             --       60,822,128
  Rooms....................................              --               --            9,014,354             --        9,014,354
  Food and beverage........................              --               --           11,267,235             --       11,267,235
  Other....................................              --               --            1,559,861             --        1,559,861
  Gaming taxes.............................              --               --           17,950,757             --       17,950,757
  Advertising and promotion................              --               --           13,282,926             --       13,282,926
  General and administrative...............         345,443               --           24,632,548             --       24,977,991
  Depreciation and amortization............       2,597,154               --           11,863,168             --       14,460,322
  Pre-opening expenses.....................          13,391               --                   --             --           13,391
                                               ------------           ------         ------------   ------------     ------------
    Total costs and expenses...............       2,955,988               --          150,392,977             --      153,348,965
                                               ------------           ------         ------------   ------------     ------------
    Operating income (loss)................      (2,955,988)              --           19,019,088             --       16,063,100
                                               ------------           ------         ------------   ------------     ------------
OTHER INCOME (EXPENSE):
  Interest income..........................          86,401               --               49,429             --          135,830
  Interest expense.........................     (18,086,650)              --              (31,168)            --      (18,117,818)
  Loss on disposal of assets...............              --               --              (14,069)            --          (14,069)
  Other non-operating expense..............         (41,684)              --                   --             --          (41,684)
  Gain on bond redemption..................          68,957               --                   --             --           68,957
                                               ------------           ------         ------------   ------------     ------------
  Equity in net income (loss) of
    subsidiaries...........................      19,023,280               --                   --    (19,023,280)(a)           --
                                               ------------           ------         ------------   ------------     ------------
    Total other income (expense)...........       1,050,304               --                4,192    (19,023,280)      17,968,784
                                               ------------           ------         ------------   ------------     ------------
    Net income (loss)......................    $ (1,905,684)          $   --         $ 19,023,280   $(19,023,280)    $ (1,905,684)
                                               ============           ======         ============   ============     ============

---------------

(a) To eliminate equity in net income of subsidiaries.

                        MAJESTIC INVESTOR HOLDINGS, LLC

13. SUPPLEMENTAL GUARANTOR FINANCIAL INFORMATION--(CONTINUED)

                CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 2002

                                                         MAJESTIC        MAJESTIC
                                                         INVESTOR        INVESTOR       GUARANTOR     ELIMINATING    CONSOLIDATED
                                                       HOLDINGS, LLC   CAPITAL CORP.   SUBSIDIARIES     ENTRIES         TOTAL
                                                       -------------   -------------   ------------   -----------    ------------
NET CASH PROVIDED BY (USED IN) OPERATING
  ACTIVITIES.........................................  $(21,143,727)       $  --       $ 30,452,724   $ 3,035,502(a) $ 12,344,499
                                                       ------------        -----       ------------   -----------    ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Acquisition of property, equipment and vessel
    improvements.....................................            --           --         (5,207,456)           --      (5,207,456)
  Increase in restricted cash........................      (250,000)          --                 --            --        (250,000)
  Payment of acquisition related costs...............      (986,158)          --                 --            --        (986,158)
  Proceeds from seller from purchase price
    adjustment.......................................     3,800,000           --                 --            --       3,800,000
  Proceeds from sale of equipment....................            --           --             44,267            --          44,267
                                                       ------------        -----       ------------   -----------    ------------
         Net cash provided by (used in) investing
           activities................................     2,563,842           --         (5,163,189)           --      (2,599,347)
                                                       ------------        -----       ------------   -----------    ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Line of credit, net................................    (6,500,000)          --                 --            --      (6,500,000)
  Payment of 11.653% Senior Secured Notes issuance
    costs............................................    (1,523,568)          --                 --            --      (1,523,568)
  Cash paid for redemption of Senior Secured Notes...      (759,038)          --                 --            --        (759,038)
  Cash paid to reduce long-term debt.................            --           --           (139,331)           --        (139,331)
  Cash advances to/from affiliates...................    30,415,994           --        (27,380,492)   (3,035,502)(a)           --
  Distribution to Barden Development, Inc............    (2,544,206)          --                 --            --      (2,544,206)
                                                       ------------        -----       ------------   -----------    ------------
         Net cash provided by (used in) financing
           activities................................    19,089,182           --        (27,519,823)   (3,035,502)    (11,466,143)
                                                       ------------        -----       ------------   -----------    ------------
Net increase (decrease) in cash and cash
  equivalents........................................       509,297           --         (2,230,288)           --      (1,720,991)
Cash and cash equivalents, beginning of period.......       498,363           --         17,206,452            --      17,704,815
                                                       ------------        -----       ------------   -----------    ------------
Cash and cash equivalents, end of period.............  $  1,007,660        $  --       $ 14,976,164   $        --    $ 15,983,824
                                                       ============        =====       ============   ===========    ============

---------------

(a) To eliminate intercompany receivables and payables.

                        MAJESTIC INVESTOR HOLDINGS, LLC

13. SUPPLEMENTAL GUARANTOR FINANCIAL INFORMATION--(CONTINUED)

         CONDENSED CONSOLIDATING BALANCE SHEETS AS OF DECEMBER 31, 2001

                                                   MAJESTIC
                                                   INVESTOR       MAJESTIC
                                                  HOLDINGS,       INVESTOR       GUARANTOR      ELIMINATING           TOTAL
                                                     LLC        CAPITAL CORP.   SUBSIDIARIES      ENTRIES          CONSOLIDATED
                                                 ------------   -------------   ------------   -------------       ------------
ASSETS
Current Assets:
  Cash and cash equivalents....................  $    498,363   $          --   $ 17,206,452   $          --       $ 17,704,815
  Accounts receivable (net)....................       269,501              --      1,196,044            (711)(a)      1,464,834
  Inventories..................................            --              --        957,564              --            957,564
  Prepaid expenses and other current assets....       707,467                      1,319,651              --          2,027,118
                                                 ------------   -------------   ------------   -------------       ------------
    Total current assets.......................     1,475,331              --     20,679,711            (711)        22,154,331
                                                 ------------   -------------   ------------   -------------       ------------
Property and equipment, net....................            --              --    122,427,962              --        122,427,962
Intangible assets, net.........................            --              --     19,290,753              --         19,290,753
Due from related parties.......................   150,855,685              --             --    (150,855,685)(b)             --
Other assets...................................    14,545,956              --      5,025,618                         19,571,574
Investment in subsidiaries.....................       935,731              --             --        (935,731)(b)             --
                                                 ------------   -------------   ------------   -------------       ------------
    Total Assets...............................  $167,812,703              --   $167,424,044   $(151,792,127)      $183,444,620
                                                 ============   =============   ============   =============       ============

LIABILITIES AND MEMBER'S EQUITY (DEFICIT)
Current Liabilities:
  Current maturities of long-term debt.........  $  6,500,000              --   $    156,574   $          --       $  6,656,574
  Accounts payable, accrued and other..........     2,526,703              --     15,211,626            (711)(a)     17,737,618
                                                 ------------   -------------   ------------   -------------       ------------
    Total current liabilities..................     9,026,703              --     15,368,200            (711)        24,394,192
                                                 ------------   -------------   ------------   -------------       ------------
Due to related parties.........................     1,168,273              --    150,865,241    (150,855,685)(b)      1,177,829
Long-term debt, net of current maturities......   145,085,432     145,085,432        254,872    (145,085,432)(c)    145,340,304
                                                 ------------   -------------   ------------   -------------       ------------
    Total Liabilities..........................   155,280,408     145,085,432    166,488,313    (295,941,828)       170,912,325
Member's equity (deficit)......................    12,532,295    (145,085,432)       935,731    (144,149,701)(b)(c)   12,532,295
                                                 ------------   -------------   ------------   -------------       ------------
    Total Liabilities and Member's Equity
      (deficit)................................  $167,812,703   $          --   $167,424,044   $(151,792,127)      $183,444,620
                                                 ============   =============   ============   =============       ============

---------------

(a) To eliminate intercompany receivables and payables.

(b) To eliminate intercompany accounts and investment in subsidiaries.

(c) As more fully described in Note 6 Long Term Debt, Majestic Investor Capital Corp is a co-obligor of indebtedness issued by Majestic Investor Holdings, LLC. Accordingly, such indebtedness has been presented as an obligation of both the issuer and the co-obligor in the above balance sheet.

                        MAJESTIC INVESTOR HOLDINGS, LLC

13. SUPPLEMENTAL GUARANTOR FINANCIAL INFORMATION--(CONTINUED)

      CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS FOR THE PERIOD FROM
            (INCEPTION) SEPTEMBER 14, 2001 THROUGH DECEMBER 31, 2001

                                             MAJESTIC INVESTOR   MAJESTIC INVESTOR    GUARANTOR     ELIMINATING
                                               HOLDINGS, LLC       CAPITAL CORP.     SUBSIDIARIES     ENTRIES        CONSOLIDATED
                                             -----------------   -----------------   ------------   -----------      ------------
REVENUES:
  Casino...................................     $        --         $        --      $10,358,799     $      --       $10,358,799
  Rooms....................................              --                  --        1,079,456            --         1,079,456
  Food and beverage........................              --                  --        1,189,804            --         1,189,804
  Other....................................              --                  --          203,858            --           203,858
                                                -----------         -----------      -----------     ---------       -----------
    Gross Revenues.........................              --                  --       12,831,917            --        12,831,917
    Less promotional allowances............              --                  --       (2,310,848)           --        (2,310,848)
                                                -----------         -----------      -----------     ---------       -----------
    Net Revenues...........................              --                  --       10,521,069            --        10,521,069
                                                -----------         -----------      -----------     ---------       -----------
COSTS AND EXPENSES:
  Casino...................................              --                  --        4,111,503            --         4,111,503
  Rooms....................................              --                  --          628,910            --           628,910
  Food and beverage........................              --                  --          706,947            --           706,947
  Other....................................              --                  --          108,732            --           108,732
  Gaming taxes.............................              --                  --          808,464            --           808,464
  Advertising and promotion................              --                  --          926,226            --           926,226
  General and administrative...............          26,476                  --        1,543,167            --         1,569,643
  Depreciation and amortization............         168,930                  --          751,718            --           920,648
  Pre-opening expenses.....................       1,018,234                  --               --            --         1,018,234
                                                -----------         -----------      -----------     ---------       -----------
    Total costs and expenses...............       1,213,640                  --        9,585,667            --        10,799,307
                                                -----------         -----------      -----------     ---------       -----------
    Operating income (loss)................      (1,213,640)                 --          935,402            --          (278,238)
                                                -----------         -----------      -----------     ---------       -----------
OTHER INCOME (EXPENSE):
  Interest income..........................         215,791                  --            2,410            --           218,201
  Interest expense.........................      (1,208,779)                 --           (2,081)           --        (1,210,860)
  Equity in net income of subsidiaries.....         935,731                  --               --      (935,731)(a)            --
                                                -----------         -----------      -----------     ---------       -----------
    Total other income (expense)...........         (57,257)                 --              329      (935,731)         (992,659)
                                                -----------         -----------      -----------     ---------       -----------
    Net income (loss)......................     $(1,270,897)        $        --      $   935,731     $(935,731)      $(1,270,897)
                                                ===========         ===========      ===========     =========       ===========

---------------

(a) To eliminate equity in net income of subsidiaries.

                        MAJESTIC INVESTOR HOLDINGS, LLC

13. SUPPLEMENTAL GUARANTOR FINANCIAL INFORMATION--(CONTINUED)

        CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS FOR THE PERIOD
         FROM (INCEPTION) SEPTEMBER 14, 2001 THROUGH DECEMBER 31, 2001

                                                              MAJESTIC
                                        MAJESTIC INVESTOR     INVESTOR       GUARANTOR     ELIMINATING   CONSOLIDATED
                                          HOLDINGS, LLC     CAPITAL CORP.   SUBSIDIARIES     ENTRIES         TOTAL
                                        -----------------   -------------   ------------   -----------   -------------
NET CASH PROVIDED BY (USED IN)
  OPERATING ACTIVITIES................    $ (14,700,259)     $        --    $17,334,730    $        --   $   2,634,471
                                          -------------      -----------    -----------    -----------   -------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Payments for businesses acquired,
     net of cash acquired.............     (143,758,152)              --             --             --    (143,758,152)
  Acquisition of property, equipment
     and vessel improvements..........               --               --       (122,696)            --        (122,696)
                                          -------------      -----------    -----------    -----------   -------------
     Net cash used in investing
       activities.....................     (143,758,152)              --       (122,696)            --    (143,880,848)
                                          -------------      -----------    -----------    -----------   -------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from issuance of 11.653%
     Senior Secured Notes.............      145,000,400               --             --             --     145,000,400
  Payment of 11.653% Senior Secured
     Notes issuance costs.............       (6,815,090)              --             --             --      (6,815,090)
  Member's equity contribution........        5,000,000               --             --             --       5,000,000
  Contribution from Majestic
     Investor.........................        8,803,191               --             --             --       8,803,191
  Cash advances from related
     parties..........................        1,168,273               --             --             --       1,168,273
  Issurance of loan to Barden
     Development, Inc. ...............         (700,000)              --             --             --        (700,000)
  Line of credit, net.................        6,500,000               --             --             --       6,500,000
  Cash paid to reduce long-term
     debt.............................               --               --         (5,582)            --          (5,582)
                                          -------------      -----------    -----------    -----------   -------------
     Net cash provided by (used in)
       financing activities...........      158,956,774               --         (5,582)            --     158,951,192
                                          -------------      -----------    -----------    -----------   -------------
Net increase in cash and cash
  equivalents.........................          498,363               --     17,206,452             --      17,704,815
Cash and cash equivalents, beginning
  of period...........................               --               --             --             --              --
                                          -------------      -----------    -----------    -----------   -------------
Cash and cash equivalents, end of
  period..............................    $     498,363      $        --    $17,206,452    $        --   $  17,704,815
                                          =============      ===========    ===========    ===========   =============

                                                                     SCHEDULE II

                        MAJESTIC INVESTOR HOLDINGS, LLC

                       VALUATION AND QUALIFYING ACCOUNTS
            FOR THE YEAR ENDED DECEMBER 31, 2002 AND FOR THE PERIOD
         FROM (INCEPTION) SEPTEMBER 14, 2001 THROUGH DECEMBER 31, 2001

                                                     BALANCE AT     CHARGED TO
                                                     BEGINNING      COSTS AND        CHARGED TO                     BALANCE AT
                  DESCRIPTIONS                       OF PERIOD       EXPENSES      OTHER ACCOUNTS    DEDUCTIONS    END OF PERIOD
                  ------------                       ----------    ------------    --------------    ----------    -------------
Allowance for doubtful accounts
Year ended December 31, 2001.....................     $     --       $ 15,463         $232,579(a)     $     --       $248,042
                                                      ========       ========         ========        ========       ========
Year ended December 31, 2002.....................     $248,042       $203,811         $ 28,534        $241,321       $239,066
                                                      ========       ========         ========        ========       ========

---------------
(a) Related to acquisition of Fitzgeralds Las Vegas, Inc., Fitzgeralds Mississippi, Inc. and 101 Main Street Limited Liability Company.

                         REPORT OF INDEPENDENT AUDITORS

To the Members of
Buffington Harbor Riverboats, L.L.C.

     We have audited the accompanying balance sheet of Buffington Harbor Riverboats, L.L.C. (a Delaware limited liability company) as of December 31, 2002, and the related statements of operations, members' capital, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements of Buffington Harbor Riverboats, L.L.C. for the years ended December 31, 2001 and 2000 were audited by other auditors who have ceased operations and whose report dated January 30, 2002 expressed an unqualified opinion on those statements.

     We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Buffington Harbor Riverboats, L.L.C. at December 31, 2002, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States.

                                       /s/ ERNST & YOUNG LLP

Philadelphia, Pennsylvania
January 18, 2003

     The following report of Arthur Andersen LLP is a copy of a previously issued report that has not been reissued by Arthur Andersen LLP. The report of Ernst & Young LLP included in this Offering Circular relates to the year ended December 31, 2002. Consequently, for the purposes of this Offering Circular, the following report of Arthur Andersen LLP, which is the most recently issued report, relates only to the years ended December 31, 2001 and 2000.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Members of
Buffington Harbor Riverboats, L.L.C.

     We have audited the accompanying balance sheets of Buffington Harbor Riverboats, L.L.C. (a Delaware limited liability company) as of December 31, 2001 and 2000, and the related statements of operations, members' capital, and cash flows for each of the three years in the period ended December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Buffington Harbor Riverboats, L.L.C. as of December 31, 2001 and 2000, and the results of its operations and its cash flows for the three years in the period ended December 31, 2001, in conformity with accounting principles generally accepted in the United States.

                                              /s/ ARTHUR ANDERSEN LLP

Roseland, New Jersey
January 30, 2002

                      BUFFINGTON HARBOR RIVERBOATS, L.L.C.

                                 BALANCE SHEET
                           DECEMBER 31, 2002 AND 2001

                                                                 2002          2001
                                                              -----------   -----------
ASSETS
CURRENT ASSETS:
  Cash......................................................  $    50,505   $   317,646
  Trade Receivables.........................................       92,787        26,014
  Inventory.................................................      181,292       310,348
  Prepaid expenses and other current assets.................      116,951       127,993
                                                              -----------   -----------
       Total current assets.................................      441,535       782,001
PROPERTY, PLANT AND EQUIPMENT, NET (NOTES 2 AND 3)..........   65,616,042    69,650,069
OTHER ASSETS................................................      108,414       111,478
                                                              -----------   -----------
       Total assets.........................................  $66,165,991   $70,543,548
                                                              ===========   ===========
LIABILITIES AND MEMBERS' CAPITAL
CURRENT LIABILITIES:
  Accounts payable..........................................  $   712,876   $   435,325
  Accrued expenses..........................................    1,435,326     1,752,105
  Due to members' (Note 2)..................................      351,167       558,469
                                                              -----------   -----------
       Total current liabilities............................    2,499,369     2,745,899
COMMITMENTS AND CONTINGENCIES (NOTE 4)
MEMBERS' CAPITAL............................................   63,666,622    67,797,649
                                                              -----------   -----------
       Total liabilities and members' capital...............  $66,165,991   $70,543,548
                                                              ===========   ===========

  The accompanying notes to financial statements are an integral part of these balance sheets

                      BUFFINGTON HARBOR RIVERBOATS, L.L.C.

                            STATEMENT OF OPERATIONS
             FOR THE YEARS ENDED DECEMBER 31, 2002, 2001, AND 2000

                                                                 2002          2001          2000
                                                              -----------   -----------   -----------
REVENUES:
  Food and beverage.........................................  $ 1,343,800   $ 1,495,123   $ 4,017,032
  Other (Note 2)............................................   14,751,565    14,973,458    13,796,980
                                                              -----------   -----------   -----------
Net revenues................................................   16,095,365    16,468,581    17,814,012
                                                              -----------   -----------   -----------
COST AND EXPENSES:
  Food and beverage.........................................    2,646,737     2,725,991     2,483,154
  General and administrative................................   13,026,312    13,659,254    13,151,389
  Depreciation..............................................    4,848,501     5,595,497     6,260,583
  Other.....................................................      368,375       469,459       269,220
                                                              -----------   -----------   -----------
                                                               20,889,925    22,450,201    22,164,346
                                                              -----------   -----------   -----------
Loss from operations........................................   (4,794,560)   (5,981,620)   (4,350,334)
INTEREST INCOME, NET........................................      (54,303)      386,145       232,996
                                                              -----------   -----------   -----------
Net loss....................................................  $(4,848,863)  $(5,595,475)  $(4,117,338)
                                                              ===========   ===========   ===========

  The accompanying notes to financial statements are an integral part of these statements.

                      BUFFINGTON HARBOR RIVERBOATS, L.L.C.

                         STATEMENT OF MEMBERS' CAPITAL
             FOR THE YEARS ENDED DECEMBER 31, 2002, 2001, AND 2000

                                                                                RETAINED
                                                                 MEMBER         EARNINGS
                                                              CONTRIBUTIONS    (DEFICIT)        TOTAL
                                                              -------------   ------------   -----------
BALANCE, DECEMBER 31, 1999..................................  $100,098,408    $(23,805,982)  $76,292,426
  Capital contributions made by Trump Indiana, Inc..........       737,322              --       737,322
  Capital contributions made by Majestic Star Casino, LLC...     7,836,489              --     7,836,489
  Net loss..................................................            --      (4,117,338)   (4,117,338)
                                                              ------------    ------------   -----------
BALANCE, DECEMBER 31, 2000..................................   108,672,219     (27,923,320)   80,748,899
  Capital contributions made by Trump Indiana, Inc..........       214,759              --       214,759
  Capital contributions made by Majestic Star Casino, LLC...       214,666              --       214,666
  Transfer of assignment of BHPA interest receivable (Note
     4).....................................................      (343,016)             --      (343,016)
  Transfer of assignment of BHPA note receivable (Note 4)...    (7,442,184)             --    (7,442,184)
  Net loss..................................................            --      (5,595,475)   (5,595,475)
                                                              ------------    ------------   -----------
BALANCE, DECEMBER 31, 2001..................................   101,316,444     (33,518,795)   67,797,649
  Capital contributions made by Trump Indiana, Inc..........       358,918              --       358,918
  Capital contributions made by Majestic Star Casino, LLC...       358,918              --       358,918
  Net loss..................................................            --      (4,848,863)   (4,848,863)
                                                              ------------    ------------   -----------
BALANCE, DECEMBER 31, 2002..................................  $102,034,280    $(38,367,658)  $63,666,622
                                                              ============    ============   ===========

  The accompanying notes to financial statements are an integral part of these statements.

                      BUFFINGTON HARBOR RIVERBOATS, L.L.C.

                            STATEMENT OF CASH FLOWS
             FOR THE YEARS ENDED DECEMBER 31, 2002, 2001, AND 2000

                                                                 2002           2001           2000
                                                              -----------   ------------   ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss..................................................  $(4,848,863)  $ (5,595,475)  $ (4,117,338)
  Adjustments to reconcile net loss to net cash flows
     provided by (used in) operating activities--
     Depreciation...........................................    4,848,501      5,595,497      6,260,583
     Deferred rent..........................................           --             --     (2,142,845)
     Loss on disposal of fixed assets.......................       10,861             --             --
  Changes in operating assets and liabilities--
     (Increase) decrease in trade receivables...............      (66,773)       180,743       (146,574)
     (Increase) decrease in inventory.......................      129,056        (81,829)        26,962
     (Increase) decrease in prepaid expenses and other
      current assets........................................       11,042         41,212        (39,227)
     (Increase) decrease in due from affiliate..............           --     14,402,010    (14,402,010)
     (Increase) decrease in other assets....................        3,064          5,477        155,777
     Increase (decrease) in accounts payable................      277,551       (990,074)       605,507
     Increase (decrease) in accrued expenses................     (316,779)       (35,114)       181,523
     Increase (decrease) in due to members'.................     (207,302)     1,108,416       (173,182)
                                                              -----------   ------------   ------------
     Net cash flows (used in) provided by operating
      activities............................................     (159,642)    14,630,863    (13,790,824)
                                                              -----------   ------------   ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property, plant and equipment, net...........     (825,335)      (145,196)    (1,688,037)
                                                              -----------   ------------   ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Capital distributions, net of contributions...............      717,836     (7,355,775)     8,573,811
  Member advance............................................           --     (7,099,167)     7,099,167
                                                              -----------   ------------   ------------
     Net cash flows provided by financing activities........      717,836    (14,454,942)    15,672,978
                                                              -----------   ------------   ------------
     Net increase (decrease) in cash........................     (267,141)        30,725        194,117
CASH BEGINNING OF PERIOD....................................      317,646        286,921         92,804
                                                              -----------   ------------   ------------
CASH END OF PERIOD..........................................  $    50,505   $    317,646   $    286,921
                                                              ===========   ============   ============

  The accompanying notes to financial statements are an integral part of these statements.

                      BUFFINGTON HARBOR RIVERBOATS, L.L.C.

                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 2002

1.   ORGANIZATION AND OPERATIONS

     Trump Indiana, Inc. (Trump Indiana) and The Majestic Star Casino, LLC (Barden), the two holders of certificates of suitability for the Gary, Indiana riverboat casinos, formed Buffington Harbor Riverboats, L.L.C. (BHR) on September 27, 1995 and have entered into an agreement (the BHR Agreement) relating to the joint ownership, development, and operation of all common land-based and waterside operations in support of the Trump Indiana and Barden riverboat casinos. Under the BHR Agreement, BHR acquired property and constructed common roadways, utilities, and other infrastructure improvements on BHR's property.

     The BHR Agreement terminates on December 31, 2035, but may be extended through Trump Indiana's and Barden's mutual consent.

     The BHR Agreement provides the framework for the operations of BHR. BHR relies on the continued financial support of Trump Indiana and Barden in order to support its operating activities and to meet its current working capital obligations.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Use of Estimates

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Revenue Recognition

     Under the terms of the BHR Agreement, all expenditures requiring a cash outlay by BHR are billed to Trump Indiana and Barden at cost. Accordingly, BHR records as expenses the cost of providing such services and records as other revenues the amounts billed to Trump Indiana and Barden.

  Advertising Costs

     Included in the land-based and waterside operations is the advertising of joint venture interests. BHR expenses advertising costs as incurred. Advertising costs were $290,945, $167,168, and $258,729 for 2002, 2001, and 2000,
respectively.

  Property, Plant, and Equipment

     Property, plant, and equipment is carried at cost. Property, plant, and equipment is depreciated on the straight-line method over the following useful lives:

Land improvements...........................................     15 years
Building....................................................     40 years
Building improvements.......................................   5-10 years
Harbor improvements.........................................  10-15 years
Furniture, fixtures, and equipment..........................      5 years

  Income Taxes

     BHR makes no provision (benefit) for income taxes since taxable income
(loss) is allocated to the members for inclusion in their respective income tax returns.

                      BUFFINGTON HARBOR RIVERBOATS, L.L.C.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)

  Long-Lived Assets

     BHR accounts for long-lived assets under the provisions of Statement of Financial Accounting Standard No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets (SFAS No. 144). SFAS No. 144 requires, among other things, that an entity review its long-lived assets and certain related intangibles for impairment whenever changes in circumstances indicate that the carrying amount of an asset may not be fully recoverable. BHR had assets no longer operable and in use at December 31, 2002. BHR took a loss on impairment charge of $18,694 in 2002 to record the disposal of these assets in compliance with SFAS No. 144.

3.   PROPERTY, PLANT, AND EQUIPMENT

     Property, plant, and equipment is comprised of the following:

                                                                  2002           2001
                                                              ------------   ------------
Land and land improvements..................................  $ 34,469,021   $ 34,469,021
Building and building improvements..........................    40,475,757     40,400,529
Harbor improvements.........................................    19,628,473     19,519,620
Furniture, fixtures, and equipment..........................     8,439,418      7,939,228
Construction-in-progress....................................        44,009             --
                                                              ------------   ------------
                                                               103,056,678    102,328,398
Less--accumulated depreciation..............................    37,440,636     32,678,329
                                                              ------------   ------------
Total property, plant, and equipment, net...................  $ 65,616,042   $ 69,650,069
                                                              ============   ============

4.   COMMITMENTS AND CONTINGENCIES

  Indiana Gaming Regulations

     The ownership and operation of riverboat gaming operations in Indiana are subject to state regulation under the Riverboat Gambling Act (Act) and the administrative rules promulgated thereunder. The Indiana Gaming Commission (IGC) is empowered to administer, regulate, and enforce the system of riverboat gaming established under the Act and has jurisdiction and supervision over all riverboat gaming operations in Indiana, as well as all persons on riverboats where gaming operations are conducted. The IGC is empowered to regulate a wide variety of gaming- and nongaming-related activities, including the licensing of suppliers to, and employees at, riverboat gaming operations and to approve the form of ownership and financial structure of not only riverboat owner and supplier licensees, but also their entity qualifiers and intermediary and holding companies. Indiana regulations continue to be revised and adopted by the IGC. The IGC has broad rulemaking power, and it is impossible to predict what effect, if any, the amendment of existing rules or the finalization of currently new rules might have on the operations of BHR, Trump Indiana, and Barden.

  Leases

     Under a lease agreement assumed by BHR from Trump Indiana with Lehigh Portland Cement Co. (Lehigh Cement), BHR leased certain property which is integral to the gaming operations of Trump Indiana and Barden (the BHR Lease). The BHR Lease was rent free through December 29, 1997 and subject to certain conditions, primarily continuing progress toward permitting and construction of a new harbor, the BHR Lease was to extend until the earlier of December 31, 2005 or the completion of a new harbor. Subsequent to the original 30-month term and beginning January 1998, BHR was required to make payments of $125,000 per month for the remainder of the lease term. As of December 31, 1999, BHR had recorded deferred rent expense of $2,142,845.

                      BUFFINGTON HARBOR RIVERBOATS, L.L.C.

4.   COMMITMENTS AND CONTINGENCIES--(CONTINUED)

     In September 2000, Buffington Harbor Parking Associates (BHPA), a joint venture formed by Trump Indiana and Barden for the purpose of constructing a garage, purchased for $15,000,000 (the Purchase) the Lehigh Cement property, which was subject to the BHR Lease, and at such time the BHR Lease was terminated. In order to finance this purchase, BHR advanced BHPA $14,182,856, with interest at 6%, and acquired one acre of land from BHPA for $817,144. In connection with the Purchase, the members advanced $7,099,167 and contributed $7,900,833 to BHR, which was used to fund the advance to BHPA and acquire the one acre of land. As a result of the above, BHR reversed $1,874,986 of deferred rent expense into income in 2000.

     In June 2001, BHR and BHPA terminated the BHPA agreement. A new agreement was reached between BHR, Barden, and Trump Indiana in which BHR transferred half of the loan receivable as a return of capital to Barden in the amount of $7,099,167. Trump Indiana was assigned half of the loan receivable, $7,099,167, in satisfaction of the advance. In addition, BHR distributed half of the accrued interest receivable, $308,669, and an additional $34,347 as a return of capital to each member in order to finance the construction of the garage.

     BHR has historically had noncancelable office equipment and vehicle leases. During 2001, BHR exercised its purchase options on all vehicles under lease. As of December 31, 2002, only office equipment leases are noncancelable. Rental expense for all operating leases was $500,000, $412,309, and $1,367,607 for 2002, 2001, and 2000 respectively. Minimum rental payments under noncancelable operating leases are $6,000 and $4,500 for 2003 and 2004, respectively, and nothing thereafter.

  Other

     The Company is currently undergoing a sales and use tax examination by the Indiana Department of Revenue for the tax years 1998 to 2001. Although the outcome of this examination is not complete, the Company believes there will be no material impact to the Company's financial condition or results of operations.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                         THE MAJESTIC STAR CASINO, LLC

                        THE MAJESTIC STAR CAPITAL CORP.

                               OFFER TO EXCHANGE
                     9 1/2% SENIOR SECURED NOTES DUE 2010,
          WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933,
                          FOR ANY AND ALL OUTSTANDING
                      9 1/2% SENIOR SECURED NOTES DUE 2010

                           -------------------------

                                   PROSPECTUS
                           -------------------------

                                          , 2004

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

INDEMNIFICATION

  THE MAJESTIC STAR CASINO, LLC

     The Majestic Star Casino, LLC is a limited liability company organized under the laws of the State of Indiana. Section 23-18-4-4 of the Indiana Code provides that a written operating agreement may provide for indemnification of a member or manager for judgments, settlements, penalties, fines, or expenses incurred in a proceeding to which a person is a party because the person is or was a member or manager.

     Article VIII of our operating agreement provides that we will indemnify any manager, any member, any employee, officer, manager, director or agent of a manager or member, and any employee, officer or agent of our company, who was or is a party or is threatened to be made a party to a threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether formal or informal (other than an action by or in our right) by reason that such person is or was a manager, member, employee, director or agent of us or of a manager or member, against expenses (including attorneys' fees), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with the action, suit or proceeding, but only if the person acted in good faith and in a manner that such person believed to be in our best interests, and, with respect to a criminal action or proceeding, if such person believed their conduct was not unlawful. Any indemnification permitted will (unless ordered by a court) be made by us only as authorized in the specific case, in the absence of a judicial determination that the indemnification is improper under the standard of conduct and upon an evaluation of the reasonableness of the expenses and amount paid in settlement. Notwithstanding the foregoing, we will not provide indemnification to any person for or in connection with (i) the receipt of a financial benefit to which such person is not entitled, (ii) voting for or assenting to a distribution to members in violation of our operating agreement, or (iii) a knowing violation of law.

  THE MAJESTIC STAR CASINO CAPITAL CORP.

     The Majestic Star Casino Capital Corp. is a corporation organized under the laws of the State of Indiana. We are empowered under Chapter 37 of the Indiana Business Corporation Law ("IBCL") to indemnify an individual made a party to a proceeding because such person is or was a director or officer of our company if such conduct was in good faith and he or she reasonably believed that, if acting in the individual's official capacity, the conduct was in the best interests of the corporation and in all other cases, the conduct was not opposed to the corporation's best interests. In the case of any criminal proceeding, a corporation is empowered to indemnify a person if he or she had reasonable cause to believe the conduct was lawful or had no reasonable cause to believe the conduct was unlawful. Unless limited by its articles of incorporation, the IBCL provides that a corporation will indemnify a director or officer who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director or officer was a party because he or she is or was a director or officer of the corporation against reasonable expenses incurred by him or her in connection with the proceeding.

     Under certain circumstances, a corporation may pay or reimburse a director or officer for reasonable expenses prior to the final disposition of a proceeding. Unless a corporation's articles of incorporation otherwise provide, a director or officer also may also apply for indemnification to a court which may order indemnification upon a determination that the director or officer is entitled to mandatory indemnification for reasonable expenses or that the director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances without regard to whether such actions satisfied the appropriate standard of conduct.

     Before a corporation may indemnify any director or officer against liability or reasonable expenses under the IBCL, a quorum consisting of directors who are not parties to the proceeding must (1) determine that indemnification is permissible in the specific circumstances because the director or officer met the requisite standard of conduct, (2) authorize the corporation to indemnify the director or officer and (3) if appropriate, evaluate the reasonableness of expenses for which indemnification is sought. If it is not possible to obtain a quorum of directors, the foregoing action may be taken by a committee of two or more directors who are not parties to the proceeding, special legal counsel selected by the board of directors or such designated committee, or by the stockholders of the corporation.

     Indemnification under the IBCL does not exclude any other rights that a person may have under the corporation's articles of incorporation, bylaws, resolutions of the board of directors or stockholders, or any other authorization adopted after notice by a majority vote of all the voting shares then issued and outstanding.

     Article XI of our bylaws provides that we will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director or officer of the corporation, or, while serving as a director or officer of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, whether for profit or not, against expenses (including actual and reasonable attorneys' fees), judgments, penalties, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, and, with respect to any criminal action or proceeding, if the person had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

     We shall indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director or officer of the corporation, or, while serving as a director or officer of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, whether for profit or not, against expenses (including attorneys' fees) and amounts paid in settlement actually and reasonably incurred by the person in connection with such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders. However, indemnification will not be made for any claim, issue or matter in which such person has been found liable to the corporation unless and only to the extent that the court in which such action or suit was brought has determined upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for the reasonable expenses incurred.

     To the extent that a person has been successful on the merits or otherwise in defense of any action, suit, proceeding or in defense of any claim, issue or matter in the action, suit or proceeding, the person shall be indemnified against actual and reasonable expenses (including attorneys' fees) incurred by such person in connection with such defense.

     Any indemnification under our bylaws (unless ordered by a court) will be made by us, only as authorized in the specific case upon a determination that indemnification of the person is proper in the circumstances because the person has met the applicable standard of conduct and upon an evaluation of the reasonableness of expenses and amount paid in settlement.

     If a person is entitled to indemnification in connection with a non-derivative or derivative action, suit or proceeding under our bylaws for a portion of expenses (including attorneys' fees, judgments, penalties, fines, and amounts paid in settlement, but not for the total amount thereof), we will indemnify the person for the portion of the expenses, judgments, penalties, fines, or amounts paid in settlement for which the person is entitled to be indemnified.

     As provided in our bylaws, we may also pay or reimburse the reasonable expenses incurred by a person who is a party or threatened to be made a party to an action, suit, or proceeding in advance of final disposition of the proceeding if both of the following apply: (a) the person furnishes a written affirmation of his or her good faith belief that he or she has met the applicable standards of conduct; and (b) the person furnishes a written undertaking executed personally, or on his or her belief, to repay the advance if it is ultimately determined that he or she did not meet the standard of conduct. A provision in our articles of incorporation, bylaws, a resolution by the board or the shareholders, or an agreement making indemnification mandatory shall also make advancement of expenses mandatory unless the provision specifically provides otherwise.

     The indemnification or advancement of expenses provided under Article XI of our bylaws is not exclusive of other rights to which a person seeking indemnification or advancement of expenses may be entitled under a contractual arrangement with the corporation. However, the total amount of expenses advanced or indemnified from all sources combined cannot exceed the amount of actual expenses incurred by the person seeking indemnification or advancement of expenses.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) Exhibits

EXHIBIT
  NO.                        DESCRIPTION OF EXHIBIT
-------                      ----------------------
 1.1*     Purchase Agreement, dated as of September 26, 2003, by and among The Majestic Star Casino, LLC, The Majestic Star
          Casino Capital Corp., Jefferies & Company, Inc. and Wells
          Fargo Securities, LLC.
 3.1**    Amended and Restated Articles of Organization of The
          Majestic Star Casino, LLC, filed as Exhibit 3.1 to the
          Company's Registration Statement, No. 333-06489, and
          incorporated herein by reference.
 3.2**    Third Amended and Restated Operating Agreement of The
          Majestic Star Casino, LLC dated as of March 29, 1996, filed as Exhibit 3.2 to the Company's Registration Statement, No.
          333-06489, and incorporated herein by reference.
 3.3**    First Amendment of Third Amended and Restated Operating
          Agreement of The Majestic Star Casino, LLC, dated as of June
          18, 1999, filed as Exhibit 3.3 to the Company's Registration
          Statement, No. 333-085089, and incorporated herein by
          reference.
 3.4**    Articles of Incorporation of The Majestic Star Casino
          Capital Corp., filed as Exhibit 3.4 to the Company's
          Registration Statement, No. 333-085089, and incorporated
          herein by reference.
 3.5**    Bylaws of The Majestic Star Casino Capital Corp., filed as
          Exhibit 3.5 to the Company's Registration Statement, No.
          333-085089, and incorporated herein by reference.
 3.6*     Certificate of Formation of Majestic Investor Holdings, LLC.
 3.7*     Limited Liability Company Agreement of Majestic Investor
          Holdings, LLC dated September 25, 2001.
 3.8*     Certificate of Incorporation of Majestic Investor Capital
          Corp.
 3.9*     Bylaws of Majestic Investor Capital Corp.
 3.10*    Amended and Restated Articles of Organization of Barden
          Colorado Gaming, LLC.
 3.11*    Operating Agreement of Barden Colorado Gaming, LLC.
 3.12*    Certificate of Formation of Barden Mississippi Gaming, LLC.
 3.13*    Certificate of Amendment to Certificate of Formation of
          Barden Mississippi Gaming, LLC, filed September 25, 2001.
 3.14*    Certificate of Amendment to Certificate of Formation of
          Barden Mississippi Gaming, LLC, filed October 17, 2001.
 3.15*    Amended and Restated Operating Agreement of Barden
          Mississippi Gaming, LLC.

EXHIBIT
  NO.                        DESCRIPTION OF EXHIBIT
-------                      ----------------------
 4.1*     Indenture, dated as of October 7, 2003, among The Majestic
          Star Casino, LLC and Majestic Star Casino Capital Corp., as
          issuers, and the subsidiary guarantors, as subsidiary
          guarantors and The Bank of New York, as trustee.
 4.2*     Indenture, dated as of December 6, 2001, between Majestic
          Investor Holdings, LLC and Majestic Investor Capital Corp.,
          as issuers, Barden Colorado Gaming, LLC, Barden Nevada
          Gaming, LLC, and Barden Mississippi Gaming, LLC, as
          guarantors, and The Bank of New York, as trustee.
 4.3*     Supplemental Indenture, dated as of September 25, 2003, by and among The Majestic Star Casino, LLC, The Majestic Star
          Casino Capital Corp. and The Bank of New York.
 4.4*     Supplemental Indenture, dated as of September 25, 2003, by and among Majestic Investor Holdings, Majestic Investor
          Capital Corp. and The Bank of New York.
 4.5*     Registration Rights Agreement, dated as of October 7, 2003, among The Majestic Star Casino, LLC, The Majestic Star
          Casino Capital Corp., Jefferies & Company, Inc., and Wells
          Fargo Securities, LLC.
 4.6*     Intercreditor Agreement, dated as of October 7, 2003,
          between The Bank of New York and Wells Fargo Foothill, Inc.
 5.1*     Opinion of Dykema Gossett PLLC.
 5.2*     Opinion of Ice Miller.
 5.3*     Opinion of Watkins Ludlam Winter & Stennis, P.A.
 5.4*     Opinion of Robinson Waters & O'Dorisio.
10.1*     Loan and Security Agreement dated as of October 7, 2003, by and among The Majestic Star Casino, LLC, certain
          subsidiaries signatory thereto, the lenders signatories
          thereto and Wells Fargo Foothill, Inc., as Agent.
10.2*     Letter Agreement, dated October 22, 2001, between Don H.
          Barden and The Majestic Star Casino, LLC.
10.3*     Employment Agreement, dated October 22, 2001, between
          Michael E. Kelly and The Majestic Star Casino, LLC.
10.4*     Employment Agreement, dated October 21, 2002, between Jon
          Bennett and The Majestic Star Casino, LLC.
10.5*     Employment Agreement, dated March 24, 2003, between Troy
          Keeping and The Majestic Star Casino, LLC, with Addendum.
10.6*     Employment Agreement, dated July 20, 2001, between Domenic
          Mezzetta and Barden Mississippi Gaming, LLC.
10.7*     Employment Agreement, dated June 25, 2001, between Joseph
          Collins and Barden Colorado Gaming, LLC.
10.8*     Management Agreement dated as of October 7, 2003, between
          The Majestic Star Casino, LLC and Barden Development, Inc.
10.9*     Expense Reimbursement Agreement, dated as of October 7,
          2003, between Barden Nevada Gaming, LLC and The Majestic
          Star Casino, LLC.
10.10**   Berthing Agreement dated as of April 23, 1996 between The
          Majestic Star Casino, LLC and Buffington Harbor Riverboats,
          filed as Exhibit 10.5 to the Company's Registration
          Statement, No. 333-06489, and incorporated herein by
          reference.
10.11**   First Amended and Restated Operating Agreement of Buffington
          Harbor Riverboats, LLC made as of October 31, 1995 by and
          between Trump Indiana, Inc. and The Majestic Star Casino,
          LLC, as amended by Amendment No. 1 to First Amended and
          Restated Operating Agreement of Buffington Harbor
          Riverboats, LLC, dated as of April 23, 1996, filed as
          Exhibit 10.6 to the Company's Registration Statement No.
          333-06489, and incorporated herein by reference.
10.12*    Second Amendment to The First Amended and Restated Operating
          Agreement of Buffington Harbor Riverboats, LLC.

EXHIBIT
  NO.                        DESCRIPTION OF EXHIBIT
-------                      ----------------------
10.13**   Development Agreement, dated March 26, 1996, by and between the Company and the City of Gary, Indiana, filed as Exhibit
          10.8 to the Company's Registration Statement, No. 333-06489,
          and incorporated herein by reference.
12.1*     Computation of Ratio of Earnings to Fixed Charges for The
          Majestic Star Casino, LLC.
21.1*     List of Subsidiaries of The Majestic Star Casino, LLC.
23.1*     Consent of Dykema Gossett PLLC (included as part of its
          opinion filed as Exhibit 5.1).
23.2*     Consent of Ice Miller (included as part of its opinion filed as Exhibit 5.2).
23.3*     Consent of Watkins Ludlam Winter & Stennis, P.A. (included as part of its opinion filed as Exhibit 5.3).
23.4*     Consent of Robinson Waters & O'Dorisio (included as part of its opinion filed as Exhibit 5.4).
23.5*     Consent of PricewaterhouseCoopers LLP.
23.6*     Consent of Deloitte & Touche LLP.
23.7*     Consent of Ernst & Young LLP.
24.1*     Powers of Attorney (included on the signature page of this
          Registration Statement).
25.1*     Statement of Eligibility of Trustee on Form T-1.
99.1*     Form of Letter of Transmittal for 9 1/2% Senior Secured
          Notes due 2010.
99.2*     Form of Notice of Guaranteed Delivery of 9 1/2% Senior
          Secured Notes due 2010.
99.3*     Form of Letter to DTC Participants.
99.4*     Form of Letter to Beneficial Owners.
99.5*     Guidelines for Certification of Taxpayer Identification
          Number on Form W-9.
99.6*     Form of Exchange Agent Agreement.

---------------

 * Filed herewith

** Previously Filed

     (b) Financial Statement Schedules

          None.

ITEM 22.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) The undersigned registrants hereby undertake:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof; and

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrants of expenses incurred or paid by a director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (c) The undersigned registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11, 13, or 19(c) of this Form, within one business day of receipt of such request, and to send the incorporated documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (d) The undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired therein, that was not the subject of and included in the registration statement when it became effective.

     (e) The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrants' annual reports pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, each of the registrants listed below has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on December 5, 2003.

                                          THE MAJESTIC STAR CASINO, LLC

                                          By:       /s/ DON H. BARDEN
                                            ------------------------------------
                                                       Don H. Barden
                                              Member, Chairman, President and
                                                  Chief Executive Officer

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does herby constitute and appoint Don H. Barden and Jon S. Bennett or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes, as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on December 5, 2003.

              SIGNATURE                                        TITLE
              ---------                                        -----

          /s/ DON H. BARDEN                       Member, Chairman, President and
--------------------------------------                Chief Executive Officer
            Don H. Barden                          (Principal Executive Officer)


          /s/ JON S. BENNETT                 Vice President and Chief Financial Officer
--------------------------------------                (Principal Financial and
            Jon S. Bennett                         Principal Accounting Officer)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, each of the registrants listed below has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on December 5, 2003.

                                          THE MAJESTIC STAR CASINO CAPITAL CORP.

                                          By:       /s/ DON H. BARDEN
                                            ------------------------------------
                                                       Don H. Barden
                                               Chairman, President and Chief
                                                      Executive Officer

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does herby constitute and appoint Don H. Barden and Jon S. Bennett or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes, as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on December 5, 2003.

              SIGNATURE                                        TITLE
              ---------                                        -----

          /s/ DON H. BARDEN                Chairman, President, Chief Executive Officer,
--------------------------------------                      and Director
            Don H. Barden                          (Principal Executive Officer)


          /s/ JON S. BENNETT                 Vice President and Chief Financial Officer
--------------------------------------            (Principal Financial Officer and
            Jon S. Bennett                         Principal Accounting Officer)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, each of the registrants listed below has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on December 5, 2003.

                                          MAJESTIC INVESTOR HOLDINGS, LLC

                                          By:       /s/ DON H. BARDEN
                                            ------------------------------------
                                                       Don H. Barden
                                              Member, Chairman, President and
                                                  Chief Executive Officer

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does herby constitute and appoint Don H. Barden and Jon S. Bennett or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes, as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on December 5, 2003.

              SIGNATURE                                        TITLE
              ---------                                        -----

          /s/ DON H. BARDEN                       Member, Chairman, President and
--------------------------------------                Chief Executive Officer
            Don H. Barden                          (Principal Executive Officer)


          /s/ JON S. BENNETT                 Vice President and Chief Financial Officer
--------------------------------------                (Principal Financial and
            Jon S. Bennett                         Principal Accounting Officer)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, each of the registrants listed below has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on December 5, 2003.

                                          BARDEN COLORADO GAMING, LLC

                                          By:       /s/ DON H. BARDEN
                                            ------------------------------------
                                                       Don H. Barden
                                               Chairman, President and Chief
                                                      Executive Officer

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does herby constitute and appoint Don H. Barden and Jon S. Bennett or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes, as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on December 5, 2003.

                    SIGNATURE                                               TITLE
                    ---------                                               -----
                /s/ DON H. BARDEN                      Chairman, President and Chief Executive Officer
 ------------------------------------------------               (Principal Executive Officer)
                  Don H. Barden


                /s/ JON S. BENNETT                       Vice President and Chief Financial Officer
    -----------------------------------------                     (Principal Financial and
                  Jon S. Bennett                                Principal Accounting Officer)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, each of the registrants listed below has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on December 5, 2003.

                                          BARDEN MISSISSIPPI GAMING, LLC

                                          By:       /s/ DON H. BARDEN
                                            ------------------------------------
                                                       Don H. Barden
                                               Chairman, President and Chief
                                                      Executive Officer

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does herby constitute and appoint Don H. Barden and Jon S. Bennett or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes, as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on December 5, 2003.

                    SIGNATURE                                               TITLE
                    ---------                                               -----
                /s/ DON H. BARDEN                      Chairman, President and Chief Executive Officer
 ------------------------------------------------               (Principal Executive Officer)
                  Don H. Barden


                /s/ JON S. BENNETT                       Vice President and Chief Financial Officer
    -----------------------------------------                     (Principal Financial and
                  Jon S. Bennett                                Principal Accounting Officer)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, each of the registrants listed below has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on December 5, 2003.

                                          MAJESTIC INVESTOR, LLC

                                          By        /s/ DON H. BARDEN
                                            ------------------------------------
                                                       Don H. Barden
                                               Chairman, President and Chief
                                                      Executive Officer

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does herby constitute and appoint Don H. Barden and Jon S. Bennett or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes, as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on December 5, 2003.

                    SIGNATURE                                               TITLE
                    ---------                                               -----
                /s/ DON H. BARDEN                      Chairman, President and Chief Executive Officer
 ------------------------------------------------               (Principal Executive Officer)
                  Don H. Barden


                /s/ JON S. BENNETT                       Vice President and Chief Financial Officer
    -----------------------------------------                     (Principal Financial and
                  Jon S. Bennett                                Principal Accounting Officer)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, each of the registrants listed below has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on December 5, 2003.

                                          MAJESTIC INVESTOR CAPITAL CORP.

                                          By:       /s/ DON H. BARDEN
                                            ------------------------------------
                                                       Don H. Barden
                                               Chairman, President and Chief
                                                      Executive Officer

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does herby constitute and appoint Don H. Barden and Jon S. Bennett or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes, as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on December 5, 2003.

                    SIGNATURE                                               TITLE
                    ---------                                               -----
                /s/ DON H. BARDEN                           Chairman, President, Chief Executive
 ------------------------------------------------                   Officer and Director
                  Don H. Barden                                 (Principal Executive Officer)


                /s/ JON S. BENNETT                       Vice President and Chief Financial Officer
    -----------------------------------------                     (Principal Financial and
                  Jon S. Bennett                                Principal Accounting Officer)

                               INDEX TO EXHIBITS

EXHIBIT
  NO.                        DESCRIPTION OF EXHIBIT
-------                      ----------------------
 1.1*     Purchase Agreement, dated as of September 26, 2003, by and among The Majestic Star Casino, LLC, The Majestic Star
          Casino Capital Corp., Jefferies & Company, Inc. and Wells
          Fargo Securities, LLC.
 3.1**    Amended and Restated Articles of Organization of The
          Majestic Star Casino, LLC, filed as Exhibit 3.1 to the
          Company's Registration Statement, No. 333-06489, and
          incorporated herein by reference.
 3.2**    Third Amended and Restated Operating Agreement of The
          Majestic Star Casino, LLC dated as of March 29, 1996, filed as Exhibit 3.2 to the Company's Registration Statement, No.
          333-06489, and incorporated herein by reference.
 3.3**    First Amendment of Third Amended and Restated Operating
          Agreement of The Majestic Star Casino, LLC, dated as of June
          18, 1999, filed as Exhibit 3.3 to the Company's Registration
          Statement, No. 333-085089, and incorporated herein by
          reference.
 3.4**    Articles of Incorporation of The Majestic Star Casino
          Capital Corp., filed as Exhibit 3.4 to the Company's
          Registration Statement, No. 333-085089, and incorporated
          herein by reference.
 3.5**    Bylaws of The Majestic Star Casino Capital Corp., filed as
          Exhibit 3.5 to the Company's Registration Statement, No.
          333-085089, and incorporated herein by reference.
 3.6*     Certificate of Formation of Majestic Investor Holdings, LLC.
 3.7*     Limited Liability Company Agreement of Majestic Investor
          Holdings, LLC dated September 25, 2001.
 3.8*     Certificate of Incorporation of Majestic Investor Capital
          Corp.
 3.9*     Bylaws of Majestic Investor Capital Corp.
 3.10*    Amended and Restated Articles of Organization of Barden
          Colorado Gaming, LLC.
 3.11*    Operating Agreement of Barden Colorado Gaming, LLC.
 3.12*    Certificate of Formation of Barden Mississippi Gaming, LLC.
 3.13*    Certificate of Amendment to Certificate of Formation of
          Barden Mississippi Gaming, LLC, filed September 25, 2001.
 3.14*    Certificate of Amendment to Certificate of Formation of
          Barden Mississippi Gaming, LLC, filed October 17, 2001.
 3.15*    Amended and Restated Operating Agreement of Barden
          Mississippi Gaming, LLC.
 4.1*     Indenture, dated as of October 7, 2003, among The Majestic
          Star Casino, LLC and Majestic Star Casino Capital Corp., as
          issuers, and the subsidiary guarantors, as subsidiary
          guarantors and The Bank of New York, as trustee.
 4.2*     Indenture, dated as of December 6, 2001, between Majestic
          Investor Holdings, LLC and Majestic Investor Capital Corp.,
          as issuers, Barden Colorado Gaming, LLC, Barden Nevada
          Gaming, LLC, and Barden Mississippi Gaming, LLC, as
          guarantors, and The Bank of New York, as trustee.
 4.3*     Supplemental Indenture, dated as of September 25, 2003, by and among The Majestic Star Casino, LLC, The Majestic Star
          Casino Capital Corp. and The Bank of New York.
 4.4*     Supplemental Indenture, dated as of September 25, 2003, by and among Majestic Investor Holdings, Majestic Investor
          Capital Corp. and The Bank of New York.
 4.5*     Registration Rights Agreement, dated as of October 7, 2003, among The Majestic Star Casino, LLC, The Majestic Star
          Casino Capital Corp., Jefferies & Company, Inc., and Wells
          Fargo Securities, LLC.
 4.6*     Intercreditor Agreement, dated as of October 7, 2003,
          between The Bank of New York and Wells Fargo Foothill, Inc.
 5.1*     Opinion of Dykema Gossett PLLC.
 5.2*     Opinion of Ice Miller.
 5.3*     Opinion of Watkins Ludlam Winter & Stennis, P.A.

EXHIBIT
  NO.                        DESCRIPTION OF EXHIBIT
-------                      ----------------------
 5.4*     Opinion of Robinson Waters & O'Dorisio.
10.1*     Loan and Security Agreement dated as of October 7, 2003, by and among The Majestic Star Casino, LLC, certain
          subsidiaries signatory thereto, the lenders signatories
          thereto and Wells Fargo Foothill, Inc., as Agent.
10.2*     Letter Agreement, dated October 22, 2001, between Don H.
          Barden and The Majestic Star Casino, LLC.
10.3*     Employment Agreement, dated October 22, 2001, between
          Michael E. Kelly and The Majestic Star Casino, LLC.
10.4*     Employment Agreement, dated October 21, 2002, between Jon
          Bennett and The Majestic Star Casino, LLC.
10.5*     Employment Agreement, dated March 24, 2003, between Troy
          Keeping and The Majestic Star Casino, LLC, with Addendum.
10.6*     Employment Agreement, dated July 20, 2001, between Domenic
          Mezzetta and Barden Mississippi Gaming, LLC.
10.7*     Employment Agreement, dated June 25, 2001, between Joseph
          Collins and Barden Colorado Gaming, LLC.
10.8*     Management Agreement dated as of October 7, 2003, between
          The Majestic Star Casino, LLC and Barden Development, Inc.
10.9*     Expense Reimbursement Agreement, dated as of October 7,
          2003, between Barden Nevada Gaming, LLC and The Majestic
          Star Casino, LLC.
10.10**   Berthing Agreement dated as of April 23, 1996 between The
          Majestic Star Casino, LLC and Buffington Harbor Riverboats,
          filed as Exhibit 10.5 to the Company's Registration
          Statement, No. 333-06489, and incorporated herein by
          reference.
10.11**   First Amended and Restated Operating Agreement of Buffington
          Harbor Riverboats, LLC made as of October 31, 1995 by and
          between Trump Indiana, Inc. and The Majestic Star Casino,
          LLC, as amended by Amendment No. 1 to First Amended and
          Restated Operating Agreement of Buffington Harbor
          Riverboats, LLC, dated as of April 23, 1996, filed as
          Exhibit 10.6 to the Company's Registration Statement No.
          333-06489, and incorporated herein by reference.
10.12*    Second Amendment to The First Amended and Restated Operating
          Agreement of Buffington Harbor Riverboats, LLC.
10.13**   Development Agreement, dated March 26, 1996, by and between the Company and the City of Gary, Indiana, filed as Exhibit
          10.8 to the Company's Registration Statement, No. 333-06489,
          and incorporated herein by reference.
12.1*     Computation of Ratio of Earnings to Fixed Charges for The
          Majestic Star Casino, LLC.
21.1*     List of Subsidiaries of The Majestic Star Casino, LLC.
23.1*     Consent of Dykema Gossett PLLC (included as part of its
          opinion filed as Exhibit 5.1).
23.2*     Consent of Ice Miller (included as part of its opinion filed as Exhibit 5.2).
23.3*     Consent of Watkins Ludlam Winter & Stennis, P.A. (included as part of its opinion filed as Exhibit 5.3).
23.4*     Consent of Robinson Waters & O'Dorisio (included as part of its opinion filed as Exhibit 5.4).
23.5*     Consent of PricewaterhouseCoopers LLP.
23.6*     Consent of Deloitte & Touche LLP.
23.7*     Consent of Ernst & Young LLP.
24.1*     Powers of Attorney (included on the signature page of this
          Registration Statement).
25.1*     Statement of Eligibility of Trustee on Form T-1.
99.1*     Form of Letter of Transmittal for 9 1/2% Senior Secured
          Notes due 2010.
99.2*     Form of Notice of Guaranteed Delivery of 9 1/2% Senior
          Secured Notes due 2010.
99.3*     Form of Letter to DTC Participants.

EXHIBIT
  NO.                        DESCRIPTION OF EXHIBIT
-------                      ----------------------
99.4*     Form of Letter to Beneficial Owners.
99.5*     Guidelines for Certification of Taxpayer Identification
          Number on Form W-9.
99.6*     Form of Exchange Agent Agreement.

---------------

 * Filed herewith

** Previously Filed